As filed with the Securities and Exchange Commission on November 6, 2001

                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                   FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                  68-0397820
(State or other jurisdiction of             (I.R.S.Employer Identification No.)
incorporation or organization)

                     371 Bel Marin Keys Boulevard, Suite 210
                            Novato, California 94949
                                 (415) 884-6700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
        -----------------------------------------------------------------

                               Raymond W. Anderson
                             Chief Financial Officer
                          BioMarin Pharmaceutical Inc.
                     371 Bel Marin Keys Boulevard, Suite 210
                            Novato, California 94949
                                 (415) 884-6700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
        -----------------------------------------------------------------
                                    Copy to:
                              Siobhan McBreen Burke
                      Paul, Hastings, Janofsky & Walker LLP
                       555 South Flower Street, 23rd Floor
                       Los Angeles, California 90071-2371
                                 (213) 683-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.|_|

===================================================================================================================================
                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
     Title of Each Class of         Amount to be     Proposed Maximum        Proposed Maximum                 Amount of
   Securities to be Registered       Registered     Offering Price Per          Aggregate                 Registration Fee
                                                        Share (1)           Offering Price (1)
---------------------------------- --------------- --------------------- ------------------------- --------------------------------
---------------------------------- --------------- --------------------- ------------------------- --------------------------------

          Common Stock                814,647            $10.83                $8,822,627                     $2,206.00
---------------------------------- --------------- --------------------- ------------------------- --------------------------------

(1) Estimated solely for the purpose of computing the registration fee required pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Common Stock on November 1, 2001 as reported on the NASDAQ National Market.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED NOVEMBER 6, 2001

PRELIMINARY PROSPECTUS



                         814,647 Shares of Common Stock
                                 par value $.001

                          BioMarin Pharmaceutical Inc.

                              ---------------------

This prospectus relates to an aggregate of 814,647 shares of common stock of BioMarin Pharmaceutical Inc. that may be offered for sale by three entities who have acquired such shares in a private transaction. We have registered the aggregate number of shares under the Securities Act of 1933 on behalf of these stockholders so that they can sell them in a public offering or other distribution. We will not receive any of the proceeds from the offer and sale of the shares.



Our common stock currently trades on the Nasdaq National Market and the Swiss SWX New Market under the symbol "BMRN."



See "Risk Factors" beginning on page 4 to read about risks that you should consider before buying shares of our common stock.



Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





                The date of this prospectus is ________ ___, 2001

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION............................................1

SUMMARY........................................................................2

FORWARD LOOKING STATEMENTS.....................................................4

RISK FACTORS...................................................................4

USE OF PROCEEDS...............................................................18

SELLING STOCKHOLDERS..........................................................18

Plan of Distribution..........................................................20

LEGAL MATTERS.................................................................22

EXPERTS.......................................................................22

                       WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov." In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1.  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     2. Our Definitive Proxy Statement dated April 3, 2001 filed in connection with our 2001 Annual Meeting of Stockholders;

     3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

     4. Our Current Reports on Form 8-K, as filed on May 18, 2001, June 25, 2001, August 16, 2001, September 6, 2001, September 11, 2001, October 10, 2001, October 26, 2001 and two reports filed on November 2, 2001; and

     5. The description of our common stock set forth in our Amendment No. 4 to our Registration Statement on Form S-1, filed with the SEC on July 22, 1999.

We will provide to you at no cost a copy of any and all of the information incorporated by reference into the registration statement of which this prospectus is a part. You may make a request for copies of this information in writing or by telephone. Requests should be directed to:

                          BioMarin Pharmaceutical Inc.
                             Attention: Jeremy Price
                     371 Bel Marin Keys Boulevard, Suite 210
                                Novato, CA 94949
                                 (415) 884-6777

                                     SUMMARY

This prospectus contains forward looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors appearing under "Risk Factors" and elsewhere in this prospectus.

The following summary does not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

We develop enzyme therapies for debilitating, life-threatening, chronic genetic diseases and other diseases and conditions. In September 1998, we established a joint venture with Genzyme for the worldwide development and commercialization of our lead drug product, Aldurazyme(TM), for the treatment of mucopolysaccharidosis I or MPS I, a serious genetic disease. Aldurazyme has received fast track designation for the treatment of the more severe forms of MPS I. The U.S. Food and Drug Administration (FDA) has granted Aldurazyme for the treatment of MPS I an orphan drug designation giving us exclusive rights to market Aldurazyme to treat MPS I for seven years from the date of FDA approval if Aldurazyme is the first product to be approved by the FDA for the treatment of MPS I. In addition, the European Commission has designated Aldurazyme for the treatment of MPS I as an orphan medical product in the European Community, giving us similar market exclusivity in Europe for 10 years.

MPS I is a life-threatening genetic disease caused by the lack of a sufficient quantity of the enzyme (alpha)-L-iduronidase, which affects about 3,400 patients in developed countries, including approximately 1,000 in the United States and Canada. Patients with MPS I have multiple debilitating symptoms resulting from the buildup of carbohydrate residues in all tissues in the body. These symptoms include delayed physical and mental growth, enlarged livers and spleens, skeletal and joint deformities, airway obstruction, heart disease, reduced endurance and pulmonary function, and impaired hearing and vision. Most children with MPS I will die from complications associated with the disease before adulthood.

Aldurazyme is a specific form of recombinant human (alpha)-L-iduronidase that replaces a genetic deficiency of (alpha)-L-iduronidase in MPS I patients. In April 1999, we completed a twelve-month patient evaluation for the initial clinical trial of Aldurazyme. This trial treated and evaluated ten patients with MPS I at six medical centers in the United States. The results of the trial were presented at the American Society for Human Genetics in October 1999. Based on data collected during the initial twelve-month evaluation period, Aldurazyme met the primary endpoints set forth in the investigational new drug application. In addition, Aldurazyme demonstrated efficacy according to various secondary endpoints in each of the patients. We continue to collect data from the ongoing treatment of the surviving original patients (two have died from causes unrelated to our enzyme replacement therapy). We recently released the data from the two-year follow-up evaluation, which continued to suggest the efficacy of Aldurazyme.

In collaboration with Genzyme, we initiated a six-month Phase III clinical trial of Aldurazyme in December 2000 with the intention to file a Biologics License Application (BLA) with the FDA, pending the successful outcome of the Phase III trial. The treatment phase of this trial was completed in August 2001 and, in accordance with the trial protocol, we released the preliminary results of this trial in November 2001. Patients were evaluated at defined intervals to assess progress in meeting two primary end points. The preliminary data analysis showed an increase in pulmonary capacity and demonstrated a positive trend in endurance, as measured by a six minute walk test. Based on the results of the trial, we plan to meet with U.S., Canadian, and European regulatory authorities to discuss applications to market Aldurazyme.

In August 2000, our Galli Drive manufacturing facility and a smaller clinical manufacturing facility in our Bel Marin Keys Boulevard facility were both subjected to an extensive inspection by the State of California Food and Drug Branch and were granted licenses to produce clinical product.

We submitted an Investigational New Drug Application for recombinant human N-acetylgalactosamine-4-sulfatase also known as arylsulfatase B or rhASB and received FDA acceptance to begin a Phase I/II clinical trial in enzyme replacement therapy for MPS VI, which was initiated on October 11, 2000. We released the results of this trial in September 2001. The trial met its primary objective of demonstrating the safety of treatment with rhASB. RhASB was well tolerated by all of the patients and there were no drug-related serious adverse events during the study. Additionally, the trial demonstrated the efficacy of rhASB based on various secondary endpoints.

MPS VI, also known as Maroteaux-Lamy syndrome, is similar in its clinical symptoms to MPS I. However, MPS VI does not appear to have the central nervous system involvement and mental retardation characteristics of the most severe form of MPS I. We are manufacturing clinical bulk rhASB in our Bel Marin Keys Boulevard clinical manufacturing facility. RhASB for the treatment of MPS VI has received fast track and orphan drug designations from the FDA. In addition, the European Commission has designated rhASB for the treatment of MPS VI as an orphan medical product in the European Community.

We have successfully conducted preclinical studies of our burn enzyme, Vibriolysin Topical, for use in burn debridement and grafting in pigs and mice. In June 2001, we filed a Clinical Trial Exemption application with the Medicines Control Agency in the United Kingdom for permission to begin a clinical trial for Vibriolysin Topical. We began a Phase I clinical trial in October 2001 in the United Kingdom.

On October 31, 2001 we completed the acquisition of the pharmaceutical assets of IBEX Technologies Inc. and its subsidiaries. These assets include the development programs related to IBEX's two lead product candidates, NeutralaseTM and Phenylase. Neutralase is an injectable heparinase that reverses the anti-coagulation effects in blood of heparin, new low molecular weight heparins and a new pentasaccharide anticoagulant. Phenylase is an orally active enzyme with the potential to treat phenylketonuria (PKU), a genetic disease affecting approximately 50,000 patients in North America and Europe. Phenylase is currently in a preclinical development stage.

Neutralase is a carbohydrate-modifying enzyme that cleaves heparin in a manner similar to the action of Aldurazyme and rhASB on specific glycosaminoglycan (carbohydrate) structures. There are approximately 300,000 coronary artery bypass graft procedures and 725,000 angioplasties each year in the United States that could potentially benefit from heparin reversal with Neutralase. We believe that Neutralase may have several benefits over the only current commercially available heparin reversal product, protamine, in that Neutralase has demonstrated a lower occurrence of associated adverse effects in the clinical trials conducted to date. Also, we believe, based on initial laboratory testing, that Neutralase, unlike protamine, may be effective in reversing the anti-coagulant effects of low molecular weight heparins and a new pentasaccharide drug, currently under development. We expect to initiate a Phase III clinical trial of Neutralase for use in coronary artery bypass graft surgery in 2002.

Our principal executive offices are located at 371 Bel Marin Keys Boulevard, Suite 210, Novato, CA 94949 and our telephone number is (415) 884-6700.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements. These statements relate to future events or our future financial performance. We have identified forward looking statements in this prospectus using words such as "anticipates", "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of such terms or other comparable terminology. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. These risks, uncertainties, assumptions and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from future results, levels of actual activity, performance or achievements expressed or implied by such forward looking statements.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward looking statements after the date of this prospectus to conform such statements to actual results, unless required by law.


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. Before purchasing these securities, you should carefully consider the following risk factors, as well as other information contained in this prospectus or incorporated by reference into this prospectus, to evaluate an investment in the securities offered by this prospectus. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

If we continue to incur operating losses for a period longer than anticipated, we may be unable to continue our operations at planned levels and be forced to reduce or discontinue operations.

We are in an early stage of development and have operated at a net loss since we were formed. Since we began operations in March 1997, we have been engaged primarily in research and development. We have no sales revenues from any of our drug products. As of September 30, 2001, we had an accumulated deficit of approximately $113 million. We expect to continue to operate at a net loss at least through 2002. Our future profitability depends on our receiving regulatory approval of our drug candidates and our ability to successfully manufacture and market any approved drugs, either by ourselves or jointly with others. The extent of our future losses and the timing of profitability are highly uncertain. If we fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations.

Because of the relative small size and scale of our wholly-owned subsidiary, Glyko, Inc., profits from its products and services will be insufficient to offset the expenses associated with our pharmaceutical business.

If we fail to obtain the capital necessary to fund our operations, we will be unable to complete our product development programs.

In the future, we may need to raise substantial additional capital to fund operations. We cannot be certain that any financing will be available when needed. If we fail to raise additional financing as we need it, we will have to delay or terminate some or all of our product development programs.

We expect to continue to spend substantial amounts of capital for our operations for the foreseeable future. Activities that will require additional expenditures include:

   o     Research and development programs

   o     Preclinical studies and clinical trials

   o     Process development, including quality systems for product manufacture

   o Regulatory processes in the United States and international jurisdictions

   o     Clinical and commercial scale manufacturing capabilities

   o     Expansion of sales and marketing activities

The amount of capital we will need depends on many factors, including:

   o     The progress, timing and scope of our research and development programs

   o The progress, timing and scope of our preclinical studies and clinical trials

   o     The time and cost necessary to obtain regulatory approvals

   o The time and cost necessary to develop commercial manufacturing processes, including quality systems

   o The time and cost necessary to build our manufacturing facilities and obtain the necessary regulatory approvals for those facilities

   o     The availability and cost of contract manufacturing capability

   o The time and cost necessary to respond to technological and market developments

   o Any changes made or new developments in our existing collaborative, licensing and other commercial relationships

   o Any new collaborative, licensing and other commercial relationships that we may establish

   o Any obligations to make payments to third parties (including contingency, royalty, and milestone payments)


Moreover, our fixed expenses such as rent, license payments and other contractual commitments are substantial and will increase in the future. These fixed expenses will increase because we may enter into:

   o     Additional leases for new facilities and capital equipment

   o     Additional licenses and collaborative agreements

   o Additional contracts for consulting, maintenance and administrative services

   o     Additional contracts for product manufacturing

We believe that the cash, cash equivalents and short-term investment securities balances at September 30, 2001, will be sufficient to meet our operating and capital requirements at least through the next 12 months. This estimate is based on assumptions and estimates, which may prove to be wrong. As a result, we may need or choose to obtain additional financing during that time.

If we fail to obtain regulatory approval to commercially manufacture or sell any of our future drug products, or if approval is delayed, we will be unable to generate revenue from the sale of our products.

We must obtain regulatory approval before marketing or selling our drug products in the U.S. and in foreign jurisdictions. In the United States, we must obtain FDA approval for each drug that we intend to commercialize. The FDA approval process is typically lengthy and expensive, and approval is never certain. Products distributed abroad are also subject to foreign government regulation. None of our drug products has received regulatory approval to be commercially marketed and sold. If we fail to obtain regulatory approval, we will be unable to market and sell our drug products. Because of the risks and uncertainties in biopharmaceutical development, our drug products could take a significantly longer time to gain regulatory approval than we expect or may never gain approval. If regulatory approval is delayed, our management's credibility, the value of our company and our operating results will be adversely affected.

To obtain regulatory approval to market our products, preclinical studies and costly and lengthy clinical trials may be required and the results of the studies and trials are highly uncertain.

As part of the regulatory approval process, we must conduct, at our own expense, preclinical studies in the laboratory on animals, and clinical trials on humans for each drug product. We expect the number of preclinical studies and clinical trials that the regulatory authorities will require will vary depending on the drug product, the disease or condition the drug is being developed to address and regulations applicable to the particular drug. We may need to perform multiple preclinical studies using various doses and formulations before we can begin clinical trials, which could result in delays in our ability to market any of our drug products. Furthermore, even if we obtain favorable results in preclinical studies on animals, the results in humans may be significantly different.

After we have conducted preclinical studies in animals, we must demonstrate that our drug products are safe and efficacious for use on the target human patients in order to receive regulatory approval for commercial sale. Adverse or inconclusive clinical results would stop us from filing for regulatory approval of our drug products. Additional factors that can cause delay or termination of our clinical trials include:

   o     Slow patient enrollment

   o Slow recruitment of, and completion of necessary institutional approvals at, clinical sites

   o     Longer treatment time required to demonstrate efficacy

   o     Lack of sufficient supplies of the drug candidate

   o     Adverse medical events or side effects in treated patients

   o     Lack of effectiveness of the drug candidate being tested

   o     Regulatory requests for additional clinical trials

Typically, if a drug product is intended to treat a chronic disease, safety and efficacy data must be gathered over an extended period of time, which can range from six months to three years or more. In addition, clinical trials on humans are typically conducted in three phases. The FDA generally requires two pivotal clinical trials that demonstrate substantial evidence of safety and efficacy and appropriate dosing in a broad patient population at multiple sites to support an application for regulatory approval. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, fewer clinical trials may be sufficient to prove safety and efficacy under the FDA's Modernization Act of 1997.

In April 1999, we completed a twelve-month patient evaluation for the initial clinical trial of our lead drug product, Aldurazyme, for the treatment of MPS I. The results were presented at the American Society for Human Genetics in October 1999. We continue to collect data from the ongoing treatment of the surviving original patients. The initial clinical trial treated ten patients with MPS I at six medical centers in the United States. Two of the original ten patients enrolled in the first clinical trial of Aldurazyme died in 2000. Based on medical data collected from clinical investigative sites, neither case directly implicated treatment with Aldurazyme as the cause of death. The data suggest that one patient died due to a combination of systemic viral illness, residual MPS I coronary disease, and external factors. This patient had received 103 weeks of Aldurazyme administration. For the other patient, the data suggest that the patient died due to complications following posterior spinal fusion for scoliosis. This patient had received 127 weeks of Aldurazyme administration.

The fast track designation for our product candidates may not actually lead to a faster review process.

Although Aldurazyme and rhASB have obtained fast track designations, we cannot guarantee a faster review process or faster approval compared to the normal FDA procedures.

We will not be able to sell our products if we fail to comply with manufacturing regulations.

Before we can begin commercial manufacture of our products, we must obtain regulatory approval of our manufacturing facility and process. In addition, manufacture of our drug products must comply with the FDA's current Good Manufacturing Practices regulations, commonly known as cGMP. The cGMP regulations govern quality control and documentation policies and procedures. Our manufacturing facilities are continuously subject to inspection by the FDA, the State of California and foreign regulatory authorities, before and after product approval. Our Galli Drive and our Bel Marin Keys Boulevard manufacturing facilities have been inspected and licensed by the State of California for clinical pharmaceutical manufacture. We cannot guarantee that these facilities will pass federal or international regulatory inspection. We cannot guarantee that we, or any potential third-party manufacturer of our drug products, will be able to comply with cGMP regulations.

We must pass Federal, state and European regulatory inspections, and we must manufacture three process qualification batches (five process qualification batches for Europe) to final specifications under cGMP controls for each of our drug products before the marketing applications can be approved. Although we have completed process qualification batches for Aldurazyme, these batches may be rejected by the regulatory authorities and we may be unable to manufacture the process qualification batches for our other products or pass the inspections in a timely manner, if at all.

If we fail to obtain orphan drug exclusivity for some of our products, our competitors may sell products to treat the same conditions and our revenues will be reduced.

As part of our business strategy, we intend to develop drugs that may be eligible for FDA and European Community orphan drug designation. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, defined as a patient population of less than 200,000 in the United States. The company that obtains the first FDA approval for a designated orphan drug for a given rare disease receives marketing exclusivity for use of that drug for the stated condition for a period of seven years. However, different drugs can be approved for the same condition. Similar regulations are available in the European Community with a ten-year period of market exclusivity.

Because the extent and scope of patent protection for our drug products is limited, orphan drug designation is particularly important for our products that are eligible for orphan drug designation. We plan to rely on the exclusivity period under the orphan drug designation to maintain a competitive position. If we do not obtain orphan drug exclusivity for our drug products, which do not have patent protection, our competitors may then sell the same drug to treat the same condition.

We received orphan drug designation from the FDA for Aldurazyme for the treatment of MPS I in September 1997. In February 1999, we received orphan drug designation from the FDA for rhASB for the treatment of MPS VI. In February 2001, we received orphan drug designation from the European Community for both products. IBEX obtained orphan drug designation for Phenylase from the FDA in March 1995. The rights to this designation were transferred to us in connection with our acquisition of the Phenylase program.

Even though we have obtained orphan drug designation for these drugs and even if we obtain orphan drug designation for other products we develop, we cannot guarantee that we will be the first to obtain marketing approval for any orphan indication or that exclusivity would effectively protect the product from competition. Orphan drug designation neither shortens the development time or regulatory review time of a drug so designated nor gives the drug any advantage in the regulatory review or approval process.

Because the target patient populations for some of our products are small we must achieve significant market share and obtain high per patient prices for our products to achieve profitability.

Two of our lead drug candidates, Aldurazyme and rhASB, target diseases with small patient populations. As a result, our per patient prices must be high enough to recover our development costs and achieve profitability. Aldurazyme and rhASB, target patients with MPS I and MPS VI, respectively. We estimate that there are approximately 3,400 patients with MPS I and 1,100 patients with MPS VI in the developed world. We believe that we will need to market worldwide to achieve significant market share. In addition, we are developing other drug candidates to treat conditions, such as other genetic diseases and serious burn wounds, with small patient populations. We cannot be certain that we will be able to obtain sufficient market share for our drug products at a price high enough to justify our product development efforts.

If we fail to obtain an adequate level of reimbursement for our drug products by third-party payers, there would be no commercially viable markets for our products.

The course of treatment for patients with MPS I using Aldurazyme and for patients with MPS VI using rhASB is expected to be expensive. We expect patients to need treatment throughout their lifetimes. We expect that most families of patients will not be capable of paying for this treatment themselves. There will be no commercially viable market for Aldurazyme or rhASB without reimbursement from third-party payers.

Third-party payers, such as government or private health care insurers, carefully review and increasingly challenge the price charged for drugs. Reimbursement rates from private companies vary depending on the third-party payer, the insurance plan and other factors. Reimbursement systems in international markets vary significantly by country and by region, and reimbursement approvals must be obtained on a country-by-country basis. We cannot be certain that third-party payers will pay for the costs of our drugs and the courses of treatment. Even if we are able to obtain reimbursement from third-party payers, we cannot be certain that reimbursement rates will be enough to allow us to profit from sales of our drugs or to justify our product development expenses.

We currently have no expertise obtaining reimbursement. We expect to rely on the expertise of our joint venture partner Genzyme to obtain reimbursement for the costs of Aldurazyme. We cannot predict what the reimbursement rates will be. In addition, we will need to develop our own reimbursement expertise for future drug candidates unless we enter into collaborations with other companies with the necessary expertise.

We expect that in the future, reimbursement will be increasingly restricted both in the United States and internationally. The escalating cost of health care has led to increased pressure on the health care industry to reduce costs. Governmental and private third-party payers have proposed health care reforms and cost reductions. A number of federal and state proposals to control the cost of health care, including the cost of drug treatments have been made in the United States. In some foreign markets, the government controls the pricing which would affect the profitability of drugs. Current government regulations and possible future legislation regarding health care may affect our future revenues from sales of our drugs and may adversely affect our business and prospects.

If we are unable to protect our proprietary technology, we may not be able to compete as effectively.

Where appropriate, we seek patent protection for certain aspects of our technology. Meaningful patent protection may not be available for some of the enzymes we are developing, including Aldurazyme and rhASB. If we must spend significant time and money protecting our patents, designing around patents held by others or licensing, for large fees, patents or other proprietary rights held by others, our business and financial prospects may be harmed.

The patent positions of biotechnology products are complex and uncertain. The scope and extent of patent protection for some of our products are particularly uncertain because key information on some of the enzymes we are developing has existed in the public domain for many years. Other parties have published the structure of the enzymes, the methods for purifying or producing the enzymes or the methods of treatment. The composition and genetic sequences of animal and/or human versions of many of our enzymes, including those for Aldurazyme and rhASB, have been published and are believed to be in the public domain. The composition and genetic sequences of other MPS enzymes that we intend to develop as products have also been published. Publication of this information may prevent us from obtaining composition-of-matter patents, which are generally believed to offer the strongest patent protection. For enzymes with no prospect of composition-of-matter patents, we will depend on orphan drug status to provide us a competitive advantage.

We own or license patents and patent applications to certain of our product candidates, including Vibriolysin and Neutralase. However, these patents and patent applications do not ensure the protection of our intellectual property for a number of other reasons:

   o We do not know whether our patent applications will result in issued patents. For example, we may not have developed a method for treating a disease before others developed similar methods.

   o Competitors may interfere with our patent process in a variety of ways. Competitors may claim that they invented the claimed invention prior to us. Competitors may also claim that we are infringing on their patents and therefore cannot practice our technology as claimed under our patent. Competitors may also contest our patents by showing the patent examiner that the invention was not original, was not novel or was obvious. In litigation, a competitor could claim that our issued patents are not valid for a number of reasons. If a court agrees, we would lose that patent. As a company, we have no meaningful experience with competitors interfering with our patents or patent applications.


   o Enforcing patents is expensive and may absorb significant time of our management. Management would spend less time and resources on developing products, which could increase our research and development expense and delay product programs.

   o Receipt of a patent may not provide much practical protection. If we receive a patent with a narrow scope, then it will be easier for competitors to design products that do not infringe on our patent.

In addition, competitors also seek patent protection for their technology. There are many patents in our field of technology, and we cannot guarantee that we do not infringe on those patents or that we will not infringe on patents granted in the future. If a patent holder believes our product infringes on their patent, the patent holder may sue us even if we have received patent protection for our technology. If someone else claims we infringe on their technology, we would face a number of issues, including:

   o     Defending a lawsuit takes significant time and can be very expensive.

   o If the court decides that our product infringes on the competitor's patent, we may have to pay substantial damages for past infringement.

   o The court may prohibit us from selling or licensing the product unless the patent holder licenses the patent to us. The patent holder is not required to grant us a license. If a license is available, we may have to pay substantial royalties or grant cross-licenses to our patents.

   o Redesigning our product so it does not infringe may not be possible or could require substantial funds and time.

It is also unclear whether our trade secrets will provide useful protection. While we use reasonable efforts to protect our trade secrets, our employees or consultants may unintentionally or willfully disclose our information to competitors. Enforcing a claim that someone else illegally obtained and is using our trade secrets, like patent litigation, is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Our competitors may independently develop equivalent knowledge, methods and know-how.

We may also support and collaborate in research conducted by government organizations or by universities. We cannot guarantee that we will be able to acquire any exclusive rights to technology or products derived from these collaborations. If we do not obtain required licenses or rights, we could encounter delays in product development while we attempt to design around other patents or even be prohibited from developing, manufacturing or selling products requiring these licenses. There is also a risk that disputes may arise as to the rights to technology or products developed in collaboration with other parties.

The United States Patent and Trademark Office recently issued two patents that related to (alpha)-L-iduronidase. If Aldurazyme infringes on these patents and we are not able to successfully challenge it, we may be prevented from producing Aldurazyme unless and until we obtain a license.

The United States Patent and Trademark Office recently issued two patents that include claims related to (alpha)-L-iduronidase. Our lead drug product, Aldurazyme, may infringe on these patents. We believe that these patents are invalid on a number of grounds. Two patents making the same claims were filed in Europe and have been rejected and cannot be refiled. Our challenges to the U.S. patents may be unsuccessful, but the rejection of the European applications supports our strategy to challenge the validity of the U.S. patents. Even if we are successful, challenging the U.S. patents may be expensive, require our management to devote significant time to this effort and may delay commercialization of Aldurazyme in the United States.

The patent holder has granted an exclusive license for products relating to these patents to one of our competitors. If we are unable to successfully challenge the patents, we may be unable to produce Aldurazyme in the United States unless we can obtain a sub-license from the current licensee. The current licensee is not required to grant us a license and even if a license is available, we may have to pay substantial license fees, which could adversely affect our business and operating results.

If our joint venture with Genzyme were terminated, we could be barred from commercializing Aldurazyme or our ability to commercialize Aldurazyme would be delayed or diminished.

We are relying on Genzyme to apply the expertise it has developed through the launch and sale of Ceredase(R) and Cerezyme(R) enzymes for Gaucher disease, a rare genetic disease, to the marketing of our initial drug product, Aldurazyme. Because it is our initial product, our operations are substantially dependent upon the development of Aldurazyme. We have no experience selling, marketing or obtaining reimbursement for pharmaceutical products. In addition, without Genzyme we would be required to pursue foreign regulatory approvals. We have no experience in seeking foreign regulatory approvals.

We cannot guarantee that Genzyme will devote the resources necessary to successfully market Aldurazyme. In addition, either party may terminate the joint venture for specified reasons, including if the other party is in material breach of the agreement or has experienced a change of control or has declared bankruptcy and also is in breach of the agreement. Either party may also terminate the agreement upon one-year prior written notice for any reason. Furthermore, we may terminate the joint venture if Genzyme fails to fulfill its contractual obligation to pay us $12.1 million in cash upon the approval of the BLA for Aldurazyme.

Upon termination of the joint venture one party must buy out the other party's interest in the joint venture. The party who buys out the other will then also obtain, exclusively, all rights to Aldurazyme and any related intellectual property and regulatory approvals.

If the joint venture is terminated by Genzyme for a breach on our part, Genzyme would be granted, exclusively, all of the rights to Aldurazyme and any related intellectual property and regulatory approvals and would be obligated to buy out our interest in the joint venture. We would then effectively be unable to develop and commercialize Aldurazyme. If we terminated the joint venture for a breach by Genzyme, we would be obligated to buy out Genzyme's interest in the joint venture and, we would then be granted all of these rights to Aldurazyme exclusively. While we could then continue to develop Aldurazyme, that development would be slowed because we would have to divert substantial capital to buy out Genzyme's interest in the joint venture. We would then either have to search for a new partner to commercialize the product and to obtain foreign regulatory approvals or have to develop these capabilities ourselves.

If the joint venture is terminated by us without cause, Genzyme would have the option, exercisable for one year, to immediately buy out our interest in the joint venture and obtain all rights to Aldurazyme exclusively. If the agreement is terminated by Genzyme without cause, we would have the option, exercisable for one year, to immediately buy out Genzyme's interest in the joint venture and obtain these exclusive rights. In the event of termination of the buy out option without exercise by the non-terminating party as described above, all right and title to Aldurazyme is to be sold to the highest bidder, with the proceeds to be split equally between Genzyme and us.

If the joint venture is terminated by us because Genzyme fails to make the $12.1 million payment to us upon FDA approval of the BLA for Aldurazyme, we would be obligated to buy Genzyme's interest in the joint venture and would obtain all rights to Aldurazyme exclusively. If the joint venture is terminated by either party because the other declared bankruptcy and is also in breach of the agreement, the terminating party would be obligated to buy out the other and would obtain all rights to Aldurazyme exclusively. If the joint venture is terminated by a party because the other party experienced a change of control, the terminating party shall notify the other party, the offeree, of its intent to buy out the offeree's interest in the joint venture for a stated amount set by the terminating party at its discretion. The offeree must then either accept this offer or agree to buy the terminating party's interest in the joint venture on those same terms. The party who buys out the other would then have exclusive rights to Aldurazyme.

If we were obligated, or given the option, to buy out Genzyme's interest in the joint venture, and gain exclusive rights to Aldurazyme, we may not have sufficient funds to do so and we may not be able to obtain the financing to do so. If we fail to buy out Genzyme's interest we may be held in breach of the agreement and may lose any claim to the rights to Aldurazyme and the related intellectual property and regulatory approvals. We would then effectively be prohibited from developing and commercializing the product.

Termination of the joint venture in which we retain the rights to Aldurazyme could cause us significant delays in product launch in the United States, difficulties in obtaining third-party reimbursement and delays or failure to obtain foreign regulatory approval, any of which could hurt our business and results of operations. Since Genzyme funds 50% of the joint venture's operating expenses, the termination of the joint venture would double our financial burden and reduce the funds available to us for other product programs.

If we are unable to manufacture our drug products in sufficient quantities and at acceptable cost, we may be unable to meet demand for our products and lose potential revenues or have reduced margins.

With the exception of Aldurazyme, we have no experience manufacturing drug products in volumes that will be necessary to support commercial sales. Our manufacturing processes may not meet initial expectations as to schedule, reproducibility, yields, purity, costs, quality, and other measurements of performance. Improvements in manufacturing processes typically are very difficult to achieve and are often very expensive. We cannot know with certainty how long it might take to make improvements if it became necessary to do so. If we contract for manufacturing services with an unproven process, our contractor is subject to the same uncertainties, high standards and regulatory controls.

The manufacture of Neutralase involves the fermentation of a bacterial species. We have never used a bacterial production process for the production of any clinical or commercial production. IBEX contracted with a third party for the manufacture of the Neutralase used in prior clinical trials.

The availability of suitable contract manufacturing at scheduled or optimum times is not certain. The cost of contract manufacturing is greater than internal manufacturing and therefore our manufacturing processes must be of higher productivity to yield equivalent margins.

If we are unable to establish and maintain commercial scale manufacturing within our planned time and cost parameters, sales of our products and our financial performance will be adversely affected.

Although we have successfully manufactured Aldurazyme at commercial scale within our cost parameters, we cannot guarantee that we will be able to manufacture rhASB, Neutralase, Vibriolysin, Phenylase or any future drug product successfully with a commercially viable process or at a scale large enough to support their respective commercial markets or at acceptable margins.

We may encounter problems with any of the following if we attempt to increase the scale or size or improve the commercial viability of our manufacturing processes:

   o Design, construction and qualification of manufacturing facilities that meet regulatory requirements

   o     Production yields

   o     Purity

   o     Quality control and assurance systems

   o     Shortages of qualified personnel

   o     Compliance with regulatory requirements

We have built-out approximately 67,000 square feet at our Novato facilities for manufacturing capability for Aldurazyme and rhASB including related quality control laboratories, materials capabilities, and support areas. We expect to complete an expansion of the Galli Drive facility in the 4th quarter of 2001 and possibly add additional capabilities in stages over time, which creates additional operational complexity and challenges. We expect that the manufacturing process of all of our new drug products, including rhASB and Neutralase, will require significant time and resources before we can begin to manufacture them (or have them manufactured by third parties) in commercial quantity at acceptable cost. Even if we can establish the necessary capacity, we cannot be certain that manufacturing costs will be commercially reasonable, especially if contract manufacturing is employed or if third-party reimbursement is substantially lower than expected.

In order to achieve our product cost targets we must develop efficient manufacturing processes either by:

   o Improving the product yield from our current cell lines, colonies of cells which have a common genetic make-up,

   o     Improving the manufacturing processes licensed from others, or

   o Developing more efficient, lower cost recombinant cell lines and production processes.

A recombinant cell line is a cell line with foreign DNA inserted that is used to produce a protein that it would not have otherwise produced. The development of a stable, high production cell line for any given enzyme is risky, expensive and unpredictable and may not result in adequate yields. In addition, the development of protein purification processes is difficult and may not produce the high purity required with acceptable yield and costs or may not result in adequate shelf-lives of the final products. If we are not able to develop efficient manufacturing processes, the investment in manufacturing capacity sufficient to satisfy market demand will be much greater and will place heavy financial demands upon us. If we do not achieve our manufacturing cost targets, we will have lower margins and reduced profitability in commercial production and larger losses in manufacturing start-up phases.

If we are unable to increase our marketing and distribution capabilities or to enter into agreements with third parties to do so, our ability to generate revenues will be diminished.

If we cannot increase our marketing capabilities either by developing our sales and marketing organization or by entering into agreements with others, we may be unable to successfully sell our products. If we are unable to effectively sell our drug products, our ability to generate revenues will be diminished.

To increase our distribution and marketing for both our drug candidates and our Glyko, Inc. products, we will have to increase our current sales force and/or enter into third-party marketing and distribution agreements. We cannot guarantee that we will be able to hire in a timely manner, the qualified sales and marketing personnel we need, if at all. Nor can we guarantee that we will be able to enter into any marketing or distribution agreements on acceptable terms, if at all. If we cannot increase our marketing capabilities as we intend, either by increasing our sales force or entering into agreements with third parties, sales of our products may be adversely affected.

Under our joint venture with Genzyme, Genzyme is responsible for marketing and distributing Aldurazyme. We cannot guarantee that we will be able to establish sales and distribution capabilities or that the joint venture, any future collaborators or we will successfully sell any of our drug products.

With our acquisition of Neutralase from IBEX Technologies Inc., we have an enzyme product that has a significantly larger potential patient populations than Aldurazyme and rhASB and will be marketed and sold to different target audiences with different therapeutic and financial requirements and needs. As a result, we will be competing with other pharmaceutical companies with experienced and well-funded sales and marketing operations targeting these specific physician and institutional audiences. We may not be able to develop our own sales and marketing force at all, or of a size that would be able to compete with these other companies. If we elect to enter into third-party marketing and distribution agreements in order to sell into these markets, we may not be able to enter into these agreements on acceptable terms, if at all. If we cannot compete effectively in these specific physician and institutional markets, it would adversely affect sales of Neutralase.

If we fail to compete successfully, our revenues and operating results will be adversely affected.

Our competitors may develop, manufacture and market products that are more effective or less expensive than ours. They may also obtain regulatory approvals for their products faster than we can obtain them, including those products with orphan drug designation, or commercialize their products before we do. If our competitors successfully commercialize a product, which treats a given rare genetic disease before we do, we will effectively be precluded from developing a product to treat that disease because the patient populations of the rare genetic diseases are so small. If our competitor gets orphan drug exclusivity, we could be precluded from marketing our version for seven years. However, different drugs can be approved for the same condition. These companies also compete with us to attract qualified personnel and organizations for acquisitions, joint ventures or other collaborations. They also compete with us to attract academic research institutions as partners and to license these institutions' proprietary technology. If our competitors successfully enter into partnering arrangements or license agreements with academic research institutions, we will then be precluded from pursuing those specific opportunities. Since each of these opportunities is unique, we may not be able to find a substitute. Several pharmaceutical and biotechnology companies have already established themselves in the field of enzyme therapeutics, including Genzyme, our joint venture partner. These companies have already begun many drug development programs, some of which may target diseases that we are also targeting, and have already entered into partnering and licensing arrangements with academic research institutions, reducing the pool of available opportunities.

Universities and public and private research institutions are also competitors. While these organizations primarily have educational or basic research objectives, they may develop proprietary technology and acquire patents that we may need for the development of our drug products. We will attempt to license this proprietary technology, if available. These licenses may not be available to us on acceptable terms, if at all. We also directly compete with a number of these organizations to recruit personnel, especially scientists and technicians.

We believe that established technologies provided by other companies, such as laboratory and testing services firms, compete with Glyko, Inc.'s products and services. For example, Glyko's FACE(R) Imaging System competes with alternative carbohydrate analytical technologies, including capillary electrophoresis, high-pressure liquid chromatography, mass spectrometry and nuclear magnetic resonance spectrometry. These competitive technologies have established customer bases and are more widely used and accepted by scientific and technical personnel because they can be used for non-carbohydrate applications. Companies competing with Glyko may have greater financial, manufacturing and marketing resources and experience.

If we fail to manage our growth or fail to recruit and retain personnel, our product development programs may be delayed.

Our rapid growth has strained our managerial, operational, financial and other resources. We expect this growth to continue. We have entered into a joint venture with Genzyme. If we receive FDA approval to market Aldurazyme, the joint venture will be required to devote additional resources to support the commercialization of Aldurazyme.

To manage expansion effectively, we need to continue to develop and improve our research and development capabilities, manufacturing and quality capacities, sales and marketing capabilities and financial and administrative systems. We cannot guarantee that our staff, financial resources, systems, procedures or controls will be adequate to support our operations or that our management will be able to manage successfully future market opportunities or our relationships with customers and other third parties.

Our future growth and success depend on our ability to recruit, retain, manage and motivate our employees. The loss of key scientific, technical and managerial personnel may delay or otherwise harm our product development programs. Any harm to our research and development programs would harm our business and prospects.

Because of the specialized scientific and managerial nature of our business, we rely heavily on our ability to attract and retain qualified scientific, technical and managerial personnel. In particular, the loss of Fredric D. Price, our Chairman and Chief Executive Officer, or Christopher M. Starr, Ph.D., our Vice President for Research and Development, could be detrimental to us if we cannot recruit suitable replacements in a timely manner. While Mr. Price and Dr. Starr are parties to employment agreements with us, we cannot guarantee that they will remain employed with us in the future. In addition, these agreements do not restrict their ability to compete with us after their employment is terminated. The competition for qualified personnel in the biopharmaceutical field is intense. We cannot be certain that we will continue to attract and retain qualified personnel necessary for the development of our business.

If we fail to effectively integrate the recently acquired Neutralase and Phenylase programs into our current operations, the efficient execution of these product programs could be delayed and our operating and research and development expenditures could increase beyond anticipated levels.

Our recent acquisition of assets from IBEX Technologies Inc., including the Neutralase and Phenylase product programs, will need to be integrated with our current operations. This will include several technical and administrative challenges, including managing the information transfer, integrating certain of IBEX's former technical staff into our research and development structure and managing multiple operations in different countries. If we do not accomplish this integration effectively, our programs could be delayed and our operating and research and development expenditures could increase beyond anticipated levels. Additionally, the integration could require a significant time commitment from our senior management.

Changes in methods of treatment of disease could reduce demand for our products.

Even if our drug products are approved, doctors must use treatments that require using those products. If doctors elect a different course of treatment from that which includes our drug products, this decision would reduce demand for our drug products.

Examples include the potential use in the future of effective gene therapy for the treatment of genetic diseases. The use of gene therapy could theoretically reduce or eliminate the use of enzyme replacement therapy in MPS diseases. The time required instituting such new therapies and their degree of efficacy is highly uncertain. Sometimes, this change in treatment method can be caused by the introduction of other companies' products or the development of new technologies or surgical procedures which may not directly compete with ours, but which have the effect of changing how doctors decide to treat a disease. For example, Neutralase is being developed for heparin reversal in coronary artery bypass graft procedures ("CABG"). It is possible that more doctors will use angioplasty procedures instead of CABG procedures. If so, then the demand for Neutralase would likely decrease.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities.

We are exposed to the potential product liability risks inherent in the testing, manufacturing and marketing of human pharmaceuticals. The BioMarin/Genzyme
LLC maintains product liability insurance for our clinical trials of Aldurazyme. We have obtained insurance against product liability lawsuits for the clinical trials for rhASB. We may be subject to claims in connection with our current clinical trials for Aldurazyme and rhASB for which the joint venture's or our insurance coverages are not adequate. We cannot be certain that if Aldurazyme receives FDA approval, the product liability insurance the joint venture will need to obtain in connection with the commercial sales of Aldurazyme will be available in meaningful amounts or at a reasonable cost. In addition, we cannot be certain that we can successfully defend any product liability lawsuit brought against us. If we are the subject of a successful product liability claim which exceeds the limits of any insurance coverage we may obtain, we may incur substantial liabilities which would adversely affect our earnings and financial condition.

Our stock price may be volatile and an investment in our stock could suffer a decline in value.

Our valuation and stock price since the beginning of trading after our initial public offering have had no meaningful relationship to current or historical earnings, asset values, book value or many other criteria based on conventional measures of stock value. The market price of our common stock will fluctuate due to factors including:

   o Progress of Aldurazyme, rhASB, Neutralase and our other lead drug products through the regulatory process, especially regulatory actions in the United States related to Aldurazyme

   o Results of clinical trials, announcements of technological innovations or new products by us or our competitors

   o Government regulatory action affecting our drug products or our competitors' drug products in both the United States and foreign countries

   o     Developments or disputes concerning patent or proprietary rights

   o General market conditions and fluctuations for the emerging growth and biopharmaceutical market sectors

   o     Economic conditions in the United States or abroad

   o     Actual or anticipated fluctuations in our operating results

   o Broad market fluctuations in the United States or in Europe may cause the market price of our common stock to fluctuate

   o Changes in company assessments or financial estimates by securities analysts

In addition, the value of our common stock may fluctuate because it is listed on both the Nasdaq National Market and the Swiss Exchange's SWX New Market. Listing on both exchanges may increase stock price volatility due to:

   o     Trading in different time zones

   o     Different ability to buy or sell our stock

   o     Different market conditions in different capital markets

   o     Different trading volume

In the past, following periods of large price declines in the public market price of a company's securities, securities class action litigation has often been initiated against that company. Litigation of this type could result in substantial costs and diversion of management's attention and resources, which would hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If all or a substantial portion of the shares of our common stock offered for sale by this prospectus are sold in a short period of time, our stock price may be adversely affected. Our stock price may also be adversely affected by the perception that such sales could occur.

The shares of common stock offered for sale by this prospectus represents approximately 2% of our outstanding common stock. Although we have an agreement with the selling stockholders that they will not dispose of their shares in a manner that would unduly prejudice the trading price of our common stock, we cannot control when the selling stockholders will sell their shares. If all or a substantial portion of the shares of common stock offered for sale by this prospectus are sold in a short period of time, the common stock available for sale may exceed the demand and the stock price may be adversely affected. In addition, the mere perception that such sales could occur may depress the price of our common stock.

If our officers, directors and largest stockholder elect to act together, they may be able to control our management and operations, acting in their best interests and not necessarily those of other stockholders.

Our directors and officers control approximately 35% of the outstanding shares of our common stock. Glyko Biomedical Ltd. owns approximately 26% of the outstanding shares of our capital stock. The president and chief executive officer of Glyko Biomedical and a significant shareholder of Glyko Biomedical serve as two of our directors. As a result, due to their concentration of stock ownership, directors and officers, if they act together, may be able to control our management and operations, and may be able to prevail on all matters requiring a stockholder vote including:

   o     The election of all directors;

   o The amendment of charter documents or the approval of a merger, sale of assets or other major corporate transactions; and

   o The defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

Anti-takeover provisions in our charter documents and under Delaware law may make an acquisition of us, which may be beneficial to our stockholders, more difficult.

We are incorporated in Delaware. Certain anti-takeover provisions of Delaware law and our charter documents as currently in effect may make a change in control of our company more difficult, even if a change in control would be beneficial to the stockholders. Our anti-takeover provisions include provisions in the certificate of incorporation providing that stockholders' meetings may only be called by the board of directors and a provision in the bylaws providing that the stockholders may not take action by written consent. Additionally, our board of directors has the authority to issue 1,000,000 shares of preferred stock and to determine the terms of those shares of stock without any further action by the stockholders. The rights of holders of our common stock are subject to the rights of the holders of any preferred stock that may be issued. The issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. Delaware law also prohibits corporations from engaging in a business combination with any holders of 15% or more of their capital stock until the holder has held the stock for three years unless, among other possibilities, the board of directors approves the transaction. Our board of directors may use these provisions to prevent changes in the management and control of our company. Also, under applicable Delaware law, our board of directors may adopt additional anti-takeover measures in the future.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered and sold for the accounts of the selling stockholders.

The selling stockholders will not pay any of the expenses that are incurred in connection with the registration of the shares, but they will pay all commissions, discounts and any other compensation to any securities broker dealers through whom they sell any of the shares.


                              SELLING STOCKHOLDERS

The following table sets forth the names of each selling stockholder, the aggregate number of shares of common stock beneficially owned by each selling stockholder as of October 31, 2001, and the aggregate number of shares of common stock that each selling stockholder may offer and sell pursuant to this prospectus. Because each selling stockholder may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the later of the date hereof or the date that certificates representing issued shares are delivered, no estimate can be made of the number of shares that each selling stockholder may retain upon completion of this offering. However, assuming all of the shares offered by this prospectus are sold by the selling stockholders then, unless otherwise noted, after completion of this offering, none of the selling stockholders will own more than one percent of the shares of common stock outstanding.

On October 31, 2001 we delivered certificates representing 224,750 shares of our common stock to two of the selling stockholders and became obligated to deliver certificates representing an additional 589,897 shares of our common stock to a third selling stockholder on December 3, 2001. The shares constitute partial consideration for various pharmaceutical assets we acquired from them and their affiliates. We will not receive any additional compensation for the delivery of the certificates representing 589,897 shares of common stock on December 3, 2001. These assets included the Neutralase and Phenylase product programs described in the "Summary" section of this prospectus. In addition to the shares of common stock we also paid the selling stockholders an aggregate of $2.0 million in cash and agreed to make contingent future payments of approximately $5.9 million and approximately $3.6 million upon the approval of a New Drug Application by the U.S. Food and Drug Administration for the marketing of Neutralase and Phenylase respectively. We are registering all of the shares of common stock offered for sale pursuant to this prospectus as required by the asset purchase agreements related to the acquisition of these assets.

In the following table, we have calculated shares of common stock beneficially owned based upon 44,216,795 shares of common stock outstanding on October 31, 2001, together with options, warrants or other convertible securities that are exercisable, or other rights to acquire common stock, within 60 days of October 31, 2001 for each selling stockholder. Under the rules of the Securities and Exchange Commission, beneficial ownership includes shares over which the named stockholder exercises voting and/or investment power. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. The information with respect to beneficial ownership of common stock held by each person is based upon record ownership data provided by our transfer agent, information as supplied or confirmed by selling stockholders, based upon statements filed with the Securities and Exchange Commission or based upon our actual knowledge.

Except for the acquisition described above, within the past three years, none of the selling stockholders have held any position or office with us or entered into a material relationship with us.

                                            Number of Shares
                                            Beneficially        Number of
                                            Owned Prior to      Shares Offered
     Name                                   Offering            Hereby
     ----                                   ----------------    --------------

     IBEX Pharmaceuticals Inc. (1)........     814,647             59,750

     IBEX Technologies Corp...............     165,000            165,000

     IBEX Technologies Delaware Corp......     589,897            589,897



(1) IBEX Pharmaceuticals Inc., as the parent corporation of IBEX Technologies Corp. and IBEX Technologies Delaware Corp., beneficially owns the 165,000 shares of our common stock held by IBEX Technologies Corp. and the 589,897 shares of our common stock held by IBEX Technologies Delaware Corp.

                              Plan of Distribution

We are registering the shares of common stock offered for sale by this prospectus on behalf of the selling stockholders. As used in this section, "selling stockholders" includes donees, pledgees, distributees, transferees or other successors-in-interest, including, without limitation, their respective affiliates, members and limited or general partners, all of which are referred to as a group below as transferees, or certain counterparties to derivative transactions with the selling stockholders or transferees. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. We will pay all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions, underwriting discounts, commissions, transfer taxes and other similar selling expenses, if any, associated with the sale of the shares of common stock by them.

An aggregate of 814,647 shares of common stock was originally issued to and purchased by the selling stockholders, as partial consideration for certain assets acquired from the selling stockholders and their affiliates by two of our subsidiaries. All of these shares of common stock were issued and sold pursuant to an exemption from the registration requirements of the Securities Act as provided by Rule 506 of Regulation D promulgated under the Securities Act.

Shares of common stock may be sold by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market or on any other market on which our common stock may from time to time be trading, in the over-the-counter market, in privately negotiated transactions, through put or call options transactions relating to the shares, through short sales of such shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, fixed prices, varying prices determined at the time of sale or at negotiated prices. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. Such transactions may or may not involve brokers or dealers. To the best of our knowledge, none of the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock offered by this prospectus; however, the selling stockholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future.

The selling stockholders may effect such transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals, or other agents. Such broker-dealers or other agents may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers or other agents may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer or other agent might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any part of the shares offered hereby will be sold by the selling stockholders.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions with respect to the shares. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institutions of the shares. The selling stockholders may also loan or pledge the shares to a financial institution or a broker-dealer and the financial institution or the broker-dealer may sell the shares loaned or upon a default the financial institution or the broker-dealer may effect sales of the pledged shares.

The selling stockholders and any brokers, dealers or agents that participate in connection with the sale of shares of common stock might be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Securities Act"), and any commissions received by such brokers, dealers or agents and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, broker-dealer or underwriter that participates in transactions involving sales of the shares of common stock offered pursuant to this prospectus against certain liabilities, including liabilities arising under the Securities Act.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act and the rules promulgated thereunder and they may be subject to certain statutory liabilities under the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the "Securities Exchange Act"). In addition, the selling stockholders and any other person participating in the offering will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M under the Securities Exchange Act, which may limit the timing of purchases and sales. These restrictions may affect the marketability of the common stock and the ability of any person to engage in market-making activities with respect to the common stock.

Commencing on November 1, 2002, some of the shares of common stock covered by this prospectus may qualify for resale pursuant to Rule 144 under the Securities Act and such shares may be sold under Rule 144 rather than under the terms of this prospectus. In addition, subject to applicable state and foreign laws, the selling stockholders may sell their common stock outside the United States pursuant to Rules 903 and 904 of Regulation S under the Securities Act.

To comply with the securities laws of certain jurisdictions, the shares of common stock offered by this prospectus may need to be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker, dealer or underwriter, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act. In addition, to the extent required, we will amend or supplement this prospectus to disclose other material arrangements regarding the plan of distribution.

                                  LEGAL MATTERS

For the purpose of this offering, Paul, Hastings, Janofsky & Walker LLP, Los Angeles, California is giving an opinion of the validity of the issuance of the securities offered in this prospectus.


                                     EXPERTS

The financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid by the registrant in connection with the sale of the common stock being registered:

      Securities and Exchange Commission registration fee......      $ 2,206
      Legal fees and expenses..................................      $10,000
      Accountants' fees and expenses...........................       $2,000
      Miscellaneous............................................       $4,000
                                                                -------------
      Total....................................................      $18,206


The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Reference is made to the Amended and Restated Certificate of Incorporation with the Registrant; the Bylaws of the Registrant; Section 145 of the Delaware General Corporation Law; which, among other things, and subject to certain conditions, authorize the Registrant to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Registrant against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer. Pursuant to this authority, the Registrant has entered into an indemnification agreement with each director and executive officer, whereby the Registrant has agreed to cover the indemnification obligations.

The Registrant maintains directors' and officers' insurance providing indemnification against certain liabilities for certain of the Registrant's directors, officers, affiliates, partners or employees.

The indemnification provisions in the Registrant's Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1B to Registrant's Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 6, 1999; (2) the Registrant's Bylaws filed as Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and (3) the form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers filed as Exhibit 10.1 to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 4, 1999, each incorporated by reference into this Registration Statement.

ITEM 16.  EXHIBITS


     Exhibit
     Number         Description of Document
   --------------   -----------------------------------------------------
     5.1            Opinion of Paul, Hastings, Janofsky & Walker LLP.

     10.1 Canadian Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies
                    Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc.

     10.2 United States Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc.,
                    IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc.

     10.3 Amendment to Canadian Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies
                    Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc.

     10.4 Amendment to United States Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., and IBEX Technologies Delaware Corp.

     23.1           Consent of Paul, Hastings, Janofsky & Walker LLP
                   (Included with 5.1).

     23.2           Consent of Arthur Andersen LLP.

     24.1           Power of Attorney (Included with signature page).
   --------------



ITEM 17.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made pursuant to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant undertakes that: (1) for purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 6th day of November, 2001.

                             BIOMARIN PHARMACEUTICAL INC.


                             By:      /s/ Fredric D. Price
                                ----------------------------------------
                                Fredric D. Price
                                Chairman, Chief Executive Officer and
                                Director (Principal Executive Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric D. Price and Raymond W. Anderson as such persons' true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or such persons' substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                                       Title                                          Date
/s/ Fredric D. Price                         Chairman, Chief Executive Officer and Director              November 6, 2001
-------------------------------------
Fredric D. Price                             (Principal Executive Officer)


/s/ Raymond W. Anderson                      Chief Financial Officer, Chief Operating Officer,           November 6, 2001
--------------------------------
Raymond W. Anderson                          Secretary, and Vice President Finance and
                                             Administration (Principal Financial and Accounting
                                             Officer)


/s/ Grant W. Denison, Jr.                    Director                                                    November 6, 2001
------------------------------------
Grant W. Denison, Jr.


/s/ Phyllis I. Gardner, M.D.                 Director                                                    November 6, 2001
------------------------------------
Phyllis I. Gardner, M.D.


/s/ Erich Sager                              Director                                                    November 6, 2001
------------------------------------
Erich Sager


/s/ Gwynn R. Williams                        Director                                                    November 6, 2001
------------------------------------
Gwynn R. Williams



                                 Exhibit Index


     Exhibit
     Number         Description of Document
   --------------   -----------------------------------------------------
     5.1            Opinion of Paul, Hastings, Janofsky & Walker LLP.

     10.1 Canadian Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies
                    Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc.

     10.2 United States Asset Purchase Agreement dated October 9, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc.,
                    IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc.

     10.3 Amendment to Canadian Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Pharmaceutical Nova Scotia Company, IBEX Technologies
                    Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc.

     10.4 Amendment to United States Asset Purchase Agreement dated October 31, 2001 by and among BioMarin Pharmaceutical Inc., BioMarin Enzymes Inc., IBEX Technologies Inc., IBEX Pharmaceutical Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc., and IBEX Technologies Delaware Corp.

     23.1           Consent of Paul, Hastings, Janofsky & Walker LLP
                   (Included with 5.1).

     23.2           Consent of Arthur Andersen LLP.

     24.1           Power of Attorney (Included with signature page).
   --------------

                                                                     EXHIBIT 5.1
                                                                     -----------


                                November 5, 2001




BioMarin Pharmaceutical Inc.
371 Bel Marin Keys Boulevard, Suite 210
Novato, CA 94949

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We are furnishing this opinion of counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the "Company"), for filing as
Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of up to 814,647 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock").

                  In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company's Amended and Restated Certificate of Incorporation, the Company's Restated Bylaws, and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that, at the time the Shares are issued, the Company will have sufficient authorized and unissued shares of Common Stock.

                  On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.

                  We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

BioMarin Pharmaceutical Inc.
November 5, 2001
Page 2






                  We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or other entity for any purpose, without our prior written consent.

                                Very truly yours,



                                      /s/ Paul, Hastings, Janofsky & Walker LLP
                                          PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                                                    EXHIBIT 10.1
                                                                    ------------




                          BIOMARIN PHARMACEUTICAL INC.

                                     - and -

                   BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                     - and -

                             IBEX TECHNOLOGIES INC.

                                     - and -

                            IBEX PHARMACEUTICALS INC.

                                     - and -

                              IBEX TECHNOLOGIES LLC

                                     - and -

                             IBEX TECHNOLOGIES CORP.

                                     - and -

                           TECHNOLOGIES IBEX R&D INC.




                        CANADIAN ASSET PURCHASE AGREEMENT






                          CASSELS BROCK & BLACKWELL LLP
                             Barristers & Solicitors
                                  Scotia Plaza
                                   Suite 2100
                               40 King Street West
                                Toronto, Ontario
                                     M5H 3C2

THIS ASSET PURCHASE AGREEMENT made as of the 9th day of October, 2001.

AMONG:

                  BIOMARIN PHARMACEUTICAL INC.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("BioMarin")

                                                               OF THE FIRST PART

                  - and -

                  BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY a corporation incorporated pursuant to the laws of the Province of Nova Scotia

                  ("BioMarin NS")

                                                              OF THE SECOND PART

                  - and -

                  IBEX TECHNOLOGIES INC.
                  a corporation incorporated pursuant to the laws of Canada

                  ("IBEX")

                                                               OF THE THIRD PART

                  - and -

                  IBEX PHARMACEUTICALS INC.
                  a corporation incorporated pursuant to the laws of Canada

                  ("IBEX Pharma")

                                                              OF THE FOURTH PART

                  - and -

                  IBEX TECHNOLOGIES LLC
                  a limited liability company organized under the laws of Delaware

                  ("IBEX LLC")

                                                               OF THE FIFTH PART

                  - and -

                  IBEX TECHNOLOGIES CORP.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("IBEX Corp.")

                                                               OF THE SIXTH PART

                  - and -

                  TECHNOLOGIES IBEX R&D INC.
                  a corporation incorporated pursuant to the laws of the Province of Quebec

                  ("IBEX R&D")

                                                             OF THE SEVENTH PART


WHEREAS IBEX, IBEX Pharma and IBEX R&D (collectively, the "Vendors") are in the business of the research and development of enzymes for diagnostic and therapeutic use in a variety of tissue repair and cardiovascular and genetic diseases and the Vendors wish to sell and BioMarin NS wishes to purchase certain Canadian assets pertaining to the operation of the therapeutic portion of such business in Canada in connection with the IBEX Pharma Products (as hereinafter defined) and BioMarin NS wishes to assume only certain liabilities in connection therewith, all on and subject to the terms and conditions hereinafter set forth and the parties hereto are therefore desirous of entering into this Agreement;

AND WHEREAS BioMarin joins in this Agreement to make certain representations and warranties as well as covenants, including without limitation, with respect to the BioMarin Canadian Transaction Shares (as hereinafter defined);

AND WHEREAS contemporaneous herewith the parties hereto (exclusive of BioMarin
NS) together with BioMarin US (as defined below) are executing and delivering the U.S. Purchase Agreement (as hereinafter defined);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS AND SCHEDULES

1.1  Definitions.  In this Agreement:

         "Acquisition Proposal" means any proposal (other than a proposal made with respect to the Canadian Transaction) regarding: (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the members of the IBEX Group or any of their Affiliates which would or could defeat the purchase by BioMarin NS or BioMarin US, as the case may be, of all of the IBEX Pharma Canadian Assets and/or the Worldwide Assets (as defined in the U.S. Purchase Agreement) and/or all of the IBEX Pharma Canadian Business and/or all of the Worldwide Business (as defined in the U.S. Purchase Agreement) and/or the hiring of all of the Therapeutic Asset Employees; (ii) any sale, lease, license, exchange, transfer or other disposition of any of the IBEX Pharma Canadian Assets, the Worldwide Assets and/or any of the Therapeutic Asset Employees and/or any portion of the IBEX Pharma Canadian Business and/or the IBEX Group Worldwide Business; or (iii) any other substantially similar transaction or series of related transactions that would or could hinder the consummation of the Canadian Transaction, the Worldwide Transaction or otherwise defeat the purposes of this Agreement or the U.S. Purchase Agreement.

         "Action" has the meaning ascribed thereto in section 10.1.

         "Actual Knowledge" means such knowledge as the current officers of the members of the IBEX Group would have after diligent inquiry of the current officers and employees of the members of the IBEX Group of the matter in question.

         "Affiliate" of a Person means any Person that directly or indirectly controls, is controlled by or is under control with the indicated Person.

         "Agreement", "this Agreement", "hereto" and "herein" means this Agreement and all schedules attached hereto, as may be amended from time to time.

         "Best Knowledge" means such knowledge as the Party would have after diligent inquiry of the matter in question.

         "BioMarin" means BioMarin Pharmaceutical Inc., a Delaware corporation.

         "BioMarin Canadian Transaction Shares" means the number of shares of common stock of BioMarin equal to: (i) the Canadian Purchase Price divided by: (ii) the product of (A) the BioMarin Share Current Market Price and (B) the average value in Canadian dollars of one US dollar calculated at the average rate of exchange between Canadian dollars and US dollars (as reported in International Financial Statistics, published by the International Monetary Fund) for the 20 trading days ending on the trading day prior to the date of this Agreement.

         "BioMarin Financial Statements" has the meaning ascribed thereto in section 6.1(k).

         "BioMarin Group" means collectively, BioMarin and BioMarin NS.

         "BioMarin NS" means BioMarin Pharmaceutical Nova Scotia Company, a Nova Scotia unlimited liability company.

         "BioMarin Options" has the meaning ascribed thereto in section 11.1(d).

         "BioMarin Share Current Market Price" means the daily volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m., Eastern Time) of the shares of common stock of BioMarin on the Nasdaq National Market for the 20 trading days ending on the trading day prior to the date of this Agreement (as reported by Bloomberg Financial LP using the AQR function).

         "BioMarin US" means BioMarin Enzymes Inc., a Delaware corporation.

         "BioMarin Year End" has the meaning ascribed thereto in section 6.1(k).

         "Bulk Sales Carve-Out" means any non-compliance by members of the IBEX Group with Article 1767 ss of the Civil Code of the Province of Quebec in connection with: (i) that certain intercorporate transfer effected by agreement dated September 1, 1999, between IBEX and IBEX Pharma; and
         (ii) the Canadian Transaction.

         "Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the Province of Quebec or in the State of California.

         "Canadian Assigned Rights" has the meaning ascribed thereto in section 12.1(m).

         "Canadian Assigned Rights Consents" has the meaning ascribed thereto in section 12.1(m).

         "Canadian Purchase Price" has the meaning ascribed thereto in section 3.1.

         "Canadian Transaction" means the transaction contemplated by this Agreement.

         "Capital Reorganization" has the meaning ascribed thereto in section 14.5.

         "Claims" has the meaning ascribed thereto in the definition of Environmental Claims.

         "Closing" means the consummation of the Canadian Transaction as herein contemplated.

         "Closing Date" means October 31, 2001 or such earlier or later date which is five (5) Business Days following the satisfaction of all conditions to closing set forth in sections 11.1 and 12.1 or as may otherwise be agreed to in writing by the Parties and in no event shall be later than December 31, 2001.

         "Closing Documents" means any document or undertaking delivered in relation to the Closing as provided in this Agreement.

         "Commission" means the United States Securities and Exchange
         Commission.

         "Confidential Information" has the meaning ascribed thereto in section 15.1.

         "Contract" means any order, agreement, engagement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

         "Control" means the ability to grant assignments, licenses or sub-licenses without violating the terms of any agreement or other arrangement with, or the rights of, any other Person.

         "Employee Plan" means all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, any stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements to which IBEX is a party in connection with any Therapeutic Asset Employee or by which IBEX is bound in connection with any Therapeutic Asset Employee. "Employee Plan" does not include any government-sponsored employee benefit arrangements.

         "Encumbrances" means any and all claims, liens, security interests, hypothecs, rights, prior claims, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements, reserves, conditional sale contracts, ownership or title retention agreements, or other interests of any nature or kind whatsoever, howsoever created.

         "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, stop orders, investigations, injunctions, restrictions, control orders, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements (collectively, the "Claims"), relating in any way to Environmental Laws or Environmental Permits including without limitation: (i) any and all Claims by Governmental

         Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to applicable Environmental Laws; and
         (ii) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Condition" means a condition relating to or arising or resulting from a failure to comply with any Environmental Laws or Environmental Permits or a Release of a Hazardous Material into the Environment.

         "Environmental Laws" means any Law, now or hereafter in effect and as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the Environment, health, safety or Hazardous Materials.

         "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under applicable Environmental Laws.

         "ETA" means the Excise Tax Act (Canada).

         "Exchange Act" means the United States Exchange Act of 1934, as amended.

         "Excluded Liabilities" means all liabilities of the Vendors that are not IBEX Pharma Canadian Assumed Liabilities and for greater certainty and without limitation, IBEX Pharma Canadian Assumed Liabilities do not include any liabilities of either IBEX R&D or IBEX or liabilities that relate to the IBEX Pharma Canadian Excluded Assets or the Retained Employees.

         "Filter Technology" means the assets set forth on Schedule 2.1.

         "Governmental Authority" means any Canadian federal, provincial, municipal or local or any other foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, board, bureau or instrumentality.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means: (i) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas; (ii) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

         "IBEX" means IBEX Technologies Inc., a Canadian corporation.

         "IBEX Corp" means IBEX Technologies Corp., a Delaware corporation.

         "IBEX Financial Statements" has the meaning ascribed thereto in section 5.1(p).

         "IBEX Group" means collectively, IBEX, IBEX Pharma, IBEX LLC, IBEX Corp. and IBEX R&D.

         "IBEX LLC" means IBEX Technologies LLC, a Delaware limited liability company.

         "IBEX Pharma" means IBEX Pharmaceuticals Inc., a Canadian corporation.

         "IBEX Pharma Canadian Assets" means the Canadian assets of the Vendors set forth at Schedules 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(e) used in connection with or related to the IBEX Pharma Canadian Business including without limitation, the IBEX Pharma Canadian Fixed Assets, the IBEX Pharma Canadian Inventory and the IBEX Pharma Canadian Intellectual Property.

         "IBEX Pharma Canadian Assumed Liabilities" has the meaning ascribed thereto in section 2.2.

         "IBEX Pharma Canadian Business" means the therapeutic portion (excluding the diagnostic portion retained by the IBEX Group and the diagnostic, reagent and limited therapeutic use portions licensed to the IBEX Group under the agreement set forth in Schedule 11.1(h)) of the research, development, manufacture, use, sale, production, technology and marketing in Canada of the IBEX Pharma Products.

         "IBEX Pharma Canadian Excluded Assets" has the meaning ascribed thereto in section 2.6.

         "IBEX Pharma Canadian Fixed Assets" means all of the machinery, equipment, moveable property and other assets located in Canada and described in section 2.1(b), save and except for the Filter Technology.

         "IBEX Pharma Canadian Intellectual Property" means all Intellectual Property owned or Controlled by the Vendors relating to or being used in connection with the IBEX Pharma Canadian Business including, without limitation, those identified in Schedule 2.1(c), but excluding the IBEX Pharma Canadian Excluded Assets.

         "IBEX Pharma Canadian Inventory" means all inventories of and pertaining to the IBEX Pharma Canadian Business, including without limitation, clinical supply materials, packaging materials, raw, semi-finished and finished products, work in progress, raw materials, all other materials and supplies on hand to be used or consumed in the production of products, work in progress, items purchased for resale and inventories in transit from suppliers if paid for or owned by any of the Vendors and all inventories of general stores and supplies (if any), likewise if paid for or owned by any of the Vendors, including without limitation, those described in Schedule 2.1(d), but excluding the IBEX Pharma Canadian Excluded Assets.

         "IBEX Pharma Products" means: (i) Heparinase I in respect of its use in a biopharmaceutical human therapeutic business (i.e. Neutralase); (ii) Heparinase II; (iii) Heparinase III (i.e. Extravase); (iv) Chondroitinase AC (IBT9401) and Chondroitinase B; (v) Oralase Technology (including Phenylase); and (vi) Flavobacterium Production Technology with respect to Heparinase I, II and III.

         "IBEX R&D" means Technologies IBEX R&D Inc., a Quebec company.

         "IBEX Year End" has the meaning ascribed thereto in section 5.1(p).

         "Indemnified Party" has the meaning ascribed thereto in section 10.3.

         "Indemnitor" has the meaning ascribed thereto in section 10.3.

         "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all Canadian patents (including utility models, supplementary protection certificates and applications therefor) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in Canada in inventions and discoveries; (ii) all inventions (whether patentable or not), improvements, trade secrets, proprietary information, know-how, technology, technical data research notes, computer system architecture and customer lists and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto in Canada; (iv) all mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all industrial designs and any registrations and applications therefor in Canada; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith in Canada;
         (vii) all rights in databases and data collections in Canada; (viii) all rights in Software, data, databases, web content and Internet sites in Canada; (ix) all rights in domain names, domain name registrations and applications therefor in Canada; and (x) any similar, corresponding or equivalent rights to any of the foregoing in Canada.

         "Law" means any Canadian federal, provincial, municipal, local or any foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including without limitation, common law).

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any Law (including without limitation, any Environmental
         Law), action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

         "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Party in question.

         "Minimum Threshold" has the meaning ascribed thereto in section 10.6.

         "Parties" means collectively, the parties to this Agreement.

         "Permits and Licenses" has the meaning ascribed thereto in section 5.1(r).

         "Person" means any individual, partnership, company, corporation, firm, unincorporated association, joint venture or trust however designated or constituted or wheresoever organized and any Governmental Authority.

         "Quebec Securities Commission Approvals" has the meaning set forth in section 12.1(k).

         "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land, water or air or otherwise entering into the Environment.

         "Representatives" has the meaning ascribed thereto in section 9.2.

         "Retained Employees" has the meaning ascribed thereto in section 2.3.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Software" means computer software and programs in any form, including source code, object code, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof and all related documentation, developer notes, comments and annotations.

         "Successor Company" has the meaning ascribed thereto in section 14.5.

         "Suspension Period" has the meaning ascribed thereto in section 7.1(b).

         "Tax Act" means The Income Tax Act (Canada).

         "Taxes" means all taxes and any liability, whether disputed or not, imposed by Canada or any province or municipality thereof or by any other country or foreign government or any subdivision or agency thereof.

         "Time of Closing" means 2:00 p.m. (Toronto time) on the Closing Date or if the Canadian Transaction is not completed at such time, then such other time on the Closing Date on which the Canadian Transaction is completed.

         "Therapeutic Asset Employees" has the meaning ascribed thereto in section 2.5.

         "Therapeutic Assets" means the assets currently used or owned or Controlled by the members of the IBEX Group in the conduct of their biopharmaceutical human therapeutic business.

         "Third Party Claim" has the meaning ascribed thereto in section 10.3.

         "Underlying Securities" means the shares of common stock of BioMarin issuable on exercise of the BioMarin Options.

         "U.S. Purchase Agreement" means that certain agreement dated as of even date among BioMarin, BioMarin US and the members of the IBEX Group, a copy of which is attached as Schedule 1.1.

         "Vendors" has the meaning ascribed thereto in the preambles to this Agreement.

         All capitalized terms used but not otherwise defined in this Agreement shall have their respective meanings set forth in the U.S. Purchase Agreement.

1.2 Act. Any reference in this Agreement to any act, by-law, rule or regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule, regulation or provision enacted in substitution or amendment thereof.

1.3 Toronto Time. Except where otherwise expressly provided in this Agreement any reference to time shall be deemed to be a reference to Toronto time.

1.4 Gender and Extended Meanings. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

1.5 Canadian Dollars and Payment. All dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise expressly specified.

1.6 Section Headings. The division of this Agreement into sections is for the convenience of reference only and shall not effect the interpretation or construction of this Agreement.

1.7 Business Day. If the date for the taking of any action under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.

1.8 Ordinary Course. For the purposes of this Agreement, a transaction or activity shall be considered to be in the ordinary course of the IBEX Pharma Canadian Business if it constitutes an ordinary business activity of the Vendors relating to the IBEX Pharma Canadian Business conducted in a commercially reasonable and business-like manner consistent with past practices of the Vendors in respect of the IBEX Pharma Canadian Business.


2.       AGREEMENT TO PURCHASE AND SELL

2.1 IBEX Pharma Canadian Assets. Based on the covenants, representations and warranties set forth herein and subject to the conditions herein, the Vendors hereby agree to sell, transfer, assign, convey and set over to BioMarin NS and BioMarin NS hereby agrees to purchase from the Vendors on the Closing Date, free and clear of any and all Encumbrances subject to rights of creditors pursuant to the Bulk Sales Carve-Out with good and marketable title thereto, all of the following with the exception of the Filter Technology:

         (a) IBEX Pharma Canadian Fixed Assets. The fixed assets owned or used by any of the Vendors in the operation of the IBEX Pharma Canadian Business, as itemized at Schedule 2.1(a), on an "as is - where is" basis without warranty, except as to title.

         (b) Contracts, Permits and Licenses. The Contracts to which any of the Vendors is a party or otherwise a beneficiary and the Permits and Licenses obtained by any of Vendors, in each case, in connection with the IBEX Pharma Canadian Business, as itemized at Schedule 2.1(b).

         (c) IBEX Pharma Canadian Inventory. The IBEX Pharma Canadian Inventory, as itemized at Schedule 2.1(c).


         (d) IBEX Pharma Canadian Intellectual Property. The IBEX Pharma Canadian Intellectual Property, as itemized at Schedule 2.1(d).

         (e) All Pre-Clinical and Clinical Trial Data. All pre-clinical and clinical trial data relating to the IBEX Pharma Products and the Therapeutic Assets located in Canada.

2.2  IBEX Pharma Canadian Assumed Liabilities.  From and after the Closing
Date, BioMarin NS shall assume and perform in due course only those liabilities of the Vendors in connection with the IBEX Pharma Canadian Business listed on
Schedule 2.2 (the "IBEX Pharma Canadian Assumed Liabilities"). Notwithstanding anything to the contrary contained in this Agreement, BioMarin NS shall not assume or have any responsibility for any of the Excluded Liabilities. As and by way of a post-closing covenant, the members of the BioMarin Group shall solidarily indemnify and save harmless the Vendors from all Losses which may be incurred by the Vendors in respect of the IBEX Pharma Canadian Assumed Liabilities, arising from and after the Closing Date and the members of the IBEX Group shall solidarily indemnify and save harmless the members of the BioMarin Group from all Losses which may be incurred by the BioMarin Group in respect of the Excluded Liabilities.

2.3 Offer of Employment. On Closing, BioMarin NS shall offer new employment to all those current employees of the IBEX Group employed in connection with the IBEX Pharma Canadian Business and the IBEX Group Worldwide Business (as defined in the U.S. Purchase Agreement) set forth on Schedule 5.1(t) in connection with the IBEX Pharma Products (the "Therapeutic Asset Employees"), on terms and conditions (including the condition that should any current IBEX Group employee (other than those employees who enter into employment agreements with BioMarin or BioMarin NS) be terminated by BioMarin NS prior to one year following the closing of the Canadian Transaction, BioMarin shall pay severance in accordance with IBEX's severance practices which existed on December 31, 2000, as set forth at Schedule 2.3, provided that no severance shall be payable except as required under applicable law in the event that such terminated employee is employed by any member of the IBEX Group on or before the date which is one year following Closing) which are at least financially equivalent to those upon which the Therapeutic Asset Employees are currently employed by IBEX Pharma. Prior to Closing, the IBEX Group shall pay all compensation and benefits of the Therapeutic Asset Employees to and including the Closing Date, including without limitation, in respect of severance and holiday pay and all benefits, if any. IBEX Pharma shall make all applicable deductions and remittances as required by Law in respect of the Therapeutic Asset Employees.

As and by way of a post-closing covenant, the members of the IBEX Group shall solidarily indemnify and save harmless the members of the BioMarin Group from any Losses that may be incurred by BioMarin as a result of the failure of IBEX to comply with the provisions of this section 2.3. The members of the IBEX Group shall be solidarily liable for any worker's compensation Claims and increases in premiums payable by BioMarin NS with respect to the Therapeutic Asset Employees based on facts, circumstances and conditions occurring on or prior to the Closing Date regardless of the date on which the Claims were filed and the members of the IBEX Group shall solidarily indemnify and save harmless the members of the BioMarin Group from and against any Losses resulting from, arising out of, or relating to all such Claims and increases in premiums. The members of the BioMarin Group shall not be liable for any severance or other payments payable to any employees of the IBEX Group that are not Therapeutic Asset Employees and the members of the IBEX Group shall solidarily indemnify and save harmless the members of the BioMarin Group from and against any and all Losses resulting from, arising out of or relating to such employees who are not Therapeutic Asset Employees (the "Retained Employees").

2.4 Excluded Assets. For greater certainty and without limitation, the assets of IBEX Pharma that are not being sold in connection with the IBEX Pharma Canadian Business, are itemized or described at Schedule 2.4 and constitute the "IBEX Pharma Canadian Excluded Assets", which do not form a part of the IBEX Pharma Canadian Assets.


3.       CANADIAN PURCHASE PRICE FOR CANADIAN ASSETS AND TAXES

3.1  Canadian Purchase Price. The purchase price for the IBEX Pharma
Canadian Assets which includes, for purposes of this section, the Filter Technology (the "Canadian Purchase Price") shall be an amount equal to CDN$1,138,898 plus the value of the IBEX Pharma Canadian Assumed Liabilities.

3.2 Payment of Canadian Purchase Price. The Canadian Purchase Price shall be paid on the Closing Date by: (i) the assumption by BioMarin NS of the IBEX Pharma Canadian Assumed Liabilities; and (ii) the delivery by BioMarin to the Vendors in accordance with Schedule 3.2 of certificates representing the BioMarin Canadian Transaction Shares.

3.3 Allocation of Canadian Purchase Price. The Canadian Purchase Price shall be allocated among the IBEX Pharma Canadian Assets as set out in Schedule
3.3 and the Parties shall co-operate in the filing of elections under any applicable taxation statutes as may be necessary or desirable to give effect to such allocation.

3.4 Goods and Services Tax. On Closing, the Vendors and BioMarin NS shall jointly elect under subsection 167(1) of the ETA and the equivalent provisions of the Sales Tax Act (Quebec) that no goods and services tax or Quebec sales tax shall be payable in connection with the Canadian Transaction. BioMarin NS and the Vendors shall make such elections in the prescribed forms and BioMarin NS shall file the forms with requisite regulatory authorities within the time prescribed by the ETA and Quebec sales tax legislation.

3.5 Retail Sales Tax. Within 30 days of Closing, BioMarin NS shall pay to all relevant federal, provincial and municipal authorities, any exigible sales tax on the IBEX Pharma Canadian Assets.

4.       CLOSING

4.1 Closing. Closing shall occur at the Time of Closing at the offices of Cassels Brock & Blackwell LLP, Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario or at such other place or other time and date as the Parties may agree. Any cheque, document, share certificate, instrument or thing which is to be delivered by any Party at the Closing shall be tabled at the Closing at the place of closing referred to above by the Party that is to deliver such cheque, document, instrument or thing and any cheque, document, share certificate, instrument or thing so tabled by a Party shall:

         (a) be deemed to have been delivered by such Party for the purposes of this Agreement;

         (b) be held in escrow by counsel for such Party to be dealt with in accordance with paragraphs (c) and (d);

         (c) be delivered to the Party to which it is to be delivered pursuant to the terms hereof, if all cheques, documents, share certificates, instruments and things that are to be delivered at Closing are tabled in accordance with this section at Closing; and

         (d) be delivered to or in accordance with the directions of, the Party which tabled it, if paragraph (c) does not apply.


5.       REPRESENTATIONS AND WARRANTIES OF THE MEMBERS OF THE IBEX GROUP

5.1 Representations and Warranties. The members of IBEX Group hereby solidarily represent and warrant to the members of the BioMarin Group as follows and acknowledge and confirm that the members of the BioMarin Group are relying upon such representations and warranties in connection with the Canadian Transaction and that unless otherwise indicated herein, such representations and warranties shall be true and correct as at the Closing Date:

         (a) Organization. Each member of the IBEX Group is duly incorporated or organized, as applicable, and validly subsisting under the laws of its jurisdiction of incorporation or organization and has the power (including full corporate power as applicable) to own or lease its property and to carry on its business as it is now being conducted. Each of the Vendors is duly qualified to do business and carries on business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect, being those jurisdictions set forth on Schedule 5.1(a).

         (b) Corporate Authority. Each of the Vendors now has and on the Closing Date will have full power and authority (including full corporate power and authority as applicable) to sell the IBEX Pharma Canadian Assets, free and clear of any and all

                Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. Each member of the IBEX Group now has and on the Closing Date will have the full power and authority (including full corporate power and authority as applicable) to execute and deliver this Agreement and to carry out all of the terms and conditions hereof on the part of the respective members of the IBEX Group to be carried out. The execution and delivery of this Agreement and the consummation of the Canadian Transaction have been duly authorized by all necessary corporate or entity action, including without limitation, all necessary actions by the respective officers, directors, stockholders, members and managers, as applicable, on the part of each member of the IBEX Group.

         (c) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by each member of the IBEX Group and the observance and performance of the terms and provisions of this Agreement and any such agreements: (i) does not and will not require any member of the IBEX Group to obtain or make any consent, authorization, approval, filing or registration under any Law, subject to the Bulk Sales Carve-Out and the procurement of the Canadian Assigned Rights Consents, which is binding upon any member of the IBEX Group; (ii) does not and will not constitute a violation or breach of the charter documents, operating agreements or by-laws of any member of the IBEX Group; (iii) does not and will not constitute a violation or breach of any Law, subject to the Bulk Sales Carve-Out, applicable to any member of the IBEX Group; (iv) does not and will not constitute a default or breach (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default or breach) under any Contract having an aggregate value of a minimum of CDN$10,000 to which any member of the IBEX Group is a party or by which any member of the IBEX Group is bound, subject to procurement of the Canadian Assigned Rights Consents; and (v) does not and will not result in the creation or imposition of any Encumbrance on all or part of the IBEX Pharma Canadian Assets, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out.

         (d) Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of each member of the IBEX Group, enforceable against each member of the IBEX Group in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

         (e) Acts of Bankruptcy. None of the members of the IBEX Group is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

         (f) Resident. Each of the Vendors is a resident of and maintains its principal place of business in the country and, as applicable, the state, province, municipality, county and city set out in Schedule 5.1(f).

         (g) Title. Each of the Vendors now has and on the Closing Date will have good and marketable title to the IBEX Pharma Canadian Assets to be conveyed by such Vendor and the Vendors, collectively, now have and on the Closing Date will have good and marketable title to all of the IBEX Pharma Canadian Assets, in each case, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. The Vendors (and no other member of the IBEX Group or their respective Affiliates) are the only owners of the IBEX Pharma Canadian Assets. Upon the transfer of the IBEX Pharma Canadian Assets to BioMarin NS on the Closing Date pursuant to this Agreement, BioMarin NS will acquire good and marketable title to all of the IBEX Pharma Canadian Assets free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. Each of the Vendors is exclusively entitled to possess and dispose of the IBEX Pharma Canadian Assets, as the case may be. To the Best Knowledge of the members of the IBEX Group, no other Person owns or uses any assets that are required to carry on the IBEX Pharma Canadian Business as currently conducted. All tangible (corporeal) assets forming a part of the IBEX Pharma Canadian Assets are located as indicated at Schedule 2.1(a). The IBEX Pharma Canadian Assets represent all of the Therapeutic Assets consisting of Intellectual Property, Contracts, Permits and Licenses, pre-clinical and clinical trial data and books and records which are located in Canada.

         (h) Certain Interests. No member of the IBEX Group and no shareholder, officer, director or Affiliate of any member of the IBEX Group nor any relative or spouse (or relative of such spouse) who resides with, or is a dependent of any such Person owns, directly or indirectly, in whole or in part or has any other interest in any tangible or intangible property which any of the Vendors uses or has used in connection with the IBEX Pharma Canadian Business.

         (i) Absence of Conflicting Agreements. No Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from any of the Vendors of any right, title or interest in or to any of the IBEX Pharma Canadian Assets and there has been no assignment, subletting or granting of any license (of occupation or otherwise) of or in respect of any of the IBEX Pharma Canadian Assets.

         (j) Suppliers. Schedule 5.1(j) contains a list of the suppliers of materials and/or services to the Vendors in connection with the IBEX Pharma Canadian Business during the twelve month period ended July 31, 2001. There is no sole-source supplier of significant materials or services to the IBEX Pharma Canadian Business with respect to which practical alternative sources of supply are not available on comparable terms and conditions. There are no contingency payments or commitments payable to any suppliers of materials and/or services other than as indicated at Schedule 5.1(j).

         (k) Clinical Sites. Schedule 5.1(k) contains a list of the clinical sites of the Vendors in connection with the IBEX Pharma Canadian Business during the twelve-month period ended July 31, 2001. To the Best Knowledge of the members of the IBEX Group, the relations between the Vendors and the clinical sites of the IBEX Pharma Canadian Business are mutually satisfactory. None of the members of the IBEX Group have received written notice and, to the Actual Knowledge of the members of IBEX Group, none of the members of the IBEX Group have otherwise been made aware, of any possible termination of normal relations with any such Person in connection with the IBEX Pharma Canadian Business which termination may have a Material Adverse Effect on the IBEX Pharma Canadian Business.

         (l) Litigation. There are no Claims at Law or in equity or before or by any Governmental Authority, either pending or outstanding or, to the Actual Knowledge of the members of the IBEX Group, threatened against any member of the IBEX Group, relating to any member of the IBEX Group or which may have a Material Adverse Effect on the IBEX Pharma Canadian Business, any of the IBEX Pharma Canadian Assets or the Canadian Transaction.

         (m) Inventory. The IBEX Pharma Canadian Inventory represents that proportion of the total inventory of the IBEX Group relating to the IBEX Pharma Products set forth at
                Schedule 2.1(c).

         (n) Absence of Changes. Since July 31, 2000 there has not been and up to the Closing Date there will not be;

                  (i)      any event or occurrence which either
                           individually or in the aggregate with other events or occurrences that has resulted in or will result in a Material Adverse Effect on the condition or operation of the IBEX Pharma Canadian Business and/or the IBEX Pharma Canadian Assets; or

                  (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) which would have a Material Adverse Effect on the IBEX Pharma Canadian Business and/or the IBEX Pharma Canadian Assets.

         (o) Absence of Unusual Transaction. Since July 31, 2000 none of the Vendors has and up to the Closing Date none of the Vendors will have;

                  (i) transferred, assigned, sold or otherwise disposed of any of the IBEX Pharma Canadian Assets or cancelled any debts or claims with respect thereto, except in each case for fair consideration and in the ordinary and usual course of the IBEX Pharma Canadian Business;

                  (ii) waived any rights of substantial value or entered into any commitment or transaction with respect to the IBEX Pharma Canadian Assets or the IBEX Pharma Canadian Business where such rights, commitment or transaction is or would be material in relation to the IBEX Pharma Canadian Business or the IBEX Pharma Canadian Assets, as the case may be;

                  (iii) made any general wage or salary increases in respect of, or material changes to the benefits, of the Therapeutic Asset Employees, except in the ordinary course of business;

                  (iv)     mortgaged, pledged, subjected to lien,
                           hypothecated, granted a security interest in or otherwise encumbered any of the IBEX Pharma Canadian Assets, whether tangible or intangible, corporeal or incorporeal;

                  (v) delayed or postponed the payment of accounts payable or other Liabilities with respect to the IBEX Pharma Canadian Assets or in connection with the IBEX Pharma Canadian Business outside the ordinary and usual course of the IBEX Pharma Canadian Business;

                  (vi) incurred any forward commitments for supplies or materials or prepaid services in connection with the IBEX Pharma Canadian Assets or the IBEX Pharma Canadian Business except in the ordinary course of the IBEX Pharma Canadian Business;

                  (vii) made any capital expenditures in connection with the IBEX Pharma Canadian Assets or the IBEX Pharma Canadian Business except in the ordinary course of the IBEX Pharma Canadian Business; or

                  (viii) authorized or agreed or otherwise become committed to do any of the foregoing.

         (p) Financial Statements. A true copy of the unaudited financial statements of IBEX and the statements of operations and retained earnings and of changes in financial position of IBEX as at July 31, 2001 (the "IBEX Year End"), the internally prepared statements of operations and retained earnings and of changes in financial position of IBEX as at July 31, 2001 and the audited consolidated financial statements of IBEX as at July 31, 2000 (collectively, the "IBEX Financial Statements") is annexed hereto as Schedule 5.1(p). The IBEX Financial
                Statements:

                  (i) Have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                  (ii) Present fairly, among other things, the IBEX Pharma Canadian Assets, liabilities and financial position of IBEX (on a consolidated basis) as at the IBEX Year End and the period indicated, as the case may be and the results of operations for the period then ended. Other than as disclosed in the Schedules hereto, and the liabilities specified in the balance sheet forming part of the IBEX Financial Statements or incurred since the IBEX Year End in the ordinary course of business (all of which are consistent with past practice and are not, in the aggregate material to the financial condition of the members of the IBEX Group) or otherwise noted or disclosed in this Agreement, there are no liabilities or obligations of any of the members of the IBEX
                           Group (whether absolute, contingent or otherwise), including without limitation, any Tax liabilities, due or to become due or contingent losses for unasserted claims which are capable of assertion, which may be and become the responsibility or obligation of BioMarin NS from and after the Closing Date.

                  (iii) Are substantially in accordance with the books and records of IBEX (on a consolidated basis).

                  (iv) Contain and reflect all necessary adjustments for a fair presentation of the results of operations and financial position of IBEX (on a consolidated basis) for the period covered thereby.

                  (v) Contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of IBEX (on a consolidated basis).

         (q) Books of Account. The books of account and financial records of the Vendors fairly set out and disclose in all material respects the current financial position of the IBEX Pharma Canadian Business. All material transactions with respect to the IBEX Pharma Canadian Assets and the IBEX Pharma Canadian Business have been accurately recorded in such books and records. All bonuses, commissions and other payments relating to the Therapeutic Asset Employees are reflected in the books of IBEX in a manner consistent with past record keeping practices and none of such payables are in arrears.

         (r) Permits and Licenses. Schedule 5.1(r) contains a full, complete and accurate list of permits, certificates, licenses, approvals, consents and other authorizations (collectively, the "Permits and Licenses") obtained to carry on and conduct the IBEX Pharma Canadian Business and to own, lease or operate its respective IBEX Pharma Canadian Assets at the places and in the manner in which the IBEX Pharma Canadian Business is currently conducted. The consummation of the Canadian Transaction will not result in the revocation, suspension or limitation of any of the Permits and Licenses.
                The conduct of the IBEX Pharma Canadian Business as currently conducted by IBEX is not impeded by the absence of any Permit or License and the members of the IBEX Group are not aware of any Permits or Licenses required to carry on and conduct the IBEX Pharma Canadian Business as currently conducted other than as itemized in Schedule 5.1(r).

         (s) Material Contracts. Except for the Contracts listed in Schedule 5.1(s), no member of the IBEX Group or any of its Affiliates is a party to nor bound by any Contract with respect to the IBEX Pharma Canadian Assets, the IBEX Group Worldwide Assets
                (as defined in the US Purchase Agreement), the IBEX Pharma Canadian Business or the IBEX Group Worldwide Business (as defined in the US Purchase Agreement). Schedule 5.1(s) additionally sets forth a true and complete list of all Canadian Assigned Rights and Worldwide Assigned Rights (as defined on the US Purchase Agreement) requiring the consent of any party thereto as a result of the Canadian Transaction or the Worldwide Transaction (as defined in the US Purchase Agreement) and all additional consents, authorizations and approvals of any Person to or as a result of the consummation of the Canadian Transaction. All such consents, authorizations and approvals described in Schedule 5.1(s) will be lawfully and validly obtained prior to or after the Closing Date (as indicated in such Schedule). For greater certainty and without limitation, IBEX Pharma has no unfilled orders in connection with the IBEX Pharma Canadian Business and no forward commitments for suppliers or materials. The Contracts listed in Schedule 5.1(s) having a minimum aggregate value of CDN$10,000 are all in full force and effect, unamended and no material default or breach exists (nor would the passage of time or the giving of notice of both or otherwise, constitute a default or breach) in respect thereof on the part of any of the parties thereto. No member of the IBEX Group has entered into any Contract limiting or restricting the IBEX Pharma Canadian Business.

         (t) Employees, etc. There are set forth in Schedule 5.1(t) the names and titles of all Therapeutic Asset Employees employed or engaged by the members of the IBEX Group in connection with the IBEX Pharma Canadian Business including without limitation, the Therapeutic Asset Employees, together with particulars of the material terms and conditions of employment or engagement of such persons, including without limitation, rates of remuneration, benefits, all accrued and/or deferred compensation, benefits and remuneration, positions held and the length of their employment.

         (u) Employee Plans. Except as set forth in Schedule 5.1(u), there are no Employee Plans with respect to the Therapeutic Asset Employees. All obligations of each of the Vendors, whether arising by operation of Law, by contract, pursuant to the Employee Plans, by past custom or practice or otherwise, for salary, severance, vacation and holiday pay, bonuses and other forms of compensation which were payable to the Therapeutic Asset Employees for the period ending prior to the Closing Date, have been paid as of the applicable payment dates.

         (v) Collective Agreements. None of the Vendors nor their Affiliates has made any agreements with any labour union or employee association with respect to any of its employees (including any Therapeutic Asset Employees) and none of the Vendors nor their Affiliates has made commitments to or conducted negotiations with any labour union or employee association further to any future agreements with respect to any of its employees (including any Therapeutic Asset Employees). To the Best Knowledge of each member of the IBEX Group, there are no current attempts to organize or to establish any labour union or employee association with respect to the Therapeutic Asset Employees.

         (w) Labour Matters. There are no controversies pending or to the Best Knowledge of each Vendor, threatened between any member of the IBEX Group or their Affiliates and any of the Therapeutic Asset Employees.

         (x) Insurance. Each of the Vendors maintains such policies of insurance, issued by responsible insurers, as are appropriate to the IBEX Pharma Canadian Business and the IBEX Pharma Canadian Assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect and none of the Vendors is in default thereof, whether as to the payment of premiums or otherwise under the terms of any such policy. All of such policies are listed in Schedule 5.1(x). All premiums in connection with such policies are fully paid. None of the Vendors has failed to give any notice or present any Claim under any such insurance policies in due and timely fashion. The proceeds of such policies are and until Closing shall continue to be fully payable to the Vendors. None of the Vendors is in default with respect to any of the provisions contained in such insurance policies and none of the Vendors have failed to give any notice or present any claim under any such insurance policies in due and timely fashion.

         (y) Taxes. There are no liens or prior Claims for Taxes upon any of the IBEX Pharma Canadian Assets. Schedule 5.1(y) sets forth all Taxes upon the IBEX Pharma Canadian Assets currently due and payable and, to the Best Knowledge of the members of the IBEX Group, all Taxes upon the IBEX Pharma Canadian Assets which will become payable in the next six months, except as may result from the Canadian Transaction.

         (z) Compliance with Laws. The IBEX Pharma Canadian Business has been conducted and will continue to be conducted through Closing in accordance with all applicable Laws and Governmental Orders, except where the failure to comply with such Laws and Governmental Orders would not have a material adverse effect on the IBEX Pharma Canadian Assets or the conditions, operations or prospects of the IBEX Pharma Canadian Business and the Vendors have not received any notice in writing and, to the Actual Knowledge of members of the IBEX Group, the members of the IBEX Group have not otherwise received any notice that the IBEX Pharma Canadian Business is in violation of any such Law or Governmental Order. There are no Governmental Orders applicable to the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business.

         (aa) Environmental Matters. Each of the Vendors is in compliance with all Environmental Laws.

                  (i)      Without limiting the generality of the
                           foregoing, each of the Vendors and their respective Affiliates has obtained and complied with, and is in compliance with, all Environmental Permits for the occupation of its facilities and the operation of the IBEX Pharma Canadian Business. A list of all such Environmental Permits are set forth on Schedule 5.1(aa).

                  (ii)     With respect to the IBEX Pharma Canadian
                           Business, the IBEX Pharma Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, none of the Vendors nor their respective Affiliates has received any written notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under any Environmental Law.

                  (iii)    With respect to the IBEX Pharma Canadian
                           Business, the IBEX Pharma Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, none of the Vendors or their respective Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation, any Hazardous Materials in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to Environmental Law.

                  (iv)     With respect to the IBEX Pharma Canadian
                           Business, the IBEX Pharma Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, neither the execution and delivery of this Agreement nor the consummation of the Canadian Transaction will result in any obligations for site investigation or cleanup or notification to or consent of Government Authorities or third Persons, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Law.

                  (v)      With respect to the IBEX Pharma Canadian
                           Business, the IBEX Pharma Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, neither the Vendors nor any of their respective Affiliates has either expressly or by operation of law assumed or undertaken any liability, including without limitation, any obligation for corrective or remedial action of any other Person relating to Environmental Laws.

         (bb)   IBEX Group Canadian Intellectual Property.

                  (i) The Vendors, collectively, own all right, title and interest in or have the right to use pursuant to a valid license, sublicense agreement or permission, all of the IBEX Group Canadian Intellectual Property used in the conduct of the IBEX Pharma Canadian Business as presently conducted and have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works from and sublicense the IBEX Group Canadian Intellectual Property, without requirement to make royalty or other payments to any other Person (except in the case of the IBEX Group Canadian Intellectual Property licensed by any of the Vendors from a third Person licensor where the terms of such license make provision for royalties or other payments and the terms of such royalties or other payments are listed on Schedule 5.1(bb)(i)). Schedule 2.1(d) sets forth a true and complete list of all of the Intellectual Property used in the current conduct of the IBEX Pharma Canadian Business and all other filings, applications, registrations or other formal actions taken with respect to the foregoing pursuant to federal, state, local and foreign law or regulations with respect to protections of intellectual property as well as a nonconfidential disclosure of inventions owned and used in the current conduct of the IBEX Pharma Canadian Business, provided that such schedules shall in no way limit the IBEX Group Canadian Intellectual Property to be transferred to BioMarin NS pursuant to this Agreement. None of the Vendors has received written notice of any loss, cancellation, termination or expiration of any such application, registration or other filings or formal actions that are owned or controlled by any of the Vendors in connection with the IBEX Pharma Canadian Business.

                  (ii) No member of the IBEX Group has received any written and, to the Actual Knowledge of the members of the IBEX Group, no members of the IBEX Group has received any oral, communication alleging that the operation of the IBEX Pharma Canadian Business as currently conducted, the use of the IBEX Group Canadian Intellectual Property in connection therewith and the transmission, use, linking and other practices related to the operation of the Vendors' respective web sites in connection with the IBEX Pharma
                           Canadian Business, the content thereof and the advertisements contained therein, conflict with, infringe, misappropriate or otherwise violate third Person Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement of any third Person and no Claims are pending or, to the Actual Knowledge of the members of the IBEX Group, threatened against any of the Vendors or their Affiliates alleging any of the foregoing. No member of the IBEX Group has received any written and, to the Actual Knowledge of the members of the IBEX Group, no members of the IBEX Group has received any oral, communication alleging that any member of the IBEX Group has violated or misappropriated any rights relating to third Person Intellectual Property nor has any reason to believe that any member of the IBEX Group has violated or is violating or misappropriating any rights relating to third
                           Person Intellectual Property, except as disclosed in
                           Schedule 5.1(bb)(ii). The IBEX Group Canadian Intellectual Property includes all of the Intellectual Property used in the ordinary day-to-day conduct of the IBEX Pharma Canadian Business. Each item of the IBEX Group Canadian Intellectual Property is subsisting, valid and enforceable and has not been adjudged invalid or unenforceable in whole or part. All registrations and filings related to the IBEX Group Canadian Intellectual Property owned by members of the IBEX Group are in good standing and all maintenance and renewal fees necessary to preserve the rights of the IBEX Group in respect of the IBEX Group Canadian Intellectual Property have been paid. Except as disclosed in Schedule 5.1(bb)(ii), no Claim has been asserted or is pending or, to the Actual Knowledge of the members of the IBEX Group, threatened against any of the Vendors or their Affiliates based upon or challenging or seeking to deny or restrict the use by any of the Vendors or their Affiliates of any of the IBEX Group Canadian Intellectual Property or alleging that any services provided by processes used by, or products manufactured or sold by any of the Vendors infringe or misappropriate any third Person Intellectual Property nor to the Actual Knowledge of the members of the IBEX Group is there any reasonable basis upon which any such material Claim might at any time be founded.

                  (iii) To the Best Knowledge of each of the members of the IBEX Group, the Software forming part of the IBEX Group Canadian Intellectual Property, which may contain viruses, worms, Trojan horses and other material known contaminants, do not disrupt its operation because the IBEX Group possesses and uses anti virus software in connection therewith. No rights in the Software forming part of the IBEX Group Canadian Intellectual Property have been transferred to any third Person. Each of the Vendors has the right to use all Software development tools, library functions, compilers and other third Person software that are material to the IBEX Pharma Canadian Business or that are required to operate or modify the Software forming part of the IBEX Group Canadian Intellectual Property.

                  (iv) Each of the Vendors and their Affiliates has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the IBEX Pharma Canadian Business. To the Best Knowledge of the members of the IBEX Group there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with the IBEX Pharma Canadian Business by any Person. To the Best Knowledge of the members of the IBEX Group, no employee, independent contractor or agent of any member of the IBEX Group has misappropriated any trade secrets of any other Person in the course of the performance of its duties as an employee, independent contractor or agent and no employee, independent contractor or agent of any member of the IBEX Group is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of intellectual property.

                  (v) Each employee and independent contractor of any member of the IBEX Group has executed a valid and binding assignment of all rights they may hold related to the IBEX Group Canadian Intellectual Property. Each employee and independent contractor of any member of the IBEX Group has executed a valid and binding confidentiality agreement pursuant to which he has agreed to protect the confidential nature of the IBEX Group Canadian Intellectual Property and all other confidential information of any member of the IBEX Group or relating to any of the IBEX Pharma Canadian Assets.

         (cc) No Brokers. There is no broker, finder or other intermediary acting on behalf of any member of the IBEX Group who has or will have a Claim against the members of the BioMarin Group for a brokerage commission, finder's fee or other like payment for the Canadian Transaction and as and by way of a post-closing covenant the members of the IBEX Group will solidarily indemnify and save harmless the members of the BioMarin Group of and from any such Claim.

         (dd) Omissions and Misrepresentations. None of the foregoing representations and warranties contains any untrue statement of material fact or omits to state any material fact necessary to make any such warranty or representation not misleading.

5.2 Investment Representations. Each Vendor hereby solidarily represents and warrants to BioMarin that:

         (a)    Such Vendor is acquiring the BioMarin Canadian
                Transaction Shares for investment purposes only, for its own account and not as nominee or agent for any other Person and not with the view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

         (b) Such Vendor knows of no public solicitation or advertisement of an offer in connection with the BioMarin Canadian Transaction Shares.

         (c)    Such Vendor has carefully reviewed this Agreement.
                During the course of the Canadian Transaction and prior to the purchase of the BioMarin Canadian Transaction Shares, such Vendor has had the opportunity to ask questions of and receive answers from BioMarin concerning the terms and conditions of the Canadian Transaction and to obtain additional information concerning the Canadian Transaction, BioMarin and the BioMarin Canadian Transaction Shares. Such Vendor has received all information that it has requested regarding BioMarin and believes that such information is sufficient to make an informed decision with respect to the purchase of the BioMarin Canadian Transaction Shares.

         (d) Such Vendor is able to bear the economic risk of its investment in the BioMarin Canadian Transaction Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of and protecting its interests with respect to its investment in the BioMarin Canadian Transaction Shares. Such Vendor is aware of the risk involved in its investment in the BioMarin Canadian Transaction Shares and has determined that such investment is suitable for such Vendor in light of its financial circumstances and available investment opportunities.

         (e) Such Vendor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (f) The purchase by such Vendor of the BioMarin Canadian Transaction Shares hereunder does not violate or conflict with any Law applicable to such Vendor.

         (g) Each Vendor hereby further agrees with BioMarin that the instruments or certificates evidencing the BioMarin Canadian Transaction Shares and each instrument or certificate issued in transfer thereof will bear the following legend:

                           "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

         (h) The instruments or certificates representing the BioMarin Canadian Transaction Shares and each instrument or certificate issued in transfer thereof will also bear any legend required under any applicable state securities law.

         (i) Prior to any proposed sale, assignment, transfer or pledge of any of the BioMarin Canadian Transaction Shares by such Vendor, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, such Vendor shall give written notice to BioMarin of such Vendor's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at such Vendor's expense, by an unqualified written opinion of legal counsel who shall and whose legal opinion shall be reasonably satisfactory to BioMarin addressed to BioMarin (which may be counsel for BioMarin), to the effect that the proposed transfer of the BioMarin Canadian Transaction
                Shares may be effected without registration under the Securities Act, whereupon the holder of such BioMarin Canadian Transaction Shares shall be entitled to transfer such BioMarin Canadian Transaction Shares in accordance with the terms of the notice delivered by such Vendor to BioMarin.

         (j) Such Vendor consents to BioMarin's making a notation on its records or giving instructions to any transfer agent of its common stock in order to implement the restrictions on transfer of the BioMarin Canadian Transaction Shares mentioned above.

         (k)    Such Vendor is aware that the BioMarin Canadian
                Transaction Shares are being issued and sold in reliance on an exemption from the registration requirements of the Securities Act and that such exemption is expressly conditioned on the accuracy of the representations and warranties contained in this section 5.2.

         (l) Such Vendor is not a company established solely to acquire the BioMarin Canadian Transaction Shares.

         (m) Such Vendor has been independently advised as to restrictions with respect to the trading in the BioMarin Canadian Transaction Shares in Canada imposed by applicable Canadian securities legislation, confirms that: (i) no representation has been made to it by or on behalf of BioMarin; (ii) BioMarin is not a "reporting issuer" in any jurisdiction in Canada; (iii) the applicable "hold period", under the applicable securities law of Canada will not commence until BioMarin becomes a "reporting issuer" in the province of residence of such Vendor and such Vendor will not be able to resell the BioMarin Canadian Transaction Shares except in accordance with limited exemptions under applicable securities legislation regulatory policy; and (iv) the BioMarin Canadian Transaction Shares will be subject to resale restrictions.


6.       REPRESENTATIONS AND WARRANTIES OF THE MEMBERS OF THE BIOMARIN GROUP

6.1 Representations and Warranties. The members of the BioMarin Group hereby solidarily represent and warrant to the members of the IBEX Group as follows and acknowledge and confirm that the members of the IBEX Group are relying upon such representations and warranties in connection with the Canadian Transaction and that unless otherwise indicated herein, such representations and warranties shall be true and correct as at the Closing Date:

         (a) Organization. Each of the members of the BioMarin Group is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has the power (including full corporate power) to own or lease its property and to carry on its business as it is now being conducted.

         (b) Corporate Authority. Each of the members of the BioMarin Group now has and on the Closing Date will have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to carry out all of the terms and conditions hereof on the part of the members of the BioMarin Group to be carried out. The execution and delivery of this Agreement and the consummation of the Canadian Transaction have been duly authorized by all necessary corporate action on the part of the members of the BioMarin Group, including without limitation, all necessary action by the respective officers, directors, and stockholders, as applicable.

         (c) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by the members of the BioMarin Group and the observance and performance of the terms and provisions of this Agreement and any such agreements: (i) does not and will not require the members of the BioMarin Group to obtain or make any consent, authorization, approval, filing or registration under any Law which is binding upon any member of the BioMarin Group;
                (ii) does not and will not constitute a violation or breach of the charter documents, operating agreements or by-laws of any member of the BioMarin Group; (iii) does not and will not constitute a violation or breach of any Law applicable to any member of the BioMarin Group; and (iv) does not and will not constitute a default or breach (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract to which any member of the BioMarin Group is a party, except where such default would not have a Material Adverse Effect on any member of the BioMarin Group.

         (d) Enforceability of Obligations. This Agreement constitutes a valid and legally binding obligation of each member of the BioMarin Group, enforceable against each member of the BioMarin Group in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

         (e)    Acts of Bankruptcy.  None of the members of the BioMarin
                Group is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

         (f) Resident. Each member of the BioMarin Group is a resident of and maintains its principal place of business in the country and, as applicable, the state, province, country and city set out in Schedule 6.1(f).

         (g) BioMarin Canadian Transaction Shares. The BioMarin Canadian Transaction Shares and the Underlying Securities are duly authorized and, in the case of the BioMarin Canadian Transaction Shares, when issued and paid for in accordance with the terms of this Agreement or, in the case of the Underlying Securities, when issued and paid for in accordance with the terms of the BioMarin Options, will be duly authorized, validly issued and outstanding, fully paid and non-assessable and free and clear of all Encumbrances, other than Encumbrances which might have been created or suffered by the Vendors and restrictions imposed by the Securities Act, other securities laws or this Agreement.

         (h) Regulatory Approvals. Based in part on the representations and warranties made by the members of the IBEX Group in section 5.2, no authorization from any Governmental Authority is required on the part of BioMarin in connection with the issuance of the BioMarin Canadian Transaction Shares, the BioMarin Options and the Underlying Securities, save and except for the Quebec Securities Commission Approvals referred to in section 12.1(k) hereof.

         (i) Registrant Status. No securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of BioMarin or prohibiting the issue and sale of the BioMarin Canadian Transaction Shares and to the Best Knowledge of the members of the BioMarin Group, no such proceedings for such purposes are pending or threatened.

         (j) Litigation There are no Claims at Law or in equity or before or by any Governmental Authority either threatened, pending, outstanding or contemplated against any member of the BioMarin Group or relating to or which may have a Material Adverse Effect on any member of the BioMarin Group nor to the Best Knowledge of any member of the BioMarin Group, is there any basis upon which any such Claims might at any time in the future be founded.

         (k) Financial Statements. A true copy of the consolidated balance sheets of BioMarin and the consolidated statements of operations and consolidated statements of changes in stockholder equity and the consolidated statements of cash flows (the "BioMarin Financial Statements") as of December 31, 2000 (the "BioMarin Year End") is annexed hereto as Schedule 6.1(k). The BioMarin Financial Statements:

                  (i) Have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                  (ii) Present fairly, among other things, the assets, liabilities and financial position of BioMarin as at the BioMarin Year End and the results of operations for the period then ended.

                  (iii) Are substantially in accordance with the books and records of BioMarin (on a consolidated basis).

         (l) Compliance with Laws. Each member of the BioMarin Group has been carrying on business in all material respects in accordance with all applicable Laws and Governmental Orders and no member of the BioMarin Group is in violation of any such Law or Governmental Order, except where such violation would not have a Material Adverse Effect on the members of the BioMarin Group.

         (m) No Brokers. There is no broker, finder or other intermediary acting on behalf of any member of the BioMarin Group, other than Leerink, Swann & Associates, who has or will have a claim against the members of the IBEX Group for a brokerage commission, finders' fee or other like payment for the Canadian Transaction and as and by way of a post-closing covenant the members of the BioMarin Group will solidarily indemnify and save harmless the members of the IBEX Group of and from such Claim.

         (n) Reporting Status; No Termination of Registration. Except as set forth on Schedule 6.1(n) hereto, BioMarin has filed in a timely manner all documents that BioMarin was required to file under the Exchange Act during the 24 months preceding the date of this Agreement and such documents complied in all material respects with the Commission's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading. BioMarin has not received notice of the issuance by the Commission of any stop order suspending the qualification of any shares of BioMarin common stock for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose.


7.       Registration of BioMarin Canadian Transaction Shares

7.1  Required Registration.

         (a) Within five days following the Closing Date, BioMarin shall prepare and file a registration statement on Form S-3 under the Securities Act, covering the BioMarin Canadian Transaction Shares and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earliest to occur of: (i) the date the BioMarin Canadian Transaction Shares covered thereby have been sold; (ii) the date by which all BioMarin Canadian Transaction Shares covered thereby may be sold under Rule 144 without restriction as to volume; or (iii) the date which is the twenty-fourth month anniversary of the Closing Date.

         (b) Following the effectiveness of a registration statement filed pursuant to this section, BioMarin may at any time suspend the effectiveness of such registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Vendors, if BioMarin shall have determined that BioMarin may be required to disclose any material corporate development which disclosure may have a Material Adverse Effect on BioMarin. Notwithstanding the foregoing, no more than two Suspension Periods may occur during any 12 month period. BioMarin shall use its best efforts to limit the duration and number of any Suspension Periods. The Vendors agree that upon receipt of any notice from BioMarin of a Suspension Period, the Vendors shall forthwith discontinue disposition of BioMarin Canadian Transaction Shares covered by such registration statement or prospectus until the Vendors: (i) are advised in writing by BioMarin that the use of the applicable prospectus may be resumed; (ii) have received copies of a supplemental or amended prospectus, if applicable; and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

7.2 Registration Procedures. At such time as BioMarin effects the registration of the BioMarin Canadian Transaction Shares under the Securities Act pursuant to section 7.1(a) BioMarin will, at its expense and as expeditiously as possible;

         (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file in accordance with section 7.1(a) a registration statement with respect to the BioMarin Canadian Transaction Shares and will use its best efforts to cause such registration statement to become and remain effective for the period described herein and BioMarin will prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period.

         (b) Furnish to the Vendors participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Vendors may reasonably request in order to facilitate the public offering of the BioMarin Canadian Transaction Shares.

         (c) Use its best efforts to register or qualify the BioMarin Canadian Transaction Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Vendors may reasonably request within 20 days following the original filing of such registration statement, except that BioMarin shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

         (d) Notify the Vendors participating in such registration, promptly after BioMarin shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         (e) Notify such Vendors promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

         (f) Prepare and file with the Commission, promptly upon the request of any such Vendors, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Vendors, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the BioMarin Canadian Transaction Shares by such Vendors.

         (g) Prepare and promptly file with the Commission and promptly notify such Vendors of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if at the time when a prospectus relating to such securities is required to be delivered under the Securities Act any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (h) Advise such Vendors, promptly after BioMarin shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

7.3 Covenant Regarding Disposition of BioMarin Shares. Following the effectiveness of a registration statement filed pursuant to section 7.1 and without limitation of the provisions of section 7.1(b), the Vendors solidarily covenant and agree that any disposition of the BioMarin Canadian Transaction Shares shall be made in a manner that does not unduly prejudice the trading price of BioMarin's common stock on the Nasdaq National Market or the SWX Swiss Market.

7.4  Indemnification.

         (a) BioMarin will indemnify and hold harmless each Vendor which is an owner of shares of BioMarin Canadian Transaction Shares included in a registration statement pursuant to the provisions of Article 7 hereof, and any officer, director, employee, agent, partner, member or affiliate of such Vendor (for purposes of this section 7.4(a), the "Indemnified Parties"), from and against, and will reimburse such Vendor and each such Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Vendor or any such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BioMarin will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Vendor or such Indemnified Party in writing specifically for use in the preparation thereof.

         (b) Each Vendor which is an owner of shares of BioMarin Canadian Transaction Shares included in a registration statement pursuant to the provisions of Article 7 hereof will indemnify and hold harmless BioMarin, and any Person who controls BioMarin within the meaning of the Securities Act, from and against, and will reimburse BioMarin and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which BioMarin or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in conformity with written information furnished by such Vendor specifically for use in the preparation thereof; provided, however, that the liability of any Vendor pursuant to this subsection (b) shall be limited to an amount not to exceed the net proceeds received by such Vendor pursuant to the registration statement which gives rise to such obligation to indemnify.

         (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this section 7.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this section 7.4 and shall not relieve the indemnifying party from liability under this section 7.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph (a) or
                (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. (d) If the indemnification provided for in subsection (a) or (b) of this section 7.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount any Vendor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount not to exceed the net proceeds received by such Vendor pursuant to the registration statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.1 Survival. No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any Party. No waiver by any Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The representations and warranties contained in Article 5 and 6 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing as to the representations and warranties contained in section 5.1(g), 5.1(l), 5.1(y) and 5.1(bb), for a period of six years; and as to all other representations and warranties, for a period of three years following the Closing unless a bona fide notice of a Claim shall have been given in writing prior to the expiry of that period, in which case the representations and warranties to which such notice applies shall survive in respect of that Claim until the final determination or the applicable settlement, in each case, of that Claim.


9.       COVENANTS

9.1 Interim Covenants. From the date hereof and up to and including the Closing Date or other termination of this Agreement, except as otherwise consented to in writing by the members of the BioMarin Group, the members of the IBEX Group shall solidarily observe and perform the provisions stated below:

         (a) Operations. The Vendors shall carry on the IBEX Pharma Canadian Business in the usual and ordinary course in substantially the same manner as heretofore conducted and shall preserve their relationships with customers, suppliers and third Persons having business dealings with the Vendors and shall take any and all such further actions reasonably requested by the members of the BioMarin Group to the end that the IBEX Pharma Canadian Business shall not be impaired in any material respect on the Closing Date.

         (b) Insurance. The Vendors shall keep in full force their current insurance policies relating to the IBEX Pharma Canadian Assets and the IBEX Pharma Canadian Business without permitting any termination, cancellation or lapse thereof and the Vendors shall enter into replacement policies providing coverage equal to or greater than the coverage under those cancelled, terminated or lapsed policies for substantially similar premiums.

         (c) Contracts. The Vendors shall perform in all material respects their respective obligations under Contracts relating to or affecting the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business.

         (d) Books and Records. The Vendors shall maintain the books of account and records relating to the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business in the usual and ordinary course of business.

         (e) Compliance With Laws. The Vendors shall comply in all material respects with all Laws applicable to the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business.

         (f) Additional Contracts. No member of the IBEX Group or their Affiliates shall enter into or assume any Contract relating to the IBEX Pharma Canadian Business except for: (i) purchases of supplies of inventories in the usual and ordinary course of the IBEX Pharma Canadian Business consistent with prior practice; and (ii) Contracts which, individually or in the aggregate, are not material to the IBEX Pharma Canadian Business. For purposes of the proceeding sentence, any Contract in excess of CDN$50,000 shall be considered material to the IBEX Pharma Canadian Business. No member of the IBEX Group or their Affiliates shall otherwise make any material change in the conduct of the IBEX Pharma Canadian Business.

         (g) Disposition of IBEX Pharma Canadian Assets. The Vendors shall not sell, lease or transfer or agree to sell, lease or transfer or cause any Encumbrance upon, any of the IBEX Pharma Canadian Assets, out of the ordinary course of the IBEX Pharma Canadian Business or approve or undertake any other transaction out of the ordinary course of the IBEX Pharma Canadian Business or furnish or cause to be furnished any information concerning the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business to any third Person who is interested in any such transaction.

         (h)    Remuneration of Therapeutic Asset Employees.  The
                Vendors shall not increase in any manner the compensation, bonuses or benefits of any of the Therapeutic Asset Employees or pay or agree to pay any bonus or pension or retirement allowance or other employee benefit not required by any existing Employee Plan or Contract or commit to any new or renewed Employee Plans or to any employment Contract (or amendment, renewal or extension thereof) with or for the benefit of any Therapeutic Asset Employee and the Vendors shall not amend any of the foregoing now in existence.

         (i) Representations and Warranties. The members of the IBEX Group shall not do anything that would cause any of the representations and warranties under Article 5 to be false, incomplete or misleading in such a fashion so as to have a Material Adverse Effect on the members of the IBEX Group.

         (j) Advice. The members of the IBEX Group shall promptly advise the members of the BioMarin Group in writing of any change that would have a Material Adverse Effect on the condition, financial or otherwise of the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business.

         (k)    Accounting.  With respect to the IBEX Pharma Canadian
                Business and the IBEX Pharma Canadian Assets, no member of the IBEX Group shall make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. Each member of the IBEX Group shall maintain its books, records and accounts in accordance with Canadian generally accepted accounting principles applied on a basis consistent with past practice.

         (l) Discharge. No member of the IBEX Group shall cancel, compromise, release or discharge any Claim in connection with the operation of the IBEX Pharma Canadian Assets upon or against any Person or waive any right of material value except, in any case, in the ordinary course of the IBEX Pharma Canadian Business and consistent with past practice.

         (m) McGill License. The members of the IBEX Group shall, upon the request of BioMarin, introduce representatives of BioMarin to appropriate representatives of McGill University with a view to obtaining a license from McGill University to use U.S. Patent 5,147,641 and its foreign counterparts on substantially the same terms and conditions as the license dated August 30, 1994 between McGill University and IBEX. The members of the IBEX Group shall not enter into any license in respect of such patent or otherwise interfere with the negotiation of such license by BioMarin.

9.2 Interim Access. From and after the execution and delivery of this Agreement and until Closing or other termination of this Agreement, the members of the IBEX Group shall continue to make available to the members of the BioMarin Group and their respective directors, officers, auditors, employees, investment bankers, counsel and other authorized representatives (the "Representatives") all title documents, policies of insurance, Contracts and other documents in the possession of the members of the IBEX Group or under the control of the members of the IBEX Group relating to the IBEX Pharma Canadian Assets and the IBEX Pharma Canadian Business. The members of the IBEX Group shall also continue to forthwith make available to the members of the BioMarin Group and their respective Representatives for examination, all books of account, accounting records, documents, information and data relating to the IBEX Pharma Canadian Assets and the IBEX Pharma Canadian Business and shall also continue to make available to the members of the BioMarin Group and their respective Representatives full and complete access to the key personnel, customers, suppliers, independent accountants and counsel of members of the IBEX Group, as requested by the members of the BioMarin Group or their respective Representatives. The members of the IBEX Group shall afford the members of the BioMarin Group and their respective Representatives every reasonable opportunity to have access to and inspect the IBEX Pharma Canadian Assets.


10.      INDEMNITY

10.1 Indemnity by the Members of the BioMarin Group. The members of the BioMarin Group shall solidarily indemnify and save harmless the members of the IBEX Group from all Losses actually incurred by the members of the IBEX Group as a result of: (i) any breach by the members of the BioMarin Group or any inaccuracy of any covenant, representation or warranty of the members of the BioMarin Group contained in this Agreement; and (ii) any actual action, suit, investigation, inquiry or proceeding (each, an "Action") arising out of or resulting from the conduct of the IBEX Pharma Canadian Business or any of the IBEX Pharma Canadian Assets by members of the BioMarin Group after the Closing Date.

10.2  Indemnity by the Members of the IBEX Group.  The members of the IBEX
Group shall solidarily indemnify and save harmless the members of the BioMarin Group from all Losses actually incurred by the members of the BioMarin Group as a result of: (i) any breach by any member of the IBEX Group or any inaccuracy of any covenant, representation or warranty of any member of the IBEX Group contained in this Agreement; (ii) any Action arising from rights of creditors pursuant to the Bulk Sales Carve-Out or any Action arising from rights of creditors pursuant to any non-compliance by BioMarin NS with section 1767 ss of the Civil Code of Quebec in connection with the Canadian Transaction; or (iii) any Excluded Liability; or (iv) any Action arising out of or resulting from the conduct of the IBEX Pharma Canadian Business or any of the IBEX Pharma Canadian Assets by the members of the IBEX Group prior to the Closing Date; and (v) any Action arising from the failure of the members of the IBEX Group to comply with any covenants contained in this Agreement.

10.3 Indemnification Procedure. An indemnified party pursuant to the provisions hereof (the "Indemnified Party") shall give the other Party (the "Indemnitor") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss if known and the method of computation thereof and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed. If an Indemnified Party shall receive notice of any third party claim (a "Third Party Claim"), the Indemnified Party shall give the Indemnitor notice of the Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice. The failure to provide such notice shall not release the Indemnitor from its obligations under this Article except to the extent that the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party other than under this Article. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim within 20 days of receipt of notice of such Claim, the Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnitor or if the Indemnitor does not so assume and defend such Third Party Claim, the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnitor. If the Indemnitor exercises the right to undertake any such defense against any Third Party Claim, the Indemnified Party shall cooperate with the Indemnitor in such defense and shall make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnitor. If the Indemnified Party is directly or indirectly conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnified Party in such defense and shall make available to the Indemnified Party, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitors' control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnitor without the prior written consent of the Indemnified Party, acting reasonably. For the purposes of this Article 10, the members of the BioMarin Group shall be treated as one Party and the members of the IBEX Group shall be treated as one Party.

10.4  Supplemental Rights.  The rights and benefits provided in this Article
10 are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable law.

10.5 Reduction of Canadian Purchase Price. All amounts received by the members of the BioMarin Group pursuant to the provisions of this Article shall be received in reduction of the Canadian Purchase Price.

10.6 Minimum and Maximum Indemnification Claim. Notwithstanding the provisions of section 10.1(i) and (ii) or 10.2(i) and (iv), as the case may be, the obligation of the members of the BioMarin Group or the members of the IBEX Group, as the case may be, to indemnify the other Parties in respect of any of the matters described therein, as the case may be, shall become applicable only when the Losses actually incurred by the Person entitled to indemnification exceed in the aggregate CDN$100,000 under this Agreement and/or the U.S. Purchase Agreement (the "Minimum Threshold"). Once the Minimum Threshold has been exceeded, the obligations of indemnification with respect to such matters shall apply to (i) 50% of any and all Losses from dollar one above the first CDN$50,000 to CDN$100,000 of such Losses and (ii) any and all Losses from dollar one above CDN$100,000 of such Losses. The right of indemnification with respect to such matters shall only apply to Losses (exclusive of Losses relating to breaches of representations and warranties set forth in sections 5.1(l) and 5.1(bb), and any other matters relating to the Excluded Liabilities, and rights of creditors pursuant to the Bulk Sales Carve-Out and rights of creditors pursuant to the matters described in section 10.2(ii), for which there shall be no limitation) under this Agreement and the U.S. Purchase Agreement which aggregate up to and including the sum of (a) the Canadian Purchase Price, (b) the Worldwide Purchase Price (as defined in the U.S. Purchase Agreement) and (c) the Contingency Payments (as defined in the U.S. Purchase Agreement).

10.7 Rights of Set-Off. Subject to section 10.6, in the event the members of the BioMarin Group have incurred Losses and the members of the IBEX Group must indemnify the members of the BioMarin Group pursuant to the provisions hereof, BioMarin shall have the right to set off such Losses as against the Contingency Payments (as defined in the U.S. Purchase Agreement).


11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS OF THE IBEX GROUP AT CLOSING

11.1 Conditions Precedent. All obligations of the Vendors to sell the IBEX Pharma Canadian Assets to BioMarin NS at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the members of the IBEX Group) prior to or at the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties made by each member of the BioMarin Group in or under this Agreement shall be true in all material respects (except where already qualified as to materiality) on and as of the Closing Date and the Vendors shall have received from each member of the BioMarin Group a certificate signed as of the Closing Date to such effect in the form set out in
                Schedule 11.1(a).

         (b)    Compliance with Covenants. Each member of the BioMarin
                Group shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each member of the BioMarin Group prior to Closing and the members of the IBEX Group shall have received from each member of the BioMarin Group a certificate signed as of the Closing Date to such effect in the form set out in Schedule 11.1(b).

         (c)    Corporate Authorizations. The members of the BioMarin
                Group shall have delivered to the members of the IBEX Group evidence satisfactory to the members of the IBEX Group that all necessary corporate authorizations by the members of the BioMarin Group authorizing and approving the execution and delivery of this Agreement and the consummation of the Canadian Transaction have been obtained.

         (d) Assumed Stock Options. On Closing, BioMarin shall deliver to each of the Therapeutic Asset Employees who have stock options of IBEX and who accept the offer of employment of BioMarin NS, immediately vested, 10 year options to purchase shares of common stock of BioMarin (the "BioMarin Options"), as set forth on Schedule 11.1(d).

         (e) Assumption of Assumed Canadian Liabilities. On Closing, the members of the BioMarin Group and the Vendors shall execute and deliver an assignment and assumption agreement with respect to the IBEX Pharma Assumed Canadian Liabilities in the form set out in Schedule 11.1(e).

         (f) Opinions. On Closing, the members of the IBEX Group shall receive from United States, Nova Scotia and Quebec counsel to the members of the BioMarin Group legal opinions in the forms set out in Schedule 11.1(f).

         (g) BioMarin Canadian Transaction Shares. On Closing, BioMarin shall deliver certificates representing the BioMarin Canadian Transaction Shares to the Vendors as provided in section 3.2 hereof.

         (h)    License Agreement. On Closing, (i) the members of the
                BioMarin Group shall execute and deliver with the members of the IBEX Group a license agreement in the form set forth in
                Schedule 11.1(h) and (ii) Massachusetts Institute of Technology shall have consented to the license of Intellectual Property covered by the Contracts with the Massachusetts of Technology set forth in Schedule 2.3(b) of the U.S. Purchase Agreement to the members of IBEX Group contemplated in the license agreement set forth in Schedule 11.1(h).

         (i) Insurance. On Closing, BioMarin NS shall have insured the IBEX Pharma Canadian Assets, with effect as and from the Closing Date, in such amounts and against such risks including, without limitation, general liability and tenant's liability, as are customarily carried and insured against by BioMarin in respect of comparable assets in the conduct of its business.

In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the members of the IBEX Group, the members of the IBEX Group may rescind this Agreement by notice to the members of the BioMarin Group and in such event all of the Parties shall be released from all obligations hereunder, unless the members of the IBEX Group can show that the condition or conditions which have not been satisfied are reasonably capable of being performed or caused to be performed by the members of the BioMarin Group and are the obligation of the members of the BioMarin Group to perform or to cause to be performed or have not been satisfied by reason of a default by the members of the BioMarin Group, in which case, the members of the BioMarin Group, at the option of the members of the IBEX Group, shall not be released from any obligations hereunder. Any such conditions may be waived in whole or in part by the members of the IBEX Group without prejudice to the members of the IBEX Group's rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the members of the IBEX Group only if the same is in writing.

12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS OF THE BIOMARIN GROUP AT CLOSING

12.1  Conditions Precedent.  All obligations of BioMarin NS to purchase the
IBEX Pharma Canadian Assets from the Vendors at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the members of the BioMarin Group) prior to or at the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties made by each member of the IBEX Group in or under this Agreement shall be true in all material respects (except where already qualified as to materiality) on and as of the Closing Date and the members of the BioMarin Group shall have received from each member of the IBEX Group a certificate signed as of the Closing Date to such effect, in the form set out in Schedule 12.1(a).

         (b) Actions, Etc. All actions, proceedings, instruments and documents required for the members of the IBEX Group to carry out the Canadian Transaction and all other related legal matters shall have been approved by the members of the BioMarin Group and the members of the BioMarin Group shall have been furnished with such certified copies of actions and proceedings with respect to the members of the IBEX Group and other such instruments and documents as the members of the BioMarin Group shall have requested.

         (c)    Compliance with Covenants.  Each member of the IBEX
                Group shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each member of the IBEX Group and the members of the BioMarin Group shall have received from each member of the IBEX Group a certificate signed as of the Closing Date to such effect, in the form set out in Schedule 12.1(c).

         (d) Corporate Authorizations. The members of the IBEX Group shall have delivered to the members of the BioMarin Group evidence satisfactory to the members of the BioMarin Group that all necessary corporate authorizations by the members of the IBEX Group authorizing and approving the execution and delivery of this Agreement, the consummation of the Canadian Transaction and the transfer of the IBEX Pharma Canadian Assets as herein contemplated have been obtained.

         (e)    Employment Agreements.  On Closing, BioMarin NS and
                Robert Heft shall execute and deliver an employment agreement on terms and conditions mutually acceptable to BioMarin NS and Robert Heft. BioMarin shall be a party to such agreement solely as a guarantor of the obligations of BioMarin NS thereunder.

         (f)    Assumption of IBEX Pharma Canadian Assumed Liabilities.
                On Closing, the members of the BioMarin Group and the Vendors shall execute and deliver an assignment and assumption agreement with respect to the IBEX Pharma Canadian Assumed Liabilities, in the form set out in Schedule 11.1(e).

         (g) Approvals and Consents. At or before Closing there shall have been obtained from all appropriate federal, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to the members of the BioMarin Group as may be required in order to transfer the IBEX Pharma Canadian Assets and to enable BioMarin NS to assume the IBEX Pharma Canadian Assumed Liabilities at Closing as herein provided.

         (h) No Material Loss. There shall have been no material loss or damage to the IBEX Pharma Canadian Assets not adequately covered by insurance.

         (i) No Material Adverse Change. There shall have been no change that would have a Material Adverse Effect on the condition, financial or otherwise of the IBEX Pharma Canadian Assets and/or the IBEX Pharma Canadian Business.

         (j) Litigation. No court order shall have been entered that enjoins, restrains, prohibits or restricts Closing of the Canadian Transaction. None of the Parties nor any of their respective directors, officers, employees or agents shall be a defendant or third party to or have received written or oral notice of the threat of any litigation or proceedings before any court or Governmental Authority which, in the opinion of the members of the BioMarin Group, could prevent or restrict such Party from performing any of its obligations in this Agreement or any of the Closing Documents or could expose such Person to damages.

         (k)    Quebec Securities Commission. On or before Closing,
                BioMarin shall have received the approval of the Quebec Securities Commission to the issuance of the BioMarin Canadian Transaction Shares and to the issuance of the BioMarin Options and the Underlying Securities to the applicable Therapeutic Asset Employees who reside in the Province of Quebec (the "Quebec Securities Commission Approvals").

         (l) Receipt of Closing Documents by the Members of the BioMarin Group. All instruments of conveyance and other documentation relating to the sale and purchase of the IBEX Pharma Canadian Assets, including without limitation, the Closing Documents, assignments, bills of sale, conveyances and other documentation and all actions and proceedings taken on or prior to the Closing in connection the performance by the members of the IBEX Group of their obligations under this Agreement shall be satisfactory to the members of the BioMarin Group and their counsel and the members of the BioMarin Group shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as they may reasonably request in order to establish the consummation of the Canadian Transaction and the taking of all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to the members of the BioMarin Group and their counsel. For greater certainty and without limitation, the Vendors shall have delivered to BioMarin NS duly executed, in form and substance reasonably satisfactory to the members of the BioMarin Group and their counsel and in proper form for registration, if required, under applicable Laws, all instruments of conveyance and other documentation relating to the sale and purchase of the IBEX Pharma Canadian Assets, including without limitation:

                  (i) bills of sale and assignment of interest for the IBEX Pharma Canadian Assets (including all Permits and Licenses and all Contracts), in the form set out in Schedule 12.1(l)(i); and

                  (ii) assignments in registerable form of all Intellectual Property, in the forms set out in Schedule 12.1(l)(ii).

         (m) Consents to Assignments. With respect to any IBEX Group Canadian Intellectual Property, the Permits and Licenses and the Contracts (the "Canadian Assigned Rights") forming a part of the IBEX Pharma Canadian Assets in connection with the IBEX Pharma Canadian Business and which BioMarin NS shall assume at Closing in accordance with this Agreement, which are identified at
                Schedule 2.1(b), on Closing, the members of the IBEX Group shall deliver to BioMarin NS, such unconditional written consents to the assignment thereof (the "Canadian Assigned Rights Consents") as are applicable, to assign the Canadian Assigned Rights to BioMarin NS together with written acknowledgements from the other party to such Canadian Assigned Rights, in the form set out in Schedule 12.1(m) acknowledging that all amounts due and payable thereunder by the Vendors have been paid in full to the Closing Date.

         (n) Possession of IBEX Pharma Canadian Assets. On Closing, the Vendors shall deliver title to and possession of all of the IBEX Pharma Canadian Assets to BioMarin NS.

         (o) Non-Competition Agreement. On Closing, the members of the IBEX Group shall execute and deliver non-competition agreements in favor of the members of the BioMarin Group in the form set out in Schedule 12.1(o).

         (p)    Termination Agreement.  On Closing, the members of the
                IBEX Group shall execute and deliver with the members of the BioMarin Group an agreement in the form set out in Schedule 12.1(p) terminating all written or oral agreements among the members of the IBEX Group with respect to the IBEX Pharma Canadian Assets and the IBEX Pharma Canadian Business, including for greater certainty and without limitation, marketing agreements with respect to the IBEX Group Canadian Intellectual Property, on terms and conditions satisfactory to the members of the BioMarin Group and their counsel.

         (q) Services, Equipment and Space Sharing Agreement. On Closing, the members of the IBEX Group shall execute and deliver with the members of the BioMarin Group an agreement in form set out in
                Schedule 12.1(q).

         (r)    License Agreement.  On Closing, (i) the members of the
                IBEX Group shall execute and deliver with the members of the BioMarin Group a license agreement in the form set forth in
                Schedule 11.1(h) and (ii) Massachusetts Institute of Technology shall have consented to the license of Intellectual Property covered by the Contracts with the Massachusetts of Technology set forth in Schedule 2.3(b) of the U.S. Purchase Agreement to the members of IBEX Group contemplated in the license agreement set forth in Schedule 11.1(h).

         (s) US Purchase Agreement. On Closing, the transaction set forth under the US Purchase Agreement shall have been contemporaneously successfully consummated.

         (t) Opinion. On Closing, the members of the BioMarin Group shall receive from Quebec counsel to the members of the IBEX Group a legal opinion in the form set out in Schedule 12.1(t).

         (u) No Orders. No order of any court or administrative agency shall be in effect which restrains or prohibits the Canadian Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Canadian Transaction and which in the judgment of the members of the BioMarin Group and their counsel, acting reasonably, makes it inadvisable to proceed with the consummation of the Canadian Transaction shall have been made, instituted or threatened by any Person.

In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the members of the BioMarin Group, the members of the BioMarin Group may rescind this Agreement by notice to the members of the IBEX Group and in such event all of the Parties shall be released from all obligations hereunder, unless the members of the BioMarin Group can show that the condition or conditions which have not been satisfied are reasonably capable of being performed or caused to be performed by the members of the IBEX Group and are the obligation of the members of the IBEX Group to perform or to cause to be performed or have not been satisfied by reason of a default by the members of the IBEX Group, in which case, the members of the IBEX Group, at the option of the members of the BioMarin Group, shall not be released from any obligations hereunder. Any such conditions may be waived in whole or in part by the members of the BioMarin Group without prejudice to the members of the BioMarin Groups' rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the members of the BioMarin Group only if the same is in writing.


13.      THIRD PARTY ASSIGNMENT AND CONSENTS

13.1  Third Party Assignments.  Neither this Agreement nor any Closing
Document shall constitute an assignment or an attempted assignment of any Canadian Assigned Right contemplated to be assigned to BioMarin NS hereunder where such Canadian Assigned Right: (i) is not assignable without the consent of a third Person if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof; or (ii) in respect of which Canadian Assigned Right the remedies for enforcement thereof available to the Vendors would not pass to BioMarin NS. In respect of the foregoing, the members of the IBEX Group, as and by way of a post-closing covenant, solidarily agree to take such action or cause to be taken such action in their own name or otherwise as the members of the BioMarin Group shall reasonably require so as to provide BioMarin NS the benefits thereof and to effect collection of money to become due and payable by the other party thereto and the members of the IBEX Group shall promptly pay over to BioMarin NS all money received by the Vendors in respect of the foregoing. If and when any Canadian Assigned Right Consent is obtained or such Canadian Assigned Right otherwise becomes assignable, the Vendors shall promptly assign all of their rights and obligations thereunder to BioMarin NS and BioMarin NS shall, without the payment of any further consideration therefor, assume such rights and obligations and the Vendors shall be relieved of any and all liability therefor.

13.2 Further Assurances; Consents. From and after the date hereof and before and after Closing: (i) each of the Parties shall use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth herein including without limitation, the procurement of the post-Closing Canadian Assigned Rights Consents as set forth in Schedule 13.2;
(ii) each of the Parties shall use their reasonable best efforts to cause the Canadian Transaction to be consummated; (iii) the Parties shall cooperate with each other to provide such information, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and to do all such further acts and things as may be reasonably required to carry out the Canadian Transaction; (iv) the Parties shall use all reasonable efforts to comply promptly with all legal requirements that may be imposed upon them with respect to the consummation of the Canadian Transaction and to obtain any consent or any exemption by and to make any registration, declaration or filing with any Governmental Authority or other third Person required to be obtained or made by such Person in connection with the taking of any action contemplated hereby, including without limitation, the post-Closing Canadian Assigned Rights Consents. The Parties covenant and agree to proceed diligently and in a coordinated fashion to apply for and obtain any and all necessary approvals and/or Canadian Assigned Rights Consents. For greater certainty and without limitation, at the request of any member of the BioMarin Group, prior to and after Closing, the Representatives of the BioMarin Group shall have full right to participate in discussions with all third Persons with a view to procuring all pre-Closing and post-Closing Canadian Assigned Rights Consents; provided, however, that in the event that from and after Closing, any member of the IBEX Group has not proceeded diligently and in a coordinated fashion to apply for and obtain any and all such necessary approvals and/or Canadian Assigned Rights Consents, the members of the BioMarin Group, without any further or other act or formality shall be irrevocably appointed to act as attorney and mandatory for and on behalf of any or all of the members of the IBEX Group in their place and stead, with full power of substitution. Notwithstanding the foregoing, the members of the IBEX Group shall ensure that all necessary Representatives of the IBEX Group are entitled to be present and/or participate, as applicable, at all reasonable times to accomplish the objectives of this section 13.2.


14.      ADDITIONAL POST-CLOSING COVENANTS

14.1 Financial Statements. The members of the IBEX Group solidarily covenant and agree as and by way of a post-closing covenant to preserve the financial statements and working papers relating to the IBEX Pharma Canadian Business for a period of at least six years from the Closing and to allow the members of the BioMarin Group or the Representatives to have access thereto at all reasonable times in connection with the affairs of the BioMarin Group and to make copies thereof and to take extracts therefrom. The members of the IBEX Group solidarily covenant and agree as and by way of a post-closing covenant to use their reasonable best efforts to maintain and preserve such books of account and to at least exercise the same degree of care with respect thereto as they do now in connection with their other business records.

14.2 Resale Payments. The members of the BioMarin Group solidarily covenant and agree as and by way of a post-closing covenant to pay to the Vendors a sum equal to 50% of any consideration received by any member of the BioMarin Group within three months of the Closing Date, as a result of a license or sale of any of the IBEX Group Canadian Intellectual Property.

14.3 Filter Technology. The members of the IBEX Group solidarily covenant and agree as and by way of a post-closing covenant that, for no additional consideration (the consideration therefor being included in the Canadian Purchase Price), on or before August 31, 2002, they shall transfer to BioMarin NS, good and marketable title to the Filter Technology, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve Out and pursuant to a general conveyance which shall contain representations and warranties on the part of the members of the IBEX Group with respect to the Filter Technology which are similar to the representations and warranties with respect to the IBEX Pharma Canadian Assets that are contained in this Agreement.

14.4 McGill License. The members of the IBEX Group solidarily agree as a post-closing covenant that members of the IBEX Group shall not enter into any license in respect of US Patent 5,147,641 and its foreign counterparts or otherwise interfere with the negotiation of such license by BioMarin.

14.5 Retention Agreement. The members of the IBEX Group solidarily covenant and agree as and by way of a post-closing covenant that for a period of three (3) years following Closing, the members of the IBEX Group shall not enter into an amalgamation, consolidation, merger or transfer of the undertaking or assets of the IBEX Group as an entirety or substantially as an entirety (a "Capital Reorganization") with or to another person (a "Successor Company") unless the Successor Company resulting from the Capital Reorganization (if not one of the members of the IBEX Group) shall agree to be bound by the provisions of this Agreement including, without limitation, Article 10 hereof. For greater certainty, this section 14.5 shall not apply to: (i) a Capital Reorganization involving only members of the IBEX Group; or (ii) a sale of BioMarin Worldwide Transaction Shares by any member of the IBEX Group.

14.6 License Agreement. The members of the BioMarin Group solidarily covenant and agree as a post-closing covenant to use their commercially reasonable efforts to cause Contracts with Massachusetts Institute of Technology set forth on Schedule 2.3(b) of the US Purchase Agreement or any amendments or extensions thereof to remain in good standing and to preserve BioMarin's ability to license Intellectual Property licensed to BioMarin under such Contracts to the IBEX Group under the license agreement set forth in Schedule 11.1(h).


15.      CONFIDENTIALITY

15.1 Confidentiality. For a period of five years from Closing, each Party shall keep confidential all information (the "Confidential Information") obtained from the other Party or its Representatives in connection with the other Party, this Agreement and the Canadian Transaction and that all such Confidential Information obtained by it from the other Party or any of its Representatives shall be used solely for the purpose of evaluating the Canadian Transaction and for no other purpose. The term "Confidential Information" shall not include any information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party or the Representatives; (ii) becomes known to the receiving Party or the Representatives on a non-confidential basis from a source (other than the disclosing Party) which is not known to the receiving Party to be bound to the disclosing Party by a legal, contractual or fiduciary obligation; (iii) was known to the receiving Party or the Representatives on or prior to the date hereof; or (iv) was independently discovered or developed by the receiving Party without reference to any of the Confidential Information. If this Agreement is terminated without consummation of the Canadian Transaction, each Party shall return to the other Party all Confidential Information in its possession regarding the other Party and all copies and extracts thereof or with the consent of the other Party shall destroy all such Confidential Information and copies and extracts and shall deliver to the other Party evidence of destruction of such Confidential Information and copies and extracts as such other Party may reasonably request. For the purpose of this Article 15, the members of the BioMarin Group shall be one Party and the members of the IBEX Group shall be one Party. Confidential Information includes all information transferred from the IBEX Group to the BioMarin Group as part of the IBEX Pharma Canadian Assets. Notwithstanding the foregoing, it is acknowledged and agreed that (x) no information provided by the BioMarin Group to the IBEX Group concerning BioMarin or its business constitutes Confidential Information of the members of the BioMarin Group and (y) from and after the Closing, no information relating to the IBEX Pharma Canadian Assets or the IBEX Pharma Canadian Business constitutes Confidential Information to be held in confidence by any member of the BioMarin Group.

15.2 Public Disclosure. No Party shall issue any press release or other public announcement, written or oral, relating to this Agreement or to performance hereunder or the existence of any arrangement among the Parties without the prior approval of the other Parties acting reasonably and on a timely basis, except to the extent that such press release or announcement is reasonably concluded by a Party to be required by applicable Law. The forms of press release to be issued by IBEX and BioMarin upon the execution and delivery of this Agreement are set forth in Schedule 15.2. Each member of the IBEX Group acknowledges that BioMarin will be required to file a copy of this Agreement and the other agreements and instruments contemplated hereby with the Commission and to describe the Canadian Transaction in its public filings.


16.      SOLICITATION

16.1 No Solicitation. From the date hereof and up to and including the Closing Date or other termination of this Agreement, other than in connection with the Canadian Transaction, the members of the IBEX Group solidarily covenant and agree that neither they nor any their Affiliates shall nor shall any of the members of the IBEX Group or any of their Affiliates permit their respective Representatives to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including without limitation, any proposal or offer to shareholders) with respect to an Acquisition Proposal or engage in negotiations concerning or provide any confidential information or data to, have any discussions with or endorse or recommend a proposal of or enter into any contract or understanding with any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The members of the IBEX Group shall notify the members of the BioMarin Group immediately if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussions are sought to be initiated or continued with the members of the IBEX Group or any of their Affiliates or Representatives; provided however that nothing contained in this section shall prohibit the board of directors of IBEX from furnishing non-public information to or entering into discussions or negotiations with any Person that makes an unsolicited bona fide Acquisition Proposal, if and only to the extent that: (i) the board of directors of IBEX, based upon the advice of outside counsel, determines in good faith that such action is required for the board of directors of IBEX to comply with its fiduciary duties to shareholders imposed by applicable Law; (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, the members of the IBEX Group keep the members of the BioMarin Group informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this section shall permit the members of the IBEX Group to terminate this Agreement or permit the members of the IBEX Group to enter into any agreement with respect to an Acquisition Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, none of the members of the IBEX Group nor their Affiliates shall enter into any agreement with any Person that provides for or in any way facilitates an Acquisition Proposal or affect any other obligation of the members of the IBEX Group under this Agreement).


17.      CANADIAN ASSETS AT RISK UNTIL CLOSING

17.1 Risk. Notwithstanding anything herein contained, title and risk of loss of the IBEX Pharma Canadian Assets shall remain with the Vendors until the Canadian Transaction has been completed as herein contemplated. The Vendors shall maintain the insurance represented herein to be held by them on the IBEX Pharma Canadian Assets until the Closing Date and the Vendors shall hold any proceeds thereof in trust for the Parties as their interests may appear.

17.2 Reduction of Canadian Purchase Price. In the event of damage or destruction to the IBEX Pharma Canadian Fixed Assets prior to the Closing Date, to the extent not repaired or replaced by the members of the IBEX Group on or before the Closing Date to the satisfaction of the members of the BioMarin Group, the replacement value of the IBEX Pharma Canadian Fixed Assets so damaged or destroyed as determined by the members of the BioMarin Group and the members of the IBEX Group in consultation with the insurer of the members of the IBEX Group shall be deducted from the Canadian Purchase Price. Without limitation of any of the rights of the members of the IBEX Group hereunder, such amounts may be reduced from the Canadian Purchase Price by the cancellation of a sufficient number of BioMarin Canadian Transaction Shares that would otherwise be issuable hereunder.


18.      DELIVERY OF BOOKS AND RECORDS OF THE VENDORS

18.1 Books and Records. On the Closing Date all books, documents and data solely relating to the IBEX Pharma Canadian Business shall be transferred by the IBEX Group to BioMarin at the portion of the premises leased by IBEX to be made available to the BioMarin Group under the agreement referred to in section 12.1(q).


19.      MISCELLANEOUS

19.1 Tender. Any tender of documents or money hereunder may be made upon the Parties or upon their respective solicitors as set forth herein.

19.2 Notice. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

         (a)      if to the members of the IBEX Group in c/o of:

                  5485 Pare
                  Montreal, Quebec    H4P 1P7

                  Attention:     President
                  Fax No.:       (514) 344-8827

                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor, 1170 rue Peel
                  Montreal, Quebec  H3B 4S8

                  Attention:     Peter Martin
                  Fax No.:       (514) 875-6246

         (b)      if to the members of the BioMarin Group, to:

                  371 Bel Marin Keys Boulevard, Suite 210
                  Novato, California
                  94949   USA

                  Attention:     Raymond W. Anderson
                  Fax No.:       (415) 382-7889

                  with a copy to:

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario   M5H 3C2

                  Attention:  Mark Bennett
                  Fax No.:  (416) 360-8877

                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California
                  90071-2371  USA

                  Attention:  Siobhan Burke
                  Fax No.:  (213) 627-0705

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

19.3 Further Assurances. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

19.4 Laws. This Agreement shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein and the Parties hereby irrevocably attorn to the Courts of the Province of Quebec, sitting in the district of Montreal.

19.5 Expenses. All out-of-pocket expenses (including legal and accounting expenses) incurred in connection with the Canadian Transaction shall be borne by the Party incurring the same.

19.6 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension nor variation of this Agreement shall operate as a waiver of this provision.

19.7 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof, including, without limitation, that certain Term Sheet dated June 4, 2001 and that certain memorandum from Mr. Gary Mattan to Mr. Doug Cotter, dated July 17, 2001 as amended by agreements dated August 22, 2001 and September 21, 2001. This Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

19.8 Assignment. No Party may assign this Agreement or any part hereof without the prior written consent of the other Parties which may not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

19.9 Invalidity. In the event that any of the covenants, representations and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

19.10 Counterpart. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

19.11 Language. The Parties acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date and year first above written.

                              BIOMARIN PHARMACEUTICAL INC.

                              Per: /s/ Fredric R. Price
                                  ---------------------------------------------
                              Name:Fredric R. Price
                              Title: CEO

                              BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                              Per: /s/ Raymond W. Anderson
                                  ---------------------------------------------
                              Name: Raymond W. Anderson
                              Title: Secretary

                              IBEX TECHNOLOGIES INC.

                              Per: /s/ Paul Baehr
                                  ---------------------------------------------
                              Name:  Paul Beahr
                              Title: CEO

                              IBEX PHARMACEUTICALS INC.

                              Per: /s/ Paul Baehr
                                  ---------------------------------------------
                              Name:  Paul Beahr
                              Title: CEO

                              IBEX TECHNOLOGIES LLC

                              Per: /s/ Robert Heft
                                  ---------------------------------------------
                              Name:  Robert Heft
                              Title: President

                              IBEX TECHNOLOGIES CORP.

                              Per: /s/ Robert Heft
                                  ---------------------------------------------
                              Name:  Robert Heft
                              Title: President

                              TECHNOLOGIES IBEX R&D INC.

                              Per:  /s/ Robert Heft
                                  ---------------------------------------------
                              Name:  Robert Heft
                              Title: President

                 Canadian Asset Purchase Agreement - Schedules


Schedule 1.1                           U.S. Purchase Agreement

Schedule 2.1                           Filter Technology

Schedule 2.1(a)                        IBEX Pharma Canadian Fixed Assets

Schedule 2.1(b)                        IBEX Pharma Canadian Contracts, Permits and Licenses

Schedule 2.1(c)                        IBEX Pharma Canadian Inventory

Schedule 2.1(d)                        IBEX Pharma Canadian Intellectual Property

Schedule 2.2                           IBEX Pharma Canadian Assumed Liabilities

Schedule 2.3                           IBEX Group Severance Practices

Schedule 2.4                           IBEX Pharma Canadian Excluded Assets

Schedule 3.2                           Allocation of BioMarin Canadian Transaction Shares

Schedule 3.3                           Allocation of Canadian Purchase Price

Schedule 5.1(a)                        IBEX Group Jurisdictions

Schedule 5.1(f)                        IBEX Group Residency

Schedule 5.1(j)                        Suppliers

Schedule 5.1(k)                        Clinical Trial Sites

Schedule 5.1(p)                        IBEX Financial Statements

Schedule 5.1(r)                        Permits and Licenses

Schedule 5.1(s)                        Contracts

Schedule 5.1(t)                        Therapeutic Asset Employees

Schedule 5.1(u)                        Employee Plans

Schedule 5.1(x)                        Insurance Policies

Schedule 5.1(y)                        Taxes

Schedule 5.1(aa)                       Environmental Permits

Schedule 5.1(bb)(i)                    Royalties

Schedule 5.1(bb)(ii)                   Impairment of IP


                                      -2-

                 Canadian Asset Purchase Agreement - Schedules


Schedule 6.1(f)                        BioMarin Residency

Schedule 6.1(k)                        BioMarin Financial Statements

Schedule 6.1(n)                        BioMarin Registration Exceptions

Schedule 11.1(a)                       Certificate as to BioMarin Group Representations and Warranties

Schedule 11.1(b)                       Certificate as to BioMarin Group Compliance with Covenants

Schedule 11.1(d)                       BioMarin Stock Option Entitlement

Schedule 11.1(e)                       Assignment and Assumption Agreement

Schedule 11.1(f)                       BioMarin Group Legal Opinions - United States, Quebec and Nova Scotia

Schedule 11.1(h)                       License Agreement

Schedule 12.1(a)                       Certificate as to IBEX Group Representations and Warranties

Schedule 12.1(c)                       Certificate as to IBEX Group Compliance with Covenants

Schedule 12.1(l)(i)                    Bills of Sale

Schedule 12.1(l)(ii)                   Intellectual Property Assignments

Schedule 12.1(m)                       Form of Canadian Assigned Rights Consent

Schedule 12.1(o)                       Non-Competition Agreement

Schedule 12.1(p)                       Termination Agreement

Schedule 12.1(q)                       Services, Equipment and Space Sharing Agreement

Schedule 12.1(t)                       IBEX Group Legal Opinion - Quebec and United States

Schedule 13.2                          Post-Closing Canadian Assigned Rights Consents

Schedule 15.2                          Forms of Press Release

                                  Schedule 1.1




                          BIOMARIN PHARMACEUTICAL INC.

                                     - and -

                              BIOMARIN ENZYMES INC.

                                     - and -

                             IBEX TECHNOLOGIES INC.

                                     - and -

                            IBEX PHARMACEUTICALS INC.

                                     - and -

                              IBEX TECHNOLOGIES LLC

                                     - and -

                             IBEX TECHNOLOGIES CORP.

                                     - and -

                           TECHNOLOGIES IBEX R&D INC.


                     UNITED STATES ASSET PURCHASE AGREEMENT


                          CASSELS BROCK & BLACKWELL LLP
                             Barristers & Solicitors
                                  Scotia Plaza
                                   Suite 2100
                               40 King Street West
                                Toronto, Ontario
                                     M5H 3C2

THIS UNITED STATES ASSET PURCHASE AGREEMENT made as of the 9th day of October, 2001.

AMONG:

                  BIOMARIN PHARMACEUTICAL INC.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("BioMarin")

                                                               OF THE FIRST PART

                  - and -

                  BIOMARIN ENZYMES INC.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("BioMarin US")

                                                              OF THE SECOND PART

                  - and -

                  IBEX TECHNOLOGIES INC.
                  a corporation incorporated pursuant to the laws of Canada

                  ("IBEX")

                                                               OF THE THIRD PART

                  - and -

                  IBEX PHARMACEUTICALS INC.
                  a corporation incorporated pursuant to the laws of Canada

                  ("IBEX Pharma")

                                                              OF THE FOURTH PART

                  - and -

                  IBEX TECHNOLOGIES LLC
                  a limited liability company organized under the laws of Delaware

                  ("IBEX LLC")

                                                               OF THE FIFTH PART
                  - and -

                  IBEX TECHNOLOGIES CORP.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("IBEX Corp.")

                                                               OF THE SIXTH PART


                  - and -

                  TECHNOLOGIES IBEX R&D INC.
                  a corporation incorporated pursuant to the laws of the Province of Quebec

                  ("IBEX R&D")

                                                             OF THE SEVENTH PART


WHEREAS IBEX, IBEX Pharma, IBEX Corp., IBEX LLC and IBEX R&D (collectively, the "Vendors") are in the business of the research and development of enzymes for diagnostic and therapeutic use in a variety of tissue repair and cardiovascular and genetic diseases and the Vendors wish to sell and BioMarin US wishes to purchase certain Worldwide (as hereinafter defined) assets pertaining to the operation of the therapeutic portion of such business Worldwide in connection with the Products (as hereinafter defined) and BioMarin US wishes to assume only certain liabilities in connection therewith, all on and subject to the terms and conditions hereinafter set forth and the parties hereto are therefore desirous of entering into this Agreement;

AND WHEREAS BioMarin joins in this Agreement to make certain representations and warranties as well as covenants, including without limitation, with respect to the BioMarin Worldwide Transaction Shares (as hereinafter defined);

AND WHEREAS contemporaneous herewith the parties (exclusive of BioMarin US) together with BioMarin NS (as hereinafter defined) are executing and delivering the Canadian Purchase Agreement (as hereinafter defined);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS AND SCHEDULES

1.1      Definitions.  In this Agreement:
         -----------

         "Acquisition Proposal" means any proposal (other than a proposal made with respect to the Worldwide Transaction) regarding; (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the members of the IBEX Group or any of their Affiliates which would or could defeat the purchase by BioMarin NS or BioMarin US, as the case may be, of all of the Canadian Assets (as defined in the Canadian Purchase Agreement) and/or the Worldwide Assets and/or all of the IBEX Pharma Canadian Business (as defined in the Canadian Purchase Agreement) and/or all of the Worldwide Business and/or the hiring of all of the Therapeutic Asset Employees (as defined in the Canadian Purchase Agreement); (ii) any sale, lease, license, exchange, transfer or other disposition of any of the Canadian Assets, the Worldwide Assets and/or any of the Therapeutic Asset Employees and/or any portion of the IBEX Pharma Canadian Business and/or the IBEX Group Worldwide Business; or (iii) any other substantially similar transaction or series of related transactions that would or could hinder the consummation of the Canadian Transaction, the Worldwide Transaction or otherwise defeat the purposes of this Agreement or the Canadian Purchase Agreement.

         "Action" has the meaning ascribed thereto in section 10.1.

         "Actual Knowledge" means such knowledge as the current officers of the members of the IBEX Group would have after diligent inquiry of the current officers and employees of the members of the IBEX Group of the matter in question.

         "Affiliate" of a Person means any Person that directly or indirectly controls, is controlled by or is under control with the indicated Person.

         "Agreement", "this Agreement", "hereto" and "herein" means this Agreement and all schedules attached hereto, as may be amended from time to time.

         "Assumed Worldwide Liabilities" means collectively, the IBEX Pharma Worldwide Assumed Liabilities and the IBEX LLC Worldwide Assumed Liabilities.

         "Best Knowledge" means such knowledge as the Party would have after diligent inquiry of the matter in question.

         "BioMarin" means BioMarin Pharmaceutical Inc., a Delaware corporation.

         "BioMarin Financial Statements" has the meaning ascribed thereto in section 6.1(k).

         "BioMarin Group" means collectively, BioMarin and BioMarin US.

         "BioMarin NS" means BioMarin Pharmaceutical Nova Scotia Company, a Nova Scotia unlimited liability company.

         "BioMarin Share Current Market Price" means the daily volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m., Eastern Time) of the shares of common stock of BioMarin on the Nasdaq National Market for the 20 trading days ending on the trading day prior to the date of this Agreement (as reported by Bloomberg Financial LP using the AQR function).

         "BioMarin US" means BioMarin Enzymes Inc., a Delaware corporation.

         "BioMarin Worldwide Transaction Shares" means the number of shares of common stock of BioMarin equal to: (i) the Worldwide Purchase Price divided by: (ii) the product of (A) the BioMarin Share Current Market Price and (B) the average value in Canadian dollars of one US dollar calculated at the average rate of exchange between Canadian dollars and US dollars (as reported in International Financial Statistics, published by the International Monetary Fund) for the 20 trading days ending on the trading day prior to the date of this Agreement.

         "BioMarin Year End" has the meaning ascribed thereto in section 6.1(k).

         "Bulk Sales Carve-Out" means any non-compliance by members of the IBEX Group with Article 1767 ss of the Civil Code of the Province of Quebec in connection with: (i) that certain intercorporate transfer effected by agreement dated September 1, 1999, between IBEX and IBEX Pharma; and
         (ii) the Canadian Transaction.

         "Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the Province of Quebec or in the State of California.

         "Canadian Purchase Agreement" means that certain agreement dated as of even date among BioMarin, BioMarin NS and the IBEX Group.

         "Capital Reorganization" has the meaning ascribed thereto in section 14.5.

         "Cash Payment" means an amount equal to the cash equivalent of 200,000 shares of common stock of BioMarin calculated on the same basis as the calculation of the BioMarin Worldwide Transaction Shares.

         "Claims" has the meaning ascribed thereto in the definition of Environmental Claims.

         "Closing" means the consummation of the Worldwide Transaction as herein contemplated.

         "Closing Date" means October 31, 2001 or such earlier or later date which is five (5) Business Days following the satisfaction of all conditions to the Closing set forth in sections 11.1 and 12.1 or as may otherwise be agreed to in writing by the Parties and in no event shall be later than December 31, 2001.

         "Closing Documents" means any document or undertaking delivered in relation to the Closing as provided in this Agreement.

         "Commission" means the United States Securities and Exchange
         Commission.

         "Confidential Information" has the meaning ascribed thereto in section 15.1.

         "Contract" means any order, agreement, engagement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

         "Control" means the ability to grant assignments, licenses or sub-licenses without violating the terms of any agreement or other arrangement with, or the rights of, any other Person.

         "Employee Plan" means all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, any stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements to which IBEX is a party in connection with any Therapeutic Asset Employee or by which IBEX is bound in connection with any Therapeutic Asset Employee. "Employee Plan" does not include any government-sponsored employee benefit arrangements.

         "Encumbrances" means any and all claims, liens, security interests, hypothecs, rights, prior claims, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements, reserves, conditional sale contracts, ownership or title retention agreements, or other interests of any nature or kind whatsoever, howsoever created.

         "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, stop orders, investigations, injunctions, restrictions, control orders, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements (collectively, the "Claims"), relating in any way to Environmental Laws or Environmental Permits including without limitation; (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to applicable Environmental Laws; and
         (ii) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Condition" means a condition relating to or arising or resulting from a failure to comply with any Environmental Laws or Environmental Permits or a Release of a Hazardous Material into the Environment.

         "Environmental Laws" means any Law, now or hereafter in effect and as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the Environment, health, safety or Hazardous Materials.

         "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under applicable Environmental Laws.

         "ETA" means the Excise Tax Act (Canada).

         "Exchange Act" means the United States Exchange Act of 1934, as amended.

         "Excluded Liabilities" means all liabilities of the Vendors that are not Assumed Worldwide Liabilities and for greater certainty and without limitation, Assumed Worldwide Liabilities do not include liabilities that relate to the Excluded Assets.

         "FDA" means the United States Food and Drug Administration and any successor agency thereto.

         "Filter Technology" means the assets set forth on Schedule 2.1.

         "Governmental Authority" means any Canadian federal, provincial, municipal or local or any United States federal, state or local or any other foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, board, bureau or instrumentality in any jurisdiction in the world.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means; (i) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas; (ii) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

         "IBEX" means IBEX Technologies Inc., a Canadian corporation.

         "IBEX Corp" means IBEX Technologies Corp., a Delaware corporation.

         "IBEX Financial Statements" has the meaning ascribed thereto in section 5.1(p).

         "IBEX Group" means collectively, IBEX, IBEX Pharma, IBEX LLC, IBEX Corp. and IBEX R&D.

         "IBEX Group Worldwide Business" means collectively, the IBEX Pharma Worldwide Business and the IBEX LLC Worldwide Business.

         "IBEX Group Worldwide Intellectual Property" means all IBEX LLC Worldwide Intellectual Property and all IBEX Pharma Worldwide Intellectual Property.

         "IBEX LLC" means IBEX Technologies LLC, a Delaware limited liability company.

         "IBEX LLC Products" means: (i) Heparinase I in respect of its use in a biopharmaceutical human therapeutic business (i.e. Neutralase); (ii) Heparinase III (i.e. Extravase); and (iii) Flavobacterium Production Technology with respect to Heparinase I and Heparinase III.

         "IBEX LLC Worldwide Assumed Liabilities" has the meaning ascribed thereto in section 2.4.

         "IBEX LLC Worldwide Assets" means the assets of IBEX LLC and IBEX Corp. used in connection with or related to the IBEX LLC Worldwide Business, including, without limitation, the IBEX LLC Worldwide Intellectual Property, the IBEX LLC Worldwide Fixed Assets and the IBEX LLC Worldwide Inventory, but excluding the IBEX LLC Worldwide Excluded Assets.

         "IBEX LLC Worldwide Business" means the therapeutic portion of the research, development, production, manufacture, use, sale, technology and marketing Worldwide of the IBEX LLC Products.

         "IBEX LLC Worldwide Excluded Assets" has the meaning ascribed thereto in section 2.5.

         "IBEX LLC Worldwide Fixed Assets" means all of the machinery, equipment, moveable property, chattels and other assets located Worldwide and described in section 2.3(b).

         "IBEX LLC Worldwide Intellectual Property" means all Intellectual Property owned or Controlled by IBEX LLC or IBEX Corp. relating to or being used in connection with the IBEX LLC Worldwide Business, including without limitation, those listed in Schedule 2.3(e), but excluding the IBEX LLC Worldwide Excluded Assets.

         "IBEX LLC Worldwide Inventory" means all inventories of and pertaining to the IBEX LLC Worldwide Business, including without limitation, clinical supply materials, packaging materials, raw, semi-finished and finished products, work in progress, raw materials, all other materials and supplies on hand to be used or consumed in the production of items purchased for resale and inventories in transit from suppliers if paid for or owned by IBEX LLC or IBEX Corp. and all inventories of general stores and supplies (if any), likewise if paid for or owned by IBEX LLC or IBEX Corp., including, without limitation, those described in Schedule 2.3(c), but excluding the IBEX LLC Worldwide Excluded Assets.

         "IBEX Pharma" means IBEX Pharmaceuticals Inc., a Canadian corporation.

         "IBEX Pharma Products" means: (i) Heparinase II; (ii) Chondroitinase AC (IBT9401) and Chondroitinase B; (iii) Oralase Technology (including Phenylase); and (iv) Flavobacterium Production technology with respect to Heparinase II.

         "IBEX Pharma Worldwide Assets" means the Worldwide assets of IBEX Pharma, IBEX R&D or IBEX used in connection with or related to the IBEX Pharma Worldwide Business, including without limitation, the IBEX Pharma Worldwide Fixed Assets, the IBEX Pharma Worldwide Inventory and the IBEX Pharma Worldwide Intellectual Property, but excluding the IBEX Pharma Worldwide Excluded Assets.

         "IBEX Pharma Worldwide Assumed Liabilities" has the meaning ascribed thereto in section 2.2.

         "IBEX Pharma Worldwide Business" means the therapeutic portion (excluding the diagnostic portion retained by the IBEX Group and the diagnostic, reagent and limited therapeutic use portion licensed to the IBEX Group pursuant to the agreement set forth in Schedule 11.1(g)) of the research, development, manufacture, use, sale, production, technology and marketing Worldwide of the IBEX Pharma Products.

         "IBEX Pharma Worldwide Excluded Assets" has the meaning ascribed thereto in section 2.5.

         "IBEX Pharma Worldwide Fixed Assets" means all of the machinery, equipment, moveable property, chattels and other assets located in Canada and described in section 2.1(b), save and except the Filter Technology.

         "IBEX Pharma Worldwide Intellectual Property" means all Intellectual Property owned or Controlled by IBEX Pharma, IBEX R&D or IBEX relating to or being used in connection with the IBEX Pharma Worldwide Business, including, without limitation, those identified in Schedule 2.1(c), but excluding the IBEX Pharma Worldwide Excluded Assets.

         "IBEX Pharma Worldwide Inventory" means all inventories of and pertaining to the IBEX Pharma Worldwide Business, including without limitation, clinical supply materials, packaging materials, raw, semi-finished and finished products, work in progress, raw materials, all other materials and supplies on hand to be used or consumed in the production of products, work in progress, items purchased for resale and inventories in transit from suppliers if paid for or owned by IBEX Pharma, IBEX R&D or IBEX and all inventories of general stores and supplies (if any), likewise if paid for or owned by IBEX Pharma, IBEX R&D or IBEX, including without limitation, those described in Schedule 2.1(d), but excluding the IBEX Pharma Worldwide Excluded Assets.

         "IBEX R&D" means Technologies IBEX R&D Inc., a Quebec company.

         "IBEX Year End" has the meaning ascribed thereto in section 5.1(p).

         "Indemnified Party" has the meaning ascribed thereto in section 10.3.

         "Indemnitor" has the meaning ascribed thereto in section 10.3.

         "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and other Worldwide patents (including utility models, supplementary protection certificates and applications therefor) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights Worldwide in inventions and discoveries; (ii) all inventions (whether patentable or not), improvements, trade secrets, proprietary information, know-how, technology, technical data research notes, computer system architecture and customer lists and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto Worldwide; (iv) all mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all industrial designs and any registrations and applications therefor in Canada and Worldwide; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith Worldwide; (vii) all rights in databases and data collections Worldwide; (viii) all rights in Software, data, databases, web content and Internet sites Worldwide; (ix) all rights in domain names, domain name registrations and applications therefor Worldwide; and (x) any similar, corresponding or equivalent rights to any of the foregoing Worldwide.

         "IRS" means the Internal Revenue Service of the United States.

         "Law" means any Canadian federal, provincial, municipal, local or any US federal, state or local or any other foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including without limitation, common law).

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any Law (including without limitation, any Environmental
         Law), action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

         "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Party in question.

         "Minimum Threshold" has the meaning ascribed thereto in section 10.6.

         "NDA" means a New Drug Application in accordance with the requirements of the FDA.

         "Neutralase" means the product Heparinase I in respect of its use in a biopharmaceutical human therapeutic business.

         "Neutralase Contingency Payment" means 18,280,872 multiplied by Cdn.$0.50 or Cdn.$9,140,436.

         "Parties" means collectively, the parties to this Agreement.

         "Permits and Licenses" has the meaning ascribed thereto in section 5.1(r).

         "Person" means any individual, partnership, company, corporation, firm, unincorporated association, joint venture, trust however designated or constituted or wheresoever organized and any Governmental Authority.

         "Phenylase" means the therapeutic application of Phenylalanine Ammonia Lyase.

         "Phenylase Contingency Payment" means 18,280,872 multiplied by Cdn.$0.30 or Cdn.$5,484,262.

         "Products" means collectively, the IBEX LLC Products and the IBEX Pharma Products.

         "Quebec Securities Commission Approval" has the meaning set forth in section 12.1(j).

         "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land, water or air or otherwise entering into the Environment.

         "Representatives" has the meaning ascribed thereto in section 9.2.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Software" means computer software and programs in any form, including source code, object code, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof and all related documentation, developer notes, comments and annotations.

         "Successor Company" has the meaning ascribed thereto in section 14.5.

         "Suspension Period" has the meaning ascribed thereto in section 7.1(b).

         "Tax Act" means The Income Tax Act (Canada).

         "Taxes" means all taxes and any liability, whether disputed or not, imposed by Canada or the United States or any province, state or municipality thereof or by any other country or foreign government or any subdivision or agency thereof.

         "Therapeutic Assets" means the assets currently used, owned or Controlled by the members of the IBEX Group in the conduct of their biopharmaceutical human therapeutic business.

         "Third Party Claim" has the meaning ascribed thereto in section 10.3.

         "Time of Closing" means 2:00 p.m. (New York time) on the Closing Date or if the Worldwide Transaction is not completed at such time, then such other time on the Closing Date on which the Worldwide Transaction is completed.

         "Vendors" has the meaning ascribed thereto in the preambles to this Agreement.

         "Worldwide" means throughout the world, exclusive of Canada.

         "Worldwide Assets" means collectively, the IBEX Pharma Worldwide Assets and the IBEX LLC Worldwide Assets.

         "Worldwide Assigned Rights" has the meaning ascribed thereto in section 12.1(l).

         "Worldwide Assigned Rights Consents" has the meaning ascribed thereto in section 12.1(l).

         "Worldwide Purchase Price" has the meaning ascribed thereto in section 3.1.

         "Worldwide Transaction" means the purchase and sale of the Worldwide Assets as contemplated by this Agreement.

         All capitalized terms used but not otherwise defined in this Agreement shall have their respective meanings set forth in the Canadian Purchase Agreement.

1.2 Act. Any reference in this Agreement to any act, by-law, rule or regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule, regulation or provision enacted in substitution or amendment thereof.

1.3 New York Time. Except where otherwise expressly provided in this Agreement any reference to time shall be deemed to be a reference to New York time.

1.4 Gender and Extended Meanings. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

1.5 Canadian Dollars and Payment. All dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise expressly specified.

1.6 Section Headings. The division of this Agreement into sections is for the convenience of reference only and shall not effect the interpretation or construction of this Agreement.

1.7 Business Day. If the date for the taking of any action under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.

1.8 Ordinary Course. For the purposes of this Agreement, a transaction or activity shall be considered to be in the ordinary course of business of IBEX Group Worldwide Business if it constitutes an ordinary business activity of the Vendors relating to the IBEX Group Worldwide Business conducted in a commercially reasonable and business-like manner consistent with past practices of the Vendors in respect of the IBEX Group Worldwide Business.


2.       AGREEMENT TO PURCHASE AND SELL

2.1 IBEX Pharma Worldwide Assets. Based on the covenants, representations and warranties set forth herein and subject to the conditions herein, IBEX Pharma, IBEX R&D and IBEX hereby agree to sell, transfer, assign, convey and set over to BioMarin US and BioMarin US hereby agrees to purchase from IBEX Pharma, IBEX R&D and IBEX on the Closing Date, free and clear of any and all Encumbrances, with good and marketable title thereto, all of the following with the exception of the Filter Technology:

         (a) IBEX Pharma Worldwide Fixed Assets. The fixed assets owned or used by IBEX Pharma, IBEX R&D or IBEX in the operation of the IBEX Pharma Worldwide Business, as itemized at Schedule 2.1(a), on an "as is - where is" basis without warranty, except as to title.

         (b)   Contracts, Permits and Licenses.  The Contracts to which
               IBEX Pharma, IBEX R&D or IBEX is a party or otherwise a beneficiary and the Permits and Licenses obtained by IBEX Pharma, IBEX R&D or IBEX, in each case in connection with the IBEX Pharma Worldwide Business, as itemized at Schedule 2.1(b).

         (c) IBEX Pharma Worldwide Inventory. The IBEX Pharma Worldwide Inventory, as itemized at Schedule 2.1(c).

         (d) IBEX Pharma Worldwide Intellectual Property. The IBEX Pharma Worldwide Intellectual Property, as itemized at Schedule 2.1(d).

         (e) All Pre-Clinical and Clinical Trial Data. All pre-clinical and clinical trial data owned or Controlled by IBEX Pharma, IBEX R&D or IBEX relating to the Therapeutic Assets or the IBEX Pharma Products located outside of Canada.

2.2 IBEX Pharma Worldwide Assumed Liabilities. From and after the Closing Date, BioMarin US shall assume and perform in due course only those liabilities of IBEX Pharma, IBEX R&D and IBEX in connection with the IBEX Pharma Worldwide Business listed on Schedule 2.2 (the "IBEX Pharma Worldwide Assumed Liabilities"). Notwithstanding anything to the contrary contained in this Agreement, BioMarin US shall not assume or have any responsibility for any of the Excluded Liabilities. As and by way of a post-closing covenant, the members of the BioMarin Group shall jointly and severally indemnify and save harmless IBEX Pharma, IBEX R&D and IBEX from all Losses which may be incurred by IBEX Pharma, IBEX R&D or IBEX in respect of the IBEX Pharma Worldwide Assumed Liabilities, arising from and after the Closing Date, and the members of the IBEX Group shall, jointly and severally, indemnify and save harmless the members of the BioMarin Group from all Losses which may be incurred by the BioMarin Group in respect of the Excluded Liabilities.

2.3 IBEX LLC Worldwide Assets. Based on the covenants, representations and warranties set forth herein and subject to the conditions herein, IBEX LLC and IBEX Corp. hereby agree to sell, transfer, assign, convey and set over to BioMarin US and BioMarin US hereby agrees to purchase from IBEX LLC and IBEX Corp. on the Closing Date, free and clear of any and all Encumbrances, with good and marketable title thereto, all of the following:

         (a) IBEX LLC Worldwide Fixed Assets. The fixed assets owned or used by IBEX LLC or IBEX Corp. in the operation of the IBEX LLC Worldwide Business as itemized at Schedule 2.3(a), on an "as is - where is" basis without warranty, except as to title.

         (b) Contracts, Permits and Licenses. The Contracts to which IBEX LLC or IBEX Corp. is a party or otherwise a beneficiary and the Permits and Licenses obtained by IBEX LLC or IBEX Corp., in each case in connection with the IBEX LLC Worldwide Business, as itemized at Schedule 2.3(b).

         (c) IBEX LLC Worldwide Inventory. The IBEX LLC Worldwide Inventory, as itemized at Schedule 2.3(c).

         (d) IBEX LLC Worldwide Intellectual Property. The IBEX LLC Worldwide Intellectual Property, as itemized at Schedule 2.3(d).

         (e) All Pre-Clinical and Clinical Trial Data. All pre-clinical and clinical trial data owned or Controlled by IBEX LLC or IBEX Corp. relating to the Therapeutic Assets or the IBEX LLC Products.

2.4 IBEX LLC Worldwide Assumed Liabilities. From and after the Closing Date, BioMarin US shall assume and perform in due course only those liabilities of IBEX LLC and IBEX Corp. in connection with the IBEX LLC Worldwide Business listed on Schedule 2.4 (the "IBEX LLC Worldwide Assumed Liabilities"). Notwithstanding anything to the contrary contained in this Agreement, BioMarin US shall not assume or have any responsibility for any of the Excluded Liabilities. As and by way of a post-closing covenant, the members of the BioMarin Group shall jointly and severally indemnify and save harmless IBEX LLC and IBEX Corp. from all Losses which may be incurred by IBEX LLC or IBEX Corp. in respect of the IBEX LLC Worldwide Assumed Liabilities, arising from and after the Closing Date and the members of the IBEX Group shall jointly and severally indemnify and save harmless the members of the BioMarin Group from all Losses which may be incurred by the BioMarin Group in respect of the Excluded Liabilities.

2.5 Excluded Assets. For greater certainty and without limitation, the assets of IBEX Pharma and IBEX LLC that are not being sold in connection with, respectively, the IBEX Group Worldwide Business, are itemized or described at
Schedule 2.5 and constitute respectively, the "IBEX Pharma Worldwide Excluded Assets" and the "IBEX LLC Worldwide Excluded Assets" which do not form a part of the Worldwide Assets.


3.       WORLDWIDE PURCHASE PRICE FOR WORLDWIDE ASSETS AND TAXES

3.1 Worldwide Purchase Price. The purchase price for the Worldwide Assets which includes, for purposes of this section, the Filter Technology (the "Worldwide Purchase Price") shall be an amount equal to Cdn.$15,131,076 plus the value of the Assumed Worldwide Liabilities.

3.2  Payment of Worldwide Purchase Price.  The Worldwide Purchase Price
shall be paid on the Closing Date by: (i) the assumption by BioMarin US of the Assumed Worldwide Liabilities; (ii) the delivery by BioMarin to the Vendors in accordance with Schedule 3.2 of certificates representing the BioMarin Worldwide Transaction Shares; and (iii) the delivery by BioMarin to the Vendors in accordance with Schedule 3.2 of the Cash Payment.

3.3 Allocation of Worldwide Purchase Price. The Worldwide Purchase Price shall be allocated among the Worldwide Assets as set out in Schedule 3.3 and the Parties shall co-operate in the filing of elections under any applicable taxation statutes as may be necessary or desirable to give effect to such allocation.

3.4 Retail Sales Tax. Within 30 days of Closing, BioMarin US shall pay to all relevant federal, state and municipal authorities, any exigible sales tax on the Worldwide Assets.

3.5 Contingency Payments. From and after Closing, but as hereinafter provided, BioMarin shall additionally pay by certified cheque or wire transfer, payable at par, in immediately available funds in Canadian dollars, the following: (i) to IBEX Corp, the Neutralase Contingency Payment, not later than five Business Days following such time as Neutralase achieves initial NDA approval by the FDA for the marketing of such product in the United States, if at all, provided that such approval is procured prior to the fifth anniversary of the Closing Date; and (b) to IBEX Pharma, the Phenalyse Contingency Payment, not later than five Business Days following such time as Phenalyse achieves initial NDA approval by the FDA for the marketing of such product in the United States, if at all, provided that such approval is procured prior to the fifth anniversary of the Closing Date. The members of the BioMarin Group shall advise the Vendors forthwith upon receipt of either or both of the aforesaid approvals. The covenant of BioMarin to pay the Neutralase Contingency Payment and the Phenalyse Contingency Payment shall be construed as post-closing covenants.


4.   CLOSING

4.1 Closing. Closing shall occur at the Time of Closing at the offices of Messrs. Cassels Brock & Blackwell LLP, Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario or at such other place or other time and date as the Parties may agree. Any cheque, document, share certificate, instrument or thing which is to be delivered by any Party at the Closing shall be tabled at the Closing at the place of closing referred to above by the Party that is to deliver such cheque, document, instrument or thing and any cheque, document, share certificate, instrument or thing so tabled by a Party shall:

         (a) be deemed to have been delivered by such Party for the purposes of this Agreement;

         (b) be held in escrow by counsel for such Party to be dealt with in accordance with paragraphs (c) and (d);

         (c) be delivered to the Party to which it is to be delivered pursuant to the terms hereof, if all cheques, documents, share certificates, instruments and things that are to be delivered at Closing are tabled in accordance with this section at Closing; and

         (d) be delivered to or in accordance with the directions of, the Party which tabled it, if paragraph (c) does not apply.


5.       REPRESENTATIONS AND WARRANTIES OF THE MEMBERS OF THE IBEX GROUP

5.1 Representations and Warranties. The members of IBEX Group hereby jointly and severally represent and warrant to the members of the BioMarin Group as follows and acknowledge and confirm that the members of the BioMarin Group are relying upon such representations and warranties in connection with the Worldwide Transaction and that unless otherwise indicated herein, such representations and warranties shall be true and correct as at the Closing Date:

         (a) Organization. Each member of the IBEX Group is duly incorporated or organized, as applicable, and validly subsisting under the laws of its jurisdiction of incorporation or organization and has the power (including full corporate power as applicable) to own or lease its property and to carry on its business as it is now being conducted. Each of the Vendors is duly qualified to do business and carries on business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect, being those jurisdictions set forth on Schedule 5.1(a).

         (b) Corporate Authority. Each of the Vendors now has and on the Closing Date will have full power and authority (including full corporate power and authority as applicable) to sell the Worldwide Assets, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. Each member of the IBEX Group now has and on the Closing Date will have the full power and authority (including full corporate power and authority as applicable) to execute and deliver this Agreement and to carry out all of the terms and conditions hereof on the part of the respective members of the IBEX Group to be carried out. The execution and delivery of this Agreement and the consummation of the Worldwide Transaction have been duly authorized by all necessary corporate or entity action, including without limitation, all necessary actions by the respective officers, directors, stockholders, members and managers, as applicable, on the part of each member of the IBEX Group.

         (c) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by each member of the IBEX Group and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require any member of the IBEX Group to obtain or make any consent, authorization, approval, filing or registration under any Law, subject to the Bulk Sales Carve-Out and the procurement of the Worldwide Assigned Rights Consents, which is binding upon any member of the IBEX Group; (ii) does not and will not constitute a violation or breach of the charter documents, operating agreements or by-laws of any member of the IBEX Group; (iii) does not and will not constitute a violation or breach of any Law, subject to the Bulk Sales Carve-Out, applicable to any member of the IBEX Group; (iv) does not and will not constitute a default or breach (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default or breach) under any Contract having an aggregate value of a minimum of Cdn.$10,000 to which any member of the IBEX Group is a party or by which any member of the IBEX Group is bound, subject to procurement of the Worldwide Assigned Rights Consents; and (v) does not and will not result in the creation or imposition of any Encumbrance on all or part of the Worldwide Assets, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out.

         (d) Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of each member of the IBEX Group, enforceable against each member of the IBEX Group in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

         (e) Acts of Bankruptcy. None of the members of the IBEX Group is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

         (f) Resident. Each of the Vendors is a resident of and maintains its principal place of business in the country and, as applicable, the state, province, municipality, county and city set out in Schedule 5.1(f).

         (g) Title. Each of the Vendors now has and on the Closing Date will have good and marketable title to the Worldwide Assets to be conveyed by such Vendor and the Vendors, collectively, now have and on the Closing Date will have good and marketable title to all of the Worldwide Assets, in each case, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. The Vendors (and no other member of the IBEX Group or their respective Affiliates) are the only owners of the Worldwide Assets. Upon transfer of the Worldwide Assets to BioMarin US on the Closing Date pursuant to this Agreement, BioMarin US will acquire good and marketable title to all of the Worldwide Assets free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. Each of the Vendors is exclusively entitled to possess and dispose of the Worldwide Assets, as the case may be. To the Best Knowledge of the members of the IBEX Group, no other Person owns or uses any assets that are required to carry on the IBEX Group Worldwide Business as currently conducted. All tangible (corporeal) assets forming a part of the Worldwide Assets are located as indicated at Schedule 2.1(a) and Schedule 2.3(a). The Worldwide Assets represent all of the Therapeutic Assets consisting of Intellectual Property, Contracts, Permits and Licenses, pre-clinical and clinical trial data and books and records other than the Canadian Assets (as defined in the Canadian Purchase Agreement).

        (h) Certain Interests. No member of the IBEX Group and no shareholder, officer, director or Affiliate of any member of the

               IBEX Group nor any relative or spouse (or relative of such spouse) who resides with, or is a dependent of any such Person, owns, directly or indirectly, in whole or in part or has any other interest in any tangible or intangible property which any of the Vendors uses or has used in connection with the IBEX Group Worldwide Business.

         (i) Absence of Conflicting Agreements. No Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from any of the Vendors of any right, title or interest in or to any of the Worldwide Assets and there has been no assignment, subletting or granting of any license (of occupation or otherwise) of or in respect of any of the Worldwide Assets.

         (j) Suppliers. Schedule 5.1(j) contains a list of the suppliers of materials and/or services to the Vendors in connection with the IBEX Group Worldwide Business during the twelve month period ended on the date hereof. There is no sole-source supplier of significant materials or services to the IBEX Group Worldwide Business with respect to which practical alternative sources of supply are not available on comparable terms and conditions. There are no contingency payments or commitments payable to any suppliers of materials and/or services other than as indicated in Schedule 5.1(j).

         (k) Clinical Sites. Schedule 5.1(k) contains a list of the clinical sites of the Vendors in connection with the IBEX Group Worldwide Business during the twelve-month period ended July 31, 2001. To the Best Knowledge of the members of the IBEX Group, the relations between the Vendors and the clinical sites of the IBEX Group Worldwide Business are mutually satisfactory. None of the members of the IBEX Group have received written notice and, to the Actual Knowledge of the members of the IBEX Group, none of the members of the IBEX Group have otherwise been made aware of, any possible termination of normal relations with any such Person in connection with the IBEX Group Worldwide Business which termination may have a Material Adverse Effect on the IBEX Group Worldwide Business.

         (l) Litigation. There are no Claims at Law or in equity or before or by any Governmental Authority, either pending or outstanding or, to the Actual Knowledge of the members of the IBEX Group, threatened against any member of the IBEX Group, relating to any member of the IBEX Group or which may have a Material Adverse Effect on the IBEX Group Worldwide Business, any of the Worldwide Assets or the Worldwide Transaction.

         (m) Inventory. Except as set forth in Schedule 5.1(m), all items of the IBEX Pharma Worldwide Inventory itemized at

               Schedule 2.1(c) and all items of the IBEX LLC Worldwide Inventory itemized at Schedule 2.3(c) have been produced in accordance with current Good Manufacturing Practices as established by all applicable Governmental Authorities including the FDA. The IBEX Pharma Worldwide Inventory and the IBEX LLC Worldwide Inventory represent that proportion of the total inventory of the IBEX Group relating to the Products set forth at Schedule 2.1(c) and 2.3(c).

         (n) Absence of Changes. Since July 31, 2000, there has not been and up to the Closing Date there will not be;

                  (i) any event or occurrence which either individually or in the aggregate with other events or occurrences that has resulted in or will result in a Material Adverse Effect on the condition or operation of the IBEX Group Worldwide Business and/or the Worldwide Assets, or

                  (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) which would have a Material Adverse Effect on the IBEX Group Worldwide Business and/or the Worldwide Assets.

         (o) Absence of Unusual Transaction. Since July 30, 2000, none of the Vendors has and up to the Closing Date none of the Vendors will have;

                  (i) transferred, assigned, sold or otherwise disposed of any of the Worldwide Assets or cancelled any debts or claims with respect thereto, except in each case for fair consideration and in the ordinary and usual course of the IBEX Group Worldwide Business;

                  (ii) waived any rights of substantial value or entered into any commitment or transaction with respect to the Worldwide Asset or the IBEX Group Worldwide Business where such rights, commitment or transaction is or would be material in relation to any of the IBEX Group Worldwide Business or the Worldwide Assets, as the case may be;

                  (iii) made any general wage or salary increases in respect of, or material changes to the benefits, of the Transferred Employees, except in the ordinary course of business;

                  (iv)     mortgaged, pledged, subjected to lien,
                           hypothecated, granted a security interest in or otherwise encumbered any of the Worldwide Assets, whether tangible or intangible, corporeal or incorporeal;

                  (v) delayed or postponed the payment of accounts payable or other Liabilities with respect to the Worldwide Assets or in connection with the IBEX Group Worldwide Business outside the ordinary and usual course of the IBEX Group Worldwide Business;

                  (vi) incurred any forward commitments for supplies or materials or prepaid services in connection with the Worldwide Assets or the IBEX Group Worldwide Business except in the ordinary course of the IBEX Group Worldwide Business;

                  (vii) made any capital expenditures except in the ordinary course of the IBEX Group Worldwide Business; or

                  (viii) authorized or agreed or otherwise become committed to do any of the foregoing.

         (p) Financial Statements. A true copy of the unaudited financial statements of IBEX and the statements of operations and retained earnings and of changes in financial position of IBEX as at July 31, 2001 (the "IBEX Year End"), the internally prepared statements of operations and retained earnings and of changes in financial position of IBEX as at July 31, 2001 and the audited consolidated financial statements of IBEX as at July 31, 2000 (collectively, the "IBEX Financial Statements") is annexed hereto as Schedule 5.1(p). The IBEX Financial
               Statements:

                  (i) Have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                  (ii) Present fairly, among other things, the Worldwide Assets, liabilities and financial position of IBEX (on a consolidated basis) as at the IBEX Year End and the period indicated, as the case may be, and the results of operations for the period then ended. Other than as disclosed in the Schedules hereto, and the liabilities specified in the balance sheet forming part of the IBEX Financial Statements or incurred since the IBEX Year End in the ordinary course of business (all of which are consistent with past practice and are not, in the aggregate material to the financial condition of the members of the IBEX Group)or otherwise noted or disclosed in this Agreement, there are no liabilities or obligations of any of the members of the IBEX Group (whether absolute, contingent or otherwise), including without limitation, any Tax liabilities, due or to become due or contingent losses for unasserted claims which are capable of assertion, which may be and become the responsibility or obligation of BioMarin US from and after the Closing Date.

                  (iii) Are substantially in accordance with the books and records of IBEX (on a consolidated basis).

                  (iv) Contain and reflect all necessary adjustments or a fair presentation of the results of operations and financial position of IBEX (on a consolidated basis) for the period covered thereby.

                  (v) Contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of IBEX (on a consolidated basis).

         (q) Books of Account. The books of account and financial records of the Vendors fairly set out and disclose, in all material respects, the current financial position of the IBEX Group Worldwide Business. All material transactions with respect to the Worldwide Assets and the IBEX Group Worldwide Business have been accurately recorded in such books and records. All bonuses, commissions and other payments relating to the Therapeutic Asset Employees are reflected in the books of IBEX in a manner consistent with past record keeping practices and none of such payables are in arrears.

         (r) Permits and Licenses. Schedule 5.1(r) contains a full, complete and accurate list of all permits, certificates, licenses, approvals, consents and other authorizations (collectively, the "Permits and Licenses") obtained to carry on and conduct the IBEX Group Worldwide Business and to own, lease or operate its respective Worldwide Assets at the places and in the manner in which the IBEX Group Worldwide Business is currently conducted. The consummation of the Worldwide Transaction will not result in the revocation, suspension or limitation of any of the Permits and Licenses. The conduct of the IBEX Group Worldwide Business as currently conducted by the members of the IBEX Group is not impeded by the absence of any Permit or License and the members of the IBEX Group are not aware of any Permits or Licenses required to carry on and conduct the IBEX Group Worldwide Business as currently conducted other than as itemized in
               Schedule 5.1(r).


         (s) Material Contracts. Except for the Contracts listed in Schedule 5.1(s), no member of the IBEX Group or any of its Affiliates is a party to nor bound by any Contract with respect to the Worldwide Assets, the IBEX Pharma Canadian Assets (as defined in the Canadian Purchase Agreement), the IBEX Group Worldwide Business or the IBEX Pharma Canadian Business (as defined in the Canadian Purchase Agreement). Schedule 5.1(s) additionally sets forth a true and complete list of all Worldwide Assigned Rights and Canadian Assigned Rights (as defined in the Canadian Purchase Agreement) requiring the consent of any party thereto as a result of the Worldwide Transaction or the Canadian Transaction and all additional consents, authorizations and approvals of any Person to or as a result of the consummation of the Worldwide Transaction. All such consents, authorizations and approvals described in Schedule 5.1(s) will be lawfully and validly obtained prior to or after the Closing Date (as indicated in such Schedule). For greater certainty and without limitation, the members of the IBEX Group have no unfilled orders in connection with the IBEX Group Worldwide Business and no forward commitments for suppliers or materials. The Contracts listed in Schedule 5.1(s) having a minimum aggregate value of CDN$10,000 are all in full force and effect, unamended and no material default or breach exists (nor would the passage of time or the giving of notice of both or otherwise, constitute a default or breach) in respect thereof on the part of any of the parties thereto. No member of the IBEX Group has entered into any Contract limiting or restricting the IBEX Group Worldwide Business.

         (t) Employees, etc. There are set forth in Schedule 5.1(t), the names and titles of all Therapeutic Asset Employees employed or engaged by the members of the IBEX Group in connection with the IBEX Group Worldwide Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including without limitation, rates of remuneration, benefits, all accrued and/or deferred compensation, benefits and remuneration, positions held and the length of their employment.

         (u) Employee Plans. Except as set forth in Schedule 5.1(u), there are no Employee Plans with respect to the Therapeutic Asset Employees. All obligations of each of the Vendors, whether arising by operation of Law, by contract, pursuant to the Employee Plans, by past custom or practice or otherwise, for salary, severance, vacation and holiday pay, bonuses and other forms of compensation which were payable to the Therapeutic Asset Employees for the period ending prior to the Closing Date, have been paid as of the applicable payment dates.

         (v) Collective Agreements. None of the Vendors nor their Affiliates has made any agreements with any labour union or employee association with respect to any of its employees (including any Therapeutic Asset Employees) and none of the Vendors nor their Affiliates has made commitments to or conducted negotiations with any labour union or employee association further to any future agreements with respect to any of its employees (including any Therapeutic Asset Employees). To the Best Knowledge of each member of the IBEX Group, there are no current attempts to organize or to establish any labour union or employee association with respect to the Therapeutic Asset Employees.

         (w) Labour Matters. There are no controversies pending or to the Best Knowledge of each Vendor, threatened between any member of the IBEX Group or their Affiliates and any of the Therapeutic Asset Employees.

         (x) Insurance. Each of the Vendors maintains such policies of insurance, issued by responsible insurers, as are appropriate to the IBEX Group Worldwide Business and the Worldwide Assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect and none of the Vendors is in default thereof, whether as to the payment of premiums or otherwise under the terms of any such policy. All of such policies are listed in
               Schedule 5.1(x). All premiums in connection with such policies are fully paid. None of the Vendors has failed to give any notice or present any Claim under any such insurance policies in due and timely fashion. The proceeds of such policies are and until Closing shall continue to be fully payable to the Vendors. None of the Vendors is in default with respect to any of the provisions contained in such insurance policies and none of the Vendors have failed to give any notice or present any claim under any such insurance policies in due and timely fashion.

         (y) Taxes. There are no liens or prior Claims for Taxes upon any of the Worldwide Assets. Schedule 5.1(y) sets forth all Taxes upon the Worldwide Assets currently due and payable and, to the Best Knowledge of the members of the IBEX Group, all Taxes upon the Worldwide Assets which will become payable in the next six months, except as may result from the Worldwide Transaction.

         (z) Compliance with Laws. The IBEX Group Worldwide Business has been conducted and will continue to be conducted through Closing in accordance with all applicable Laws and Governmental Orders, except where the failure to comply with such Laws and Governmental Orders would not have a material adverse effect on the Worldwide Assets or the condition, operations or prospects of the IBEX Group Worldwide Business and the Vendors have not received any notice in writing and, to the Actual Knowledge of members of the IBEX Group, the members of the IBEX Group have not otherwise received any notice that the IBEX Group Worldwide Business is not in violation of any such Law or Governmental Order. There are no Governmental Orders applicable to the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (aa) Environmental Matters. Each of the Vendors is in compliance with all Environmental Laws.

                  (i)      Without limiting the generality of the
                           foregoing, each of the Vendors and their respective Affiliates has obtained and complied with, and is in compliance with, all Environmental Permits for the occupation of its facilities and the operation of the IBEX Group Worldwide Business. A list of all such Environmental Permits are set forth on Schedule 5.1(aa).

                  (ii) With respect to the IBEX Pharma Canadian Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, none of the Vendors nor their respective Affiliates has received any written notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under any Environmental Law.

                  (iii) With respect to the IBEX Pharma Canadian Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, none of the Vendors or their respective Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation, any Hazardous Materials in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to Environmental Law.

                  (iv)     With respect to the IBEX Pharma Canadian
                           Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, neither the execution and delivery of this Agreement nor the consummation of the Worldwide Transaction will result in any obligations for site investigation or cleanup or notification to or consent of Government Authorities or third Persons, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Law.

                  (v)      With respect to the IBEX Pharma Canadian
                           Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, neither the Vendors nor any of their respective Affiliates has either expressly or by operation of law assumed or undertaken any liability, including without limitation, any obligation for corrective or remedial action of any other Person relating to Environmental Laws.

         (bb)     IBEX Group Worldwide Intellectual Property.


                  (i) The Vendors collectively own all right, title and interest in or have the right to use pursuant to a valid license, sublicense agreement or permission, all of the IBEX Group Worldwide Intellectual Property used in the conduct of the IBEX Group Worldwide Business as presently conducted and have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works from and sublicense the IBEX Group Worldwide Intellectual Property, without requirement to make royalty or other payments to any other Person (except in the case of the IBEX Group Worldwide Intellectual Property licensed by any of the Vendors, from a third Person licensor where the terms of such license make provision for royalties or other payments and the terms of such royalties or other payments are listed on Schedule 5.1(bb)(i)). Schedules 2.1(d), and 2.3(d) set forth a true and complete list of all of the Intellectual Property used in the current conduct of the IBEX Group Worldwide Business and all other filings, applications, registrations or other formal actions taken with respect to the foregoing pursuant to federal, state, local and foreign law or regulations with respect to protections of intellectual property as well as a nonconfidential disclosure of inventions owned and used in the current conduct of the IBEX Group Worldwide Business, provided that such schedules shall in no way limit the IBEX Group Worldwide Intellectual Property to be transferred to BioMarin US pursuant to this Agreement. None of the Vendors has received written notice of any loss, cancellation, termination or expiration of any such application, registration or other filings or formal actions that are owned or controlled by any of the Vendors in connection with the IBEX Group Worldwide Business.

                  (ii) No member of the IBEX Group has received any written and, to the Actual Knowledge of the members of the IBEX Group, no members of the IBEX Group has received any oral, communication alleging that the operation of the IBEX Group Worldwide Business as currently conducted, the use of the IBEX Group Worldwide Intellectual Property in connection therewith and the transmission, use, linking and other practices related to the operation of the Vendors' respective web sites in connection with the IBEX Group Worldwide Business, the content thereof and the advertisements contained therein, conflict with, infringe, misappropriate or otherwise violate third Person Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement of any third Person and no Claims are pending or, to the Actual Knowledge of the members of the IBEX Group, threatened against any of the Vendors or their Affiliates alleging any of the foregoing. No member of the IBEX Group has received any written and, to the Actual Knowledge of the members of the IBEX Group, no members of the IBEX Group has received any oral, communication alleging that any member of the IBEX Group has violated or misappropriated any rights relating to third Person Intellectual Property nor has any reason to believe that any member of the IBEX Group has violated or is violating or misappropriating any rights relating to third Person Intellectual Property, except as disclosed in Schedule 5.1(bb)(ii). The IBEX Group Worldwide Intellectual Property includes all of the Intellectual Property used in the ordinary day-to-day conduct of the IBEX Group Worldwide Business. Each item of the IBEX Group Worldwide Intellectual Property is subsisting, valid and enforceable and has not been adjudged invalid or unenforceable in whole or part. All registrations and filings related to the IBEX Group Worldwide Intellectual Property owned by members of the IBEX Group are in good standing and all maintenance and renewal fees necessary to preserve the rights of the IBEX Group in respect of the IBEX Group Worldwide Intellectual Property have been paid. Except as disclosed in Schedule 5.1(bb)
                           (ii), no Claim has been asserted or is pending or, to the Actual Knowledge of the members of the IBEX Group, threatened against any of the Vendors or their Affiliates based upon or challenging or seeking to deny or restrict the use by any of the Vendors or their Affiliates of any of the IBEX Group Worldwide Intellectual Property or alleging that any services provided by processes used by, or products manufactured or sold by any of the Vendors infringe or misappropriate any third Person Intellectual Property nor to the Actual Knowledge of the members of the IBEX Group is there any reasonable basis upon which any such material Claim might at any time be founded.

                  (iii) To the Best Knowledge of each of the members of the IBEX Group, the Software forming part of the IBEX Group Worldwide Intellectual Property, which may contain viruses, worms, Trojan horses and other material known contaminants, do not disrupt its operation because the IBEX Group possesses and uses anti virus software in connection therewith. No rights in the Software forming part of the IBEX
                           Group Worldwide Intellectual Property have been transferred to any third Person. Each of the Vendors has the right to use all Software development tools, library functions, compilers and other third Person software that are material to the IBEX Group Worldwide Business or that are required to operate or modify the Software forming part of the IBEX Group Worldwide Intellectual Property.

                  (iv) Each of the Vendors and their Affiliates has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the IBEX Group Worldwide Business. To the Best Knowledge of the members of the IBEX Group there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with the

                           IBEX Group Worldwide Business by any Person. To the Best Knowledge of the members of the IBEX Group, no employee, independent contractor or agent of any member of the IBEX Group has misappropriated any trade secrets of any other Person in the course of the performance of its duties as an employee, independent contractor or agent and no employee, independent contractor or agent of any member of the IBEX Group is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of intellectual property.

                  (v) Each employee and independent contractor of any member of the IBEX Group has executed a valid and binding assignment of all rights they may hold related to the IBEX Group Worldwide Intellectual Property. Each employee and independent contractor of any member of the IBEX Group has executed a valid and binding confidentiality agreement pursuant to which he has agreed to protect the confidential nature of the IBEX Group Worldwide Intellectual Property and all other confidential information of any member of the IBEX Group or relating to any of the Worldwide Assets.

         (cc) No Brokers. There is no broker, finder or other intermediary acting on behalf of any member of the IBEX Group who has or will have a Claim against the members of the BioMarin Group for a brokerage commission, finder's fee or other like payment for the Worldwide Transaction and as and by way of a post-closing covenant the members of the IBEX Group will jointly and severally indemnify and save harmless the members of the BioMarin Group of and from any such Claim.

         (dd) Omissions and Misrepresentations. None of the foregoing representations and warranties contains any untrue statement of material fact or omits to state any material fact necessary to make any such warranty or representation not misleading.

5.2 Investment Representations. Each Vendor hereby jointly and severally represents and warrants to BioMarin that:

         (a)   Such Vendor is acquiring the BioMarin Worldwide
               Transaction Shares for investment purposes only, for its own account and not as nominee or agent for any other Person and not with the view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

         (b) Such Vendor knows of no public solicitation or advertisement of an offer in connection with the BioMarin Worldwide Transaction Shares.

         (c) Such Vendor has carefully reviewed this Agreement. During the course of the Worldwide Transaction and prior to the purchase of the BioMarin Worldwide Transaction Shares, such Vendor has had the opportunity to ask questions of and receive answers from BioMarin concerning the terms and conditions of the Worldwide Transaction and to obtain additional information concerning the Worldwide Transaction, BioMarin and the BioMarin Worldwide Transaction Shares. Such Vendor has received all information that it has requested regarding BioMarin and believes that such information is sufficient to make an informed decision with respect to the purchase of the BioMarin Worldwide Transaction Shares.

         (d) Such Vendor is able to bear the economic risk of its investment in the BioMarin Worldwide Transaction Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of and protecting its interests with respect to its investment in the BioMarin Worldwide Transaction Shares. Such Vendor is aware of the risk involved in its investment in the BioMarin Worldwide Transaction Shares and has determined that such investment is suitable for such Vendor in light of its financial circumstances and available investment opportunities.

         (e) Such Vendor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (f) The purchase by such Vendor of the BioMarin Worldwide Transaction Shares hereunder does not violate or conflict with any Law applicable to such Vendor.

         (g) Each Vendor hereby further agrees with BioMarin that the instruments or certificates evidencing the BioMarin Worldwide Transaction Shares and each instrument or certificate issued in transfer thereof will bear the following legend:

                           "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

         (h) The instruments or certificates representing the BioMarin Worldwide Transaction Shares and each instrument or certificate issued in transfer thereof will also bear any legend required under any applicable state securities law.

         (i) Prior to any proposed sale, assignment, transfer or pledge of any of the BioMarin Worldwide Transaction Shares by such Vendor, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, such Vendor shall give written notice to BioMarin of such Vendor's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at such Vendor's expense, by an unqualified written opinion of legal counsel who shall and whose legal opinion shall be reasonably satisfactory to BioMarin addressed to BioMarin
               (which may be counsel for BioMarin), to the effect that the proposed transfer of the BioMarin Worldwide Transaction
               Shares may be effected without registration under the Securities Act, whereupon the holder of such BioMarin
               Worldwide Transaction Shares shall be entitled to transfer such BioMarin Worldwide Transaction Shares in accordance with the terms of the notice delivered by such Vendor to BioMarin.

         (j) Such Vendor consents to BioMarin's making a notation on its records or giving instructions to any transfer agent of its common stock in order to implement the restrictions on transfer of the BioMarin Worldwide Transaction Shares mentioned above.

         (k)   Such Vendor is aware that the BioMarin Worldwide
               Transaction Shares are being issued and sold in reliance on an exemption from the registration requirements of the Securities Act and that such exemption is expressly conditioned on the accuracy of the representations and warranties contained in this section 5.2.

         (l) Such Vendor is not a company established solely to acquire the BioMarin Worldwide Transaction Shares.

         (m) Such Vendor has been independently advised as to restrictions with respect to the trading in the BioMarin Worldwide Transaction Shares in Canada imposed by applicable Canadian securities legislation, confirms that: (i) no representation has been made to it by or on behalf of BioMarin; (ii) BioMarin is not a "reporting issuer" in any jurisdiction in Canada; (iii) the applicable "hold period", under the applicable securities law of Canada will not commence until

               BioMarin becomes a "reporting issuer" in the province of residence of such Vendor and such Vendor will not be able to resell the BioMarin Canadian Transaction Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy; and (iv) the BioMarin Worldwide Transaction Shares will be subject to resale restrictions.


6.  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS OF THE BIOMARIN GROUP

6.1 Representations and Warranties. The members of the BioMarin Group hereby jointly and severally represent and warrant to the members of the IBEX Group as follows and acknowledge and confirm that the members of the IBEX Group are relying upon such representations and warranties in connection with the Worldwide Transaction and that unless otherwise indicated herein, such representations and warranties shall be true and correct as at the Closing Date:

         (a) Organization. Each of the members of the BioMarin Group is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has the power (including full corporate power) to own or lease its property and to carry on its business as it is now being conducted.

         (b) Corporate Authority. Each of the members of the BioMarin Group now has and on the Closing Date will have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to carry out all of the terms and conditions hereof on the part of the members of the BioMarin Group to be carried out. The execution and delivery of this Agreement and the consummation of the Worldwide Transaction have been duly authorized by all necessary corporate action on the part of the members of the BioMarin Group, including without limitation, all necessary action by the respective officers, directors, and stockholders, as applicable.

      (c) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by the members of the BioMarin Group and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require the members of the BioMarin Group to obtain or make any consent, authorization, approval, filing or registration under any Law which is binding upon any member of the BioMarin Group;
               (ii) does not and will not constitute a violation or breach of the charter documents, operating agreements or by-laws of any member of the BioMarin Group; (iii) does not and will not constitute a violation or breach of any Law applicable to any member of the BioMarin Group; and (iv) does not and will not constitute a default or breach (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract to which any member of the BioMarin Group is a party, except where such default would not have a Material Adverse Effect on any member of the BioMarin Group.

         (d) Enforceability of Obligations. This Agreement constitutes a valid and legally binding obligation of each member of the BioMarin Group, enforceable against each member of the BioMarin Group in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

         (e)   Acts of Bankruptcy.  None of the members of the BioMarin
               Group is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

         (f) Resident. Each member of the BioMarin Group is a resident of and maintains its principal place of business in the country and, as applicable, the state, province, country and city set out in Schedule 6.1(f).

         (g)   BioMarin Worldwide Transaction Shares.  The BioMarin
               Worldwide Transaction Shares are duly authorized and, in the case of the BioMarin Worldwide Transaction Shares, when issued and paid for in accordance with the terms of this Agreement will be duly authorized, validly issued and outstanding, fully paid and non-assessable and free and clear of all Encumbrances, other than Encumbrances which might have been created or suffered by the Vendors and restrictions imposed by the Securities Act, other securities laws or this Agreement.

         (h) Regulatory Approvals. Based in part on the representations and warranties made by the members of the IBEX Group in section 5.2, no authorization from any Governmental Authority is required on the part of BioMarin in connection with the issuance of the BioMarin Worldwide Transaction Shares, save and except for the Quebec Securities Commission Approval referred to in section 12(j) hereof.

         (i) Registrant Status. No securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of BioMarin or prohibiting the issue and sale of the BioMarin Worldwide

               Transaction Shares and to the Best Knowledge of the members of the BioMarin Group, no such proceedings for such purposes are pending or threatened.

         (j) Litigation. There are no Claims at Law or in equity or before or by any Governmental Authority either threatened, pending, outstanding or contemplated against any member of the BioMarin Group or relating to or which may have a Material Adverse Effect on any member of the BioMarin Group nor to the Best Knowledge of any member of the BioMarin Group, is there any basis upon which any such Claims might at any time in the future be founded.

         (k) Financial Statements. A true copy of the consolidated balance sheets of BioMarin and the consolidated statements of operations and consolidated statements of changes in stockholder equity and the consolidated statements of cash flows (the "BioMarin Financial Statements") as of December 31, 2000 (the "BioMarin Year End") is annexed hereto as Schedule 6.1(k). The BioMarin Financial Statements:

                  (i) Have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                  (ii) Present fairly, among other things, the assets, liabilities and financial position of BioMarin as at the BioMarin Year End and the results of operations for the period then ended.

                  (iii) Are substantially in accordance with the books and records of BioMarin (on a consolidated basis).

         (l) Compliance with Laws. Each member of the BioMarin Group has been carrying on business in all material respects in accordance with all applicable Laws and Governmental Orders and no member of the BioMarin Group is in violation of any such Law or Governmental Order, except where such violation would not have a Material Adverse Effect on the members of the BioMarin Group.

         (m) No Brokers. There is no broker, finder or other intermediary acting on behalf of any member of the BioMarin Group, other than Leerink, Swann & Associates, who has or will have a claim against the members of the IBEX Group for a brokerage commission, finders' fee or other like payment for the Worldwide Transaction and as and by way of a post-closing covenant the members of the BioMarin Group will jointly and severally indemnify and save harmless the members of the IBEX Group of and from such Claim.

          (n) Reporting Status; No Termination of Registration. Except as set forth on Schedule 6.1(n) hereto, BioMarin has filed in a timely manner all documents that BioMarin was required to file under the Exchange Act during the 24 months preceding the date of this Agreement and such documents complied in all material respects with the Commission's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading. BioMarin has not received notice of the issuance by the Commission of any stop order suspending the qualification of any shares of BioMarin common stock for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose.


7.       Registration of BioMarin Worldwide Transaction Shares

7.1      Required Registration.

         (a) Within five days following the Closing Date, BioMarin shall prepare and file a registration statement on Form S-3 under the Securities Act, covering the BioMarin Worldwide Transaction Shares and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earliest to occur of: (i) the date the BioMarin Worldwide Transaction Shares covered thereby have been sold; (ii) the date by which all BioMarin Worldwide Transaction Shares covered thereby may be sold under Rule 144 without restriction as to volume; or (iii) the date which is the twenty-fourth month anniversary of the Closing Date.

         (b) Following the effectiveness of a registration statement filed pursuant to this section, BioMarin may at any time suspend the effectiveness of such registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Vendors, if BioMarin shall have determined that BioMarin may be required to disclose any material corporate development which disclosure may have a Material Adverse Effect on BioMarin. Notwithstanding the foregoing, no more than two Suspension Periods may occur during any 12 month period. BioMarin shall use its best efforts to limit the duration and number of any Suspension Periods. The Vendors agree that upon receipt of any notice from BioMarin of a Suspension Period, the Vendors shall forthwith discontinue disposition of BioMarin Worldwide Transaction Shares covered by such registration statement or prospectus until the Vendors: (i) are advised in writing by BioMarin that the use of the applicable prospectus may be resumed; (ii) have received copies of a supplemental or amended prospectus, if applicable; and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

7.2 Registration Procedures. At such time as BioMarin effects the registration of the BioMarin Worldwide Transaction Shares under the Securities Act pursuant to section 7.1(a) BioMarin will, at its expense and as expeditiously as possible;

         (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file in accordance with section 7.1(a) a registration statement with respect to the BioMarin Worldwide Transaction Shares and will use its best efforts to cause such registration statement to become and remain effective for the period described herein and BioMarin will prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period.

         (b) Furnish to the Vendors participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Vendors may reasonably request in order to facilitate the public offering of the BioMarin Worldwide Transaction Shares.

         (c) Use its best efforts to register or qualify the BioMarin Worldwide Transaction Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Vendors may reasonably request within 20 days following the original filing of such registration statement, except that BioMarin shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

         (d) Notify the Vendors participating in such registration, promptly after BioMarin shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         (e) Notify such Vendors promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

         (f) Prepare and file with the Commission, promptly upon the request of any such Vendors, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Vendors, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the BioMarin Worldwide Transaction Shares by such Vendors.

         (g) Prepare and promptly file with the Commission and promptly notify such Vendors of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if at the time when a prospectus relating to such securities is required to be delivered under the Securities Act any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (h) Advise such Vendors, promptly after BioMarin shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

7.3 Covenant Regarding Disposition of BioMarin Shares. Following the effectiveness of a registration statement filed pursuant to section 7.1, and without limitation of the provisions of section 7.1(b), the Vendors jointly and severally covenant and agree that any disposition of the BioMarin Worldwide Transaction Shares shall be made in a manner that does not unduly prejudice the trading price of BioMarin's common stock on the Nasdaq National Market or the SWX Swiss Market.

7.4      Indemnification.

         (a) BioMarin will indemnify and hold harmless each Vendor which is an owner of shares of BioMarin Worldwide Transaction Shares included in a registration statement pursuant to the provisions of Article 7 hereof, and any officer, director, employee, agent, partner, member or affiliate of such Vendor (for purposes of this section 7.4(a), the "Indemnified Parties"), from and against, and will reimburse such Vendor and each such Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Vendor or any such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BioMarin will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Vendor or such Indemnified Party in writing specifically for use in the preparation thereof.

         (b) Each Vendor which is an owner of shares of BioMarin Worldwide Transaction Shares included in a registration statement pursuant to the provisions of Article 7 hereof will indemnify and hold harmless BioMarin, and any Person who controls BioMarin within the meaning of the Securities Act, from and against, and will reimburse BioMarin and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which BioMarin or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in conformity with written information furnished by such Vendor specifically for use in the preparation thereof; provided, however, that the liability of any Vendor pursuant to this subsection (b) shall be limited to an amount not to exceed the net proceeds received by such Vendor pursuant to the registration statement which gives rise to such obligation to indemnify.

         (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this section 7.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this section 7.4 and shall not relieve the indemnifying party from liability under this section 7.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
               (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in subsection (a) or (b) of this section 7.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount any Vendor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount not to exceed the net proceeds received by such Vendor pursuant to the registration statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.


8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.1 Survival. No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any Party. No waiver by any

Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The representations and warranties contained in Article 5 and 6 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing as to the representations and warranties contained in section 5.1(g), 5.1(l), 5.1(y) and 5.1(bb), for a period of six years and as to all other representations and warranties, for a period of three years following the Closing unless a bona fide notice of a Claim shall have been given in writing prior to the expiry of that period, in which case the representations and warranties to which such notice applies shall survive in respect of that Claim until the final determination or the applicable settlement, in each case, of that Claim.


9.       COVENANTS

9.1 Interim Covenants. From the date hereof and up to and including the Closing Date or other termination of this Agreement, except as otherwise consented to in writing by the members of the BioMarin Group, the members of the IBEX Group shall jointly and severally observe and perform the provisions stated below:

         (a) Operations. The Vendors shall carry on the IBEX Group Worldwide Business in the usual and ordinary course in substantially the same manner as heretofore conducted and shall preserve their relationships with customers, suppliers and third Persons having business dealings with the Vendors and shall take any and all such further actions reasonably requested by the members of the BioMarin Group to the end that the IBEX Group Worldwide Business shall not be impaired in any material respect on the Closing Date.

         (b) Insurance. The Vendors shall keep in full force their current insurance policies relating to the Worldwide Assets and the IBEX Group Worldwide Business without permitting any termination, cancellation or lapse thereof and the Vendors shall enter into replacement policies providing coverage equal to or greater than the coverage under those cancelled, terminated or lapsed policies for substantially similar premiums.

         (c) Contracts. The Vendors shall perform in all material respects their respective obligations under Contracts relating to or affecting the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (d) Books and Records. The Vendors shall maintain the books of account and records relating to the Worldwide Assets and/or the IBEX Group Worldwide Business in the usual and ordinary course of business.

         (e) Compliance With Laws. The Vendors shall comply in all material respects with all Laws applicable to the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (f) Additional Contracts. No member of the IBEX Group or their Affiliates shall enter into or assume any Contract relating to the IBEX Group Worldwide Business except for; (i) purchases of supplies or inventories in the usual and ordinary course of the IBEX Group Worldwide Business consistent with prior practice; and
               (ii) Contracts which, individually or in the aggregate, are not material to the IBEX Group Worldwide Business. For purposes of the proceeding sentence, any Contract in excess of Cdn.$50,000 shall be considered material to the IBEX Group Worldwide Business. No member of the IBEX Group or their Affiliates shall otherwise make any material change in the conduct of the IBEX Group Worldwide Business.

         (g) Disposition of Worldwide Assets. The Vendors shall not sell, lease or transfer or agree to sell, lease or transfer or cause any Encumbrance upon, any of the Worldwide Assets, out of the ordinary course of business or approve or undertake any other transaction out of the ordinary course of business or furnish or cause to be furnished any information concerning the Worldwide Assets and/or the IBEX Group Worldwide Business to any third Person who is interested in any such transaction.

         (h) Representations and Warranties. The members of the IBEX Group shall not do anything that would cause any of the representations and warranties under Article 5 to be false, incomplete or misleading in such a fashion as to have a Material Adverse Effect on the members of the IBEX Group.

         (i) Advice. The members of the IBEX Group shall promptly advise the members of the BioMarin Group in writing of any change that would have a Material Adverse Effect on the condition, financial or otherwise of the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (j)   Accounting. With respect to the IBEX Group Worldwide
               Business and the Worldwide Assets, no member of the IBEX Group shall make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. Each member of the IBEX Group shall maintain its books, records and accounts in accordance with Canadian generally accepted accounting principles applied on a basis consistent with past practice.

         (k) Discharge. No member of the IBEX Group shall cancel, compromise, release or discharge any Claim in connection with the operations of the Worldwide Assets upon or against any Person or waive any right of material value except, in any case, in the ordinary course of the IBEX Group Worldwide Business and consistent with past practice.

         (l) McGill License. The members of the IBEX Group shall, upon the request of BioMarin, introduce representatives of BioMarin to appropriate representatives of McGill University with a view to obtaining a license from McGill University to use US Patent 5,147,641 and its foreign counterparts on substantially the same terms and conditions as the license dated August 30, 1994 between McGill University and IBEX. The members of the IBEX Group shall not enter into any license in respect of such patent or otherwise interfere with the negotiation of such license by BioMarin.

9.2 Interim Access. From and after the execution and delivery of this Agreement and until Closing or other termination of this Agreement, the members of the IBEX Group shall continue to make available to the members of the BioMarin Group and their respective directors, officers, auditors, employees, investment bankers, counsel and other authorized representatives (the "Representatives") all title documents, policies of insurance, Contracts and other documents in the possession of the members of the IBEX Group or under the control of the members of the IBEX Group relating to the Worldwide Assets and the IBEX Group Worldwide Business. The members of the IBEX Group shall also continue to forthwith make available to the members of the BioMarin Group and their respective Representatives for examination, all books of account, accounting records, documents, information and data relating to the Worldwide Assets and the IBEX Group Worldwide Business and shall also continue to make available to the members of the BioMarin Group and their respective Representatives full and complete access to the key personnel, customers, suppliers, independent accountants and counsel of members of the IBEX Group, as requested by the members of the BioMarin Group or their respective Representatives. The members of the IBEX Group shall afford the members of the BioMarin Group and their respective Representatives every reasonable opportunity to have access to and inspect the Worldwide Assets.


10.      INDEMNITY

10.1 Indemnity by the Members of the BioMarin Group. The members of the BioMarin Group shall jointly and severally indemnify and save harmless the members of the IBEX Group from all Losses actually incurred by the members of the IBEX Group as a result of: (i) any breach by the members of the BioMarin Group or any inaccuracy of any covenant, representation or warranty of the members of the BioMarin Group contained in this Agreement; and (ii) any actual action, suit, investigation, inquiry or proceeding (each, an "Action") arising out of or resulting from the conduct of the IBEX Group Worldwide Business or any of the Worldwide Assets by members of the BioMarin Group after the Closing Date.

10.2  Indemnity by the Members of the IBEX Group.  The members of the IBEX
Group shall jointly and severally indemnify and save harmless the members of the BioMarin Group from all Losses actually incurred by the members of the BioMarin Group as a result of: (i) any breach by any member of the IBEX Group or any inaccuracy of any covenant, representation or warranty of any member of the IBEX

Group contained in this Agreement; (ii) any Action arising from rights of creditors pursuant to the Bulk Sales Carve-Out or any Action arising from rights of creditors pursuant to any non-compliance by BioMarin US with section 1767 ss of the Civil Code of Quebec in connection with the Worldwide Transaction or the Vendor's or BioMarin US's failure to comply with applicable bulk sales or sale of an enterprise legislation; (iii) any Excluded Liability; (iv) any Action arising out of or resulting from the conduct of the IBEX Group Worldwide Business or any of the Worldwide Assets by the members of the BioMarin Group prior to the Closing Date; and (v) any Action arising from the failure of the members of the IBEX Group to comply with any covenants contained in this Agreement.

10.3 Indemnification Procedure. An indemnified party pursuant to the provisions hereof (the "Indemnified Party") shall give the other Party (the "Indemnitor") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss if known and the method of computation thereof and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed. If an Indemnified Party shall receive notice of any third party claim (a "Third Party Claim"), the Indemnified Party shall give the Indemnitor notice of the Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice. The failure to provide such notice shall not release the Indemnitor from its obligations under this Article except to the extent that the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party other than under this Article. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim within 20 days of receipt of notice of such Claim, the Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnitor or if the Indemnitor does not so assume and defend such Third Party Claim, the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnitor. If the Indemnitor exercises the right to undertake any such defense against any Third Party Claim, the Indemnified Party shall cooperate with the Indemnitor in such defense and shall make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnitor. If the Indemnified Party is directly or indirectly conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnified Party in such defense and shall make available to the Indemnified Party, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitors' control relating thereto as is reasonably required by the

Indemnified Party. No such Third Party Claim may be settled by the Indemnitor without the prior written consent of the Indemnified Party, acting reasonably. For the purposes of this Article 10, the members of the BioMarin Group shall be treated as one Party and the members of the IBEX Group shall be treated as one Party.

10.4  Supplemental Rights.  The rights and benefits provided in this Article
10 are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable law.

10.5 Reduction of Worldwide Purchase Price. All amounts received by the members of the BioMarin Group pursuant to the provisions of this Article shall be received in reduction of the Worldwide Purchase Price.

10.6 Minimum and Maximum Indemnification Claim. Notwithstanding the provisions of section 10.1(i) and (ii) or 10.2(i) and (iv), as the case may be, the obligation of the members of the BioMarin Group or the members of the IBEX Group, as the case may be, to indemnify the other Parties in respect of any of the matters described therein, as the case may be, shall become applicable only when the Losses actually incurred by the Person entitled to indemnification exceed in the aggregate Cdn.$100,000 under this Agreement and/or the Canadian Purchase Agreement (the "Minimum Threshold"). Once the Minimum Threshold has been exceeded, the obligations of indemnification with respect to such matters shall apply to: (i) 50% of any and all Losses from dollar one above Cdn. $50,000 to Cdn. $100,000; and (ii) any and all Losses from dollar one above Cdn.$100,000 of such Losses. The right of indemnification with respect to such matters shall only apply to Losses (exclusive of Losses relating to breaches of representations and warranties set forth in sections 5.1(l) and 5.1(bb), and any other matters relating to the Excluded Liabilities and rights of creditors pursuant to the Bulk Sales Carve-Out and rights of creditors pursuant to matters described in section 10.2(ii), for which there shall be no limitation) under this Agreement and the Canadian Purchase Agreement which aggregate up to and including the sum of (a) the Canadian Purchase Price (as defined in the Canadian Purchase Agreement), (b) the Worldwide Purchase Price and (c) the Contingency Payments.

10.7 Rights of Set-Off. Subject to section 10.6, in the event the members of the BioMarin Group have incurred Losses and the members of the IBEX Group must indemnify the members of the BioMarin Group pursuant to the provisions hereof, BioMarin shall have the right to set off such Losses including, without limitation, any Losses of the BioMarin Group under the Canadian Purchase Agreement, as against the Contingency Payments.

11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS OF THE IBEX GROUP AT CLOSING

11.1 Conditions Precedent. All obligations of the Vendors to sell the Worldwide Assets to BioMarin US at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the members of the IBEX Group) prior to or at the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties made by each member of the BioMarin Group in or under this Agreement shall be true in all material respects (except where already qualified as to materiality) on and as of the Closing Date and the Vendors shall have received from each member of the BioMarin Group a certificate signed as of the Closing Date to such effect in the form set out in
               Schedule 11.1(a).

         (b)   Compliance with Covenants. Each member of the BioMarin
               Group shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each member of the BioMarin Group prior to Closing and the members of the IBEX Group shall have received from each member of the BioMarin Group a certificate signed as of the Closing Date to such effect in the form set out in Schedule 11.1(b).

         (c)   Corporate Authorizations. The members of the BioMarin
               Group shall have delivered to the members of the IBEX Group evidence satisfactory to the members of the IBEX Group that all necessary corporate authorizations by the members of the BioMarin Group authorizing and approving the execution and delivery of this Agreement and the consummation of the Worldwide Transaction have been obtained.

         (d)   Assumption of Assumed Worldwide Liabilities. On
               Closing, the members of the BioMarin Group and the Vendors shall execute and deliver an assignment and assumption agreement with respect to the Assumed Worldwide Liabilities in the form set out in Schedule 11.1(d).

         (e) Opinion. On Closing, the members of the IBEX Group shall receive from United States counsel to the members of the BioMarin Group legal opinions in the form set out in Schedule 11.1(e).

         (f) BioMarin Worldwide Transaction Shares. On Closing, BioMarin shall deliver certificates representing the BioMarin Worldwide Transaction Shares to the Vendors as provided in section
               3.2 hereof.

         (g) License Agreement. On Closing, (i) the members of the BioMarin Group shall execute and deliver with the members of the IBEX Group a license agreement in the form set forth in
               Schedule 11.1(g) and (ii) Massachusetts Institute of Technology shall have consented to the license of Intellectual

               Property covered by the Contracts with the Massachusetts of Technology set forth in Schedule 2.3(b) to the members of IBEX Group contemplated in the license agreement set forth in
               Schedule 11.1(g).

         (h) Insurance. On Closing, BioMarin NS shall have insured the Worldwide Assets, with effect as and from the Closing Date, in such amounts and against such risks, including general liability and tenant's liability, as are customarily carried and insured against by BioMarin in respect of comparable assets in the conduct of its business.

In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the members of the IBEX Group, the members of the IBEX Group may rescind this Agreement by notice to the members of the BioMarin Group and in such event all of the Parties shall be released from all obligations hereunder, unless the members of the IBEX Group can show that the condition or conditions which have not been satisfied are reasonably capable of being performed or caused to be performed by the members of the BioMarin Group and are the obligation of the members of the BioMarin Group to perform or to cause to be performed or have not been satisfied by reason of a default by the members of the BioMarin Group, in which case, the members of the BioMarin Group, at the option of the members of the IBEX Group, shall not be released from any obligations hereunder. Any such conditions may be waived in whole or in part by the members of the IBEX Group without prejudice to the members of the IBEX Group's rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the members of the IBEX Group only if the same is in writing.


12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS OF THE BIOMARIN GROUP AT CLOSING

12.1 Conditions Precedent. All obligations of BioMarin US to purchase the Worldwide Assets from the Vendors at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the members of the BioMarin Group) prior to or at the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties made by each member of the IBEX Group in or under this Agreement shall be true in all material respects (except where already qualified as to materiality) on and as of the Closing Date and the members of the BioMarin Group shall have received from each member of the IBEX Group a certificate signed as of the Closing Date to such effect, in the form set out in Schedule 12.1(a).

         (b) Actions, Etc. All actions, proceedings, instruments and documents required for the members of the IBEX Group to carry out the Worldwide Transaction and all other related legal matters shall have been approved by the members of the

               BioMarin Group and the members of the BioMarin Group shall have been furnished with such certified copies of actions and proceedings with respect to the members of the IBEX Group and other such instruments and documents as the members of the BioMarin Group shall have requested.

         (c)   Compliance with Covenants.  Each member of the IBEX
               Group shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each member of the IBEX Group and the members of the BioMarin Group shall have received from each member of the IBEX Group a certificate signed as of the Closing Date to such effect, in the form set out in Schedule 12.1(c).

         (d) Corporate Authorizations. The members of the IBEX Group shall have delivered to the members of the BioMarin Group evidence satisfactory to the members of the BioMarin Group that all necessary corporate authorizations by the members of the IBEX Group authorizing and approving the execution and delivery of this Agreement, the consummation of the Worldwide Transaction and the transfer of the Worldwide Assets as herein contemplated have been obtained.

         (e)   Assumption of Assumed Worldwide Liabilities.  On
               Closing, the members of the BioMarin Group and the Vendors shall execute and deliver an assignment and assumption agreement with respect to the Assumed Worldwide Liabilities, in the form set out in Schedule 11.1(d).

         (f) Approvals and Consents. At or before Closing there shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to the members of the BioMarin Group as may be required in order to transfer the Worldwide Assets and to enable BioMarin US to assume the Assumed Worldwide Liabilities at Closing as herein provided.

         (g) No Material Loss. There shall have been no material loss or damage to the Worldwide Assets not adequately covered by insurance.

         (h) No Material Adverse Change. There shall have been no change that would have a Material Adverse Effect on the condition, financial or otherwise of the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (i) Litigation. No court order shall have been entered that enjoins, restrains, prohibits or restricts Closing of the Worldwide Transaction. None of the Parties nor any of their respective directors, officers, employees or agents shall be a defendant or third party to or have received written or oral notice of the threat of any litigation or proceedings before any court or Governmental Authority which, in the opinion of the members of the BioMarin Group, could prevent or restrict such Party from performing any of its obligations in this Agreement or any of the Closing Documents or could expose such Person to damages.

         (j) Quebec Securities Commission. On or before Closing, BioMarin shall have received the approval of the Quebec Securities Commission to the issuance of the BioMarin Worldwide Transaction Shares (the "Quebec Securities Commission Approval").

         (k) Receipt of Closing Documents by the Members of the BioMarin Group. All instruments of conveyance and other documentation relating to the sale and purchase of the Worldwide Assets, including without limitation, the Closing Documents, assignments, bills of sale, conveyances and other documentation and all actions and proceedings taken on or prior to the Closing in connection the performance by the members of the IBEX Group of their obligations under this Agreement shall be satisfactory to the members of the BioMarin Group and their counsel and the members of the BioMarin Group shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as they may reasonably request in order to establish the consummation of the Worldwide Transaction and the taking of all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to the members of the BioMarin Group and their counsel. For greater certainty and without limitation, the Vendors shall have delivered to BioMarin US duly executed, in form and substance reasonably satisfactory to the members of the BioMarin Group and their counsel and in proper form for registration, if required, under applicable Laws, all instruments of conveyance and other documentation relating to the sale and purchase of the Worldwide Assets, including without limitation:


                  (i) bills of sale and assignment of interest for the Worldwide Assets (including all Permits, Licenses and Contracts), in the form set out in Schedule 12.1(k)(i); and

                  (ii) assignments in registrable form of all Intellectual Property, in the forms set out in Schedule 12.1(k)(ii).

         (l) Consents to Assignments. With respect to any IBEX Group Worldwide Intellectual Property, Permits and Licenses and the Contracts (the "Worldwide Assigned Rights") forming a part of the Worldwide Assets in connection with the IBEX Group Worldwide Business and which BioMarin US shall assume at Closing in accordance with this Agreement identified at
               Schedule 5.1(s), on Closing, the members of the IBEX Group shall deliver to BioMarin US, such unconditional written consents to the assignment thereof (the "Worldwide Assigned Rights Consents") as are applicable, to assign the Worldwide Assigned Rights to BioMarin US together with written acknowledgements from the other party to such Worldwide Assigned Rights, in the form set out in Schedule 12.1(l) acknowledging that all amounts due and payable by the Vendors have been paid in full to the Closing Date.

         (m) Possession of Worldwide Assets. On Closing, the Vendors shall deliver title to and possession of all of the Worldwide Assets to BioMarin US.

         (n) Non-Competition Agreement. On Closing, the members of the IBEX Group shall execute and deliver non-competition agreements in the form set out in Schedule 12.1(n).

         (o) Termination. On Closing, the members of the IBEX Group shall execute and deliver with the members of the BioMarin Group an agreement in the form set out in Schedule 12.1(o) terminating all written or oral agreements among the members of the IBEX Group with respect to the Worldwide Assets and the IBEX Group Worldwide Business, including for greater certainty and without limitation, marketing agreements with respect to the IBEX Group Worldwide Intellectual Property, on terms and conditions satisfactory to the members of the BioMarin Group and their counsel.

         (p) Services, Equipment and Space Sharing Agreement. On Closing, the members of the BioMarin Group shall execute and deliver with the members of the IBEX Group an agreement in form set out in
               Schedule 12.1(p).

         (q)   License Agreement. On Closing, (i) the members of the
               BioMarin Group shall execute and deliver with the members of the IBEX Group a license agreement in the form set forth in
               Schedule 11.1(g) and (ii) Massachusetts Institute of Technology shall have consented to the license of Intellectual Property covered by the Contracts with the Massachusetts of Technology set forth in Schedule 2.3(b) to the members of IBEX Group contemplated in the license agreement set forth in
               Schedule 11.1(g).

         (r) Canadian Purchase Agreement. On Closing, the transaction set forth under the Canadian Purchase Agreement shall have been contemporaneously successfully consummated.

         (s) Opinions. On Closing, the members of the BioMarin Group shall receive from U.S. and Quebec counsel to the members of the IBEX Group a legal opinion in the form set out in Schedule 12.1(s).

         (t) No Orders. No order of any court or administrative agency shall be in effect which restrains or prohibits the Worldwide Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Worldwide Transaction and which in the judgment of the members of the BioMarin Group and their counsel, acting reasonably, makes it inadvisable to proceed with the consummation of the Worldwide Transaction shall have been made, instituted or threatened by any Person.

In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the members of the BioMarin Group, the members of the BioMarin Group may rescind this Agreement by notice to the members of the IBEX Group and in such event all of the Parties shall be released from all obligations hereunder, unless the members of the BioMarin Group can show that the condition or conditions which have not been satisfied are reasonably capable of being performed or caused to be performed by the members of the IBEX Group and are the obligation of the members of the IBEX Group to perform or to cause to be performed or have not been satisfied by reason of a default by the members of the IBEX Group, in which case, the members of the IBEX Group, at the option of the members of the BioMarin Group, shall not be released from any obligations hereunder. Any such conditions may be waived in whole or in part by the members of the BioMarin Group without prejudice to the members of the BioMarin Groups' rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the members of the BioMarin Group only if the same is in writing.


13.      THIRD PARTY ASSIGNMENT AND CONSENTS

13.1  Third Party Assignments.  Neither this Agreement nor any Closing
Document shall constitute an assignment or an attempted assignment of any Worldwide Assigned Right contemplated to be assigned to BioMarin US hereunder where such Worldwide Assigned Right; (i) is not assignable without the consent of a third Person if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof; or (ii) in respect of which Worldwide Assigned Right the remedies for enforcement thereof available to the Vendors would not pass to BioMarin US. In respect of the foregoing, the members of the IBEX Group, as and by way of a post-closing covenant, jointly and severally agree to take such action or cause to be taken such action in their own name or otherwise as the members of the BioMarin Group shall reasonably require so as to provide BioMarin US the benefits thereof and to effect collection of money to become due and payable by the other party thereto and the members of the IBEX Group shall promptly pay over to BioMarin US all money received by the Vendors in respect of the foregoing. If and when any Worldwide Assigned Right Consent is obtained or such Worldwide Assigned Right otherwise becomes assignable, the Vendors shall promptly assign all of their rights and obligations thereunder to BioMarin US and BioMarin US shall, without the payment of any further consideration therefor, assume such rights and obligations and the Vendors shall be relieved of any and all liability therefor.

13.2 Further Assurances; Consents. From and after the date hereof and before and after Closing: (i) each of the Parties shall use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth herein, including, without limitation, the procurement of the post-Closing Worldwide Assigned Rights Consents as set forth in Schedule 13.2;
(ii) each of the Parties shall use their reasonable best efforts to cause the Worldwide Transaction to be consummated; (iii) the Parties shall cooperate with each other to provide such information, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and to do all such further acts and things as may be reasonably required to carry out the Worldwide Transaction; (iv) the Parties shall use all reasonable efforts to comply promptly with all legal requirements that may be imposed upon them with respect to the consummation of the Worldwide Transaction and to obtain any consent or any exemption by and to make any registration, declaration or filing with any Governmental Authority or other third Person required to be obtained or made by such Person in connection with the taking of any action contemplated hereby, including, without limitation, the post-Closing Worldwide Assigned Rights Consents. The Parties covenant and agree to proceed diligently and in a coordinated fashion to apply for and obtain any and all necessary approvals and/or Worldwide Assigned Rights Consents. For greater certainty and without limitation, at the request of any member of the BioMarin Group, prior to and after the Closing, the Representatives of the BioMarin Group shall have full right to participate in discussions with all third Persons with a view to procuring all pre-Closing and post-Closing Worldwide Assigned Rights Consents; provided, however, that in the event that from and after Closing, any member of the IBEX Group has not proceeded diligently and in a coordinated fashion to apply for and obtain any and all such necessary approvals and/or Canadian Assigned Rights Consents, the members of the BioMarin Group, without any further or other act or formality shall be irrevocably appointed to act as attorney and mandatory for and on behalf of any or all of the members of the IBEX Group in their place and stead, with full power of substitution, such power of attorney being coupled with an interest to survive the insolvency of any Party. Notwithstanding the foregoing, the members of the IBEX Group shall ensure that all necessary Representatives of the IBEX Group are entitled to be present and/or participate, as applicable, at all reasonable times to accomplish the objectives of this section 13.2.


14.      ADDITIONAL POST-CLOSING COVENANTS

14.1 Financial Statements. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant to preserve the financial statements and working papers relating to the IBEX Group Worldwide Business for a period of at least 10 years from the Closing and to allow the members of the BioMarin Group or the Representatives to have access thereto at all reasonable times in connection with the affairs of the BioMarin Group and to make copies thereof and to take extracts therefrom. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant to use their reasonable best efforts to maintain and preserve such books of account and to at least exercise the same degree of care with respect thereto as they do now in connection with their other business records.

14.2 Resale Payments. The members of the BioMarin Group jointly and severally covenant and agree as and by way of a post-closing covenant to pay to the Vendors a sum equal to 50% of any consideration received by any member of the BioMarin Group within three months of the Closing Date, as a result of a license or sale by only such member of the BioMarin Group of any of the IBEX Group Worldwide Intellectual Property.

14.3 Filter Technology. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant that, for no additional consideration (the consideration therefor being included in the Worldwide Purchase Price), on or before August 31, 2002, they shall transfer to BioMarin US, good and marketable title to the Filter Technology, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve Out and pursuant to a general conveyance which shall contain representations and warranties on the part of the members of the IBEX Group with respect to the Filter Technology which are similar to the representations and warranties with respect to the Worldwide Assets that are contained in this Agreement.

14.4 McGill License. The members of the IBEX Group jointly and severally agree as a post-closing covenant that members of the IBEX Group shall not enter into any license in respect of US Patent 5,147,641 and its foreign counterparts or otherwise interfere with the negotiation of such license by BioMarin.

14.5 Retention Agreement. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant that for a period of three (3) years following Closing, the members of the IBEX Group shall not enter into an amalgamation, consolidation, merger or transfer of the undertaking or assets of the IBEX Group as an entirety or substantially as an entirety (a "Capital Reorganization") with or to another person (a "Successor Company") unless the Successor Company resulting from the Capital Reorganization (if not one of the members of the IBEX Group) shall agree to be bound by the provisions of this Agreement including, without limitation, Article 10 hereof. For greater certainty, this section 14.5 shall not apply to: (i) a Capital Reorganization involving only members of the IBEX Group; or (ii) a sale of BioMarin Worldwide Transaction Shares by any member of the IBEX Group.

14.6 License Agreement. The members of the BioMarin Group jointly and severally covenant and agree as a post-closing covenant to use their commercially reasonable efforts to cause the Contracts with Massachusetts Institute of Technology set forth on Schedule 2.3(b) or any amendments or extensions thereof to remain in good standing and to preserve BioMarin's ability to license Intellectual Property licensed to BioMarin under such Contracts to the IBEX Group under the agreement set forth in Schedule 11.1(g).

15.      CONFIDENTIALITY

15.1 Confidentiality. For a period of five years from Closing, each Party shall keep confidential all information (the "Confidential Information") obtained from the other Party or its Representatives in connection with the other Party, this Agreement and the Worldwide Transaction and that all such Confidential Information obtained by it from the other Party or any of its Representatives shall be used solely for the purpose of evaluating the Worldwide Transaction and for no other purpose. The term "Confidential Information" shall not include any information which; (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party or the Representatives; (ii) becomes known to the receiving Party or the Representatives on a non-confidential basis from a source (other than the disclosing Party) which is not known to the receiving Party to be bound to the disclosing Party by a legal, contractual or fiduciary obligation; (iii) was known to the receiving Party or the Representatives on or prior to the date hereof; or (iv) was independently discovered or developed by the receiving Party without reference to any of the Confidential Information. If this Agreement is terminated without consummation of the Worldwide Transaction, each Party shall return to the other Party all Confidential Information in its possession regarding the other Party and all copies and extracts thereof or with the consent of the other Party shall destroy all such Confidential Information and copies and extracts and shall deliver to the other Party evidence of destruction of such Confidential Information and copies and extracts as such other Party may reasonably request. For the purpose of this Article 15, the members of the BioMarin Group shall be one Party and the members of the IBEX Group shall be one Party. Confidential Information includes all information transferred from the IBEX Group to the BioMarin Group as part of the Worldwide Assets. Notwithstanding the foregoing, it is acknowledged and agreed that (x) no information provided by the BioMarin Group to the IBEX Group concerning BioMarin or its business constitutes Confidential Information of the members of the BioMarin Group and (y) from and after the Closing, no information relating to the Worldwide Assets or the IBEX Group Worldwide Business constitutes Confidential Information to be held in confidence by any member of the BioMarin Group.

15.2 Public Disclosure. No Party shall issue any press release or other public announcement, written or oral, relating to this Agreement or to performance hereunder or the existence of any arrangement among the Parties without the prior approval of the other Parties acting reasonably and on a timely basis, except to the extent that such press release or announcement is reasonably concluded by a Party to be required by applicable Law. The forms of press release to be issued by IBEX and BioMarin upon the execution and delivery of this Agreement are set forth in Schedule 15.2. Each member of the IBEX Group acknowledges that BioMarin will be required to file a copy of this Agreement and the other agreements and instruments contemplated hereby with the Commission and to describe the Worldwide Transaction in its public filings.


16.      SOLICITATION

16.1 No Solicitation. From the date hereof and up to and including the Closing Date or other termination of this Agreement, other than in connection with the Worldwide Transaction, the members of the IBEX Group jointly and severally covenant and agree that neither they nor any their Affiliates shall nor shall any of the members of the IBEX Group or any of their Affiliates permit their respective Representatives to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including without limitation, any proposal or offer to shareholders) with respect to an Acquisition Proposal or engage in negotiations concerning or provide any confidential information or data to, have any discussions with or endorse or recommend a proposal of or enter into any contract or understanding with any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The members of the IBEX Group shall notify the members of the BioMarin Group immediately if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussions are sought to be initiated or continued with the members of the IBEX Group or any of their Affiliates or Representatives; provided however that nothing contained in this section shall prohibit the board of directors of IBEX from furnishing non-public information to or entering into discussions or negotiations with any Person that makes an unsolicited bona fide Acquisition Proposal, if and only to the extent that: (i) the board of directors of IBEX, based upon the advice of outside counsel, determines in good faith that such action is required for the board of directors of IBEX to comply with its fiduciary duties to shareholders imposed by applicable Law; (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, the members of the IBEX Group keep the members of the BioMarin Group informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this section shall permit the members of the IBEX Group to terminate this Agreement or permit the members of the IBEX Group to enter into any agreement with respect to an Acquisition Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, none of the members of the IBEX Group nor their Affiliates shall enter into any agreement with any Person that provides for or in any way facilitates an Acquisition Proposal or affect any other obligation of the members of the IBEX Group under this Agreement).


17.      WORLDWIDE ASSETS AT RISK UNTIL CLOSING

17.1 Risk. Notwithstanding anything herein contained, title and risk of loss of the Worldwide Assets shall remain with the Vendors until the Worldwide Transaction has been completed as herein contemplated. The Vendors shall maintain the insurance represented herein to be held by them on the Worldwide Assets until the Closing Date and the Vendors shall hold any proceeds thereof in trust for the Parties as their interests may appear.

17.2 Reduction of Worldwide Purchase Price. In the event of damage or destruction to the IBEX Pharma Worldwide Fixed Assets prior to the Closing Date, to the extent not repaired or replaced by the members of the IBEX Group on or before the Closing Date to the satisfaction of the members of the BioMarin Group, the replacement value of the IBEX Pharma Worldwide Fixed Assets so damaged or destroyed as determined by the members of the BioMarin Group and the members of the IBEX Group in consultation with the insurer of the members of the IBEX Group shall be deducted from the Worldwide Purchase Price. Without limitation of any of the rights of the members of the IBEX Group hereunder, such amounts may be reduced from the Worldwide Purchase Price by the cancellation of a sufficient number of BioMarin Worldwide Transaction Shares that would otherwise be issuable hereunder.


18.      DELIVERY OF BOOKS AND RECORDS OF THE VENDORS

18.1 Books and Records. On the Closing Date, all documents and data solely relating to the IBEX Group Worldwide Business shall be transferred by the IBEX Group to BioMarin at the portion of the premises leased by IBEX to be made available to the BioMarin Group under the agreement referred to in section 12.1(p).


19.      MISCELLANEOUS

19.1 Tender. Any tender of documents or money hereunder may be made upon the Parties or upon their respective solicitors as set forth herein.

19.2 Notice. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

         (a)      if to the members of the IBEX Group in c/o of:

                  5485 Pare
                  Montreal, Quebec H4P 1P7

                  Attention:     President
                  Fax No.:       (514) 344-8827

                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor, 1170 rue Peel
                  Montreal, Quebec  H3B 4S8

                  Attention:     Peter Martin
                  Fax No.:       (514) 875-6246

         (b)      if to the members of the BioMarin Group, to:

                  371 Bel Marin Keys Boulevard, Suite 210
                  Novato, California
                  94949   USA

                  Attention:     Raymond W. Anderson
                  Fax No.:       (415) 382-7889

                  with a copy to:

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario   M5H 3C2

                  Attention:  Mark Bennett
                  Fax No.:  (416) 360-8877

                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California
                  90071-2371  USA

                  Attention:  Siobhan Burke
                  Fax No.:  (213) 627-0705

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

19.3 Further Assurances. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

19.4 Laws. This Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States applicable therein and the Parties hereby irrevocably attorn to the federal and state courts of the State of California sitting in San Francisco, California. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts with respect to such matters. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding in any of such courts or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19.5 Expenses. All out-of-pocket expenses (including legal and accounting expenses) incurred in connection with the Worldwide Transaction shall be borne the Party incurring the same.

19.6 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension nor variation of this Agreement shall operate as a waiver of this provision.

19.7 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof, including, without limitation, that certain Term Sheet dated June 4, 2001 and that certain memorandum from Mr. Gary Mattan to Mr. Doug Cotter, dated July 17, 2001 as amended by agreements dated August 22, 2001 and September 21, 2001. This Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

19.8 Assignment. No Party may assign this Agreement or any part hereof without the prior written consent of the other Parties which may not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

19.9 Invalidity. In the event that any of the covenants, representations and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

19.10 Counterpart. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

19.11 Waiver of Jury Trial. The Parties hereby agree to waive the right to a trial by jury in any action arising hereunder.

19.12 Language. The Parties acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date and year first above written.


                             BIOMARIN PHARMACEUTICAL INC.


                             Per:   /s/ Fredric R. Price
                                 ---------------------------------------------


                             BIOMARIN ENZYMES INC.


                             Per:   /s/ Raymond W. Anderson
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES INC.


                             Per:   /s/ Paul Baehr
                                 ---------------------------------------------


                             IBEX PHARMACEUTICALS INC.


                             Per:   /s/ Paul Baehr
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES LLC


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES CORP.


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             TECHNOLOGIES IBEX R&D INC.


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------

           Schedule 2.1 - Filter Technology
--------------------------------------------------------------------------------

           The Filter Technology involves the immobilization of heparinase I in a filter for the purpose of removing heparin from blood post bypass surgery or post dialysis and in particular refers to the following intellectual property

           Extra-corporeal Systems For Heparin Neutralization Using Porous Fibers Or Tubes Ann R. Comfort, Robert A. Heft, And Robert S. Langer, Jr. M.I.T. Case No.4370



           1. Canada Patent No.1315676 Entitled: "Heparin Neutralization Using Compounds Immobilized And In Direct Contact With Whole Blood"



                                                                                                                Page 1 of 3
Schedule 2.1 (a) IBEX Canadian Fixed Assets Being Transferred to BioMarin
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Research Asset                                          Identifier (If Any)                Location
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Container azote and cells                               509930789679 - Thermoline          5485 Pare
Freezer REVCO ult-1375-7aba -70 degrees C               P25d-160738-pd                     5485 Pare
Freezer REVCO ult-2586-9-a1470 degrees C                vo1g-343994-ug                     5485 Pare
Cryogran Peletizer                                                                         IQF Cryogran
Biosepra - Chromatography Columns/Resins                                                   BASF
Pharmacia - Chromatography Columns/Resins                                                  BASF
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Computer/Software Asset
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
User                                                    Software                           Version
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Richard Broughton                                       Windows 95                         4.00.950B
Pentium II 233                                          IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  97SR2b
                                                        o  Microsoft Excel                 97SR2b
                                                        o  Microsoft Power Point           97SR2b
                                                        o  Microsoft Access                97SR2b
                                                        o  Microsoft Outlook               8.04
                                                        Netscape                           4.75
                                                        Sigma Plot                         4.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Bernhard Eggiman                                        Windows 95                         4.00.950C
Pentium 200                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  97SR2b
                                                        o  Microsoft Excel                 97SR2b
                                                        o  Microsoft Power Point           97SR2b
                                                        o  Microsoft Access                97SR2b
                                                        o  Outlook                         8.04
                                                        Internet Explorer                  5.00 SP1
                                                        Netscape                           4.76
                                                        Sigma Plot                         4.0
---------------------------------------------------------------------------------------------------------------------------

                                                                                                                Page 2 of 3

---------------------------------------------------------------------------------------------------------------------------
Elizabeth Denholm                                       Windows 95                         4.00.950C
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  8.0b
                                                        o  Microsoft Excel                 8.0e
                                                        o  Microsoft Power Point           8.0b
                                                        o  Outlook                         8.04
                                                        Internet Explorer                  5.00 SP1
                                                        Netscape                           4.76
                                                        Sigma Plot                         4.0
                                                        Sigma Stat                         2.0
                                                        CarboDraw                          1.0
                                                        Equilibrate                        1.1
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Marc Pedneault                                          Windows 2000 P. SP1                5.00.2195
Dell GX110                                              Internet Explorer                  5.01 SP2
                                                        NW Client                          4.80
                                                        Microsoft office                   2000
                                                        o  Microsoft Word                  9.0
                                                        o  Microsoft Excel                 9.0
                                                        o  Microsoft Power Point           9.0
                                                        o  Microsoft Outlook               9.0
                                                        Microsoft Proxy client             2.0
                                                        NAI VirusScan NT                   4.0.3a
                                                        Windows Media Player               7.01
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Donna Frampton                                          Windows 95                         4.00.950B
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  8.0b
                                                        o  Microsoft Excel                 8.0e
                                                        o  Microsoft Power Point           8.0b
                                                        o  Microsoft Access                8.04
                                                        o  Microsoft Outlook               8.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Zhongqi Shao                                            Windows 95                         4.00.950B
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  97SR2b
                                                        o  Microsoft Excel                 97SR2b
                                                        o  Microsoft Power Point           97SR2b
                                                        o  Microsoft Outlook               8.04
                                                        Netscape                           4.75
---------------------------------------------------------------------------------------------------------------------------

                                                                                                                Page 3 of 3


---------------------------------------------------------------------------------------------------------------------------
Richard Abel                                            Windows 95                         4.00.950B
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  8.0b
                                                        o  Microsoft Excel                 8.0e
                                                        o  Microsoft Power Point           8.0b
                                                        o  Microsoft Outlook               8.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Robert Heft                                             Windows 95
Pentium 166                                             IntraNW Client
                                                        Microsoft office                   95
                                                        o  Microsoft Word
                                                        o  Microsoft Excel
                                                        o  Microsoft Power Point
                                                        o  Microsoft Access
                                                        Windows Messaging                  4.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Graphics                                                Mac OS                             7.5.3u2.0

Powermac                                                Ram Doubler                        1.6.2

                                                        NW Client                          5.11

                                                        Microsoft office                   4.2.1

                                                        o  Microsoft Word                  6.0.1

                                                        o  Microsoft Excel                 5.0a

                                                        o  Microsoft Power Point           4.0

                                                        Microsoft mail                     3.5

                                                        Netscape                           3.01

                                                        Adobe Acrobat                      3.0

                                                        Adobe Persuasion                   3.0

                                                        Canvas                             3.5.4

                                                        Canvas                             5.0.1

                                                        Dos-Namer FAT                      1.7.3

                                                        File Maker Pro                     2.1

                                                        Jpeg viewer                        3.3

                                                        Kaleidagraph                       3.0

                                                        Adobe Photoshop                    2.0.1

                                                        Image assistant                    1.10

                                                        Omnipage Pro                       2.1

                                                        Sigma Plot                         4.16

                                                        Stuffit Deluxe                     4.0

                                                        Mac Draw II                        1.0v1
---------------------------------------------------------------------------------------------------------------------------



                                                                                                                Page 1 of 3
Schedule 2.1 (a) IBEX Canadian Fixed Assets Being Transferred to BioMarin
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Research Asset                                          Identifier (If Any)                Location
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Container azote and cells                               509930789679 - Thermoline          5485 Pare
Freezer REVCO ult-1375-7aba -70 degrees C               P25d-160738-pd                     5485 Pare
Freezer REVCO ult-2586-9-a1470 degrees C                vo1g-343994-ug                     5485 Pare
Cryogran Peletizer                                                                         IQF Cryogran
Biosepra - Chromatography Columns/Resins                                                   BASF
Pharmacia - Chromatography Columns/Resins                                                  BASF
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Computer/Software Asset
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
User                                                    Software                           Version
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Richard Broughton                                       Windows 95                         4.00.950B
Pentium II 233                                          IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  97SR2b
                                                        o  Microsoft Excel                 97SR2b
                                                        o  Microsoft Power Point           97SR2b
                                                        o  Microsoft Access                97SR2b
                                                        o  Microsoft Outlook               8.04
                                                        Netscape                           4.75
                                                        Sigma Plot                         4.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Bernhard Eggiman                                        Windows 95                         4.00.950C
Pentium 200                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  97SR2b
                                                        o  Microsoft Excel                 97SR2b
                                                        o  Microsoft Power Point           97SR2b
                                                        o  Microsoft Access                97SR2b
                                                        o  Outlook                         8.04
                                                        Internet Explorer                  5.00 SP1
                                                        Netscape                           4.76
                                                        Sigma Plot                         4.0
---------------------------------------------------------------------------------------------------------------------------

                                                                                                                Page 2 of 3

---------------------------------------------------------------------------------------------------------------------------
Elizabeth Denholm                                       Windows 95                         4.00.950C
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  8.0b
                                                        o  Microsoft Excel                 8.0e
                                                        o  Microsoft Power Point           8.0b
                                                        o  Outlook                         8.04
                                                        Internet Explorer                  5.00 SP1
                                                        Netscape                           4.76
                                                        Sigma Plot                         4.0
                                                        Sigma Stat                         2.0
                                                        CarboDraw                          1.0
                                                        Equilibrate                        1.1
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Marc Pedneault                                          Windows 2000 P. SP1                5.00.2195
Dell GX110                                              Internet Explorer                  5.01 SP2
                                                        NW Client                          4.80
                                                        Microsoft office                   2000
                                                        o  Microsoft Word                  9.0
                                                        o  Microsoft Excel                 9.0
                                                        o  Microsoft Power Point           9.0
                                                        o  Microsoft Outlook               9.0
                                                        Microsoft Proxy client             2.0
                                                        NAI VirusScan NT                   4.0.3a
                                                        Windows Media Player               7.01
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Donna Frampton                                          Windows 95                         4.00.950B
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  8.0b
                                                        o  Microsoft Excel                 8.0e
                                                        o  Microsoft Power Point           8.0b
                                                        o  Microsoft Access                8.04
                                                        o  Microsoft Outlook               8.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Zhongqi Shao                                            Windows 95                         4.00.950B
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  97SR2b
                                                        o  Microsoft Excel                 97SR2b
                                                        o  Microsoft Power Point           97SR2b
                                                        o  Microsoft Outlook               8.04
                                                        Netscape                           4.75
---------------------------------------------------------------------------------------------------------------------------

                                                                                                                Page 3 of 3


---------------------------------------------------------------------------------------------------------------------------
Richard Abel                                            Windows 95                         4.00.950B
Pentium 166                                             IntraNW Client                     3.2.0.0
                                                        Microsoft office                   97SR2b
                                                        o  Microsoft Word                  8.0b
                                                        o  Microsoft Excel                 8.0e
                                                        o  Microsoft Power Point           8.0b
                                                        o  Microsoft Outlook               8.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Robert Heft                                             Windows 95
Pentium 166                                             IntraNW Client
                                                        Microsoft office                   95
                                                        o  Microsoft Word
                                                        o  Microsoft Excel
                                                        o  Microsoft Power Point
                                                        o  Microsoft Access
                                                        Windows Messaging                  4.0
---------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
Graphics                                                Mac OS                             7.5.3u2.0

Powermac                                                Ram Doubler                        1.6.2

                                                        NW Client                          5.11

                                                        Microsoft office                   4.2.1

                                                        o  Microsoft Word                  6.0.1

                                                        o  Microsoft Excel                 5.0a

                                                        o  Microsoft Power Point           4.0

                                                        Microsoft mail                     3.5

                                                        Netscape                           3.01

                                                        Adobe Acrobat                      3.0

                                                        Adobe Persuasion                   3.0

                                                        Canvas                             3.5.4

                                                        Canvas                             5.0.1

                                                        Dos-Namer FAT                      1.7.3

                                                        File Maker Pro                     2.1

                                                        Jpeg viewer                        3.3

                                                        Kaleidagraph                       3.0

                                                        Adobe Photoshop                    2.0.1

                                                        Image assistant                    1.10

                                                        Omnipage Pro                       2.1

                                                        Sigma Plot                         4.16

                                                        Stuffit Deluxe                     4.0

                                                        Mac Draw II                        1.0v1
---------------------------------------------------------------------------------------------------------------------------

Schedule 2.1 (b) - IBEX Pharma Canadian Contracts, Permits and Licenses


TYPE OF CONTRACT       COMPANY NAME                   COMPANY ADDRESS          EFFECTIVE DATE or Number    TERMINATION DATE/TERMS

Vehicle Lease          GMAC Leaseco                   C/o Pitcher & Doyle      May 2001                    April 2004..SAAB 9-5
                                                      Services PO Box 1200,
                                                      Etobicoke, ON                                        885.00/month (Heft lease)
                                                      M9C 4V5



Licensing Agreements   MIT-Assignment of "Retained
                       Marketing Rights" under
                       Technology Transfer and
                       Marketing Agreement" dated
                       December 11, 1996

CABG-IND               HPB                             Ottawa                  IND # 60148

PCI-IND                HPB                             Ottawa                  IND # 65006



                                                                                                                         Page 1 of 6
Schedule 2.1 (c) IBEX  Pharma Canadian Inventory
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NB: With the exception of Heparinase I (Dx grade) this Schedule represents 80% of the IBEX inventory of all non-cGMP inventory. There is no cGMP material belonging to the Canadian companies (all cGMP material belongs to IBEX Technologies Corp.).
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NB: Activity, and values derived therefrom, were valid at at time produced. Various lots may have lost some or all of initial activity.
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Production t-Chondroitinase AC Inventory
------------------------------------------------------------------------------------------------------------------------------------
Lot #                   Volume/tube       Quant     Activity   Total      Conc.     Protein Total    Specific Act.      Purity
                            (mL)                     (IU/mL)     IU      (mg/mL)         (mg)            IU/mg
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tCHAC 25aug95                20             10         875     175000      4.3           860              204             98.9
                             10             16         875     140000      4.3           688
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tCHAC 21aug95                20             11         950     209000     4.30           946              221             98.6
                             10             8          950     76000      4.30           344
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Production t-Chondroitinase B Inventory
------------------------------------------------------------------------------------------------------------------------------------
Lot #                   Volume/tube       Quant     Activity   Total      Conc.     Protein Total    Specific Act.      Purity
                            (mL)                     (IU/mL)     IU      (mg/mL)         (mg)            IU/mg
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                             0.25            5          320      400        3.3           4.1                              97.0
                             0.5             3          320      480        3.3           5.0
CHB-981105                    1             101         320     32320       3.3          333.3

tCHB 20mar97                 0.5             0          600       0          6             0                              100.0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tCHB 19sept96                1.5             26         49       1911       0.5           19.5                               98
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                         Page 2 of 6
------------------------------------------------------------------------------------------------------------------------------------
Production Chondroitinase B Inventory
------------------------------------------------------------------------------------------------------------------------------------
Lot #                   Volume/tube       Quant     Activity   Total      Conc.     Protein Total    Specific Act.      Purity
                            (mL)                     (IU/mL)     IU      (mg/mL)         (mg)            IU/mg
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
5 july #1 1996               0.2             20         493      1972       4.6           18.4            107.2           78.29
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
5 july #2 1996               0.2             21         502      2108      5.00            21             100.4           85.67
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Production Hep II Inventory
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Lot #                                         Volume/tube       Quant     Activity   Total      Conc.     Protein Total
------------------------------------------------------------------------------------------------------------------------------------
                                                  (mL)                     (IU/mL)     IU      (mg/mL)         (mg)
------------------------------------------------------------------------------------------------------------------------------------
Hep II - 008                                       1              5         95.2      476       1.47           7.35
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Heparinase I Inventory
------------------------------------------------------------------------------------------------------------------------------------
STD.06 - Lot # 29912 (Ben Venue)     Oct-97                  690 Vials
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 3 of 6

------------------------------------------------------------------------------------------------------------------------------------
Production Hep III Inventory For Research Purposes
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Lot #                                        Volume/tube       Quant     Activity   Total      Conc.     Protein Total       Protein
                                                 (mL)                     (IU/mL)     IU      (mg/mL)         (mg)            Total
------------------------------------------------------------------------------------------------------------------------------------
                                                  1              27        646.9    17466      10.23         276.21
                                                  49             6         646.9    190189     10.23        3007.62
tHepIII-P11CF                                     59             1         646.9    38167      10.23         603.57          3887.4
------------------------------------------------------------------------------------------------------------------------------------
                                                  1              28        619.4    17343       9.2          257.6
                                                  31             1         619.4    19201      10.2          316.2
tHepIII-P10CFD                                    49             3         619.4    91052      10.2          1499.4          2073.2
------------------------------------------------------------------------------------------------------------------------------------
                                                  1              21         654     13734      10.47         219.87
                                                  30             10         654     196200     10.47          3141
tHepIII-P10CF                                    26.5            1          654     17331      10.47         277.46          3638.3
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII-P9 *****                                  1              20        357.6     7152       6.6           132              132
------------------------------------------------------------------------------------------------------------------------------------
                                                 0.75            22         698     11520      12.58         207.57
                                                  40             0          698       0        12.58           0
tHepIII-P9CF *****                               79.5            0          698       0        12.58           0               208
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII-P8                                        1              10         475      4750      8.84           88.4             106
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII-HS-07                                     1              16         240      3840      5.68          90.88             102
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                  1              40         115      4600      2.55           102
tHepIII-P4CF-M4                                  0.5             34         115      1955      2.55          43.35             145
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
THep3-P1                                         0.5             7          224      784        5.4           18.9             164
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
THep3-P2                                          1              1          263      263       5.32           5.32
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
T5L-H3-032 withtrimeth                            10             10         155     15500      2.84           284
                                                  8              1          155      1240      2.84            23              307
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
T5L-H3-031/notrimeth                              10             9          192     17280      3.52           317
                                                  5              1          192      960       3.52            18              334
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 4 of 6

------------------------------------------------------------------------------------------------------------------------------------
T5L-H3-032/5days-HA                               0.5             1          228      114        3.2            2
                                                   10             0          228       0         4.2            0
                                                   1              3          228      684        4.2            13              14
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   10             0          259       0         4.4            0
T5L-H3-032/2days-HA                                1              7          259      1813       4.4            31              31
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   40             0          364       0        6.36            0
                                                   25             0          364       0        6.36            0
                                                   10             0          364       0        6.36            0
tHepIII-P4CF                                       5              1          364      1820      6.36            32
                                                   1              2          364      728       6.36            13              45
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII -CSpool 2-101296                          0.5             9          75      337.5      1.58            7
                                                  0.15            1          75        11       1.58           0.2               7
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII-CSpool 1-101296 *                         0.5             4          169      338       3.35            7                7
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII-R041296  **                                2              16         285      9120       5.6           179              179
------------------------------------------------------------------------------------------------------------------------------------
                                                                           Total:    50,209                    929
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
tHepIII STD.01***                                 0.25            60                                                           1233
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 5 of 6

------------------------------------------------------------------------------------------------------------------------------------
PAL Inventory
------------------------------------------------------------------------------------------------------------------------------------
Lot #                        Volume/tube         Quant         Activity     Total    Conc.   Protein Total  Spec act.          Shape
                                (mL)                           (IU/mL)       IU     (mg/mL)     (mg)         (IU/mg)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
27.OCT.00                        0.2               36           266.0      1915.2     53.2      383.0        ~ 5IU/mg
                                 2.0               3            266.0      1596.0     53.2      319.2
                                 5.0               5            266.0      6650.0     53.2     1330.0
                                 1.2               1            266.0       319.2     53.2      63.8

15.MAY.00                        N/A               4             N/A         N/A      N/A      9200.0        < 5IU/mg
(Precipitated enzyme)

17.JUL.01                       12.0               9             71.7      7743.6     14.3     1548.7        < 5IU/mg
(Butyl purification)

6.JUN.01                        350.0              11            24.9      95865.0    5.0      19173.0       < 5IU/mg
(Filtered Enzyme)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
rPAL Crystal

18.OCT.00                       ~100               1            124.1       24820     24.8      2480         ~ 5IU/mg         Broken
(Batch "MIX")

06.OCT.00                       ~150               1            128.7       19305     25.7      3855         ~ 5IU/mg
(Batch "350")
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
MSEC rPAL

11.DEC.00                        ~20               1             23.1        462      4.6       92.4                          Broken

14.AUG.01                        67                1             39.4      2639.8     7.9       528.0
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         Page 6 of 6


-----------------------------------------------------------------------------------------------------------------------------------
PAL Fermentate Inventory
-----------------------------------------------------------------------------------------------------------------------------------
Fermentation Lot                                      Volume             Activity       Location        Comments
                                                      ------             --------       --------        --------
------------------------------------------------------------------------------------------------------------------------------------
                                             # Containers        L         IU/mL   Freezer     Shelf
------------------------------------------------------------------------------------------------------------------------------------
E5L-PAL-104-105                                   1             1.5         20        1          5      Low activity in report -
                                                                                                        may have been con to 20IU/mL
E5L-PAL-108-109                                   2              2          20        1          5      Pooled and Frozen
E5L-PAL-110-111                                   3              6          11        1          2      Self Cycling Fermentation
                                                                                                        Trials
E5L-PAL-111-112                                   1              2           ?        1          4
E5L-PAL-112-113                                   1              1          18        1          4      Pooled and Frozen
E15L-PAL-007                                      1              3          12        1          2      Frozen
E15L-PAL-008                                      1              3          12        1          2      Frozen
E15L-PAL-007-008                                  5              12         21        1        2 & 4    Pooled and Frozen
B100 E15L-PAL-014                                 7              19         22        1          4      Frozen
E15L-PAL-017                                      6              18         16        1          5      Frozen
E15L-PAL-020                                      7              20         12        1          3      Low titer
E15L-PAL-021-022                                  10            18.5        19        2          3      50:50 Pool of 48 and 30
                                                                                                        hours growth
E15L-PAL-023-024                                  6              24         15        2          3      Labeled 023-024 with marker.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Freezer 1= Freezer beside centrifuge in Common Equipment Room
Freezer 2= Stockroom Freezer
Shelf Order: Top=1
------------------------------------------------------------------------------------------------------------------------------------

Schedule 2.1 (d) IBEX Pharma Canadian Intellectual Property

---------------------------------------------------------------------------------------------------------------------------------
Patents
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Patent Title                                                             Number              Country           Owner or Licensee
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Attenuation of Wound Healing Processes                                2,194,370               Canada                      Pharma
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Chondroitin Lyase Enzymes                                             2,194,375               Canada                      Pharma
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Cell Lines
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Enzyme                                                Cell Line                          Number of Vials
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
rPAL (E.coli):                                        E.coli Y1091/pIBX-7                         25
---------------------------------------------------------------------------------------------------------------------------------
native Hep I (F.heparinum):                           M941215.FH (Master Cell Bank)              125
---------------------------------------------------------------------------------------------------------------------------------
RHep I (F.heparinum):                                 F. heparinum FIBX5                          25
---------------------------------------------------------------------------------------------------------------------------------
rHep I (F.heparinum):                                 F. heparinum undesignated (stabilized
                                                      strain under development)                   NA
---------------------------------------------------------------------------------------------------------------------------------
rHep II (F.heparinum):                                F. heparinum FIBX3                          25
---------------------------------------------------------------------------------------------------------------------------------
rHep III (F.heparinum):                               F. heparinum FIBX4                          25
---------------------------------------------------------------------------------------------------------------------------------
rHep III (F.heparinum):                               F. heparinum (FHIII-47-1) (stabilized
                                                      strain)                                     25
---------------------------------------------------------------------------------------------------------------------------------
rChon AC (F.heparinum):                               F. heparinum FIBX6                          25
---------------------------------------------------------------------------------------------------------------------------------
rChon B (F.heparinum):                                F. heparinum FIBX7                          25
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Investigational New Drugs
Canadian Neutralase CABG IND                                              60148
Canadian Neutralase PCI IND                                               65006
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
Trade Marks                                                  Application Number              Country
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
EXTRAVASE                                                               898,419               Canada
NEUTRALASE                                                              752,453               Canada
PHENYLASE                                                       common law mark               Canada
---------------------------------------------------------------------------------------------------------------------------------

Schedule 2.2: IBEX Pharma Canadian Assumed Liabilities

--------------------------------------------------------------------------------

None, except in respect of severance obligations to the Therapeutic Asset Employees as set forth in Section 2.3 of the Canadian Asset Purchase Agreement.

Schedule 2.3 - IBEX Group Severance Practices

This policy will provide guidelines in determining severance allocations for IBEX employees in the case of mass layoffs due to restructuring, downsizing, mergers, or take-offers. Employees terminated for cause will not be entitled to the same benefits.

---------------------------------------------------------------------------------------------------------------------
Length of service               Loi sur Normes du Travail     C.C.Q. (Quebec Civil Court)   IBEX Policy
                                min. (L.S.A.)                                               Notice
---------------------------------------------------------------------------------------------------------------------
> 3 mos, < 1yr                  1 week                        2 - 5 weeks                   4 weeks
---------------------------------------------------------------------------------------------------------------------
> 1 yr, <5 yrs                  2 weeks                       1 - 3 months                  5 months
---------------------------------------------------------------------------------------------------------------------
> 5 yrs, < 10 yrs.              4 weeks                       8 - 10 months                 8 months
---------------------------------------------------------------------------------------------------------------------
> 10 yrs                        8 weeks                       8 - 10 months                 9 months
---------------------------------------------------------------------------------------------------------------------

Senior employees such as supervisors, and group leaders typically receive an additional 2 - 3 months depending on their age and functions (taking into consideration the ease of finding equivalent employment).

When calculating severance payments, factors that need to be added include vacation pay, RRSP contribution, health and dental insurance.

Employees have three options when they are given a termination letter.

1. They can remain in the employment of the company for the full period of notice;
2. They can give 2-4 weeks notice (depending on the position held by the individual) and take 60% of the balance of the notice period in a cash settlement;
3.   They can take a combination of both.

We have been able to justify a longer-than-normal period of notice on the basis that during the period that employees are employed by IBEX we can claim a 40% rebate from the Quebec government. This has allowed us to stretch the dollars further than we otherwise could if we used the same net amount as cash severance. In the event employees wish to take a cash settlement, a 60% rule will apply.

Lets take the case of an employee who has received 23 weeks notice on December 8th:

IBEX requires a three week notice to wrap up any outstanding matters. If that employee were to leave December 31, 1999 he or she would be paid through the next three weeks and would have 20 weeks remaining of the notice period. If that employee wanted to take severance instead of notice we would only be able to provide 60% of that 20 weeks or 12 weeks lump sum payment (plus whatever vacation pay etc that was due)

Similarly, someone who has received 23 weeks notice and wants to leave at the end of January would have 7 weeks notice and 60% of the remaining 16 weeks (i.e.
9.6 weeks) in cash.

====================================================================================================================================

                                                     IBEX Pharmaceuticals Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              IBEX Policy (notice)
          NAME OF EMPLOYEE                     DATE OF HIRE                          C.C.Q.                     As at Jan. 1
                                                                              (reasonable notice)
------------------------------------------------------------------------------------------------------------------------------------

Budzilowitz, Maureen                          September 1997                      1 - 3 months                      5 months
------------------------------------------------------------------------------------------------------------------------------------

Dufour, Derik                                   March 1995                        5 - 7 months                      5 months
------------------------------------------------------------------------------------------------------------------------------------

Eckerd, Marie                                  December 1996                    2 - 4,5/5 months                    6 months
------------------------------------------------------------------------------------------------------------------------------------

Forgues, Melissa                              September 1999                      3 - 5 weeks                        4 weeks
------------------------------------------------------------------------------------------------------------------------------------

Lin, Yongqing                                  February 1997                    2 - 3,5/4 months                    5 months
------------------------------------------------------------------------------------------------------------------------------------

Lu, Wenying                                    October 1993                       3 - 4 months                      5 months
------------------------------------------------------------------------------------------------------------------------------------

Ohayon, Catherine                               March 1995                        1 - 3 months                      5 months
------------------------------------------------------------------------------------------------------------------------------------

Su, Hongsheng                                   April 1991                        10-12 months                      12 months
------------------------------------------------------------------------------------------------------------------------------------

Tkalec, Lydia                                 September 1990                     8 - 10 months                      8 months
------------------------------------------------------------------------------------------------------------------------------------

Zhang-Sun, Guiyi                              September 1997                    2 - 4,5/5 months                    5 months
====================================================================================================================================




* letters providing employees with notices of termination of employment were dated and distributed on December 7th.

Schedule 2.4 IBEX Pharma Canadian Excluded Assets
--------------------------------------------------------------------------------


1. All the fixed assets of the Vendors except for those described in Schedule 2.1(a).

2. All inventory of the Vendors except for that described in Schedule 2.1(d), which for greater certainty excludes any non-GMP heparinase I material currently at BASF.

3.   All rights to the "IBEX" trademark in Canada.

Schedule 3.2  Allocation of Purchase Price by Vendor

---------------------------------------------------------------------------


---------------------------------------------------------------------------
Company                                                          ($CDN)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
IBEX Pharmaceuticals Inc.                                      $ 1,138,898
---------------------------------------------------------------------------

Schedule 3.3 Allocation of Purchase Price by Assets and Vendor

-----------------------------------------------------------------------------------------------------------------------------
                                                                                           Intellectual
                                                                         Fixed Assets      Property
Vendor                                   Purchaser                       (Class V)         (Class VI)             Total
-----------------------------------------------------------------------------------------------------------------------------

IBEX Pharmaceuticals Inc. (1)            BioMarin NS (2)                 $ 12,700         $ 1,126,198          $ 1,138,898





Total                                                                    $ 12,700         $ 1,126,198          $ 1,138,898
-----------------------------------------------------------------------------------------------------------------------------

(1) A Canadian Corporation
(2) A Nova Scotia Unlimited Liability Company

-----------------------------------------------------------------------------------------------------------------------------


Schedule 5.1 (a) IBEX  Organization/Group Juridictions
--------------------------------------------------------------------------------

o        Quebec, Canada


o        Delaware, U.S.A.


o        Pennsylvania, U.S.A.

Schedule 5.1 (f) IBEX Group Residency
--------------------------------------------------------------------------------


Canadian Offices and Laboratories
---------------------------------

IBEX Technologies Inc.
5485 Pare Street
Town of Mount Royal, Quebec
H4P 1P7



U.S. Offices
------------

IBEX Technologies Corp. (Until Nov. 30, 2001)
5, Great Valley Parkway
Suite 300
Malvern, PA   19355


IBEX Technologies LLC
900 Market Street
Suite 200
Wilmington, Delaware  19801

Schedule 5.1(j) - Suppliers

                                                                                                                        Page 1 of 4
------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------
Ministre du Revenu du Quebec           Montreal, QC                                                                    $ 327,410.91
Receiver General for Canada            Sherbrooke,QC                                                                   $ 236,710.22
Opex Real Estate Management            150 Authier, Suite 208 , St. Laurent, Quebec, H4M 2C6, Canada                   $ 179,224.18
PriceWaterhouse Coopers                1250 Rene Levesque Blvd.W. Suite 3500, Montreal, QC, H3B 2G4,                   $ 135,190.03
Massachusetts Inst. Technology         Technology Licensing Office Five Cambridge Center, Cambridge, MA, 02142-1493,    $ 76,857.14
Dale Parizeau                          1440 rue Ste Catherine Ouest , Montreal, QC, H3G 2V3,                            $ 68,831.83
Canada Life Assurance Company          630 Rene -Levesque  Blvd W., Montreal, P.Q., H3B 4V5,                            $ 60,092.30
Corp.de Logiciels Conamex              Montreal, QC, H2C 2W7,                                                           $ 50,471.58
Royal Bank Visa                        Toronto, Ontario, M5W 2E6,                                                       $ 44,655.05
Hydro Quebec                           CP 11022 Succ. Centre-Ville , Montreal,, QC, H3C 4V6,                            $ 42,869.34
Montreal Children's Hospital           Attn  Milan Cotiangco Special Funds Office -T124, Montreal, P.Q., H3H 1P3,       $ 42,000.00
Garantie Quebec                         393 rue St. Jacques, Montreal, QC, H2Y 1N9,                                     $ 36,612.24
Harland Pontiac Buick GMC               955 boul. Montreal Toronto, Dorval, Que., H9S 1A2,                              $ 33,426.27
Institute de Cardiologie Mtl.          500 rue Belanger est , Montreal, P.Q., H1T 1C8,                                  $ 29,480.00
Federal Express (Canada)               P.O. Box 3700 , Don Mills, ON, M3C 3Y1,                                          $ 23,013.66
LIW Consultants                        5160 Decarie, Montreal, P.Q., H3X 2H9,                                           $ 23,005.00
B. Braun Biotech Inc.                  999 Postal Road, Allentown, PA, 18109,                                           $ 22,724.04
APV Canada Inc.                        6555 Cote de Liesse, Montreal,, QC, H4T 1E6,                                     $ 21,423.31
Goodman Phillips & Vineberg            430 Park Ave., l0th. Fl., , New York,, NY, 10022,                                $ 20,896.65
Canon Canada Inc.                      P.O. Box 5300 Markham Industrial Park, , ONT, L3R 0R4,                           $ 19,567.28
Hale & Dorr                            P. Box 4550, Boston, Mass., 02212-4550,                                          $ 18,750.24
Amicron Technologies Inc.              1512 Riley Avenue, Burlington, Ontario, L7M 3C1,                                 $ 17,951.98
Arnall Golden & Gregory LLP            2800 One Atlantic Center, Atlanta, Georgia, 30309-3450,                          $ 15,230.20
Waters Limited                         P.O. Box 6 Malton Post Office, Mississauga,, ONT, L4T 3B6,                       $ 14,533.65
Entretien Gawisanoru                   Montreal, QC, H3K 2M3,                                                           $ 14,400.00
Davis Ward Phillips & Vineberg         1501 McGill College Ave., 26th. Floor, Montreal,, QC, H3A 3N9,                   $ 13,928.61
Ctr.Applied Microbiology&Resea         Porton Down, Salisbury, Wiiltshire  UK, ,                                        $ 13,924.27
Fisher Scientific Inc.                 P.O. Box 9200 Terminal , Ottawa, ONT, K1G 4A9,                                   $ 13,666.07
Dionex Canada Ltd.,                    1540 Cornwall Road, Oakville, ONT, L6J 7W5,                                      $ 13,323.83
Ville Mont-Royal                       90 Roosevelt Avenue , Mont-Royal, QC, H3R 1Z5,                                   $ 12,769.90
Amersham Pharmacia                     P.O.Box 2027, Montreal, P.Q., H3B 4H4,                                           $ 11,426.00
Comm. Sante&Securite Travail           Montreal, QC, H3C 5S1,                                                           $ 11,322.19
Starber International                  410 St. Nicolas , Montreal, QC, H2Y 2P5,                                         $ 10,703.56
Mandel Scientific Co. Ltd.             2 Admiral Place, R.R. 6, Guelph, ON, N1H 6J3,                                    $ 10,568.39
Crites & Riddell                       8203  Montreal Toronto Blvd., , Mtl. West,, QC, H4X 1N1,                         $ 10,081.41
Lab Pre-Clinical Research Int.         560, Cartier Blv. West , Laval,, P.Q., H7V 3P6,                                   $ 9,432.06
Sigma Chemical Company Inc.             P.O. Box 6100 Postal Stn, Toronto, ONT, M4Y 2Z2,                                 $ 9,334.90
Videotron Telecom (1998) Ltee.         Acct. # 0009-0005-3372 , Montreal,, P.Q., H3C 5H6,                                $ 8,379.98
Services Financiers Image Inc.         Burlington, Ontario, L7R 3Y8,                                                     $ 8,152.56
Beckman Coulter                        P.O. Box 8825,, Toronto, ON, M5W 1P8,                                             $ 8,111.11
Maritime Life Insurance                Halifax, Nova Scotia, B3J 2X5,                                                    $ 8,025.00
La Cie Carmichael Ltee                 3822 Ave. Courtrai , Montreal, QC, H3S 1C1,                                       $ 7,344.20
CIT                                    P.O. Box 4094, Toronto,, Ontario, M5W 3T1,                                        $ 6,789.71
Holland &  Knight LLP                  1916 Harden Blvd., Lakeland, Florida, 33802-2092,                                 $ 6,064.12
AT & T Canada Telecom Services         #C3079 P.O. Box 2980, Calgary, Alberta, T2P 4S1,                                  $ 5,196.69
Galerie Elca London Ltee               1196 Sherbrooke St W.,, Montreal,, QC, H3A 1H6,                                   $ 4,888.56
Cantox Health Sciences Intl.            2233 Argentia Road, Mississauga, Ontario, L5N 2X7,                               $ 4,714.40
AMJ Laboratory Services Ltd.           P.O. Box 151, Millgrove, ONT, L0R 1V0,                                            $ 4,673.76
Conseil Gestion des Risques            Suite 3l0 455 ouest , rue St-Antoine, Montreal,, QC, H2Z 1J1,                     $ 4,569.10
Universite de Montreal                 Direction des finances Case Postale 6204, Montreal, QC, H3C 3T4,                  $ 4,535.00
Postage by Phone                       Royal Bank of Canada 325 Front St. W., 4th.fl CMRS, Toronto, ONT, M5V 2V5,        $ 4,370.95
American Type Culture Collect.         Manassas, Virginia, 20110,                                                        $ 4,320.00
Sarstedt Canada Inc.                   6373 Des Grandes Prairies , St-Leonard,, QC, H1P 1A5,                             $ 4,164.42

Schedule 5.1(j) - Suppliers
                                                                                                                        Page 2 of 4

------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------

Fonds Solidarite Trav du Que.          C.P. 1000, Montreal, P.Q., H2P 2Z5,                                               $ 4,095.00
CANOX                                  5555 Boul.des Grandes Prairies , Montreal, QC, H1R 1B4,                           $ 3,252.68
Medicorp Inc.                          5800 ave. Royalmount , Montreal, QC, H4P 1K5,                                     $ 3,151.71
Phoenix International                  2350 Cohen St.,, Saint Laurent, QC, H4R 2N6,                                      $ 3,105.68
Goodwin Office Furnishings Ltd         105 Leacock, Pointe Claire,, QC, H9R 1H2,                                         $ 3,013.66
Pall Canada Ltd.                       Mississauga, Ont, L5N 3R3,                                                        $ 2,883.43
VWR Scientific Inc.                    P.O. Box 1137 Commerce Court Postal Stn., Toronto, ON, M5L 1K1,                   $ 2,778.71
Steris Canada Inc.                     P.O. Box 3546, Toronto, Ont, M5W 3G4,                                             $ 2,770.90
Groupe-Conseil Aon                     Montreal, QC, H3B 4W5,                                                            $ 2,639.82
Kaz-Mat Inc.                           2422 Harrigan,, Lasalle,, QC, H8N2H4,                                             $ 2,608.56
Datacure Associates                    St. Laurent,, P.Q., H4R 2Z2,                                                      $ 2,584.28
Spitz,Klinger&Partner GBR                                                                                                $ 2,560.71
Gaz Metropolitain                      C.P. 6115 Succursale A, Montreal,, QC, H3C 4N7,                                   $ 2,533.82
Calbiochem-Novabiochem Corp            Pasadena, CA, 91185-4965,                                                         $ 2,523.17
La Corp Work Wear Du Quebec             8400, 19th. Avenue, Montreal, QC, H1Z 4J3,                                       $ 2,484.00
AT&T Canada                            Toronto, Ont, M6S 4W9,                                                            $ 2,440.33
Phenomenex                             2320 W. 205th. St.,, Torrance, CA, 90501,                                         $ 2,427.84
John Crane Canada Inc.                 Box 3248,, Hamilton, Ontario, L8H 7L3,                                            $ 2,408.34
Le Groupe IsH2OTop                     Dorion, P.Q., J7V 5V8,                                                            $ 2,375.56
Encadrement Imaginart Inc.             St. Laurent, P.Q., H4R 1V4,                                                       $ 2,375.27
Snackon Food Services Ltd.             1936 St. Regis , Dorval, QC, H9P 1H6,                                             $ 2,292.24
Federal Express (U.S.A.)               P.O. Box 1140 , Memphis, TN, 38101-1140,                                          $ 2,273.10
Securitas                              1980 Sherbrooke St. W #300, Montreal, QC, H3H 1E8,                                $ 2,246.51
Pitney Bowes Inc.                      P.O. Box 856390, Louisville, KY, 40285-6390,                                      $ 2,103.57
Esso Canada                            P. O. Box 1400, North York,, ON, M3C 3H5,                                         $ 2,075.99
Bio-Rad Laboratories (Canada)          5671 McAdam Road , Mississauga, ON, L4W 1N9,                                      $ 2,047.52
EM Industries Canada                   P.O.Box 3726, Toronto, Ontario, M5L 1K1,                                          $ 2,023.87
Bryns Zacco A/S                                                                                                          $ 1,665.93
Carsen Group Inc.                      151 Telson Road , Markham, ON, L3R 1E7,                                           $ 1,566.74
OXYMED                                 9592 Berri , Montreal, QC, H2M  1R4,                                              $ 1,483.57
Millipore Canada Limited               Box 8813 Station A Front Street, Toronto, ON, M5W 1P8,                            $ 1,472.11
Intersan Inc.                          c/o RCI Environnement 9501 blvd. Ray Lawson, Anjou, QC, H1J 1L4,                  $ 1,435.56
Service et Certificatio ABC            Lasalle, QC, H8N 1A5,                                                             $ 1,425.17
PyroSpec                                8746 Boulevard Pie 1X, Montreal,, QC, H1Z 3V1,                                   $ 1,373.40
Sterogene                               5922 Fansworth Court, Carlsbad,, CA, 92008,                                      $ 1,368.00
Cie Electrique Britton Ltee.           Ville Mont-Royal, P.Q., H4P 2L3,                                                  $ 1,362.08
Reddie & Brose                                                                                                           $ 1,321.57
Serologicals Proteins, Inc.            P.O. Box 281928, Atlanta, GA., 30384-1928,                                        $ 1,229.56
Plantes Interieures                     7519 Eastluc Road, Cote St. Luc, QC, H4W 1M7,                                    $ 1,159.44
Canbec Courier                         1426 rue Notre Dame Ouest, Montreal, QC, H3C 1K9,                                 $ 1,115.05
Tosoh Biosep, LLC                      Post Office 631804 , Cincinnati, Ohio, 45263-1804,                                $ 1,088.64
Duford & Lavigne                       2165 rue Parthenais, Montreal,, QC, H2K 3T3,                                      $ 1,017.96
Safety-Kleen Services (Quebec)         7305 boul Marie-Victorin Bureau 200, Brossard, QC, J4W 1A6,                       $ 1,014.52
Medtronic of Canada Ltd.,              6733 Kitimat Road , Mississauga, ONT, L5N 1W3,                                      $ 966.21
BRI-NRC                                Financial Services 1200 Montreal Road, Ottawa,, ON, K1A 0R6,                        $ 937.98
West Island SAAB Isuzu                 9775 Transcanadienne, V. St. Laurent, P.Q., H4S 1T6,                                $ 935.00
Invitrogen Canada Inc.                 P.O. Box 12098 Station A, Toronto, ON, M5W 1P8,                                     $ 922.97
MEGS Inc.                              2675 rue Miniac, Ville St. Laurent, QC, H4S 1E5,                                    $ 838.55
Laboratoire Mat                        610 Adanac, Beauport, QC, G1C 7B7,                                                  $ 837.38
Les alcools de commerce inc.           2 Chelsea Lane, Brampton, ONT, L6T 3Y4,                                             $ 807.64
Pitney Bowes                           Burlington, ONT, L7R 4T7,                                                           $ 793.69
Dyets Inc.                             2508 Easton Avenue, Bethlehem, PA., 18017, USA                                      $ 786.45
New Pig Corp.-Canada                   Windson, Ontario, N9A 6L6,                                                          $ 768.69

Schedule 5.1(j) - Suppliers

                                                                                                                        Page 3 of 4

------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------

ProClinical PharmaceuticalServ         300 Kimberton Road, Phoenixville, PA, 19460,                                        $ 720.00
Westech Industrial Ltee.               5636 Burbank Crescent S.E., , Calgary, ALTA, T2H 1Z6,                               $ 715.46
Nova Refrigeration                     01301 Charlevoix, Montreal,, QC, H3K 3A1,                                           $ 714.59
Avi Financial Corporation Inc.         3285 Cavendish Blvd.,, Montreal, P.Q., H4B 2L9,                                     $ 690.15
HCR Photo Enr.                         Helen Cohen Rimmer , Pincourt, PQ, J7V 5E6,                                         $ 649.32
GEA Process Technology Canada          5353 John Lucas Drive, Burlington, Ontario, L7L 6G5,                                $ 648.09
Soc. L'Assurance Auto. Quebec          P.O. Box 19100, Quebec, QC, G1K 8J1,                                                $ 640.00
Molecular Probes                       P.O. Box 22010, Eugene, OR, 97402-0469,                                             $ 604.80
Neuro Probe Inc.                       Gaithesburg, MD, 20877,                                                             $ 604.80
Monserco                               Brampton, Ontario, L6T 4W3,                                                         $ 517.61
Labrador Laurentienne Inc.             P.O. Box 4514, Toronto,, Ontario, M5W 4L7,                                          $ 516.95
S & D Chemicals Canada Ltd.            1476 Du College, Ville St. Laurent, P.Q., H4L 2L7,                                  $ 515.31
Micropatent                            East Haven, CT., 06512-3358,                                                        $ 494.66
Xerox Canada Ltee                      Montreal, QC, H3C 2W3,                                                              $ 486.56
Monster.ca                             C.P. 11013, Montreal, P.Q., H3C 4T9,                                                $ 431.34
Precision Biologicals                  900 Windmill Rd., # 100, Dartmouth, NS, B3B 1P7,                                    $ 428.00
A&C American Chemicals Ltd.            3010 De Baene, Montreal, P.Q., H4S 1L2,                                             $ 391.50
Danka Canada Inc.                      CP 6249, Montreal,, QC, H3C 4E9,                                                    $ 387.63
College Info-Technique                 3633 boul. des Sources, Montreal, P.Q., ,                                           $ 378.14
Polymos                                150, 5e  boulevard ,, Vaudreuil,, QC, J7V 5M3,                                      $ 356.52
Chiswick                               P.O.Box 603 , Midland, ON, L4R 4L3,                                                 $ 354.60
Ateliers Mobiles Grondin               Montreal Nord, QC, H1G 4N6,                                                         $ 351.36
SIN-CAN INC.                           #3, 4015-1st. St. S.E., , Calgary, , T2G 4X7,                                       $ 341.97
MBS Bearing Service Inc.               1520 55th. Ave., Lachine, P.Q., H8T 3J5,                                            $ 321.97
BAE Systems Canada Inc.                600 Blvd. Dr. Frederik-Philips, St. Laurent, QC, H4M 2S9,                           $ 307.12
Med Tech Environmental Ltd.            1606 Jean-Lachaine , Ville St.Catherine, P.Q., J0L 1EO, Canada                      $ 306.71
Ambion Inc.                            P.O. Box 201776, Houston, TX, 77216-1776,                                           $ 300.46
Shell Canada Products Limited          Box 1775 Don Mills Post Office, North York, Ontario, M3C 3J6,                       $ 287.35
Bureau D.A. Caslonga-Josse             Paris, France, 75008,                                                               $ 280.63
Festival Packaging                     Ville St. Laurent, QC, H4T 1G7,                                                     $ 269.26
Gordon Technologies                    6-2400 Dundas St. W., # 354, Mississauga,, ONT, L5K 2R8,                            $ 262.15
Price Costco Canada Inc.               Renewal Department , Montreal, QC, H3C 4T5,                                         $ 258.81
Promotions Nuits Magiques Inc.         42 De Rigaud, Repentigny, QC, J5Y 3R4,                                              $ 241.19
Ministre des Finances                  Quebec, QC, G1K 9B3,                                                                $ 237.00
Iron Mountain Canada Corp.             Toronto, ONT, M5L lKl,                                                              $ 221.22
Gazette                                P.O. Box 5000 Place D'armes, Montreal, QC, H2Y 3V9,                                 $ 220.85
Motiva                                 D.D.O., P.Q., H9B 2Y9,                                                              $ 207.05
Dade Behring Canada Inc.               1200 Courtney Park Drive East, Mississauga,, ONT., L5T 1P2,                         $ 204.37
Misco Canada Inc.                      171 Esna Park Drive, Markham,, ONT, L3R 4J1,                                        $ 197.63
Medtronic GmbH                         Am Soestern 3, Dusseldorf, Germany, 40507,                                          $ 169.86
Executive Office Link                  7 Great Valley Parkway, Malvern, PA, 19355,                                         $ 151.25
Recombinant Capital Inc.               2121 N. California Blvd.,, Walnut Creek, CA, 94596,                                 $ 150.32
McMahon Medical News                   Subscription Department 545 West 45th. Street,, New York, NY, 10036,                $ 127.88
McGill University                      Mass Spectrometry Unit, Montreal, QC, H3A 1A3,                                      $ 125.00
Cie RecyclagePapier Montreal           3820 St. Patrick, Montreal, QC, H4E 1A4,                                            $ 120.76
Health & Welfare Canada                F.G. Banting Research Centre, Ottawa,, ONT, K1A-0L2,                                $ 117.36
GA International                       P.O. Box # 41534 965 boul. Cure Labelle, Laval, P.Q., H7V 2V0,                      $ 109.50
Lormir Biomedical                      95 rue Huot, Notre Dame Ile Perro, P.Q., J7B 7M4,                                    $ 93.75
Microcell Solutions Inc.               Montreal, P.Q., H3C 5J6,                                                             $ 89.26
Shred-It                               St. Laurent, P.Q., H4S 1P8,                                                          $ 86.26
MPI Research                           Bedford Park, Il, 60499-2904, U.S.A.                                                 $ 77.88
Glyco                                  11 Pimentel Court, Novato, CA, 94949-5608,                                           $ 72.00
Ultident Scientific                    St Laurent, QC, H4S 1S1,                                                             $ 63.21

Schedule 5.1(j) - Suppliers

                                                                                                                        Page 4 of 4

------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------

Communications Accessibles Mtl         1205 Ave. Papineau, Off.# 050, Montreal, QC, H2K 4R2,                                $ 60.39
National Philatelic Centre             Antigonish, NS, B2G 2R8,                                                             $ 46.97
Transport Dorion Ltee.                 1085, Boul. Harwood,, Dorion,, QC, J7V 8P2,                                          $ 44.83
Compro Communications Inc.             1097 boul. de la Chaudiere , Quebec, QC, G1Y 3T4,                                    $ 41.41
National PKU News                      6869 Woodlawn Ave., N.E. # 116, Seattle,, WA, 98115-5469,                            $ 32.51
Purolator Courier                      P.O. Box 1100 Etobicoke Postal Station, Etobicoke, ONT, M9C 5K2,                     $ 14.63


There are no contingency fees or contractual payments due to any of the suppliers listed above as it pertains to the assets being transferred to BioMarin.

Schedule 5.1 (k) - Clinical Trial Sites
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Site Name                               Trial                    Effective Date
--------------------------------------------------------------------------------

Institut de Cardiologie de Montreal     NTL05 (Neutralase)       Feb-1-2000
--------------------------------------------------------------------------------

Schedule 5.1 (p) - IBEX Financial Statements
--------------------------------------------------------------------------------


o        Fiscal 2000 Audited Statements from Annual Report (Exhibit A)

o        Fiscal 2001 Unaudited (Exhibit B)

Schedule 5.1(r) - Permits and Licenses

-----------------------------------------------------------------------------------------------------------
Business Registration Number                                   1147463336 - Provincial


-----------------------------------------------------------------------------------------------------------
Certificate of Inscription                                     Government of Quebec, Ministere du Revenu,
                                                               TVQ - identification 1021018631

-----------------------------------------------------------------------------------------------------------
Goods and Services Tax / Harmonized Sales Tax Registration     Revenu Canada, GST
                                                               Registration no. 890393085 RT

-----------------------------------------------------------------------------------------------------------
Certificate of Occupancy                                       Town of Mount Royal

-----------------------------------------------------------------------------------------------------------
CSST-IBEX Pharmaceuticals                                      NEQ # 1147463336
                                                               Dossier # 76391392

-----------------------------------------------------------------------------------------------------------
CSST-IBEX Technologies                                         NEQ # 1143989920
                                                               Dossier # 737754484

-----------------------------------------------------------------------------------------------------------
- Neutralase Canadian CABG IND                                 IND # 60148

- Neutralase Canadian PCI IND                                  IND # 65006

-----------------------------------------------------------------------------------------------------------
Nuclear Substances and Radiation Devices License               13188-1-02.0
-----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Abbott Laboratories (Ross Division)       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Abbott Laboratories Inc.                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Albany Medical College                    Clinical Trial Agreement NTL02 - Pittsburgh                  B
---------------------------------------------------------------------------------------------------------
Albertinen-Krankenhaus                    Clinical Trial Agreement Dr. Bleese - Hamburg, Germany       B
                                          NTL02 and NTL04
---------------------------------------------------------------------------------------------------------
Alexion Pharmaceuticals                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Allegheny Singer Research Institute       Clinical Trial Agreement NTL01 - Pittsburg, Pennsylvania     B
---------------------------------------------------------------------------------------------------------
Allegheny University of Health Sciences   Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
Allegheny General Hospital                Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
Allegheny University of the Health        Clinical Trial Agreement Dr. Gravlee - NTL02/04              B
Sciences
---------------------------------------------------------------------------------------------------------
Alton Ochsner Medical Foundation          Clinical Trial Agreement NTL02 - New Orleans                 B
---------------------------------------------------------------------------------------------------------
Altus Biologics Inc.                      Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Altus Biologics Inc.                      Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Alving, Barbara, M.D.                     Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Ameer, Guillermo (MIT)                    Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Ammar, Dr. Tameshwar - Mount Sinai        Confidentiality Agreement                                    B
Medical Center
---------------------------------------------------------------------------------------------------------
ARD Pharmaceutical Consulting             Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
ARD Pharmaceutical Consulting             Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Astra Merck Inc.                          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Avecia Ltd.                               Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
B. Braun Melsungen, AG                    Confidentiality Agreement Melsungen, Germany                 B
---------------------------------------------------------------------------------------------------------
Baylor College of Medicine                Clinical Trial Agreement NTL04 - Houston, TX                 B
---------------------------------------------------------------------------------------------------------
Ben Venue                                 Service Agreement                                            B
---------------------------------------------------------------------------------------------------------
Ben Venue Laboratories                    Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Bender & Co.                              Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Berlex Laboratories                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
BioArtificial Gel                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
BioArtificial Gel Techniques              Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
BioMarin Pharmaceutical Inc.              Confidentiality Agreement                                    B
                                          Non-Disclosure Agreement:
                                          Neutralase NTL04 Interim Analysis Data
---------------------------------------------------------------------------------------------------------
Bio-Rad Laboratories Inc.                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Brigham & Women's Hospital                Clinical Trial Agreement NTL02 - Boston, MA                  B

---------------------------------------------------------------------------------------------------------
Cardiac Anesthesia Assoc.                 Clinical Trial Agreement NTL04 - Towson, MD                  B
---------------------------------------------------------------------------------------------------------
Cardiopulmonary Research, Science,        Clinical Trial Agreement NTL04 and NTL02 - Dallas, TX        B
Technology Inst.
---------------------------------------------------------------------------------------------------------
Chicago Assoc. for Research & Education   Clinical Trial Agreement NTL03 - Hines, IL                   B
in Science
---------------------------------------------------------------------------------------------------------
Children's Hospital of Philadelphia       Sponsored Research Agreement                                 B
---------------------------------------------------------------------------------------------------------
Chiron Corporation                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Cleveland Clinic Foundation               Clinical Trial Agreement NTL04/ and NTL02 - Cleveland, OH    B
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Clinical Investigators Pact               Clinical Trial Agreement NTL01 - Springfield, IL             B
---------------------------------------------------------------------------------------------------------
Collateral Therapeultics                  Confidentiality                                              B
---------------------------------------------------------------------------------------------------------
Colorado(University of)                   Clinical Trial Agreement NTL03 - Denver, CO                  B
---------------------------------------------------------------------------------------------------------
Cornell University                        Clinical Trial Agreement NTL02 - New York, NY                B
---------------------------------------------------------------------------------------------------------
Cornell University                        Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Coromed                                   Confidentiality Agreement                                    B
                                          Sponsored Research Agreement
---------------------------------------------------------------------------------------------------------
Covance Biotechnology Services            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Datacure Associates                       Professional Service Agreement                               B
---------------------------------------------------------------------------------------------------------
Definitive Health Services                Clinical Trial Agreement NTL04 NTL02 - Milwaukee, WI         B
---------------------------------------------------------------------------------------------------------
Definitive Health Services                Confidentiality Agreement                                    B
Dr. Merrell
---------------------------------------------------------------------------------------------------------
Definitive Health Services (Thomas        Confidentiality Agreement                                    B
Barragry)
---------------------------------------------------------------------------------------------------------
Dompe Farmaceutici S.p.A.                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Duke Universitiy                          Sponsored Research Agreement                                 B
---------------------------------------------------------------------------------------------------------
Electrion Inc., Lawrence Ivan Kruse       Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Epstein, Stephen                          Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
ERP Consulting                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Florida West Coast Clinical Research      Clinical Trial Agreement NTL03 - Tampa, FL                   B
Group
---------------------------------------------------------------------------------------------------------
Forest Laboratories                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Fujisawa USA, Inc. 2-way                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Genencor Int. Inc.                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Genzyme Corporation                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Gist-Brocades/Bio-Intermediair Inc.       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Gold, Phil                                Neutralase Advisory Committee - Conf. Agreement              B
---------------------------------------------------------------------------------------------------------
Gottlieb, Stanley                         Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Graham Turpie, MD                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Grupo Ferrer Internacional                Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Herzchirurgische Klinik u. Poliklinik     Clinical Trial Agreement NTL02 - Munchen, Germany            B
---------------------------------------------------------------------------------------------------------
Herz-u. Kreislaufzentrum Dresden          Clinical Trial Agreement NTL02 - Dresden, Germany            B
---------------------------------------------------------------------------------------------------------
Herzzentrum Nordhein-Westfalen            Clinical Trial Agreement NTL04 Bad Oeynhausen, Germany       B
                                          NTL02
---------------------------------------------------------------------------------------------------------
Howard Hughes Medical Institute           Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Immunochemistry Technologies LLC          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Indiana University                        Clinical Trial Agreement NTL03 and NTL04 Indianapolis, IN    B
---------------------------------------------------------------------------------------------------------
Institut de Cardiologie                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Institut de Cardiologie de Montreal       Clinical Trial Agreement NTL03 - Montreal, Quebec            B
---------------------------------------------------------------------------------------------------------
Institute for Cancer Research (Dr. Phil   Material Transfer Agreement                                  B
Rye)
---------------------------------------------------------------------------------------------------------
Iowa, University of                       Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
INTELLIgene Expressions Inc.              Mutual Non-Disclosure Agreement                              B
---------------------------------------------------------------------------------------------------------
John P. Robarts Research Institute        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Kentucky Research Foundation (University  Clinical Trial Agreement NTL02 - Lexington, KY               B
of)
---------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Kiel (Universitatsklinikum)               Clinical Trial Agreement NTL02 - Kiel, Germany               B
---------------------------------------------------------------------------------------------------------
King Pharmaceuticals Inc.                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Kreppel, Theresa                          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
LAB Bio-Syn Corporation                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Lavee, Jacob MD                           Confidentiality Agreement                                    B
Chaim Sheba Med. Ctr.
---------------------------------------------------------------------------------------------------------
Legacy Emanuel Hospital & Health Center   Clinical Trial Agreement NTL03/04 - Portland, OR             B
---------------------------------------------------------------------------------------------------------
Leo Pharmaceutical Products Ltd.          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Lindner Center of the Christ Hospital     Clinical Trial Agreement NTL02/03/04 - Cincinnati, OH        B
---------------------------------------------------------------------------------------------------------
London Clinical Trials                    Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Long Island Jewish Med.Ctr                Clinical Trial Agreement NTL03 - New Hyde Park, NY           B
---------------------------------------------------------------------------------------------------------
Lyophilization Technology                 Professional Service Agreement                               B
---------------------------------------------------------------------------------------------------------
MCP Hahnemann University                  Clinical Trial Agreement NTL04 - Philadelphia, PA            B
---------------------------------------------------------------------------------------------------------
Medco Research Inc. - See King            Confidentiality Agreement                                    vB
---------------------------------------------------------------------------------------------------------
Michigan (Regents of the University       Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
Michigan (Regents of the University)      Sponsored Research Agreeent                                  B
---------------------------------------------------------------------------------------------------------
Microbiological Associates                Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
MIMC                                      Service Agreements for NTL02/03/04                           B
---------------------------------------------------------------------------------------------------------
MIT                                       Confidentiality Agreement                                    A
                                          License Agreements & Amendments
---------------------------------------------------------------------------------------------------------
Montefiore Medical Center                 Clinical Trial Agreement NTL02 - Bronx, N                    B
---------------------------------------------------------------------------------------------------------
Montreal Children's Hospital              Research Agreement                                           B

---------------------------------------------------------------------------------------------------------
Montreal Heart Institute                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Morristown Memorial Hosp.                 Clinical Trial Agreement                                     B
                                          NTL03 - Morristown, NJ
---------------------------------------------------------------------------------------------------------
Mt. Sinai School of Medicine              Clinical Trial Agreement NTL01 - New York, NY                B
---------------------------------------------------------------------------------------------------------
National Research Council                 Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Nexia Biotechnology                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Nissho Corporation                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Novo Nordisk                              Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Novo Nordisk                              Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Ohio State University                     Clinical Trial Agreement NTL03/04 - Columbus, OH             B
---------------------------------------------------------------------------------------------------------
Ohmeda Pharmaceutical Products            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Omega Laboratories Inc. (2 way)           Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
OTL                                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Ottawa Heart Institute                    Clinical Trial Agreement NTL03 - Ottawa, Ontario             B
---------------------------------------------------------------------------------------------------------
Panorama Research Inc.                    Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Pennsylvania State Univesity & Penn       Clinical Trial Agreement NTL03 - Hershey, PA                 B
State Geisinger Clinic
---------------------------------------------------------------------------------------------------------
Pennsylvania(University of) - Dr. David   Confidentiality Agreement                                    B
Jobes
---------------------------------------------------------------------------------------------------------
Pentapharm                                Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Pfizer Inc.                               Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Pharma Research Corporation               Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Phoenix International Life Sciences Inc.  Confidentiality Agreement                                    B
                                          Project Agreement
                                          Master Laboratory Service Agreement
---------------------------------------------------------------------------------------------------------
Pinkus, Gloria                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Precision Biologic Inc.                   Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Precision Research Inc.                   Consulting Agreement                                         C
---------------------------------------------------------------------------------------------------------
ProdiGene Inc.                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Quality Data Services                     Professional Service Agreement                               B
(NTL05 PC1)
---------------------------------------------------------------------------------------------------------
Quincunx Group - Elizabeth Morgenthien    Professional Service Agreement                               B
(NTL05 PC1)
---------------------------------------------------------------------------------------------------------
Quintiles Inc. - Nancy Kohl               Confidentiality Agreement                                    B
Paul Stafford
James Mannion
---------------------------------------------------------------------------------------------------------
Rhone-Poulenc Rorer Pharmaceuticals Inc.  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Richey Associates                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Rochester (University of)                 Clinical Trial Agreement NTL03 - Rochester, NY               B
---------------------------------------------------------------------------------------------------------
Ross, Phillip N.                          Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Royal Victoria Hospital                   Sponsored Research Agreement                                 B
---------------------------------------------------------------------------------------------------------
Rx Trials Inc.                            Clinical Trial Agreement NTL02/04 - Silver Spring, MD        B
---------------------------------------------------------------------------------------------------------
Sanofi Pharmaceuticals Inc.               Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Schneider, Dr. Joel, Clinical             Confidentiality Agreement                                    B
Investigators Pact
---------------------------------------------------------------------------------------------------------
Schwarz Pharma                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Seattle Cardiovascular Res.               Clinical Trial Agreement NTL03 - Seattle, WA                 B
---------------------------------------------------------------------------------------------------------
SEMBIOSYS Genetics Inc.                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Servier                                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
SmithKline Beecham Pharmaceuticals        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Ste-Justine Hospital                      Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Swedish Orphan                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Synthelabo Groupe                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Technion University                       Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Tektagen Inc. (2-way)                     Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Ind.                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Ind.                  Nondisclosure Agreement - NTL04 Interim Analysis Data        B
---------------------------------------------------------------------------------------------------------
Texas Health Center (University of)       Clinical Trial Agreement NTL03/04 Houston, TX                B
---------------------------------------------------------------------------------------------------------
Thorax-und Kardiovaskularchirurgie        Clinical Trial Agreement NTL02 - Bad Nauheim, Germany        B
Kerckhoff-Klinik GmbH
---------------------------------------------------------------------------------------------------------
Trillium Group                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
TVG                                       Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
UCB S.A. Bioproducts Division             Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
University of Texas - Southwestern        Material Transfer Agreement                                  B
Medical Center at Dallas
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
VanHalbeek, Herman                        Material Transfer Agreement                                  B
                                          Material Transfer Agreement
                                          Confidentiality Agreement
---------------------------------------------------------------------------------------------------------
Vascular Therapeutics                     Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Veteran Affairs Medical Center            Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Wahr, Dr. Joyce                           Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Wake Forest (University School of         Clinical Trial Agreement NTL02 - Winston, Salem, NC          B
Medicine)
---------------------------------------------------------------------------------------------------------
Whitaker College of Health Sciences & MIT Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Yale (University of)                      Clinical Trial Agreement NTL02 - New Haven, CT               B
---------------------------------------------------------------------------------------------------------
Yamaguchi University                      Material Transfer Agreement                                  B
(Dr. Osao Adachi)
---------------------------------------------------------------------------------------------------------
Young, Neil M.D.                          Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
ZERIA Pharmaceuticals                     Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Andre Bensadoun                           Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
CATO Research                             Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Definitive Health Care                    NTL 03                                                       B
---------------------------------------------------------------------------------------------------------
Microbial Research Authority                                                                           B
---------------------------------------------------------------------------------------------------------
John Luber-Albany Medical                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Precision Research                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Israel Vlodavsky                          Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
ATCC                                      Cell Line Storage Agreement                                  C
---------------------------------------------------------------------------------------------------------
CAMR                                                                                                   A
---------------------------------------------------------------------------------------------------------
Institute de Cardiologie                  Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
GMAC Leaseco                              Vehicle Lease                                                A
---------------------------------------------------------------------------------------------------------
BASF                                      Toll Processing Agreement                                    B
---------------------------------------------------------------------------------------------------------
Medtronic Corp                            DX Supply Agreement                                          C
---------------------------------------------------------------------------------------------------------
Dade Behring                              Dx Supply Agreement                                          C
---------------------------------------------------------------------------------------------------------
Haemascope                                Dx Supply Agreement                                          C
---------------------------------------------------------------------------------------------------------
Nesbitt Burns                             Financial Advisors                                           C
---------------------------------------------------------------------------------------------------------
PWC                                       Auditor Services                                             C
---------------------------------------------------------------------------------------------------------
OPEX Realty Management                    Lease- 5485 Pare                                             C
---------------------------------------------------------------------------------------------------------
Videotron                                 ISP                                                          C
---------------------------------------------------------------------------------------------------------
CONAMEX                                   IS Services                                                  C
---------------------------------------------------------------------------------------------------------


A=Assign at Closing
B=Assign Post-Closing pursuant to Section 13.1
C=Not to be Assigned

------------------------------------------------------------------------------------------------------------------------------------

Schedule 5.1 (t) - Therapeutic Asset Employees

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Name                              Status           Vacation          Grade or Title            Current Salary        Hiring Date
                                                   entitlement
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXX                      Permanent        XXXXXXX           RA2-QC & Analytical         $   XXX              May 2001
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXX                Permanent        XXXXXXX           RS2                         $   XXX              Feb. 1989
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXX                    Permanent        XXXXXXX           Dept. Head                  $   XXX              Aug. 1997
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXX                Permanent        XXXXXXX           VP Manufacturing            $   XXX              May 1993
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXXXXXXX           Permanent2       XXXXXXX           Admin. Assist.              $   XXX              Nov. 1996
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXX                      Permanent        XXXXXXX           President & COO             $   XXX              May 1988
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXX                   Permanent        XXXXXXX           T4-Production               $   XXX              Aug. 1994
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXX                     Permanent        4 weeks           RS3-Discovery               $   XXX              Nov. 1995
------------------------------------------------------------------------------------------------------------------------------------

1. XXXXXXXXXXX is an American citizen, working in Canada on a permanent work permit. She is currently benefiting from a Quebec tax holiday for foreign researchers. This tax holiday is valid until August 4, 2002.

2.   XXXXXXXXXXXXXXXXXXXXX works 20 hours per week and is paid hourly.

3.   Accrued/Deferred Compensation: None

4.   Benefits: See Schedule 5.1 (u)

Schedule 5.1 (u) -  IBEX Employee Plans-Summary
--------------------------------------------------------------------------------


Employees receive as an additional benefit the following:

o Contribution of 5% of annual salary up to a maximum of $3,500 per annum, to be deposited in a self-administered RRSP, as part of a group RRSP;

o 13 paid holidays during the course of the year, three of which are IBEX "floating days" to be used where company deems the most logical (i.e. to close between Christmas and New Year`s);

o Flexible hours - core hours being between 9:00 and 4:00, employees are permitted to work the additional 1 1/2 hours before or after core hours, as long as total hours are 7.5 per day, for a total of 37.5 weekly.

o Summer Hour program: Employees are permitted to work 37.5 hours spread over a 4 day period, providing them with the opportunity of leaving no earlier than 12:00 (noon) on Friday. Summer hours usually take effect as of the first Monday in June through to the last Friday before Labor Day.

o Vacation Policy: Employees are entitled to a vacation entitlement which is calculated on education and years of service. Policy CP117 should be consulted for further details.

o    Group Insurance - Attached as Exhibit A hereto

o    IBEX Technologies Inc. Stock Option Plan

o    IBEX Pharmaceuticals Inc. Stock Option Plan

Schedule 5.1 (x) - Insurance


----------------------------------------------------------------------------------------------------------
Pol. No./               Insurer            Coverage           Limits             Deductible   Broker
Renewal Date
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
PRN103972               Cigna              Property and       9,596,000          5,000        D.P.
Nov. 1, 2001                               fixed charges      5,256,000
                                           Can. & Us          sublimits          various
----------------------------------------------------------------------------------------------------------
94251404-04             B.I. & I.          Machinery          5,000,000          500          D.P.
March 31, 2002                             Breakdown                             1 day
----------------------------------------------------------------------------------------------------------
CMP 81067337            General Accident   Liability          5,000,000          250          D.P.
March 31, 2002
----------------------------------------------------------------------------------------------------------
11000006                Creechurch         Clin. Tests &      4,500,000          10,000       D.P.
March 6, 2002           Lloyds             products

91167-01                AGF                                   1,000,000          0
Nov. 11, 99             Germany
----------------------------------------------------------------------------------------------------------
986640                  London Gua.        Dir& Off.          5,000,000          50,000       D.P.
July 20, 2002
----------------------------------------------------------------------------------------------------------
407191-235              Lloyds             Auto               2,000,000          1,000        D.P.
June 17, 2002
----------------------------------------------------------------------------------------------------------



Schedule 5.1 (y) - Taxes

--------------------------------------------------------------------------------

None

Schedule 5.1 (aa) - Environmental Matters


None

Schedule 5.1 (bb) (i) - Royalties


LICENSOR:           Microbiological Research Authority CAMR
--------------------------------------------------------------------------------

EFFECTIVE DATE:     DECEMBER 22, 1995

SCOPE:              Intron-free gene which expresses Phenylalanine Ammonia Lyase

SUMMARY:

o    CAMR possesses know-how and property regarding intron-free gene which expresses Phenylalanine Ammonia Lyase, and provided
     IBEX trial quantities of the gene.
o    IBEX wants to make use of above to develop for sale by IBEX, therapeutic and/or diagnostic products for human use re: phenylketonuria
o    CAMR grants an exclusive worldwide license to use the property and know-how to manufacture, develop, sell and distribute Protein Products and Products in the Field of Use.

ROYALTIES AND MILESTONE PAYMENTS (in British pounds)

o        Signature of the Agreement                                        XXXXX
o        Submission of application for an Investigative
                 new drug license in US                                   XXXXXX
o        Start of first Phase II clinical trial                           XXXXXX
o        Obtention of Product License in the US                           XXXXXX
o        Obtention of Product License in the UK                           XXXXXX
o        Obtention of Product License in Germany                          XXXXXX
o        Obtention of Product License in France                           XXXXXX
o        Obtention of Product License in Italy                            XXXXXX
o        Royalties on net sales of protein products - at XX
                 of the XXXXXXX following sale of each product
                 - at XX for all subsequent years
o        Royalties on all other net sales of protein products
                 and products at XXXXX

o IBEX to pay CAMR royalties not less than the amounts listed hereinbelow for each year following the date of obtaining the first Product Approval in a country where any patent has been issued and is extant as follows:

     o        Year 1                     XXXXXX
     o        Year 2                     XXXXXX
     o        Year 3                     XXXXXX
     o        Year 4                     XXXXXX
     o        Year 5                     XXXXXX
     o        Each subsequent year:      XXXXXX

o IBEX to provide CAMR within 30 days following the end of each calendar quarter or the date of expiry of this Agreement, statements of net sales of protein products by country and the royalties due as set out above for the preceding quarter. All sums payable in pounds sterling.





LICENSOR: MIT

--------------------------------------------------------------------------------

1. License Agreement of May 8, 1984: Worldwide, exclusive rights to listed patents:

         Patents: US 4,341,869 Process for Producing Heparinase
                  US 4,373,023 Process for Neutralizing Heparin
                  US 4,396,762 Heparinase Derived Anticoagulants
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           (Note: issued in SE, NL, LU, GB, FR, DE, CH, AT)

         A.  First Amendment dated April 21, 1988, adding patents:

                  US 4,341,869 (derived from MIT Case 3386) Process for
                          Producing Heparinase
                  US 4,373,023 (derived from MIT Case 3358) Process for
                          Neutralizing Heparin
                  US 4,396,762 (derived from MIT Case 3541) Heparinase Derived
                          Anticoagulants
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  US 4,443,545 (derived from MIT Case 3602) Process for
                          Producing Heparinase
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         B. Second Amendment dated August 6, 1993: Changed requirements for maintaining exclusive rights.

2.       License Agreement of July 23, 1987
         Worldwide, exclusive rights under listed patents:

         Patents: MIT Case 3602 / US 4,443,545  (US 4,443,545) Process for
                          Producing Heparinase
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXXX
                  MIT Case 4330 including all applications and patents based thereon (US 5,169,772) Large Scale Method for Purification of High Purity Heparinase

         A. First Amendment dated April 21, 1988: Provides for minimum royalty payment to MIT.

         B.  Second Amendment dated April 14, 1992, adding patent:

                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXX

         C. Third Amendment dated December 7, 1992: Provides for a credit against future royalties of certain fees and costs.

         D. Fourth Amendment dated August 6, 1993: Changes requirements for maintaining exclusive rights.

         E.  Fifth Amendment dated August 14, 1995, adding patent case:

                  MIT Case 5981 including all applications and patents based thereon:
                  US 5,389,539 Purification, Composition and Specificity of
                          Heparinase I, II and III from Flavobacterium heparinum
                  XXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXX

Schedule 5.1 (bb) (ii) - Impairment of IP
--------------------------------------------------------------------------------

IBEX IP is not impaired except as described in Trade Mark Status Report dated August 17, 2001 of Davies Ward Phillips and Vineberg LLP.

                                 Schedule 6.1(f)

                               BIOMARIN RESIDENCY

BioMarin Pharmaceutical Inc. has its registered office in the City of Wilmington, County of Newcastle in the State of Delaware, U.S.A.

Its principal office is in the City of Novato, Marin County, California, U.S.A.



BioMarin Pharmaceutical Nova Scotia Company has its registered office in the City of Halifax, Nova Scotia, Canada.

                                 Schedule 6.1(k)

                          BIOMARIN FINANCIAL STATEMENTS



See attached:

Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements in Stockholder Equity
Consolidated Statements of Cash Flows

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
BioMarin Pharmaceutical Inc.:

We have audited the accompanying consolidated balance sheets of BioMarin Pharmaceutical Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 1999 and 2000 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1998, 1999 and 2000 and the period from March 21, 1997 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioMarin Pharmaceutical Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for the years ended December 31, 1998, 1999 and 2000 and the period from March 21, 1997 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                         /s/ ARTHUR ANDERSEN LLP


San Francisco, California,
February 20, 2001


                              BioMarin Pharmaceutical Inc. and Subsidiaries
                                     (a development-stage company)

                       Consolidated Balance Sheets as of December 31, 1999 and 2000

                           (In thousands, except for share and per share data)

                                                                          December 31,

                                                             ----------------------------------------
                                                                     1999                2000
                                                             ----------------------------------------
      Assets
      Current assets:
       Cash and cash equivalents                              $    23,413          $   16,530
       Short-term investments                                      39,573              23,671
       Accounts receivable, net                                     1,186               1,135
       Due from BioMarin/Genzyme LLC                                1,280               1,799
        Inventories                                                   676                 436
        Prepaid expenses                                              294                 970
                                                             ----------------------------------------
         Total current assets                                      66,422              44,541
      Property and equipment, net                                  25,093              20,715
      Goodwill and other intangible assets, net                    11,462               9,862
      Investment in BioMarin/Genzyme LLC                              421               1,482
      Deposits                                                        151                 333
                                                             ----------------------------------------
        Total assets                                          $   103,549          $   76,933
                                                             ========================================

      Liabilities and Stockholders' Equity
      Current liabilities:
       Accounts payable                                       $     3,095          $    4,747
       Accrued liabilities                                          1,966               2,109
        Short-term portion of notes payable                            26                  27
                                                             ----------------------------------------
        Total current liabilities                                   5,087               6,883
      Long-term liabilities:
        Long term portion of notes payable                             85                  56
                                                             ----------------------------------------
        Total liabilities                                           5,172               6,939
                                                             ----------------------------------------
      Stockholders' equity:
       Common stock, $0.001 par value: 75,000,000 shares
          authorized, 34,832,578 and 36,921,966 shares
          issued and outstanding at December 31, 1999
          and 2000, respectively                                       35                  37

       Additional paid-in capital                                 146,592             153,940
        Warrants                                                      128                  -
       Deferred compensation                                       (2,591)             (1,530)
       Notes receivable from stockholders                          (2,638)             (1,940)
       Deficit accumulated during the development stage           (43,149)            (80,513)
                                                             ----------------------------------------
        Total stockholders' equity                                 98,377              69,994
                                                             ----------------------------------------
        Total liabilities and stockholders' equity            $   103,549          $   76,933
                                                             ========================================

The accompanying notes are an integral part of these statements.


                           BioMarin Pharmaceutical Inc. and Subsidiaries
                                    (a development-stage company)

                                Consolidated Statements of Operations for
                        the Years Ended December 31, 1998, 1999 and 2000 and for
                     the Period from March 21, 1997 (inception) to December 31, 2000

                                (In thousands, except for per share data)



                                                                                                  Period from
                                                                                                 March 21, 1997
                                                                December 31,                    (inception) to
                                                     ------------------------------------------   December 31,
                                                         1998          1999          2000           2000
                                                     ----------------------------------------------------------
Revenues:

     Product sales                                    $    138    $    1,401     $    2,345      $    3,884
     Service revenue                                       112            85            250             447
     BioMarin/Genzyme LLC                                  837         5,300          9,731          15,868
     Other revenues                                        103           190             -              293
                                                     ----------------------------------------------------------
           Total revenues                                1,190         6,976         12,326          20,492


Operating costs and expenses:

     Cost of products                                       49           362            635           1,046
     Cost of services                                       59           102             84             245
     Research and development                           10,502        27,206         35,794          75,416
     Selling, general and administrative                 3,532         6,805          8,814          20,065
     Carson Street closure                                  -             -           4,423           4,423
                                                     ----------------------------------------------------------
           Total operating costs and expenses           14,142        34,475        49,750          101,195
                                                     ----------------------------------------------------------
           Loss from operations                        (12,952)      (27,499)      (37,424)         (80,703)




Interest income                                            685         1,832         2,979            5,561
Interest expense                                            -           (732)           (7)            (739)
Equity in loss of BioMarin/Genzyme LLC                     (47)       (1,673)       (2,912)          (4,632)
                                                     -----------------------------------------------------------
           Net loss                                   $(12,314)   $  (28,072)    $ (37,364)      $  (80,513)
                                                     ==========================================================
Net loss per share, basic and diluted                 $  (0.55)   $    (0.94)    $   (1.04)      $    (3.21)
                                                     ==========================================================
Weighted average common shares outstanding              22,488        29,944        35,859           25,057
                                                     ==========================================================

The accompanying notes are an integral part of these statements.

                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development stage company)

       Consolidated Statements of Changes in Stockholders' Equity for the
                  Years ended December 31, 1998, 1999 and 2000

                      (In thousands, except per share data)



                                                                                                                 Deficit
                                                                                                    Notes       Accumulated
                                                              Additional                           Receivable    During       Total
                                             Common Stock      Paid-in      Warrants     Deferred    from      Development     SH's
                                           Shares   Amount     Capital   Shares   Amount   Comp.  Stockholders    Stage      Equity
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance, January 1, 1998                   20,567     $ 21    $ 12,549     802    $ 128   $ (217)   $(2,338)    $(2,763)    $ 7,380
 Issuance of common stock on June 30,
  1998, for cash, $6.00 per share (net of
  issuance costs of $263 including the is-
  suance of 31 shares of common stock,
  $6.00 per share, for brokerage services)... 599        1       3,327      --       --       --         --           --      3,328

 Issuance of common stock on July 14,
  1998,for cash, $6.00 per share (net of
  issuance costs of $387, including the is-
  suance of 65 shares of common stock,
  $6.00 per share, for brokerage services)..1,385        1       7,924      --       --       --         --           --      7,925

 Issuance of common stock on August 3,
  1998, for cash, $6.00 per share (net
  of issuance costs of $12, including the is-
  suance of 2 shares of common stock,
  $6.00 per share, for brokerage
  services)................................    31       --         176      --       --       --         --           --        176

 Issuance of common stock to Genzyme Cor-
  poration on September 4, 1998, for
  cash, $6.00 per share.................... 1,333        1       7,999      --       --       --         --           --      8,000

 Issuance of common stock to Glyko
  Biomedical, Ltd. for the purchase of
  Glyko, Inc. on October 7, 1998, for
  common shares, $6.00 per share and
  the assumption of options of Glyko,
  Inc. employees (see Note 1)...            2,259        2      14,859      --       --       --         --           --     14,861
 Exercise of common stock options.......        2       --           2      --       --       --         --           --          2
 Interest on notes receivable...........       --       --          --      --       --       --       (150)          --       (150)
 Deferred compensation on stock options.       --       --       3,222      --       --   (3,222)        --           --         --
 Amortization of deferred compensation.        --       --          --      --       --      186         --           --        186
Net loss...............................        --       --          --      --       --       --         --      (12,314)   (12,314)
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance, December 31, 1998...............   26,176    $ 26      $50,058    802    $ 128   $(3,253)   $(2,488)   $(15,077)   $29,394
                                           ======   ======    =========  ======  ======   =========  =========  =========   ========

                                   The  accompanying  notes are an integral part of these statements.


                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development stage company)

       Consolidated Statements of Changes in Stockholders' Equity for the
                  Years ended December 31, 1998, 1999 and 2000

                      (In thousands, except per share data)



                                                                                                                 Deficit
                                                                                                    Notes       Accumulated
                                                              Additional                           Receivable    During       Total
                                             Common Stock      Paid-in      Warrants     Deferred    from      Development     SH's
                                           Shares   Amount     Capital   Shares   Amount   Comp.  Stockholders    Stage      Equity
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------

Balance, January 1, 1999...............    26,176     $ 26     $ 50,058    802    $ 128   $(3,253)   $(2,488)   $(15,077)  $ 29,394
 Issuance of common  stock on July 23,
  1999, in an initial  public  offering
  (IPO) for cash at $13.00 per share
  (net of issuance costs of $7) ........    4,500        4       51,805     --       --        --         --          --     51,809

 Issuance of common stock on July 23,
  1999 to Genzyme Corporation in a
  private placement concurrent with the
  IPO for cash at $13.00 per share.....       769        1        9,999     --       --        --         --          --     10,000

 Issuance  of  common  stock  on July  23,
  1999  concurrent  with the IPO upon con-
  version of promissory  notes plus accrued
  interest of $720 at $10.00 pershare
  (net of issuance costs of $1).......      2,672        3       25,612     --       --        --         --          --     25,615

 Issuance of common  stock on August  3,
  1999 and  August  25,  1999 from the over-
  allotment exercise by underwriters at
  $13.00 per share (net of issuance costs
  of $1)........................              675        1        8,141     --       --        --         --          --      8,142

 Exercise of common stock options.......       40       --          148     --       --        --         --          --        148

 Interest on notes receivable from
  stockholders..........................       --       --          150     --       --        --       (150)         --         --

 Deferred compensation related to stock
  options..............................        --       --          679     --       --      (679)        --          --         --
 Amortization of deferred compensation.        --       --           --     --       --     1,341         --          --      1,341
 Net loss...............................       --       --           --     --       --        --         --     (28,072)   (28,072)
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance, December 31, 1999..............   34,832     $ 35     $146,592    802    $ 128   $(2,591)   $(2,638)   $(43,149)   $ 98,377
                                           ======   ======    =========  ======  ======   =========  =========  =========   ========
                                   The  accompanying  notes are an integral part of these statements.


                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development stage company)

       Consolidated Statements of Changes in Stockholders' Equity for the
                  Years ended December 31, 1998, 1999 and 2000

                      (In thousands, except per share data)


                                                                                                               Deficit
                                                                                                    Notes       Accumulated
                                                              Additional                           Receivable    During       Total
                                             Common Stock      Paid-in      Warrants     Deferred    from      Development     SH's
                                           Shares   Amount     Capital   Shares   Amount   Comp.  Stockholders    Stage      Equity
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance at December 31, 1999               34,832    $35       $146,592   802     $128    $(2,591)  $ (2,638)   $(43,149)   $98,377
 Issuance of common stock on April 30,
  2000 pursuant to the Employee Stock
  Purchase Plan at $11.05 per share...         18       -            199     -       -          -          -           -        199

 Issuance of common stock on October 31,
  2000 pursuant to the Employee Stock
  Purchase Plan at $11.05 per share....        10       -            115     -       -          -           -           -       115

 Exercise of common stock options.......    1,301       1          5,674     -       -          -           -           -     5,675

 Exercise of common stock warrants......      802       1            929  (802)   (128)         -           -           -       802

 Common stock surrendered by stockholders
  for payment of principal and interest...    (41)      -          (170)     -       -          -         170           -         -

 Repayment of notes from stockholders......     -       -             -      -       -          -         804           -       804

 Interest on notes receivable..............     -       -           276      -       -          -        (276)          -         -

 Amortization of deferred compensation.....     -       -             -      -       -          1,386       -           -     1,386

 Deferred compensation related to stock and
  option issuances, net of terminations...      -       -           325      -       -           (325)     -            -        -

Net loss.................................       -       -             -      -       -              -      -      (37,364)  (37,364)
                                            ------   ------    --------   ------  ------   --------   ---------  ---------  --------
Balance at December 31, 2000                36,922   $ 37      $153,940      -     $ -     $(1,530)   $(1,940)   $(80,513)  $69,994
                                            ======   ======    =========  ======  ======   =========  =========  =========  ========
                                                    The accompanying notes are an integral part of these statements.

                                     BioMarin Pharmaceutical Inc. and Subsidiaries
                                              (a development-stage company)

                                          Consolidated Statements of Cash Flows
                                 the Years Ended December 31, 1998, 1999 and 2000 and for

                             the Period from March 21, 1997 (inception) to December 31, 2000

                                                      (In thousands)



                                                                                                        Period from March 21,
                                                                        December 31,                    1997 (inception) to
                                                         --------------------------------------------    December 31,
                                                              1998           1999          2000              2000
                                                         ------------------------------------------------------------------
Cash flows from operating activities:
Net loss                                                $  (12,314)    $ (28,072)     $  (37,364)       $   (80,513)
 Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                                  308         4,074           4,347              8,734
  Amortization of deferred compensation                         185         1,341           1,386              2,912
  Amortization of goodwill                                      271         1,143           1,600              3,014
  Compensation in the form of common stock
   and common stock options                                      -             -               -                  18


  Loss from BioMarin/Genzyme LLC                                 47         6,973          12,635             19,655
  Write-off of in-process technology                          2,625            -               -               2,625
  Carson Street closure                                          -             -            3,791              3,791
 Changes in operating assets and liabilities:
  Accounts receivable, net                                    (148)          (899)             51               (996)
  Due from Glyko Biomedical, Ltd.                              (34)           (25)             -                (138)
  Due from BioMarin/Genzyme LLC                               (419)          (861)           (519)            (1,799)
  Inventories                                                  (72)            (5)            240                163
  Prepaid expenses                                            (137)           383            (676)              (969)
  Deposits                                                     (79)           (72)           (182)              (333)
  Accounts payable                                           1,172          1,754           1,652              4,746
  Accrued liabilities                                          597          1,326             143              2,109
  Due to Glyko, Inc.                                           (61)            -               -                  -
                                                         ------------------------------------------------------------------
  Net cash used in operating activities                    (8,059)        (12,940)        (12,896)           (36,981)
                                                         ------------------------------------------------------------------
Cash flows from investing activities:
 Purchase of property and equipment                        (6,385)        (22,944)         (3,760)           (33,239)
 Purchase of Biochemical Research Reagent
 Division of Oxford Glycosciences                              -           (1,500)             -              (1,500)
 Investment in BioMarin/Genzyme LLC                          (732)         (6,709)        (13,696)           (21,137)
 (Purchase) sale of short-term investments                 (1,075)        (37,597)         15,902            (23,671)
                                                         ------------------------------------------------------------------
 Net cash used in investing activities                     (8,192)        (68,750)         (1,554)           (79,547)
                                                         ------------------------------------------------------------------
Cash flows from financing activities:
Proceeds from note payable                                    134              -               -                 134
 Proceeds from issuance of convertible notes
 payable                                                       -           25,615              -              25,615
 Proceeds from exercise of common
 stock options and warrants                                    -              148           6,477              6,625
 Repayment of equipment loan                                   -              (24)            (28)               (52)
 Repayment of notes from stockholders                          -               -              804                804
 Issuance of commons stock for ESPP                            -               -              314                314
 Proceeds from sale of common stock, net of
 issuance costs                                            19,692          69,951              -              98,926
 Other                                                       (150)             -               -                 692
                                                         ------------------------------------------------------------------
 Net cash provided by financing activities                 19,676          95,690           7,567            133,058
                                                         ------------------------------------------------------------------
 Net increase (decrease) in cash and cash equivalents       3,425          14,000          (6,883)            16,530
Cash and cash equivalents:
 Beginning of period                                        5,988           9,413          23,413                 -
                                                         ------------------------------------------------------------------
 End of period                                            $ 9,413       $  23,413      $   16,530        $   16,530
                                                         ==================================================================

The accompanying notes are an integral part of these statements.

                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development-stage company)

                   Notes to Consolidated Financial Statements

1.   NATURE OF OPERATIONS AND BUSINESS RISKS:


BioMarin Pharmaceutical Inc. (the Company) is a biopharmaceutical company specializing in the development of enzyme therapies for debilitating life-threatening chronic genetic diseases and other diseases and conditions. Since inception, the Company has devoted substantially all of its efforts to research and development activities, including preclinical studies and clinical trials, the establishment of laboratory, clinical and commercial scale manufacturing facilities, clinical manufacturing, and related administrative activities.

The Company was incorporated on October 25, 1996 in the state of Delaware and first began business on March 21, 1997 (inception) as a wholly-owned subsidiary of Glyko Biomedical Ltd. (GBL). Subsequently, BioMarin has issued stock to outside investors in a series of transactions, resulting in GBL's ownership of BioMarin's outstanding common stock being reduced to 31 percent at December 31, 2000.

On October 7, 1998, the Company acquired Glyko, Inc., a wholly-owned subsidiary of GBL, in a transaction valued at $14.5 million. The transaction was accounted for as a purchase and resulted in Glyko, Inc. becoming a wholly-owned subsidiary of the Company. Glyko, Inc. provides products and services that perform sophisticated carbohydrate analysis for research institutions and commercial laboratories.

Through December 31, 2000, the Company had accumulated losses during its development stage of approximately $80.5 million. Based on current plans, management expects to incur further losses at least through 2002. Management believes that the Company's cash and cash equivalents and short-term investment balances at December 31, 2000 will be sufficient to meet the Company's obligations at least through 2001.

Business Risks - The Company is exposed to the following risks:

o There can be no assurance that the Company's research and development efforts will be successfully completed or that its product candidates will be shown to be safe and effective.

o There can be no assurance that its product candidates will be approved for marketing by the U.S. Food and Drug Administration (FDA) or any equivalent foreign government agency or that its product candidates will be successfully commercialized or achieve any significant degree of market acceptance.

o Certain of the Company's products and product candidates rely on proprietary technology and patents owned by certain universities and other institutions and licensed to BioMarin. These universities also provide research and development services. Cessation of relationships with these universities could significantly affect the Company's future operations.

o In order to grow significantly, the Company must expand its efforts to develop new products in pharmaceutical applications. The Company will also need to enhance manufacturing capabilities, to develop marketing capabilities, and/or enter into collaborative arrangements with third parties having the capacity for such manufacturing or marketing.

o There can be no assurance that any of the Company's current or future product candidates will be successfully developed, prove to be effective in clinical trials, receive required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, gain reasonable reimbursement levels, or be successfully marketed.

In addition, the Company is subject to a number of risks, including the need for additional financing, dependence on key personnel, small patient population, patent protection, significant competition from larger organizations, dependence on corporate partners and collaborators, and expected restrictions on reimbursement, as well as other changes in the healthcare industry.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation--These consolidated financial statements include the accounts of BioMarin, Glyko, Inc., a wholly-owned subsidiary of BioMarin (since October 7, 1998), and BioMarin Genetics, Inc., a wholly-owned subsidiary of BioMarin formed for the purpose of the joint venture discussed in Note 8. All significant intercompany transactions have been eliminated.

Concentration of Credit Risk--Financial instruments that may potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, and short-term investments. All cash, cash equivalents, and short-term investments are placed in financial institutions with strong credit ratings, which minimizes the risk of loss due to nonpayment. The Company has not experienced any losses due to credit impairment or other factors related to its financial instruments.

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include determination of progress to date of research and development projects in-process, the amortization period of goodwill and other intangibles, and asset impairment reserves related to certain leasehold improvements and equipment.

Cash and Cash Equivalents--For the consolidated statements of cash flows, the Company treats liquid investments with original maturities of less than three months as cash and cash equivalents.

Short-Term Investments--The Company records its investments as held-to-maturity. These investments are recorded at cost at December 31, 2000, which approximates fair market value. These securities are comprised mainly of Federal Agency investments, including Freddie Macs and Federal Home Loans, and bank certificates of deposit.

Inventories--Inventories consist of analytic kits and instrument-based systems held for sale. Inventories are stated at the lower of cost (first-in, first-out method) or estimated market value. All inventories at December 31, 1999 and 2000 belonged to Glyko, Inc.

Investment in BioMarin/Genzyme LLC and Related Revenue--Under the terms of the Company's joint venture agreement with Genzyme (the Agreement - see notes 7 and 8), the Company and Genzyme have each agreed to provide 50 percent of the funding for the joint venture. All research and development, sales and marketing, and other activities performed by Genzyme and the Company on behalf of the joint venture are billed to the joint venture at cost. Any profits or losses of the joint venture are shared equally by the two parties. Losses of the joint venture ($1.7 million, $14.0 million, $25.3 million and $41.0 million for the years ended December 31, 1998, 1999 and 2000 and for the period March 21, 1997 (inception) through December 31, 2000, respectively) are allocated in proportion to the funding provided by each joint venture partner. BioMarin provided $22.0 million in funding to the joint venture through 2000.

During the years ended December 31, 1999 and 2000, the Company billed $10.6 million and $19.4 million, respectively, to the joint venture under the Agreement. Of these amounts, $5.3 million and $9.7 million respectively, or 50 percent, was recognized as revenue in accordance with the Company's policy of recognizing revenue to the extent that research and development costs billed to the joint venture have been funded by Genzyme. At December 31, 1999 and 2000, the Company had receivables of $1.3 million and $1.8 million, respectively, related to these billings.

The Company accounts for its investment in the joint venture using the equity method. Accordingly, the Company recorded a reduction in its investment in the joint venture of $7.0 and $12.7 million, during the years ended December 31, 1999 and 2000, respectively, representing its 50 percent share of the loss of the joint venture. The percentage of the research and development costs incurred by the Company and billed to the joint venture that was funded by the Company (50 percent, or $5.3 million and $9.7 million for the years ended December 31, 1999 and 2000, respectively) was recorded as a credit to the Company's equity in the loss of the joint venture.

At December 31, 2000 the summarized assets and liabilities of the joint venture and its results of operations from inception to December 31, 2000 are as follows (in thousands):

 Assets                          $ 3,368
                                 =+=====
Liabilities                      $ 2,890
Net equity                           478
                                 -------
                                 $ 3,368

Cumulative net loss              $40,971
                                 =======

Research and Development--Research and development expenses include the expenses associated with contract research and development provided by third parties, research and development provided in connection with the joint venture including manufacturing, clinical and regulatory costs, and internal research and development costs. All research and development costs discussed above are expensed as incurred.

Property and Equipment--Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Leasehold improvements are amortized over the life of the assets or the term of the lease, whichever is shorter. Significant additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

As of December 31, 1999 and 2000, property and equipment consisted of the following (in thousands):

                                                  December 31,
                                         -------------------------------
Category                                      1999           2000             Estimated Useful Lives
-------------------------------------    -------------------------------  --------------------------------
Computer hardware and software           $    426       $    678                 3 years
Office furniture and equipment              1,017          1,056                 5 years
Manufacturing/Laboratory equipment          8,254          9,323                 5 years
Leasehold improvements                     18,889         16,685            Shorter of life of assets
                                                                                or lease term
Construction in progress                      879          1,048
                                         -------------------------------
                                           29,465         28,790
Less:  Accumulated depreciation            (4,372)        (8,075)
                                         -------------------------------
Total property and equipment, net        $ 25,093       $ 20,715
                                        ===============================

Depreciation expense for the years ended December 31, 1998, 1999 and 2000 and for the period March 21, 1997 (inception) to December 31, 2000, was $0.3 million, $4.1 million, $4.3 million and $8.7 million, respectively.

Goodwill and Other Intangible Assets--In connection with the acquisition of Glyko, Inc., the Company acquired certain intangible assets including developed technology, customer relationships and goodwill. In this acquisition, the Company obtained Glyko Inc.'s ongoing business of providing products and services to research institutions and commercial laboratories. Additionally, the Company secured ongoing access to Glyko, Inc.'s proprietary technologies which assist the Company in supporting the manufacturing process testing and clinical testing for our two lead drug candidates, Aldurazyme for MPS-I and rhASB for MPS-VI.

The purchase price of $14.5 million was allocated to the net tangible and intangible assets acquired, based on the relative fair value of these assets. In connection with this allocation, $2.6 million was expensed as a charge for the purchase of in-process research and development. Of the $11.7 million designated as intangible assets (after the write-off of in-process research and development), $1.2 million was allocated to developed technology and amortized over six years, $73,000 was allocated to assembled work force and amortized over seven years, and $10.4 million was allocated to goodwill (customer relationships, trade name, pure business goodwill) and initially amortized over twelve years. In performing this allocation, the Company considered, among other factors, Glyko, Inc.'s technology and research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, the Company considered factors such as the stage of development of the technology at the time of acquisition, the importance of each project to the overall development plan, alternative future uses of the technology and the projected incremental cash flows from the projects when completed and any associated risks.

During 2000 the Company changed its estimate of the useful life of this goodwill from 12 years to 7 years. The effect of this change in estimate was to increase the Company's net loss by $466,000.

Amortization expense related to the acquisition of Glyko, Inc. was $0.3 million, $1.1 million and $1.6 million for the period from October 7, 1998 (date of acquisition) to December 31, 1998, and the years ended December 31, 1999 and 2000, respectively.

In connection with the purchase of the key assets of the Biochemical Research Reagent Division of Oxford GlycoSciences Plc. (OGS), the Company recorded goodwill in the amount $891,000 which is being amortized over seven years. Total amortization expense for the year ended December 31, 2000, was $139,000.

Impairment of Long-Lived Assets--The Company regularly reviews long-lived assets and identifiable intangibles whenever events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values (based on discounted cash flows). Except for the Carson Street closure as discussed in Note 11 no such adjustments have been made during any period presented.

Accrued Liabilities--As of December 31, 1999 and 2000, accrued liabilities consisted of the following (in thousands):

                                         December 31,
                                   --------------------------
                                       1999         2000
                                   ------------- ------------
Vacation                            $     286     $     411
Construction in progress                  882           225
Carson Street                              -            348
Other                                     798         1,125
                                   ------------- ------------
               Total                $  1,966      $  2,109
                                   ============= ============

Revenue Recognition--The Company recognizes Glyko, Inc.'s product revenues and related cost of sales upon shipment of products. Glyko, Inc.'s service revenues are recognized upon completion of services as evidenced by the transmission of reports to customers. Other Glyko, Inc. revenues, principally licensing, distribution and development fees, are recognized upon satisfaction of contractual obligations such as 1) execution of contract; 2) certain milestones; and 3) certain anniversary dates from the effective date of the contract.

Revenue from the joint venture is recognized to the extent that research and development costs billed by the Company have been funded by Genzyme.

Net Income (Loss) per Share--Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average common shares outstanding during the period. Diluted net income per share is calculated by dividing net income by the weighted average common shares outstanding and potential common shares during the period. Potential common shares include dilutive shares issuable upon the exercise of outstanding common stock options, warrants, and contingent issuances of common stock. For periods in which the Company has losses (all periods presented), such potential common shares are excluded from the computation of diluted net loss per share, as their effect is antidilutive.

Potentially dilutive securities include (in thousands):
                                                         December 31,
                                      ----------------------------------------
                                        1998             1999           2000
                                      ----------------------------------------
Options to purchase common stock       2,801             5,450          5,539
Warrants to purchase common stock        802               802             -
                                      ----------------------------------------
                                       3,603             6,252          5,539
                                      ========================================

Segment Reporting--For the year ended December 31, 1998, the Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates two segments. The Analytic and Diagnostic segment represents the operations of Glyko, Inc. which involve the manufacture and sale of analytic and diagnostic products. The Pharmaceutical segment represents the research and development activities related to the development and commercialization of carbohydrate enzyme therapeutics. Management of the Company has concluded that the operations of the Analytic and Diagnostic segment are, and will continue to be, immaterial with respect to the Company's overall activities and, thus, disclosure of segment information is not required.

New Accounting Standards--In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company adopted SAB 101 as required in the first quarter of 2000 and such adoption has not had a material effect on the Company's consolidated financial position or results of operations.

3.   STOCKHOLDERS' EQUITY:

Common Stock and Warrants - As disclosed in the accompanying consolidated statements of changes in stockholders' equity, the Company closed a number of private placements in 1997 and 1998. In connection with these placements, an entity with which the former chief executive officer and chairman of the board is affiliated (see Note 7) was issued a total of 899,500 shares (valued at $1.4 million) and warrants (valued at $0.1 million) to purchase an additional 801,500 shares of common stock at an exercise price of $1 per share. These issuances were made for brokerage services rendered in connection with these placements and were accounted for as a cost of raising capital. The warrants were exercised in October 2000.

Notes Receivable from Stockholders--Notes receivable from stockholders relate to
2.5 million shares of common stock issued in October 1997 to three executive officers under the terms of the Founder's Stock Purchase Agreement (the Agreement). These notes bear interest at 6 percent per annum, and are due on March 31, 2001, or on the date of the employee's termination, whichever is earlier. The notes are secured by the underlying stock and are with full recourse. Interest was imputed at nine percent, resulting in an interest discount and related deferred compensation of $200,000, which is being amortized over the life of the notes. In the event that their employment is terminated by the Company, the Company has the obligation, if requested by the officer, to repurchase any or all of the shares issued under the Agreement at the lower of the original purchase price or the current market value of the shares. In the event one of these officers ceases to be an employee, the Company has the right, but not the obligation, to repurchase the unvested portion of the shares at their original purchase price. Pursuant to the terms of the Agreement, 50% of the shares vest after one year from the date of employment, with the remainder vesting at a rate of 1/24th per month thereafter. Upon the former President's resignation from the Company in July 2000, the Company repurchased 33,334 shares at his original purchase price and concurrently reduced his promissory note to the Company for the same amount. In August 2000, the former President paid the balance of his promissory note plus accrued interest to the Company. During October 2000 the Company's Chief Executive Officer resigned. His promissory note, plus accrued interest, is due in full on March 31, 2001.

Deferred Compensation--In connection with certain stock option and stock grants during the years ended December 31, 1998, 1999 and 2000, the Company recorded deferred compensation totaling $3.2 million, $0.7 million and $0.3 million, respectively, which is being amortized over the estimated service periods of the grantees. Amortization expense recognized during the years ended December 31, 1998, 1999 and 2000, was $0.2 million, $1.3 million and $1.4 million, respectively.

4.   INCOME TAXES:

The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company's primary temporary differences relate to items expensed for financial reporting purposes but not currently deductible for income tax purposes, consisting primarily of depreciable lives for property and equipment.

As of December 31, 2000, net operating loss carryforwards are approximately $74.9 million and $66.1 million for federal and California income tax purposes, respectively. These net operating loss carryforwards, including net operating losses of $12.6 million and $2.9 million for federal and California purposes, respectively, related to Glyko, Inc. These federal and state carryforwards expire beginning in the year 2011 and 2004, respectively.

The Company also has research and development credits available to reduce future federal and California income taxes, if any, of approximately $2.8 million and $2.8 million, respectively, at December 31, 2000. These credits include credits related to Glyko, Inc. of approximately $0.6 million and $0.3 million for federal and California purposes, respectively. These federal and state carryforwards expire beginning in 2012 and 2013, respectively.

The Company also has orphan drug credits available to reduce future federal income taxes, if any, of approximately $7.3 million at December 31, 2000.

The net operating loss carryforwards and research and development credits related to Glyko, Inc. as of October 7, 1998, can only be utilized to offset future taxable income and tax, respectively, if any, of Glyko, Inc. In addition, the Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards and research and development credits available to be used in any given year should certain events occur, including sale of equity securities and other changes in ownership. The acquisition of Glyko, Inc. and the related issuance of stock represented a change of ownership under these provisions. There can be no assurance that the Company will be able to utilize net operating loss carryforwards and credits before expiration.

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period-end. The Company has a cumulative net operating loss carryforward since inception, resulting in net deferred tax assets. A valuation allowance is placed on the net deferred tax assets to reduce them to an assumed net realizable value of zero.

5.   STOCK OPTION PLANS:

1997 Stock Plan--In November 1997, the Board adopted, and in April 1998, the stockholders approved, the 1997 Stock Plan (the 1997 Plan), which provided for the reservation of a total of 3,000,000 shares of common stock for issuance under the 1997 Plan. In December 1998, the Board adopted, and in January 1999, the stockholders approved, an amendment to the 1997 Plan to increase the number of shares reserved for issuance under it to an aggregate of 5,000,000 and to add an "evergreen provision" providing for an annual increase in the number of shares which may be optioned or sold under the 1997 Plan without need for additional Board or stockholder action to approve such increase (which increase shall be the lesser of 4 percent of the then-outstanding capital stock, 2,000,000 shares, or a lower amount set by the Board). As of December 31, 2000, the number of shares reserved for issuance was an aggregate of 7,695,572 under the 1997 Plan. The 1997 Plan provides for the grant of stock options and the issuance of common stock by the Company to its employees, officers, directors, and consultants.

1998 Director Option Plan--The 1998 Director Option Plan (the Director Plan) was adopted by the Board in December 1998 and approved by the stockholders in January 1999. The Director Plan provides for the grant of nonstatutory stock options to non-employee directors. A total of 200,000 shares of the Company's common stock, plus an annual increase equal to the number of shares needed to restore the maximum aggregate number of shares available for sale under the Director Plan or the lesser of 0.5 percent of the outstanding capital stock, 200,000 shares, or a lesser amount set by the Board, have been reserved for issuance under the Director Plan. As of December 31, 2000, options to purchase 165,000 shares were granted under the Director Plan and options to purchase 400,000 shares were authorized under the Director Plan.

 Options currently outstanding under the Company's 1997 Stock Option Plan and 1998 Director Plan (the Plans) generally have vesting schedules of up to four years and options terminate after five to ten years or 90 days after termination of employment or contract.

The Company accounts for option grants in accordance with APB 25. Had compensation cost for option grants to employees under the Plans been determined consistent with the fair value provisions of SFAS No. 123, the effect on the Company's net loss would have been as follows (in thousands, except for per share data):

                                                                                                        Period from
                                                                                                      March 21, 1997
                                         Years ended December 31,                                       (Inception)
                          ---------------------------------------------------------------------       to December 31,
                                 1998                     1999                  2000                        2000
                        -----------------------    --------------------  --------------------  -----------------------------
Net loss as reported      $    (12,314)              $    (28,072)           $  (37,364)             $     (80,513)
Pro  forma  effect  of
SFAS No. 123                      (183)                    (1,074)               (5,412)                    (6,669)
                         ----------------------    --------------------  --------------------  -----------------------------
Pro forma net loss        $    (12,497)              $    (29,146)           $  (42,776)             $     (87,182)
                         ======================    ====================  ====================  =============================
Net  loss  per  common
share as reported         $      (0.55)              $      (0.94)           $    (1.04)             $       (3.21)
                         ======================    ====================  ====================  =============================
Pro  forma   loss  per
common share              $      (0.56)              $      (0.97)           $    (1.19)             $       (3.48)
                         ======================    ====================  ====================  =============================

A summary of the status of the Company's Plans is as follows:

                                                             Weighted
                                                             Average      Exercisable   Weighted Average
                                                            Exercise      at End of      Fair Value of
                                            Option Shares    Price          Year       Options Granted
                                          ------------------------------ ------------- -------------------
Outstanding at March 21, 1997
    Granted                                    297,000          $1.00                          $0.22
    Exercised                                       -              -
    Canceled                                        -              -
                                          ----------------
Outstanding at December 31, 1997               297,000           1.00       232,000
                                                                         =============
    Granted                                  2,507,660           4.18                          $2.40
    Exercised                                   (1,973)          1.00
    Canceled                                    (1,447)          1.00
                                          ----------------
Outstanding at December 31, 1998             2,801,240           3.85       761,609
                                                                         =============
                                                                                               $8.80
    Granted                                  2,877,430          11.35
    Exercised                                  (40,148)          3.69
    Canceled                                  (188,536)          9.28
                                          ----------------
Outstanding at December 31, 1999             5,449,986           7.59     1,922,041
                                                                         =============
    Granted                                  1,881,310          15.83                          $13.27
    Exercised                               (1,300,532)          4.36
    Canceled                                  (491,506)         11.70
                                          ----------------
Outstanding at December 31, 2000             5,539,258          10.92     2,067,302
                                                                         =============

There were 900,510 and 1,048,661 options available for grant under the Plans at December 31, 1999 and 2000, respectively.

As of December 31, 2000, the 5,539,258 options outstanding consisted of the following:

Options Outstanding                                                                                  Options Exercisable
--------------------------------------------------------------------------------------   -------------------------------------------
Range of Exercise  Number of Options      Weighted Average          Weighted Average         Number of Options     Weighted  Average
     Prices          Outstanding          Contractual Life          Exercise Price            Exercisable            Exercise Price
--------------------------------------------------------------------------------------   -------------------------------------------

 $0.00 to $3.50         266,939                 1.8                      $1.03                   254,654                $ 1.03
 $3.51 to $7.00       1,930,998                 4.8                      $5.38                 1,073,652                $ 5.23
 $7.01 to $10.50        175,900                 8.9                      $9.45                    13,446                $ 8.50
 $10.51 to $14.00     1,774,658                 6.6                     $12.78                   431,597                $12.86
 $14.01 to $17.50       781,556                 5.5                     $15.82                   199,654                $15.79
 $17.51 to $21.00       330,749                 7.9                     $19.46                    39,407                $19.65
 $21.01 to $24.50       166,000                 9.0                     $21.95                    28,124                $21.95
 $24.51 to $28.00        96,000                 4.9                     $25.88                    21,873                $25.92
 $28.01 to $31.50        15,000                 4.2                     $31.25                     3,437                $31.25
 $31.51 to $35.00         1,458                 0.1                     $35.00                    1,458                 $35.00
                    ---------------                                                        ------------------
                      5,539,258                                                                2,067,302
                    ===============                                                        ==================

The fair value of each option grant in 1997, 1998 and through July 22, 1999 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates ranging from 4.6 to 5.7 percent; expected dividend yield of 0 percent; expected life of four years for the Plan's options; and expected volatility of 0 percent.

The fair value of each option grant from July 22, 1999 through December 31, 1999 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates ranging from 5.8 to 6.1 percent; expected dividend yield of 0 percent; expected life of four years for the Plan's options; and expected volatility of 38 percent.

The fair value of each option grant in 2000 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants : risk-free interest rates ranging from 4.6 to 6.8 percent; expected dividend yield of 0 percent; expected life of four years for the Plan's options; and expected volatility of 105 percent.

6.   COMMITMENTS AND CONTINGENCIES:

Lease Commitments--The Company leases office space and research and testing laboratory space in various facilities under operating agreements expiring at various dates through 2010. Future minimum lease payments for the years ended December 31 are as follows (in thousands):

            2001.................        $  1,888
            2002..................          1,754
            2003..................          1,627
            2004.................           1,563
            2005..................          1,563
            Thereafter...........           6,953
                                         ---------
                      Total.....         $ 15,348
                                         =========

Rent expense for the years ended December 31, 1998, 1999 and 2000, and for the period from March 21, 1997 (inception), to December 31, 2000, was $0.4 million, $1.1 million, $1.5 million and $3.0 million, respectively.

Research and Development Funding and Technology Licenses--The Company uses experts and laboratories at universities and other institutions to perform research and development activities. Funding commitments to these institutions for the year ended December 31 are as follows (in thousands):

            2001..................           504
            2002..................           100
            2003..................           100
            2004..................           100
            2005..................           100
                                           ------
                      Total.....           $ 904
                                           ======

The Company has also licensed technology from certain institutions, for which it is required to pay a royalty upon future sales, subject to certain annual minimums.

Product Liability and Lack of Insurance--The Company is subject to the risk of exposure to product liability claims in the event that the use of Aldurazyme or rhASB results in adverse effects during testing or commercial sale. The BioMarin/Genzyme LLC and the Company do carry product liability insurance to cover the clinical trials of Aldurazyme and rhASB, respectively. There can be no assurance that the Company will be able to obtain product liability insurance coverage at economically reasonable rates or that such insurance will provide adequate coverage against all possible claims.

7.   RELATED-PARTY TRANSACTIONS:

The Company had contractual agreements for office space and certain administrative, research, and development functions with Glyko, Inc. prior to the acquisition date of October 7, 1998. BioMarin reimburses Glyko, Inc. for rent, salaries and related benefits, and other administrative costs. Glyko, Inc. also reimburses BioMarin for salaries and related benefits.

Reimbursement of expenses (in thousands):

                                                    Paid from         Paid from
                                                  Glyko, Inc. to     BioMarin to
                                                    BioMarin         Glyko, Inc.     Net, to Glyko, Inc.
                                                 ---------------- ---------------  ---------------------

Year ended December 31, 1998                      $   75           $     298          $   223
Year ended December 31, 1999                          68                 335              267
Year ended December 31, 2000                           -                 155              155
March 21, 1997 (inception) to December 31, 2000      276               1,162              886



During 1997 801,500 warrants were issued to an entity with which the former Chief Executive Officer and Chairman of the Board is affiliated (see Note 3).

Since October 8, 1998, GBL has agreed to pay the Company a monthly management fee for its services to GBL primarily relating to management, accounting, finance and government reporting. The Company had accrued receivables relating to these services for GBL of $37,500 and $8,765 for the years ended December 31, 1999 and 2000, respectively.

On April 13, 1999, the Company entered into a convertible note financing agreement in the amount of $26.0 million. Of this amount GBL purchased $4.3 million worth of such notes and LaMont Asset Management SA (LAM) purchased $9.7 million. A director of the Company is also the chairman of LAM. The Company also entered into an agency agreement with LAM pursuant to which the Company agreed to pay LAM a five percent cash commission on sales to certain note purchasers. On July 23, 1999, concurrent with the Company's IPO, the Company's convertible notes payable (including accrued interest) were converted into 2,672,020 shares of the Company's common stock at $10 per share. GBL's $4.3 million convertible note plus interest was converted to 441,911 shares and LAM's $9.7 million convertible note plus interest was converted to 996,869 shares.

Due to the terms of the collaborative agreement with Genzyme outlined in Note 8, Genzyme is considered to be a related party. See also Notes 1 and 8 for Genzyme related-party transactions.

8.   COLLABORATIVE AGREEMENTS:

Genzyme--Effective September 4, 1998, the Company entered into an agreement (the Collaboration Agreement) with Genzyme to establish a joint venture (BioMarin/Genzyme LLC) for the worldwide development and commercialization of Aldurazyme to treat MPS-I. In conjunction with the formation of the joint venture, the Company established a wholly-owned subsidiary, BioMarin Genetics, Inc. The Company has a 49 percent interest in the joint venture, BioMarin Genetics, Inc. has a 1 percent interest, and Genzyme has the remaining 50 percent interest.

Under the Collaboration Agreement, the Company and Genzyme are each required to make capital contributions to the joint venture in an amount equal to 50 percent of costs and expenses associated with the development and commercialization of Aldurazyme. The parties also agree to share the profits equally from such commercialization. In addition, Genzyme purchased 1,333,333 shares of the Company's common stock at $6 per share in a private placement for proceeds of $8.0 million and, concurrent with the IPO, purchased an additional 769,230 shares of the Company's common stock at the IPO price for an additional $10.0 million. Genzyme has also agreed to pay the Company $12.1 million in cash upon FDA approval of the biologics license application for Aldurazyme.

Other Agreements--The Company is engaged in research and development collaborations with various academic institutions, commercial research groups, and other entities. The agreements provide for sponsorship of research and development by the Company and may also provide for exclusive royalty-bearing intellectual property licenses or rights of first negotiation regarding licenses to intellectual property development under the collaborations. Typically, these agreements are terminable for cause by either party upon 90 days written notice.

9.   COMPENSATION PLANS:

Employment Agreements--The Company has entered into employment agreements with eight officers of the Company. Seven of these agreements are terminable without cause by the Company upon six months prior notice, or by the officer upon three months prior written notice to the Company, with the Company obligated to pay salary and benefits hereunder until such termination. In the employment agreement with the Company's Chief Executive Officer the agreement shall be renewed after three years for one additional three-year period unless either party gives nine months notice prior to the expiration of the initial three-year period. The annual salaries committed to under these agreements total approximately $2 million. In addition, three of the agreements provide for the payment of an annual cash bonus of up to 100 percent of the base annual salary of the three officers based upon the Company's market capitalization through June 30, 2000. Bonuses for the three officers totaled $294,000 in 2000.

401(k) Plan--The Company participates in the BioMarin Retirement Savings Plan. Most employees (Participants) are eligible to participate following the start of their employment, on the earlier of the next occurring January 1, April 1, July 1 or October 1. Participants may contribute up to 15 percent of their current compensation to the 401(k) Plan or an amount up to a statutorily prescribed annual limit. The Company pays the direct expenses of the 401(k) Plan and matches 25% of the first 2% contributed to the employee accounts. The Company's matching contribution vests over four years from employment commencement.

1998 Employee Stock Purchase Plan--In December 1998 the Board adopted, and in January 1999 the stockholders approved, the 1998 Employee Stock Purchase Plan (the 1998 Purchase Plan). A total of 250,000 shares of Company common stock has been reserved for issuance under the 1998 Purchase Plan, plus annual increases equal to the lesser of 0.5 percent of the outstanding capital stock, 200,000 shares, or a lesser amount set by the Board. As of December 31, 2000, 28,431 shares have been issued under the 1998 Purchase Plan.

10.   SUPPLEMENTAL CASH FLOW INFORMATION:

The following non-cash transactions took place in the periods presented (in thousands):


                                                                                                                Period from March
                                                                                                                    21, 1997
                                                                    Year Ended December 31,                     (Inception) to
                                                     ------------------------------------------------------        December 31,
                                                          1998             1999                2000                   2000
                                                     ------------------------------------------------------    --------------------
Common stock issued upon conversion of
  convertible notes plus interest                      $     -           $ 25,615           $    -                  $25,615
Common stock issued in exchange for notes                    -                 -                 -                   20,500
Common stock and common stock warrants
  issued in exchange for brokerage services                588                 -                 -                    1,518
Bridge loan converted to common stock                        -                 -                 -                      880
Common stock surrendered by stockholders
  for payment of principal and interest                      -                 -                170                     170
Compensation in the form of common stock
  and common stock options                                   -                 -                  -                      18


11.   CARSON STREET CLOSURE

During the first quarter of 2000, the Company decided to close its Carson Street clinical manufacturing facility. In connection with this decision, the Company recorded a charge of approximately $4.4 million. The facility was no longer required for the production of Aldurazyme, the initial purpose of the plant, after a decision by the BioMarin/Genzyme LLC joint venture to use the Company's Galli Drive facility for the manufacture of bulk Aldurazyme both for the Phase III trial and for the commercial launch of Aldurazyme. This decision was based in part on U.S. Food and Drug Administration guidance to use an improved production process, which was installed in the Galli Drive facility, for the clinical trial, the biologics license application submission and for commercial production. The majority of the Company's technical staff at the Carson Street facility in Torrance, California transferred to the Galli Drive facility in Novato, California in May. The charge primarily consisted of impairment reserves for leasehold improvements and equipment located in the Carson Street facility.

12.   SUBSEQUENT EVENT

In January 2001, the Company signed an agreement with Acqua Wellington North American Equities Fund Ltd. (Acqua Wellington) whereby Acqua Wellington will make an equity investment in the Company of up to $50 million. Subject to certain conditions, including the market price of BioMarin stock, these funds will be drawn down, at the Company's option, over the course of the next 20 months from sales of registered common stock to be sold at a small discount to the market price.

In the initial transaction under this agreement on February 2, 2001, Acqua Wellington purchased $1 million of the Company's common stock at $9.85 per share.

13.  QUARTERLY CONSOLIDATED FINANCIAL DATA (unaudited)

The Company's quarterly operating results have fluctuated in the past and may continue to do so in the future as a result of a number of factors, including, but not limited to, the completion of development projects and variations in levels of production.

The Company's common stock has been traded on the NASDAQ Stock Market since July 22, 1999. There were 64 common stockholders of record at December 31, 2000. No dividends were paid for the years ended December 31, 2000 and 1999.


                                                                  Quarter Ended
                                        -------------------------------------------------------------------
                                           March 31,        June 30,      September 30,    December 31,
2000                                                  (In thousands, except per share data)

Total revenue                             $  3,298       $  3,083          $  2,807         $  3,138
Loss from operations                       (11,965)        (7,188)           (8,247)         (10,024)
Net loss                                   (11,736)        (7,086)           (8,148)         (10,394)
Net loss per share, basic and diluted        (0.34)         (0.20)            (0.23)           (0.28)
Common stock price per share:
  High                                    $ 38.750       $ 27.750          $ 21.750         $  17.62
  Low                                       12.750         16.750            16.375            7.156


                                                                  Quarter Ended
                                        -------------------------------------------------------------------
                                           March 31,        June 30,      September 30,    December 31,
1999                                                  (In thousands, except per share data)

Total revenue                              $  1,104      $  1,557          $  1,999         $  2,315
Loss from operations                        (4,583)        (6,145)           (7,732)          (9,040)
Net loss                                    (4,609)        (6,782)           (7,643)          (9,038)
Net loss per share, basic and diluted       (0.18)          (0.26)            (0.24)           (0.26)
Common stock price per share:
   High                                        N/A           N/A           $ 18.750         $ 17.000
   Low                                         N/A           N/A             11.625           11.625



                                 Schedule 6.1(n)

                             REGISTRATION EXCEPTIONS



BioMarin has filed all of its Exchange Act reports for the previous 24 months.

                                Schedule 11.1(a)
                                ----------------

                                   CERTIFICATE
                       RE: REPRESENTATIONS AND WARRANTIES

TO: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group")
                             ----------

FROM: BioMarin Pharmaceutical Inc. and BioMarin Pharmaceutical Nova Scotia Company (collectively, the "BioMarin Group")
                                     --------------

RE: Canadian Asset Purchase Agreement dated as of October 9, 2001 among the IBEX Group and the BioMarin Group


The members of the BioMarin Group do hereby jointly and severally certify to the members of the IBEX Group that the representations and warranties of the members of the BioMarin Group made in the Canadian Asset Purchase Agreement are true, correct and accurate in all material respects (except where already qualified as to materiality) on the date hereof with the same force and effect, as if made on and as of the date hereof.


DATED at Novato, CA as of October 31, 2001.


                                  BIOMARIN PHARMACEUTICAL INC.

                                  By:   ___/s/ Raymond W. Anderson____________
                                  Name: _Raymond W. Anderson__________________
                                  Its:  __CFO, Secretary, V.P. Finance and
                                          Administraton


                                  BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                  By:   ___/s/ Raymond W. Anderson____________
                                  Name: _Raymond W. Anderson__________________
                                  Its:  __CFO, Secretary, V.P. Finance and
                                          Administraton

                                Schedule 11.1(b)
                                ----------------

                                   CERTIFICATE
                                 RE: CONDITIONS

TO: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group")

FROM: BioMarin Pharmaceutical Inc. and BioMarin Pharmaceutical Nova Scotia Company (collectively, the "BioMarin Group")

RE: Canadian Asset Purchase Agreement dated as of October 9, 2001 among the IBEX Group and the BioMarin Group


The members of the BioMarin Group do hereby jointly and severally certify to the members of the IBEX Group that all covenants and agreements agreed to be performed or caused to be performed by each member of the BioMarin Group in the Canadian Asset Purchase Agreement on or before the date hereof have been so performed.


DATED at Novato, CA as of October 31, 2001.

BIOMARIN PHARMACEUTICAL INC.


                                  By:   ___/s/ Raymond W. Anderson____________
                                  Name: _Raymond W. Anderson__________________
                                  Its:  __CFO, Secretary, V.P. Finance and
                                          Administraton


                                  BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                  By:   ___/s/ Raymond W. Anderson____________
                                  Name: _Raymond W. Anderson__________________
                                  Its:  __CFO, Secretary, V.P. Finance and
                                          Administraton

Schedule 11.1 (d) BioMarin Options for Transferred Employees
-------------------------------------------------------------------------------------------------------------------


IBEX Options As At March 28, 2001                                                        BioMarin Options
-------------------------------------------------------------------------------------   ---------------------------
Series      Optionee                           Granted    Strike         Total           Factor        Options
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------

B           XXXXXXXXXXXXXXXXXX               25-Jul-95         $  XXX            XXX
G           XXXXXXXXXXXXXXXXXX               25-Jun-98         $  XXX            XXX
L           XXXXXXXXXXXXXXXXXX                4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       Broughton, Richard                                                   XXX          XXX              XXX
                                                                                                               XXX
H           XXXXXXXXXXXXXXXXXX               25-Jun-98         $  XXX            XXX
I           XXXXXXXXXXXXXXXXXX                6-Oct-98         $  XXX            XXX
L           XXXXXXXXXXXXXXXXXX                4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       XXXXXXXXXXXXXXXXXX                                                   XXX          XXX              XXX

B           XXXXXXXXXXXXXXXXXX               25-Jul-95         $  XXX            XXX
C           XXXXXXXXXXXXXXXXXX               11-Dec-96         $  XXX            XXX
F           XXXXXXXXXXXXXXXXXX               25-Jun-98         $  XXX            XXX
L           XXXXXXXXXXXXXXXXXX                4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       XXXXXXXXXXXXXXXXXX                                                   XXX          XXX              XXX

D           XXXXXXXXXXXX                     10-Dec-97         $  XXX            XXX
E           XXXXXXXXXXXX                     25-Jun-98         $  XXX            XXX
L           XXXXXXXXXXXX                      4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       XXXXXXXXXXXX                                                         XXX          XXX              XXX

G           XXXXXXXXXXXXX                    25-Jun-98         $  XXX            XXX
J           XXXXXXXXXXXXX                     6-Oct-98         $  XXX            XXX
L           XXXXXXXXXXXXX                     4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       XXXXXXXXXXXXX                                                        XXX          XXX              XXX

G           XXXXXXXXXXXXXXX                  25-Jun-98         $  XXX            XXX
L           XXXXXXXXXXXXXXX                   4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       XXXXXXXXXXXXXXX                                                      XXX          XXX              XXX

G           XXXXXXXXXXXXX                    25-Jun-98         $  XXX            XXX
L           XXXXXXXXXXXXX                     4-Oct-00         $  XXX            XXX
---------   ---------------------------  --------------  -------------  -------------   ----------    -------------
Total       XXXXXXXXXXXXX                                                        XXX          XXX              XXX

----------------------------------------------------------------------  -------------   ----------    -------------
Grand Total                                                                      XXX          XXX              XXX

                                Schedule 11.1(e)


                              ASSUMPTION AGREEMENT

                             Dated October 9, 2001


                  This Assumption Agreement (this "Agreement") is made pursuant to that certain Canadian Asset Purchase Agreement (the "Purchase Agreement") dated as of October 9, 2001, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS") (BioMarin and BioMarin NS are collectively referred to as the "BioMarin Group"), on the one hand, and IBEX TECHNOLOGIES INC., a Canadian corporation ("IBEX"), IBEX PHARMACEUTICALS INC., a Canadian corporation ("IBEX Pharma"), IBEX TECHNOLOGIES LLC, a Delaware limited liability company ("IBEX LLC"), IBEX TECHNOLOGIES CORP., a Delaware corporation ("IBEX Corp.") and TECHNOLOGIES IBEX R & D INC., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D") (IBEX, IBEX Pharma and IBEX R & D are collectively referred to as the "Canadian Vendors"), on the other hand. Any capitalized term used in this Assignment but not defined herein shall have the meaning assigned to such term in the Purchase Agreement.

         In consideration of the sale, pursuant to the Purchase Agreement, by the Canadian Vendors to BioMarin NS of the Canadian Assets, the BioMarin Group hereby assumes the IBEX Pharma Assumed Canadian Liabilities pursuant to Section 12.1(f) of the Purchase Agreement. This Agreement is made and accepted subject to the provisions of the Purchase Agreement.

         For the consideration aforesaid, the BioMarin Group has covenanted, and by this Agreement does covenant, with the Vendors that the BioMarin Group and its successors and assigns, will execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the assumption of the Assumed Canadian Liabilities.

         No Party may assign this Agreement or any part hereof without the prior written consent of the other Parties which may not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

         This Agreement shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein and the Parties hereby irrevocably attorn to the Courts of the Province of Quebec, sitting in the district of Montreal.

                  IN WITNESS WHEREOF, this Assumption Agreement has been duly executed and delivered by the duly authorized of officers of the BioMarin Group and the Vendors as of the date first written above.



THE BIOMARIN GROUP:                                VENDORS:

BIOMARIN PHARMACEUTICAL INC                        IBEX TECHNOLOGIES INC.

By:       /s/Raymond W. Anderson                   By:      /s/ Paul Baehr
Name:    Raymond W. Anderson                       Name:    Paul Baehr
Title:   Secretary                                 Title:   CEO

BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY        IBEX PHARMACEUTICALS INC.

By:      /s/Raymond W. Anderson                    By:      /s/ Paul Baehr
Name:    Raymond W. Anderson                       Name:    Paul Baehr
Title:   Secretary                                 Title:   CEO

                                                   TECHNOLOGIES IBEX R & D INC.

                                                   By:      /s/ Paul Baehr
                                                   Name:    Paul Baehr
                                                   Title:   President

                                                   IBEX TECHNOLOGIES LLC

                                                   By:      /s/ Paul Baehr
                                                   Name:    Paul Baehr
                                                   Title:   President

                                                   IBEX TECHNOLOGIES CORP.

                                                   By:      /s/ Paul Baehr
                                                   Name:    Paul Baehr
                                                   Title:   President



                         Schedule 11.1(f) - U.S. Opinion



October 31, 2001                                                    32348.00003


IBEX Technologies Inc.            IBEX Pharmaceuticals Inc.
5485 Pare                         5485 Pare
Montreal, Quebec H4P 1P7          Montreal, Quebec H4P 1P7

IBEX Technologies LLC             IBEX Technologies Corp.
5485 Pare                         5485 Pare
Montreal, Quebec H4P 1P7          Montreal, Quebec H4P 1P7

Technologies IBEX R & D Inc.
5485 Pare
Montreal, Quebec H4P 1P7

Ladies and Gentlemen:

We have acted as special counsel to BioMarin Pharmaceutical Inc., a Delaware corporation ("Biomarin") and BioMarin Enzymes Inc., a Delaware corporation ("BioMarin Sub" and, together with BioMarin, the "BioMarin U.S. Group"), in connection with that certain United States Purchase Agreement ("U.S. Agreement") dated as of October 9, 2001, by and among BioMarin and BioMarin Sub, on the one hand, and IBEX Technologies Inc., a Canadian corporation ("IBEX"), IBEX Pharmaceuticals Inc., a Canadian corporation ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and Technologies IBEX R & D Inc., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D," together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group") on the other hand, and in connection with that certain Canadian Purchase Agreement ("Canadian Agreement" and, together with the U.S. Agreement, the "Purchase Agreements") dated as of October 9, 2001 by and among BioMarin and BioMarin Pharmaceutical Nova Scotia Company, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS"), on the one hand, and the members of the IBEX Group, on the other hand. The members of the BioMarin U.S. Group, BioMarin NS, and the members of the IBEX Group shall be referred to herein collectively from time to time as the "Parties." We have been asked to provide this opinion letter in accordance with the requirements set forth in
Section 11.1(e) of the U.S. Agreement and Section 11.1(f) of the Canadian Agreement. Capitalized terms used but not defined in this letter shall have the meanings ascribed to such terms in the applicable Purchase Agreement.

October 31, 2001
Page 2

In connection with the foregoing, we have examined (i) the U.S. Agreement, (ii) the Canadian Agreement, (iii) a License Agreement dated as of October 31, 2001, among the members of the BioMarin U.S. Group and BioMarin NS, IBEX and IBEX Pharma (the "License Agreement"), (iv) a Services, Equipment and Space Sharing Agreement dated as of October 31, 2001, among the members of the IBEX Group, BioMarin and BioMarin NS (the "Services Agreement"), (v) the certificate of incorporation of each of BioMarin and BioMarin Sub, as amended through the date hereof, (vi) the bylaws of each of BioMarin and BioMarin Sub, each of which has been certified to us by an officer of each of BioMarin and BioMarin Sub, (vii) certificates of officers of each of BioMarin and BioMarin Sub, (viii) certificates of public officials as we have deemed necessary or advisable, and
(ix) such other documents, records, certificates and instruments as we have deemed necessary or advisable in order to render the opinions expressed herein.

In such examination and in rendering our opinion, we have assumed the authenticity of all original documents and company records submitted to us, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original, executed documents of all copies and photocopies submitted to us, the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (other than the Documents, as defined below), that there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of any of the U.S. Agreement, the Canadian Agreement, the License Agreement or the Services Agreement (collectively, the "Documents"), and that all parties will act in accordance with and will refrain from taking any action that is forbidden by the Documents. As to various questions of fact material to this opinion, without investigation, we have relied upon statements or certificates of officers or authorized persons of each member of the BioMarin U.S. Group and of public officials and others, as well as the accuracy of representations and warranties made by the members of the BioMarin U.S. Group in the Documents, and we assume compliance on the part of all the Parties with their covenants and agreements contained therein. We have also assumed that the offer, issuance or sale of securities under the Purchase Agreements will not be integrated for purposes of Rule 4350 of the Nasdaq listing requirements with the offer, issuance or sale of any securities to any investor consummated within the six months preceding the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the good standing certificates of each of the members of the BioMarin U.S. Group.

In rendering our opinions set forth in paragraph 7 below, we have not made any independent investigation of court records to determine whether any action, suit, arbitration, claim or proceeding has been filed and our opinions are based solely upon a written certificate provided to us by the Secretary of the Company.

October 31, 2001
Page 3


As used in this letter, the expression "to our knowledge" or "of which we have knowledge" or phrases of like import with reference to matters of fact means that, after an examination of documents made available to us by members of the BioMarin U.S. Group and after inquiries of officers or authorized persons of the BioMarin U.S. Group, we have no reason to believe that the opinions expressed herein are factually incorrect; but beyond that we have made no independent factual investigation for the purpose of rendering this opinion. Moreover, "knowledge" of this Firm is limited to the individual attorneys in the Firm who have represented the BioMarin U.S. Group in connection with the Documents. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the BioMarin U.S. Group or the rendering of the opinions set forth below.

On the basis of the foregoing examinations and assumptions contained herein and in reliance thereon, and on all matters of fact that we deem relevant under the circumstances, and upon consideration of applicable law, subject to the qualifications herein stated, we are of the opinion that:

              1. Each of BioMarin and BioMarin Sub has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

              2. Each of BioMarin and BioMarin Sub has all requisite corporate power and authority to enter into the Canadian Agreement and the Services Agreement, in the case of BioMarin, and the U.S. Agreement and the License Agreement, the in the case of BioMarin and BioMarin Sub, and to consummate the transactions contemplated thereby.

              3. Each of BioMarin and BioMarin Sub has duly executed each of the Documents to which it is a party, and each of BioMarin and BioMarin Sub has taken all necessary corporate action to authorize and approve the execution, delivery and performance on its part of the Documents executed by it and the consummation of the transactions contemplated thereby.

              4. Each of the Documents constitutes the valid and binding obligation of BioMarin, enforceable against BioMarin in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other law relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The U.S. Agreement and the License Agreement constitutes the valid and binding obligation of BioMarin Sub, enforceable against BioMarin Sub

October 31, 2001
Page 4

in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other law relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              5. The BioMarin Canadian Transaction Shares and the BioMarin Worldwide Shares are duly authorized and, when issued in accordance with the Purchase Agreements, will be validly issued, fully paid and nonassessable, free and clear of all liens and restrictions, other than those imposed by Section 7.3 of the U.S. Agreement and Section 7.3 of the Canadian Agreement, the Securities Act and other applicable securities laws or those created or suffered by any member of the IBEX Group.

              6. The shares of common stock of BioMarin issuable upon exercise of the BioMarin Options are duly authorized and, when issued in accordance with the terms of the Certificate and the BioMarin Options, respectively, will be validly issued, fully paid and nonassessable and free and clear of all liens and restrictions, other than those created or suffered by any member of the IBEX Group or those imposed by the Securities Act or other applicable securities laws or either Purchase Agreement.

              7. To our knowledge, and without having performed any due diligence review with respect to either BioMarin or BioMarin Sub, there is no legal action, suit, arbitration or other legal proceeding pending against any member of the BioMarin U.S. Group before any court. To our knowledge, neither BioMarin nor BioMarin Sub is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any government agency or instrumentality listed on Attachment No. 1 hereto.

The opinions set forth above are subject to the following limitations and qualifications:

                   A. Our opinions in paragraphs 1, 2 and 3 are limited to the Delaware General Corporate Law as it exists on the date hereof. With respect to our opinions in paragraphs 4, 5, 6, and 7 of our opinions are limited in all respects to the laws of the State of California and the United States of America as they exist on the date hereof. Except as set forth in this clause, we do not opine as to the applicability or effect of the laws of any other jurisdiction including, without limitation, Canadian law or the laws of Quebec or of any other Province of Canada, or any other laws of the State of Delaware. Our opinion on California law does not extend to municipal ordinances or laws of counties or other political subdivisions of such State.

October 31, 2001
Page 5


                   B. We call your attention to the fact that each of the U.S. Agreement and the License Agreement states that it is governed by Delaware law and each of the Canadian Agreement and the Services Agreement states that it is governed by the laws of the Province of Quebec, and we are not rendering any opinion with respect to the laws of the Province of Quebec or the laws of the State of Delaware, except as expressly described in clause A above with respect to Delaware General Corporate Law. We have not examined the question of what law would govern the interpretation, validity or enforcement of the Documents and we express no opinion thereon. In addition, we express no opinion as to whether California law would govern the interpretation, validity or enforcement of the Documents, and we have no reason to believe that California law would govern such matters.

                   C. We express no opinion as to any federal or state securities, antitrust or unfair competition laws or regulations nor as to the effect of non-compliance by any member of the IBEX Group with any state or federal laws or regulations that are applicable to the transactions contemplated by the Documents because of the nature of its businesses or the manner in which they are conducted.

                   D. We express no opinion as to the enforceability of any covenant in any Document obligating BioMarin or BioMarin Sub to indemnify any person or entity, or having the same or substantially the same effect as indemnification.

                   E. We express no opinion as to the enforceability of any provision in any Document regarding a party's ability or right to collect attorneys' fees and costs in an action involving such Document.

                   F. We express no opinion as to any non-competition clause or covenant in any document or agreement to be delivered under the terms of either Purchase Agreement.

                   G. Except as provided herein, we express no opinion with respect to the enforceability of any agreement, contract or instrument referred to, identified in or attached (whether as an exhibit, annex, schedule or otherwise) to any of the Documents.

                   H. We have assumed there is no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the Documents or any of the transactions contemplated thereby.

                   I. We express no opinion as to the effect of any provision of any Document which relates to waiving defenses or releasing or indemnifying a

October 31, 2001
Page 6

party against liability for its own wrongful or negligent acts, or where waivers or indemnifications are limited by applicable law or public policy.

                   J. We express no opinion with respect to the enforceability of any provision in any Document to the effect that terms may not be waived or modified except in writing and advise you that such provisions may be limited under certain circumstances.

                   K. We express no opinion as to the validity, effect or enforceability of any provision of any Document concerning choice of law, choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

This opinion letter deals only with the specified legal issues it explicitly addresses, and no opinion that is not explicitly addressed should be inferred from any matter stated in this letter.

This opinion is furnished to you by us as special counsel for BioMarin and BioMarin Sub in connection with the matters described in the first paragraph of this letter, and is solely for your benefit. This opinion may not be delivered to or relied upon by any other person or for any other purpose, and may not be referred to or quoted from, without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to update you with respect to the matters set forth herein.

Very truly yours,

October 31, 2001
Page 7


                                Attachment No. 1
                                ----------------

                Courts, Government Agencies and Instrumentalities

                         Schedule 11.1(f) - U.S. Opinion



October 31, 2001                                                    32348.00003


IBEX Technologies Inc.            IBEX Pharmaceuticals Inc.
5485 Pare                         5485 Pare
Montreal, Quebec H4P 1P7          Montreal, Quebec H4P 1P7

IBEX Technologies LLC             IBEX Technologies Corp.
5485 Pare                         5485 Pare
Montreal, Quebec H4P 1P7          Montreal, Quebec H4P 1P7

Technologies IBEX R & D Inc.
5485 Pare
Montreal, Quebec H4P 1P7

Ladies and Gentlemen:

We have acted as special counsel to BioMarin Pharmaceutical Inc., a Delaware corporation ("Biomarin") and BioMarin Enzymes Inc., a Delaware corporation ("BioMarin Sub" and, together with BioMarin, the "BioMarin U.S. Group"), in connection with that certain United States Purchase Agreement ("U.S. Agreement") dated as of October 9, 2001, by and among BioMarin and BioMarin Sub, on the one hand, and IBEX Technologies Inc., a Canadian corporation ("IBEX"), IBEX Pharmaceuticals Inc., a Canadian corporation ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and Technologies IBEX R & D Inc., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D," together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group") on the other hand, and in connection with that certain Canadian Purchase Agreement ("Canadian Agreement" and, together with the U.S. Agreement, the "Purchase Agreements") dated as of October 9, 2001 by and among BioMarin and BioMarin Pharmaceutical Nova Scotia Company, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS"), on the one hand, and the members of the IBEX Group, on the other hand. The members of the BioMarin U.S. Group, BioMarin NS, and the members of the IBEX Group shall be referred to herein collectively from time to time as the "Parties." We have been asked to provide this opinion letter in accordance with the requirements set forth in
Section 11.1(e) of the U.S. Agreement and Section 11.1(f) of the Canadian Agreement. Capitalized terms used but not defined in this letter shall have the meanings ascribed to such terms in the applicable Purchase Agreement.

October 31, 2001
Page 2

In connection with the foregoing, we have examined (i) the U.S. Agreement, (ii) the Canadian Agreement, (iii) a License Agreement dated as of October 31, 2001, among the members of the BioMarin U.S. Group and BioMarin NS, IBEX and IBEX Pharma (the "License Agreement"), (iv) a Services, Equipment and Space Sharing Agreement dated as of October 31, 2001, among the members of the IBEX Group, BioMarin and BioMarin NS (the "Services Agreement"), (v) the certificate of incorporation of each of BioMarin and BioMarin Sub, as amended through the date hereof, (vi) the bylaws of each of BioMarin and BioMarin Sub, each of which has been certified to us by an officer of each of BioMarin and BioMarin Sub, (vii) certificates of officers of each of BioMarin and BioMarin Sub, (viii) certificates of public officials as we have deemed necessary or advisable, and
(ix) such other documents, records, certificates and instruments as we have deemed necessary or advisable in order to render the opinions expressed herein.

In such examination and in rendering our opinion, we have assumed the authenticity of all original documents and company records submitted to us, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original, executed documents of all copies and photocopies submitted to us, the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (other than the Documents, as defined below), that there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of any of the U.S. Agreement, the Canadian Agreement, the License Agreement or the Services Agreement (collectively, the "Documents"), and that all parties will act in accordance with and will refrain from taking any action that is forbidden by the Documents. As to various questions of fact material to this opinion, without investigation, we have relied upon statements or certificates of officers or authorized persons of each member of the BioMarin U.S. Group and of public officials and others, as well as the accuracy of representations and warranties made by the members of the BioMarin U.S. Group in the Documents, and we assume compliance on the part of all the Parties with their covenants and agreements contained therein. We have also assumed that the offer, issuance or sale of securities under the Purchase Agreements will not be integrated for purposes of Rule 4350 of the Nasdaq listing requirements with the offer, issuance or sale of any securities to any investor consummated within the six months preceding the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the good standing certificates of each of the members of the BioMarin U.S. Group.

In rendering our opinions set forth in paragraph 7 below, we have not made any independent investigation of court records to determine whether any action, suit, arbitration, claim or proceeding has been filed and our opinions are based solely upon a written certificate provided to us by the Secretary of the Company.

October 31, 2001
Page 3


As used in this letter, the expression "to our knowledge" or "of which we have knowledge" or phrases of like import with reference to matters of fact means that, after an examination of documents made available to us by members of the BioMarin U.S. Group and after inquiries of officers or authorized persons of the BioMarin U.S. Group, we have no reason to believe that the opinions expressed herein are factually incorrect; but beyond that we have made no independent factual investigation for the purpose of rendering this opinion. Moreover, "knowledge" of this Firm is limited to the individual attorneys in the Firm who have represented the BioMarin U.S. Group in connection with the Documents. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the BioMarin U.S. Group or the rendering of the opinions set forth below.

On the basis of the foregoing examinations and assumptions contained herein and in reliance thereon, and on all matters of fact that we deem relevant under the circumstances, and upon consideration of applicable law, subject to the qualifications herein stated, we are of the opinion that:

              1. Each of BioMarin and BioMarin Sub has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

              2. Each of BioMarin and BioMarin Sub has all requisite corporate power and authority to enter into the Canadian Agreement and the Services Agreement, in the case of BioMarin, and the U.S. Agreement and the License Agreement, the in the case of BioMarin and BioMarin Sub, and to consummate the transactions contemplated thereby.

              3. Each of BioMarin and BioMarin Sub has duly executed each of the Documents to which it is a party, and each of BioMarin and BioMarin Sub has taken all necessary corporate action to authorize and approve the execution, delivery and performance on its part of the Documents executed by it and the consummation of the transactions contemplated thereby.

              4. Each of the Documents constitutes the valid and binding obligation of BioMarin, enforceable against BioMarin in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other law relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The U.S. Agreement and the License Agreement constitutes the valid and binding obligation of BioMarin Sub, enforceable against BioMarin Sub

October 31, 2001
Page 4

in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other law relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              5. The BioMarin Canadian Transaction Shares and the BioMarin Worldwide Shares are duly authorized and, when issued in accordance with the Purchase Agreements, will be validly issued, fully paid and nonassessable, free and clear of all liens and restrictions, other than those imposed by Section 7.3 of the U.S. Agreement and Section 7.3 of the Canadian Agreement, the Securities Act and other applicable securities laws or those created or suffered by any member of the IBEX Group.

              6. The shares of common stock of BioMarin issuable upon exercise of the BioMarin Options are duly authorized and, when issued in accordance with the terms of the Certificate and the BioMarin Options, respectively, will be validly issued, fully paid and nonassessable and free and clear of all liens and restrictions, other than those created or suffered by any member of the IBEX Group or those imposed by the Securities Act or other applicable securities laws or either Purchase Agreement.

              7. To our knowledge, and without having performed any due diligence review with respect to either BioMarin or BioMarin Sub, there is no legal action, suit, arbitration or other legal proceeding pending against any member of the BioMarin U.S. Group before any court. To our knowledge, neither BioMarin nor BioMarin Sub is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any government agency or instrumentality listed on Attachment No. 1 hereto.

The opinions set forth above are subject to the following limitations and qualifications:

                   A. Our opinions in paragraphs 1, 2 and 3 are limited to the Delaware General Corporate Law as it exists on the date hereof. With respect to our opinions in paragraphs 4, 5, 6, and 7 of our opinions are limited in all respects to the laws of the State of California and the United States of America as they exist on the date hereof. Except as set forth in this clause, we do not opine as to the applicability or effect of the laws of any other jurisdiction including, without limitation, Canadian law or the laws of Quebec or of any other Province of Canada, or any other laws of the State of Delaware. Our opinion on California law does not extend to municipal ordinances or laws of counties or other political subdivisions of such State.

October 31, 2001
Page 5


                   B. We call your attention to the fact that each of the U.S. Agreement and the License Agreement states that it is governed by Delaware law and each of the Canadian Agreement and the Services Agreement states that it is governed by the laws of the Province of Quebec, and we are not rendering any opinion with respect to the laws of the Province of Quebec or the laws of the State of Delaware, except as expressly described in clause A above with respect to Delaware General Corporate Law. We have not examined the question of what law would govern the interpretation, validity or enforcement of the Documents and we express no opinion thereon. In addition, we express no opinion as to whether California law would govern the interpretation, validity or enforcement of the Documents, and we have no reason to believe that California law would govern such matters.

                   C. We express no opinion as to any federal or state securities, antitrust or unfair competition laws or regulations nor as to the effect of non-compliance by any member of the IBEX Group with any state or federal laws or regulations that are applicable to the transactions contemplated by the Documents because of the nature of its businesses or the manner in which they are conducted.

                   D. We express no opinion as to the enforceability of any covenant in any Document obligating BioMarin or BioMarin Sub to indemnify any person or entity, or having the same or substantially the same effect as indemnification.

                   E. We express no opinion as to the enforceability of any provision in any Document regarding a party's ability or right to collect attorneys' fees and costs in an action involving such Document.

                   F. We express no opinion as to any non-competition clause or covenant in any document or agreement to be delivered under the terms of either Purchase Agreement.

                   G. Except as provided herein, we express no opinion with respect to the enforceability of any agreement, contract or instrument referred to, identified in or attached (whether as an exhibit, annex, schedule or otherwise) to any of the Documents.

                   H. We have assumed there is no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the Documents or any of the transactions contemplated thereby.

                   I. We express no opinion as to the effect of any provision of any Document which relates to waiving defenses or releasing or indemnifying a

October 31, 2001
Page 6

party against liability for its own wrongful or negligent acts, or where waivers or indemnifications are limited by applicable law or public policy.

                   J. We express no opinion with respect to the enforceability of any provision in any Document to the effect that terms may not be waived or modified except in writing and advise you that such provisions may be limited under certain circumstances.

                   K. We express no opinion as to the validity, effect or enforceability of any provision of any Document concerning choice of law, choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

This opinion letter deals only with the specified legal issues it explicitly addresses, and no opinion that is not explicitly addressed should be inferred from any matter stated in this letter.

This opinion is furnished to you by us as special counsel for BioMarin and BioMarin Sub in connection with the matters described in the first paragraph of this letter, and is solely for your benefit. This opinion may not be delivered to or relied upon by any other person or for any other purpose, and may not be referred to or quoted from, without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to update you with respect to the matters set forth herein.

Very truly yours,

October 31, 2001
Page 7


                                Attachment No. 1
                                ----------------

                Courts, Government Agencies and Instrumentalities

                       SCHEDULE 11.1(F) - LEGAL OPINION OF
                        MENDELSOHN, ROSENTZVEIG, SHACTER




                                                                October 31, 2001


IBEX TECHNOLOGIES INC.
IBEX PHARMACEUTICALS INC.
TECHNOLOGIES IBEX R & D INC.
IBEX TECHNOLOGIES LLC
IBEX TECHNOLOGIES CORP.
C/O 5485 PARE
MONTREAL, QUEBEC
H4P 1P7

Dear Sirs:

We have acted as counsel to BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS") and BioMarin Pharmaceuticals Inc. ("BioMarin") in connection with the preparation, execution and delivery of a Canadian Asset Purchase Agreement dated as of o, 2001 (the "Canadian Agreement"), by and among BioMarin NS and BioMarin (collectively, the "BioMarin Group") and IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma"), Technologies IBEX R&D Inc. ("IBEX R&D"), IBEX Technologies LLC ("IBEX LLC") and IBEX Technologies Corp ("IBEX Corp") (collectively, the "IBEX Group").

This opinion is delivered to you pursuant to the Canadian Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Canadian Agreement.

In connection with this opinion, we have examined originals or copies certified or authenticated to our satisfaction, of the following:

(a)     the Canadian Agreement;

(b) a services, equipment and space sharing agreement dated o, 2001 among the members of the IBEX Group and the members of the BioMarin Group (the "Services Agreement"); and

(c) a certificate of a senior officer of each member of the BioMarin Group and BioMarin US dated as of the date hereof, a copy of which is attached hereto (the "Officer's Certificate").

We have examined originals or copies, certified or identified to our satisfaction, of the constating documents and by-laws of each of the members of the BioMarin Group and of such corporate records of each of the members of the BioMarin Group, certificates of public officials, officers of each of the members of the BioMarin Group and such other documents and have considered such questions of law and have made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) there has not been any mutual mistake of fact or misunderstanding, error, fear, lesion, fraud, duress, or undue influence; (f) there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of the Canadian Agreement, and/or the Services Agreement (collectively, the "Documents"); (g) the contracts, agreements or instruments to which each of the members of the BioMarin Group is a party or by which their properties are bound, specifically excluding the Documents and the U.S. Purchase Agreement, will be enforced as written; (h) all Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the Documents; (i) all Parties will act in accordance with the terms and conditions of the Documents;
(j) each member of the BioMarin Group and BioMarin US and each member of the IBEX Group has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; (k) the Documents have been duly executed and delivered by each member of the BioMarin Group and each member of the IBEX Group; and (l) each of the Documents constitute a valid and legally binding obligation of each member of the IBEX Group who has signed each of the Documents.

As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the members of the BioMarin Group in the Documents to which they are a party and we assume compliance on the part of all Parties with their covenants and agreements contained therein.

We are qualified to carry on the practice of law in the Province of Quebec only and we express no opinion as to any laws or matters governed by any laws, other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Province of Quebec and the federal laws of Canada applicable herein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

The phrase "to our knowledge" when used in this opinion is intended to indicate that, during the course of our representation of the members of the BioMarin Group, no information that would give us actual knowledge (as at the date hereof) of the inaccuracy of such opinions has come to the attention of the lawyers advising the members of the BioMarin Group.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1. The execution, delivery and performance by each member of the BioMarin Group of each of the Documents and the consummation of the Transaction, subject to the Bulk Sales Carve-out, will not contravene any laws of the Province of Quebec.

2. Save and except as provided in the Documents, no authorization, consent or approval of, or filing with or notice to; (i) any governmental agency or regulatory body; or (ii) to our knowledge, any court or other Person; is required to be obtained by any member of the BioMarin Group in connection with the execution, delivery or performance of any of the the Documents by each member of the BioMarin Group.

3. Each of the Documents is a legal, valid and binding obligation of each member of the BioMarin Group, enforceable against each member of the BioMarin Group in accordance with its respective terms.

The opinion set forth in section 3 above is subject to the qualifications that:

         (i) Enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally.

         (ii) Enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction and may not be awarded where damages are considered an adequate remedy.

         (iii) A provision purporting to allow severance of a provision or restricting its effect may not be enforceable if such severance or restriction would not accord with public policy or would involve a court in making a new contract for the parties.

         (iv) We express no opinion as to the validity of any provision in the Documents that purports to establish any evidentiary standard or purports to give or affect any right to notice.

         (v) We express no opinion as to any non-competition clause or covenant in any document or agreement to be delivered under the terms of the Documents.


This opinion is rendered solely for your benefit in connection with the Transaction and is not to be relied upon by any other Person or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent. This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein.

Yours very truly,

                                Schedule 11.1(h)
                                ----------------

                                LICENSE AGREEMENT
                                -----------------

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of October 31, 2001 (the "Effective Date"), by and among BioMarin
Pharmaceutical Inc., having its principal place of business at 371 Bel Marin Keys Boulevard, Suite 210, Novato, California 94949, U.S.A. ("BioMarin Parent"), BioMarin Pharmaceutical Nova Scotia Company, having its principal place of business at Novato, CA ("BioMarin NS"), BioMarin Enzymes Inc., having its principal place of business at 371 Bel Marin Keys Boulevard, Suite 210, Novato, California 94949, U.S.A. ("BioMarin US" and together with BioMarin Parent and BioMarin NS, "BioMarin"), and IBEX Pharmaceuticals Inc., having its principal place of business at 5485 Pare Street, Montreal, Quebec H4P 1P7, Canada ("IBEX Pharma" and together with its Affiliates (as defined below), "IBEX"). Each of BioMarin and IBEX may be referred to herein individually as a "Party" and collectively as the "Parties."

         WHEREAS, BioMarin NS, BioMarin Parent and IBEX have entered into a Canadian Asset Purchase Agreement dated as of October 31, 2001 (the "Canadian Purchase Agreement"), whereby BioMarin has acquired the Patent Rights (as defined below) which are located in Canada;

         WHEREAS, BioMarin US, BioMarin Parent and IBEX have entered into a United States Asset Purchase Agreement dated as of October 31, 2001 (the "U.S. Purchase Agreement" and together with the Canadian Purchase Agreement, the "Purchase Agreements"), whereby BioMarin has acquired the Patent Rights which are located in the rest of the world other than Canada; and

         WHEREAS, pursuant to the Purchase Agreements, the Parties have agreed to enter into this Agreement, whereby IBEX would license on an exclusive basis from BioMarin certain of the Patent Rights (as defined below) for certain uses;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, BioMarin and IBEX hereby agree as follows:


                             ARTICLE I - DEFINITIONS
                             -----------------------

              1.01 "Affiliate" means any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with one of the Parties hereto. "Controls" (including "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other business entity, whether through the ownership of voting securities, by contract or otherwise.

              1.02  "Agreement" means this License Agreement.

              1.03 "Assigned Patent Rights" means those Patent Rights included within IBEX Group Canadian Intellectual Property (as defined in the Canadian Purchase Agreement) and the IBEX Group Worldwide Intellectual Property (as defined in the U.S. Purchase Agreement) transferred from the IBEX Group to BioMarin under the Purchase Agreements.

              1.04 "Cell Lines" means the cell lines transferred from the IBEX Group to BioMarin under the Purchase Agreements.

              1.05 "Confidential Information" means any confidential or proprietary information which is provided by one Party to the other Party in accordance with or relating to the subject matter of this Agreement. Notwithstanding the foregoing, "Confidential Information" shall not include any information which:

                    (a) is or becomes known publicly through no fault of the Receiving Party;
                    (b) is obtained by the Receiving Party from a third party entitled to disclose it;
                    (c) is already known to the Receiving Party at the time of disclosure under this Agreement or under previous agreements between the Parties, including the Purchase Agreements; or
                    (d) is developed by the Receiving Party independent of any disclosure made hereunder or under previous agreements between the Parties, including the Purchase Agreements, which can be demonstrated by written or other documentary evidence.

                  For purposes of this Agreement, all information relating to any patent applications included within the Patent Rights and the use thereof shall be included in the definition of "Confidential Information." For purposes of this Agreement, specific information disclosed as a part of Confidential Information shall not be deemed to be in the public domain or in the prior possession of the Receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the Receiving Party.

              1.06 "Diagnostic and Research Reagent Field of Use" means diagnostic and research reagent uses only. For purposes of this Agreement, a "diagnostic use" shall mean a use which involves the testing of samples from patients, whether as part of a diagnostic test system or as a research reagent in a diagnostic laboratory procedure.

              1.07 "Diagnostic and Research Reagent Licensed Products" means Licensed Products in the Diagnostic and Research Reagent Field of Use.

              1.08 "Heparin Assay Patents" means the Patents relating to "The Heparinase Activated Clotting Time: A New Coagulation Test"; Inventors: Judah Folkman, Robert L. Hannon, Robert S. Langer, Jr., and Robert W. Thompson, consisting of M.I.T. Case No. 4176, US Patent No. 4795703 entitled "Heparin Assay", Austria Patent No. 75503 entitled "Heparin Assay", Belgium Patent No. 0259463 entitled "Heparin Assay", Canada Patent No. 1288673 entitled "Heparin Assay", Denmark Serial No. 5832/87 entitled "Heparin Assay" (Pending), EPC Patent No. 0259463 entitled "Heparin Assay", France Patent No. 0259463 entitled "Heparin Assay", Germany Patent No. P3778616.4 entitled "Heparin Assay", Italy Patent No. 0259463 entitled "Heparin Assay", Japan Patent No. 2632525 entitled "Heparin Assay", Luxembourg Patent No. 0259463 entitled "Heparin Assay", Netherlands Patent No. 0259463 entitled "Heparin Assay", Sweden Patent No. 0259463 entitled "Heparin Assay", Switzerland Patent No. 0259463 entitled "Heparin Assay", United Kingdom Patent No. 0259463 entitled "Heparin Assay", and any patents issued thereon and any continuations, continuations-in-part, divisions and substitutions of any such patents and all renewals, reissues and extensions of any such patents.

              1.09 "Licensed Product" means any product whose manufacture, use, offer for sale or sale would, but for this Agreement, infringe a Valid Claim in the country for which such product is manufactured, used, offered for sale or sold.

              1.10 "Limited Therapeutic Field of Use" means human therapeutic uses proposed by IBEX for human disease indications other than those indications being pursued by BioMarin at the time which IBEX proposes such use.

              1.11 "Limited Therapeutic Licensed Products" means Licensed Products in the Limited Therapeutic Field of Use which are permitted in accordance with Article III.

              1.12 "Limited Therapeutic Patent Rights" shall mean all subject matter claimed in the following:
              (a)   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX and any patent issued thereon and any continuations, continuations-in-part, divisions and substitutions of any such patent and all renewals, reissues and extensions of any such patent; and
              (b) Any foreign patents and/or applications that are counterparts of a patent described in subparagraph 1.12(a), including any patent or application that claims subject matter claimed in, or takes priority from, a patent described in subparagraph 1.12(a).

              1.13 "Patent Rights" shall mean patent applications, patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms, renewals, continuations, continuations-in-part, divisions, patents-of-addition, and/or reissues of any patent.

              1.14 "Valid Claim" shall mean a claim of an issued patent included within the Patent Rights, which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.


           ARTICLE II - DIAGNOSTIC AND RESEARCH REAGENT LICENSE GRANT
           ----------------------------------------------------------

              2.01 Subject to the terms and conditions of this Agreement, BioMarin hereby grants to IBEX Pharma and its subsidiaries an exclusive (except as to BioMarin and its Affiliates with respect to the research reagent field of use other than the Heparinase I enzyme research reagent), royalty-free worldwide license, with the right to sublicense, under the Assigned Patent Rights and the Cell Lines to make, use, offer to sell and sell Diagnostic and Research Reagent Licensed Products in the Diagnostic and Research Reagent Field of Use.

              2.02 Except as expressly provided in Article III with respect to Limited Therapeutic Licensed Products, IBEX shall have no rights under the Assigned Patent Rights or the Cell Lines hereunder outside the Diagnostic and Research Reagent Field of Use.


                 ARTICLE III - LIMITED THERAPEUTIC LICENSE GRANT
                 -----------------------------------------------

              3.01 Subject to the terms and conditions of this Article III and the remainder of this Agreement, BioMarin hereby grants to IBEX Pharma an exclusive (except as to BioMarin and its Affiliates), royalty-free (except as provided in Section 9.03) worldwide license, without the right to sublicense (except as provided in Section 9.03), under the Limited Therapeutic Patent Rights and the Cell Lines to make, use, offer to sell and sell up to three (3) Limited Therapeutic Licensed Products in the Limited Therapeutic Field of Use.

              3.02 IBEX Pharma shall have no right to any license under the Limited Therapeutic Patent Rights and the Cell Lines with respect to any Limited Therapeutic Licensed Product unless and until (a) IBEX Pharma notifies BioMarin of its intent to pursue a Limited Therapeutic Licensed Product and (b) BioMarin verifies that such Limited Therapeutic Licensed Product is in the Limited Therapeutic Field of Use (i.e., such Licensed Product is for a human disease indication other than any indication then being pursued by BioMarin at the time which IBEX proposes such use).

              3.03  The license granted by BioMarin to IBEX Pharma under this
Article III shall not extend to any of the Assigned Patent Rights other than the Limited Therapeutic Patent Rights.

                    ARTICLE IV - HEPARIN ASSAY LICENSE GRANT
                    ----------------------------------------

              4.01 Subject to the terms and conditions of this Agreement, BioMarin hereby grants to IBEX Pharma and its subsidiaries an exclusive, royalty-free worldwide license, with the right to sublicense, under the Heparin Assay Patents to make, use, offer to sell and sell Diagnostic and Research Reagent Licensed Products in the Diagnostic and Research Reagent Field of Use.


                           ARTICLE V - CONFIDENTIALITY
                           ---------------------------

              5.01 During the Term and for a period of five (5) years thereafter, BioMarin and IBEX each (in such capacity, the "Receiving Party") shall use their respective best efforts to protect the confidentiality of Confidential Information provided to it by the other Party (the "Disclosing Party") and shall not use such Confidential Information except for the purposes of this Agreement. The Receiving Party shall only disclose Confidential Information of the Disclosing Party to those of its employees with a need to know such information for purposes of performance of the Receiving Party's business as permitted under this Agreement. Such employees shall be bound by the duties of confidentiality set forth in this Article V, and the Receiving Party shall be responsible for any violation of this Article V by any such employee.

              5.02 Notwithstanding any other provisions in this Agreement, the Receiving Party may disclose Confidential Information to the extent required by any applicable law, regulation, or court or governmental order; provided that the Receiving Party gives the Disclosing Party reasonable advance written notice of any such disclosure or any request or demand for such disclosure.

              5.03 It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Article V by the Receiving Party, and that the Disclosing Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for such breach. Such remedies shall not be the exclusive remedies for a breach of this Article V but shall be in addition to all other remedies available at law or equity to the Disclosing Party.


     ARTICLE VI - REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNIFICATION
     -----------------------------------------------------------------------

              6.01  BioMarin represents and warrants that:
              (a) it has the right to enter into this Agreement, to fully comply with the terms and conditions of this Agreement, and to grant to IBEX the rights and licenses granted herein;
              (b) this Agreement is a legal and valid obligation binding upon BioMarin, enforceable against BioMarin in accordance with its terms;
              (c) the execution and delivery of this Agreement and the performance of its obligations hereunder do not and shall not conflict with any agreement to which BioMarin is a party or by which it is bound; and
              (d) the execution and delivery of this Agreement and the performance of its obligations hereunder do not require the consent of any third party.

              6.02  IBEX represents and warrants that:

              (a) it has the right to enter into this Agreement and to fully comply with the terms and conditions of this Agreement;
              (b) this Agreement is a legal and valid obligation binding upon IBEX, enforceable against IBEX in accordance with its terms;

              (c) the execution and delivery of this Agreement and the performance of its obligations hereunder do not and shall not conflict with any agreement to which IBEX is a party or by which it is bound; and
              (d) the execution and delivery of this Agreement and the performance of its obligations hereunder do not require the consent of any third party.


              6.03  Nothing in this Agreement shall be read or construed as:
              (a) a warranty or representation as to the commercial utility of the Licensed Products or any product based on the Assigned Patent Rights;
              (b) a warranty or representation that any pending application within the Assigned Patent Rights will mature into an issued patent;
              (c) a warranty or representation as to the validity or scope of any Assigned Patent Rights;
              (d) a warranty or representation that anything made, used, or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights or trademarks of third parties; or
              (e) an obligation on the part of BioMarin to bring or prosecute actions or suits against third parties for infringement.

              6.04 IBEX further warrants that any manufacture, use and/or sale of Licensed Product(s) by IBEX shall be in substantial compliance with all material laws, regulations, and necessary governmental permits and approvals that are applicable. IBEX covenants that it shall use commercially reasonable efforts to cause its sublicensees to agree to be in substantial compliance with all material laws, regulations and necessary governmental permits and approvals that are applicable.

              6.05 IBEX hereby covenants and agrees to never, anywhere in the world, institute any action or suit at law or in equity against BioMarin or its Affiliates to invalidate or otherwise challenge the validity or enforceability of any of the Assigned Patent Rights.

              6.06 IBEX hereby indemnifies and holds BioMarin and its Affiliates harmless from and against any damages, claims, actions, losses, liabilities and expenses (including without limitation legal fees and expenses) of any nature arising out of IBEX's making, using, selling or offering to sell Licensed Products.


                 ARTICLE VII - PATENT PROSECUTION & MAINTENANCE
                 ----------------------------------------------

              7.01 BioMarin shall have sole control over all prosecution and maintenance of the Assigned Patent Rights, using counsel selected by BioMarin.


            ARTICLE VIII - PATENT ENFORCEMENT AND THIRD PARTY PATENTS
            ---------------------------------------------------------

              8.01 BioMarin intends, but shall not be obligated, to protect its interests in any Assigned Patent Rights from infringement by third parties and to prosecute infringers or otherwise act to eliminate infringement when, in the sole judgement of BioMarin, such action is necessary, proper and justified. If within sixty (60) days after written request by IBEX, BioMarin elects not to enforce any of the Assigned Patent Rights against any third party, IBEX shall have the right, but not the obligation, upon the written approval of BioMarin to seek to enforce the Assigned Patent Rights against such third party. BioMarin shall have the right to reasonably withhold its approval of such enforcement of the Assigned Patent Rights if BioMarin believes that such enforcement would have an adverse impact upon the scope or the validity of the Assigned Patent Rights.

                  In the event that BioMarin approves IBEX's right to enforce the Assigned Patent Rights in accordance with this Section 8.01, IBEX shall consult with BioMarin and keep BioMarin regularly advised of IBEX's strategies, plans, progress and results of any such enforcement action, and IBEX shall bear all associated costs and expenses. IBEX shall not enter into any settlement action or agree to any settlement arrangement, or take any action that may negatively impact the Assigned Patent Rights, without the express prior written consent of BioMarin.

              8.02  IBEX will promptly notify BioMarin upon becoming aware of
(a) any third party claim or action against IBEX and/or BioMarin for infringement of third party Patent Rights through the making, using or selling Licensed Products or (b) any third party infringement of the Assigned Patent Rights, and provide BioMarin of evidence of the alleged infringement. BioMarin shall have the sole right and discretion with respect to preventing and/or causing the discontinuance of any infringement of the Assigned Patent Rights. IBEX agrees that it will, at BioMarin's request and expense, furnish such reasonable assistance as may be required to assist in preventing or discontinuing any such infringement.


                        ARTICLE IX - TERM AND TERMINATION
                        ---------------------------------

              9.01 This Agreement shall become effective as of the Effective Date and, unless earlier terminated, the Agreement shall remain in full force and effect until the last to expire of the patents within the Assigned Patent Rights (the "Term"). The license granted pursuant to Article II shall remain in full force and effect through the expiration of the Term. The license granted pursuant to Article III shall be effective for a period through the earlier to occur of (a) a Third Party Acquisition of IBEX or (b) five (5) years from the date of this Agreement; provided, however, that if prior to such Third Party Acquisition of IBEX or the expiration of such five year period, IBEX has entered into a license for a particular Limited Therapeutic Licensed Product in accordance with Article III, the license granted pursuant to Article III with respect to such Limited Therapeutic Licensed Product shall remain in full force and effect through the expiration of the Term.

              9.02 BioMarin shall have the right to terminate this Agreement in the event of material breach or default by IBEX if such breach or default has not been cured within thirty (30) calendar days after written notice of the breach to BioMarin.

              9.03 Immediately upon the consummation of a transaction (a "Third Party Transaction") whereby IBEX assigns, transfers or sublicenses all or a material portion of its rights under Article III hereunder to a third party, IBEX hereby acknowledges and agrees that BioMarin shall be entitled to fifty percent of all payments received by IBEX in connection with such Third Party Transaction (including without limitation up-front payments, license fees, royalties, shares of profits and milestone payments). In the case of a Third Party Transaction involving a merger, consolidation, share exchange, business combination or other similar transaction (a "Third Party Acquisition"), the calculation of payments in subsection (a) of the preceding sentence shall be made based upon the allocation of the purchase price in the Third Party Acquisition to the rights licensed to IBEX under Article III.

              9.04 IBEX shall have the right to terminate its license rights under this Agreement for any or no reason, effective upon ninety (90) days notice in writing to BioMarin. IBEX may so terminate with respect to the entire Agreement or with respect to one or more patent applications within the Assigned Patent Rights.

              9.05 At BioMarin's option, IBEX shall upon termination of this Agreement either return to BioMarin all Confidential Information of BioMarin's received by IBEX pursuant to this Agreement, or certify that such information has been destroyed. Notwithstanding the preceding, IBEX would be permitted to retain one copy of the BioMarin Confidential Information, solely for record purposes.

              9.06 Expiration or termination of this Agreement shall not discharge, affect or modify any rights or obligations which accrue or are incurred prior to the date of expiration or termination.

              9.07 Articles I, V, VI, IX, X and XI shall survive any expiration or termination of this Agreement.


                            ARTICLE X - ASSIGNABILITY
                            -------------------------

              10.01 Neither this Agreement nor the rights and obligations of either Party hereunder shall be assigned without the prior written consent of the other Party, which consent may be withheld in the other Party's sole discretion. Notwithstanding the foregoing, this Agreement may be assigned by either Party in connection with a Third Party Transaction, subject to the provisions of Section 8.03.

              10.02 All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Parties hereto and their respective successors.


                           ARTICLE XI - MISCELLANEOUS
                           --------------------------

              11.01 This Agreement shall be construed and interpreted, and the rights and obligations of the Parties shall be determined, in accordance with the laws of the State of Delaware, United States of America, without regard to the conflicts of laws principles thereof.

              11.02 No alteration or amendment of this Agreement shall be effective unless embodied in writing and executed by an authorized representative of each Party.

              11.03 All notices required to be given under this Agreement, and the payment of required fees and royalties, shall be made by first class air mail or express courier addressed to the respective Party at the address below, or by telefax to the numbers listed below (for notices), or to such changed address or telefax number as a Party may designate in writing to the other Party. Such notice, if received, shall be deemed to have been received, if by first class mail, on the fifth (5th) calendar day after posting; if by express courier, on the date of delivery by the courier; and if by telefax, upon transmission with electronic confirmation of receipt.

         If to IBEX:                IBEX Pharmaceuticals Inc.
                                    5485 Pare Street
                                    Montreal, Quebec  H4P 1P7, Canada
                                    Telefax #:  (514) 344-8827
                                    Attn:  President

         If to BioMarin:            BioMarin Pharmaceutical Inc.
                                    371 Bel Marin Keys Boulevard, Suite 210
                                    Novato CA  94949, U.S.A.
                                    Telefax #:  (415) 382-7889
                                    Attn:  Dr. Emil Kakkis

         with a copy to:            Paul, Hastings, Janofsky & Walker LLP
                                    555 S. Flower Street, 23rd Floor
                                    Los Angeles, CA  90071-2371, U.S.A.
                                    Telefax:  (213) 627-0705
                                    Attn:  Siobhan McBreen Burke, Esq.

              11.04 The Parties to this Agreement are independent contractors and not joint venturers or partners, and no agency, partnership, or power to obligate the other Party is created by this Agreement.

              11.05 If any of the provisions of this Agreement are or become in conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the Parties or the subject matter, those provisions shall be deleted and the remaining terms and conditions of this Agreement shall remain in full force and effect.

              11.06 This Agreement, together with the Purchase Agreements, constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous understandings and agreements, written or oral, which between the Parties hereto may have reached with respect to the subject matter.

              11.07 The parties have requested that this Agreement and all communications and documents relating thereto be expressed in the English language. Les parties ont exige que ce contrat ainsi que tous documents s'y rattachant soient rediges dans la langue anglaise.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in duplicate originals.

                                     BIOMARIN:

                                     BIOMARIN PHARMACEUTICAL INC.

                                     By: /s/Raymond W. Anderson
                                     Title: Secretary
                                     Date: October 31, 2001


                                     BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                     By: /s/Raymond W. Anderson
                                     Title: Secretary
                                     Date: October 31, 2001


                                     BIOMARIN ENZYMES INC.

                                     By: /s/Raymond W. Anderson
                                     Title: Secretary
                                     Date: October 31, 2001


                                     IBEX:

                                     IBEX PHARMACEUTICALS INC.

                                     By: /s/Paul Baehr
                                     Title: CEO
                                     Date: October 31, 2001


         The undersigned hereby guarantees the full and complete performance of this Agreement by IBEX Pharmaceuticals Inc.

                                     IBEX TECHNOLOGIES INC.

                                     By: /s/Paul Baehr
                                     Title: CEO
                                     Date: October 31, 2001

                                Schedule 12.1(a)
                                ----------------

                                   CERTIFICATE
                       RE: REPRESENTATIONS AND WARRANTIES

TO: BioMarin Pharmaceutical Inc. and BioMarin Pharmaceutical Nova Scotia Company (collectively, the "BioMarin Group")
                                      --------------

FROM: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group") ----------

RE: Canadian Asset Purchase Agreement dated as of October __, 2001 among the IBEX Group and the BioMarin Group

The members of the IBEX Group do hereby jointly and severally certify to the members of the BioMarin Group that the representations and warranties of the members of the IBEX Group made in the Canadian Asset Purchase Agreement are true, correct and accurate in all material respects (except where already qualified as to materiality) on the date hereof with the same force and effect, as if made on and as of the date hereof.


DATED at _________________________________ as of October __, 2001.



IBEX TECHNOLOGIES INC.                  IBEX PHARMACEUTICALS INC.

By:    /s/ Paul Baehr                   By:    /s/ Paul Baehr
Name:  Paul Baehr                       Name:  Paul Baehr
Its:   CEO                              Its:   CEO

IBEX TECHNOLOGIES LLC                   IBEX TECHNOLOGIES CORP.

By:    /s/ Paul Baehr                   By:    /s/ Paul Baehr
Name:  Paul Baehr                       Name:  Paul Baehr
Its:   President                        Its:   President

TECHNOLOGIES IBEX R&D INC.

By:    /s/ Paul Baehr
Name:  Paul Baehr
Its:   President

                                Schedule 12.1(c)
                                ----------------

                                   CERTIFICATE
                                 RE: CONDITIONS

TO: BioMarin Pharmaceutical Inc. and BioMarin Pharmaceutical Nova Scotia Company (collectively, the "BioMarin Group")
                                      --------------

FROM: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group")
                              ----------

RE: Canadian Asset Purchase Agreement dated as of October 9, 2001 among the IBEX Group and the BioMarin Group

The members of the IBEX Group do hereby jointly and severally certify to the members of the BioMarin Group that all covenants and agreements agreed to be performed or caused to be performed by each member of the IBEX Group in the Canadian Asset Purchase Agreement on or before the Closing (as defined in the Canadian Asset Purchase Agreement) have been so performed.


DATED at _________________________________ as of October 31, 2001.



IBEX TECHNOLOGIES INC.                  IBEX PHARMACEUTICALS INC.

By:    /s/ Paul Baehr                   By:    /s/ Paul Baehr
Name:  Paul Baehr                       Name:  Paul Baehr
Its:   CEO                              Its:   CEO

IBEX TECHNOLOGIES LLC                   IBEX TECHNOLOGIES CORP.

By:    /s/ Paul Baehr                   By:    /s/ Paul Baehr
Name:  Paul Baehr                       Name:  Paul Baehr
Its:   President                        Its:   President

TECHNOLOGIES IBEX R&D INC.

By:    /s/ Paul Baehr
Name:  Paul Baehr
Its:   President
IBEX TECHNOLOGIES INC.

                               Schedule 12.1(l)(i)
                               -------------------


                BILL OF SALE AND ASSIGNMENT OF INTEREST (CANADA)

                  KNOW ALL PERSONS BY THESE PRESENTS: Pursuant to that certain Canadian Asset Purchase Agreement (the "Purchase Agreement") dated as of October __, 2001, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS"), on the one hand, and IBEX TECHNOLOGIES INC., a Canadian corporation ("IBEX"), IBEX PHARMACEUTICALS INC., a Canadian corporation ("IBEX Pharma"), IBEX TECHNOLOGIES LLC, a Delaware limited liability company ("IBEX LLC"), IBEX TECHNOLOGIES CORP., a Delaware corporation ("IBEX Corp.") and TECHNOLOGIES IBEX R & D INC., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D") (IBEX, IBEX Pharma and IBEX R & D are collectively referred to as the "Canadian Vendors"). Any capitalized term used in this Bill of Sale and Assignment of Interest but not defined herein shall have the meaning assigned to such term in the Purchase Agreement.

                  For valuable consideration as set forth in the Purchase Agreement, receipt of which is hereby acknowledged, the Canadian Vendors hereby transfer, assign, convey and deliver to BioMarin NS, good and marketable title, free and clear of and any all Encumbrances subject to the rights of creditors pursuant to the Bulk Sales Act Carve-Out, the IBEX Pharma Canadian Assets set forth in Section 2.1 of the Purchase Agreement.

                  This Bill of Sale and Assignment of Interest shall be binding upon the parties hereto and inure to the benefit of BioMarin NS and the successors and assigns of BioMarin NS.

                  This Bill of Sale and Assignment of Interest shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Province of Quebec and the federal laws of Canada applicable therein.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale and Assignment of Interest to be signed by its duly authorized representative as of the 31st day of October, 2001.

                                    CANADIAN VENDORS:

                                    IBEX TECHNOLOGIES INC.

                                    By:      /s/ Paul Baehr
                                    Name:    Paul Baehr
                                    Title:   CEO

                                    IBEX PHARMACEUTICALS INC.


                                    By:      /s/ Paul Baehr
                                    Name:    Paul Baehr
                                    Title:   CEO


                                    TECHNOLOGIES IBEX R & D INC.

                                    By:      /s/ Paul Baehr
                                    Name:    Paul Baehr
                                    Title:   President

                    Schedule 12.1(l)(ii) - Patent Assignment


                           PATENT ASSIGNMENT (CANADA)
                           --------------------------


                  In consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, [INSERT NAME OF CORPORATE ASSIGNOR], the office address of which is 5485 Pare, Montreal, Quebec, H4P 1P7, CANADA:

                  Does hereby sell, assign and transfer to BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, having a place of business at [INSERT BIOMARIN NS ADDRESS], (the "Assignee") its successors, assigns and legal representatives, the entire right, title and interest for Canada, and all other countries and jurisdictions, in and to any and all inventions and improvements which are disclosed in the patents and patent applications listed in Schedule "A" hereto and all divisional, continuing, substitute, renewal, reissue, and all other applications for Letters Patent which have been or shall be filed in Canada or elsewhere on any of said inventions and improvements; and in and to all original and reissued patents which have been or shall be issued in Canada or elsewhere on said inventions and improvements;

                  Does hereby agree that said Assignee may apply for and receive Letters Patent and re-issue patents for said inventions and improvements in its own name; and that, when requested, without charge to but at the expense of said Assignee, its successors, assigns and legal representatives, to carry out in good faith the intent and purpose of this assignment, the undersigned will execute all divisional, continuing, substitute, renewal, reissue, and all other patent applications on any and all said improvements; execute all rightful oaths, assignments, powers of attorney and other papers; communicate to said Assignee, its successors, assigns, and representatives, all facts known to the undersigned relating to said improvements and the history thereof; and generally do everything possible which said Assignee, its successors, assigns or representatives shall consider desirable for aiding in securing and maintaining proper patent protection for said improvements and for vesting title to said improvements and all applications for patents and all patents on said improvements, in said Assignee, its successors, assigns and legal representatives; and

                  Does hereby covenant with said Assignee, its successors, assigns and legal representatives that no assignment, grant, mortgage, license or other agreement affecting the rights and property herein conveyed has been made to others by the undersigned, and that full right to convey the same as herein expressed is possessed by the undersigned.

                  Executed at ____________________, _______________________ this
___________________ day of ___________________, 2001.


                                [INSERT CORPORATE ASSIGNOR NAME]



                                Per:
                                      ------------------------------------------
                                      I have authority to bind the corporation.



                            NOTARIAL ACKNOWLEDGEMENT
                            ------------------------
                               PROVINCE OF QUEBEC


                                [TO BE INSERTED]

                    Schedule 12.1(l)(ii) - Patent Assignment


                   SCHEDULE A: PATENTS AND PATENT APPLICATIONS
                   -------------------------------------------



Patent Number            Title                      Date Issued/Filing Date                   Owner
-------------------------------------------------------------------------------------------------------------------------



                   Schedule 12.1(l)(ii) - Trademark Assignment

                              TRADE-MARK ASSIGNMENT
                              ---------------------

         The undersigned, IBEX Technologies Inc., the full post office address of whose principal office or place of business is 5485 Pare, Montreal, Quebec, Canada, H4P 1P7, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby assign, transfer and set over unto Biomarin Pharmaceutical Nova Scotia Company, the full post office address of whose principal office or place of business is [[address]], its entire right, interest and title in the Canadian trade marks and trade names listed in Schedule "A" attached hereto, together with the goodwill associated with such trade-marks, and trade names, the same to be held and enjoyed by the said Biomarin Pharmaceutical Nova Scotia Company, its successors and assigns, as fully and completely as by this undersigned had the Assignment not been made.

         IN WITNESS WHEREOF IBEX Technologies Inc. has hereunto executed this Assignment at __________________________ this ___________ day of 2001.

                                 IBEX TECHNOLOGIES INC.


                           By:
                                 -----------------------------------------------
                                 I have authority to bind the corporation.   c/s

                           Title:
                                 -----------------------------------------------


                                 ACKNOWLEDGEMENT
                                 ---------------

         The undersigned, Biomarin Pharmaceutical Nova Scotia Company, the full post office address of whose principal office or place of business is [[address]], hereby accepts the above Assignment and appoints Cassels Brock & Blackwell LLP, whose full post office address is Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2 as the firm to which any notice in respect of the trade-mark may be sent, and upon which service of any proceeding in respect of this Assignment or registration may be given or served with the same effect as if they had been given to or served upon it.

         EXECUTED at __________________________ this ___________ day of 2001.


                                 BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY


                           By:
                                 -----------------------------------------------
                                 I have authority to bind the corporation.   c/s

                           Title:
                                 -----------------------------------------------

                                  SCHEDULE "A"
                                  ------------


Trade Mark                      Registration/Application No.
--------------------------------------------------------------------------------

                                Schedule 12.1(m)
                                ----------------


                                 FORM OF CONSENT

                       (CANADIAN ASSET PURCHASE AGREEMENT)

[IBEX Entity Letterhead]

[Addressee]
[Address]

October __, 2001

Re:  Assignment of Canadian Rights

Dear Sir or Madam:

                  IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and Technologies IBEX R&D Inc. ("IBEX R&D" and, together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group"), on the one hand, and BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS" and, together with BioMarin, the "BioMarin Group"), on the other hand, have entered into that certain Canadian Asset Purchase Agreement dated as of October __, 2001 (the "Purchase Agreement").

                  In accordance with the Purchase Agreement, the members of the IBEX Group desire to transfer and assign to the members of the BioMarin Group, and the members of the BioMarin Group desire to purchase and assume, certain rights and obligations of the IBEX Group, including that certain ______ Agreement by and between [name of IBEX entity] and [Addressee] (the "Assigned Agreement").

                  Accordingly, we are writing this letter requesting that you provide your written consent to the proposed transfer and assignment of the Assigned Agreement described above. Please indicate this consent by counter-signing this letter on the space provided below and returning one original executed copy to the IBEX Group at ____________. By counter-signing this letter, you further acknowledge and agree that all amounts due and payable to you under the Assigned Agreement have been paid in full as of the date of this letter.

                  The IBEX Group anticipates that the Closing Date for this assignment and assumption of the Assigned Agreement will occur on or about October __, 2001. Promptly upon consummation thereof, the IBEX Group will deliver a notice to you indicating completion of the transaction.

[Addressee]
October __, 2001
Page 2

                  If you have any questions concerning this consent, please contact _______ at _________. Thank you very much for your prompt attention to this matter.

                                     Very truly yours,


                                     IBEX Technologies Inc., for the IBEX Group


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------




ACKNOWLEDGED AND CONSENTED TO BY:



[Addressee]

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Date: _____________

                                Schedule 12.1(o)
                                ----------------

                            NON-COMPETITION AGREEMENT
                            -------------------------

                  This NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of this ____ day of October, 2001, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, a corporation incorporated under the laws of the Province of Nova Scotia ("BioMarin NS"), BIOMARIN ENZYMES INC., a Delaware corporation ("BioMarin US Sub", and, together with BioMarin and BioMarin NS, the "BioMarin Group"), on the one hand, and IBEX TECHNOLOGIES INC., a Canadian corporation ("IBEX"), IBEX PHARMACEUTICALS INC., a Canadian corporation ("IBEX Pharma"), TECHNOLOGIES IBEX R & D INC., a corporation incorporated under the laws of the Province of Quebec ("IBEX R & D"), IBEX TECHNOLOGIES LLC, a Delaware limited liability company ("IBEX LLC"), and IBEX TECHNOLOGIES CORP., a Delaware corporation ("IBEX Corp.") (IBEX, IBEX Pharma and IBEX R & D are collectively referred to herein as the "Canadian Vendors" and IBEX LLC and IBEX Corp. are collectively referred to as the "U.S. Vendors"), on the other hand, with reference to the following facts:

                                 R E C I T A L S

         A. IBEX, IBEX Pharma, IBEX R & D, IBEX LLC and IBEX Corp. (collectively, the "Members of the IBEX Group") and the BioMarin Group have entered into that certain Canadian Asset Purchase Agreement (the "Canadian Purchase Agreement"), dated as of October ___, 2001, pursuant to which the Canadian Vendors are selling certain Canadian assets pertaining to the operation of such Canadian Vendors' business in Canada, as more particularly described in the Canadian Purchase Agreement, to BioMarin NS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Canadian Purchase Agreement.

         B. The Members of the IBEX Group have entered into that certain United States Asset Purchase Agreement (the "United States Purchase Agreement"), dated as of October ___, 2001, pursuant to which the Members of the IBEX Group, in their capacity as the U.S. Vendors, are selling certain assets located worldwide, exclusive of Canada, pertaining to the operation of the U.S. Vendors' business worldwide, exclusive of Canada, as more particularly described in the United States Purchase Agreement, to BioMarin U.S. Sub. The Canadian Purchase Agreement and the United States Purchase Agreement are referred to herein as the "Purchase Agreements." Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreements.

                  As a condition to the purchase of the assets from the Canadian Vendors and the U.S. Vendors under the Purchase Agreements, the BioMarin Group has required that the IBEX Group enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1. Non-Competition. Each of the Members of the IBEX Group and their respective officers, directors, and affiliates (the "Vendor Group") hereby agrees that during the Term (as defined below) they will not, acting alone or as a member of a firm, corporation, partnership, limited liability company or other business entity (whether as an advisor, principal, employee, officer, director, consultant, independent contractor, agent, partner, 3% or greater equity holder or otherwise):

                     a. engage in, own, operate, maintain or finance any business or other enterprise directly or indirectly in competition with the IBEX Pharma Canadian Business (as defined in the Canadian Purchase Agreement) or the IBEX Group Worldwide Business (as defined in the United States Purchase Agreement) anywhere in the Territory (as defined below) (the "Prohibited Business"); or

                     b   recruit or otherwise solicit or induce any employee,
customer, subscriber or supplier of the BioMarin Group who operates as such anywhere in the Territory to terminate its employment with or arrangement for the provision of services by or to the BioMarin Group, or otherwise to cease any of its relationships with the BioMarin Group.

For purposes of this Agreement, "Term" shall mean the period commencing on the date hereof and continuing for a period of five (5) years thereafter and "Territory" shall mean all of the geographic territory in which BioMarin currently or hereafter operates its business (including its operation of the business formerly comprising the IBEX Pharma Canadian Business and the IBEX Group Worldwide Business).

                  The parties hereto acknowledge and agree that the operation of the Excluded Assets by any of the Members of the IBEX Group shall not constitute the Prohibited Business and shall not constitute a violation of the covenants contained in clause (a) above.

              2. Relief. Each of the Members of the IBEX Group acknowledges that the terms and conditions of this Agreement are reasonable and necessary to protect the legitimate interests of the BioMarin Group and that any violation of such terms or conditions would result in irreparable injury to the BioMarin Group. Each of the Members of the IBEX Group agrees that the members of the BioMarin Group do not have an adequate remedy at law for any breach or threatened breach or attempted breach of the covenants and agreements set forth in this Agreement and, accordingly, each of the Members of the IBEX Group agrees that the BioMarin Group may, in addition to other remedies that may be available under this Agreement, the Canadian Purchase Agreement, the United States

Purchase Agreement or at law, commence proceedings in equity for an injunction temporarily or permanently enjoining each of the Members of the IBEX Group from breaching or threatening or attempting any such breach of such covenants and agreements and each of the Members of the IBEX Group hereby consents to the issuance of such injunction.

              3. Severability. In the event that the provisions of this Agreement shall be determined by a court of competent jurisdiction to be overly broad by reason of the length of the period of time set forth therein or the size of the area affected thereby, such court may reduce such period of time or such area, or both, to a period of time or area which it deems reasonable under the circumstances. If any one or more provisions hereof are held to be invalid or unenforceable, the validity of the remaining provisions shall not be affected thereby.

              4. Representations and Warranties. Each of the Members of the IBEX Group hereby represents and warrants, jointly and severally, that each has the requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder; the execution, delivery and performance of this Agreement by each of the Members of the IBEX Group has been duly authorized and approved by all necessary action; and this Agreement has been duly executed and delivered by each of the Members of the IBEX Group and constitutes the legal, valid and binding agreement of each of the Members of the IBEX Group enforceable in accordance with its terms.

              5.     Miscellaneous.
                     -------------

                     a. Notices. All notices and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), postage prepaid, upon the earlier of actual delivery or upon three
(3) days after being mailed, and (iii) if delivered by telecopy, upon confirmation of transmission by telecopy, in each case to the Members of the IBEX Group, or the BioMarin Group at the following address:

                  As to the Members of the IBEX Group:

                  IBEX Technologies Inc.
                  5485 Pare Street
                  Montreal, Quebec H4P 1P7, Canada

                  Attention: President
                  Facsimile:  (514) 875-6246
                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor
                  1170 Peel Street
                  Montreal, Quebec
                  H3B 4S8

                  Attention: Peter S. Martin
                  Facsimile:  (514) 397-4260

                  As to the BioMarin Group:

                  BioMarin Pharmaceutical, Inc.
                  371 Bel Marin Keys, Suite 210
                  Novato, California, U.S.A.  94949

                  Attention:  Raymond W. Anderson
                  Facsimile:  (415) 382-7889


                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California 90071-2371

                  Attention:  Siobhan McBreen Burke
                  Facsimile:  (213) 627-0705

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario, Canada

                  with a copy to:

                  Attention:  Mark Bennett
                  Facsimile Number:  (416) 350-6933


Any party may, by notice given hereunder, designate any further or different address to which subsequent notices or other communications shall be sent.

                     b. Adequate Consideration. Each of the Members of the IBEX Group and the BioMarin Group acknowledges and agrees that adequate consideration has been given for the covenants and agreements contained herein. Each of the Members of the IBEX Group hereby irrevocably waives all rights to challenge, object to or contest the adequacy of the consideration provided for the covenants and agreements contained herein.

                     c. Waiver of Breach. The waiver by any of the members of the BioMarin Group of a breach of any provision of this Agreement by any of the Members of the IBEX Group shall not operate or be construed as a waiver of any subsequent breach by such Member of the IBEX Group. No waiver of any term or provision of this Agreement, or any breach thereof, by any party hereto shall be deemed a waiver of such term or provision, or breach thereof, by any other party hereto.

                     d. Successors and Assigns. The provisions of this Agreement shall be binding upon the successors and permitted assigns of each party hereto; provided, however, that each of the Members of the IBEX Group shall not, directly or indirectly, transfer or assign any of their rights or obligations hereunder in whole or in part without the prior written consent of the other parties hereto, and any such transfer or assignment without said consent shall be void, ab initio.

                     e. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts of law) of the State of Delaware, United States of America.

                     f. Controversy; Venue. In the event of any controversy, claim or dispute among the parties arising out of or relating to this Agreement, such controversy, claim or dispute may be tried solely in the courts of the State of California for the County of San Francisco or in the United States Federal District Court for the Northern District of California, as any party may elect, and the parties hereto irrevocably consent to the exclusive jurisdiction and venue of such courts. The parties irrevocably waive any objection to such jurisdiction and irrevocably waive the right to seek dismissal or transfer on the grounds of lack of in personam jurisdiction, improper venue, forum non conveniens or similar grounds and agree that, in addition to any other manner permitted by law, service of process of any such court may be made upon the IBEX Group and the BioMarin Group by personal delivery, or by mailing certified or registered mail, return receipt requested, to the address set forth in Section 5(a) hereof.

                     g. Modification. This Agreement may be modified, changed, amended or supplemented only by a written agreement signed by all parties hereto.

                     h. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party has caused this Non-Competition Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                    MEMBERS OF THE IBEX GROUP:

                                    IBEX TECHNOLOGIES INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    IBEX PHARMACEUTICALS INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    TECHNOLOGIES IBEX R & D INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    IBEX TECHNOLOGIES LLC

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    IBEX TECHNOLOGIES CORP.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                       [Signatures continued on next page]

                                    BIOMARIN GROUP:

                                    BIOMARIN PHARMACEUTICAL INC.

                                    By:      _____________________________
                                    Name:    _____________________________
                                    Title:   _____________________________

                                    BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                    By:      _____________________________
                                    Name:    _____________________________
                                    Title:   _____________________________

                                    BIOMARIN ENZYMES INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                Schedule 12.1(p)
                                ----------------

THIS TERMINATION AGREEMENT made as of the _________________ day of ____________________, 2001.

AMONG:

                BIOMARIN PHARMACEUTICAL INC.
                a corporation incorporated pursuant to the laws of Delaware

                ("BioMarin")

                                                             OF THE FIRST PART

                - and -

                BIOMARIN ENZYMES INC.
                a corporation incorporated pursuant to the laws of Delaware

                ("BioMarin US")

                                                            OF THE SECOND PART

                - and -

                BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY a corporation incorporated pursuant to the laws of Nova Scotia

                                                             OF THE THIRD PART

                - and -

                IBEX TECHNOLOGIES INC.
                a corporation incorporated pursuant to the laws of Canada

                ("IBEX")

                                                            OF THE FOURTH PART

                - and -

                IBEX PHARMACEUTICALS INC.
                a corporation incorporated pursuant to the laws of Canada

                ("IBEX Pharma")

                                                             OF THE FIFTH PART

                - and -

                IBEX TECHNOLOGIES LLC
                a limited liability company organized under the laws of Delaware

                ("IBEX LLC")

                                                             OF THE SIXTH PART
                - and -

                IBEX TECHNOLOGIES CORP.
                a corporation incorporated pursuant to the laws of Delaware

                ("IBEX Corp.")

                                                           OF THE SEVENTH PART


                - and -

                TECHNOLOGIES IBEX R&D INC.
                a corporation incorporated pursuant to the laws of the Province of Quebec

                ("IBEX R&D")

                                                            OF THE EIGHTH PART


WHEREAS the parties hereto, exclusive of BioMarin US executed and delivered a Canadian asset purchase agreement dated as of October o, 2001 (the
"Canadian Purchase Agreement");

AND WHEREAS the parties hereto, exclusive of BioMarin NS executed and delivered a U.S. asset purchase agreement dated as of October o, 2001 (the "U.S. Purchase Agreement");

AND WHEREAS one of the conditions set forth in each of the Canadian Purchase Agreement and the U.S. Purchase Agreement is the execution and delivery by the parties hereto of an agreement terminating all Contracts among the members of the IBEX Group and their Affiliates pertaining to, the Canadian Assets, the Worldwide Assets, the IBEX Pharma Canadian Business and the IBEX Group Worldwide Business and the parties hereto are therefore desirous of entering into this Agreement;

AND WHEREAS captalized terms not defined herein shall have the meanings ascribed thereto in the Canadian Purchase Agreement and the U.S. Purchase Agreement, as the case may be;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each Party), the Parties hereto do hereby covenant and agree as follows:

1.       GENERAL
         -------

1.1 Gender and Extended Meanings. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

1.2 Section Headings. The division of this Agreement into sections is for the convenience of reference only and shall not effect the interpretation or construction of this Agreement.


2.       Termination Provision
         ---------------------

2.1 Termination. Each of the members of the IBEX Group, for and on their own behalf and on behalf of their respective Affiliates do hereby jointly and severally agree that without any further or other act or formality on the part of any Person, all Contracts among any of the members of the IBEX Group and/or their respective Affiliates pertaining to the Canadian Assets, the Worldwide Assets, the IBEX Pharma Canadian Business and/or the IBEX Group Worldwide Business including for greater certainty and without limitation, those set forth on Schedule 2.1(c) to the Canadian Purchase Agreement and Schedules 2.1(c) and 2.3(c) of the U.S. Purchase Agreement, ,shall be terminated and of no further force and effect and, subject to the Canadian Purchase Agreement and the U.S. Purchase Agreement, no rights or obligations with respect thereto shall exist from and after the date hereof to the exclusion specifically, of any and all confidentiality agreements that any of the members of the IBEX Group and their respective Affiliates may have executed and delivered with respect thereto.


3.       MISCELLANEOUS
         -------------

3.1 Notice. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

         (a)      if to the members of the IBEX Group in c/o of:

                  5485 Pare
                  Montreal, Quebec
                  H4P 1P7

                  Attention:     President
                                 ----------
                  Fax No.:       (514) 344-8827
                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor, 1170 rue Peel
                  Montreal, Quebec  H3B 4S8

                  Attention:     Peter S. Martin
                  Fax No.:       (514) 875-6246

         (b)      if to the members of the BioMarin Group, to:

                  371 Bel Marin Keys Boulevard, Suite 210
                  Novato, California
                  94949   USA

                  Attention:     Raymond W. Anderson
                  Fax No.:       (415) 382-7889


                  with a copy to:

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario   M5H 3C2

                  Attention:  Mark Bennett
                  Fax No.:  (416) 360-8877


                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California
                  90071-2371  USA

                  Attention:  Siobhan Burke
                  Fax No.:  (213) 627-0705

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

3.2 Further Assurances. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Termination Agreement and every part hereof.

3.3 Laws. This Agreement shall be governed by the laws of the State of Delaware and the Parties hereby irrevocably attorn to the Courts of the State of California, sitting in San Francisco, California.

3.4 Time of the Essence. Time shall be of the essence of this Termination Agreement and of every part hereof and no extension nor variation of this Termination Agreement shall operate as a waiver of this provision.

3.5 Entire Agreement. This Termination Agreement constitutes the entire agreement among the Parties with respect to all of the matters herein. This Termination Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof. This Termination Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

3.6 Assignment. No Party may assign this Termination Agreement or any part hereof without the prior written consent of the other Parties which may be unreasonably withheld. Subject to the foregoing, this Termination Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

3.7 Invalidity. In the event that any of the covenants, representations and warranties or any portion of them contained in this Termination Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Termination Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

3.8 Counterpart. This Termination Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

3.9 Language. The Parties acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

IN WITNESS WHEREOF the Parties have duly executed this Termination Agreement as of the date and year first above written.

                              BIOMARIN PHARMACEUTICAL INC.


                              Per:
                                   ---------------------------------------------


                              BIOMARIN ENZYMES INC.

                              Per:
                                   ---------------------------------------------


                              BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY


                              Per:
                                   ---------------------------------------------


                              IBEX TECHNOLOGIES INC.


                              Per:
                                   ---------------------------------------------


                              IBEX PHARMACEUTICALS INC.


                              Per:
                                   ---------------------------------------------


                              IBEX TECHNOLOGIES LLC


                              Per:
                                   ---------------------------------------------


                              IBEX TECHNOLOGIES CORP.


                              Per:
                                   ---------------------------------------------


                              TECHNOLOGIES IBEX R&D INC.


                              Per:
                                   ---------------------------------------------

                                Schedule 12.1(q)
                                ----------------

                 SERVICES, EQUIPMENT AND SPACE SHARING AGREEMENT

                  This SERVICES, EQUIPMENT AND SPACE SHARING AGREEMENT (this "Agreement") is entered into as of this __ day of October, 2001 by and among IBEX Technologies Inc., a Canadian corporation ("IBEX"), IBEX Pharmaceuticals Inc., a Canadian corporation ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and TECHNOLOGIES IBEX R&D TECHNOLOGIES INC., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R&D," and, together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group"), on the one hand, and BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), and BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS," and, together with BioMarin, "BioMarin Group"), on the other hand.


                                    RECITALS
                                    --------

         A. WHEREAS, the IBEX Group and the BioMarin Group have entered into that certain Canadian Asset Purchase Agreement (the "Canadian Purchase Agreement") dated as of October __, 2001.

         B. WHEREAS, the IBEX Group, BioMarin and BioMarin Enzymes Inc., a Delaware corporation, have entered into that certain United States Asset Purchase Agreement (the "U.S. Purchase Agreement") dated as of October __, 2001.

         C. WHEREAS, in connection with the transactions contemplated by the Canadian Purchase Agreement and the U.S. Purchase Agreement, the IBEX Group and the BioMarin Group desire to share certain laboratory equipment and leased laboratory facilities.

         D. WHEREAS, it is a covenant of the transactions contemplated by the Canadian Purchase Agreement that the IBEX Group and the BioMarin Group enter into this Agreement.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.        Space.
                  -----

                  1.1 Allocated Space. During the Term, the IBEX Group shall grant the BioMarin Group exclusive and unrestricted access, occupancy and use of the allocated portion of the IBEX Group laboratory facilities located at 5485 Pare Street, Town of Mount Royal, Quebec (the "IBEX Facility") as set forth on Exhibit A attached hereto which sets forth the allocation method and the allocation percentage (the "Allocated Space"). The parties agree that, upon sixty (60) days' advance notice, the parties shall be able to adjust the amount of Allocated Space. Subject to the terms of this Agreement, the portions of the IBEX Facility other than the Allocated Space shall be intended for the nonexclusive, common and joint use and occupancy of the IBEX Group and the BioMarin Group.

                  1.2 Third Party Consents. The IBEX Group shall obtain any and all consents, from the landlord for the IBEX Facility or otherwise, necessary for the access, occupancy and use of the IBEX Facility by the BioMarin Group pursuant to this Agreement.

Section 2.        Equipment.
                  ---------

                  2.1 Access. During the Term the IBEX Group shall grant the BioMarin Group at least fifty percent (50%) access to all general laboratory equipment and utilities, excluding diagnostic production equipment, in the IBEX Facility as set forth on Exhibit B attached hereto ("Lab Equipment"). Each party's employees shall be responsible for cleaning and maintaining any Lab Equipment used by them during the Term.

Section 3.        Employees.
                  ---------

                  3.1 BioMarin Employees' Access. The BioMarin Group shall have the right to employ all scientific and other personnel that it deems necessary to support its operations at the IBEX Facility, up to a maximum of twenty (20) employees. Employees and representatives of the BioMarin Group working at the IBEX Facility shall have the same access rights and privileges to the IBEX Facility and Lab Equipment as are available to the employees of the IBEX Group located at the IBEX Facility and using the Lab Equipment.

                  3.2 IBEX Group Employees' Services. The IBEX Group shall make available to the BioMarin Group, as and when required by the BioMarin Group, the services of certain of their respective employees, at pre-set hourly rates, which employees and rates are set forth in Exhibit C attached hereto.

Section 4.        Intellectual Property; Confidentiality.
                  --------------------------------------

                  4.1 Trademarks, etc. Neither party shall use the other party's tradenames, trademarks or the names of the other party's employees without securing the prior written consent of the other party, which consent may be unreasonably withheld.

                  4.2 Ownership. Each party retains sole ownership of its respective tradenames, trademarks, patents, and other intellectual property and no license thereto shall be deemed granted by either party to the other for such intellectual property owned by the parties prior to this Agreement and any such intellectual property as may be developed or discovered by either party during the Term.

                  4.3 Confidential Information. During the Term and for a period of five (5) years thereafter each party shall keep confidential all proprietary or confidential information (the "Confidential Information") obtained from the other party or its representatives in connection with the other party and this Agreement. The term "Confidential Information" shall not include any information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or the representatives; (ii) becomes known to the receiving party or the representatives on a non-confidential basis from a source (other than the disclosing party) which is not known to the receiving party to be bound to the disclosing party by a legal, contractual or fiduciary obligation; (iii) was known to the receiving party or the representatives on or prior to the date hereof; or (iv) was independently discovered or developed by the receiving party without reference to any of the Confidential Information. If this Agreement is terminated, each party shall return to the other party all Confidential Information in its possession regarding the other party and all copies and extracts thereof or with the consent of the other party shall destroy all such Confidential Information and copies and extracts and shall deliver to the other party evidence of destruction of such Confidential Information and copies and extracts as such other party may reasonably request. For the purpose of this
Section 4.3, the members of the BioMarin Group shall be one party and the members of the IBEX Group shall be one party.

Section 5.        Payment.
                  -------

                  5.1 Space Fee. The IBEX Group shall charge the BioMarin Group its share of the IBEX Group's monthly costs in operating the IBEX Facility (the "Space Fee"), which Space Fee and the underlying computations for the Space Fee are set forth in the Allocated Space on Exhibit D attached hereto. The parties agree that, upon sixty (60) days' advance notice, the parties shall be able to adjust the amount of the Space Fee based upon any adjustment in the Allocated Space. The BioMarin Group shall pay such amounts to IBEX within five
(5) days following the end of the month for which such costs are incurred, and IBEX shall apply such payments to the payment of any rent due the landlord for the IBEX Facility. The IBEX Group covenants and agrees that it shall be solely responsible for paying any and all amounts due under the lease with the landlord of the IBEX Facility. The IBEX Group hereby indemnifies, and holds the BioMarin Group harmless, from and against any liabilities related to failure to pay such amounts.

                  5.2 Equipment Fee. The BioMarin Group shall pay the IBEX Group a monthly fee (the "Equipment Fee") in the amount of fifty percent (50%) of the service and maintenance costs of the Lab Equipment that has been made available to the BioMarin Group in the preceding month. The BioMarin Group shall pay to IBEX the Equipment Fee at the same time as the Space Fee, and IBEX shall apply such payments to the payment of any amounts due the equipment lessor for the Lab Equipment. The IBEX Group covenants and agrees that it shall be solely responsible for paying any and all amounts due under the equipment lease with the equipment lessor for the Lab Equipment. The IBEX Group hereby indemnifies, and holds the BioMarin Group harmless, from and against any liabilities related to failure to pay such amounts.

                  5.3 Services Fee. In consideration of any services provided in accordance with Section 3.2, the BioMarin Group will pay the IBEX Group the amounts calculated in accordance with Exhibit C (the "Services Fee"). Any such Services Fees shall be paid monthly within fifteen (15) days after receipt of an invoice from IBEX.

Section 6.        Term; Termination.
                  -----------------

                  6.1 Term. This Agreement shall be effective as of the date first set forth above and shall continue for an initial period of twelve (12) months (the "Term"), unless terminated earlier pursuant to this Section 6.

                  6.2 Termination. This Agreement and the obligation of either party to perform or observe any of its covenants or agreements hereunder may be terminated at any time during the term hereof by the BioMarin Group upon delivery of sixty (60) days advance written notice of such termination by the BioMarin Group to the IBEX Group.

                  6.3 Consequences of Termination. Upon termination of this Agreement pursuant to this Section 6, the IBEX Group shall be entitled to receive any and all Space Fees, Equipment Fees and Services Fees hereunder due the IBEX Group with respect to all periods up to the date of such termination.

Section 7.        General Provisions.
                  ------------------

                  7.1 Relationship of the Parties. The relationship of the parties hereto is not, and shall not be construed or interpreted to be, a partnership, joint venture or agency.

                  7.2 Notice. All notices, requests and other communications to any party shall be in writing (including telecopy or similar writing) and shall be given,

                                    (a)  If to the BioMarin Group:

                                    371 Bel Marin Keys Boulevard, Suite 210
                                    Novato, California 94949, U.S.A.

                                    Attention:  Raymond W. Anderson
                                    Facsimile:  (415) 382-7889

                                    with a copy to:

                                    Messrs. Cassels Brock & Blackwell LLP
                                    Scotia Plaza, Suite 2100
                                    40 King West
                                    Toronto, Ontario M5H 3C2, Canada

                                    Attention: Mark Bennett
                                    Facsimile: (416) 350-6933

                                    with a copy to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    555 South Flower Street, 23rd Floor
                                    Los Angeles, California 90071-2371

                                    Attention:  Siobhan McBreen Burke
                                    Facsimile: (213) 627-0705

                                    (b)  If to the IBEX Group:

                                    IBEX Technologies Inc.
                                    5485 Pare Street
                                    Montreal, Quebec H4P 1P7, Canada

                                    Attention: President
                                    Facsimile:  (514) 875-6246

                                    with a copy to:

                                    McCarthy Tetrault
                                    Le Windsor, 1170 rue Peel
                                    Montreal, Quebec H313 4S8, Canada

                                    Attention:  Peter Martin
                                    Facsimile:  (514) 875-6246
                  or to such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other parties. Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day in the Province of Quebec or the United States of America or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided that if notice or other communication is given by telecopy, such notice or communication shall also be given by certified mail or by overnight courier.

                  7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  7.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.5 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Province of Quebec without giving effect to the principles of conflict of laws thereof, except the laws of the state of incorporation of a party shall govern its internal corporate affairs. The parties hereby consent to the jurisdiction of the courts of the Province of Quebec, sitting in the district of Montreal, for the resolution of all disputes arising out of or relating to this Agreement.

                  7.6 Counterparts. This Agreement and any other agreement delivered pursuant hereto may be executed in two or more counterparts and by different parties in separate counterparts (including by facsimile). All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party (including by facsimile) and delivered to the other party. 7.7 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be in effect as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable.

                  7.8 Successors and Permitted Assigns. This Agreement shall be binding upon and enure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party may assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, this

Agreement is not intended to benefit and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties thereto and their permitted successors and assigns.

       [Signature Page To Services, Equipment and Space Sharing Agreement]

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

THE IBEX GROUP:                       THE BIOMARIN GROUP:

IBEX TECHNOLOGIES INC.               BIOMARIN PHARMACEUTICAL INC.
By:      ______________________
Name:    ______________________      By:      ______________________
Title:   ______________________      Name:    ______________________
                                     Title:   ______________________

IBEX PHARMACEUTICALS INC.            BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                     By:      ______________________
By:      ______________________      Name:    ______________________
Name:    ______________________      Title:   ______________________
Title:   ______________________

IBEX TECHNOLOGIES LLC

By:      ______________________
Name:    ______________________
Title:   ______________________

IBEX TECHNOLOGIES CORP.

By:      ______________________
Name:    ______________________
Title:   ______________________

TECHNOLOGIES IBEX R & D INC.

By:      ______________________
Name:    ______________________
Title:   ______________________

                                Schedule 12.1(q)
                                ----------------

                                    EXHIBIT A
                                    ---------

                                 Allocated Space

Schedule 12.1 (q) Exhibit A - Allocated Space                                                                                    1/2

------------------------------------------------------------------------------------------------------------------------------------
First (Lab) Floor
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   ALLOCATION METHOD                       ALLOCATION %
------------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL   Unit   Denom   IBEX   HSN      BM       BEX     HSN     BM        IBEX   HSN    BM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Reception                                544    PP      19       7     4        8       37%     21%    42%        200    115   229
-----------------------------------------------------------------------------------------------------------------------------------
Stockroom                                190    PP       8       2     -        6       25%      0%    75%         48      0   143
-----------------------------------------------------------------------------------------------------------------------------------
Library                                  323    PP       8       2     -        6       25%      0%    75%         81      0   242
-----------------------------------------------------------------------------------------------------------------------------------
Stairs, corridors, washrooms, etc.      1908    PP       8       2     -        6       25%      0%    75%        477      0  1431
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: Common                       2965    NA      NA      NA    NA       NA        NA      NA     NA        806    115  2045
-----------------------------------------------------------------------------------------------------------------------------------
Fermentation laboratory                  475    TM     475    0.50     -     0.50       50%      0%    50%        238      0   238
-----------------------------------------------------------------------------------------------------------------------------------
Production laboratory                    240    TM     240    0.75     -     0.25      0.75      0%    25%        180      0    60
-----------------------------------------------------------------------------------------------------------------------------------
Shared water/services area               234    PP       8       2     -        6      0.25      0%    75%         59      0   176
-----------------------------------------------------------------------------------------------------------------------------------
Glassware storage                        240    PP       8       2     -        6      0.25    100%    75%         60      0   180
-----------------------------------------------------------------------------------------------------------------------------------
Shared equipment - freezers              696    #        6       4     -        2       67%      0%    33%        464      0   232
-----------------------------------------------------------------------------------------------------------------------------------
Machinery room (steam, compressor,
  chiller)                               155    PP       8       2     -        6       25%      0%    75%         39      0   116
-----------------------------------------------------------------------------------------------------------------------------------
Main lab                                2444    SF    2444    0.50     -     0.50      0.50      0%    50%       1222      0  1222
-----------------------------------------------------------------------------------------------------------------------------------
Radioactivity laboratory                  84    SF      84    0.25     -     0.75       25%      0%    75%         21      0    63
-----------------------------------------------------------------------------------------------------------------------------------
Cell Biology                             368    SF     368       -     -     1.00        0%      0%   100%          0      0   368
-----------------------------------------------------------------------------------------------------------------------------------
Darkroom                                  64    SF      64    1.00     -        -      100%      0%     0%         64      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: Lab Area                     5000    NA      NA      NA    NA       NA        NA      NA     NA       2346      0  2654
-----------------------------------------------------------------------------------------------------------------------------------
Denholm, Dr. Beth office north-east      127    SF     127       -     -     1.00        0%      0%   100%          0      0   127
-----------------------------------------------------------------------------------------------------------------------------------
Eggimann, Dr. Bernhard (office
  north-east)                            180    SF     180       -     -     1.00        0%      0%   100%          0      0   180
-----------------------------------------------------------------------------------------------------------------------------------
Shao, Dr. Z. Closed office (126) -
  main lab annex                          96    SF      96       -     -     1.00        0%      0%   100%          0      0    96
-----------------------------------------------------------------------------------------------------------------------------------
Production - closed office -
  north-west                              72    SF      72    1.00     -        -      100%      0%     0%         72      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Open Offices - production                131    SF     131    1.00     -        -      100%      0%     0%        131      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Open offices - main-west                 597    SF     597       -     -     1.00        0%      0%   100%          0      0   597
-----------------------------------------------------------------------------------------------------------------------------------
Open offices - main-east                 288    SF     288       -     -     1.00        0%      0%   100%          0      0   288
-----------------------------------------------------------------------------------------------------------------------------------
Spare Closed office (127/128) -
  main lab annex                         108    SF     108    1.00     -        -      100%      0%     0%        108      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare Closed office (129) -
  main lab annex                         108    SF     108    1.00     -        -      100%      0%     0%        108      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare - closed office - north-west        72    SF      72    1.00     -        -      100%      0%     0%         72      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare Head office north-east              90    SF      90    1.00     -        -      100%      0%     0%         90      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: Offices                      1869    NA    1869      NA    NA       NA        NA      NA     NA        581      0  1288
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: First Floor                  9834    NA    NA        NA    NA       NA        NA      NA     NA       3732    115  5987
------------------------------------------------------------------------------------------------------------------------------------

Schedule 12.1 (q) Exhibit A - Allocated Space                                                                                    2/2

------------------------------------------------------------------------------------------------------------------------------------
Schedule X-(i)-Space Allocation Methodology: 5485 Pare Street, Town of Mount Royal, Quebec                  Sep-21-B
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Second Floor
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   ALLOCATION METHOD                       ALLOCATION %
------------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL   Unit   Denom   IBEX   HSN      BM       BEX     HSN     BM        IBEX   HSN    BM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Stairs, open space                       530    PP      19       7     4        8       37%     21%    42%        195    112   223
-----------------------------------------------------------------------------------------------------------------------------------
Storage Area                            3770    PP      19       7     4        8       37%     21%    42%       1389    794  1587
-----------------------------------------------------------------------------------------------------------------------------------
Kitchen                                  480    PP      19       7     4        8       37%     21%    42%        177    101   202
-----------------------------------------------------------------------------------------------------------------------------------
Bathrooms, Electric,                    1300    PP      19       7     4        8       37%     21%    42%        479    274   547
-----------------------------------------------------------------------------------------------------------------------------------
Board Room                               540    PP      19       7     4        8       37%     21%    42%        199    114   227
-----------------------------------------------------------------------------------------------------------------------------------
Server                                   168    PP      19       7     4        8       37%     21%    42%         62     35    71
-----------------------------------------------------------------------------------------------------------------------------------
Baehr, Paul                              280    PP      1        1     -        -      100%      0%     0%        280      0     0
-----------------------------------------------------------------------------------------------------------------------------------
CFO (Vacant)                             294    PP      1        1     -        -      100%      0%     0%        294      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Bergeron, Claire                         168    PP      1        1     -        -      100%      0%     0%        168      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Delis, Claire                            168    PP      1        1     -        -      100%      0%     0%        168      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Galbraith, Susan                         120    PP      1        1     -        -      100%      0%     0%        120      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Filing cabinets                          150    PP      1        1     -        -      100%      0%     0%        150      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Hecht, T.                                528    PP      1        -     1        -        0%    100%     0%          0    528     0
-----------------------------------------------------------------------------------------------------------------------------------
Hecht, T (2)                              80    PP      1        -     1        -        0%    100%     0%          0     80     0
-----------------------------------------------------------------------------------------------------------------------------------
Hecht, R.                                196    PP      1        -     1        -        0%    100%     0%          0    196     0
-----------------------------------------------------------------------------------------------------------------------------------
Bienenstock, Harvey                      168    PP      1        -     1        -        0%    100%     0%          0    168     0
-----------------------------------------------------------------------------------------------------------------------------------
Gervais, Micheline                       120    PP      1        -     1        -        0%    100%     0%          0    120     0
-----------------------------------------------------------------------------------------------------------------------------------
Haemosan filing                           30    PP      1        -     1        -        0%    100%     0%          0     30     0
-----------------------------------------------------------------------------------------------------------------------------------
Heft, Robert                             280    PP      1        -     -        1        0%      0%   100%          0      0   280
-----------------------------------------------------------------------------------------------------------------------------------
Frampton, Donna                          120    PP      1        -     -        1        0%      0%   100%          0      0   120
-----------------------------------------------------------------------------------------------------------------------------------
Spare                                    120    PP      1        1     -        -      100%      0%     0%        120      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare modular                            168    PP      1        1     -        -      100%      0%     0%        168      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare modular                            100    PP      1        1     -        -      100%      0%     0%        100      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: 2nd Floor                    9878    NA      NA      NA    NA       NA        NA      NA     NA       4069   2551  3258
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total space usage                      19712    NA      NA      NA    NA       NA        NA      NA     NA       7801   2666  9245
-----------------------------------------------------------------------------------------------------------------------------------

                                Schedule 12.1(q)
                                ----------------

                                    EXHIBIT B
                                    ---------

                                  Lab Equipment

Schedule 12.1 (q) Exhibit B- Shared Equipment-Sep-24                                                Page 1 of 3
---------------------------------------------------------------------------------------------------------------
Access to the Scheduled Equipment will be provided to BioMarin, for 50% of the time, as required, free of charge, (subject only to recovery of 50% of 3rd party maintenance contracts and repairs going forward) for the duration of the
BioMarin sublease of the Pare facility (to a maximum of 12 months).
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                            Leasehold/                          General
                                                              Service             DX              Lab
Equipment                                                    Equipment        Production        Equipment
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
autoclave Amsco                                                   X
autoclave Barnstead                                               X
Bedco Lab Hotte & Cabinet de solvents                             X
Bedcolab hood and cabinet                                         X
cabinet double                                                    X
cabinet glass sliding doors                                       X
Chilling water system                                             X
Compressor motor & pump                                           X
dishwasher                                                        X
dishwasher Labconco                                               X
drawers (16), sink and double cabin                               X
drawers (4)                                                       X
flow hood Laminar                                                 X
Klenzoid chemical pump                                            X
Nanopure - Elga Maxima                                            X
oven Fisher                                                       X
Price Pump for boiler water feed                                  X
Steam Boiler                                                      X
tissue hood                                                       X
tissue hood Nuaire                                                X
tissue hood Nuaire                                                X
UV Steriliser                                                     X
Vacuum Pump                                                       X
water pump                                                        X
water system Nanopure                                             X
---------------------------------------------------------------------------------------------------------------
analyzer for biochemistry                                                           X
Biofuge Haraeus instr. Baxter                                                       X
Biopilot - computer upgrade Unicorn                                                 X
Biopilot - unite de separation                                                      X
Biopilot & controller, screen, keyboard                                             X
biosample                                                                           X
cabinets (storage, beige)                                                           X
chairs (4)                                                                          X
circulator                                                                          X
conductivity meter                                                                  X
Diluter Gilson*                                                                     X
fermenter Biostat ED                                                                X
fermenter Chemap                                                                    X
fermenter table Chemap                                                              X
fraction collector                                                                  X
Freeze Dryer*                                                                       X
Freezer Baxter T30C-142299-UC-70 degrees C*                                         X
glucose meter                                                                       X
Homogenizer                                                                         X
incubator shaker                                                                    X
McIntosh Quadra 800                                                                 X
microscope Olympus BH-2                                                             X
mixer Fisher Vortex Genie                                                           X
pH meter                                                                            X
Prima 600 - Masspect                                                                X
pump Master Flex Easy Load                                                          X
refrigerator Viking                                                                 X
scale Sartorious                                                                    X
shelves (12)                                                                        X
spectrophotometer Beckman                                                           X
stirrer/hot plate                                                                   X
table                                                                               X
table (3)                                                                           X
table (moveable work table)                                                         X
ultrasonic bath                                                                     X
---------------------------------------------------------------------------------------------------------------
ACT machine Hemochron 800                                                                            X
ACT machine Medtronic                                                                                X
agitator magnetic - MR1                                                                              X
agitator magnetic - RTC                                                                              X
all chairs for Molecular                                                                             X
Bedco Lab Hotte & Cabinet d'acides                                                                   X
bench for 2 people (incl instruments)                                                                X
bench for lab                                                                                        X
bench for lab                                                                                        X
bench for lab                                                                                        X
beta counter and printer                                                                             X
Biocad,fraction collector, keyboard.screen, printer                                                  X
Biodot                                                                                               X
biofuge 15 benchtop                                                                                  X
Biopilot                                                                                             X
burner Olympus                                                                                       X
cabinet (2)                                                                                          X
cabinet steel                                                                                        X
cabinet steel                                                                                        X
cabinets industrial metal                                                                            X
camera system Polaroid                                                                               X
cell counter                                                                                         X
centrifuge #1                                                                                        X
centrifuge #2                                                                                        X
centrifuge (mini)                                                                                    X
centrifuge Baxter                                                                                    X

Schedule 12.1 (q) Exhibit B- Shared Equipment-Sep-24                                                Page 2 of 3
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                            Leasehold/                          General
                                                              Service             DX              Lab
Equipment                                                    Equipment        Production        Equipment
---------------------------------------------------------------------------------------------------------------

centrifuge Baxter table top                                                                          X
centrifuge Beckman                                                                                   X
centrifuge Biofuge 15                                                                                X
centrifuge Biofuge Baxter 15                                                                         X
centrifuge IEC clinical                                                                              X
chairs (2)                                                                                           X
circulator Polystat - could be 1217 now                                                              X
circulator Waterbath Polystat                                                                        X
clinical rotator Fisher Scientific                                                                   X
clinical rotator Fisher Scientific                                                                   X
clinical rotator Fisher Scientific                                                                   X
coagulation timer MLA                                                                                X
conductivity meter                                                                                   X
conductivity meter Accumet                                                                           X
conductivity meter Horiba                                                                            X
container azote liquid                                                                               X
container radioactive                                                                                X
container radioactivity                                                                              X
container solid waste                                                                                X
Corning pH Meter                                                                                     X
Corning Stirrer/Hot Plate - 575 W                                                                    X
DNA sequencers                                                                                       X
dri-bath thermolyme                                                                                  X
dri-bath thermolyne                                                                                  X
dri-bath thermolyne                                                                                  X
dri-bath Thermolyne                                                                                  X
dry bath Boehel                                                                                      X
dry ice container                                                                                    X
Electrapette Matrix                                                                                  X
electric transferer                                                                                  X
electrophoresis box large protein                                                                    X
electrophoresis boxes                                                                                X
electrophoresis system BioRad                                                                        X
electrophoresis system Capillary Dionex                                                              X
Environmental Chamber                                                                                X
ESSC filtration                                                                                      X
evier de laboratoire (profond)                                                                       X
FIGE                                                                                                 X
filtration unit Watson Marlow pump                                                                   X
FPLC system                                                                                          X
FPLC system stand                                                                                    X
freezer                                                                                              X
freezer Coldstream                                                                                   X
freezer Danby                                                                                        X
freezer Forma Scientific -70 degrees C                                                               X
freezer Kenmore                                                                                      X
freezer Kenmore                                                                                      X
freezer Kenmore -20 degrees C                                                                        X
freezer Kenmore -20 degrees C                                                                        X
freezer REVCO -70 degrees C                                                                          X
fryer Moulinex                                                                                       X
Gamma counter                                                                                        X
garbage pail                                                                                         X
gel boxes                                                                                            X
gel boxes sequencing                                                                                 X
gel dryer Savant Slab                                                                                X
gel dryer Savant Slab & refrigerated condensation trap                                               X
haemoscope coagulation analyzer                                                                      X
heat sealer                                                                                          X
heater Baxter                                                                                        X
heater multi block                                                                                   X
heater multi block                                                                                   X
heater multi block                                                                                   X
heater multi block                                                                                   X
Hepcon HMS Medtronic Hemotec                                                                         X
homogenisateur Rannie & Charriot                                                                     X
HPLC 600S controller                                                                                 X
HPLC system                                                                                          X
HPLP                                                                                                 X
hybridization oven                                                                                   X
ice maker Scotsman                                                                                   X
imaging densitometer BioRad                                                                          X
incubator 30 degrees C                                                                               X
incubator 37 degrees C                                                                               X
incubator benchtop Bellco                                                                            X
incubator Nuaire                                                                                     X
incubator Nuaire                                                                                     X
incubator Precision                                                                                  X
incubator Precision gravity convection                                                               X
incubator Precision Scientific                                                                       X
Kratos Analytical Maldi-masspectrophotometer                                                         X
liquid waster vacuum                                                                                 X
micropump                                                                                            X
microscope Olympus                                                                                   X
microscope Olympus LH50A                                                                             X
microscope Olympus RS40X                                                                             X
microwave Magnasonic                                                                                 X
mini bead beater                                                                                     X
mixer Baxter/Fisher Vortex                                                                           X
mixer Fisher Vortex Genie                                                                            X
mixer Hematek Aliquot                                                                                X
mixer thermolyme                                                                                     X
mixer Vortex Fisher Genie 2                                                                          X
mixer vortex Fisher Genie 2                                                                          X

Schedule 12.1 (q) Exhibit B- Shared Equipment-Sep-24                                                Page 3 of 3
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                            Leasehold/                          General
                                                              Service             DX              Lab
Equipment                                                    Equipment        Production        Equipment
---------------------------------------------------------------------------------------------------------------

mixers Baxter vortex                                                                                 X
paper cutter                                                                                         X
pH meter Corning                                                                                     X
pH meter Corning                                                                                     X
pH meter Corning                                                                                     X
pH meter Corning                                                                                     X
pH meter Fisher Scientific                                                                           X
Phastsystem                                                                                          X
pipettes electronic Eppendorf                                                                        X
plate reader (Molecular Devices)                                                                     X
plate reader Rid                                                                                     X
plate washer                                                                                         X
power supply                                                                                         X
power supply Bio Rad                                                                                 X
power supply BioRad                                                                                  X
power supply EC105                                                                                   X
printer HP Desk Writer C                                                                             X
printer Thermal                                                                                      X
pulsor BioRad Gene                                                                                   X
pump Cole Palmer                                                                                     X
pump Drives Masterflex                                                                               X
pump Masterflex                                                                                      X
pump Masterflex                                                                                      X
pump Pharmacia Vacu Gene                                                                             X
pump Watson Marlow                                                                                   X
recorder 102                                                                                         X
red light                                                                                            X
refrigerator Baxter Scientific rcu1386aba-sb                                                         X
refrigerator Kenmore                                                                                 X
refrigerator Kenmore                                                                                 X
refrigerator Kenmore -20 degrees C                                                                   X
refrigerator Kenmore 2-8 degrees C                                                                   X
refrigerator Kenmore 4 degrees C                                                                     X
refrigerator Kenmore -4 degrees C                                                                    X
refrigerator Kenmore -4 degrees C                                                                    X
refrigerator Kenmore enzymes                                                                         X
Sartorious Scale                                                                                     X
Sartorious Scale                                                                                     X
Sartorious Scale                                                                                     X
scale ATI Cahn                                                                                       X
scale Ohaus precision plus                                                                           X
scale Sartorious                                                                                     X
scale Sartorious                                                                                     X
scale Sartorious                                                                                     X
scale Sartorious                                                                                     X
sealer                                                                                               X
shaker                                                                                               X
shaker                                                                                               X
shaker (orbital)                                                                                     X
shaker bath                                                                                          X
shaker Lab-Line                                                                                      X
shelving Unit (5 shelves)                                                                            X
solid state MasterFlex Speed Control                                                                 X
sonic water bath                                                                                     X
sonicator                                                                                            X
sonicator                                                                                            X
spectrophotometer                                                                                    X
spectrophotometer Beckman                                                                            X
spectrophotometer Beckman                                                                            X
spectrophotometer Beckman UV                                                                         X
spectrophotometer HP Diode Array                                                                     X
speed vac (big)                                                                                      X
speed vac (small)                                                                                    X
stir plate Fisher Scientific                                                                         X
stirrer Corning                                                                                      X
stirrer Fisher                                                                                       X
stirrer magnetic Canlab                                                                              X
stirrer rotator                                                                                      X
stirrer/hot plate Corning                                                                            X
stirrer/hot plate Corning                                                                            X
stirrers magnetic                                                                                    X
storage box for fittings                                                                             X
table                                                                                                X
table                                                                                                X
table                                                                                                X
table                                                                                                X
table marble                                                                                         X
thermal reactor                                                                                      X
thermolyne TempiTronic                                                                               X
trans blot cell                                                                                      X
transluminator                                                                                       X
Ultra Centrifuge                                                                                     X
UV cord 52                                                                                           X
versa bath Fisher Scientific                                                                         X
water bath                                                                                           X
water bath                                                                                           X
water bath                                                                                           X
Water Bath Incubator                                                                                 X
water bath Polystat                                                                                  X
water bath Precision Scientific                                                                      X
water bath refrigerated                                                                              X
water bath refrigerator micro cooler                                                                 X
---------------------------------------------------------------------------------------------------------------

                                Schedule 12.1(q)
                                ----------------

                                    EXHIBIT C
                                    ---------

                                  Services Fee

Schedule 12.1 (q) Exhibit C EmployeesServices                                                                             Page 1/1

IBEX will make available to BioMarin the service of the following IBEX employees for 12 months post signing.


----------------------------------------------------------------------------------------------------------------------------------
                                                                   Salary +       Including     Annual     Hourly        Max
Name                       Function                  Salary      Benefits (1)     Overheads     Hours       Rate        Avail
----------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXX           Administration               XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      25%
XXXXXXXXXXXXX              Purchasing                   XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      25%
XXXXXXXXXXXXXXXX           Payroll/Budgets              XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      25%
XXXXXXXXXXXXXXXXXXXXX      Fermentation                 XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      50%
XXXXXXXXXXXXXXXXX          Fermentation                 XXXXXXX        XXXXXXX       XXXXXXXX       1770      XXXXXX      50%
----------------------------------------------------------------------------------------------------------------------------------

(1) Current rate: Rates will be adjusted if compensation rises as a function of the normal course of business.


                                Schedule 12.1(q)
                                ----------------

                                    EXHIBIT D
                                    ---------

                                    Space Fee

Schedule 12.1 (q) Exhibit D- Space Costs                                                                                    Page 1/2

                                                                                                         ---------------------------
                                            Total annual                         Cost / sq. ft.  Usage      BioMarin     BioMarin
                                                costs         Unit         Basis     or PP      Factor       Account    Cost/Sq. Ft
------------------------------------------------------------------------------------------------------------------------------------
Facility Costs:
Opex Rent and admin fees                     $128,994.69     Sq. ft.      19,712     $ 6.54     9,245     $ 60,498.98    $     6.54
Opex Monthly expense Charges                 $ 16,921.68     Sq. ft.      19,712     $ 0.86     9,245     $  7,936.33    $     0.86
Municipal Taxes                              $ 11,204.50     Sq. ft.      19,712     $ 0.57     9,245     $  5,254.95    $     0.57
Business and water tax                       $ 13,722.11     Sq. ft.      19,712     $ 0.70     9,245     $  6,435.72    $     0.70
Hydro                                        $ 39,964.72     Sq. ft.      19,712     $ 2.03     9,245     $ 18,743.60    $     2.03
Cleaning / Maintenance                       $ 14,495.00     Sq. ft.      19,712     $ 0.74     9,245     $  6,798.21    $     0.74
Property Insurance                           $ 15,840.00     Sq. ft.      19,712     $ 0.80     9,245     $  7,429.02    $     0.80
Securitas - Alarm monitoring                 $  1,920.79     Sq. ft.      19,712     $ 0.10     9,245     $    900.86    $     0.10
Kazmat - Ventillation Maintenance            $  2,267.80     Sq. ft.      19,712     $ 0.12     9,245     $  1,063.61    $     0.12
Inspections                                  $  1,194.00     Sq. ft.      19,712     $ 0.06     9,245     $    559.99    $     0.06
------------------------------------------------------------------------------------------------------------------------------------
Sub-total Building Costs                     $246,525.29     Sq. ft.      19,712    $ 12.51     9,245     $115,621.26    $    12.51
------------------------------------------------------------------------------------------------------------------------------------
Office Services:
Bell lines/Equipment Charges                 $  5,640.00     Sq. ft.      19,712     $ 0.29     9,245     $  2,645.18    $     0.29
Phone - voice                                $  1,050.24     Sq. ft.      19,712     $ 0.05     9,245     $    492.57    $     0.05
Long Distance rebate contract                $    684.00     Sq. ft.      19,712     $ 0.03     9,245     $    320.80    $     0.03
Canon 6050 Service agreement                 $    848.00     Sq. ft.      19,712     $ 0.04     9,245     $    397.72    $     0.04
Stamp machine and scale                      $  2,701.74     Sq. ft.      19,712     $ 0.14     9,245     $  1,267.13    $     0.14
Postage                                      $  5,170.00     Sq. ft.      19,712     $ 0.26     9,245     $  2,424.75    $     0.26
Intersan waste removal                       $  1,428.00     Sq. ft.      19,712     $ 0.07     9,245     $    669.74    $     0.07
------------------------------------------------------------------------------------------------------------------------------------
Sub-total: Office Services                   $ 17,521.98     Sq. ft.      19,712     $ 0.89     9,245     $  8,217.87    $     0.89
------------------------------------------------------------------------------------------------------------------------------------
Lab Service Charges:
Canon IR330 lease + service (downstairs)     $  7,498.40      Cost      $  7,498     $ 1.00       0.5     $  3,749.20    $ 7,498.40
Gaz Metropolitain                            $  2,184.04     Sq. ft.       2,184     $ 1.00     2,654     $  2,654.00    $     1.00
Megs - cylinder rental                       $  1,449.36      Cost      $  1,449     $ 1.00       0.5     $    724.68    $ 1,449.36
Service Contracts: BM Dedicated Equipment    $  1,475.00      Cost      $  1,475     $ 1.00       1.0     $  1,475.00    $ 1,475.00
Service Contracts: Shared Lab Equipment      $ 67,535.00      Cost      $ 67,535     $ 1.00       0.5     $ 33,767.50    $67,535.00
------------------------------------------------------------------------------------------------------------------------------------
Sub-total Lab Service Charges                $ 80,141.80     Sq. ft.       4,500     $ 5.00     2,654     $ 42,370.38    $    15.96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total Annual Space Costs                     $344,189.07                                                  $166,209.51
------------------------------------------------------------------------------------------------------------------------------------

Schedule 12.1 (q) Exhibit D- Space Costs                                                                                    Page 2/2


------------------------------------------------------------------------------------------------------------------------------------
Administrative Services:
Cafeteria (Coffee / tea / milk /
  bottled water)                             $  2,290.00  Per Person          19  $  120.53         8     $    964.21            NA
Conamex (IS) Service Fees                    $ 52,408.00  Per Person          19  $2,758.32         8     $ 22,066.53            NA
Fax Maintenance Agreement-Lab                $    448.60  Per Person          19  $   29.91         8     $    239.25            NA
Facility Management                          $ 16,750.00  Per Person          19  $  881.58         8     $  7,052.63            NA
Payroll Services                             $ 17,754.00  Per Person          19  $  934.42         8     $  7,475.37            NA
Receptionist Services                        $ 30,500.00  Per Person          19  $1,605.26         8     $ 12,842.11            NA
Videotron - Internet connection              $  7,800.00  Per Person          19  $  410.53         8     $  3,284.21            NA
------------------------------------------------------------------------------------------------------------------------------------
Sub-total: Administrative Services           $127,950.60                                                  $ 53,924.31            NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total                                        $472,139.67                                                  $220,133.82            NA
------------------------------------------------------------------------------------------------------------------------------------

                        Schedule 12.1(t) - Quebec Opinion
                        ---------------------------------



           [CANADIAN LEGAL OPINION ON LETTERHEAD OF MCCARTHY TETRAULT]




                                                                         o, 2001
BIOMARIN PHARMACEUTICAL INC.
BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY
371 BEL MARIN KEYS BLVD.
NOVATO, CALIFORNIA
94949

Dear Sirs:

We have acted as counsel to IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma") and Technologies IBEX R&D Inc. ("IBEX R&D") (IBEX, IBEX Pharma and IBEX R&D being collectively referred to herein as the "IBEX Canadian Companies") and IBEX Technologies LLC ("IBEX LLC") and IBEX Technologies Corp ("IBEX Corp") (the IBEX Canadian Companies and IBEX LLC and IBEX Corp. being collectively referred to herein as the "IBEX Group") in connection with the preparation, execution and delivery of a Canadian Asset Purchase Agreement dated as of o, 2001 (the "Canadian Agreement"), by and among the members of the IBEX Group and BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS") (collectively, the "BioMarin Group"). IBEX LLC and IBEX Corp are collectively referred to herein as the "IBEX US Companies".

This opinion is delivered to you pursuant to the Canadian Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Canadian Agreement.

In connection with this opinion, we have examined originals or copies certified or authenticated to our satisfaction, of the following:

(a)      the Canadian Agreement;

(b) a license agreement dated as of o, 2001 among the members of the BioMarin Group, BioMarin Enzymes Inc. ("BioMarin US") and IBEX and IBEX Pharma (the "License Agreement");

(c) a services, equipment and space sharing agreement dated as of o, 2001 among the members of the BioMarin Group and the members of the IBEX Group (the "Services Agreement");

(d) a Certificate of Good Standing of IBEX dated o, 2001 issued by Industry Canada (the "IBEX Good Standing Certificate");

(e) a Certificate of Good Standing of IBEX Pharma dated o, 2001 issued by Industry Canada (the "IBEX Pharma Good Standing Certificate");

(f) a Certificate of Good Standing of IBEX R&D dated o, 2001 issued by o (the "IBEX R&D Good Standing Certificate"); and

(g) a certificate of a senior officer of each member of the IBEX Group dated as of the date hereof, a copy of which is attached hereto (the "Officer's Certificate").

We have examined originals or copies, certified or identified to our satisfaction, of the constating documents and by-laws of each of the IBEX Canadian Companies and of such corporate records of each of the IBEX Canadian Companies, certificates of public officials, officers of each of the members of the IBEX Group and such other documents and have considered such questions of law and have made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) there has not been any mutual mistake of fact or misunderstanding, error, fear, lesion, fraud, duress, or undue influence; (f) there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of the Canadian Agreement and/or the Services Agreement (collectively, the "Documents"); (g) the contracts, agreements or instruments to which each of the members of the IBEX Group is a party or by which their properties are bound, specifically excluding the Documents and the U.S. Purchase Agreement, will be enforced as written; (h) all Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the Documents; (i) all Parties will act in accordance with the terms and conditions of the Documents;
(j) each member of the BioMarin Group has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; (k) each of the Documents has been duly executed and delivered by the members of the BioMarin Group; (l) each of the Documents constitutes a valid and legally binding obligation of each member of the BioMarin Group; (m) each of the IBEX US Companies has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which see the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; and
(n) each of the Documents has been duly executed and delivered by each of the IBEX US Companies.

As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the members of the IBEX Group in the Documents and we assume compliance on the part of all Parties with their covenants and agreements contained therein.

We are qualified to carry on the practice of law in the Province of Quebec only and we express no opinion as to any laws or matters governed by any laws, other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Province of Quebec and the federal laws of Canada applicable herein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the IBEX Good Standing Certificate, the IBEX Pharma Good Standing Certificate and the IBEX R&D Good Standing Certificate.

The phrase "to our knowledge" when used in this opinion is intended to indicate that, during the course of our representation of the members of the IBEX Group, no information that would give us actual knowledge (as at the date hereof) of the inaccuracy of such opinions has come to the attention of the lawyers advising the members of the IBEX Group.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1. Each of the IBEX Canadian Companies is duly incorporated under the laws of its respective jurisdiction of incorporation and has not been dissolved.

2. Each of the IBEX Canadian Companies has all necessary corporate power, authority and capacity to own, lease and operate its respective property and assets and to execute, deliver and perform each of the Documents and the License Agreement. Each of the IBEX Canadian Companies has received all necessary corporate approvals in connection with the execution, delivery and performance of each of the Documents and the License Agreement.

3. To our knowledge there are no outstanding options, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance, sale or transfer of any of the Canadian Assets.

4. The execution, delivery and performance by each of the IBEX Canadian Companies of each of the Documents and the License Agreement and the consummation of the Transaction will not; (i) violate, conflict with or result in the breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of any of the IBEX Canadian Companies; or (ii) subject to the Bulk Sales Carve-out, contravene any laws of the Province of Quebec; or (iii) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which any of the IBEX Canadian Companies is subject; and (iv) to our knowledge, neither of the Documents nor the License Agreement contravenes any indenture, agreement, instrument or understanding to which any of the IBEX Canadian Companies is a party or by which any of the IBEX Canadian Companies is bound.

5. The execution, delivery and performance by each of the IBEX US Companies of the Documents and the License Agreement and the consummation of the Transaction will not; (i) subject to the Bulk Sales Carve-Out, contravene any laws of the Province of Quebec; (ii) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which either of the IBEX US Companies is subject; and (iii) to our knowledge, neither of the Documents nor the License Agreement contravenes any indenture, agreement, instrument or understanding to which either of the IBEX US Companies is a party or by which either of the IBEX US Companies is bound.

6. Save and except as provided in the Documents and/or the License Agreement, no authorization, consent or approval of, or filing with or notice to; (i) any governmental agency or regulatory body; or (ii) to our knowledge, any court or other Person; is required to be obtained by any member of the IBEX Group in connection with the execution, delivery or performance of the Documents and.or the License Agreement by each member of the IBEX Group.

7. To our knowledge, save and except as provided in the Canadian Agreement, there is no action, suit, litigation, arbitration or proceeding in progress or pending against or relating to any member of the IBEX Group nor are we aware of any judgment, decree, injunction or order of any court, government department, commission, agency or arbitration outstanding against any member of the IBEX Group.

8. Each of the Documents and the License Agreement has been duly executed and delivered by each member of the IBEX Group.

9. Each of the Documents is a legal, valid and binding obligation of each member of the IBEX Group, enforceable against each member of the IBEX Group in accordance with its terms.

The opinion set forth in section 9 above is subject to the qualifications that:

         (i) Enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or

                                                                          Page 5
                  winding-up laws or other similar laws affecting the enforcement of creditors' rights generally.

         (ii) Enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction and may not be awarded where damages are considered an adequate remedy.

         (iii) A provision purporting to allow severance of a provision or restricting its effect may not be enforceable if such severance or restriction would not accord with public policy or would involve a court in making a new contract for the parties.

         (iv) We express no opinion as to the validity of any provision in the Documents that purports to establish any evidentiary standard or purports to give or affect any right to notice.

         (v) We express no opinion as to any non-competition clause or covenant in any document or agreement to be delivered under the terms of the Canadian Agreement.

This opinion is rendered solely for your benefit in connection with the Transaction and is not to be relied upon by any other Person or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent. This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein.

Yours very truly,

                         Schedule 12.1(t) - U.S. Opinion
                         -------------------------------



                          [LETTERHEAD OF U.S. COUNSEL]




                                                                         o, 2001
BIOMARIN PHARMACEUTICAL INC.
BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY
371 BEL MARIN KEYS BLVD.
NOVATO, CALIFORNIA
94949

Dear Sirs:

We have acted as counsel to IBEX Technologies LLC ("IBEX LLC") and IBEX Technologies Corp ("IBEX Corp") in connection with the preparation, execution and delivery of a Canadian Asset Purchase Agreement dated as of o, 2001 (the "Canadian Agreement"), by and among IBEX LLC and IBEX Corp (collectively, the "IBEX US Companies") and IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma") and Technologies IBEX R&D Inc. ("IBEX R&D") and BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS") (collectively, the "BioMarin Group"). We have also acted as counsel to IBEX, IBEX Pharma and IBEX R&D (collectively, the "IBEX Canadian Companies"). The IBEX US Companies and the IBEX Canadian Companies are collectively referred to herein as the "IBEX Group".

This opinion is delivered to you pursuant to the Canadian Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Canadian Agreement.

In connection with this opinion, we have examined originals or copies certified or authenticated to our satisfaction, of the following:

(a)      the Canadian Agreement;

(b) a license agreement dated as of o, 2001 among the members of the BioMarin Group, BioMarin Enzymes Inc. ("BioMarin US"), IBEX and IBEX Pharma (the "License Agreement");

(c) a services, equipment and space sharing agreement dated as of o, 2001 among the members of the IBEX Group and the members of the BioMarin Group (the "Services Agreement");

(d) a Certificate of o of IBEX Corp. dated o, 2001 issued by o (the "IBEX Corp. Good Standing Certificate");

(e) a Certificate of o of IBEX LLC dated o, 2001 issued by o (the "IBEX LLC Good Standing Certificate"); and

(f) a certificate of a senior officer of each of the IBEX US Companies dated as of the date hereof, a copy of which is attached hereto (the "Officer's Certificate").

We have examined originals or copies, certified or identified to our satisfaction, of the constating documents and by-laws of each of the IBEX US Companies and of such corporate records of each of the IBEX US Companies, certificates of public officials, officers of each of the members of the IBEX Group and such other documents and have considered such questions of law and have made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) there has not been any mutual mistake of fact or misunderstanding, error, fear, lesion, fraud, duress, or undue influence; (f) there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of the License Agreement; (g) the contracts, agreements or instruments to which either IBEX and/or IBEX Pharma is a party or by which their properties are bound, specifically excluding the License Agreement, will be enforced as written; (h) all Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the License Agreement; (i) all Parties will act in accordance with the terms and conditions of the License Agreement;
(j) each member of the BioMarin Group and BioMarin US has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; (k) the License Agreement has been duly executed and delivered by the members of the BioMarin Group and BioMarin US; (l) the License Agreement constitutes a valid and legally binding obligation of each member of the BioMarin Group and BioMarin US; (m) each of IBEX and IBEX Pharma has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which see the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; and
(n) the License Agreement has been duly executed and delivered by each of IBEX and IBEX Pharma.

As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of IBEX and IBEX Pharma in the License

Agreement and we assume compliance on the part of all Parties with their covenants and agreements contained therein.

We are solicitors qualified to carry on the practice of law in the o only and we express no opinion as to any laws or matters governed by any laws, other than the laws of o. The opinions herein are limited to the laws of o applicable herein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the IBEX Corp. Good Standing Certificate and the IBEX LLC Good Standing Certificate.

The phrase "to our knowledge" when used in this opinion is intended to indicate that, during the course of our representation of the IBEX US Companies, no information that would give us actual knowledge (as at the date hereof) of the inaccuracy of such opinions has come to the attention of the lawyers advising the IBEX US Companies.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1. Each of the IBEX US Companies is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has not been dissolved.

2. Each of the IBEX US Companies has all necessary corporate power, authority and capacity to own, lease and operate its respective property and assets and to execute, deliver and perform the Canadian Agreement and the Services Agreement. Each of the IBEX US Companies has received all necessary corporate approvals in connection with the execution, delivery and performance of the Canadian Agreement and the Services Agreement.

3. The execution, delivery and performance by each of the IBEX US Companies of the Canadian Agreement and the Services Agreement and the consummation of the Transaction will not; (i) violate, conflict with or result in the breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of either of the IBEX US Companies; or (ii) contravene any laws of the State of Delaware; or
         (iii) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which either of the IBEX US Companies is subject.

4. Save and except as provided in the Canadian Agreement, no authorization, consent or approval of, or filing with or notice to; (i) any governmental agency or regulatory body; or (ii) to our knowledge, any court or other Person; is required to be obtained by any of the IBEX US Companies in connection with the execution, delivery or performance of the Canadian Agreement and the Services Agreement by each of the IBEX US Companies.

5. Each of the Canadian Agreement and the Services Agreement has been duly executed and delivered by each of the IBEX US Companies.

6. The License Agreement is a legal, valid and binding obligation of each member of the IBEX Group, enforceable against each member of the IBEX Group in accordance with its terms.

The opinion set forth in section 6 above is subject to the qualifications that:

         (i) Enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally.

         (ii) Enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction and may not be awarded where damages are considered an adequate remedy.

         (iii) A provision purporting to allow severance of a provision or restricting its effect may not be enforceable if such severance or restriction would not accord with public policy or would involve a court in making a new contract for the parties.

         (iv) We express no opinion as to the validity of any provision in the License Agreement that purports to establish any evidentiary standard or purports to give or affect any right to notice.

This opinion is rendered solely for your benefit in connection with the Transaction and is not to be relied upon by any other Person or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent. This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein.

Yours very truly,

         Schedule 13.2 - Post-Closing Canadian Assigned Rights Consents
         --------------------------------------------------------------

All Contracts itemized on Schedule 5.1(s) other than Contracts to be assigned at Closing listed on Schedule 2.1(b) and Contracts which are identified as not being assignable in Schedule 5.1(s).

                     Schedule 15.2 - BioMarin Press Release
                     --------------------------------------





Press Release

Contacts:

Jeremy T. Price                                      Sharon Karlsberg
Financial and Investor Relations                     Director
BioMarin Pharmaceutical Inc.                         Feinstein Kean Healthcare
(415) 884-6777                                       (617) 577-8110


BioMarin To Acquire Enzyme Products From IBEX Technologies

 Neutralase(TM) to Enter Phase III Clinical Program for Coronary Artery Bypass
             Graft;Phenylase in Preclinical Development for Phenylketonuria

     Conference Call and Webcast to be Held Today at 4:15 PM EDT (2215 CET)

     Novato, California, October 10, 2001 - BioMarin Pharmaceutical Inc. (Nasdaq and SWX New Market: BMRN) today announced that it has reached a definitive agreement with IBEX Technologies Inc. (Toronto Stock Exchange: IBT) to acquire the rights to all IBEX pharmaceutical assets. IBEX's portfolio of enzyme therapeutics will complement BioMarin's existing pipeline of products for serious, life-threatening diseases and conditions.


     New Product Additions to the BioMarin Pipeline

     IBEX's lead product, NeutralaseTM, is an injectable heparinase that reverses the anticoagulation of blood by heparin and other new heparin-like anticoagulants. Neutralase is a carbohydrate-modifying enzyme that cleaves heparin, a glycosaminoglycan (GAG), in a manner similar to the activity of BioMarin's two enzyme replacement therapies: AldurazymeTM for the treatment of MPS I and rhASB for the treatment of MPS VI. Based on positive safety and efficacy data from IBEX's clinical trials of Neutralase, BioMarin plans to initiate a Phase III trial of Neutralase in Coronary Artery Bypass Graft (CABG) surgery in 2002.

     In addition, IBEX has an early development stage program for Phenylase, an orally active enzyme with the potential to treat Phenylketonuria (PKU), a genetic disease caused by an enzyme deficiency that can lead to progressive, severe, and irreversible mental retardation.


     Terms of the Agreement

     Under the terms of the agreement, BioMarin will acquire IBEX's pharmaceutical assets for US$10.5 million, with all but US$2 million payable in shares of BioMarin common stock.

     BioMarin will also make contingent payments of up to US$9.5 million to IBEX upon U.S. FDA approval of products acquired from IBEX.

     The boards of directors of BioMarin and IBEX have approved the transaction, which is subject to customary closing conditions. The transaction is expected to close in the fourth quarter of this year. Leerink Swann & Co. acted as financial advisor to BioMarin with regard to this transaction.

     Fredric D. Price, BioMarin's Chairman and Chief Executive Officer said, "Neutralase and Phenylase represent novel approaches to solving medically-important problems that affect hundreds of thousands of patients in North America and Europe. The acquisition of these promising compounds further expands BioMarin's portfolio of treatments developed through our enzyme and carbohydrate chemistry expertise.

     "Neutralase is a unique late-stage product with the potential to significantly reduce the serious problems associated with heparin reversal. With the addition of Neutralase, BioMarin will have five drug candidates in clinical trials next year: Aldurazyme, rhASB, Vibriolysin, Neutralase, and a fifth product that will advance from our internal development pipeline."

     Robert Heft, Ph.D., Co-founder, President, and Chief Operating Officer of IBEX, added, "BioMarin's expertise in enzyme research, production, quality control and assurance, process development, and clinical trials management will greatly enhance the ability to effectively advance Neutralase and Phenylase through their next stages of development. I am looking forward to assuming my new position as Vice President, Product Development at BioMarin and contributing, with my team here in Montreal, to BioMarin's success."


     Background on Neutralase and Phenylase Markets

     There are approximately 300,000 CABG procedures and 725,000 angioplasties each year in the United States that could potentially benefit from heparin reversal. Estimates for the European markets are projected to be as large as those in the U.S. In addition, preclinical studies have shown that Neutralase may be effective as a reversal agent for the low molecular weight heparins (LMWHs) that are used in many surgeries such as hip and knee replacements as well as for a new class of drugs, pentasaccharides, that are also being developed for these indications.

     Currently, protamine is the only product available for the reversal of heparin anticoagulation. Protamine has been known to cause significant problems during the reversal of heparin anticoagulation, but it has continued to be used in the absence of an appropriate alternative. According to numerous published articles, risks associated with protamine usage include: sudden decreases in blood pressure, depression of heart function, pulmonary hypertension, acute allergic reactions, complement activation, and strokes. IBEX's clinical trials have demonstrated that Neutralase adequately reverses heparin anticoagulation and improves blood pressure characteristics when compared to protamine. Additional data suggest that Neutralase may address other serious problems that have been linked to protamine usage as well.

     Jeffrey Borer, M.D., Chief, Division of Cardiovascular Pathophysiology, Weill Medical College of Cornell University, noted, "Protamine complications during heart surgery are well known, but currently there are no other heparin antidotes. In clinical testing during open heart surgery, Neutralase has demonstrated the potential of being an effective alternative to protamine without its unwanted hemodynamic complications."

     Jean-Francois Tanguay, M.D., Montreal Heart Institute, and principal investigator for IBEX's Phase II trial of Neutralase in angioplasty, commented, "Heparin reversal following angioplasty is uncommon because of the lack of a suitable drug. Initial clinical evaluation in patients undergoing angioplasty demonstrated that Neutralase has the ability to significantly reduce the time to sheath removal and the time required for safe patient ambulation."

     PKU affects approximately 50,000 patients in North America and Europe. There are no drugs currently approved for treatment of PKU, and patients are required to adhere to strict, protein avoiding diets. The special formulas and foods are estimated to cost more than $5,000 per patient per year over normal food requirements. Many patients over five to ten years of age have difficulty maintaining this dietary regimen, and their elevated phenylalanine levels lead to a variety of problems with brain function. Phenylase is an oral enzyme therapy that has the potential to reduce phenylalanine levels while allowing a less restricted, more palatable diet.

     Charles R. Scriver, M.D., Alva Professor of Human Genetics, McGill University, said, "Up to now, treatment of thousands of PKU patients has been accomplished by changing lifestyle, diet and the intake of protein and phenylalanine. Almost fifty years of dietary treatment reveal how arduous and difficult it is. Oral enzyme substitution therapy with Phenylase has been demonstrated in a PKU animal model. It is time to move Phenylase forward so that it can be studied and used in the human patient."

     BioMarin will host a conference call and webcast to discuss this acquisition today at 4:15 PM EDT (2215 CET). This event can be accessed on the BioMarin website at: http://investor.biomarinpharm.com.

                  Date: Wednesday, October 10, 2001

                  Time: 4:15 PM EDT (2215 CET)

                  U.S. & Canada Toll-free Dial in #: 1-800-997-8642

                  International Dial in #: 1-973-694-6836

                  Replay Toll-free Dial in #: 1-800-428-6051

                  Replay International Dial in #: 1-973-709-2089

                  Replay Code #: 212381







     Questions and Answers Related to the Transaction

     In order to provide comprehensive information to all investors regarding this transaction, BioMarin is taking this opportunity to present questions and answers related to this transaction on the accompanying pages.

     BioMarin specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and conditions.

     IBEX is a biopharmaceutical company developing enzyme-based therapeutics for a variety of applications, particularly cardiovascular disease and diseases of genetic origin.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., and the acquisition of the assets to be acquired from IBEX and the products of IBEX. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the completion of the acquisition, progress of BioMarin's product programs, including the ability to integrate the programs being acquired from IBEX, the actual results of the current and proposed clinical trials, actions of regulatory authorities, future availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undo reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

                          BioMarin Pharmaceutical Inc.

              QUESTIONS AND ANSWERS RELATING TO THE ACQUISITION OF

                 NEUTRALASE AND PHENYLASE FROM IBEX TECHNOLOGIES
--------------------------------------------------------------------------------

QUESTIONS ON NEUTRALASE


1. Question:  What kind of an enzyme is Neutralase and how does it work?

         Answer: Neutralase (heparinase I) is a carbohydrate-modifying enzyme that cleaves heparin at specific places important for anticoagulation. By cleaving heparin, Neutralase reverses heparin's anticoagulative effects. Importantly, Neutralase can also cleave and neutralize the anticoagulative effects of the new low molecular weight heparins (LMWHs) and the synthetic heparin-like pentasaccharide Arixtra(R) (fondaparinux sodium) from Sanofi-Synthelabo and Organon. We believe that no product other than Neutralase will have the capability of reversing all of these new products.


2. Question: How does Neutralase fit into BioMarin's pipeline of enzyme products?

         Answer: Like all of our existing products that treat genetic diseases, Neutralase is a carbohydrate-modifying enzyme. It cleaves heparin, a type of glycosaminoglycan or `GAG' (carbohydrate). Our two lead products - Aldurazyme for MPS I and rhASB for MPS VI - also cleave GAGs.


3. Question: What are the potential indications for Neutralase and what is its competition?

         Answer: Neutralase has the potential for use as a reversal agent for heparin anticoagulation in open-heart surgery such as coronary artery bypass graft (CABG) procedures, interventional cardiology procedures such as angioplasty, and whenever heparin or heparin-like anticoagulants need reversal. Protamine sulfate is the only agent currently available to reverse heparin and its use is associated with numerous side effects as detailed in question number four below. In addition, protamine cannot efficiently reverse the activity of low molecular weight heparins, heparinoids or Arixtra. Neutralase, on the other hand, has been shown to reverse these newer anticoagulation products in preliminary trials (Yang et al., 1986; Jeske and Fareed, 1999; Zmuda et al., 2000; Daud et al., 2001; Yu et al., 2000).

Protamine is used more than 2,000,000 times annually (Carr and Silverman, 1999) in the U.S. alone, and Neutralase could potentially be used to reverse heparin in all of these situations as well as in the other situations in which reversal of heparin is currently avoided due to protamine's side effects.

4. Question: What is protamine and what problems associated with its use complicate and limit its utility?

         Answer: Protamine is a positively charged polymer derived from salmon sperm that inactivates heparin by binding to it, forming large macromolecular complexes. Protamine has been known to cause significant problems during reversal of heparin anticoagulation, but it has continued to be used in the absence of an appropriate alternative (Carr and Silverman, 1999; Weiler et al., 1985; Weiler et al., 1990; Kimmel et al., 1998). Some of these known problems are detailed below:


     o Sudden decreases in blood pressure. Protamine is known to cause sudden decreases in blood pressure during administration for reversal of heparin during bypass surgery. This effect may be due to the large protamine-heparin complex that causes the release of mediators that dilate blood vessels and lower blood pressure. In addition, it may have a direct effect on decreasing cardiac function (Del Re et al., 1993; Carr and Silverman, 1999). Anesthesiologists must infuse protamine slowly and provide immediate blood pressure support in patients during heparin reversal after open-heart surgery in order to try to manage this common problem.

     o Increased pulmonary blood pressure (pulmonary hypertension). The reversal of heparin with protamine routinely induces sudden increases in pulmonary blood pressure (pulmonary hypertension) due to the release of mediators, such as thromboxane, which can put excess strain on the heart immediately following surgery and lead to catastrophic consequences (Morel et al., 1987; Lowenstein and Zapol, 1990; Carr and Silverman, 1999).

     o Acute allergic reactions. Most patients having acute allergic reactions to protamine have not had prior protamine exposure and have no known predisposing condition. Patients with prior exposure to protamine, such as diabetics using protamine-formulated insulin (also called NPH), can have acute anaphylaxis reactions during heparin reversal with protamine (Weiss et al., 1989; Porsche and Brenner, 1999). A study by Gupta et al 1986 found that 3% of all insulin dependent diabetics and 0.2% of all persons undergoing vascular surgery at their institution had anaphylactoid reactions to protamine and an associated overall mortality rate of 36%. Though less common, these allergic reactions can be severe.

     o Complement activation. The large protamine-heparin complexes formed after protamine administration can activate the classical complement pathway, a type of inflammatory immune response (Morel et al., 1987; Carr and Silverman, 1999). The activation of complement components and subsequent complement cascade has been associated with post-operative arrhythmias (Bruins et al., 2000). Indiscriminate activation of complement can cause tissue injury, as the complement cascade leads to the production of activated complement complexes that bind and attack tissues and release secondary mediators, such as thromboxane. These actions are associated with temporary organ dysfunction and morbidity after surgery.

     o        Platelet dysfunction and leukocyte sequestration.
              Protamine alters the function of platelets and leukocytes and associated cell surface receptor expression which leads to decreased or abnormal platelets and decreased leukocytes (Mochizuki et al., 1998; Ammar and Fisher, 1997).

     o        Strokes when used in carotid endarterectomy (CEA).
              Protamine is often avoided in vascular surgery because it can promote clot formation at the surgical site. Mauney et al (Mauney et al., 1995) published a report on a consecutive series of 348 patients undergoing carotid surgery and found a postoperative stroke rate of 2.6% when protamine was used versus no strokes without protamine.


5. Question: What are the most important results from the Neutralase Phase I and II clinical trials?

         Answer: The Phase I and Phase II clinical trials described below indicated that the drug was safe, well tolerated and effective at reversing anticoagulation by heparin in a dose-dependent fashion. The data show that Neutralase can reverse heparin anticoagulation with fewer decreases in systolic blood pressure and fewer increases in pulmonary blood pressure than protamine.

     o Results from use in CABG surgery. A Phase II study using a dose of 10 ug/kg or 15 ug/kg demonstrated successful reversal of heparin. This trial was initiated to assess a higher baseline dose of Neutralase and an improved regimen for re-administration more in line with current clinical practice. Seventeen hospitals in the U.S. and Germany participated in the first stage of the trial. The interim analysis was conducted after the first 94 patients undergoing CABG surgery were enrolled. In the study, patients were randomly assigned to one of three treatment arms - Neutralase 10 ug/kg, Neutralase 15 ug/kg, or protamine - in a double blind, controlled comparison of Neutralase to protamine. The study demonstrated adequate reversal with both the 10 ug/kg and 15 ug/kg doses of Neutralase and again reaffirmed the improved blood pressure characteristics of reversal with Neutralase over protamine. The data suggested that a similar but larger Phase III trial would meet its endpoint of no significant difference (difference of < 300 cc) in chest tube drainage.


     o Results from use in angioplasty. A Phase II trial in angioplasty demonstrated that the patients could complete the procedure faster (removal of the vascular sheath one and a half to two hours sooner) and ambulate three to four hours sooner (Tanguay et al., 2001).

6. Question: What happened to the first Phase III Neutralase trials initiated by IBEX

         Answer: An inadequate dose and dosing regimen were used in the first Phase III trial and led to inadequate reversal of heparin. An appropriate dose and dosing regimen have been determined based on the Phase II trial noted above and will be used in subsequent trials. Additional detail is provided below.

The initial Phase III trial in CABG showed that the dose used (7 ug/kg) and the dosing regimen were not sufficient to completely reverse heparin in comparison to protamine. In the first Phase III, the criterion for clinically successful reversal was an activated clotting time of less than 20 seconds. This criterion was not stringent enough and allowed some patients to receive an inadequate dose of Neutralase. In addition, the protocol did not take into account specific common practices in CABG such as the return of heparinized pump blood to the patient, which would necessarily require more reversal agent. The Phase III trial was stopped after 169 total patients were enrolled due to increased chest tube drainage and unfavorable re-operation rates compared with protamine. In spite of these dosing-related issues, the decreased incidence of blood pressure problems after reversal was observed with Neutralase in comparison to protamine.


7. Question: Which indication will BioMarin pursue first, why, and what other indications might it pursue?

         Answer: BioMarin plans to initiate a Phase III trial of Neutralase in the CABG indication first in 2002, because the use of Neutralase in CABG is the most advanced clinical development program. CABG is performed over 600,000 times in the U.S. and Europe each year and reversal of heparin is required in all procedures performed using heart-lung bypass.

Subsequent to initiating the Phase III trial related to CABG, BioMarin intends to pursue the use of Neutralase in angioplasty. Angioplasty is performed approximately 1.4 million times in the U.S. and Europe annually. Currently, heparin is used in angioplasty procedures to prevent thrombosis during or after the procedure. Protamine is avoided because it can cause thrombosis and blockage of the artery just opened. By avoiding protamine, the patient remains anticoagulated for hours after the procedure. The patient usually lies in bed with a sandbag on the groin waiting for the heparin to dissipate on its own before the sheath is removed and the patient can ambulate. Neutralase has been shown in a Phase II trial to safely reverse heparin and allow earlier sheath removal and earlier ambulation (Tanguay et al., 2001). Reversal with Neutralase retains some of the residual anti-thrombosis effect of heparin (known as anti-Xa activity), which is a further advantage of using Neutralase for this indication.

8. Question: In addition to reversing heparin, does Neutralase have the potential to reverse the new agents such as Low Molecular Weight Heparins (LMWHs) and Arixtra (the new pentasaccharide from Sanofi/Organon)?

         Answer: Neutralase is the only agent known to efficiently reverse these new heparin-like anti-clotting agents. Neutralase is able to inactivate these agents because it cleaves the recognition site for anti-thrombin III. The binding of anti-thrombin III to these agents is required for the inhibition of coagulation enzymes such as Factor IIa and Factor Xa. Neutralase can cleave Arixtra, the new pentasaccharide agent from Sanofi, into an inactive trimer and a dimer (Daud et al., 2001; Yu et al., 2000). Protamine does not work at all on Arixtra and works poorly on the other low molecular weight compounds. It has a relatively low affinity to bind these small heparin-like molecules


9. Question:  How is Neutralase manufactured?

         Answer: Neutralase is manufactured in large-scale batch culture of Flavobacterium heparinium in native or recombinant form. IBEX successfully manufactured clinical product through the use of a contract manufacturer at commercial 2,000 liter scale. BioMarin believes this manufacturing process will be further scaleable to larger commercial production levels.


10. Question:  What is the Neutralase intellectual property position?

         Answer: Neutralase is protected by a collection of patents regarding the heparinase enzyme, composition of matter, method of use, and methods of production.


QUESTIONS ON PHENYLASE


1. Question:  What kind of an enzyme is Phenylase and how does it work?

         Answer: Phenylase is a special stabilized microcrystalline form of the enzyme phenylalanine ammonia lyase (PAL). Phenylase is designed to destroy phenylalanine in the gut after oral administration. In doing so, it treats the phenylketonuria (PKU) patient by lowering blood phenylalanine levels, which are elevated in these patients.


2. Question:  What is the indication for Phenylase?

         Answer: Phenylase is being developed as an oral enzyme therapy for patients with PKU. PKU is a genetic disease in which the body cannot properly metabolize phenylalanine. The elevated levels of phenylalanine lead to brain damage and severe mental retardation if left untreated. There are about 50,000 patients in the US and Europe with PKU. Patients with PKU are diagnosed at birth by newborn screening and their phenylalanine levels are controlled by restrictive diet. With adequate control, brain damage can be avoided. Phenylase is currently in the preclinical stage of development.


3. Question: What do patients do today since there are no approved drugs on the market?

         Answer: The current standard of care for PKU is dietary control of phenylalanine intake. A phenlyalanine free diet is easy to maintain in babies on formula but is difficult and expensive later in life. Older patients use a special phenylalanine free formula as their main food item and supplement that with expensive special foods that are engineered to be low in phenylalanine. The special dietary foods are expensive, costing more than $5,000 per year, and are unpalatable for many patients. Most school age children, teenagers, and adults have difficulty maintaining the degree of control over phenylalanine intake recommended to achieve adequate protection of the brain. Teenagers and adults frequently go off the diet in spite of the fact that the phenylalanine control is now recommended for life (Phenylketonuria NIH consensus statement). Phenylase has the potential to provide a convenient oral medication that would allow patients to eat a normal diet and maintain a better degree of control of phenylalanine intake.


Reference List

Ammar,T. and Fisher,C.F. (1997). The effects of heparinase 1 and protamine on platelet reactivity. Anesthesiology 86, 1382-1386. Bruins,P., te,V.H., Eerenberg-Belmer,A.J., Yazdanbakhsh,A.P., de Beaumont,E.M., Eijsman,L., Trouwborst,A., and Hack,C.E. (2000). Heparin-protamine complexes and C-reactive protein induce activation of the classical complement pathway: studies in patients undergoing cardiac surgery and in vitro. Thromb. Haemost. 84, 237-243.

Carr,J.A. and Silverman,N. (1999). The heparin-protamine interaction. A review. J Cardiovasc. Surg. (Torino) 40, 659-666.

Daud,A.N., Ahsan,A., Iqbal,O., Walenga,J.M., Silver,P.J., Ahmad,S., and Fareed,J. (2001). Synthetic heparin pentasaccharide depolymerization by heparinase I: molecular and biological implications. Clin. Appl. Thromb. Hemost. 7, 58-64.

Del Re,M.R., Ayd,J.D., Schultheis,L.W., and Heitmiller,E.S. (1993). Protamine and left ventricular function: a transesophageal echocardiography study. Anesth. Analg. 77, 1098-1103.

Gupta,S.K., Veith,F.J., Ascer,E., Wengerter,K.R., Franco,C., Amar,D., el Gaweet,E.S., and Gupta,A. (1989). Anaphylactoid reactions to protamine: an often lethal complication in insulin-dependent diabetic patients undergoing vascular surgery. J Vasc. Surg. 9, 342-350.

Jeske,W. and Fareed,J. (1999). In vitro studies on the biochemistry and pharmacology of low molecular weight heparins. Semin. Thromb. Hemost. 25 Suppl 3, 27-33.

Kimmel,S.E., Sekeres,M.A., Berlin,J.A., Goldberg,L.R., and Strom,B.L. (1998). Adverse events after protamine administration in patients undergoing cardiopulmonary bypass: risks and predictors of under-reporting. J Clin. Epidemiol. 51, 1-10.

Lowenstein,E. and Zapol,W.M. (1990). Protamine reactions, explosive mediator release, and pulmonary vasoconstriction. Anesthesiology 73, 373-375.

Mauney,M.C., Buchanan,S.A., Lawrence,W.A., Bishop,A., Sinclair,K., Daniel,T.M., Tribble,C.G., and Kron,I.L. (1995). Stroke rate is markedly reduced after carotid endarterectomy by avoidance of protamine. J Vasc. Surg. 22, 264-269.

Mochizuki,T., Olson,P.J., Szlam,F., Ramsay,J.G., and Levy,J.H. (1998). Protamine reversal of heparin affects platelet aggregation and activated clotting time after cardiopulmonary bypass. Anesth. Analg. 87, 781-785.

Morel,D.R., Zapol,W.M., Thomas,S.J., Kitain,E.M., Robinson,D.R., Moss,J., Chenoweth,D.E., and Lowenstein,E. (1987). C5a and thromboxane generation associated with pulmonary vaso- and broncho-constriction during protamine reversal of heparin. Anesthesiology 66, 597-604.

Porsche,R. and Brenner,Z.R. (1999). Allergy to protamine sulfate. Heart Lung 28, 418-428.

Tanguay,J., Manika,A., Doucet,S., Bonan,R., Gosselin,G., Gregoire,J., Joyal,M., Cote,G., Crepeau,J., and deGuise,P. (2001). Heparinase-1 reversal of anticoagulation after percutaneous coronary interventions permits early sheath withdrawal. Eur. Heart J 22, 613.

Weiler,J.M., Freiman,P., Sharath,M.D., Metzger,W.J., Smith,J.M., Richerson,H.B., Ballas,Z.K., Halverson,P.C., Shulan,D.J., Matsuo,S., and . (1985). Serious adverse reactions to protamine sulfate: are alternatives needed? J Allergy Clin. Immunol. 75, 297-303.

Weiler,J.M., Gellhaus,M.A., Carter,J.G., Meng,R.L., Benson,P.M., Hottel,R.A., Schillig,K.B., Vegh,A.B., and Clarke,W.R. (1990). A prospective study of the risk of an immediate adverse reaction to protamine sulfate during cardiopulmonary bypass surgery. J Allergy Clin. Immunol. 85, 713-719.

Weiss,M.E., Nyhan,D., Peng,Z.K., Horrow,J.C., Lowenstein,E., Hirshman,C., and Adkinson,N.F., Jr. (1989). Association of protamine IgE and IgG antibodies with life-threatening reactions to intravenous protamine. N. Engl. J Med 320, 886-892.

Yang,V.C., Bernstein,H., Cooney,C.L., Kadam,J.C., and Langer,R. (1986). Removal of the anticoagulant activities of the low molecular weight heparin fractions and fragments with flavobacterial heparinase. Thromb. Res. 44, 599-610.

Yu,G., LeBrun,L., Gunay,N.S., Hoppensteadt,D., Walenga,J.M., Fareed,J., and Linhardt,R.J. (2000). Heparinase I acts on a synthetic heparin pentasaccharide corresponding to the antithrombin III binding site. Thromb. Res. 100, 549-556.

Zmuda,K., Neofotistos,D., and Ts'ao,C.H. (2000). Effects of unfractionated heparin, low-molecular-weight heparin, and heparinoid on thromboelastographic assay of blood coagulation. Am J Clin. Pathol. 113, 725-731.

                       Schedule 15.2 - IBEX Press Release
                             IBEX Technologies Inc.
                                                                 October 8, 2001
Press Release
For immediate release

        IBEX TO RECEIVE UP TO CAN$31 MILLION IN TRANSACTION WITH BIOMARIN

Montreal, October XX, 2001 - IBEX Technologies Inc. (Toronto, Symbol: IBT) announces that it will receive up to $31 million in a transaction with BioMarin Pharmaceutical Inc. (NASDAQ and Swiss SWX New Market, Symbol: BMRN) of Novato, CA, under which BioMarin acquires the rights to the IBEX line of therapeutic enzymes.

Under the terms of the agreement, BioMarin will acquire from IBEX the intellectual property and other assets associated with the IBEX therapeutic enzyme product candidates, including Neutralase(TM), Phenylase(TM) and Extravase(TM). In exchange, IBEX will receive CAN $16.3 upon closing (CAN $0.89 per share) made up of CAN $3 million in cash, CAN $13.3 million in BioMarin stock, and up to CAN $14.6 million in cash upon FDA approval of its lead drugs, Neutralase (CAN $9.1 million) and Phenylase (CAN $5.5 million), provided approval occurs within five years from the date of closing. Neutralase is presently in Phase III clinical trials and Phenylase is at the pre-clinical stage of development.

BioMarin (market cap US $428 million) develops enzyme therapies for serious, life-threatening diseases and conditions. Its lead product is AldurazymeTM for the treatment of MPS I, a lysosomal storage disorder. Phase III data is expected in the fourth quarter of 2001. BioMarin has a joint venture with Genzyme (GENZ:
NASDAQ) for the development and commercialization of Aldurazyme. BioMarin also has other products in or approaching clinical trials. For more information, visit the BioMarin's web page at www.biomarinpharm.com

"This transaction makes IBEX a stronger company", said IBEX Chairman and CEO, Paul Baehr. "It allows us to immediately realize value on our present technologies and to actively pursue new ones under consideration, Added Mr. Baehr, "We are pleased that our lead drugs, which have substantial market potential, will be further developed by a company with the expertise and resources of BioMarin", offering the potential for future payments when these products are approved ".

As part of the transaction Dr. Robert Heft , currently President of IBEX, will be joining BioMarin at the close of the transaction. "It is extremely encouraging that Dr. Heft has agreed to continue his development work on these therapeutic enzymes," stated Mr.
Baehr. "His expertise is key to achieving the potential of these programs."

Contemporaneous with the closing of this transaction the IBEX Board will be strengthened by the addition of Dr. John Gillard (formerly CEO, Apoptogen Inc. and VP Research BioChem Pharma) and Russell Allen, MBA (formerly VP Corporate Development & Strategic Planning, Ligand Pharmaceuticals). Both these new members will also serve on the Company's newly formed Technology Review Board.]

IBEX retains the diagnostic rights to its high-margin enzymes business (annualized 2001 sales of over CAN $0.6 million), plus certain therapeutics rights with respect to its oral protein protective technology in areas that are non-competitive with BioMarin. IBEX will continue to maintain its pilot microbial fermentation facility, its laboratories and office facilities in Montreal. IBEX will also provide certain lab and fermentation services to BioMarin.

As at April 30, 2001 (the last reporting date), IBEX reported CAN $6.6 million in net cash and marketable securities. At the close of the transaction, IBEX expects to have approximately CAN $22.0 million in net cash and marketable securities. The annualized IBEX burn rate as at April 30, 2001 was CAN $2.4 million

IBEX is a biopharmaceutical company which has been developing enzymes-based therapeutics and diagnostics for a variety of applications. For more information, visit the Company's web page at www.ibex.ca.



                                      -30-

For information:
Paul Baehr                                                   Nathalie Bourque
Chairman and Chief Executive Officer                         (514) 843-7171
(514) 344-4004

                                                                    EXHIBIT 10.2
                                                                    ------------


                          BIOMARIN PHARMACEUTICAL INC.

                                     - and -

                              BIOMARIN ENZYMES INC.

                                     - and -

                             IBEX TECHNOLOGIES INC.

                                     - and -

                            IBEX PHARMACEUTICALS INC.

                                     - and -

                              IBEX TECHNOLOGIES LLC

                                     - and -

                             IBEX TECHNOLOGIES CORP.

                                     - and -

                           TECHNOLOGIES IBEX R&D INC.


                     UNITED STATES ASSET PURCHASE AGREEMENT


                          CASSELS BROCK & BLACKWELL LLP
                             Barristers & Solicitors
                                  Scotia Plaza
                                   Suite 2100
                               40 King Street West
                                Toronto, Ontario
                                     M5H 3C2

THIS UNITED STATES ASSET PURCHASE AGREEMENT made as of the 9th day of October, 2001.

AMONG:

                  BIOMARIN PHARMACEUTICAL INC.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("BioMarin")

                                                               OF THE FIRST PART

                  - and -

                  BIOMARIN ENZYMES INC.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("BioMarin US")

                                                              OF THE SECOND PART

                  - and -

                  IBEX TECHNOLOGIES INC.
                  a corporation incorporated pursuant to the laws of Canada

                  ("IBEX")

                                                               OF THE THIRD PART

                  - and -

                  IBEX PHARMACEUTICALS INC.
                  a corporation incorporated pursuant to the laws of Canada

                  ("IBEX Pharma")

                                                              OF THE FOURTH PART

                  - and -

                  IBEX TECHNOLOGIES LLC
                  a limited liability company organized under the laws of Delaware

                  ("IBEX LLC")

                                                               OF THE FIFTH PART
                  - and -

                  IBEX TECHNOLOGIES CORP.
                  a corporation incorporated pursuant to the laws of Delaware

                  ("IBEX Corp.")

                                                               OF THE SIXTH PART


                  - and -

                  TECHNOLOGIES IBEX R&D INC.
                  a corporation incorporated pursuant to the laws of the Province of Quebec

                  ("IBEX R&D")

                                                             OF THE SEVENTH PART


WHEREAS IBEX, IBEX Pharma, IBEX Corp., IBEX LLC and IBEX R&D (collectively, the "Vendors") are in the business of the research and development of enzymes for diagnostic and therapeutic use in a variety of tissue repair and cardiovascular and genetic diseases and the Vendors wish to sell and BioMarin US wishes to purchase certain Worldwide (as hereinafter defined) assets pertaining to the operation of the therapeutic portion of such business Worldwide in connection with the Products (as hereinafter defined) and BioMarin US wishes to assume only certain liabilities in connection therewith, all on and subject to the terms and conditions hereinafter set forth and the parties hereto are therefore desirous of entering into this Agreement;

AND WHEREAS BioMarin joins in this Agreement to make certain representations and warranties as well as covenants, including without limitation, with respect to the BioMarin Worldwide Transaction Shares (as hereinafter defined);

AND WHEREAS contemporaneous herewith the parties (exclusive of BioMarin US) together with BioMarin NS (as hereinafter defined) are executing and delivering the Canadian Purchase Agreement (as hereinafter defined);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the Parties do hereby covenant and agree as follows:

1.       DEFINITIONS AND SCHEDULES

1.1      Definitions.  In this Agreement:
         -----------

         "Acquisition Proposal" means any proposal (other than a proposal made with respect to the Worldwide Transaction) regarding; (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the members of the IBEX Group or any of their Affiliates which would or could defeat the purchase by BioMarin NS or BioMarin US, as the case may be, of all of the Canadian Assets (as defined in the Canadian Purchase Agreement) and/or the Worldwide Assets and/or all of the IBEX Pharma Canadian Business (as defined in the Canadian Purchase Agreement) and/or all of the Worldwide Business and/or the hiring of all of the Therapeutic Asset Employees (as defined in the Canadian Purchase Agreement); (ii) any sale, lease, license, exchange, transfer or other disposition of any of the Canadian Assets, the Worldwide Assets and/or any of the Therapeutic Asset Employees and/or any portion of the IBEX Pharma Canadian Business and/or the IBEX Group Worldwide Business; or (iii) any other substantially similar transaction or series of related transactions that would or could hinder the consummation of the Canadian Transaction, the Worldwide Transaction or otherwise defeat the purposes of this Agreement or the Canadian Purchase Agreement.

         "Action" has the meaning ascribed thereto in section 10.1.

         "Actual Knowledge" means such knowledge as the current officers of the members of the IBEX Group would have after diligent inquiry of the current officers and employees of the members of the IBEX Group of the matter in question.

         "Affiliate" of a Person means any Person that directly or indirectly controls, is controlled by or is under control with the indicated Person.

         "Agreement", "this Agreement", "hereto" and "herein" means this Agreement and all schedules attached hereto, as may be amended from time to time.

         "Assumed Worldwide Liabilities" means collectively, the IBEX Pharma Worldwide Assumed Liabilities and the IBEX LLC Worldwide Assumed Liabilities.

         "Best Knowledge" means such knowledge as the Party would have after diligent inquiry of the matter in question.

         "BioMarin" means BioMarin Pharmaceutical Inc., a Delaware corporation.

         "BioMarin Financial Statements" has the meaning ascribed thereto in section 6.1(k).

         "BioMarin Group" means collectively, BioMarin and BioMarin US.

         "BioMarin NS" means BioMarin Pharmaceutical Nova Scotia Company, a Nova Scotia unlimited liability company.

         "BioMarin Share Current Market Price" means the daily volume weighted average price (based on a trading day from 9:30 a.m. to 4:00 p.m., Eastern Time) of the shares of common stock of BioMarin on the Nasdaq National Market for the 20 trading days ending on the trading day prior to the date of this Agreement (as reported by Bloomberg Financial LP using the AQR function).

         "BioMarin US" means BioMarin Enzymes Inc., a Delaware corporation.

         "BioMarin Worldwide Transaction Shares" means the number of shares of common stock of BioMarin equal to: (i) the Worldwide Purchase Price divided by: (ii) the product of (A) the BioMarin Share Current Market Price and (B) the average value in Canadian dollars of one US dollar calculated at the average rate of exchange between Canadian dollars and US dollars (as reported in International Financial Statistics, published by the International Monetary Fund) for the 20 trading days ending on the trading day prior to the date of this Agreement.

         "BioMarin Year End" has the meaning ascribed thereto in section 6.1(k).

         "Bulk Sales Carve-Out" means any non-compliance by members of the IBEX Group with Article 1767 ss of the Civil Code of the Province of Quebec in connection with: (i) that certain intercorporate transfer effected by agreement dated September 1, 1999, between IBEX and IBEX Pharma; and
         (ii) the Canadian Transaction.

         "Business Day" means a day other than a Saturday or a Sunday or any other day which is a statutory holiday in the Province of Quebec or in the State of California.

         "Canadian Purchase Agreement" means that certain agreement dated as of even date among BioMarin, BioMarin NS and the IBEX Group.

         "Capital Reorganization" has the meaning ascribed thereto in section 14.5.

         "Cash Payment" means an amount equal to the cash equivalent of 200,000 shares of common stock of BioMarin calculated on the same basis as the calculation of the BioMarin Worldwide Transaction Shares.

         "Claims" has the meaning ascribed thereto in the definition of Environmental Claims.

         "Closing" means the consummation of the Worldwide Transaction as herein contemplated.

         "Closing Date" means October 31, 2001 or such earlier or later date which is five (5) Business Days following the satisfaction of all conditions to the Closing set forth in sections 11.1 and 12.1 or as may otherwise be agreed to in writing by the Parties and in no event shall be later than December 31, 2001.

         "Closing Documents" means any document or undertaking delivered in relation to the Closing as provided in this Agreement.

         "Commission" means the United States Securities and Exchange
         Commission.

         "Confidential Information" has the meaning ascribed thereto in section 15.1.

         "Contract" means any order, agreement, engagement, indenture, contract, bond, debenture, security agreement, lease, deed of trust, license, option, instrument or other legally binding commitment, whether written or oral.

         "Control" means the ability to grant assignments, licenses or sub-licenses without violating the terms of any agreement or other arrangement with, or the rights of, any other Person.

         "Employee Plan" means all pension, retirement, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans, any stock option, bonus or other incentive plans, vacation benefit plans, severance plans or other employee benefit plans or arrangements to which IBEX is a party in connection with any Therapeutic Asset Employee or by which IBEX is bound in connection with any Therapeutic Asset Employee. "Employee Plan" does not include any government-sponsored employee benefit arrangements.

         "Encumbrances" means any and all claims, liens, security interests, hypothecs, rights, prior claims, mortgages, pledges, pre-emptive rights, charges, options, equity interests, encumbrances, proxies, voting agreements, voting trusts, leases, tenancies, easements, reserves, conditional sale contracts, ownership or title retention agreements, or other interests of any nature or kind whatsoever, howsoever created.

         "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

         "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, stop orders, investigations, injunctions, restrictions, control orders, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements (collectively, the "Claims"), relating in any way to Environmental Laws or Environmental Permits including without limitation; (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to applicable Environmental Laws; and
         (ii) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Condition" means a condition relating to or arising or resulting from a failure to comply with any Environmental Laws or Environmental Permits or a Release of a Hazardous Material into the Environment.

         "Environmental Laws" means any Law, now or hereafter in effect and as amended and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the Environment, health, safety or Hazardous Materials.

         "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under applicable Environmental Laws.

         "ETA" means the Excise Tax Act (Canada).

         "Exchange Act" means the United States Exchange Act of 1934, as amended.

         "Excluded Liabilities" means all liabilities of the Vendors that are not Assumed Worldwide Liabilities and for greater certainty and without limitation, Assumed Worldwide Liabilities do not include liabilities that relate to the Excluded Assets.

         "FDA" means the United States Food and Drug Administration and any successor agency thereto.

         "Filter Technology" means the assets set forth on Schedule 2.1.

         "Governmental Authority" means any Canadian federal, provincial, municipal or local or any United States federal, state or local or any other foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body, board, bureau or instrumentality in any jurisdiction in the world.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Hazardous Materials" means; (i) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas; (ii) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

         "IBEX" means IBEX Technologies Inc., a Canadian corporation.

         "IBEX Corp" means IBEX Technologies Corp., a Delaware corporation.

         "IBEX Financial Statements" has the meaning ascribed thereto in section 5.1(p).

         "IBEX Group" means collectively, IBEX, IBEX Pharma, IBEX LLC, IBEX Corp. and IBEX R&D.

         "IBEX Group Worldwide Business" means collectively, the IBEX Pharma Worldwide Business and the IBEX LLC Worldwide Business.

         "IBEX Group Worldwide Intellectual Property" means all IBEX LLC Worldwide Intellectual Property and all IBEX Pharma Worldwide Intellectual Property.

         "IBEX LLC" means IBEX Technologies LLC, a Delaware limited liability company.

         "IBEX LLC Products" means: (i) Heparinase I in respect of its use in a biopharmaceutical human therapeutic business (i.e. Neutralase); (ii) Heparinase III (i.e. Extravase); and (iii) Flavobacterium Production Technology with respect to Heparinase I and Heparinase III.

         "IBEX LLC Worldwide Assumed Liabilities" has the meaning ascribed thereto in section 2.4.

         "IBEX LLC Worldwide Assets" means the assets of IBEX LLC and IBEX Corp. used in connection with or related to the IBEX LLC Worldwide Business, including, without limitation, the IBEX LLC Worldwide Intellectual Property, the IBEX LLC Worldwide Fixed Assets and the IBEX LLC Worldwide Inventory, but excluding the IBEX LLC Worldwide Excluded Assets.

         "IBEX LLC Worldwide Business" means the therapeutic portion of the research, development, production, manufacture, use, sale, technology and marketing Worldwide of the IBEX LLC Products.

         "IBEX LLC Worldwide Excluded Assets" has the meaning ascribed thereto in section 2.5.

         "IBEX LLC Worldwide Fixed Assets" means all of the machinery, equipment, moveable property, chattels and other assets located Worldwide and described in section 2.3(b).

         "IBEX LLC Worldwide Intellectual Property" means all Intellectual Property owned or Controlled by IBEX LLC or IBEX Corp. relating to or being used in connection with the IBEX LLC Worldwide Business, including without limitation, those listed in Schedule 2.3(e), but excluding the IBEX LLC Worldwide Excluded Assets.

         "IBEX LLC Worldwide Inventory" means all inventories of and pertaining to the IBEX LLC Worldwide Business, including without limitation, clinical supply materials, packaging materials, raw, semi-finished and finished products, work in progress, raw materials, all other materials and supplies on hand to be used or consumed in the production of items purchased for resale and inventories in transit from suppliers if paid for or owned by IBEX LLC or IBEX Corp. and all inventories of general stores and supplies (if any), likewise if paid for or owned by IBEX LLC or IBEX Corp., including, without limitation, those described in Schedule 2.3(c), but excluding the IBEX LLC Worldwide Excluded Assets.

         "IBEX Pharma" means IBEX Pharmaceuticals Inc., a Canadian corporation.

         "IBEX Pharma Products" means: (i) Heparinase II; (ii) Chondroitinase AC (IBT9401) and Chondroitinase B; (iii) Oralase Technology (including Phenylase); and (iv) Flavobacterium Production technology with respect to Heparinase II.

         "IBEX Pharma Worldwide Assets" means the Worldwide assets of IBEX Pharma, IBEX R&D or IBEX used in connection with or related to the IBEX Pharma Worldwide Business, including without limitation, the IBEX Pharma Worldwide Fixed Assets, the IBEX Pharma Worldwide Inventory and the IBEX Pharma Worldwide Intellectual Property, but excluding the IBEX Pharma Worldwide Excluded Assets.

         "IBEX Pharma Worldwide Assumed Liabilities" has the meaning ascribed thereto in section 2.2.

         "IBEX Pharma Worldwide Business" means the therapeutic portion (excluding the diagnostic portion retained by the IBEX Group and the diagnostic, reagent and limited therapeutic use portion licensed to the IBEX Group pursuant to the agreement set forth in Schedule 11.1(g)) of the research, development, manufacture, use, sale, production, technology and marketing Worldwide of the IBEX Pharma Products.

         "IBEX Pharma Worldwide Excluded Assets" has the meaning ascribed thereto in section 2.5.

         "IBEX Pharma Worldwide Fixed Assets" means all of the machinery, equipment, moveable property, chattels and other assets located in Canada and described in section 2.1(b), save and except the Filter Technology.

         "IBEX Pharma Worldwide Intellectual Property" means all Intellectual Property owned or Controlled by IBEX Pharma, IBEX R&D or IBEX relating to or being used in connection with the IBEX Pharma Worldwide Business, including, without limitation, those identified in Schedule 2.1(c), but excluding the IBEX Pharma Worldwide Excluded Assets.

         "IBEX Pharma Worldwide Inventory" means all inventories of and pertaining to the IBEX Pharma Worldwide Business, including without limitation, clinical supply materials, packaging materials, raw, semi-finished and finished products, work in progress, raw materials, all other materials and supplies on hand to be used or consumed in the production of products, work in progress, items purchased for resale and inventories in transit from suppliers if paid for or owned by IBEX Pharma, IBEX R&D or IBEX and all inventories of general stores and supplies (if any), likewise if paid for or owned by IBEX Pharma, IBEX R&D or IBEX, including without limitation, those described in Schedule 2.1(d), but excluding the IBEX Pharma Worldwide Excluded Assets.

         "IBEX R&D" means Technologies IBEX R&D Inc., a Quebec company.

         "IBEX Year End" has the meaning ascribed thereto in section 5.1(p).

         "Indemnified Party" has the meaning ascribed thereto in section 10.3.

         "Indemnitor" has the meaning ascribed thereto in section 10.3.

         "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and other Worldwide patents (including utility models, supplementary protection certificates and applications therefor) and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights Worldwide in inventions and discoveries; (ii) all inventions (whether patentable or not), improvements, trade secrets, proprietary information, know-how, technology, technical data research notes, computer system architecture and customer lists and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto Worldwide; (iv) all mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all industrial designs and any registrations and applications therefor in Canada and Worldwide; (vi) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith Worldwide; (vii) all rights in databases and data collections Worldwide; (viii) all rights in Software, data, databases, web content and Internet sites Worldwide; (ix) all rights in domain names, domain name registrations and applications therefor Worldwide; and (x) any similar, corresponding or equivalent rights to any of the foregoing Worldwide.

         "IRS" means the Internal Revenue Service of the United States.

         "Law" means any Canadian federal, provincial, municipal, local or any US federal, state or local or any other foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including without limitation, common law).

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any Law (including without limitation, any Environmental
         Law), action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

         "Losses" means any and all claims, demands, debts, suits, actions, obligations, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including without limitation, all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement).

         "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Party in question.

         "Minimum Threshold" has the meaning ascribed thereto in section 10.6.

         "NDA" means a New Drug Application in accordance with the requirements of the FDA.

         "Neutralase" means the product Heparinase I in respect of its use in a biopharmaceutical human therapeutic business.

         "Neutralase Contingency Payment" means 18,280,872 multiplied by Cdn.$0.50 or Cdn.$9,140,436.

         "Parties" means collectively, the parties to this Agreement.

         "Permits and Licenses" has the meaning ascribed thereto in section 5.1(r).

         "Person" means any individual, partnership, company, corporation, firm, unincorporated association, joint venture, trust however designated or constituted or wheresoever organized and any Governmental Authority.

         "Phenylase" means the therapeutic application of Phenylalanine Ammonia Lyase.

         "Phenylase Contingency Payment" means 18,280,872 multiplied by Cdn.$0.30 or Cdn.$5,484,262.

         "Products" means collectively, the IBEX LLC Products and the IBEX Pharma Products.

         "Quebec Securities Commission Approval" has the meaning set forth in section 12.1(j).

         "Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

         "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land, water or air or otherwise entering into the Environment.

         "Representatives" has the meaning ascribed thereto in section 9.2.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Software" means computer software and programs in any form, including source code, object code, operating systems and specifications, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms and data formats, all versions, updates, corrections, enhancements and modifications thereof and all related documentation, developer notes, comments and annotations.

         "Successor Company" has the meaning ascribed thereto in section 14.5.

         "Suspension Period" has the meaning ascribed thereto in section 7.1(b).

         "Tax Act" means The Income Tax Act (Canada).

         "Taxes" means all taxes and any liability, whether disputed or not, imposed by Canada or the United States or any province, state or municipality thereof or by any other country or foreign government or any subdivision or agency thereof.

         "Therapeutic Assets" means the assets currently used, owned or Controlled by the members of the IBEX Group in the conduct of their biopharmaceutical human therapeutic business.

         "Third Party Claim" has the meaning ascribed thereto in section 10.3.

         "Time of Closing" means 2:00 p.m. (New York time) on the Closing Date or if the Worldwide Transaction is not completed at such time, then such other time on the Closing Date on which the Worldwide Transaction is completed.

         "Vendors" has the meaning ascribed thereto in the preambles to this Agreement.

         "Worldwide" means throughout the world, exclusive of Canada.

         "Worldwide Assets" means collectively, the IBEX Pharma Worldwide Assets and the IBEX LLC Worldwide Assets.

         "Worldwide Assigned Rights" has the meaning ascribed thereto in section 12.1(l).

         "Worldwide Assigned Rights Consents" has the meaning ascribed thereto in section 12.1(l).

         "Worldwide Purchase Price" has the meaning ascribed thereto in section 3.1.

         "Worldwide Transaction" means the purchase and sale of the Worldwide Assets as contemplated by this Agreement.

         All capitalized terms used but not otherwise defined in this Agreement shall have their respective meanings set forth in the Canadian Purchase Agreement.

1.2 Act. Any reference in this Agreement to any act, by-law, rule or regulation or to a provision thereof shall be deemed to include a reference to any act, by-law, rule, regulation or provision enacted in substitution or amendment thereof.

1.3 New York Time. Except where otherwise expressly provided in this Agreement any reference to time shall be deemed to be a reference to New York time.

1.4 Gender and Extended Meanings. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

1.5 Canadian Dollars and Payment. All dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise expressly specified.

1.6 Section Headings. The division of this Agreement into sections is for the convenience of reference only and shall not effect the interpretation or construction of this Agreement.

1.7 Business Day. If the date for the taking of any action under this Agreement falls on a day which is not a Business Day, then such action shall be taken on the next following Business Day.

1.8 Ordinary Course. For the purposes of this Agreement, a transaction or activity shall be considered to be in the ordinary course of business of IBEX Group Worldwide Business if it constitutes an ordinary business activity of the Vendors relating to the IBEX Group Worldwide Business conducted in a commercially reasonable and business-like manner consistent with past practices of the Vendors in respect of the IBEX Group Worldwide Business.


2.       AGREEMENT TO PURCHASE AND SELL

2.1 IBEX Pharma Worldwide Assets. Based on the covenants, representations and warranties set forth herein and subject to the conditions herein, IBEX Pharma, IBEX R&D and IBEX hereby agree to sell, transfer, assign, convey and set over to BioMarin US and BioMarin US hereby agrees to purchase from IBEX Pharma, IBEX R&D and IBEX on the Closing Date, free and clear of any and all Encumbrances, with good and marketable title thereto, all of the following with the exception of the Filter Technology:

         (a) IBEX Pharma Worldwide Fixed Assets. The fixed assets owned or used by IBEX Pharma, IBEX R&D or IBEX in the operation of the IBEX Pharma Worldwide Business, as itemized at Schedule 2.1(a), on an "as is - where is" basis without warranty, except as to title.

         (b)   Contracts, Permits and Licenses.  The Contracts to which
               IBEX Pharma, IBEX R&D or IBEX is a party or otherwise a beneficiary and the Permits and Licenses obtained by IBEX Pharma, IBEX R&D or IBEX, in each case in connection with the IBEX Pharma Worldwide Business, as itemized at Schedule 2.1(b).

         (c) IBEX Pharma Worldwide Inventory. The IBEX Pharma Worldwide Inventory, as itemized at Schedule 2.1(c).

         (d) IBEX Pharma Worldwide Intellectual Property. The IBEX Pharma Worldwide Intellectual Property, as itemized at Schedule 2.1(d).

         (e) All Pre-Clinical and Clinical Trial Data. All pre-clinical and clinical trial data owned or Controlled by IBEX Pharma, IBEX R&D or IBEX relating to the Therapeutic Assets or the IBEX Pharma Products located outside of Canada.

2.2 IBEX Pharma Worldwide Assumed Liabilities. From and after the Closing Date, BioMarin US shall assume and perform in due course only those liabilities of IBEX Pharma, IBEX R&D and IBEX in connection with the IBEX Pharma Worldwide Business listed on Schedule 2.2 (the "IBEX Pharma Worldwide Assumed Liabilities"). Notwithstanding anything to the contrary contained in this Agreement, BioMarin US shall not assume or have any responsibility for any of the Excluded Liabilities. As and by way of a post-closing covenant, the members of the BioMarin Group shall jointly and severally indemnify and save harmless IBEX Pharma, IBEX R&D and IBEX from all Losses which may be incurred by IBEX Pharma, IBEX R&D or IBEX in respect of the IBEX Pharma Worldwide Assumed Liabilities, arising from and after the Closing Date, and the members of the IBEX Group shall, jointly and severally, indemnify and save harmless the members of the BioMarin Group from all Losses which may be incurred by the BioMarin Group in respect of the Excluded Liabilities.

2.3 IBEX LLC Worldwide Assets. Based on the covenants, representations and warranties set forth herein and subject to the conditions herein, IBEX LLC and IBEX Corp. hereby agree to sell, transfer, assign, convey and set over to BioMarin US and BioMarin US hereby agrees to purchase from IBEX LLC and IBEX Corp. on the Closing Date, free and clear of any and all Encumbrances, with good and marketable title thereto, all of the following:

         (a) IBEX LLC Worldwide Fixed Assets. The fixed assets owned or used by IBEX LLC or IBEX Corp. in the operation of the IBEX LLC Worldwide Business as itemized at Schedule 2.3(a), on an "as is - where is" basis without warranty, except as to title.

         (b) Contracts, Permits and Licenses. The Contracts to which IBEX LLC or IBEX Corp. is a party or otherwise a beneficiary and the Permits and Licenses obtained by IBEX LLC or IBEX Corp., in each case in connection with the IBEX LLC Worldwide Business, as itemized at Schedule 2.3(b).

         (c) IBEX LLC Worldwide Inventory. The IBEX LLC Worldwide Inventory, as itemized at Schedule 2.3(c).

         (d) IBEX LLC Worldwide Intellectual Property. The IBEX LLC Worldwide Intellectual Property, as itemized at Schedule 2.3(d).

         (e) All Pre-Clinical and Clinical Trial Data. All pre-clinical and clinical trial data owned or Controlled by IBEX LLC or IBEX Corp. relating to the Therapeutic Assets or the IBEX LLC Products.

2.4 IBEX LLC Worldwide Assumed Liabilities. From and after the Closing Date, BioMarin US shall assume and perform in due course only those liabilities of IBEX LLC and IBEX Corp. in connection with the IBEX LLC Worldwide Business listed on Schedule 2.4 (the "IBEX LLC Worldwide Assumed Liabilities"). Notwithstanding anything to the contrary contained in this Agreement, BioMarin US shall not assume or have any responsibility for any of the Excluded Liabilities. As and by way of a post-closing covenant, the members of the BioMarin Group shall jointly and severally indemnify and save harmless IBEX LLC and IBEX Corp. from all Losses which may be incurred by IBEX LLC or IBEX Corp. in respect of the IBEX LLC Worldwide Assumed Liabilities, arising from and after the Closing Date and the members of the IBEX Group shall jointly and severally indemnify and save harmless the members of the BioMarin Group from all Losses which may be incurred by the BioMarin Group in respect of the Excluded Liabilities.

2.5 Excluded Assets. For greater certainty and without limitation, the assets of IBEX Pharma and IBEX LLC that are not being sold in connection with, respectively, the IBEX Group Worldwide Business, are itemized or described at
Schedule 2.5 and constitute respectively, the "IBEX Pharma Worldwide Excluded Assets" and the "IBEX LLC Worldwide Excluded Assets" which do not form a part of the Worldwide Assets.


3.       WORLDWIDE PURCHASE PRICE FOR WORLDWIDE ASSETS AND TAXES

3.1 Worldwide Purchase Price. The purchase price for the Worldwide Assets which includes, for purposes of this section, the Filter Technology (the "Worldwide Purchase Price") shall be an amount equal to Cdn.$15,131,076 plus the value of the Assumed Worldwide Liabilities.

3.2  Payment of Worldwide Purchase Price.  The Worldwide Purchase Price
shall be paid on the Closing Date by: (i) the assumption by BioMarin US of the Assumed Worldwide Liabilities; (ii) the delivery by BioMarin to the Vendors in accordance with Schedule 3.2 of certificates representing the BioMarin Worldwide Transaction Shares; and (iii) the delivery by BioMarin to the Vendors in accordance with Schedule 3.2 of the Cash Payment.

3.3 Allocation of Worldwide Purchase Price. The Worldwide Purchase Price shall be allocated among the Worldwide Assets as set out in Schedule 3.3 and the Parties shall co-operate in the filing of elections under any applicable taxation statutes as may be necessary or desirable to give effect to such allocation.

3.4 Retail Sales Tax. Within 30 days of Closing, BioMarin US shall pay to all relevant federal, state and municipal authorities, any exigible sales tax on the Worldwide Assets.

3.5 Contingency Payments. From and after Closing, but as hereinafter provided, BioMarin shall additionally pay by certified cheque or wire transfer, payable at par, in immediately available funds in Canadian dollars, the following: (i) to IBEX Corp, the Neutralase Contingency Payment, not later than five Business Days following such time as Neutralase achieves initial NDA approval by the FDA for the marketing of such product in the United States, if at all, provided that such approval is procured prior to the fifth anniversary of the Closing Date; and (b) to IBEX Pharma, the Phenalyse Contingency Payment, not later than five Business Days following such time as Phenalyse achieves initial NDA approval by the FDA for the marketing of such product in the United States, if at all, provided that such approval is procured prior to the fifth anniversary of the Closing Date. The members of the BioMarin Group shall advise the Vendors forthwith upon receipt of either or both of the aforesaid approvals. The covenant of BioMarin to pay the Neutralase Contingency Payment and the Phenalyse Contingency Payment shall be construed as post-closing covenants.


4.   CLOSING

4.1 Closing. Closing shall occur at the Time of Closing at the offices of Messrs. Cassels Brock & Blackwell LLP, Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario or at such other place or other time and date as the Parties may agree. Any cheque, document, share certificate, instrument or thing which is to be delivered by any Party at the Closing shall be tabled at the Closing at the place of closing referred to above by the Party that is to deliver such cheque, document, instrument or thing and any cheque, document, share certificate, instrument or thing so tabled by a Party shall:

         (a) be deemed to have been delivered by such Party for the purposes of this Agreement;

         (b) be held in escrow by counsel for such Party to be dealt with in accordance with paragraphs (c) and (d);

         (c) be delivered to the Party to which it is to be delivered pursuant to the terms hereof, if all cheques, documents, share certificates, instruments and things that are to be delivered at Closing are tabled in accordance with this section at Closing; and

         (d) be delivered to or in accordance with the directions of, the Party which tabled it, if paragraph (c) does not apply.


5.       REPRESENTATIONS AND WARRANTIES OF THE MEMBERS OF THE IBEX GROUP

5.1 Representations and Warranties. The members of IBEX Group hereby jointly and severally represent and warrant to the members of the BioMarin Group as follows and acknowledge and confirm that the members of the BioMarin Group are relying upon such representations and warranties in connection with the Worldwide Transaction and that unless otherwise indicated herein, such representations and warranties shall be true and correct as at the Closing Date:

         (a) Organization. Each member of the IBEX Group is duly incorporated or organized, as applicable, and validly subsisting under the laws of its jurisdiction of incorporation or organization and has the power (including full corporate power as applicable) to own or lease its property and to carry on its business as it is now being conducted. Each of the Vendors is duly qualified to do business and carries on business in those jurisdictions wherein the failure to so qualify could have a Material Adverse Effect, being those jurisdictions set forth on Schedule 5.1(a).

         (b) Corporate Authority. Each of the Vendors now has and on the Closing Date will have full power and authority (including full corporate power and authority as applicable) to sell the Worldwide Assets, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. Each member of the IBEX Group now has and on the Closing Date will have the full power and authority (including full corporate power and authority as applicable) to execute and deliver this Agreement and to carry out all of the terms and conditions hereof on the part of the respective members of the IBEX Group to be carried out. The execution and delivery of this Agreement and the consummation of the Worldwide Transaction have been duly authorized by all necessary corporate or entity action, including without limitation, all necessary actions by the respective officers, directors, stockholders, members and managers, as applicable, on the part of each member of the IBEX Group.

         (c) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by each member of the IBEX Group and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require any member of the IBEX Group to obtain or make any consent, authorization, approval, filing or registration under any Law, subject to the Bulk Sales Carve-Out and the procurement of the Worldwide Assigned Rights Consents, which is binding upon any member of the IBEX Group; (ii) does not and will not constitute a violation or breach of the charter documents, operating agreements or by-laws of any member of the IBEX Group; (iii) does not and will not constitute a violation or breach of any Law, subject to the Bulk Sales Carve-Out, applicable to any member of the IBEX Group; (iv) does not and will not constitute a default or breach (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default or breach) under any Contract having an aggregate value of a minimum of Cdn.$10,000 to which any member of the IBEX Group is a party or by which any member of the IBEX Group is bound, subject to procurement of the Worldwide Assigned Rights Consents; and (v) does not and will not result in the creation or imposition of any Encumbrance on all or part of the Worldwide Assets, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out.

         (d) Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of each member of the IBEX Group, enforceable against each member of the IBEX Group in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

         (e) Acts of Bankruptcy. None of the members of the IBEX Group is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

         (f) Resident. Each of the Vendors is a resident of and maintains its principal place of business in the country and, as applicable, the state, province, municipality, county and city set out in Schedule 5.1(f).

         (g) Title. Each of the Vendors now has and on the Closing Date will have good and marketable title to the Worldwide Assets to be conveyed by such Vendor and the Vendors, collectively, now have and on the Closing Date will have good and marketable title to all of the Worldwide Assets, in each case, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. The Vendors (and no other member of the IBEX Group or their respective Affiliates) are the only owners of the Worldwide Assets. Upon transfer of the Worldwide Assets to BioMarin US on the Closing Date pursuant to this Agreement, BioMarin US will acquire good and marketable title to all of the Worldwide Assets free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve-Out. Each of the Vendors is exclusively entitled to possess and dispose of the Worldwide Assets, as the case may be. To the Best Knowledge of the members of the IBEX Group, no other Person owns or uses any assets that are required to carry on the IBEX Group Worldwide Business as currently conducted. All tangible (corporeal) assets forming a part of the Worldwide Assets are located as indicated at Schedule 2.1(a) and Schedule 2.3(a). The Worldwide Assets represent all of the Therapeutic Assets consisting of Intellectual Property, Contracts, Permits and Licenses, pre-clinical and clinical trial data and books and records other than the Canadian Assets (as defined in the Canadian Purchase Agreement).

        (h) Certain Interests. No member of the IBEX Group and no shareholder, officer, director or Affiliate of any member of the

               IBEX Group nor any relative or spouse (or relative of such spouse) who resides with, or is a dependent of any such Person, owns, directly or indirectly, in whole or in part or has any other interest in any tangible or intangible property which any of the Vendors uses or has used in connection with the IBEX Group Worldwide Business.

         (i) Absence of Conflicting Agreements. No Person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from any of the Vendors of any right, title or interest in or to any of the Worldwide Assets and there has been no assignment, subletting or granting of any license (of occupation or otherwise) of or in respect of any of the Worldwide Assets.

         (j) Suppliers. Schedule 5.1(j) contains a list of the suppliers of materials and/or services to the Vendors in connection with the IBEX Group Worldwide Business during the twelve month period ended on the date hereof. There is no sole-source supplier of significant materials or services to the IBEX Group Worldwide Business with respect to which practical alternative sources of supply are not available on comparable terms and conditions. There are no contingency payments or commitments payable to any suppliers of materials and/or services other than as indicated in Schedule 5.1(j).

         (k) Clinical Sites. Schedule 5.1(k) contains a list of the clinical sites of the Vendors in connection with the IBEX Group Worldwide Business during the twelve-month period ended July 31, 2001. To the Best Knowledge of the members of the IBEX Group, the relations between the Vendors and the clinical sites of the IBEX Group Worldwide Business are mutually satisfactory. None of the members of the IBEX Group have received written notice and, to the Actual Knowledge of the members of the IBEX Group, none of the members of the IBEX Group have otherwise been made aware of, any possible termination of normal relations with any such Person in connection with the IBEX Group Worldwide Business which termination may have a Material Adverse Effect on the IBEX Group Worldwide Business.

         (l) Litigation. There are no Claims at Law or in equity or before or by any Governmental Authority, either pending or outstanding or, to the Actual Knowledge of the members of the IBEX Group, threatened against any member of the IBEX Group, relating to any member of the IBEX Group or which may have a Material Adverse Effect on the IBEX Group Worldwide Business, any of the Worldwide Assets or the Worldwide Transaction.

         (m) Inventory. Except as set forth in Schedule 5.1(m), all items of the IBEX Pharma Worldwide Inventory itemized at

               Schedule 2.1(c) and all items of the IBEX LLC Worldwide Inventory itemized at Schedule 2.3(c) have been produced in accordance with current Good Manufacturing Practices as established by all applicable Governmental Authorities including the FDA. The IBEX Pharma Worldwide Inventory and the IBEX LLC Worldwide Inventory represent that proportion of the total inventory of the IBEX Group relating to the Products set forth at Schedule 2.1(c) and 2.3(c).

         (n) Absence of Changes. Since July 31, 2000, there has not been and up to the Closing Date there will not be;

                  (i) any event or occurrence which either individually or in the aggregate with other events or occurrences that has resulted in or will result in a Material Adverse Effect on the condition or operation of the IBEX Group Worldwide Business and/or the Worldwide Assets, or

                  (ii) any damage, destruction or loss, labour trouble or other event, development or condition of any character (whether or not covered by insurance) which would have a Material Adverse Effect on the IBEX Group Worldwide Business and/or the Worldwide Assets.

         (o) Absence of Unusual Transaction. Since July 30, 2000, none of the Vendors has and up to the Closing Date none of the Vendors will have;

                  (i) transferred, assigned, sold or otherwise disposed of any of the Worldwide Assets or cancelled any debts or claims with respect thereto, except in each case for fair consideration and in the ordinary and usual course of the IBEX Group Worldwide Business;

                  (ii) waived any rights of substantial value or entered into any commitment or transaction with respect to the Worldwide Asset or the IBEX Group Worldwide Business where such rights, commitment or transaction is or would be material in relation to any of the IBEX Group Worldwide Business or the Worldwide Assets, as the case may be;

                  (iii) made any general wage or salary increases in respect of, or material changes to the benefits, of the Transferred Employees, except in the ordinary course of business;

                  (iv)     mortgaged, pledged, subjected to lien,
                           hypothecated, granted a security interest in or otherwise encumbered any of the Worldwide Assets, whether tangible or intangible, corporeal or incorporeal;

                  (v) delayed or postponed the payment of accounts payable or other Liabilities with respect to the Worldwide Assets or in connection with the IBEX Group Worldwide Business outside the ordinary and usual course of the IBEX Group Worldwide Business;

                  (vi) incurred any forward commitments for supplies or materials or prepaid services in connection with the Worldwide Assets or the IBEX Group Worldwide Business except in the ordinary course of the IBEX Group Worldwide Business;

                  (vii) made any capital expenditures except in the ordinary course of the IBEX Group Worldwide Business; or

                  (viii) authorized or agreed or otherwise become committed to do any of the foregoing.

         (p) Financial Statements. A true copy of the unaudited financial statements of IBEX and the statements of operations and retained earnings and of changes in financial position of IBEX as at July 31, 2001 (the "IBEX Year End"), the internally prepared statements of operations and retained earnings and of changes in financial position of IBEX as at July 31, 2001 and the audited consolidated financial statements of IBEX as at July 31, 2000 (collectively, the "IBEX Financial Statements") is annexed hereto as Schedule 5.1(p). The IBEX Financial
               Statements:

                  (i) Have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                  (ii) Present fairly, among other things, the Worldwide Assets, liabilities and financial position of IBEX (on a consolidated basis) as at the IBEX Year End and the period indicated, as the case may be, and the results of operations for the period then ended. Other than as disclosed in the Schedules hereto, and the liabilities specified in the balance sheet forming part of the IBEX Financial Statements or incurred since the IBEX Year End in the ordinary course of business (all of which are consistent with past practice and are not, in the aggregate material to the financial condition of the members of the IBEX Group)or otherwise noted or disclosed in this Agreement, there are no liabilities or obligations of any of the members of the IBEX Group (whether absolute, contingent or otherwise), including without limitation, any Tax liabilities, due or to become due or contingent losses for unasserted claims which are capable of assertion, which may be and become the responsibility or obligation of BioMarin US from and after the Closing Date.

                  (iii) Are substantially in accordance with the books and records of IBEX (on a consolidated basis).

                  (iv) Contain and reflect all necessary adjustments or a fair presentation of the results of operations and financial position of IBEX (on a consolidated basis) for the period covered thereby.

                  (v) Contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of IBEX (on a consolidated basis).

         (q) Books of Account. The books of account and financial records of the Vendors fairly set out and disclose, in all material respects, the current financial position of the IBEX Group Worldwide Business. All material transactions with respect to the Worldwide Assets and the IBEX Group Worldwide Business have been accurately recorded in such books and records. All bonuses, commissions and other payments relating to the Therapeutic Asset Employees are reflected in the books of IBEX in a manner consistent with past record keeping practices and none of such payables are in arrears.

         (r) Permits and Licenses. Schedule 5.1(r) contains a full, complete and accurate list of all permits, certificates, licenses, approvals, consents and other authorizations (collectively, the "Permits and Licenses") obtained to carry on and conduct the IBEX Group Worldwide Business and to own, lease or operate its respective Worldwide Assets at the places and in the manner in which the IBEX Group Worldwide Business is currently conducted. The consummation of the Worldwide Transaction will not result in the revocation, suspension or limitation of any of the Permits and Licenses. The conduct of the IBEX Group Worldwide Business as currently conducted by the members of the IBEX Group is not impeded by the absence of any Permit or License and the members of the IBEX Group are not aware of any Permits or Licenses required to carry on and conduct the IBEX Group Worldwide Business as currently conducted other than as itemized in
               Schedule 5.1(r).


         (s) Material Contracts. Except for the Contracts listed in Schedule 5.1(s), no member of the IBEX Group or any of its Affiliates is a party to nor bound by any Contract with respect to the Worldwide Assets, the IBEX Pharma Canadian Assets (as defined in the Canadian Purchase Agreement), the IBEX Group Worldwide Business or the IBEX Pharma Canadian Business (as defined in the Canadian Purchase Agreement). Schedule 5.1(s) additionally sets forth a true and complete list of all Worldwide Assigned Rights and Canadian Assigned Rights (as defined in the Canadian Purchase Agreement) requiring the consent of any party thereto as a result of the Worldwide Transaction or the Canadian Transaction and all additional consents, authorizations and approvals of any Person to or as a result of the consummation of the Worldwide Transaction. All such consents, authorizations and approvals described in Schedule 5.1(s) will be lawfully and validly obtained prior to or after the Closing Date (as indicated in such Schedule). For greater certainty and without limitation, the members of the IBEX Group have no unfilled orders in connection with the IBEX Group Worldwide Business and no forward commitments for suppliers or materials. The Contracts listed in Schedule 5.1(s) having a minimum aggregate value of CDN$10,000 are all in full force and effect, unamended and no material default or breach exists (nor would the passage of time or the giving of notice of both or otherwise, constitute a default or breach) in respect thereof on the part of any of the parties thereto. No member of the IBEX Group has entered into any Contract limiting or restricting the IBEX Group Worldwide Business.

         (t) Employees, etc. There are set forth in Schedule 5.1(t), the names and titles of all Therapeutic Asset Employees employed or engaged by the members of the IBEX Group in connection with the IBEX Group Worldwide Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including without limitation, rates of remuneration, benefits, all accrued and/or deferred compensation, benefits and remuneration, positions held and the length of their employment.

         (u) Employee Plans. Except as set forth in Schedule 5.1(u), there are no Employee Plans with respect to the Therapeutic Asset Employees. All obligations of each of the Vendors, whether arising by operation of Law, by contract, pursuant to the Employee Plans, by past custom or practice or otherwise, for salary, severance, vacation and holiday pay, bonuses and other forms of compensation which were payable to the Therapeutic Asset Employees for the period ending prior to the Closing Date, have been paid as of the applicable payment dates.

         (v) Collective Agreements. None of the Vendors nor their Affiliates has made any agreements with any labour union or employee association with respect to any of its employees (including any Therapeutic Asset Employees) and none of the Vendors nor their Affiliates has made commitments to or conducted negotiations with any labour union or employee association further to any future agreements with respect to any of its employees (including any Therapeutic Asset Employees). To the Best Knowledge of each member of the IBEX Group, there are no current attempts to organize or to establish any labour union or employee association with respect to the Therapeutic Asset Employees.

         (w) Labour Matters. There are no controversies pending or to the Best Knowledge of each Vendor, threatened between any member of the IBEX Group or their Affiliates and any of the Therapeutic Asset Employees.

         (x) Insurance. Each of the Vendors maintains such policies of insurance, issued by responsible insurers, as are appropriate to the IBEX Group Worldwide Business and the Worldwide Assets, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect and none of the Vendors is in default thereof, whether as to the payment of premiums or otherwise under the terms of any such policy. All of such policies are listed in
               Schedule 5.1(x). All premiums in connection with such policies are fully paid. None of the Vendors has failed to give any notice or present any Claim under any such insurance policies in due and timely fashion. The proceeds of such policies are and until Closing shall continue to be fully payable to the Vendors. None of the Vendors is in default with respect to any of the provisions contained in such insurance policies and none of the Vendors have failed to give any notice or present any claim under any such insurance policies in due and timely fashion.

         (y) Taxes. There are no liens or prior Claims for Taxes upon any of the Worldwide Assets. Schedule 5.1(y) sets forth all Taxes upon the Worldwide Assets currently due and payable and, to the Best Knowledge of the members of the IBEX Group, all Taxes upon the Worldwide Assets which will become payable in the next six months, except as may result from the Worldwide Transaction.

         (z) Compliance with Laws. The IBEX Group Worldwide Business has been conducted and will continue to be conducted through Closing in accordance with all applicable Laws and Governmental Orders, except where the failure to comply with such Laws and Governmental Orders would not have a material adverse effect on the Worldwide Assets or the condition, operations or prospects of the IBEX Group Worldwide Business and the Vendors have not received any notice in writing and, to the Actual Knowledge of members of the IBEX Group, the members of the IBEX Group have not otherwise received any notice that the IBEX Group Worldwide Business is not in violation of any such Law or Governmental Order. There are no Governmental Orders applicable to the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (aa) Environmental Matters. Each of the Vendors is in compliance with all Environmental Laws.

                  (i)      Without limiting the generality of the
                           foregoing, each of the Vendors and their respective Affiliates has obtained and complied with, and is in compliance with, all Environmental Permits for the occupation of its facilities and the operation of the IBEX Group Worldwide Business. A list of all such Environmental Permits are set forth on Schedule 5.1(aa).

                  (ii) With respect to the IBEX Pharma Canadian Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, none of the Vendors nor their respective Affiliates has received any written notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under any Environmental Law.

                  (iii) With respect to the IBEX Pharma Canadian Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, none of the Vendors or their respective Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, including without limitation, any Hazardous Materials in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to Environmental Law.

                  (iv)     With respect to the IBEX Pharma Canadian
                           Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, neither the execution and delivery of this Agreement nor the consummation of the Worldwide Transaction will result in any obligations for site investigation or cleanup or notification to or consent of Government Authorities or third Persons, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Law.

                  (v)      With respect to the IBEX Pharma Canadian
                           Business, the Canadian Assets and the leased premises of IBEX located in Pare Street in the Town of Mount Royal, Quebec, neither the Vendors nor any of their respective Affiliates has either expressly or by operation of law assumed or undertaken any liability, including without limitation, any obligation for corrective or remedial action of any other Person relating to Environmental Laws.

         (bb)     IBEX Group Worldwide Intellectual Property.


                  (i) The Vendors collectively own all right, title and interest in or have the right to use pursuant to a valid license, sublicense agreement or permission, all of the IBEX Group Worldwide Intellectual Property used in the conduct of the IBEX Group Worldwide Business as presently conducted and have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works from and sublicense the IBEX Group Worldwide Intellectual Property, without requirement to make royalty or other payments to any other Person (except in the case of the IBEX Group Worldwide Intellectual Property licensed by any of the Vendors, from a third Person licensor where the terms of such license make provision for royalties or other payments and the terms of such royalties or other payments are listed on Schedule 5.1(bb)(i)). Schedules 2.1(d), and 2.3(d) set forth a true and complete list of all of the Intellectual Property used in the current conduct of the IBEX Group Worldwide Business and all other filings, applications, registrations or other formal actions taken with respect to the foregoing pursuant to federal, state, local and foreign law or regulations with respect to protections of intellectual property as well as a nonconfidential disclosure of inventions owned and used in the current conduct of the IBEX Group Worldwide Business, provided that such schedules shall in no way limit the IBEX Group Worldwide Intellectual Property to be transferred to BioMarin US pursuant to this Agreement. None of the Vendors has received written notice of any loss, cancellation, termination or expiration of any such application, registration or other filings or formal actions that are owned or controlled by any of the Vendors in connection with the IBEX Group Worldwide Business.

                  (ii) No member of the IBEX Group has received any written and, to the Actual Knowledge of the members of the IBEX Group, no members of the IBEX Group has received any oral, communication alleging that the operation of the IBEX Group Worldwide Business as currently conducted, the use of the IBEX Group Worldwide Intellectual Property in connection therewith and the transmission, use, linking and other practices related to the operation of the Vendors' respective web sites in connection with the IBEX Group Worldwide Business, the content thereof and the advertisements contained therein, conflict with, infringe, misappropriate or otherwise violate third Person Intellectual Property or other proprietary rights, including rights of privacy, publicity and endorsement of any third Person and no Claims are pending or, to the Actual Knowledge of the members of the IBEX Group, threatened against any of the Vendors or their Affiliates alleging any of the foregoing. No member of the IBEX Group has received any written and, to the Actual Knowledge of the members of the IBEX Group, no members of the IBEX Group has received any oral, communication alleging that any member of the IBEX Group has violated or misappropriated any rights relating to third Person Intellectual Property nor has any reason to believe that any member of the IBEX Group has violated or is violating or misappropriating any rights relating to third Person Intellectual Property, except as disclosed in Schedule 5.1(bb)(ii). The IBEX Group Worldwide Intellectual Property includes all of the Intellectual Property used in the ordinary day-to-day conduct of the IBEX Group Worldwide Business. Each item of the IBEX Group Worldwide Intellectual Property is subsisting, valid and enforceable and has not been adjudged invalid or unenforceable in whole or part. All registrations and filings related to the IBEX Group Worldwide Intellectual Property owned by members of the IBEX Group are in good standing and all maintenance and renewal fees necessary to preserve the rights of the IBEX Group in respect of the IBEX Group Worldwide Intellectual Property have been paid. Except as disclosed in Schedule 5.1(bb)
                           (ii), no Claim has been asserted or is pending or, to the Actual Knowledge of the members of the IBEX Group, threatened against any of the Vendors or their Affiliates based upon or challenging or seeking to deny or restrict the use by any of the Vendors or their Affiliates of any of the IBEX Group Worldwide Intellectual Property or alleging that any services provided by processes used by, or products manufactured or sold by any of the Vendors infringe or misappropriate any third Person Intellectual Property nor to the Actual Knowledge of the members of the IBEX Group is there any reasonable basis upon which any such material Claim might at any time be founded.

                  (iii) To the Best Knowledge of each of the members of the IBEX Group, the Software forming part of the IBEX Group Worldwide Intellectual Property, which may contain viruses, worms, Trojan horses and other material known contaminants, do not disrupt its operation because the IBEX Group possesses and uses anti virus software in connection therewith. No rights in the Software forming part of the IBEX
                           Group Worldwide Intellectual Property have been transferred to any third Person. Each of the Vendors has the right to use all Software development tools, library functions, compilers and other third Person software that are material to the IBEX Group Worldwide Business or that are required to operate or modify the Software forming part of the IBEX Group Worldwide Intellectual Property.

                  (iv) Each of the Vendors and their Affiliates has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the IBEX Group Worldwide Business. To the Best Knowledge of the members of the IBEX Group there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property used in connection with the

                           IBEX Group Worldwide Business by any Person. To the Best Knowledge of the members of the IBEX Group, no employee, independent contractor or agent of any member of the IBEX Group has misappropriated any trade secrets of any other Person in the course of the performance of its duties as an employee, independent contractor or agent and no employee, independent contractor or agent of any member of the IBEX Group is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of intellectual property.

                  (v) Each employee and independent contractor of any member of the IBEX Group has executed a valid and binding assignment of all rights they may hold related to the IBEX Group Worldwide Intellectual Property. Each employee and independent contractor of any member of the IBEX Group has executed a valid and binding confidentiality agreement pursuant to which he has agreed to protect the confidential nature of the IBEX Group Worldwide Intellectual Property and all other confidential information of any member of the IBEX Group or relating to any of the Worldwide Assets.

         (cc) No Brokers. There is no broker, finder or other intermediary acting on behalf of any member of the IBEX Group who has or will have a Claim against the members of the BioMarin Group for a brokerage commission, finder's fee or other like payment for the Worldwide Transaction and as and by way of a post-closing covenant the members of the IBEX Group will jointly and severally indemnify and save harmless the members of the BioMarin Group of and from any such Claim.

         (dd) Omissions and Misrepresentations. None of the foregoing representations and warranties contains any untrue statement of material fact or omits to state any material fact necessary to make any such warranty or representation not misleading.

5.2 Investment Representations. Each Vendor hereby jointly and severally represents and warrants to BioMarin that:

         (a)   Such Vendor is acquiring the BioMarin Worldwide
               Transaction Shares for investment purposes only, for its own account and not as nominee or agent for any other Person and not with the view to or for resale in connection with any distribution thereof within the meaning of the Securities Act.

         (b) Such Vendor knows of no public solicitation or advertisement of an offer in connection with the BioMarin Worldwide Transaction Shares.

         (c) Such Vendor has carefully reviewed this Agreement. During the course of the Worldwide Transaction and prior to the purchase of the BioMarin Worldwide Transaction Shares, such Vendor has had the opportunity to ask questions of and receive answers from BioMarin concerning the terms and conditions of the Worldwide Transaction and to obtain additional information concerning the Worldwide Transaction, BioMarin and the BioMarin Worldwide Transaction Shares. Such Vendor has received all information that it has requested regarding BioMarin and believes that such information is sufficient to make an informed decision with respect to the purchase of the BioMarin Worldwide Transaction Shares.

         (d) Such Vendor is able to bear the economic risk of its investment in the BioMarin Worldwide Transaction Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of and protecting its interests with respect to its investment in the BioMarin Worldwide Transaction Shares. Such Vendor is aware of the risk involved in its investment in the BioMarin Worldwide Transaction Shares and has determined that such investment is suitable for such Vendor in light of its financial circumstances and available investment opportunities.

         (e) Such Vendor is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (f) The purchase by such Vendor of the BioMarin Worldwide Transaction Shares hereunder does not violate or conflict with any Law applicable to such Vendor.

         (g) Each Vendor hereby further agrees with BioMarin that the instruments or certificates evidencing the BioMarin Worldwide Transaction Shares and each instrument or certificate issued in transfer thereof will bear the following legend:

                           "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under such Act covering such securities or the issuer corporation receives an opinion, in form and content reasonably satisfactory to the issuer corporation, of counsel reasonably acceptable to the issuer corporation (which may be counsel for the issuer corporation) stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act."

         (h) The instruments or certificates representing the BioMarin Worldwide Transaction Shares and each instrument or certificate issued in transfer thereof will also bear any legend required under any applicable state securities law.

         (i) Prior to any proposed sale, assignment, transfer or pledge of any of the BioMarin Worldwide Transaction Shares by such Vendor, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, such Vendor shall give written notice to BioMarin of such Vendor's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at such Vendor's expense, by an unqualified written opinion of legal counsel who shall and whose legal opinion shall be reasonably satisfactory to BioMarin addressed to BioMarin
               (which may be counsel for BioMarin), to the effect that the proposed transfer of the BioMarin Worldwide Transaction
               Shares may be effected without registration under the Securities Act, whereupon the holder of such BioMarin
               Worldwide Transaction Shares shall be entitled to transfer such BioMarin Worldwide Transaction Shares in accordance with the terms of the notice delivered by such Vendor to BioMarin.

         (j) Such Vendor consents to BioMarin's making a notation on its records or giving instructions to any transfer agent of its common stock in order to implement the restrictions on transfer of the BioMarin Worldwide Transaction Shares mentioned above.

         (k)   Such Vendor is aware that the BioMarin Worldwide
               Transaction Shares are being issued and sold in reliance on an exemption from the registration requirements of the Securities Act and that such exemption is expressly conditioned on the accuracy of the representations and warranties contained in this section 5.2.

         (l) Such Vendor is not a company established solely to acquire the BioMarin Worldwide Transaction Shares.

         (m) Such Vendor has been independently advised as to restrictions with respect to the trading in the BioMarin Worldwide Transaction Shares in Canada imposed by applicable Canadian securities legislation, confirms that: (i) no representation has been made to it by or on behalf of BioMarin; (ii) BioMarin is not a "reporting issuer" in any jurisdiction in Canada; (iii) the applicable "hold period", under the applicable securities law of Canada will not commence until

               BioMarin becomes a "reporting issuer" in the province of residence of such Vendor and such Vendor will not be able to resell the BioMarin Canadian Transaction Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy; and (iv) the BioMarin Worldwide Transaction Shares will be subject to resale restrictions.


6.  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS OF THE BIOMARIN GROUP

6.1 Representations and Warranties. The members of the BioMarin Group hereby jointly and severally represent and warrant to the members of the IBEX Group as follows and acknowledge and confirm that the members of the IBEX Group are relying upon such representations and warranties in connection with the Worldwide Transaction and that unless otherwise indicated herein, such representations and warranties shall be true and correct as at the Closing Date:

         (a) Organization. Each of the members of the BioMarin Group is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and has the power (including full corporate power) to own or lease its property and to carry on its business as it is now being conducted.

         (b) Corporate Authority. Each of the members of the BioMarin Group now has and on the Closing Date will have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to carry out all of the terms and conditions hereof on the part of the members of the BioMarin Group to be carried out. The execution and delivery of this Agreement and the consummation of the Worldwide Transaction have been duly authorized by all necessary corporate action on the part of the members of the BioMarin Group, including without limitation, all necessary action by the respective officers, directors, and stockholders, as applicable.

      (c) No Violations. The execution and delivery of this Agreement and all other agreements contemplated herein by the members of the BioMarin Group and the observance and performance of the terms and provisions of this Agreement and any such agreements; (i) does not and will not require the members of the BioMarin Group to obtain or make any consent, authorization, approval, filing or registration under any Law which is binding upon any member of the BioMarin Group;
               (ii) does not and will not constitute a violation or breach of the charter documents, operating agreements or by-laws of any member of the BioMarin Group; (iii) does not and will not constitute a violation or breach of any Law applicable to any member of the BioMarin Group; and (iv) does not and will not constitute a default or breach (nor would with the passage of time or the giving of notice or both or otherwise, constitute a default) under any Contract to which any member of the BioMarin Group is a party, except where such default would not have a Material Adverse Effect on any member of the BioMarin Group.

         (d) Enforceability of Obligations. This Agreement constitutes a valid and legally binding obligation of each member of the BioMarin Group, enforceable against each member of the BioMarin Group in accordance with its terms, subject however to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

         (e)   Acts of Bankruptcy.  None of the members of the BioMarin
               Group is insolvent, has proposed a compromise or arrangement to its creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its property and no execution or distress is enforceable or levied upon any of its property and no petition for a receiving order in bankruptcy is filed against it.

         (f) Resident. Each member of the BioMarin Group is a resident of and maintains its principal place of business in the country and, as applicable, the state, province, country and city set out in Schedule 6.1(f).

         (g)   BioMarin Worldwide Transaction Shares.  The BioMarin
               Worldwide Transaction Shares are duly authorized and, in the case of the BioMarin Worldwide Transaction Shares, when issued and paid for in accordance with the terms of this Agreement will be duly authorized, validly issued and outstanding, fully paid and non-assessable and free and clear of all Encumbrances, other than Encumbrances which might have been created or suffered by the Vendors and restrictions imposed by the Securities Act, other securities laws or this Agreement.

         (h) Regulatory Approvals. Based in part on the representations and warranties made by the members of the IBEX Group in section 5.2, no authorization from any Governmental Authority is required on the part of BioMarin in connection with the issuance of the BioMarin Worldwide Transaction Shares, save and except for the Quebec Securities Commission Approval referred to in section 12(j) hereof.

         (i) Registrant Status. No securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of BioMarin or prohibiting the issue and sale of the BioMarin Worldwide

               Transaction Shares and to the Best Knowledge of the members of the BioMarin Group, no such proceedings for such purposes are pending or threatened.

         (j) Litigation. There are no Claims at Law or in equity or before or by any Governmental Authority either threatened, pending, outstanding or contemplated against any member of the BioMarin Group or relating to or which may have a Material Adverse Effect on any member of the BioMarin Group nor to the Best Knowledge of any member of the BioMarin Group, is there any basis upon which any such Claims might at any time in the future be founded.

         (k) Financial Statements. A true copy of the consolidated balance sheets of BioMarin and the consolidated statements of operations and consolidated statements of changes in stockholder equity and the consolidated statements of cash flows (the "BioMarin Financial Statements") as of December 31, 2000 (the "BioMarin Year End") is annexed hereto as Schedule 6.1(k). The BioMarin Financial Statements:

                  (i) Have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with those of the preceding fiscal period.

                  (ii) Present fairly, among other things, the assets, liabilities and financial position of BioMarin as at the BioMarin Year End and the results of operations for the period then ended.

                  (iii) Are substantially in accordance with the books and records of BioMarin (on a consolidated basis).

         (l) Compliance with Laws. Each member of the BioMarin Group has been carrying on business in all material respects in accordance with all applicable Laws and Governmental Orders and no member of the BioMarin Group is in violation of any such Law or Governmental Order, except where such violation would not have a Material Adverse Effect on the members of the BioMarin Group.

         (m) No Brokers. There is no broker, finder or other intermediary acting on behalf of any member of the BioMarin Group, other than Leerink, Swann & Associates, who has or will have a claim against the members of the IBEX Group for a brokerage commission, finders' fee or other like payment for the Worldwide Transaction and as and by way of a post-closing covenant the members of the BioMarin Group will jointly and severally indemnify and save harmless the members of the IBEX Group of and from such Claim.

          (n) Reporting Status; No Termination of Registration. Except as set forth on Schedule 6.1(n) hereto, BioMarin has filed in a timely manner all documents that BioMarin was required to file under the Exchange Act during the 24 months preceding the date of this Agreement and such documents complied in all material respects with the Commission's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading. BioMarin has not received notice of the issuance by the Commission of any stop order suspending the qualification of any shares of BioMarin common stock for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose.


7.       Registration of BioMarin Worldwide Transaction Shares

7.1      Required Registration.

         (a) Within five days following the Closing Date, BioMarin shall prepare and file a registration statement on Form S-3 under the Securities Act, covering the BioMarin Worldwide Transaction Shares and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earliest to occur of: (i) the date the BioMarin Worldwide Transaction Shares covered thereby have been sold; (ii) the date by which all BioMarin Worldwide Transaction Shares covered thereby may be sold under Rule 144 without restriction as to volume; or (iii) the date which is the twenty-fourth month anniversary of the Closing Date.

         (b) Following the effectiveness of a registration statement filed pursuant to this section, BioMarin may at any time suspend the effectiveness of such registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Vendors, if BioMarin shall have determined that BioMarin may be required to disclose any material corporate development which disclosure may have a Material Adverse Effect on BioMarin. Notwithstanding the foregoing, no more than two Suspension Periods may occur during any 12 month period. BioMarin shall use its best efforts to limit the duration and number of any Suspension Periods. The Vendors agree that upon receipt of any notice from BioMarin of a Suspension Period, the Vendors shall forthwith discontinue disposition of BioMarin Worldwide Transaction Shares covered by such registration statement or prospectus until the Vendors: (i) are advised in writing by BioMarin that the use of the applicable prospectus may be resumed; (ii) have received copies of a supplemental or amended prospectus, if applicable; and (iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

7.2 Registration Procedures. At such time as BioMarin effects the registration of the BioMarin Worldwide Transaction Shares under the Securities Act pursuant to section 7.1(a) BioMarin will, at its expense and as expeditiously as possible;

         (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file in accordance with section 7.1(a) a registration statement with respect to the BioMarin Worldwide Transaction Shares and will use its best efforts to cause such registration statement to become and remain effective for the period described herein and BioMarin will prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period.

         (b) Furnish to the Vendors participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Vendors may reasonably request in order to facilitate the public offering of the BioMarin Worldwide Transaction Shares.

         (c) Use its best efforts to register or qualify the BioMarin Worldwide Transaction Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Vendors may reasonably request within 20 days following the original filing of such registration statement, except that BioMarin shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

         (d) Notify the Vendors participating in such registration, promptly after BioMarin shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

         (e) Notify such Vendors promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

         (f) Prepare and file with the Commission, promptly upon the request of any such Vendors, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Vendors, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the BioMarin Worldwide Transaction Shares by such Vendors.

         (g) Prepare and promptly file with the Commission and promptly notify such Vendors of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if at the time when a prospectus relating to such securities is required to be delivered under the Securities Act any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (h) Advise such Vendors, promptly after BioMarin shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

7.3 Covenant Regarding Disposition of BioMarin Shares. Following the effectiveness of a registration statement filed pursuant to section 7.1, and without limitation of the provisions of section 7.1(b), the Vendors jointly and severally covenant and agree that any disposition of the BioMarin Worldwide Transaction Shares shall be made in a manner that does not unduly prejudice the trading price of BioMarin's common stock on the Nasdaq National Market or the SWX Swiss Market.

7.4      Indemnification.

         (a) BioMarin will indemnify and hold harmless each Vendor which is an owner of shares of BioMarin Worldwide Transaction Shares included in a registration statement pursuant to the provisions of Article 7 hereof, and any officer, director, employee, agent, partner, member or affiliate of such Vendor (for purposes of this section 7.4(a), the "Indemnified Parties"), from and against, and will reimburse such Vendor and each such Indemnified Party with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Vendor or any such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that BioMarin will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Vendor or such Indemnified Party in writing specifically for use in the preparation thereof.

         (b) Each Vendor which is an owner of shares of BioMarin Worldwide Transaction Shares included in a registration statement pursuant to the provisions of Article 7 hereof will indemnify and hold harmless BioMarin, and any Person who controls BioMarin within the meaning of the Securities Act, from and against, and will reimburse BioMarin and such controlling Persons with respect to, any and all losses, damages, liabilities, costs or expenses to which BioMarin or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made solely in reliance upon and in conformity with written information furnished by such Vendor specifically for use in the preparation thereof; provided, however, that the liability of any Vendor pursuant to this subsection (b) shall be limited to an amount not to exceed the net proceeds received by such Vendor pursuant to the registration statement which gives rise to such obligation to indemnify.

         (c) Promptly after receipt by a party indemnified pursuant to the provisions of paragraph (a) or (b) of this section 7.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this section 7.4 and shall not relieve the indemnifying party from liability under this section 7.4 unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of such paragraph
               (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in subsection (a) or (b) of this section 7.4 is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount any Vendor shall be obligated to contribute pursuant to this subsection (d) shall be limited to an amount not to exceed the net proceeds received by such Vendor pursuant to the registration statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.


8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.1 Survival. No investigations made by or on behalf of any Party at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made by any Party. No waiver by any

Party of any condition, in whole or in part, shall operate as a waiver of any other condition. The representations and warranties contained in Article 5 and 6 respectively or in any certificate or other document delivered in connection with the Closing shall survive the making of this Agreement and the Closing as to the representations and warranties contained in section 5.1(g), 5.1(l), 5.1(y) and 5.1(bb), for a period of six years and as to all other representations and warranties, for a period of three years following the Closing unless a bona fide notice of a Claim shall have been given in writing prior to the expiry of that period, in which case the representations and warranties to which such notice applies shall survive in respect of that Claim until the final determination or the applicable settlement, in each case, of that Claim.


9.       COVENANTS

9.1 Interim Covenants. From the date hereof and up to and including the Closing Date or other termination of this Agreement, except as otherwise consented to in writing by the members of the BioMarin Group, the members of the IBEX Group shall jointly and severally observe and perform the provisions stated below:

         (a) Operations. The Vendors shall carry on the IBEX Group Worldwide Business in the usual and ordinary course in substantially the same manner as heretofore conducted and shall preserve their relationships with customers, suppliers and third Persons having business dealings with the Vendors and shall take any and all such further actions reasonably requested by the members of the BioMarin Group to the end that the IBEX Group Worldwide Business shall not be impaired in any material respect on the Closing Date.

         (b) Insurance. The Vendors shall keep in full force their current insurance policies relating to the Worldwide Assets and the IBEX Group Worldwide Business without permitting any termination, cancellation or lapse thereof and the Vendors shall enter into replacement policies providing coverage equal to or greater than the coverage under those cancelled, terminated or lapsed policies for substantially similar premiums.

         (c) Contracts. The Vendors shall perform in all material respects their respective obligations under Contracts relating to or affecting the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (d) Books and Records. The Vendors shall maintain the books of account and records relating to the Worldwide Assets and/or the IBEX Group Worldwide Business in the usual and ordinary course of business.

         (e) Compliance With Laws. The Vendors shall comply in all material respects with all Laws applicable to the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (f) Additional Contracts. No member of the IBEX Group or their Affiliates shall enter into or assume any Contract relating to the IBEX Group Worldwide Business except for; (i) purchases of supplies or inventories in the usual and ordinary course of the IBEX Group Worldwide Business consistent with prior practice; and
               (ii) Contracts which, individually or in the aggregate, are not material to the IBEX Group Worldwide Business. For purposes of the proceeding sentence, any Contract in excess of Cdn.$50,000 shall be considered material to the IBEX Group Worldwide Business. No member of the IBEX Group or their Affiliates shall otherwise make any material change in the conduct of the IBEX Group Worldwide Business.

         (g) Disposition of Worldwide Assets. The Vendors shall not sell, lease or transfer or agree to sell, lease or transfer or cause any Encumbrance upon, any of the Worldwide Assets, out of the ordinary course of business or approve or undertake any other transaction out of the ordinary course of business or furnish or cause to be furnished any information concerning the Worldwide Assets and/or the IBEX Group Worldwide Business to any third Person who is interested in any such transaction.

         (h) Representations and Warranties. The members of the IBEX Group shall not do anything that would cause any of the representations and warranties under Article 5 to be false, incomplete or misleading in such a fashion as to have a Material Adverse Effect on the members of the IBEX Group.

         (i) Advice. The members of the IBEX Group shall promptly advise the members of the BioMarin Group in writing of any change that would have a Material Adverse Effect on the condition, financial or otherwise of the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (j)   Accounting. With respect to the IBEX Group Worldwide
               Business and the Worldwide Assets, no member of the IBEX Group shall make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. Each member of the IBEX Group shall maintain its books, records and accounts in accordance with Canadian generally accepted accounting principles applied on a basis consistent with past practice.

         (k) Discharge. No member of the IBEX Group shall cancel, compromise, release or discharge any Claim in connection with the operations of the Worldwide Assets upon or against any Person or waive any right of material value except, in any case, in the ordinary course of the IBEX Group Worldwide Business and consistent with past practice.

         (l) McGill License. The members of the IBEX Group shall, upon the request of BioMarin, introduce representatives of BioMarin to appropriate representatives of McGill University with a view to obtaining a license from McGill University to use US Patent 5,147,641 and its foreign counterparts on substantially the same terms and conditions as the license dated August 30, 1994 between McGill University and IBEX. The members of the IBEX Group shall not enter into any license in respect of such patent or otherwise interfere with the negotiation of such license by BioMarin.

9.2 Interim Access. From and after the execution and delivery of this Agreement and until Closing or other termination of this Agreement, the members of the IBEX Group shall continue to make available to the members of the BioMarin Group and their respective directors, officers, auditors, employees, investment bankers, counsel and other authorized representatives (the "Representatives") all title documents, policies of insurance, Contracts and other documents in the possession of the members of the IBEX Group or under the control of the members of the IBEX Group relating to the Worldwide Assets and the IBEX Group Worldwide Business. The members of the IBEX Group shall also continue to forthwith make available to the members of the BioMarin Group and their respective Representatives for examination, all books of account, accounting records, documents, information and data relating to the Worldwide Assets and the IBEX Group Worldwide Business and shall also continue to make available to the members of the BioMarin Group and their respective Representatives full and complete access to the key personnel, customers, suppliers, independent accountants and counsel of members of the IBEX Group, as requested by the members of the BioMarin Group or their respective Representatives. The members of the IBEX Group shall afford the members of the BioMarin Group and their respective Representatives every reasonable opportunity to have access to and inspect the Worldwide Assets.


10.      INDEMNITY

10.1 Indemnity by the Members of the BioMarin Group. The members of the BioMarin Group shall jointly and severally indemnify and save harmless the members of the IBEX Group from all Losses actually incurred by the members of the IBEX Group as a result of: (i) any breach by the members of the BioMarin Group or any inaccuracy of any covenant, representation or warranty of the members of the BioMarin Group contained in this Agreement; and (ii) any actual action, suit, investigation, inquiry or proceeding (each, an "Action") arising out of or resulting from the conduct of the IBEX Group Worldwide Business or any of the Worldwide Assets by members of the BioMarin Group after the Closing Date.

10.2  Indemnity by the Members of the IBEX Group.  The members of the IBEX
Group shall jointly and severally indemnify and save harmless the members of the BioMarin Group from all Losses actually incurred by the members of the BioMarin Group as a result of: (i) any breach by any member of the IBEX Group or any inaccuracy of any covenant, representation or warranty of any member of the IBEX

Group contained in this Agreement; (ii) any Action arising from rights of creditors pursuant to the Bulk Sales Carve-Out or any Action arising from rights of creditors pursuant to any non-compliance by BioMarin US with section 1767 ss of the Civil Code of Quebec in connection with the Worldwide Transaction or the Vendor's or BioMarin US's failure to comply with applicable bulk sales or sale of an enterprise legislation; (iii) any Excluded Liability; (iv) any Action arising out of or resulting from the conduct of the IBEX Group Worldwide Business or any of the Worldwide Assets by the members of the BioMarin Group prior to the Closing Date; and (v) any Action arising from the failure of the members of the IBEX Group to comply with any covenants contained in this Agreement.

10.3 Indemnification Procedure. An indemnified party pursuant to the provisions hereof (the "Indemnified Party") shall give the other Party (the "Indemnitor") notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss if known and the method of computation thereof and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed. If an Indemnified Party shall receive notice of any third party claim (a "Third Party Claim"), the Indemnified Party shall give the Indemnitor notice of the Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice. The failure to provide such notice shall not release the Indemnitor from its obligations under this Article except to the extent that the Indemnitor is materially prejudiced by such failure and shall not relieve the Indemnitor from any other obligation or liability that it may have to the Indemnified Party other than under this Article. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim within 20 days of receipt of notice of such Claim, the Indemnitor shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnitor or if the Indemnitor does not so assume and defend such Third Party Claim, the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnitor. If the Indemnitor exercises the right to undertake any such defense against any Third Party Claim, the Indemnified Party shall cooperate with the Indemnitor in such defense and shall make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnitor. If the Indemnified Party is directly or indirectly conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnified Party in such defense and shall make available to the Indemnified Party, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitors' control relating thereto as is reasonably required by the

Indemnified Party. No such Third Party Claim may be settled by the Indemnitor without the prior written consent of the Indemnified Party, acting reasonably. For the purposes of this Article 10, the members of the BioMarin Group shall be treated as one Party and the members of the IBEX Group shall be treated as one Party.

10.4  Supplemental Rights.  The rights and benefits provided in this Article
10 are supplemental to and are without prejudice to any other rights, actions or causes of action which may arise pursuant to any other section of this Agreement or pursuant to applicable law.

10.5 Reduction of Worldwide Purchase Price. All amounts received by the members of the BioMarin Group pursuant to the provisions of this Article shall be received in reduction of the Worldwide Purchase Price.

10.6 Minimum and Maximum Indemnification Claim. Notwithstanding the provisions of section 10.1(i) and (ii) or 10.2(i) and (iv), as the case may be, the obligation of the members of the BioMarin Group or the members of the IBEX Group, as the case may be, to indemnify the other Parties in respect of any of the matters described therein, as the case may be, shall become applicable only when the Losses actually incurred by the Person entitled to indemnification exceed in the aggregate Cdn.$100,000 under this Agreement and/or the Canadian Purchase Agreement (the "Minimum Threshold"). Once the Minimum Threshold has been exceeded, the obligations of indemnification with respect to such matters shall apply to: (i) 50% of any and all Losses from dollar one above Cdn. $50,000 to Cdn. $100,000; and (ii) any and all Losses from dollar one above Cdn.$100,000 of such Losses. The right of indemnification with respect to such matters shall only apply to Losses (exclusive of Losses relating to breaches of representations and warranties set forth in sections 5.1(l) and 5.1(bb), and any other matters relating to the Excluded Liabilities and rights of creditors pursuant to the Bulk Sales Carve-Out and rights of creditors pursuant to matters described in section 10.2(ii), for which there shall be no limitation) under this Agreement and the Canadian Purchase Agreement which aggregate up to and including the sum of (a) the Canadian Purchase Price (as defined in the Canadian Purchase Agreement), (b) the Worldwide Purchase Price and (c) the Contingency Payments.

10.7 Rights of Set-Off. Subject to section 10.6, in the event the members of the BioMarin Group have incurred Losses and the members of the IBEX Group must indemnify the members of the BioMarin Group pursuant to the provisions hereof, BioMarin shall have the right to set off such Losses including, without limitation, any Losses of the BioMarin Group under the Canadian Purchase Agreement, as against the Contingency Payments.

11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS OF THE IBEX GROUP AT CLOSING

11.1 Conditions Precedent. All obligations of the Vendors to sell the Worldwide Assets to BioMarin US at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the members of the IBEX Group) prior to or at the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties made by each member of the BioMarin Group in or under this Agreement shall be true in all material respects (except where already qualified as to materiality) on and as of the Closing Date and the Vendors shall have received from each member of the BioMarin Group a certificate signed as of the Closing Date to such effect in the form set out in
               Schedule 11.1(a).

         (b)   Compliance with Covenants. Each member of the BioMarin
               Group shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each member of the BioMarin Group prior to Closing and the members of the IBEX Group shall have received from each member of the BioMarin Group a certificate signed as of the Closing Date to such effect in the form set out in Schedule 11.1(b).

         (c)   Corporate Authorizations. The members of the BioMarin
               Group shall have delivered to the members of the IBEX Group evidence satisfactory to the members of the IBEX Group that all necessary corporate authorizations by the members of the BioMarin Group authorizing and approving the execution and delivery of this Agreement and the consummation of the Worldwide Transaction have been obtained.

         (d)   Assumption of Assumed Worldwide Liabilities. On
               Closing, the members of the BioMarin Group and the Vendors shall execute and deliver an assignment and assumption agreement with respect to the Assumed Worldwide Liabilities in the form set out in Schedule 11.1(d).

         (e) Opinion. On Closing, the members of the IBEX Group shall receive from United States counsel to the members of the BioMarin Group legal opinions in the form set out in Schedule 11.1(e).

         (f) BioMarin Worldwide Transaction Shares. On Closing, BioMarin shall deliver certificates representing the BioMarin Worldwide Transaction Shares to the Vendors as provided in section
               3.2 hereof.

         (g) License Agreement. On Closing, (i) the members of the BioMarin Group shall execute and deliver with the members of the IBEX Group a license agreement in the form set forth in
               Schedule 11.1(g) and (ii) Massachusetts Institute of Technology shall have consented to the license of Intellectual

               Property covered by the Contracts with the Massachusetts of Technology set forth in Schedule 2.3(b) to the members of IBEX Group contemplated in the license agreement set forth in
               Schedule 11.1(g).

         (h) Insurance. On Closing, BioMarin NS shall have insured the Worldwide Assets, with effect as and from the Closing Date, in such amounts and against such risks, including general liability and tenant's liability, as are customarily carried and insured against by BioMarin in respect of comparable assets in the conduct of its business.

In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the members of the IBEX Group, the members of the IBEX Group may rescind this Agreement by notice to the members of the BioMarin Group and in such event all of the Parties shall be released from all obligations hereunder, unless the members of the IBEX Group can show that the condition or conditions which have not been satisfied are reasonably capable of being performed or caused to be performed by the members of the BioMarin Group and are the obligation of the members of the BioMarin Group to perform or to cause to be performed or have not been satisfied by reason of a default by the members of the BioMarin Group, in which case, the members of the BioMarin Group, at the option of the members of the IBEX Group, shall not be released from any obligations hereunder. Any such conditions may be waived in whole or in part by the members of the IBEX Group without prejudice to the members of the IBEX Group's rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the members of the IBEX Group only if the same is in writing.


12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE MEMBERS OF THE BIOMARIN GROUP AT CLOSING

12.1 Conditions Precedent. All obligations of BioMarin US to purchase the Worldwide Assets from the Vendors at Closing under this Agreement are subject to the fulfillment (or waiver in writing by the members of the BioMarin Group) prior to or at the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties made by each member of the IBEX Group in or under this Agreement shall be true in all material respects (except where already qualified as to materiality) on and as of the Closing Date and the members of the BioMarin Group shall have received from each member of the IBEX Group a certificate signed as of the Closing Date to such effect, in the form set out in Schedule 12.1(a).

         (b) Actions, Etc. All actions, proceedings, instruments and documents required for the members of the IBEX Group to carry out the Worldwide Transaction and all other related legal matters shall have been approved by the members of the

               BioMarin Group and the members of the BioMarin Group shall have been furnished with such certified copies of actions and proceedings with respect to the members of the IBEX Group and other such instruments and documents as the members of the BioMarin Group shall have requested.

         (c)   Compliance with Covenants.  Each member of the IBEX
               Group shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by each member of the IBEX Group and the members of the BioMarin Group shall have received from each member of the IBEX Group a certificate signed as of the Closing Date to such effect, in the form set out in Schedule 12.1(c).

         (d) Corporate Authorizations. The members of the IBEX Group shall have delivered to the members of the BioMarin Group evidence satisfactory to the members of the BioMarin Group that all necessary corporate authorizations by the members of the IBEX Group authorizing and approving the execution and delivery of this Agreement, the consummation of the Worldwide Transaction and the transfer of the Worldwide Assets as herein contemplated have been obtained.

         (e)   Assumption of Assumed Worldwide Liabilities.  On
               Closing, the members of the BioMarin Group and the Vendors shall execute and deliver an assignment and assumption agreement with respect to the Assumed Worldwide Liabilities, in the form set out in Schedule 11.1(d).

         (f) Approvals and Consents. At or before Closing there shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies all such approvals and consents, if any, in form and on terms satisfactory to the members of the BioMarin Group as may be required in order to transfer the Worldwide Assets and to enable BioMarin US to assume the Assumed Worldwide Liabilities at Closing as herein provided.

         (g) No Material Loss. There shall have been no material loss or damage to the Worldwide Assets not adequately covered by insurance.

         (h) No Material Adverse Change. There shall have been no change that would have a Material Adverse Effect on the condition, financial or otherwise of the Worldwide Assets and/or the IBEX Group Worldwide Business.

         (i) Litigation. No court order shall have been entered that enjoins, restrains, prohibits or restricts Closing of the Worldwide Transaction. None of the Parties nor any of their respective directors, officers, employees or agents shall be a defendant or third party to or have received written or oral notice of the threat of any litigation or proceedings before any court or Governmental Authority which, in the opinion of the members of the BioMarin Group, could prevent or restrict such Party from performing any of its obligations in this Agreement or any of the Closing Documents or could expose such Person to damages.

         (j) Quebec Securities Commission. On or before Closing, BioMarin shall have received the approval of the Quebec Securities Commission to the issuance of the BioMarin Worldwide Transaction Shares (the "Quebec Securities Commission Approval").

         (k) Receipt of Closing Documents by the Members of the BioMarin Group. All instruments of conveyance and other documentation relating to the sale and purchase of the Worldwide Assets, including without limitation, the Closing Documents, assignments, bills of sale, conveyances and other documentation and all actions and proceedings taken on or prior to the Closing in connection the performance by the members of the IBEX Group of their obligations under this Agreement shall be satisfactory to the members of the BioMarin Group and their counsel and the members of the BioMarin Group shall have received duly executed copies of the Closing Documents and all such documentation or other evidence as they may reasonably request in order to establish the consummation of the Worldwide Transaction and the taking of all corporate proceedings in connection therewith in form (as to certification and otherwise) and substance satisfactory to the members of the BioMarin Group and their counsel. For greater certainty and without limitation, the Vendors shall have delivered to BioMarin US duly executed, in form and substance reasonably satisfactory to the members of the BioMarin Group and their counsel and in proper form for registration, if required, under applicable Laws, all instruments of conveyance and other documentation relating to the sale and purchase of the Worldwide Assets, including without limitation:


                  (i) bills of sale and assignment of interest for the Worldwide Assets (including all Permits, Licenses and Contracts), in the form set out in Schedule 12.1(k)(i); and

                  (ii) assignments in registrable form of all Intellectual Property, in the forms set out in Schedule 12.1(k)(ii).

         (l) Consents to Assignments. With respect to any IBEX Group Worldwide Intellectual Property, Permits and Licenses and the Contracts (the "Worldwide Assigned Rights") forming a part of the Worldwide Assets in connection with the IBEX Group Worldwide Business and which BioMarin US shall assume at Closing in accordance with this Agreement identified at
               Schedule 5.1(s), on Closing, the members of the IBEX Group shall deliver to BioMarin US, such unconditional written consents to the assignment thereof (the "Worldwide Assigned Rights Consents") as are applicable, to assign the Worldwide Assigned Rights to BioMarin US together with written acknowledgements from the other party to such Worldwide Assigned Rights, in the form set out in Schedule 12.1(l) acknowledging that all amounts due and payable by the Vendors have been paid in full to the Closing Date.

         (m) Possession of Worldwide Assets. On Closing, the Vendors shall deliver title to and possession of all of the Worldwide Assets to BioMarin US.

         (n) Non-Competition Agreement. On Closing, the members of the IBEX Group shall execute and deliver non-competition agreements in the form set out in Schedule 12.1(n).

         (o) Termination. On Closing, the members of the IBEX Group shall execute and deliver with the members of the BioMarin Group an agreement in the form set out in Schedule 12.1(o) terminating all written or oral agreements among the members of the IBEX Group with respect to the Worldwide Assets and the IBEX Group Worldwide Business, including for greater certainty and without limitation, marketing agreements with respect to the IBEX Group Worldwide Intellectual Property, on terms and conditions satisfactory to the members of the BioMarin Group and their counsel.

         (p) Services, Equipment and Space Sharing Agreement. On Closing, the members of the BioMarin Group shall execute and deliver with the members of the IBEX Group an agreement in form set out in
               Schedule 12.1(p).

         (q)   License Agreement. On Closing, (i) the members of the
               BioMarin Group shall execute and deliver with the members of the IBEX Group a license agreement in the form set forth in
               Schedule 11.1(g) and (ii) Massachusetts Institute of Technology shall have consented to the license of Intellectual Property covered by the Contracts with the Massachusetts of Technology set forth in Schedule 2.3(b) to the members of IBEX Group contemplated in the license agreement set forth in
               Schedule 11.1(g).

         (r) Canadian Purchase Agreement. On Closing, the transaction set forth under the Canadian Purchase Agreement shall have been contemporaneously successfully consummated.

         (s) Opinions. On Closing, the members of the BioMarin Group shall receive from U.S. and Quebec counsel to the members of the IBEX Group a legal opinion in the form set out in Schedule 12.1(s).

         (t) No Orders. No order of any court or administrative agency shall be in effect which restrains or prohibits the Worldwide Transaction and no suit, action, inquiry, investigation or proceeding in which it will be or it is sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Worldwide Transaction and which in the judgment of the members of the BioMarin Group and their counsel, acting reasonably, makes it inadvisable to proceed with the consummation of the Worldwide Transaction shall have been made, instituted or threatened by any Person.

In case any of the foregoing conditions cannot be fulfilled at or before the Time of Closing to the satisfaction of the members of the BioMarin Group, the members of the BioMarin Group may rescind this Agreement by notice to the members of the IBEX Group and in such event all of the Parties shall be released from all obligations hereunder, unless the members of the BioMarin Group can show that the condition or conditions which have not been satisfied are reasonably capable of being performed or caused to be performed by the members of the IBEX Group and are the obligation of the members of the IBEX Group to perform or to cause to be performed or have not been satisfied by reason of a default by the members of the IBEX Group, in which case, the members of the IBEX Group, at the option of the members of the BioMarin Group, shall not be released from any obligations hereunder. Any such conditions may be waived in whole or in part by the members of the BioMarin Group without prejudice to the members of the BioMarin Groups' rights of rescission in the event of the non-fulfillment of any other condition or conditions, any such waiver to be binding on the members of the BioMarin Group only if the same is in writing.


13.      THIRD PARTY ASSIGNMENT AND CONSENTS

13.1  Third Party Assignments.  Neither this Agreement nor any Closing
Document shall constitute an assignment or an attempted assignment of any Worldwide Assigned Right contemplated to be assigned to BioMarin US hereunder where such Worldwide Assigned Right; (i) is not assignable without the consent of a third Person if such consent has not been obtained and such assignment or attempted assignment would constitute a breach thereof; or (ii) in respect of which Worldwide Assigned Right the remedies for enforcement thereof available to the Vendors would not pass to BioMarin US. In respect of the foregoing, the members of the IBEX Group, as and by way of a post-closing covenant, jointly and severally agree to take such action or cause to be taken such action in their own name or otherwise as the members of the BioMarin Group shall reasonably require so as to provide BioMarin US the benefits thereof and to effect collection of money to become due and payable by the other party thereto and the members of the IBEX Group shall promptly pay over to BioMarin US all money received by the Vendors in respect of the foregoing. If and when any Worldwide Assigned Right Consent is obtained or such Worldwide Assigned Right otherwise becomes assignable, the Vendors shall promptly assign all of their rights and obligations thereunder to BioMarin US and BioMarin US shall, without the payment of any further consideration therefor, assume such rights and obligations and the Vendors shall be relieved of any and all liability therefor.

13.2 Further Assurances; Consents. From and after the date hereof and before and after Closing: (i) each of the Parties shall use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth herein, including, without limitation, the procurement of the post-Closing Worldwide Assigned Rights Consents as set forth in Schedule 13.2;
(ii) each of the Parties shall use their reasonable best efforts to cause the Worldwide Transaction to be consummated; (iii) the Parties shall cooperate with each other to provide such information, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and to do all such further acts and things as may be reasonably required to carry out the Worldwide Transaction; (iv) the Parties shall use all reasonable efforts to comply promptly with all legal requirements that may be imposed upon them with respect to the consummation of the Worldwide Transaction and to obtain any consent or any exemption by and to make any registration, declaration or filing with any Governmental Authority or other third Person required to be obtained or made by such Person in connection with the taking of any action contemplated hereby, including, without limitation, the post-Closing Worldwide Assigned Rights Consents. The Parties covenant and agree to proceed diligently and in a coordinated fashion to apply for and obtain any and all necessary approvals and/or Worldwide Assigned Rights Consents. For greater certainty and without limitation, at the request of any member of the BioMarin Group, prior to and after the Closing, the Representatives of the BioMarin Group shall have full right to participate in discussions with all third Persons with a view to procuring all pre-Closing and post-Closing Worldwide Assigned Rights Consents; provided, however, that in the event that from and after Closing, any member of the IBEX Group has not proceeded diligently and in a coordinated fashion to apply for and obtain any and all such necessary approvals and/or Canadian Assigned Rights Consents, the members of the BioMarin Group, without any further or other act or formality shall be irrevocably appointed to act as attorney and mandatory for and on behalf of any or all of the members of the IBEX Group in their place and stead, with full power of substitution, such power of attorney being coupled with an interest to survive the insolvency of any Party. Notwithstanding the foregoing, the members of the IBEX Group shall ensure that all necessary Representatives of the IBEX Group are entitled to be present and/or participate, as applicable, at all reasonable times to accomplish the objectives of this section 13.2.


14.      ADDITIONAL POST-CLOSING COVENANTS

14.1 Financial Statements. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant to preserve the financial statements and working papers relating to the IBEX Group Worldwide Business for a period of at least 10 years from the Closing and to allow the members of the BioMarin Group or the Representatives to have access thereto at all reasonable times in connection with the affairs of the BioMarin Group and to make copies thereof and to take extracts therefrom. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant to use their reasonable best efforts to maintain and preserve such books of account and to at least exercise the same degree of care with respect thereto as they do now in connection with their other business records.

14.2 Resale Payments. The members of the BioMarin Group jointly and severally covenant and agree as and by way of a post-closing covenant to pay to the Vendors a sum equal to 50% of any consideration received by any member of the BioMarin Group within three months of the Closing Date, as a result of a license or sale by only such member of the BioMarin Group of any of the IBEX Group Worldwide Intellectual Property.

14.3 Filter Technology. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant that, for no additional consideration (the consideration therefor being included in the Worldwide Purchase Price), on or before August 31, 2002, they shall transfer to BioMarin US, good and marketable title to the Filter Technology, free and clear of any and all Encumbrances, subject to the rights of creditors pursuant to the Bulk Sales Carve Out and pursuant to a general conveyance which shall contain representations and warranties on the part of the members of the IBEX Group with respect to the Filter Technology which are similar to the representations and warranties with respect to the Worldwide Assets that are contained in this Agreement.

14.4 McGill License. The members of the IBEX Group jointly and severally agree as a post-closing covenant that members of the IBEX Group shall not enter into any license in respect of US Patent 5,147,641 and its foreign counterparts or otherwise interfere with the negotiation of such license by BioMarin.

14.5 Retention Agreement. The members of the IBEX Group jointly and severally covenant and agree as and by way of a post-closing covenant that for a period of three (3) years following Closing, the members of the IBEX Group shall not enter into an amalgamation, consolidation, merger or transfer of the undertaking or assets of the IBEX Group as an entirety or substantially as an entirety (a "Capital Reorganization") with or to another person (a "Successor Company") unless the Successor Company resulting from the Capital Reorganization (if not one of the members of the IBEX Group) shall agree to be bound by the provisions of this Agreement including, without limitation, Article 10 hereof. For greater certainty, this section 14.5 shall not apply to: (i) a Capital Reorganization involving only members of the IBEX Group; or (ii) a sale of BioMarin Worldwide Transaction Shares by any member of the IBEX Group.

14.6 License Agreement. The members of the BioMarin Group jointly and severally covenant and agree as a post-closing covenant to use their commercially reasonable efforts to cause the Contracts with Massachusetts Institute of Technology set forth on Schedule 2.3(b) or any amendments or extensions thereof to remain in good standing and to preserve BioMarin's ability to license Intellectual Property licensed to BioMarin under such Contracts to the IBEX Group under the agreement set forth in Schedule 11.1(g).

15.      CONFIDENTIALITY

15.1 Confidentiality. For a period of five years from Closing, each Party shall keep confidential all information (the "Confidential Information") obtained from the other Party or its Representatives in connection with the other Party, this Agreement and the Worldwide Transaction and that all such Confidential Information obtained by it from the other Party or any of its Representatives shall be used solely for the purpose of evaluating the Worldwide Transaction and for no other purpose. The term "Confidential Information" shall not include any information which; (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party or the Representatives; (ii) becomes known to the receiving Party or the Representatives on a non-confidential basis from a source (other than the disclosing Party) which is not known to the receiving Party to be bound to the disclosing Party by a legal, contractual or fiduciary obligation; (iii) was known to the receiving Party or the Representatives on or prior to the date hereof; or (iv) was independently discovered or developed by the receiving Party without reference to any of the Confidential Information. If this Agreement is terminated without consummation of the Worldwide Transaction, each Party shall return to the other Party all Confidential Information in its possession regarding the other Party and all copies and extracts thereof or with the consent of the other Party shall destroy all such Confidential Information and copies and extracts and shall deliver to the other Party evidence of destruction of such Confidential Information and copies and extracts as such other Party may reasonably request. For the purpose of this Article 15, the members of the BioMarin Group shall be one Party and the members of the IBEX Group shall be one Party. Confidential Information includes all information transferred from the IBEX Group to the BioMarin Group as part of the Worldwide Assets. Notwithstanding the foregoing, it is acknowledged and agreed that (x) no information provided by the BioMarin Group to the IBEX Group concerning BioMarin or its business constitutes Confidential Information of the members of the BioMarin Group and (y) from and after the Closing, no information relating to the Worldwide Assets or the IBEX Group Worldwide Business constitutes Confidential Information to be held in confidence by any member of the BioMarin Group.

15.2 Public Disclosure. No Party shall issue any press release or other public announcement, written or oral, relating to this Agreement or to performance hereunder or the existence of any arrangement among the Parties without the prior approval of the other Parties acting reasonably and on a timely basis, except to the extent that such press release or announcement is reasonably concluded by a Party to be required by applicable Law. The forms of press release to be issued by IBEX and BioMarin upon the execution and delivery of this Agreement are set forth in Schedule 15.2. Each member of the IBEX Group acknowledges that BioMarin will be required to file a copy of this Agreement and the other agreements and instruments contemplated hereby with the Commission and to describe the Worldwide Transaction in its public filings.


16.      SOLICITATION

16.1 No Solicitation. From the date hereof and up to and including the Closing Date or other termination of this Agreement, other than in connection with the Worldwide Transaction, the members of the IBEX Group jointly and severally covenant and agree that neither they nor any their Affiliates shall nor shall any of the members of the IBEX Group or any of their Affiliates permit their respective Representatives to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including without limitation, any proposal or offer to shareholders) with respect to an Acquisition Proposal or engage in negotiations concerning or provide any confidential information or data to, have any discussions with or endorse or recommend a proposal of or enter into any contract or understanding with any Person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The members of the IBEX Group shall notify the members of the BioMarin Group immediately if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussions are sought to be initiated or continued with the members of the IBEX Group or any of their Affiliates or Representatives; provided however that nothing contained in this section shall prohibit the board of directors of IBEX from furnishing non-public information to or entering into discussions or negotiations with any Person that makes an unsolicited bona fide Acquisition Proposal, if and only to the extent that: (i) the board of directors of IBEX, based upon the advice of outside counsel, determines in good faith that such action is required for the board of directors of IBEX to comply with its fiduciary duties to shareholders imposed by applicable Law; (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, the members of the IBEX Group keep the members of the BioMarin Group informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this section shall permit the members of the IBEX Group to terminate this Agreement or permit the members of the IBEX Group to enter into any agreement with respect to an Acquisition Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, none of the members of the IBEX Group nor their Affiliates shall enter into any agreement with any Person that provides for or in any way facilitates an Acquisition Proposal or affect any other obligation of the members of the IBEX Group under this Agreement).


17.      WORLDWIDE ASSETS AT RISK UNTIL CLOSING

17.1 Risk. Notwithstanding anything herein contained, title and risk of loss of the Worldwide Assets shall remain with the Vendors until the Worldwide Transaction has been completed as herein contemplated. The Vendors shall maintain the insurance represented herein to be held by them on the Worldwide Assets until the Closing Date and the Vendors shall hold any proceeds thereof in trust for the Parties as their interests may appear.

17.2 Reduction of Worldwide Purchase Price. In the event of damage or destruction to the IBEX Pharma Worldwide Fixed Assets prior to the Closing Date, to the extent not repaired or replaced by the members of the IBEX Group on or before the Closing Date to the satisfaction of the members of the BioMarin Group, the replacement value of the IBEX Pharma Worldwide Fixed Assets so damaged or destroyed as determined by the members of the BioMarin Group and the members of the IBEX Group in consultation with the insurer of the members of the IBEX Group shall be deducted from the Worldwide Purchase Price. Without limitation of any of the rights of the members of the IBEX Group hereunder, such amounts may be reduced from the Worldwide Purchase Price by the cancellation of a sufficient number of BioMarin Worldwide Transaction Shares that would otherwise be issuable hereunder.


18.      DELIVERY OF BOOKS AND RECORDS OF THE VENDORS

18.1 Books and Records. On the Closing Date, all documents and data solely relating to the IBEX Group Worldwide Business shall be transferred by the IBEX Group to BioMarin at the portion of the premises leased by IBEX to be made available to the BioMarin Group under the agreement referred to in section 12.1(p).


19.      MISCELLANEOUS

19.1 Tender. Any tender of documents or money hereunder may be made upon the Parties or upon their respective solicitors as set forth herein.

19.2 Notice. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

         (a)      if to the members of the IBEX Group in c/o of:

                  5485 Pare
                  Montreal, Quebec H4P 1P7

                  Attention:     President
                  Fax No.:       (514) 344-8827

                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor, 1170 rue Peel
                  Montreal, Quebec  H3B 4S8

                  Attention:     Peter Martin
                  Fax No.:       (514) 875-6246

         (b)      if to the members of the BioMarin Group, to:

                  371 Bel Marin Keys Boulevard, Suite 210
                  Novato, California
                  94949   USA

                  Attention:     Raymond W. Anderson
                  Fax No.:       (415) 382-7889

                  with a copy to:

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario   M5H 3C2

                  Attention:  Mark Bennett
                  Fax No.:  (416) 360-8877

                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California
                  90071-2371  USA

                  Attention:  Siobhan Burke
                  Fax No.:  (213) 627-0705

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

19.3 Further Assurances. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

19.4 Laws. This Agreement shall be governed by the laws of the State of Delaware and the federal laws of the United States applicable therein and the Parties hereby irrevocably attorn to the federal and state courts of the State of California sitting in San Francisco, California. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts with respect to such matters. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding in any of such courts or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19.5 Expenses. All out-of-pocket expenses (including legal and accounting expenses) incurred in connection with the Worldwide Transaction shall be borne the Party incurring the same.

19.6 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension nor variation of this Agreement shall operate as a waiver of this provision.

19.7 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to all of the matters herein. This Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof, including, without limitation, that certain Term Sheet dated June 4, 2001 and that certain memorandum from Mr. Gary Mattan to Mr. Doug Cotter, dated July 17, 2001 as amended by agreements dated August 22, 2001 and September 21, 2001. This Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

19.8 Assignment. No Party may assign this Agreement or any part hereof without the prior written consent of the other Parties which may not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

19.9 Invalidity. In the event that any of the covenants, representations and warranties or any portion of them contained in this Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

19.10 Counterpart. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

19.11 Waiver of Jury Trial. The Parties hereby agree to waive the right to a trial by jury in any action arising hereunder.

19.12 Language. The Parties acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date and year first above written.


                             BIOMARIN PHARMACEUTICAL INC.


                             Per:   /s/ Fredric R. Price
                                 ---------------------------------------------


                             BIOMARIN ENZYMES INC.


                             Per:   /s/ Raymond W. Anderson
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES INC.


                             Per:   /s/ Paul Baehr
                                 ---------------------------------------------


                             IBEX PHARMACEUTICALS INC.


                             Per:   /s/ Paul Baehr
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES LLC


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES CORP.


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             TECHNOLOGIES IBEX R&D INC.


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------

                   U.S. Asset Purchase Agreement - Schedules


Schedule 2.1                           Filter Technology

Schedule 2.1(a)                        IBEX Pharma Worldwide Fixed Assets

Schedule 2.1(b)                        IBEX Pharma Worldwide Contracts, Permits and Licenses

Schedule 2.1(c)                        IBEX Pharma Worldwide Inventory

Schedule 2.1(d)                        IBEX Pharma Worldwide Intellectual Property

Schedule 2.2                           IBEX Pharma Worldwide Assumed Liabilities

Schedule 2.3(a)                        IBEX LLC Worldwide Fixed Assets

Schedule 2.3(b)                        IBEX LLC Worldwide Contracts, Permits and Licenses

Schedule 2.3(c)                        IBEX LLC Worldwide Inventory

Schedule 2.3(d)                        IBEX LLC Worldwide Intellectual Property

Schedule 2.4                           IBEX LLC Worldwide Assumed Liabilities

Schedule 2.5                           Excluded Assets

Schedule 3.2                           Allocation of BioMarin Worldwide Transaction Shares and Cash Payment

Schedule 3.3                           Allocation of Worldwide Purchase Price

Schedule 5.1(a)                        IBEX Group Jurisdictions

Schedule 5.1(f)                        IBEX Group Residency

Schedule 5.1(j)                        Suppliers

Schedule 5.1(k)                        Clinical Trial Sites

Schedule 5.1(m)                        Non-GMP Inventory

Schedule 5.1(p)                        IBEX Financial Statements

Schedule 5.1(r)                        Permits and Licenses

Schedule 5.1(s)                        Contracts

Schedule 5.1(t)                        Therapeutic Asset Employees

Schedule 5.1(u)                        Employee Plans

Schedule 5.1(x)                        Insurance Policies


                                      -2-

                   U.S. Asset Purchase Agreement - Schedules


Schedule 5.1(y)                        Taxes

Schedule 5.1(aa)                       Environmental Permits

Schedule 5.1(bb)(i)                    Royalties

Schedule 5.1(bb)(ii)                   Impairment of IP

Schedule 6.1(f)                        BioMarin Residency

Schedule 6.1(k)                        BioMarin Financial Statements

Schedule 6.1(n)                        BioMarin Registration Exceptions

Schedule 11.1(a)                       Certificate as to BioMarin Group Representations and Warranties

Schedule 11.1(b)                       Certificate as to BioMarin Group Compliance with Covenants

Schedule 11.1(d)                       Assignment and Assumption Agreement

Schedule 11.1(e)                       BioMarin Group Legal Opinion - United States

Schedule 11.1(f)                       License Agreement

Schedule 12.1(a)                       Certificate as to IBEX Group Representations and Warranties

Schedule 12.1(c)                       Certificate as to IBEX Group Compliance with Covenants

Schedule 12.1(k)(i)                    Bills of Sale

Schedule 12.1(k)(ii)                   Intellectual Property Assignments

Schedule 12.1(l)                       Form of Worldwide Assigned Rights Consent

Schedule 12.1(n)                       Non-Competition Agreement

Schedule 12.1(o)                       Termination Agreement

Schedule 12.1(p)                       Services, Equipment and Space Sharing Agreement

Schedule 12.1(s)                       IBEX Group Legal Opinions - Quebec and US

Schedule 13.2                          Post-Closing Worldwide Assigned Rights Consents

Schedule 15.2                          Forms of Press Release


Schedule 2.1 - Filter Technology
--------------------------------------------------------------------------------


The Filter Technology involves the immobilization of heparinase I in a filter for the purpose of removing heparin from blood post bypass surgery or post dialysis and in particular refers to the following intellectual property

Enzymatic Removal Of Heparin
----------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX



1.   USA Patent No.4373023 Entitled: "Process For Neutralizing Heparin"


Extra-corporeal Systems For Heparin Neutralization Using Porous Fibers Or Tubes Ann R. Comfort, Robert A. Heft, And Robert S. Langer, Jr. M.I.T. Case No.4370


1.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

2.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

3.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

4.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

5.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

6.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

7.   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

Schedule 2.1 (a) - IBEX Pharma Worldwide Fixed Assets


--------------------------------------------------------------------------------


None.

Schedule 2.1  (b) IBEX Pharma Worldwide Contracts, Permits and Licenses


--------------------------------------------------------------------------------

o Department of Orphan Drug - PAL Orphan Drug Grant of Approval (#950881). IBEX Pharma will deliver a letter to Biomarin US on Closing requesting the assignment of Orphan Drug Grant of Approval #950881 to Biomarin US.

o CAMR License The License Agreement dated the 22nd day of December 1995 between The Microbiological Research Authority ("CAMR") and IBEX Technologies Inc., which was subsequently assigned by IBEX Technologies Inc. to IBEX Technologies LLC on December 11, 1996 pursuant to the Technology Transfer and Marketing Agreement (described below). Patents included within the said license are listed in Exhibit A, Section 1 to this Schedule.

                                   EXHIBIT "A"

-------------------------------------------------------------------------------------------------------------------

                                                          Canadian Patent
                                   US Patent Number or    Registration or      Other Patent Registrations or
                                     Application No.        Application?               Applications?
-------------------------------------------------------------------------------------------------------------------
1. CAMR Agreement
-------------------------------------------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX           XX                    XX            XXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXX
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

Schedule 2.1 (c) -  IBEX Pharma Worldwide Inventory


--------------------------------------------------------------------------------


None.

Schedule 2.1(d) IBEX Pharma Worldwide Intellectual Property

--------------------------------------------------------------------------------
This Schedule will include any Intellectual Property set out in 2.3(d) of the U.S. Purchase Agreement to the extent that any of IBEX Pharma, IBEX R&D, or IBEX own or Control such Intellectual Property.

o        The Phenylase Orphan Drug Status

o        The CAMR PAL license -see Schedule 2.1 (b)

o        Patents owned by IBEX Pharma:

--------------------------------------------------------------------------------------------------------------------------
Patents owned by IBEX  Pharmaceuticals  Inc.
(transferred  from "IBEX  Technologies R and
D Inc.")
--------------------------------------------------------------------------------------------------------------------------

Chondroitin Lyase Enzymes                           6,093,563
--------------------------------------------------------------------------------------------------------------------------

Chondroitin Lyase Enzymes                           6,054,569
--------------------------------------------------------------------------------------------------------------------------

Attenuation of Wound Healing Processes              5,997,863                                        XXXXXX
                                                                                                     XXXXXXXXX

                                                                                                     XXXXXXXXXX
                                                                                                     XXXXXXXX

                                                                                                     XXXXXXXX
                                                                                                     XXXXX

                                                                                                     XXXXXXXXX

--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------

Other US/Worldwide Patents Owned by IBEX
Pharma
--------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX          XXXXXXXXXXXXXXX                                     XXXXXXXXXXXXXX
--------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXX                                                                                         XXXXXXX
--------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                XXXXXXXXXXXXXXX
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
TradeMarks
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                 Application# /
Name             Country          Registration#                                                   Status               Ownership
---------------------------------------------------------------------------------------------------------------------------------
Extravase        USA                 75-607,143       Suspended pending the registration of the Canadian           IBEX Tech LLC
                                                                                             application
                                                      Suspended pending the registration of the Canadian
Neutralase       USA                 74-514,296                                              application           IBEX Tech LLC
Extravase        European
                 Community            1,038,439                                                   Issued           IBEX Tech LLC
Neutralase       Austria                156,010                                                   Issued           IBEX Tech LLC
Neutralase       Benelux                555,988                                                   Issued           IBEX Tech LLC
Neutralase       Denmark         VA 06.016.1994                                               Abandonned           IBEX Tech LLC
Neutralase       Finland                4481-94                                               Abandonned           IBEX Tech LLC
Neutralex        Finland                 201910                                                   Issued           IBEX Tech LLC


Neutralase       France              94-538,533                                                   Issued           IBEX Tech LLC
Neutralase       Germany              2,910,635                                                   Issued           IBEX Tech LLC
Neutralase       Greece                 121,137                                                   Issued           IBEX Tech LLC
Neutralase       Hungary                144,566                                                   Issued           IBEX Tech LLC
Neutralase       Ireland                164,739                                                   Issued           IBEX Tech LLC
Neutralase       Italy                  699,302                                                   Issued           IBEX Tech LLC
Neutralase       Japan                3,290,972                                                   Issued           IBEX Tech LLC
Neutralase       Norway                 170,326                                                   Issued           IBEX Tech LLC
Neutralase       Portugal               303,165                                                   Issued           IBEX Tech LLC
Neutralase       Spain                1,921,194                                                   Issued           IBEX Tech LLC
Neutralase       Sweden                 303,663                                                   Issued           IBEX Tech LLC
Neutralase       Switzerland            423,754                                                   Issued           IBEX Tech LLC
Neutralase       United Kingdom       1,583,753                                               Abandonned           IBEX Tech LLC
Neutrahep        United Kingdom       1,044,476                                                   Issued           IBEX Tech LLC
---------------------------------------------------------------------------------------------------------------------------------


Schedule 2.2   IBEX Pharma Worldwide Assumed Liabilities


--------------------------------------------------------------------------------


o The obligation under the BASF agreement to pay BASF XXXXXXXXXXXX upon the approval of Neutralase.

US Schedule 2.3(a) IBEX LLC Worldwide Fixed Assets                   Page 1 of 2


--------------------------------------------------------------------------------------
US Fixed Asset                   Identifier (If Any) Location
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
ACT Machine                      8004340             5485 Pare
ACT Machine                      8004248             5485 Pare
ACT Machine                      8004320             5485 Pare
ACT Machine                      8004321             5485 Pare
ACT Machine                      8004322             5485 Pare
ACT Machine                      8004323             5485 Pare
ACT Machine                      8004324             5485 Pare
ACT Machine                      8004334             5485 Pare
ACT Machine                      8004318             5485 Pare
ACT Machine                      8004339             5485 Pare
ACT Machine                      8004285             5485 Pare
ACT Machine                      8004341             5485 Pare
ACT Machine                      8004342             5485 Pare
ACT Machine                      8004348             5485 Pare
ACT Machine                      8004232             5485 Pare
ACT Machine                      8004233             5485 Pare
ACT Machine                      8004236             Location Unknown
ACT Machine                      8004237             5485 Pare
ACT Machine                      8004346             Location Unknown
ACT Machine                      8004198             5485 Pare
ACT Machine                      8004336             5485 Pare
ACT Machine                      8003171             5485 Pare
ACT Machine                      8003172             5485 Pare
ACT Machine                      8003284             5485 Pare
ACT Machine                      8003282             5485 Pare
ACT Machine                      8004194             5485 Pare
ACT Machine                      8004195             Location Unknown
ACT Machine                      8004319             5485 Pare
ACT Machine                      8004197             Seattle Cardiovascular Research
ACT Machine                      8004338             5485 Pare
ACT Machine                      8004199             5485 Pare
ACT Machine                      8004200             Seattle Cardiovascular Research
ACT Machine                      8004201             5485 Pare
ACT Machine                      8004202             5485 Pare
ACT Machine                      8004203             5485 Pare
ACT Machine                      8004206             5485 Pare
ACT Machine                      8004208             Location Unknown
ACT Machine                      8004196             5485 Pare
ACT Machine                      8003114             5485 Pare
ACT Machine                      8003140             5485 Pare
ACT Machine                      8003139             5485 Pare
ACT Machine                      8003137             5485 Pare
ACT Machine                      8003135             5485 Pare
ACT Machine                      8004335             5485 Pare
ACT Machine                      8003121             5485 Pare
ACT Machine                      8004337             5485 Pare
ACT Machine                      8003119             5485 Pare
ACT Machine                      8003117             5485 Pare
ACT Machine                      8003174             5485 Pare
ACT Machine                      8003115             5485 Pare
ACT Machine                      8003113             5485 Pare
ACT Machine                      8003112             5485 Pare
ACT Machine                      8002764             5485 Pare
ACT Machine                      8004250             5485 Pare
ACT Machine                      8003116             Location Unknown
ACT Machine                      8002763             5485 Pare
ACT Machine                      8003173             Montefiore Medical Center
ACT Machine                      8004150             Herzchirurgische Klinik u. Poliklinik


US Schedule 2.3(a) IBEX LLC Worldwide Fixed Assets                   Page 2 of 2


--------------------------------------------------------------------------------------
US Fixed Asset                   Identifier (If Any) Location
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

ACT Machine                      8004147             Herzchirurgische Klinik u. Poliklinik
ACT Machine                      8004142             Herzchirurgische Klinik u. Poliklinik
ACT Machine                      8001739             Herzchirurgische Klinik u. Poliklinik
ACT Machine                      8004140             Herzchirurgische Klinik u. Poliklinik
ACT Machine                      8001345             Herzchirurgische Klinik u. Poliklinik
ACT Machine                      8002657             Thorax-und Kardiovaskularchirurgie
ACT Machine                      8001051             Herz- u. Kreislaufzentrum Dresden
ACT Machine                      8002735             Thorax-und Kardiovaskularchirurgie
ACT Machine                      8002761             Herz- u. Kreislaufzentrum Dresden
ACT Machine                      8001024             Universitatsklinikum Kiel
ACT Machine                      8001022             Herzchirurgische Klinik u. Poliklinik
ACT Machine                      8003088             Montefiore Medical Center
ACT Machine                      8003270             Yale University Medical Center
ACT Machine                      8002765             Universitatsklinikum Kiel
ACT Machine                      8003136             Yale University Medical Center
ACT Machine                      8004212             Edwared Hines Jr. VA Hospital
ACT Machine                      8004205             Edwared Hines Jr. VA Hospital
ACT Machine                      8004169             University of Virginia Health Science Center
ACT Machine                      8004176             University of Virginia Health Science Center
ACT Machine                      8003947             Allegheny University Hospital/Hahnemann
ACT Machine                      8004299             Herzzentrum Nordrhein-Westfalen
ACT Machine                      8004345             St. Joseph Heart Institute
ACT Machine                      8003283             Cleveland Clinic Foundation
ACT Machine                      8004344             Ohio State University Medical Center
ACT Machine                      8003281             Allegheny University Hospital/Hahnemann
ACT Machine                      8004343             Ohio State University Medical Center
ACT Machine                      8003152             Albertinen-Krankenhaus
ACT Machine                      8003280             Allegheny University Hospital/Hahnemann
ACT Machine                      8003153             Herzzentrum Nordrhein-Westfalen
ACT Machine                      8004301             Herzzentrum Nordrhein-Westfalen
ACT Machine                      8001019             Albertinen-Krankenhaus
ACT Machine                      8004245             Legacy Good Samaritan Hospital and Medical Center
ACT Machine                      8004238             Herman Hospital-University of Texas at Houston
ACT Machine                      8004181             Union Memorial Hospital-RX Trials
ACT Machine                      8004234             Herman Hospital-University of Texas at Houston
ACT Machine                      8004347             Baylor College of Medicine
ACT Machine                      8004178             Difinitive Health Services-St.Lukes
ACT Machine                      8002762             Herzzentrum Nordrhein-Westfalen
ACT Machine                      8003946             Allegheny University Hospital/Hahnemann
ACT Machine                      8003118             Washington Hospital Center
ACT Machine                      8003122             Cleveland Clinic Foundation
ACT Machine                      8004211             Difinitive Health Services-St.Lukes
ACT Machine                      8003138             Allegheny General Hospital
ACT Machine                      8004207             Union Memorial Hospital-RX Trials
ACT Machine                      8004249             Legacy Good Samaritan Hospital and Medical Center
ACT Machine                      8003120             Allegheny General Hospital
ACT Machine                      8004247             MS Hershey Medical Center
ACT Machine                      8004204             Mayo Clinic/St. Mary's Hospital
ACT Machine                      8004235             Mayo Clinic/St. Mary's Hospital
ACT Machine                      8004210             MS Hershey Medical Center
ACT Machine                      8004183             Institut De Cardiologie De Montreal
ACT Machine                      8004193             Institut De Cardiologie De Montreal
ACT Machine                      8004177             Institut De Cardiologie De Montreal
ACT Machine                      8004209             Montreal Heart Institute
ACT Machine                      8004246             Montreal Heart Institute
ACT Machine                      8004182             Institut De Cardiologie De Montreal
--------------------------------------------------------------------------------------


Schedule 2.3(b) - IBEX LLC Worldwide Contracts, Permits and Licenses
--------------------------------------------------------------------


IBEX LLC/IBEX Corp. Material Contracts

A. Neutralase IND (this to be transferred by way of a letter on closing to the FDA assigning this IND to BioMarin).

B. The MIT "First" License Agreement dated May 8, 1984, as amended by April 21, 1988 Amended First License Agreement, as further amended August 6, 1993, as assigned to IBEX Technologies LLC on December 11, 1996 pursuant to the Technology Transfer and Marketing Agreement (described below). Patents included within the said license are listed in Exhibit A, Section 1 to this Schedule.

C. The MIT "Second" License Agreement dated July 23, 1987, as amended April 21, 1988, as amended April 14, 1992, as amended December 7, 1992, as amended August 6, 1993, as amended August 14, 1995, and as assigned to IBEX Technologies LLC on December 11, 1996 pursuant to the Technology Transfer and Marketing Agreement (described below). Patents included within the said license are listed in Exhibit A, Section 2 to this Schedule.

D. The Technology Transfer and Marketing Agreement effective December 11, 1996 between IBEX Technologies Inc. and IBEX Technologies LLC (assigned in 1999 to IBEX Pharmaceuticals). Patents included within the said license are listed in Exhibit A, Section 3 to this Schedule.


                                                             EXHIBIT "A"

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Canadian Patent
                                               US Patent Number or        Registration or            Other Patent Registrations or
                                                 Application No.            Application?                     Applications?
------------------------------------------------------------------------------------------------------------------------------------
1. First MIT Agreement
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

"Process for Producing Heparinase"                  4,341,869                    No                               No
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             E18255
                                                                                                             Austria

                                                                                                             58686
                                                                                                             France

                                                                                                             P3173878.8
                                                                                                             Germany

                                                                                                             502836/81
                                                                                                             Japan

                                                                                                             58686
                                                                                                             Luxembourg

                                                                                                             58686
                                                                                                             Netherlands

                                                                                                             58686
                                                                                                             Sweden

                                                                                                             58686
                                                                                                             Switzerland

                                                                                                             0.0058686
                                                                                                             United Kingdom

 "Process for Producing Heparinase"                 4,443,545                    NO
------------------------------------------------------------------------------------------------------------------------------------

"Process for Neutralizing Heparin"                  4,373,023                    No                               No
------------------------------------------------------------------------------------------------------------------------------------

 "Heparinase Derived Anticoagulants"                4,396,762                    No                               No
------------------------------------------------------------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX     XXXXXXXXXXXXXXXXXXXXXXX            XX                               XX
XXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
2. Second MIT Agreement
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

"Process for Producing Heparinase"                US 4,443,545                   No                            See above
------------------------------------------------------------------------------------------------------------------------------------

                                            XXXXXXXXXXXXXXXXXXXXXXX                                          XXXXXXXXX
XXXXXXXXXXXXXXX                                   US 4,795,703                XXXXXXX                        XXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX         XXXXXXXXXXXXXXXXXXXXXX           XXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             XXXXXX
                                                                                                             XXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXX

                                                                                                             XXXXXXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                                                                              XXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                                                                     XXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX                                                                     XXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXX                            XXXXXXXXXXXXXXXXXXXXXX           XXXXXXX
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             XXXXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXX

                                                                                                             XXXXXX
                                                                                                             XXXXXX

                                                                                                             XXXXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXX

                                                                                                             XXXXXXX
                                                                                                             XXXXX

                                                                                                             XXXXXXX
                                                                                                             XXXXX

                                                                                                             XXXXXXXX
                                                                                                             XXXXXXXXXX
"Large Scale Method for Purification of
High Purity Heparinase" AKA"Prodecure for                                                                    XXXXXXX
Purification of High Purity Heparinase"      US 5,169,772               1,341,079                            XXXXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             XXXXXX
                                                                                                             XXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXXXXXX

                                                                                                             XXXXXXXX
                                                                                                             XXXXXXXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             XXXXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXX XXX
                                                                                                             XXXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXk

                                                                                                             XXX XXXX
                                                                                                             XXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXX

                                                                                                             XXXXXXXXXXXXXXXXXX
                                                                                                             XXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXXXXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXXXXXX
Heparinase Gene from Flavobacterium          XXXXXXXXXXXXXXXXXXX           2,122,004
Heparinum AKA Cloning of the heparinase                                                                      XXX XXXX
Gene from Flavobacterium Heparinum                  5,714,376                                                XXXXX

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


                                                                                                             XXX XXXX
                                                                                                             XXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXXXXXX

                                                                                                             XXX XXXX
                                                                                                             XXXXXXXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             XXXXXXXXXXXXXXXXXXXXX
                                                                                                             XXX

                                                                                                             XXXXXXXXXXXXXXXXXX
                                                                                                             XXXXX

Purification of Heparinase I, II and III     XXXXXXXXXXXXXXXXXXX                                             XXXXXXXXXXXXXXXXXXXXXX
from Flavobacterium Heparinum                       5,389,539                                                XXX

------------------------------------------------------------------------------------------------------------------------------------
Purification, composition and specificity    XXXXXXXXXXXXXXXXXXX           2,150,263                         See above
of Heparinase I, II and III from
Flavobacterium Heparinum                            5,569,600

------------------------------------------------------------------------------------------------------------------------------------
Method For Obtaining A Modified Heparinase          5,830,726                    No                               No
Gene

------------------------------------------------------------------------------------------------------------------------------------
3.  Patents  Assigned  by IBEX  Technologies
Inc. to IBEX  Technologies  LLC  pursuant to
Technology Transfer and Marketing Agreement

------------------------------------------------------------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX  XXXXXXXXXXXXXXXXXX            XXXXXXXXX                         XXXXXXXXX
XXXXXXXXX                                          XXXXXXXXXX                                                XXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
Nucleic  Acid   Sequences   and   Expression
Systems  for  Heparinase  II and  Heparinase                                                                 XXXXXXXXX
III Derived from Flavobacterium Heparinum           5,681,733              2,192,159                         XXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             XXXXXX
                                                                                                             XXXXXXXXX

                                                                                                             XXXXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXX

(Method for) Enzymatic Neutralization of                                                                     XXXXXXXXXX
Heparin                                             5,262,325              2,083,162                         XXXXXXX

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                                                             XXXXXX
                                                                                                             XXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXX

                                                                                                             XXXXXXXXX
                                                                                                             XXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXXXXXX

                                                                                                             XXXXXX
                                                                                                             XXXXXXXXXXXXXXX

                                                                                                             XXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
Heparinase Free of an Anticoagulant          5,338,677
Component from Flavobacterium Heparinum
------------------------------------------------------------------------------------------------------------------------------------

US Schedule 2.3(c) IBEX LLC Worldwide Inventory


Schedule:  US Inventory


--------------------------------------------------------------------------------------------------------------------------
Neutralase Drug Substance Inventory - BASF

--------------------------------------------------------------------------------------------------------------------------
BASF Lot #                Quantity          Notes
--------------------------------------------------------------------------------------------------------------------------
ADP802:                   2.03 g
ADP804:                   6.31 g
ADP805:                   6.05 g
ADP806:                   1.83 g            This lot would only be available if BioMarin pays BASF for it as specified in the BASF Toll Processing Agreement with IBEX.
--------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
Neutralase Drug Product Inventory - Ben Venue
--------------------------------------------------------------------------------------------------------------------------
Lot #                     Vials             Notes
--------------------------------------------------------------------------------------------------------------------------
73581                     1,200 (approx.)
--------------------------------------------------------------------------------------------------------------------------



This represents the entire inventory of cGMP material owned by the IBEX Group

Schedule 2.3(d) - IBEX LLC Worldwide Intellectual Property
------------------------------------------------------------------------------------------------------------------------------------


This Schedule will include any Intellectual Property listed in Schedule 2.1(d) of the U.S. Purchase Agreement and 2.1(d) of the
Canadian Purchase Agreement to the extent that IBEX LLC or IBEX Corp. own or Control such Intellectual Property.

o        The MIT License Agreements described in Schedule 2.3(b)

o        The Technology Transfer and Marketing Agreement effective December 11, 1996 between IBEX Technologies Inc. and IBEX
         Technologies LLC (see Schedule 2.3(b))


------------------------------------------------------------------------------------------------------------------------------------

Patents Assigned by IBEX  Technologies  Inc.
to  IBEX   Technologies   LLC   pursuant  to
Technology Transfer and Marketing Agreement       US Patent No.          Canadian Patent No.    Patent Nos. - other Jurisdictions

------------------------------------------------------------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX    XXXXXXXXXXXXXXXXXX           2,233,343
XXXXXXXXX                                          XXXXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
Nucleic  Acid   Sequences   and   Expression
Systems  for  Heparinase  II and  Heparinase
III Derived from Flavobacterium Heparinum           5,681,733                2,192,159
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                               XXXXXXX
                                                                                                               XXXXXXXXX

                                                                             2,083,162                         XXXXXXXX
                                                                                                               XXXXXXX

(Method for) Enzymatic Neutralization of                                                                       XXXXXX
Heparin                                             5,262,325                                                  XXXXXXX
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                                                                                               XXXXXX
                                                                                                               XXXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXX

                                                                                                               XXXXXXXXXX
                                                                                                               XXXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXX

                                                                                                               XXXXXXXXXX
                                                                                                               XXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXXXXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXXXXXXXX

                                                                                                               XXXXXX
                                                                                                               XXXXXXXXXXXXXX

                                                                                                               XXXXXXXXX
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

Heparinase Free of an  Anticoagulant
Component from Flavobacterium Heparinum             5,338,677                                                  XXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------
Patents owned by IBEX Technologies Corp.

------------------------------------------------------------------------------------------------------------------------------------
Nucleic acid sequences and expression               5,919,603
systems  for  heparinase  II and  Heparinase
III derived from flavobacterium heparinum

------------------------------------------------------------------------------------------------------------------------------------
Other US/Worldwide Patents Pending - IBEX
LLC

------------------------------------------------------------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX       XXXXXXXXXXXXXXX                                               XXXXXXXXXXXXXX

------------------------------------------------------------------------------------------------------------------------------------

Schedule 2.4   IBEX LLC/Corp Worldwide Assumed Liabilities


--------------------------------------------------------------------------------



The obligation under the BASF agreement to pay BASF XXXXXXXXXXXX upon the approval of Neutralase.

Schedule 2.5 Excluded Assets


--------------------------------------------------------------------------------

None.

Schedule 3.2  Allocation of Purchase Price by Vendor


------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------

Company                                                                                 $CDN
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

IBEX Technologies Corp.                                                             $12,104,862
------------------------------------------------------------------------------------------------------

IBEX Pharmaceuticals Inc.                                                           $ 3,026,214
------------------------------------------------------------------------------------------------------


Schedule 3.3 Allocation of Purchase Price by Assets and Vendor

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Intellectual
                                                                         Fixed Assets      Property
Vendor                                   Purchaser                       (Class V)         (Class VI)             Total
------------------------------------------------------------------------------------------------------------------------------------

IBEX Pharmaceuticals Inc. (1)            BioMarin Enzymes (2)            $   -           $  3,026,214           $  3,026,214
IBEX Technologies Corp (2)               BioMarin Enzymes (2)            $ 35,641        $ 12,069,221           $ 12,104,862
Sub-total to BioMarin Enzymes                                            $ 35,641        $ 15,095,435           $ 15,131,076

Total                                                                    $ 35,641        $ 15,095,435           $ 15,131,076

------------------------------------------------------------------------------------------------------------------------------------

(1) A Canadian Corporation

(2) A Delaware Corporation
------------------------------------------------------------------------------------------------------------------------------------


Schedule 5.1 (a) IBEX  Organization/Group Juridictions
--------------------------------------------------------------------------------

o        Quebec, Canada


o        Delaware, U.S.A.


o        Pennsylvania, U.S.A.

Schedule 5.1 (f) IBEX Group Residency
--------------------------------------------------------------------------------


Canadian Offices and Laboratories
---------------------------------

IBEX Technologies Inc.
5485 Pare Street
Town of Mount Royal, Quebec
H4P 1P7



U.S. Offices
------------

IBEX Technologies Corp. (Until Nov. 30, 2001)
5, Great Valley Parkway
Suite 300
Malvern, PA   19355


IBEX Technologies LLC
900 Market Street
Suite 200
Wilmington, Delaware  19801

Schedule 5.1(j) - Suppliers

                                                                                                                        Page 1 of 4
------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------
Ministre du Revenu du Quebec           Montreal, QC                                                                    $ 327,410.91
Receiver General for Canada            Sherbrooke,QC                                                                   $ 236,710.22
Opex Real Estate Management            150 Authier, Suite 208 , St. Laurent, Quebec, H4M 2C6, Canada                   $ 179,224.18
PriceWaterhouse Coopers                1250 Rene Levesque Blvd.W. Suite 3500, Montreal, QC, H3B 2G4,                   $ 135,190.03
Massachusetts Inst. Technology         Technology Licensing Office Five Cambridge Center, Cambridge, MA, 02142-1493,    $ 76,857.14
Dale Parizeau                          1440 rue Ste Catherine Ouest , Montreal, QC, H3G 2V3,                            $ 68,831.83
Canada Life Assurance Company          630 Rene -Levesque  Blvd W., Montreal, P.Q., H3B 4V5,                            $ 60,092.30
Corp.de Logiciels Conamex              Montreal, QC, H2C 2W7,                                                           $ 50,471.58
Royal Bank Visa                        Toronto, Ontario, M5W 2E6,                                                       $ 44,655.05
Hydro Quebec                           CP 11022 Succ. Centre-Ville , Montreal,, QC, H3C 4V6,                            $ 42,869.34
Montreal Children's Hospital           Attn  Milan Cotiangco Special Funds Office -T124, Montreal, P.Q., H3H 1P3,       $ 42,000.00
Garantie Quebec                         393 rue St. Jacques, Montreal, QC, H2Y 1N9,                                     $ 36,612.24
Harland Pontiac Buick GMC               955 boul. Montreal Toronto, Dorval, Que., H9S 1A2,                              $ 33,426.27
Institute de Cardiologie Mtl.          500 rue Belanger est , Montreal, P.Q., H1T 1C8,                                  $ 29,480.00
Federal Express (Canada)               P.O. Box 3700 , Don Mills, ON, M3C 3Y1,                                          $ 23,013.66
LIW Consultants                        5160 Decarie, Montreal, P.Q., H3X 2H9,                                           $ 23,005.00
B. Braun Biotech Inc.                  999 Postal Road, Allentown, PA, 18109,                                           $ 22,724.04
APV Canada Inc.                        6555 Cote de Liesse, Montreal,, QC, H4T 1E6,                                     $ 21,423.31
Goodman Phillips & Vineberg            430 Park Ave., l0th. Fl., , New York,, NY, 10022,                                $ 20,896.65
Canon Canada Inc.                      P.O. Box 5300 Markham Industrial Park, , ONT, L3R 0R4,                           $ 19,567.28
Hale & Dorr                            P. Box 4550, Boston, Mass., 02212-4550,                                          $ 18,750.24
Amicron Technologies Inc.              1512 Riley Avenue, Burlington, Ontario, L7M 3C1,                                 $ 17,951.98
Arnall Golden & Gregory LLP            2800 One Atlantic Center, Atlanta, Georgia, 30309-3450,                          $ 15,230.20
Waters Limited                         P.O. Box 6 Malton Post Office, Mississauga,, ONT, L4T 3B6,                       $ 14,533.65
Entretien Gawisanoru                   Montreal, QC, H3K 2M3,                                                           $ 14,400.00
Davis Ward Phillips & Vineberg         1501 McGill College Ave., 26th. Floor, Montreal,, QC, H3A 3N9,                   $ 13,928.61
Ctr.Applied Microbiology&Resea         Porton Down, Salisbury, Wiiltshire  UK, ,                                        $ 13,924.27
Fisher Scientific Inc.                 P.O. Box 9200 Terminal , Ottawa, ONT, K1G 4A9,                                   $ 13,666.07
Dionex Canada Ltd.,                    1540 Cornwall Road, Oakville, ONT, L6J 7W5,                                      $ 13,323.83
Ville Mont-Royal                       90 Roosevelt Avenue , Mont-Royal, QC, H3R 1Z5,                                   $ 12,769.90
Amersham Pharmacia                     P.O.Box 2027, Montreal, P.Q., H3B 4H4,                                           $ 11,426.00
Comm. Sante&Securite Travail           Montreal, QC, H3C 5S1,                                                           $ 11,322.19
Starber International                  410 St. Nicolas , Montreal, QC, H2Y 2P5,                                         $ 10,703.56
Mandel Scientific Co. Ltd.             2 Admiral Place, R.R. 6, Guelph, ON, N1H 6J3,                                    $ 10,568.39
Crites & Riddell                       8203  Montreal Toronto Blvd., , Mtl. West,, QC, H4X 1N1,                         $ 10,081.41
Lab Pre-Clinical Research Int.         560, Cartier Blv. West , Laval,, P.Q., H7V 3P6,                                   $ 9,432.06
Sigma Chemical Company Inc.             P.O. Box 6100 Postal Stn, Toronto, ONT, M4Y 2Z2,                                 $ 9,334.90
Videotron Telecom (1998) Ltee.         Acct. # 0009-0005-3372 , Montreal,, P.Q., H3C 5H6,                                $ 8,379.98
Services Financiers Image Inc.         Burlington, Ontario, L7R 3Y8,                                                     $ 8,152.56
Beckman Coulter                        P.O. Box 8825,, Toronto, ON, M5W 1P8,                                             $ 8,111.11
Maritime Life Insurance                Halifax, Nova Scotia, B3J 2X5,                                                    $ 8,025.00
La Cie Carmichael Ltee                 3822 Ave. Courtrai , Montreal, QC, H3S 1C1,                                       $ 7,344.20
CIT                                    P.O. Box 4094, Toronto,, Ontario, M5W 3T1,                                        $ 6,789.71
Holland &  Knight LLP                  1916 Harden Blvd., Lakeland, Florida, 33802-2092,                                 $ 6,064.12
AT & T Canada Telecom Services         #C3079 P.O. Box 2980, Calgary, Alberta, T2P 4S1,                                  $ 5,196.69
Galerie Elca London Ltee               1196 Sherbrooke St W.,, Montreal,, QC, H3A 1H6,                                   $ 4,888.56
Cantox Health Sciences Intl.            2233 Argentia Road, Mississauga, Ontario, L5N 2X7,                               $ 4,714.40
AMJ Laboratory Services Ltd.           P.O. Box 151, Millgrove, ONT, L0R 1V0,                                            $ 4,673.76
Conseil Gestion des Risques            Suite 3l0 455 ouest , rue St-Antoine, Montreal,, QC, H2Z 1J1,                     $ 4,569.10
Universite de Montreal                 Direction des finances Case Postale 6204, Montreal, QC, H3C 3T4,                  $ 4,535.00
Postage by Phone                       Royal Bank of Canada 325 Front St. W., 4th.fl CMRS, Toronto, ONT, M5V 2V5,        $ 4,370.95
American Type Culture Collect.         Manassas, Virginia, 20110,                                                        $ 4,320.00
Sarstedt Canada Inc.                   6373 Des Grandes Prairies , St-Leonard,, QC, H1P 1A5,                             $ 4,164.42

Schedule 5.1(j) - Suppliers
                                                                                                                        Page 2 of 4

------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------

Fonds Solidarite Trav du Que.          C.P. 1000, Montreal, P.Q., H2P 2Z5,                                               $ 4,095.00
CANOX                                  5555 Boul.des Grandes Prairies , Montreal, QC, H1R 1B4,                           $ 3,252.68
Medicorp Inc.                          5800 ave. Royalmount , Montreal, QC, H4P 1K5,                                     $ 3,151.71
Phoenix International                  2350 Cohen St.,, Saint Laurent, QC, H4R 2N6,                                      $ 3,105.68
Goodwin Office Furnishings Ltd         105 Leacock, Pointe Claire,, QC, H9R 1H2,                                         $ 3,013.66
Pall Canada Ltd.                       Mississauga, Ont, L5N 3R3,                                                        $ 2,883.43
VWR Scientific Inc.                    P.O. Box 1137 Commerce Court Postal Stn., Toronto, ON, M5L 1K1,                   $ 2,778.71
Steris Canada Inc.                     P.O. Box 3546, Toronto, Ont, M5W 3G4,                                             $ 2,770.90
Groupe-Conseil Aon                     Montreal, QC, H3B 4W5,                                                            $ 2,639.82
Kaz-Mat Inc.                           2422 Harrigan,, Lasalle,, QC, H8N2H4,                                             $ 2,608.56
Datacure Associates                    St. Laurent,, P.Q., H4R 2Z2,                                                      $ 2,584.28
Spitz,Klinger&Partner GBR                                                                                                $ 2,560.71
Gaz Metropolitain                      C.P. 6115 Succursale A, Montreal,, QC, H3C 4N7,                                   $ 2,533.82
Calbiochem-Novabiochem Corp            Pasadena, CA, 91185-4965,                                                         $ 2,523.17
La Corp Work Wear Du Quebec             8400, 19th. Avenue, Montreal, QC, H1Z 4J3,                                       $ 2,484.00
AT&T Canada                            Toronto, Ont, M6S 4W9,                                                            $ 2,440.33
Phenomenex                             2320 W. 205th. St.,, Torrance, CA, 90501,                                         $ 2,427.84
John Crane Canada Inc.                 Box 3248,, Hamilton, Ontario, L8H 7L3,                                            $ 2,408.34
Le Groupe IsH2OTop                     Dorion, P.Q., J7V 5V8,                                                            $ 2,375.56
Encadrement Imaginart Inc.             St. Laurent, P.Q., H4R 1V4,                                                       $ 2,375.27
Snackon Food Services Ltd.             1936 St. Regis , Dorval, QC, H9P 1H6,                                             $ 2,292.24
Federal Express (U.S.A.)               P.O. Box 1140 , Memphis, TN, 38101-1140,                                          $ 2,273.10
Securitas                              1980 Sherbrooke St. W #300, Montreal, QC, H3H 1E8,                                $ 2,246.51
Pitney Bowes Inc.                      P.O. Box 856390, Louisville, KY, 40285-6390,                                      $ 2,103.57
Esso Canada                            P. O. Box 1400, North York,, ON, M3C 3H5,                                         $ 2,075.99
Bio-Rad Laboratories (Canada)          5671 McAdam Road , Mississauga, ON, L4W 1N9,                                      $ 2,047.52
EM Industries Canada                   P.O.Box 3726, Toronto, Ontario, M5L 1K1,                                          $ 2,023.87
Bryns Zacco A/S                                                                                                          $ 1,665.93
Carsen Group Inc.                      151 Telson Road , Markham, ON, L3R 1E7,                                           $ 1,566.74
OXYMED                                 9592 Berri , Montreal, QC, H2M  1R4,                                              $ 1,483.57
Millipore Canada Limited               Box 8813 Station A Front Street, Toronto, ON, M5W 1P8,                            $ 1,472.11
Intersan Inc.                          c/o RCI Environnement 9501 blvd. Ray Lawson, Anjou, QC, H1J 1L4,                  $ 1,435.56
Service et Certificatio ABC            Lasalle, QC, H8N 1A5,                                                             $ 1,425.17
PyroSpec                                8746 Boulevard Pie 1X, Montreal,, QC, H1Z 3V1,                                   $ 1,373.40
Sterogene                               5922 Fansworth Court, Carlsbad,, CA, 92008,                                      $ 1,368.00
Cie Electrique Britton Ltee.           Ville Mont-Royal, P.Q., H4P 2L3,                                                  $ 1,362.08
Reddie & Brose                                                                                                           $ 1,321.57
Serologicals Proteins, Inc.            P.O. Box 281928, Atlanta, GA., 30384-1928,                                        $ 1,229.56
Plantes Interieures                     7519 Eastluc Road, Cote St. Luc, QC, H4W 1M7,                                    $ 1,159.44
Canbec Courier                         1426 rue Notre Dame Ouest, Montreal, QC, H3C 1K9,                                 $ 1,115.05
Tosoh Biosep, LLC                      Post Office 631804 , Cincinnati, Ohio, 45263-1804,                                $ 1,088.64
Duford & Lavigne                       2165 rue Parthenais, Montreal,, QC, H2K 3T3,                                      $ 1,017.96
Safety-Kleen Services (Quebec)         7305 boul Marie-Victorin Bureau 200, Brossard, QC, J4W 1A6,                       $ 1,014.52
Medtronic of Canada Ltd.,              6733 Kitimat Road , Mississauga, ONT, L5N 1W3,                                      $ 966.21
BRI-NRC                                Financial Services 1200 Montreal Road, Ottawa,, ON, K1A 0R6,                        $ 937.98
West Island SAAB Isuzu                 9775 Transcanadienne, V. St. Laurent, P.Q., H4S 1T6,                                $ 935.00
Invitrogen Canada Inc.                 P.O. Box 12098 Station A, Toronto, ON, M5W 1P8,                                     $ 922.97
MEGS Inc.                              2675 rue Miniac, Ville St. Laurent, QC, H4S 1E5,                                    $ 838.55
Laboratoire Mat                        610 Adanac, Beauport, QC, G1C 7B7,                                                  $ 837.38
Les alcools de commerce inc.           2 Chelsea Lane, Brampton, ONT, L6T 3Y4,                                             $ 807.64
Pitney Bowes                           Burlington, ONT, L7R 4T7,                                                           $ 793.69
Dyets Inc.                             2508 Easton Avenue, Bethlehem, PA., 18017, USA                                      $ 786.45
New Pig Corp.-Canada                   Windson, Ontario, N9A 6L6,                                                          $ 768.69

Schedule 5.1(j) - Suppliers

                                                                                                                        Page 3 of 4

------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------

ProClinical PharmaceuticalServ         300 Kimberton Road, Phoenixville, PA, 19460,                                        $ 720.00
Westech Industrial Ltee.               5636 Burbank Crescent S.E., , Calgary, ALTA, T2H 1Z6,                               $ 715.46
Nova Refrigeration                     01301 Charlevoix, Montreal,, QC, H3K 3A1,                                           $ 714.59
Avi Financial Corporation Inc.         3285 Cavendish Blvd.,, Montreal, P.Q., H4B 2L9,                                     $ 690.15
HCR Photo Enr.                         Helen Cohen Rimmer , Pincourt, PQ, J7V 5E6,                                         $ 649.32
GEA Process Technology Canada          5353 John Lucas Drive, Burlington, Ontario, L7L 6G5,                                $ 648.09
Soc. L'Assurance Auto. Quebec          P.O. Box 19100, Quebec, QC, G1K 8J1,                                                $ 640.00
Molecular Probes                       P.O. Box 22010, Eugene, OR, 97402-0469,                                             $ 604.80
Neuro Probe Inc.                       Gaithesburg, MD, 20877,                                                             $ 604.80
Monserco                               Brampton, Ontario, L6T 4W3,                                                         $ 517.61
Labrador Laurentienne Inc.             P.O. Box 4514, Toronto,, Ontario, M5W 4L7,                                          $ 516.95
S & D Chemicals Canada Ltd.            1476 Du College, Ville St. Laurent, P.Q., H4L 2L7,                                  $ 515.31
Micropatent                            East Haven, CT., 06512-3358,                                                        $ 494.66
Xerox Canada Ltee                      Montreal, QC, H3C 2W3,                                                              $ 486.56
Monster.ca                             C.P. 11013, Montreal, P.Q., H3C 4T9,                                                $ 431.34
Precision Biologicals                  900 Windmill Rd., # 100, Dartmouth, NS, B3B 1P7,                                    $ 428.00
A&C American Chemicals Ltd.            3010 De Baene, Montreal, P.Q., H4S 1L2,                                             $ 391.50
Danka Canada Inc.                      CP 6249, Montreal,, QC, H3C 4E9,                                                    $ 387.63
College Info-Technique                 3633 boul. des Sources, Montreal, P.Q., ,                                           $ 378.14
Polymos                                150, 5e  boulevard ,, Vaudreuil,, QC, J7V 5M3,                                      $ 356.52
Chiswick                               P.O.Box 603 , Midland, ON, L4R 4L3,                                                 $ 354.60
Ateliers Mobiles Grondin               Montreal Nord, QC, H1G 4N6,                                                         $ 351.36
SIN-CAN INC.                           #3, 4015-1st. St. S.E., , Calgary, , T2G 4X7,                                       $ 341.97
MBS Bearing Service Inc.               1520 55th. Ave., Lachine, P.Q., H8T 3J5,                                            $ 321.97
BAE Systems Canada Inc.                600 Blvd. Dr. Frederik-Philips, St. Laurent, QC, H4M 2S9,                           $ 307.12
Med Tech Environmental Ltd.            1606 Jean-Lachaine , Ville St.Catherine, P.Q., J0L 1EO, Canada                      $ 306.71
Ambion Inc.                            P.O. Box 201776, Houston, TX, 77216-1776,                                           $ 300.46
Shell Canada Products Limited          Box 1775 Don Mills Post Office, North York, Ontario, M3C 3J6,                       $ 287.35
Bureau D.A. Caslonga-Josse             Paris, France, 75008,                                                               $ 280.63
Festival Packaging                     Ville St. Laurent, QC, H4T 1G7,                                                     $ 269.26
Gordon Technologies                    6-2400 Dundas St. W., # 354, Mississauga,, ONT, L5K 2R8,                            $ 262.15
Price Costco Canada Inc.               Renewal Department , Montreal, QC, H3C 4T5,                                         $ 258.81
Promotions Nuits Magiques Inc.         42 De Rigaud, Repentigny, QC, J5Y 3R4,                                              $ 241.19
Ministre des Finances                  Quebec, QC, G1K 9B3,                                                                $ 237.00
Iron Mountain Canada Corp.             Toronto, ONT, M5L lKl,                                                              $ 221.22
Gazette                                P.O. Box 5000 Place D'armes, Montreal, QC, H2Y 3V9,                                 $ 220.85
Motiva                                 D.D.O., P.Q., H9B 2Y9,                                                              $ 207.05
Dade Behring Canada Inc.               1200 Courtney Park Drive East, Mississauga,, ONT., L5T 1P2,                         $ 204.37
Misco Canada Inc.                      171 Esna Park Drive, Markham,, ONT, L3R 4J1,                                        $ 197.63
Medtronic GmbH                         Am Soestern 3, Dusseldorf, Germany, 40507,                                          $ 169.86
Executive Office Link                  7 Great Valley Parkway, Malvern, PA, 19355,                                         $ 151.25
Recombinant Capital Inc.               2121 N. California Blvd.,, Walnut Creek, CA, 94596,                                 $ 150.32
McMahon Medical News                   Subscription Department 545 West 45th. Street,, New York, NY, 10036,                $ 127.88
McGill University                      Mass Spectrometry Unit, Montreal, QC, H3A 1A3,                                      $ 125.00
Cie RecyclagePapier Montreal           3820 St. Patrick, Montreal, QC, H4E 1A4,                                            $ 120.76
Health & Welfare Canada                F.G. Banting Research Centre, Ottawa,, ONT, K1A-0L2,                                $ 117.36
GA International                       P.O. Box # 41534 965 boul. Cure Labelle, Laval, P.Q., H7V 2V0,                      $ 109.50
Lormir Biomedical                      95 rue Huot, Notre Dame Ile Perro, P.Q., J7B 7M4,                                    $ 93.75
Microcell Solutions Inc.               Montreal, P.Q., H3C 5J6,                                                             $ 89.26
Shred-It                               St. Laurent, P.Q., H4S 1P8,                                                          $ 86.26
MPI Research                           Bedford Park, Il, 60499-2904, U.S.A.                                                 $ 77.88
Glyco                                  11 Pimentel Court, Novato, CA, 94949-5608,                                           $ 72.00
Ultident Scientific                    St Laurent, QC, H4S 1S1,                                                             $ 63.21

Schedule 5.1(j) - Suppliers

                                                                                                                        Page 4 of 4

------------------------------------------------------------------------------------------------------------------------------------
Supplier                               Address                                                                            FY-2001
------------------------------------------------------------------------------------------------------------------------------------

Communications Accessibles Mtl         1205 Ave. Papineau, Off.# 050, Montreal, QC, H2K 4R2,                                $ 60.39
National Philatelic Centre             Antigonish, NS, B2G 2R8,                                                             $ 46.97
Transport Dorion Ltee.                 1085, Boul. Harwood,, Dorion,, QC, J7V 8P2,                                          $ 44.83
Compro Communications Inc.             1097 boul. de la Chaudiere , Quebec, QC, G1Y 3T4,                                    $ 41.41
National PKU News                      6869 Woodlawn Ave., N.E. # 116, Seattle,, WA, 98115-5469,                            $ 32.51
Purolator Courier                      P.O. Box 1100 Etobicoke Postal Station, Etobicoke, ONT, M9C 5K2,                     $ 14.63


There are no contingency fees or contractual payments due to any of the suppliers listed above as it pertains to the assets being transferred to BioMarin.

Schedule 5.1 (k) - Clinical Trial Sites
---------------------------------------


--------------------------------------------------------------------------------------------------
Site No.                Dr.'s Name           Centre name               Trial

--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
41                      Aufiero              Indiana Univ              NTL04
--------------------------------------------------------------------------------------------------
42                      Barragry             St. Luke's                NTL04
--------------------------------------------------------------------------------------------------
43                      Boulier              Union Mem                 NTL04
--------------------------------------------------------------------------------------------------
44                      Boyce                Washington Hosp           NTL04
--------------------------------------------------------------------------------------------------
45                      Chelly               Univ. of Tx. Huston       NTL04
--------------------------------------------------------------------------------------------------
47                      DeVilliers           Cleveland Clinic          NTL04
--------------------------------------------------------------------------------------------------
49                      Fitch                Baylor                    NTL04
--------------------------------------------------------------------------------------------------
51                      Gravlee              Allegheny, Pitt.          NTL04
--------------------------------------------------------------------------------------------------
53                      Hantler              Univ. of Tx. San Antonio  NTL04
--------------------------------------------------------------------------------------------------
54                      Howie                Ohio State                NTL04
--------------------------------------------------------------------------------------------------
57                      Larach               Cardiac Anesthesia -      NTL04
                                             St-Joseph Heart Institute
--------------------------------------------------------------------------------------------------
58                      Lemmer               Northwest Surgical        NTL04
--------------------------------------------------------------------------------------------------
61                      Mack                 CRISTI                    NTL04
--------------------------------------------------------------------------------------------------
66                      Strong               Hahnemann, MCP            NTL04
--------------------------------------------------------------------------------------------------
67                      Vester               Lindner Center            NTL04
--------------------------------------------------------------------------------------------------
91                      Bleese               Hamburg                   NTL04
--------------------------------------------------------------------------------------------------
93                      Korfer               Bad-Oeyenhausen           NTL04
--------------------------------------------------------------------------------------------------


US Schedule-5.1 (m) Non-GMP Inventory.doc
Schedule 5.1 (m) - Non-GMP Inventory

--------------------------------------------------------------------------------

None

Schedule 5.1 (p) - IBEX Financial Statements
--------------------------------------------------------------------------------


o        Fiscal 2000 Audited Statements from Annual Report (Exhibit A)

o        Fiscal 2001 Unaudited (Exhibit B)

Schedule 5.1(r) - Permits and Licenses


--------------------------------------------------------------------------------

None

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Abbott Laboratories (Ross Division)       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Abbott Laboratories Inc.                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Albany Medical College                    Clinical Trial Agreement NTL02 - Pittsburgh                  B
---------------------------------------------------------------------------------------------------------
Albertinen-Krankenhaus                    Clinical Trial Agreement Dr. Bleese - Hamburg, Germany       B
                                          NTL02 and NTL04
---------------------------------------------------------------------------------------------------------
Alexion Pharmaceuticals                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Allegheny Singer Research Institute       Clinical Trial Agreement NTL01 - Pittsburg, Pennsylvania     B
---------------------------------------------------------------------------------------------------------
Allegheny University of Health Sciences   Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
Allegheny General Hospital                Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
Allegheny University of the Health        Clinical Trial Agreement Dr. Gravlee - NTL02/04              B
Sciences
---------------------------------------------------------------------------------------------------------
Alton Ochsner Medical Foundation          Clinical Trial Agreement NTL02 - New Orleans                 B
---------------------------------------------------------------------------------------------------------
Altus Biologics Inc.                      Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Altus Biologics Inc.                      Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Alving, Barbara, M.D.                     Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Ameer, Guillermo (MIT)                    Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Ammar, Dr. Tameshwar - Mount Sinai        Confidentiality Agreement                                    B
Medical Center
---------------------------------------------------------------------------------------------------------
ARD Pharmaceutical Consulting             Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
ARD Pharmaceutical Consulting             Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Astra Merck Inc.                          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Avecia Ltd.                               Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
B. Braun Melsungen, AG                    Confidentiality Agreement Melsungen, Germany                 B
---------------------------------------------------------------------------------------------------------
Baylor College of Medicine                Clinical Trial Agreement NTL04 - Houston, TX                 B
---------------------------------------------------------------------------------------------------------
Ben Venue                                 Service Agreement                                            B
---------------------------------------------------------------------------------------------------------
Ben Venue Laboratories                    Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Bender & Co.                              Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Berlex Laboratories                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
BioArtificial Gel                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
BioArtificial Gel Techniques              Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
BioMarin Pharmaceutical Inc.              Confidentiality Agreement                                    B
                                          Non-Disclosure Agreement:
                                          Neutralase NTL04 Interim Analysis Data
---------------------------------------------------------------------------------------------------------
Bio-Rad Laboratories Inc.                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Brigham & Women's Hospital                Clinical Trial Agreement NTL02 - Boston, MA                  B

---------------------------------------------------------------------------------------------------------
Cardiac Anesthesia Assoc.                 Clinical Trial Agreement NTL04 - Towson, MD                  B
---------------------------------------------------------------------------------------------------------
Cardiopulmonary Research, Science,        Clinical Trial Agreement NTL04 and NTL02 - Dallas, TX        B
Technology Inst.
---------------------------------------------------------------------------------------------------------
Chicago Assoc. for Research & Education   Clinical Trial Agreement NTL03 - Hines, IL                   B
in Science
---------------------------------------------------------------------------------------------------------
Children's Hospital of Philadelphia       Sponsored Research Agreement                                 B
---------------------------------------------------------------------------------------------------------
Chiron Corporation                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Cleveland Clinic Foundation               Clinical Trial Agreement NTL04/ and NTL02 - Cleveland, OH    B
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
Clinical Investigators Pact               Clinical Trial Agreement NTL01 - Springfield, IL             B
---------------------------------------------------------------------------------------------------------
Collateral Therapeultics                  Confidentiality                                              B
---------------------------------------------------------------------------------------------------------
Colorado(University of)                   Clinical Trial Agreement NTL03 - Denver, CO                  B
---------------------------------------------------------------------------------------------------------
Cornell University                        Clinical Trial Agreement NTL02 - New York, NY                B
---------------------------------------------------------------------------------------------------------
Cornell University                        Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Coromed                                   Confidentiality Agreement                                    B
                                          Sponsored Research Agreement
---------------------------------------------------------------------------------------------------------
Covance Biotechnology Services            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Datacure Associates                       Professional Service Agreement                               B
---------------------------------------------------------------------------------------------------------
Definitive Health Services                Clinical Trial Agreement NTL04 NTL02 - Milwaukee, WI         B
---------------------------------------------------------------------------------------------------------
Definitive Health Services                Confidentiality Agreement                                    B
Dr. Merrell
---------------------------------------------------------------------------------------------------------
Definitive Health Services (Thomas        Confidentiality Agreement                                    B
Barragry)
---------------------------------------------------------------------------------------------------------
Dompe Farmaceutici S.p.A.                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Duke Universitiy                          Sponsored Research Agreement                                 B
---------------------------------------------------------------------------------------------------------
Electrion Inc., Lawrence Ivan Kruse       Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Epstein, Stephen                          Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
ERP Consulting                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Florida West Coast Clinical Research      Clinical Trial Agreement NTL03 - Tampa, FL                   B
Group
---------------------------------------------------------------------------------------------------------
Forest Laboratories                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Fujisawa USA, Inc. 2-way                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Genencor Int. Inc.                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Genzyme Corporation                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Gist-Brocades/Bio-Intermediair Inc.       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Gold, Phil                                Neutralase Advisory Committee - Conf. Agreement              B
---------------------------------------------------------------------------------------------------------
Gottlieb, Stanley                         Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Graham Turpie, MD                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Grupo Ferrer Internacional                Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Herzchirurgische Klinik u. Poliklinik     Clinical Trial Agreement NTL02 - Munchen, Germany            B
---------------------------------------------------------------------------------------------------------
Herz-u. Kreislaufzentrum Dresden          Clinical Trial Agreement NTL02 - Dresden, Germany            B
---------------------------------------------------------------------------------------------------------
Herzzentrum Nordhein-Westfalen            Clinical Trial Agreement NTL04 Bad Oeynhausen, Germany       B
                                          NTL02
---------------------------------------------------------------------------------------------------------
Howard Hughes Medical Institute           Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Immunochemistry Technologies LLC          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Indiana University                        Clinical Trial Agreement NTL03 and NTL04 Indianapolis, IN    B
---------------------------------------------------------------------------------------------------------
Institut de Cardiologie                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Institut de Cardiologie de Montreal       Clinical Trial Agreement NTL03 - Montreal, Quebec            B
---------------------------------------------------------------------------------------------------------
Institute for Cancer Research (Dr. Phil   Material Transfer Agreement                                  B
Rye)
---------------------------------------------------------------------------------------------------------
Iowa, University of                       Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
INTELLIgene Expressions Inc.              Mutual Non-Disclosure Agreement                              B
---------------------------------------------------------------------------------------------------------
John P. Robarts Research Institute        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Kentucky Research Foundation (University  Clinical Trial Agreement NTL02 - Lexington, KY               B
of)
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Kiel (Universitatsklinikum)               Clinical Trial Agreement NTL02 - Kiel, Germany               B
---------------------------------------------------------------------------------------------------------
King Pharmaceuticals Inc.                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Kreppel, Theresa                          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
LAB Bio-Syn Corporation                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Lavee, Jacob MD                           Confidentiality Agreement                                    B
Chaim Sheba Med. Ctr.
---------------------------------------------------------------------------------------------------------
Legacy Emanuel Hospital & Health Center   Clinical Trial Agreement NTL03/04 - Portland, OR             B
---------------------------------------------------------------------------------------------------------
Leo Pharmaceutical Products Ltd.          Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Lindner Center of the Christ Hospital     Clinical Trial Agreement NTL02/03/04 - Cincinnati, OH        B
---------------------------------------------------------------------------------------------------------
London Clinical Trials                    Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Long Island Jewish Med.Ctr                Clinical Trial Agreement NTL03 - New Hyde Park, NY           B
---------------------------------------------------------------------------------------------------------
Lyophilization Technology                 Professional Service Agreement                               B
---------------------------------------------------------------------------------------------------------
MCP Hahnemann University                  Clinical Trial Agreement NTL04 - Philadelphia, PA            B
---------------------------------------------------------------------------------------------------------
Medco Research Inc. - See King            Confidentiality Agreement                                    vB
---------------------------------------------------------------------------------------------------------
Michigan (Regents of the University       Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
Michigan (Regents of the University)      Sponsored Research Agreeent                                  B
---------------------------------------------------------------------------------------------------------
Microbiological Associates                Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
MIMC                                      Service Agreements for NTL02/03/04                           B
---------------------------------------------------------------------------------------------------------
MIT                                       Confidentiality Agreement                                    A
                                          License Agreements & Amendments
---------------------------------------------------------------------------------------------------------
Montefiore Medical Center                 Clinical Trial Agreement NTL02 - Bronx, N                    B
---------------------------------------------------------------------------------------------------------
Montreal Children's Hospital              Research Agreement                                           B

---------------------------------------------------------------------------------------------------------
Montreal Heart Institute                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Morristown Memorial Hosp.                 Clinical Trial Agreement                                     B
                                          NTL03 - Morristown, NJ
---------------------------------------------------------------------------------------------------------
Mt. Sinai School of Medicine              Clinical Trial Agreement NTL01 - New York, NY                B
---------------------------------------------------------------------------------------------------------
National Research Council                 Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Nexia Biotechnology                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Nissho Corporation                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Novo Nordisk                              Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Novo Nordisk                              Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Ohio State University                     Clinical Trial Agreement NTL03/04 - Columbus, OH             B
---------------------------------------------------------------------------------------------------------
Ohmeda Pharmaceutical Products            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Omega Laboratories Inc. (2 way)           Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
OTL                                       Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Ottawa Heart Institute                    Clinical Trial Agreement NTL03 - Ottawa, Ontario             B
---------------------------------------------------------------------------------------------------------
Panorama Research Inc.                    Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Pennsylvania State Univesity & Penn       Clinical Trial Agreement NTL03 - Hershey, PA                 B
State Geisinger Clinic
---------------------------------------------------------------------------------------------------------
Pennsylvania(University of) - Dr. David   Confidentiality Agreement                                    B
Jobes
---------------------------------------------------------------------------------------------------------
Pentapharm                                Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Pfizer Inc.                               Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Pharma Research Corporation               Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Phoenix International Life Sciences Inc.  Confidentiality Agreement                                    B
                                          Project Agreement
                                          Master Laboratory Service Agreement
---------------------------------------------------------------------------------------------------------
Pinkus, Gloria                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Precision Biologic Inc.                   Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Precision Research Inc.                   Consulting Agreement                                         C
---------------------------------------------------------------------------------------------------------
ProdiGene Inc.                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Quality Data Services                     Professional Service Agreement                               B
(NTL05 PC1)
---------------------------------------------------------------------------------------------------------
Quincunx Group - Elizabeth Morgenthien    Professional Service Agreement                               B
(NTL05 PC1)
---------------------------------------------------------------------------------------------------------
Quintiles Inc. - Nancy Kohl               Confidentiality Agreement                                    B
Paul Stafford
James Mannion
---------------------------------------------------------------------------------------------------------
Rhone-Poulenc Rorer Pharmaceuticals Inc.  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Richey Associates                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Rochester (University of)                 Clinical Trial Agreement NTL03 - Rochester, NY               B
---------------------------------------------------------------------------------------------------------
Ross, Phillip N.                          Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
Royal Victoria Hospital                   Sponsored Research Agreement                                 B
---------------------------------------------------------------------------------------------------------
Rx Trials Inc.                            Clinical Trial Agreement NTL02/04 - Silver Spring, MD        B
---------------------------------------------------------------------------------------------------------
Sanofi Pharmaceuticals Inc.               Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Schneider, Dr. Joel, Clinical             Confidentiality Agreement                                    B
Investigators Pact
---------------------------------------------------------------------------------------------------------
Schwarz Pharma                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Seattle Cardiovascular Res.               Clinical Trial Agreement NTL03 - Seattle, WA                 B
---------------------------------------------------------------------------------------------------------
SEMBIOSYS Genetics Inc.                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Servier                                   Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
SmithKline Beecham Pharmaceuticals        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Ste-Justine Hospital                      Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Swedish Orphan                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Synthelabo Groupe                         Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Technion University                       Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Tektagen Inc. (2-way)                     Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Ind.                  Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Ind.                  Nondisclosure Agreement - NTL04 Interim Analysis Data        B
---------------------------------------------------------------------------------------------------------
Texas Health Center (University of)       Clinical Trial Agreement NTL03/04 Houston, TX                B
---------------------------------------------------------------------------------------------------------
Thorax-und Kardiovaskularchirurgie        Clinical Trial Agreement NTL02 - Bad Nauheim, Germany        B
Kerckhoff-Klinik GmbH
---------------------------------------------------------------------------------------------------------
Trillium Group                            Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
TVG                                       Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
UCB S.A. Bioproducts Division             Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
University of Texas - Southwestern        Material Transfer Agreement                                  B
Medical Center at Dallas
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Schedule 5.1 (s) - Contracts
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                 COMPANY                                       TYPE OF AGREEMENT
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
VanHalbeek, Herman                        Material Transfer Agreement                                  B
                                          Material Transfer Agreement
                                          Confidentiality Agreement
---------------------------------------------------------------------------------------------------------
Vascular Therapeutics                     Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Veteran Affairs Medical Center            Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Wahr, Dr. Joyce                           Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Wake Forest (University School of         Clinical Trial Agreement NTL02 - Winston, Salem, NC          B
Medicine)
---------------------------------------------------------------------------------------------------------
Whitaker College of Health Sciences & MIT Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
Yale (University of)                      Clinical Trial Agreement NTL02 - New Haven, CT               B
---------------------------------------------------------------------------------------------------------
Yamaguchi University                      Material Transfer Agreement                                  B
(Dr. Osao Adachi)
---------------------------------------------------------------------------------------------------------
Young, Neil M.D.                          Consulting Agreement                                         B
---------------------------------------------------------------------------------------------------------
ZERIA Pharmaceuticals                     Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Andre Bensadoun                           Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
CATO Research                             Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Definitive Health Care                    NTL 03                                                       B
---------------------------------------------------------------------------------------------------------
Microbial Research Authority                                                                           B
---------------------------------------------------------------------------------------------------------
John Luber-Albany Medical                 Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Precision Research                        Confidentiality Agreement                                    B
---------------------------------------------------------------------------------------------------------
Israel Vlodavsky                          Material Transfer Agreement                                  B
---------------------------------------------------------------------------------------------------------
ATCC                                      Cell Line Storage Agreement                                  C
---------------------------------------------------------------------------------------------------------
CAMR                                                                                                   A
---------------------------------------------------------------------------------------------------------
Institute de Cardiologie                  Clinical Trial Agreement                                     B
---------------------------------------------------------------------------------------------------------
GMAC Leaseco                              Vehicle Lease                                                A
---------------------------------------------------------------------------------------------------------
BASF                                      Toll Processing Agreement                                    B
---------------------------------------------------------------------------------------------------------
Medtronic Corp                            DX Supply Agreement                                          C
---------------------------------------------------------------------------------------------------------
Dade Behring                              Dx Supply Agreement                                          C
---------------------------------------------------------------------------------------------------------
Haemascope                                Dx Supply Agreement                                          C
---------------------------------------------------------------------------------------------------------
Nesbitt Burns                             Financial Advisors                                           C
---------------------------------------------------------------------------------------------------------
PWC                                       Auditor Services                                             C
---------------------------------------------------------------------------------------------------------
OPEX Realty Management                    Lease- 5485 Pare                                             C
---------------------------------------------------------------------------------------------------------
Videotron                                 ISP                                                          C
---------------------------------------------------------------------------------------------------------
CONAMEX                                   IS Services                                                  C
---------------------------------------------------------------------------------------------------------


A=Assign at Closing
B=Assign Post-Closing pursuant to Section 13.1
C=Not to be Assigned

------------------------------------------------------------------------------------------------------------------------------------

Schedule 5.1 (t) - Therapeutic Asset Employees

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Name                              Status           Vacation          Grade or Title            Current Salary        Hiring Date
                                                   entitlement
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXX                     Permanent        XXXXXXX           RA2-QC & Analytical         $   XXX              May 2001
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXX                Permanent        XXXXXXX           RS2                         $   XXX              Feb. 1989
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXX                    Permanent        XXXXXXX           Dept. Head                  $   XXX              Aug. 1997
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXX                Permanent        XXXXXXX           VP Manufacturing            $   XXX              May 1993
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXXXXXXXXX           Permanent2       XXXXXXX           Admin. Assist.              $   XXX              Nov. 1996
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXX                      Permanent        XXXXXXX           President & COO             $   XXX              May 1988
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXX                   Permanent        XXXXXXX           T4-Production               $   XXX              Aug. 1994
------------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXX                     Permanent        XXXXXXX           RS3-Discovery               $   XXX              Nov. 1995
------------------------------------------------------------------------------------------------------------------------------------

1. XXXXXXXXXXX is an American citizen, working in Canada on a permanent work permit. She is currently benefiting from a Quebec tax holiday for foreign researchers. This tax holiday is valid until August 4, 2002.

2.   XXXXXXXXXXXXXXXXXXXXX works 20 hours per week and is paid hourly.

3.   Accrued/Deferred Compensation: None

4.   Benefits: See Schedule 5.1 (u)

Schedule 5.1 (u) -  IBEX Employee Plans-Summary
--------------------------------------------------------------------------------


Employees receive as an additional benefit the following:

o Contribution of 5% of annual salary up to a maximum of $3,500 per annum, to be deposited in a self-administered RRSP, as part of a group RRSP;

o 13 paid holidays during the course of the year, three of which are IBEX "floating days" to be used where company deems the most logical (i.e. to close between Christmas and New Year`s);

o Flexible hours - core hours being between 9:00 and 4:00, employees are permitted to work the additional 1 1/2 hours before or after core hours, as long as total hours are 7.5 per day, for a total of 37.5 weekly.

o Summer Hour program: Employees are permitted to work 37.5 hours spread over a 4 day period, providing them with the opportunity of leaving no earlier than 12:00 (noon) on Friday. Summer hours usually take effect as of the first Monday in June through to the last Friday before Labor Day.

o Vacation Policy: Employees are entitled to a vacation entitlement which is calculated on education and years of service. Policy CP117 should be consulted for further details.

o    Group Insurance - Attached as Exhibit A hereto

o    IBEX Technologies Inc. Stock Option Plan

o    IBEX Pharmaceuticals Inc. Stock Option Plan

Schedule 5.1 (x) - Insurance


----------------------------------------------------------------------------------------------------------
Pol. No./               Insurer            Coverage           Limits             Deductible   Broker
Renewal Date
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
PRN103972               Cigna              Property and       9,596,000          5,000        D.P.
Nov. 1, 2001                               fixed charges      5,256,000
                                           Can. & Us          sublimits          various
----------------------------------------------------------------------------------------------------------
94251404-04             B.I. & I.          Machinery          5,000,000          500          D.P.
March 31, 2002                             Breakdown                             1 day
----------------------------------------------------------------------------------------------------------
CMP 81067337            General Accident   Liability          5,000,000          250          D.P.
March 31, 2002
----------------------------------------------------------------------------------------------------------
11000006                Creechurch         Clin. Tests &      4,500,000          10,000       D.P.
March 6, 2002           Lloyds             products

91167-01                AGF                                   1,000,000          0
Nov. 11, 99             Germany
----------------------------------------------------------------------------------------------------------
986640                  London Gua.        Dir& Off.          5,000,000          50,000       D.P.
July 20, 2002
----------------------------------------------------------------------------------------------------------
407191-235              Lloyds             Auto               2,000,000          1,000        D.P.
June 17, 2002
----------------------------------------------------------------------------------------------------------



Schedule 5.1 (y) - Taxes

--------------------------------------------------------------------------------

None

Schedule 5.1 (aa) - Environmental Matters


None

Schedule 5.1 (bb) (i) - Royalties


LICENSOR:           Microbiological Research Authority CAMR
--------------------------------------------------------------------------------

EFFECTIVE DATE:     DECEMBER 22, 1995

SCOPE:              Intron-free gene which expresses Phenylalanine Ammonia Lyase

SUMMARY:

o    CAMR possesses know-how and property regarding intron-free gene which expresses Phenylalanine Ammonia Lyase, and provided
     IBEX trial quantities of the gene.
o    IBEX wants to make use of above to develop for sale by IBEX, therapeutic and/or diagnostic products for human use re: phenylketonuria
o    CAMR grants an exclusive worldwide license to use the property and know-how to manufacture, develop, sell and distribute Protein Products and Products in the Field of Use.

ROYALTIES AND MILESTONE PAYMENTS (in British pounds)

o        Signature of the Agreement                                        XXXXX
o        Submission of application for an Investigative
                 new drug license in US                                   XXXXXX
o        Start of first Phase II clinical trial                           XXXXXX
o        Obtention of Product License in the US                           XXXXXX
o        Obtention of Product License in the UK                           XXXXXX
o        Obtention of Product License in Germany                          XXXXXX
o        Obtention of Product License in France                           XXXXXX
o        Obtention of Product License in Italy                            XXXXXX
o        Royalties on net sales of protein products - at XX
                 of the XXXXXXX following sale of each product
                 - at XX for all subsequent years
o        Royalties on all other net sales of protein products
                 and products at XXXXX

o IBEX to pay CAMR royalties not less than the amounts listed hereinbelow for each year following the date of obtaining the first Product Approval in a country where any patent has been issued and is extant as follows:

     o        Year 1                     XXXXXX
     o        Year 2                     XXXXXX
     o        Year 3                     XXXXXX
     o        Year 4                     XXXXXX
     o        Year 5                     XXXXXX
     o        Each subsequent year:      XXXXXX

o IBEX to provide CAMR within 30 days following the end of each calendar quarter or the date of expiry of this Agreement, statements of net sales of protein products by country and the royalties due as set out above for the preceding quarter. All sums payable in pounds sterling.





LICENSOR: MIT

--------------------------------------------------------------------------------

1. License Agreement of May 8, 1984: Worldwide, exclusive rights to listed patents:

         Patents: US 4,341,869 Process for Producing Heparinase
                  US 4,373,023 Process for Neutralizing Heparin
                  US 4,396,762 Heparinase Derived Anticoagulants
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                           (Note: issued in SE, NL, LU, GB, FR, DE, CH, AT)

         A.  First Amendment dated April 21, 1988, adding patents:

                  US 4,341,869 (derived from MIT Case 3386) Process for
                          Producing Heparinase
                  US 4,373,023 (derived from MIT Case 3358) Process for
                          Neutralizing Heparin
                  US 4,396,762 (derived from MIT Case 3541) Heparinase Derived
                          Anticoagulants
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  US 4,443,545 (derived from MIT Case 3602) Process for
                          Producing Heparinase
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         B. Second Amendment dated August 6, 1993: Changed requirements for maintaining exclusive rights.

2.       License Agreement of July 23, 1987
         Worldwide, exclusive rights under listed patents:

         Patents: MIT Case 3602 / US 4,443,545  (US 4,443,545) Process for
                          Producing Heparinase
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXXX
                  MIT Case 4330 including all applications and patents based thereon (US 5,169,772) Large Scale Method for Purification of High Purity Heparinase

         A. First Amendment dated April 21, 1988: Provides for minimum royalty payment to MIT.

         B.  Second Amendment dated April 14, 1992, adding patent:

                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                          XXXXXXXXXXXXXXX

         C. Third Amendment dated December 7, 1992: Provides for a credit against future royalties of certain fees and costs.

         D. Fourth Amendment dated August 6, 1993: Changes requirements for maintaining exclusive rights.

         E.  Fifth Amendment dated August 14, 1995, adding patent case:

                  MIT Case 5981 including all applications and patents based thereon:
                  US 5,389,539 Purification, Composition and Specificity of
                          Heparinase I, II and III from Flavobacterium heparinum
                  XXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXX

Schedule 5.1 (bb) (ii) - Impairment of IP
--------------------------------------------------------------------------------

IBEX IP is not impaired except as described in Trade Mark Status Report dated August 17, 2001 of Davies Ward Phillips and Vineberg LLP.

                                 Schedule 6.1(f)

                               BIOMARIN RESIDENCY

BioMarin Pharmaceutical Inc. has its registered office in the City of Wilmington, County of Newcastle in the State of Delaware, U.S.A.

Its principal office is in the City of Novato, Marin County, California, U.S.A.



BioMarin Pharmaceutical Nova Scotia Company has its registered office in the City of Halifax, Nova Scotia, Canada.

                                 Schedule 6.1(k)

                          BIOMARIN FINANCIAL STATEMENTS



See attached:

Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements in Stockholder Equity
Consolidated Statements of Cash Flows

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
BioMarin Pharmaceutical Inc.:

We have audited the accompanying consolidated balance sheets of BioMarin Pharmaceutical Inc. (a Delaware corporation in the development stage) and subsidiaries as of December 31, 1999 and 2000 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1998, 1999 and 2000 and the period from March 21, 1997 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioMarin Pharmaceutical Inc. and subsidiaries as of December 31, 1999 and 2000 and the results of their operations and their cash flows for the years ended December 31, 1998, 1999 and 2000 and the period from March 21, 1997 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                         /s/ ARTHUR ANDERSEN LLP


San Francisco, California,
February 20, 2001


                              BioMarin Pharmaceutical Inc. and Subsidiaries
                                     (a development-stage company)

                       Consolidated Balance Sheets as of December 31, 1999 and 2000

                           (In thousands, except for share and per share data)

                                                                          December 31,

                                                             ----------------------------------------
                                                                     1999                2000
                                                             ----------------------------------------
      Assets
      Current assets:
       Cash and cash equivalents                              $    23,413          $   16,530
       Short-term investments                                      39,573              23,671
       Accounts receivable, net                                     1,186               1,135
       Due from BioMarin/Genzyme LLC                                1,280               1,799
        Inventories                                                   676                 436
        Prepaid expenses                                              294                 970
                                                             ----------------------------------------
         Total current assets                                      66,422              44,541
      Property and equipment, net                                  25,093              20,715
      Goodwill and other intangible assets, net                    11,462               9,862
      Investment in BioMarin/Genzyme LLC                              421               1,482
      Deposits                                                        151                 333
                                                             ----------------------------------------
        Total assets                                          $   103,549          $   76,933
                                                             ========================================

      Liabilities and Stockholders' Equity
      Current liabilities:
       Accounts payable                                       $     3,095          $    4,747
       Accrued liabilities                                          1,966               2,109
        Short-term portion of notes payable                            26                  27
                                                             ----------------------------------------
        Total current liabilities                                   5,087               6,883
      Long-term liabilities:
        Long term portion of notes payable                             85                  56
                                                             ----------------------------------------
        Total liabilities                                           5,172               6,939
                                                             ----------------------------------------
      Stockholders' equity:
       Common stock, $0.001 par value: 75,000,000 shares
          authorized, 34,832,578 and 36,921,966 shares
          issued and outstanding at December 31, 1999
          and 2000, respectively                                       35                  37

       Additional paid-in capital                                 146,592             153,940
        Warrants                                                      128                  -
       Deferred compensation                                       (2,591)             (1,530)
       Notes receivable from stockholders                          (2,638)             (1,940)
       Deficit accumulated during the development stage           (43,149)            (80,513)
                                                             ----------------------------------------
        Total stockholders' equity                                 98,377              69,994
                                                             ----------------------------------------
        Total liabilities and stockholders' equity            $   103,549          $   76,933
                                                             ========================================

The accompanying notes are an integral part of these statements.


                           BioMarin Pharmaceutical Inc. and Subsidiaries
                                    (a development-stage company)

                                Consolidated Statements of Operations for
                        the Years Ended December 31, 1998, 1999 and 2000 and for
                     the Period from March 21, 1997 (inception) to December 31, 2000

                                (In thousands, except for per share data)



                                                                                                  Period from
                                                                                                 March 21, 1997
                                                                December 31,                    (inception) to
                                                     ------------------------------------------   December 31,
                                                         1998          1999          2000           2000
                                                     ----------------------------------------------------------
Revenues:

     Product sales                                    $    138    $    1,401     $    2,345      $    3,884
     Service revenue                                       112            85            250             447
     BioMarin/Genzyme LLC                                  837         5,300          9,731          15,868
     Other revenues                                        103           190             -              293
                                                     ----------------------------------------------------------
           Total revenues                                1,190         6,976         12,326          20,492


Operating costs and expenses:

     Cost of products                                       49           362            635           1,046
     Cost of services                                       59           102             84             245
     Research and development                           10,502        27,206         35,794          75,416
     Selling, general and administrative                 3,532         6,805          8,814          20,065
     Carson Street closure                                  -             -           4,423           4,423
                                                     ----------------------------------------------------------
           Total operating costs and expenses           14,142        34,475        49,750          101,195
                                                     ----------------------------------------------------------
           Loss from operations                        (12,952)      (27,499)      (37,424)         (80,703)




Interest income                                            685         1,832         2,979            5,561
Interest expense                                            -           (732)           (7)            (739)
Equity in loss of BioMarin/Genzyme LLC                     (47)       (1,673)       (2,912)          (4,632)
                                                     -----------------------------------------------------------
           Net loss                                   $(12,314)   $  (28,072)    $ (37,364)      $  (80,513)
                                                     ==========================================================
Net loss per share, basic and diluted                 $  (0.55)   $    (0.94)    $   (1.04)      $    (3.21)
                                                     ==========================================================
Weighted average common shares outstanding              22,488        29,944        35,859           25,057
                                                     ==========================================================

The accompanying notes are an integral part of these statements.

                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development stage company)

       Consolidated Statements of Changes in Stockholders' Equity for the
                  Years ended December 31, 1998, 1999 and 2000

                      (In thousands, except per share data)



                                                                                                                 Deficit
                                                                                                    Notes       Accumulated
                                                              Additional                           Receivable    During       Total
                                             Common Stock      Paid-in      Warrants     Deferred    from      Development     SH's
                                           Shares   Amount     Capital   Shares   Amount   Comp.  Stockholders    Stage      Equity
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance, January 1, 1998                   20,567     $ 21    $ 12,549     802    $ 128   $ (217)   $(2,338)    $(2,763)    $ 7,380
 Issuance of common stock on June 30,
  1998, for cash, $6.00 per share (net of
  issuance costs of $263 including the is-
  suance of 31 shares of common stock,
  $6.00 per share, for brokerage services)... 599        1       3,327      --       --       --         --           --      3,328

 Issuance of common stock on July 14,
  1998,for cash, $6.00 per share (net of
  issuance costs of $387, including the is-
  suance of 65 shares of common stock,
  $6.00 per share, for brokerage services)..1,385        1       7,924      --       --       --         --           --      7,925

 Issuance of common stock on August 3,
  1998, for cash, $6.00 per share (net
  of issuance costs of $12, including the is-
  suance of 2 shares of common stock,
  $6.00 per share, for brokerage
  services)................................    31       --         176      --       --       --         --           --        176

 Issuance of common stock to Genzyme Cor-
  poration on September 4, 1998, for
  cash, $6.00 per share.................... 1,333        1       7,999      --       --       --         --           --      8,000

 Issuance of common stock to Glyko
  Biomedical, Ltd. for the purchase of
  Glyko, Inc. on October 7, 1998, for
  common shares, $6.00 per share and
  the assumption of options of Glyko,
  Inc. employees (see Note 1)...            2,259        2      14,859      --       --       --         --           --     14,861
 Exercise of common stock options.......        2       --           2      --       --       --         --           --          2
 Interest on notes receivable...........       --       --          --      --       --       --       (150)          --       (150)
 Deferred compensation on stock options.       --       --       3,222      --       --   (3,222)        --           --         --
 Amortization of deferred compensation.        --       --          --      --       --      186         --           --        186
Net loss...............................        --       --          --      --       --       --         --      (12,314)   (12,314)
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance, December 31, 1998...............   26,176    $ 26      $50,058    802    $ 128   $(3,253)   $(2,488)   $(15,077)   $29,394
                                           ======   ======    =========  ======  ======   =========  =========  =========   ========

                                   The  accompanying  notes are an integral part of these statements.


                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development stage company)

       Consolidated Statements of Changes in Stockholders' Equity for the
                  Years ended December 31, 1998, 1999 and 2000

                      (In thousands, except per share data)



                                                                                                                 Deficit
                                                                                                    Notes       Accumulated
                                                              Additional                           Receivable    During       Total
                                             Common Stock      Paid-in      Warrants     Deferred    from      Development     SH's
                                           Shares   Amount     Capital   Shares   Amount   Comp.  Stockholders    Stage      Equity
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------

Balance, January 1, 1999...............    26,176     $ 26     $ 50,058    802    $ 128   $(3,253)   $(2,488)   $(15,077)  $ 29,394
 Issuance of common  stock on July 23,
  1999, in an initial  public  offering
  (IPO) for cash at $13.00 per share
  (net of issuance costs of $7) ........    4,500        4       51,805     --       --        --         --          --     51,809

 Issuance of common stock on July 23,
  1999 to Genzyme Corporation in a
  private placement concurrent with the
  IPO for cash at $13.00 per share.....       769        1        9,999     --       --        --         --          --     10,000

 Issuance  of  common  stock  on July  23,
  1999  concurrent  with the IPO upon con-
  version of promissory  notes plus accrued
  interest of $720 at $10.00 pershare
  (net of issuance costs of $1).......      2,672        3       25,612     --       --        --         --          --     25,615

 Issuance of common  stock on August  3,
  1999 and  August  25,  1999 from the over-
  allotment exercise by underwriters at
  $13.00 per share (net of issuance costs
  of $1)........................              675        1        8,141     --       --        --         --          --      8,142

 Exercise of common stock options.......       40       --          148     --       --        --         --          --        148

 Interest on notes receivable from
  stockholders..........................       --       --          150     --       --        --       (150)         --         --

 Deferred compensation related to stock
  options..............................        --       --          679     --       --      (679)        --          --         --
 Amortization of deferred compensation.        --       --           --     --       --     1,341         --          --      1,341
 Net loss...............................       --       --           --     --       --        --         --     (28,072)   (28,072)
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance, December 31, 1999..............   34,832     $ 35     $146,592    802    $ 128   $(2,591)   $(2,638)   $(43,149)   $ 98,377
                                           ======   ======    =========  ======  ======   =========  =========  =========   ========
                                   The  accompanying  notes are an integral part of these statements.


                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development stage company)

       Consolidated Statements of Changes in Stockholders' Equity for the
                  Years ended December 31, 1998, 1999 and 2000

                      (In thousands, except per share data)


                                                                                                               Deficit
                                                                                                    Notes       Accumulated
                                                              Additional                           Receivable    During       Total
                                             Common Stock      Paid-in      Warrants     Deferred    from      Development     SH's
                                           Shares   Amount     Capital   Shares   Amount   Comp.  Stockholders    Stage      Equity
                                           ------   ------     -------   ------   ------  ------  ------------  -------     --------
Balance at December 31, 1999               34,832    $35       $146,592   802     $128    $(2,591)  $ (2,638)   $(43,149)   $98,377
 Issuance of common stock on April 30,
  2000 pursuant to the Employee Stock
  Purchase Plan at $11.05 per share...         18       -            199     -       -          -          -           -        199

 Issuance of common stock on October 31,
  2000 pursuant to the Employee Stock
  Purchase Plan at $11.05 per share....        10       -            115     -       -          -           -           -       115

 Exercise of common stock options.......    1,301       1          5,674     -       -          -           -           -     5,675

 Exercise of common stock warrants......      802       1            929  (802)   (128)         -           -           -       802

 Common stock surrendered by stockholders
  for payment of principal and interest...    (41)      -          (170)     -       -          -         170           -         -

 Repayment of notes from stockholders......     -       -             -      -       -          -         804           -       804

 Interest on notes receivable..............     -       -           276      -       -          -        (276)          -         -

 Amortization of deferred compensation.....     -       -             -      -       -          1,386       -           -     1,386

 Deferred compensation related to stock and
  option issuances, net of terminations...      -       -           325      -       -           (325)     -            -        -

Net loss.................................       -       -             -      -       -              -      -      (37,364)  (37,364)
                                            ------   ------    --------   ------  ------   --------   ---------  ---------  --------
Balance at December 31, 2000                36,922   $ 37      $153,940      -     $ -     $(1,530)   $(1,940)   $(80,513)  $69,994
                                            ======   ======    =========  ======  ======   =========  =========  =========  ========
                                                    The accompanying notes are an integral part of these statements.

                                     BioMarin Pharmaceutical Inc. and Subsidiaries
                                              (a development-stage company)

                                          Consolidated Statements of Cash Flows
                                 the Years Ended December 31, 1998, 1999 and 2000 and for

                             the Period from March 21, 1997 (inception) to December 31, 2000

                                                      (In thousands)



                                                                                                        Period from March 21,
                                                                        December 31,                    1997 (inception) to
                                                         --------------------------------------------    December 31,
                                                              1998           1999          2000              2000
                                                         ------------------------------------------------------------------
Cash flows from operating activities:
Net loss                                                $  (12,314)    $ (28,072)     $  (37,364)       $   (80,513)
 Adjustments to reconcile net loss to net
  cash used in operating activities:
  Depreciation                                                  308         4,074           4,347              8,734
  Amortization of deferred compensation                         185         1,341           1,386              2,912
  Amortization of goodwill                                      271         1,143           1,600              3,014
  Compensation in the form of common stock
   and common stock options                                      -             -               -                  18


  Loss from BioMarin/Genzyme LLC                                 47         6,973          12,635             19,655
  Write-off of in-process technology                          2,625            -               -               2,625
  Carson Street closure                                          -             -            3,791              3,791
 Changes in operating assets and liabilities:
  Accounts receivable, net                                    (148)          (899)             51               (996)
  Due from Glyko Biomedical, Ltd.                              (34)           (25)             -                (138)
  Due from BioMarin/Genzyme LLC                               (419)          (861)           (519)            (1,799)
  Inventories                                                  (72)            (5)            240                163
  Prepaid expenses                                            (137)           383            (676)              (969)
  Deposits                                                     (79)           (72)           (182)              (333)
  Accounts payable                                           1,172          1,754           1,652              4,746
  Accrued liabilities                                          597          1,326             143              2,109
  Due to Glyko, Inc.                                           (61)            -               -                  -
                                                         ------------------------------------------------------------------
  Net cash used in operating activities                    (8,059)        (12,940)        (12,896)           (36,981)
                                                         ------------------------------------------------------------------
Cash flows from investing activities:
 Purchase of property and equipment                        (6,385)        (22,944)         (3,760)           (33,239)
 Purchase of Biochemical Research Reagent
 Division of Oxford Glycosciences                              -           (1,500)             -              (1,500)
 Investment in BioMarin/Genzyme LLC                          (732)         (6,709)        (13,696)           (21,137)
 (Purchase) sale of short-term investments                 (1,075)        (37,597)         15,902            (23,671)
                                                         ------------------------------------------------------------------
 Net cash used in investing activities                     (8,192)        (68,750)         (1,554)           (79,547)
                                                         ------------------------------------------------------------------
Cash flows from financing activities:
Proceeds from note payable                                    134              -               -                 134
 Proceeds from issuance of convertible notes
 payable                                                       -           25,615              -              25,615
 Proceeds from exercise of common
 stock options and warrants                                    -              148           6,477              6,625
 Repayment of equipment loan                                   -              (24)            (28)               (52)
 Repayment of notes from stockholders                          -               -              804                804
 Issuance of commons stock for ESPP                            -               -              314                314
 Proceeds from sale of common stock, net of
 issuance costs                                            19,692          69,951              -              98,926
 Other                                                       (150)             -               -                 692
                                                         ------------------------------------------------------------------
 Net cash provided by financing activities                 19,676          95,690           7,567            133,058
                                                         ------------------------------------------------------------------
 Net increase (decrease) in cash and cash equivalents       3,425          14,000          (6,883)            16,530
Cash and cash equivalents:
 Beginning of period                                        5,988           9,413          23,413                 -
                                                         ------------------------------------------------------------------
 End of period                                            $ 9,413       $  23,413      $   16,530        $   16,530
                                                         ==================================================================

The accompanying notes are an integral part of these statements.

                  BioMarin Pharmaceutical Inc. and Subsidiaries
                          (a development-stage company)

                   Notes to Consolidated Financial Statements

1.   NATURE OF OPERATIONS AND BUSINESS RISKS:


BioMarin Pharmaceutical Inc. (the Company) is a biopharmaceutical company specializing in the development of enzyme therapies for debilitating life-threatening chronic genetic diseases and other diseases and conditions. Since inception, the Company has devoted substantially all of its efforts to research and development activities, including preclinical studies and clinical trials, the establishment of laboratory, clinical and commercial scale manufacturing facilities, clinical manufacturing, and related administrative activities.

The Company was incorporated on October 25, 1996 in the state of Delaware and first began business on March 21, 1997 (inception) as a wholly-owned subsidiary of Glyko Biomedical Ltd. (GBL). Subsequently, BioMarin has issued stock to outside investors in a series of transactions, resulting in GBL's ownership of BioMarin's outstanding common stock being reduced to 31 percent at December 31, 2000.

On October 7, 1998, the Company acquired Glyko, Inc., a wholly-owned subsidiary of GBL, in a transaction valued at $14.5 million. The transaction was accounted for as a purchase and resulted in Glyko, Inc. becoming a wholly-owned subsidiary of the Company. Glyko, Inc. provides products and services that perform sophisticated carbohydrate analysis for research institutions and commercial laboratories.

Through December 31, 2000, the Company had accumulated losses during its development stage of approximately $80.5 million. Based on current plans, management expects to incur further losses at least through 2002. Management believes that the Company's cash and cash equivalents and short-term investment balances at December 31, 2000 will be sufficient to meet the Company's obligations at least through 2001.

Business Risks - The Company is exposed to the following risks:

o There can be no assurance that the Company's research and development efforts will be successfully completed or that its product candidates will be shown to be safe and effective.

o There can be no assurance that its product candidates will be approved for marketing by the U.S. Food and Drug Administration (FDA) or any equivalent foreign government agency or that its product candidates will be successfully commercialized or achieve any significant degree of market acceptance.

o Certain of the Company's products and product candidates rely on proprietary technology and patents owned by certain universities and other institutions and licensed to BioMarin. These universities also provide research and development services. Cessation of relationships with these universities could significantly affect the Company's future operations.

o In order to grow significantly, the Company must expand its efforts to develop new products in pharmaceutical applications. The Company will also need to enhance manufacturing capabilities, to develop marketing capabilities, and/or enter into collaborative arrangements with third parties having the capacity for such manufacturing or marketing.

o There can be no assurance that any of the Company's current or future product candidates will be successfully developed, prove to be effective in clinical trials, receive required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, gain reasonable reimbursement levels, or be successfully marketed.

In addition, the Company is subject to a number of risks, including the need for additional financing, dependence on key personnel, small patient population, patent protection, significant competition from larger organizations, dependence on corporate partners and collaborators, and expected restrictions on reimbursement, as well as other changes in the healthcare industry.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation--These consolidated financial statements include the accounts of BioMarin, Glyko, Inc., a wholly-owned subsidiary of BioMarin (since October 7, 1998), and BioMarin Genetics, Inc., a wholly-owned subsidiary of BioMarin formed for the purpose of the joint venture discussed in Note 8. All significant intercompany transactions have been eliminated.

Concentration of Credit Risk--Financial instruments that may potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, and short-term investments. All cash, cash equivalents, and short-term investments are placed in financial institutions with strong credit ratings, which minimizes the risk of loss due to nonpayment. The Company has not experienced any losses due to credit impairment or other factors related to its financial instruments.

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management include determination of progress to date of research and development projects in-process, the amortization period of goodwill and other intangibles, and asset impairment reserves related to certain leasehold improvements and equipment.

Cash and Cash Equivalents--For the consolidated statements of cash flows, the Company treats liquid investments with original maturities of less than three months as cash and cash equivalents.

Short-Term Investments--The Company records its investments as held-to-maturity. These investments are recorded at cost at December 31, 2000, which approximates fair market value. These securities are comprised mainly of Federal Agency investments, including Freddie Macs and Federal Home Loans, and bank certificates of deposit.

Inventories--Inventories consist of analytic kits and instrument-based systems held for sale. Inventories are stated at the lower of cost (first-in, first-out method) or estimated market value. All inventories at December 31, 1999 and 2000 belonged to Glyko, Inc.

Investment in BioMarin/Genzyme LLC and Related Revenue--Under the terms of the Company's joint venture agreement with Genzyme (the Agreement - see notes 7 and 8), the Company and Genzyme have each agreed to provide 50 percent of the funding for the joint venture. All research and development, sales and marketing, and other activities performed by Genzyme and the Company on behalf of the joint venture are billed to the joint venture at cost. Any profits or losses of the joint venture are shared equally by the two parties. Losses of the joint venture ($1.7 million, $14.0 million, $25.3 million and $41.0 million for the years ended December 31, 1998, 1999 and 2000 and for the period March 21, 1997 (inception) through December 31, 2000, respectively) are allocated in proportion to the funding provided by each joint venture partner. BioMarin provided $22.0 million in funding to the joint venture through 2000.

During the years ended December 31, 1999 and 2000, the Company billed $10.6 million and $19.4 million, respectively, to the joint venture under the Agreement. Of these amounts, $5.3 million and $9.7 million respectively, or 50 percent, was recognized as revenue in accordance with the Company's policy of recognizing revenue to the extent that research and development costs billed to the joint venture have been funded by Genzyme. At December 31, 1999 and 2000, the Company had receivables of $1.3 million and $1.8 million, respectively, related to these billings.

The Company accounts for its investment in the joint venture using the equity method. Accordingly, the Company recorded a reduction in its investment in the joint venture of $7.0 and $12.7 million, during the years ended December 31, 1999 and 2000, respectively, representing its 50 percent share of the loss of the joint venture. The percentage of the research and development costs incurred by the Company and billed to the joint venture that was funded by the Company (50 percent, or $5.3 million and $9.7 million for the years ended December 31, 1999 and 2000, respectively) was recorded as a credit to the Company's equity in the loss of the joint venture.

At December 31, 2000 the summarized assets and liabilities of the joint venture and its results of operations from inception to December 31, 2000 are as follows (in thousands):

 Assets                          $ 3,368
                                 =+=====
Liabilities                      $ 2,890
Net equity                           478
                                 -------
                                 $ 3,368

Cumulative net loss              $40,971
                                 =======

Research and Development--Research and development expenses include the expenses associated with contract research and development provided by third parties, research and development provided in connection with the joint venture including manufacturing, clinical and regulatory costs, and internal research and development costs. All research and development costs discussed above are expensed as incurred.

Property and Equipment--Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Leasehold improvements are amortized over the life of the assets or the term of the lease, whichever is shorter. Significant additions and improvements are capitalized, while repairs and maintenance are charged to expense as incurred.

As of December 31, 1999 and 2000, property and equipment consisted of the following (in thousands):

                                                  December 31,
                                         -------------------------------
Category                                      1999           2000             Estimated Useful Lives
-------------------------------------    -------------------------------  --------------------------------
Computer hardware and software           $    426       $    678                 3 years
Office furniture and equipment              1,017          1,056                 5 years
Manufacturing/Laboratory equipment          8,254          9,323                 5 years
Leasehold improvements                     18,889         16,685            Shorter of life of assets
                                                                                or lease term
Construction in progress                      879          1,048
                                         -------------------------------
                                           29,465         28,790
Less:  Accumulated depreciation            (4,372)        (8,075)
                                         -------------------------------
Total property and equipment, net        $ 25,093       $ 20,715
                                        ===============================

Depreciation expense for the years ended December 31, 1998, 1999 and 2000 and for the period March 21, 1997 (inception) to December 31, 2000, was $0.3 million, $4.1 million, $4.3 million and $8.7 million, respectively.

Goodwill and Other Intangible Assets--In connection with the acquisition of Glyko, Inc., the Company acquired certain intangible assets including developed technology, customer relationships and goodwill. In this acquisition, the Company obtained Glyko Inc.'s ongoing business of providing products and services to research institutions and commercial laboratories. Additionally, the Company secured ongoing access to Glyko, Inc.'s proprietary technologies which assist the Company in supporting the manufacturing process testing and clinical testing for our two lead drug candidates, Aldurazyme for MPS-I and rhASB for MPS-VI.

The purchase price of $14.5 million was allocated to the net tangible and intangible assets acquired, based on the relative fair value of these assets. In connection with this allocation, $2.6 million was expensed as a charge for the purchase of in-process research and development. Of the $11.7 million designated as intangible assets (after the write-off of in-process research and development), $1.2 million was allocated to developed technology and amortized over six years, $73,000 was allocated to assembled work force and amortized over seven years, and $10.4 million was allocated to goodwill (customer relationships, trade name, pure business goodwill) and initially amortized over twelve years. In performing this allocation, the Company considered, among other factors, Glyko, Inc.'s technology and research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, the Company considered factors such as the stage of development of the technology at the time of acquisition, the importance of each project to the overall development plan, alternative future uses of the technology and the projected incremental cash flows from the projects when completed and any associated risks.

During 2000 the Company changed its estimate of the useful life of this goodwill from 12 years to 7 years. The effect of this change in estimate was to increase the Company's net loss by $466,000.

Amortization expense related to the acquisition of Glyko, Inc. was $0.3 million, $1.1 million and $1.6 million for the period from October 7, 1998 (date of acquisition) to December 31, 1998, and the years ended December 31, 1999 and 2000, respectively.

In connection with the purchase of the key assets of the Biochemical Research Reagent Division of Oxford GlycoSciences Plc. (OGS), the Company recorded goodwill in the amount $891,000 which is being amortized over seven years. Total amortization expense for the year ended December 31, 2000, was $139,000.

Impairment of Long-Lived Assets--The Company regularly reviews long-lived assets and identifiable intangibles whenever events or circumstances indicate that the carrying amount of such assets may not be fully recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values (based on discounted cash flows). Except for the Carson Street closure as discussed in Note 11 no such adjustments have been made during any period presented.

Accrued Liabilities--As of December 31, 1999 and 2000, accrued liabilities consisted of the following (in thousands):

                                         December 31,
                                   --------------------------
                                       1999         2000
                                   ------------- ------------
Vacation                            $     286     $     411
Construction in progress                  882           225
Carson Street                              -            348
Other                                     798         1,125
                                   ------------- ------------
               Total                $  1,966      $  2,109
                                   ============= ============

Revenue Recognition--The Company recognizes Glyko, Inc.'s product revenues and related cost of sales upon shipment of products. Glyko, Inc.'s service revenues are recognized upon completion of services as evidenced by the transmission of reports to customers. Other Glyko, Inc. revenues, principally licensing, distribution and development fees, are recognized upon satisfaction of contractual obligations such as 1) execution of contract; 2) certain milestones; and 3) certain anniversary dates from the effective date of the contract.

Revenue from the joint venture is recognized to the extent that research and development costs billed by the Company have been funded by Genzyme.

Net Income (Loss) per Share--Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average common shares outstanding during the period. Diluted net income per share is calculated by dividing net income by the weighted average common shares outstanding and potential common shares during the period. Potential common shares include dilutive shares issuable upon the exercise of outstanding common stock options, warrants, and contingent issuances of common stock. For periods in which the Company has losses (all periods presented), such potential common shares are excluded from the computation of diluted net loss per share, as their effect is antidilutive.

Potentially dilutive securities include (in thousands):
                                                         December 31,
                                      ----------------------------------------
                                        1998             1999           2000
                                      ----------------------------------------
Options to purchase common stock       2,801             5,450          5,539
Warrants to purchase common stock        802               802             -
                                      ----------------------------------------
                                       3,603             6,252          5,539
                                      ========================================

Segment Reporting--For the year ended December 31, 1998, the Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates two segments. The Analytic and Diagnostic segment represents the operations of Glyko, Inc. which involve the manufacture and sale of analytic and diagnostic products. The Pharmaceutical segment represents the research and development activities related to the development and commercialization of carbohydrate enzyme therapeutics. Management of the Company has concluded that the operations of the Analytic and Diagnostic segment are, and will continue to be, immaterial with respect to the Company's overall activities and, thus, disclosure of segment information is not required.

New Accounting Standards--In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is not expected to have a material impact on the Company's consolidated financial position or results of operations.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. The Company adopted SAB 101 as required in the first quarter of 2000 and such adoption has not had a material effect on the Company's consolidated financial position or results of operations.

3.   STOCKHOLDERS' EQUITY:

Common Stock and Warrants - As disclosed in the accompanying consolidated statements of changes in stockholders' equity, the Company closed a number of private placements in 1997 and 1998. In connection with these placements, an entity with which the former chief executive officer and chairman of the board is affiliated (see Note 7) was issued a total of 899,500 shares (valued at $1.4 million) and warrants (valued at $0.1 million) to purchase an additional 801,500 shares of common stock at an exercise price of $1 per share. These issuances were made for brokerage services rendered in connection with these placements and were accounted for as a cost of raising capital. The warrants were exercised in October 2000.

Notes Receivable from Stockholders--Notes receivable from stockholders relate to
2.5 million shares of common stock issued in October 1997 to three executive officers under the terms of the Founder's Stock Purchase Agreement (the Agreement). These notes bear interest at 6 percent per annum, and are due on March 31, 2001, or on the date of the employee's termination, whichever is earlier. The notes are secured by the underlying stock and are with full recourse. Interest was imputed at nine percent, resulting in an interest discount and related deferred compensation of $200,000, which is being amortized over the life of the notes. In the event that their employment is terminated by the Company, the Company has the obligation, if requested by the officer, to repurchase any or all of the shares issued under the Agreement at the lower of the original purchase price or the current market value of the shares. In the event one of these officers ceases to be an employee, the Company has the right, but not the obligation, to repurchase the unvested portion of the shares at their original purchase price. Pursuant to the terms of the Agreement, 50% of the shares vest after one year from the date of employment, with the remainder vesting at a rate of 1/24th per month thereafter. Upon the former President's resignation from the Company in July 2000, the Company repurchased 33,334 shares at his original purchase price and concurrently reduced his promissory note to the Company for the same amount. In August 2000, the former President paid the balance of his promissory note plus accrued interest to the Company. During October 2000 the Company's Chief Executive Officer resigned. His promissory note, plus accrued interest, is due in full on March 31, 2001.

Deferred Compensation--In connection with certain stock option and stock grants during the years ended December 31, 1998, 1999 and 2000, the Company recorded deferred compensation totaling $3.2 million, $0.7 million and $0.3 million, respectively, which is being amortized over the estimated service periods of the grantees. Amortization expense recognized during the years ended December 31, 1998, 1999 and 2000, was $0.2 million, $1.3 million and $1.4 million, respectively.

4.   INCOME TAXES:

The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The Company's primary temporary differences relate to items expensed for financial reporting purposes but not currently deductible for income tax purposes, consisting primarily of depreciable lives for property and equipment.

As of December 31, 2000, net operating loss carryforwards are approximately $74.9 million and $66.1 million for federal and California income tax purposes, respectively. These net operating loss carryforwards, including net operating losses of $12.6 million and $2.9 million for federal and California purposes, respectively, related to Glyko, Inc. These federal and state carryforwards expire beginning in the year 2011 and 2004, respectively.

The Company also has research and development credits available to reduce future federal and California income taxes, if any, of approximately $2.8 million and $2.8 million, respectively, at December 31, 2000. These credits include credits related to Glyko, Inc. of approximately $0.6 million and $0.3 million for federal and California purposes, respectively. These federal and state carryforwards expire beginning in 2012 and 2013, respectively.

The Company also has orphan drug credits available to reduce future federal income taxes, if any, of approximately $7.3 million at December 31, 2000.

The net operating loss carryforwards and research and development credits related to Glyko, Inc. as of October 7, 1998, can only be utilized to offset future taxable income and tax, respectively, if any, of Glyko, Inc. In addition, the Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards and research and development credits available to be used in any given year should certain events occur, including sale of equity securities and other changes in ownership. The acquisition of Glyko, Inc. and the related issuance of stock represented a change of ownership under these provisions. There can be no assurance that the Company will be able to utilize net operating loss carryforwards and credits before expiration.

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period-end. The Company has a cumulative net operating loss carryforward since inception, resulting in net deferred tax assets. A valuation allowance is placed on the net deferred tax assets to reduce them to an assumed net realizable value of zero.

5.   STOCK OPTION PLANS:

1997 Stock Plan--In November 1997, the Board adopted, and in April 1998, the stockholders approved, the 1997 Stock Plan (the 1997 Plan), which provided for the reservation of a total of 3,000,000 shares of common stock for issuance under the 1997 Plan. In December 1998, the Board adopted, and in January 1999, the stockholders approved, an amendment to the 1997 Plan to increase the number of shares reserved for issuance under it to an aggregate of 5,000,000 and to add an "evergreen provision" providing for an annual increase in the number of shares which may be optioned or sold under the 1997 Plan without need for additional Board or stockholder action to approve such increase (which increase shall be the lesser of 4 percent of the then-outstanding capital stock, 2,000,000 shares, or a lower amount set by the Board). As of December 31, 2000, the number of shares reserved for issuance was an aggregate of 7,695,572 under the 1997 Plan. The 1997 Plan provides for the grant of stock options and the issuance of common stock by the Company to its employees, officers, directors, and consultants.

1998 Director Option Plan--The 1998 Director Option Plan (the Director Plan) was adopted by the Board in December 1998 and approved by the stockholders in January 1999. The Director Plan provides for the grant of nonstatutory stock options to non-employee directors. A total of 200,000 shares of the Company's common stock, plus an annual increase equal to the number of shares needed to restore the maximum aggregate number of shares available for sale under the Director Plan or the lesser of 0.5 percent of the outstanding capital stock, 200,000 shares, or a lesser amount set by the Board, have been reserved for issuance under the Director Plan. As of December 31, 2000, options to purchase 165,000 shares were granted under the Director Plan and options to purchase 400,000 shares were authorized under the Director Plan.

 Options currently outstanding under the Company's 1997 Stock Option Plan and 1998 Director Plan (the Plans) generally have vesting schedules of up to four years and options terminate after five to ten years or 90 days after termination of employment or contract.

The Company accounts for option grants in accordance with APB 25. Had compensation cost for option grants to employees under the Plans been determined consistent with the fair value provisions of SFAS No. 123, the effect on the Company's net loss would have been as follows (in thousands, except for per share data):

                                                                                                        Period from
                                                                                                      March 21, 1997
                                         Years ended December 31,                                       (Inception)
                          ---------------------------------------------------------------------       to December 31,
                                 1998                     1999                  2000                        2000
                        -----------------------    --------------------  --------------------  -----------------------------
Net loss as reported      $    (12,314)              $    (28,072)           $  (37,364)             $     (80,513)
Pro  forma  effect  of
SFAS No. 123                      (183)                    (1,074)               (5,412)                    (6,669)
                         ----------------------    --------------------  --------------------  -----------------------------
Pro forma net loss        $    (12,497)              $    (29,146)           $  (42,776)             $     (87,182)
                         ======================    ====================  ====================  =============================
Net  loss  per  common
share as reported         $      (0.55)              $      (0.94)           $    (1.04)             $       (3.21)
                         ======================    ====================  ====================  =============================
Pro  forma   loss  per
common share              $      (0.56)              $      (0.97)           $    (1.19)             $       (3.48)
                         ======================    ====================  ====================  =============================

A summary of the status of the Company's Plans is as follows:

                                                             Weighted
                                                             Average      Exercisable   Weighted Average
                                                            Exercise      at End of      Fair Value of
                                            Option Shares    Price          Year       Options Granted
                                          ------------------------------ ------------- -------------------
Outstanding at March 21, 1997
    Granted                                    297,000          $1.00                          $0.22
    Exercised                                       -              -
    Canceled                                        -              -
                                          ----------------
Outstanding at December 31, 1997               297,000           1.00       232,000
                                                                         =============
    Granted                                  2,507,660           4.18                          $2.40
    Exercised                                   (1,973)          1.00
    Canceled                                    (1,447)          1.00
                                          ----------------
Outstanding at December 31, 1998             2,801,240           3.85       761,609
                                                                         =============
                                                                                               $8.80
    Granted                                  2,877,430          11.35
    Exercised                                  (40,148)          3.69
    Canceled                                  (188,536)          9.28
                                          ----------------
Outstanding at December 31, 1999             5,449,986           7.59     1,922,041
                                                                         =============
    Granted                                  1,881,310          15.83                          $13.27
    Exercised                               (1,300,532)          4.36
    Canceled                                  (491,506)         11.70
                                          ----------------
Outstanding at December 31, 2000             5,539,258          10.92     2,067,302
                                                                         =============

There were 900,510 and 1,048,661 options available for grant under the Plans at December 31, 1999 and 2000, respectively.

As of December 31, 2000, the 5,539,258 options outstanding consisted of the following:

Options Outstanding                                                                                  Options Exercisable
--------------------------------------------------------------------------------------   -------------------------------------------
Range of Exercise  Number of Options      Weighted Average          Weighted Average         Number of Options     Weighted  Average
     Prices          Outstanding          Contractual Life          Exercise Price            Exercisable            Exercise Price
--------------------------------------------------------------------------------------   -------------------------------------------

 $0.00 to $3.50         266,939                 1.8                      $1.03                   254,654                $ 1.03
 $3.51 to $7.00       1,930,998                 4.8                      $5.38                 1,073,652                $ 5.23
 $7.01 to $10.50        175,900                 8.9                      $9.45                    13,446                $ 8.50
 $10.51 to $14.00     1,774,658                 6.6                     $12.78                   431,597                $12.86
 $14.01 to $17.50       781,556                 5.5                     $15.82                   199,654                $15.79
 $17.51 to $21.00       330,749                 7.9                     $19.46                    39,407                $19.65
 $21.01 to $24.50       166,000                 9.0                     $21.95                    28,124                $21.95
 $24.51 to $28.00        96,000                 4.9                     $25.88                    21,873                $25.92
 $28.01 to $31.50        15,000                 4.2                     $31.25                     3,437                $31.25
 $31.51 to $35.00         1,458                 0.1                     $35.00                    1,458                 $35.00
                    ---------------                                                        ------------------
                      5,539,258                                                                2,067,302
                    ===============                                                        ==================

The fair value of each option grant in 1997, 1998 and through July 22, 1999 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates ranging from 4.6 to 5.7 percent; expected dividend yield of 0 percent; expected life of four years for the Plan's options; and expected volatility of 0 percent.

The fair value of each option grant from July 22, 1999 through December 31, 1999 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates ranging from 5.8 to 6.1 percent; expected dividend yield of 0 percent; expected life of four years for the Plan's options; and expected volatility of 38 percent.

The fair value of each option grant in 2000 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants : risk-free interest rates ranging from 4.6 to 6.8 percent; expected dividend yield of 0 percent; expected life of four years for the Plan's options; and expected volatility of 105 percent.

6.   COMMITMENTS AND CONTINGENCIES:

Lease Commitments--The Company leases office space and research and testing laboratory space in various facilities under operating agreements expiring at various dates through 2010. Future minimum lease payments for the years ended December 31 are as follows (in thousands):

            2001.................        $  1,888
            2002..................          1,754
            2003..................          1,627
            2004.................           1,563
            2005..................          1,563
            Thereafter...........           6,953
                                         ---------
                      Total.....         $ 15,348
                                         =========

Rent expense for the years ended December 31, 1998, 1999 and 2000, and for the period from March 21, 1997 (inception), to December 31, 2000, was $0.4 million, $1.1 million, $1.5 million and $3.0 million, respectively.

Research and Development Funding and Technology Licenses--The Company uses experts and laboratories at universities and other institutions to perform research and development activities. Funding commitments to these institutions for the year ended December 31 are as follows (in thousands):

            2001..................           504
            2002..................           100
            2003..................           100
            2004..................           100
            2005..................           100
                                           ------
                      Total.....           $ 904
                                           ======

The Company has also licensed technology from certain institutions, for which it is required to pay a royalty upon future sales, subject to certain annual minimums.

Product Liability and Lack of Insurance--The Company is subject to the risk of exposure to product liability claims in the event that the use of Aldurazyme or rhASB results in adverse effects during testing or commercial sale. The BioMarin/Genzyme LLC and the Company do carry product liability insurance to cover the clinical trials of Aldurazyme and rhASB, respectively. There can be no assurance that the Company will be able to obtain product liability insurance coverage at economically reasonable rates or that such insurance will provide adequate coverage against all possible claims.

7.   RELATED-PARTY TRANSACTIONS:

The Company had contractual agreements for office space and certain administrative, research, and development functions with Glyko, Inc. prior to the acquisition date of October 7, 1998. BioMarin reimburses Glyko, Inc. for rent, salaries and related benefits, and other administrative costs. Glyko, Inc. also reimburses BioMarin for salaries and related benefits.

Reimbursement of expenses (in thousands):

                                                    Paid from         Paid from
                                                  Glyko, Inc. to     BioMarin to
                                                    BioMarin         Glyko, Inc.     Net, to Glyko, Inc.
                                                 ---------------- ---------------  ---------------------

Year ended December 31, 1998                      $   75           $     298          $   223
Year ended December 31, 1999                          68                 335              267
Year ended December 31, 2000                           -                 155              155
March 21, 1997 (inception) to December 31, 2000      276               1,162              886



During 1997 801,500 warrants were issued to an entity with which the former Chief Executive Officer and Chairman of the Board is affiliated (see Note 3).

Since October 8, 1998, GBL has agreed to pay the Company a monthly management fee for its services to GBL primarily relating to management, accounting, finance and government reporting. The Company had accrued receivables relating to these services for GBL of $37,500 and $8,765 for the years ended December 31, 1999 and 2000, respectively.

On April 13, 1999, the Company entered into a convertible note financing agreement in the amount of $26.0 million. Of this amount GBL purchased $4.3 million worth of such notes and LaMont Asset Management SA (LAM) purchased $9.7 million. A director of the Company is also the chairman of LAM. The Company also entered into an agency agreement with LAM pursuant to which the Company agreed to pay LAM a five percent cash commission on sales to certain note purchasers. On July 23, 1999, concurrent with the Company's IPO, the Company's convertible notes payable (including accrued interest) were converted into 2,672,020 shares of the Company's common stock at $10 per share. GBL's $4.3 million convertible note plus interest was converted to 441,911 shares and LAM's $9.7 million convertible note plus interest was converted to 996,869 shares.

Due to the terms of the collaborative agreement with Genzyme outlined in Note 8, Genzyme is considered to be a related party. See also Notes 1 and 8 for Genzyme related-party transactions.

8.   COLLABORATIVE AGREEMENTS:

Genzyme--Effective September 4, 1998, the Company entered into an agreement (the Collaboration Agreement) with Genzyme to establish a joint venture (BioMarin/Genzyme LLC) for the worldwide development and commercialization of Aldurazyme to treat MPS-I. In conjunction with the formation of the joint venture, the Company established a wholly-owned subsidiary, BioMarin Genetics, Inc. The Company has a 49 percent interest in the joint venture, BioMarin Genetics, Inc. has a 1 percent interest, and Genzyme has the remaining 50 percent interest.

Under the Collaboration Agreement, the Company and Genzyme are each required to make capital contributions to the joint venture in an amount equal to 50 percent of costs and expenses associated with the development and commercialization of Aldurazyme. The parties also agree to share the profits equally from such commercialization. In addition, Genzyme purchased 1,333,333 shares of the Company's common stock at $6 per share in a private placement for proceeds of $8.0 million and, concurrent with the IPO, purchased an additional 769,230 shares of the Company's common stock at the IPO price for an additional $10.0 million. Genzyme has also agreed to pay the Company $12.1 million in cash upon FDA approval of the biologics license application for Aldurazyme.

Other Agreements--The Company is engaged in research and development collaborations with various academic institutions, commercial research groups, and other entities. The agreements provide for sponsorship of research and development by the Company and may also provide for exclusive royalty-bearing intellectual property licenses or rights of first negotiation regarding licenses to intellectual property development under the collaborations. Typically, these agreements are terminable for cause by either party upon 90 days written notice.

9.   COMPENSATION PLANS:

Employment Agreements--The Company has entered into employment agreements with eight officers of the Company. Seven of these agreements are terminable without cause by the Company upon six months prior notice, or by the officer upon three months prior written notice to the Company, with the Company obligated to pay salary and benefits hereunder until such termination. In the employment agreement with the Company's Chief Executive Officer the agreement shall be renewed after three years for one additional three-year period unless either party gives nine months notice prior to the expiration of the initial three-year period. The annual salaries committed to under these agreements total approximately $2 million. In addition, three of the agreements provide for the payment of an annual cash bonus of up to 100 percent of the base annual salary of the three officers based upon the Company's market capitalization through June 30, 2000. Bonuses for the three officers totaled $294,000 in 2000.

401(k) Plan--The Company participates in the BioMarin Retirement Savings Plan. Most employees (Participants) are eligible to participate following the start of their employment, on the earlier of the next occurring January 1, April 1, July 1 or October 1. Participants may contribute up to 15 percent of their current compensation to the 401(k) Plan or an amount up to a statutorily prescribed annual limit. The Company pays the direct expenses of the 401(k) Plan and matches 25% of the first 2% contributed to the employee accounts. The Company's matching contribution vests over four years from employment commencement.

1998 Employee Stock Purchase Plan--In December 1998 the Board adopted, and in January 1999 the stockholders approved, the 1998 Employee Stock Purchase Plan (the 1998 Purchase Plan). A total of 250,000 shares of Company common stock has been reserved for issuance under the 1998 Purchase Plan, plus annual increases equal to the lesser of 0.5 percent of the outstanding capital stock, 200,000 shares, or a lesser amount set by the Board. As of December 31, 2000, 28,431 shares have been issued under the 1998 Purchase Plan.

10.   SUPPLEMENTAL CASH FLOW INFORMATION:

The following non-cash transactions took place in the periods presented (in thousands):


                                                                                                                Period from March
                                                                                                                    21, 1997
                                                                    Year Ended December 31,                     (Inception) to
                                                     ------------------------------------------------------        December 31,
                                                          1998             1999                2000                   2000
                                                     ------------------------------------------------------    --------------------
Common stock issued upon conversion of
  convertible notes plus interest                      $     -           $ 25,615           $    -                  $25,615
Common stock issued in exchange for notes                    -                 -                 -                   20,500
Common stock and common stock warrants
  issued in exchange for brokerage services                588                 -                 -                    1,518
Bridge loan converted to common stock                        -                 -                 -                      880
Common stock surrendered by stockholders
  for payment of principal and interest                      -                 -                170                     170
Compensation in the form of common stock
  and common stock options                                   -                 -                  -                      18


11.   CARSON STREET CLOSURE

During the first quarter of 2000, the Company decided to close its Carson Street clinical manufacturing facility. In connection with this decision, the Company recorded a charge of approximately $4.4 million. The facility was no longer required for the production of Aldurazyme, the initial purpose of the plant, after a decision by the BioMarin/Genzyme LLC joint venture to use the Company's Galli Drive facility for the manufacture of bulk Aldurazyme both for the Phase III trial and for the commercial launch of Aldurazyme. This decision was based in part on U.S. Food and Drug Administration guidance to use an improved production process, which was installed in the Galli Drive facility, for the clinical trial, the biologics license application submission and for commercial production. The majority of the Company's technical staff at the Carson Street facility in Torrance, California transferred to the Galli Drive facility in Novato, California in May. The charge primarily consisted of impairment reserves for leasehold improvements and equipment located in the Carson Street facility.

12.   SUBSEQUENT EVENT

In January 2001, the Company signed an agreement with Acqua Wellington North American Equities Fund Ltd. (Acqua Wellington) whereby Acqua Wellington will make an equity investment in the Company of up to $50 million. Subject to certain conditions, including the market price of BioMarin stock, these funds will be drawn down, at the Company's option, over the course of the next 20 months from sales of registered common stock to be sold at a small discount to the market price.

In the initial transaction under this agreement on February 2, 2001, Acqua Wellington purchased $1 million of the Company's common stock at $9.85 per share.

13.  QUARTERLY CONSOLIDATED FINANCIAL DATA (unaudited)

The Company's quarterly operating results have fluctuated in the past and may continue to do so in the future as a result of a number of factors, including, but not limited to, the completion of development projects and variations in levels of production.

The Company's common stock has been traded on the NASDAQ Stock Market since July 22, 1999. There were 64 common stockholders of record at December 31, 2000. No dividends were paid for the years ended December 31, 2000 and 1999.


                                                                  Quarter Ended
                                        -------------------------------------------------------------------
                                           March 31,        June 30,      September 30,    December 31,
2000                                                  (In thousands, except per share data)

Total revenue                             $  3,298       $  3,083          $  2,807         $  3,138
Loss from operations                       (11,965)        (7,188)           (8,247)         (10,024)
Net loss                                   (11,736)        (7,086)           (8,148)         (10,394)
Net loss per share, basic and diluted        (0.34)         (0.20)            (0.23)           (0.28)
Common stock price per share:
  High                                    $ 38.750       $ 27.750          $ 21.750         $  17.62
  Low                                       12.750         16.750            16.375            7.156


                                                                  Quarter Ended
                                        -------------------------------------------------------------------
                                           March 31,        June 30,      September 30,    December 31,
1999                                                  (In thousands, except per share data)

Total revenue                              $  1,104      $  1,557          $  1,999         $  2,315
Loss from operations                        (4,583)        (6,145)           (7,732)          (9,040)
Net loss                                    (4,609)        (6,782)           (7,643)          (9,038)
Net loss per share, basic and diluted       (0.18)          (0.26)            (0.24)           (0.26)
Common stock price per share:
   High                                        N/A           N/A           $ 18.750         $ 17.000
   Low                                         N/A           N/A             11.625           11.625



                                 Schedule 6.1(n)

                             REGISTRATION EXCEPTIONS



BioMarin has filed all of its Exchange Act reports for the previous 24 months.

                                Schedule 11.1(a)
                                ----------------

                                   CERTIFICATE
                       RE: REPRESENTATIONS AND WARRANTIES

TO: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group")
                             ----------

FROM: BioMarin Pharmaceutical Inc. and BioMarin Enzymes Inc. (collectively, the "BioMarin U.S. Group")
              -------------------

RE: United States Asset Purchase Agreement dated as of October __, 2001 among the IBEX Group and the BioMarin U.S. Group


The members of the BioMarin U.S. Group do hereby jointly and severally certify to the members of the IBEX Group that the representations and warranties of the members of the BioMarin U.S. Group made in the United States Asset Purchase Agreement are true, correct and accurate in all material respects (except where already qualified as to materiality) on the date hereof with the same force and effect, as if made on and as of the date hereof.


DATED at __________________________________ as of October __, 2001.


                                 BIOMARIN PHARMACEUTICAL INC.

                                 By:      ___________________________________
                                 Name: ___________________________________
                                 Its:       __________________________________


                                 BIOMARIN ENZYMES INC.


                                 By:      ___________________________________
                                 Name: ___________________________________
                                 Its:       __________________________________

                                Schedule 11.1(b)
                                ----------------


                                   CERTIFICATE
                                 RE: CONDITIONS

TO: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group")

FROM: BioMarin Pharmaceutical Inc. and BioMarin Enzymes Inc. (collectively, the "BioMarin U.S. Group")

RE: United States Asset Purchase Agreement dated as of October __, 2001 among the IBEX Group and the BioMarin U.S. Group


The members of the BioMarin U.S. Group do hereby jointly and severally certify to the members of the IBEX Group that all covenants and agreements agreed to be performed or caused to be performed by each member of the BioMarin U.S. Group in the United States Asset Purchase Agreement on or before the date hereof have been so performed.


DATED at __________________________________ as of October __, 2001.


                                BIOMARIN PHARMACEUTICAL INC.

                                By:      ___________________________________
                                Name: ___________________________________
                                Its:       __________________________________


                                BIOMARIN ENZYMES INC.

                                By:      ___________________________________
                                Name: ___________________________________
                                Its:       __________________________________

                                Schedule 11.1(d)
                                ----------------



                              ASSUMPTION AGREEMENT

                             Dated October __, 2001


                  This Assumption Agreement (this "Agreement") is made pursuant to that certain United States Asset Purchase Agreement (the "Purchase Agreement") dated as of October __, 2001, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), BIOMARIN ENZYMES INC., a Delaware corporation ("BioMarin US") (BioMarin and BioMarin US are collectively referred to as the "BioMarin Group"), on the one hand, and IBEX TECHNOLOGIES INC., a Canadian corporation ("IBEX"), IBEX PHARMACEUTICALS INC., a Canadian corporation ("IBEX Pharma"), IBEX TECHNOLOGIES LLC, a Delaware limited liability company ("IBEX LLC"), IBEX TECHNOLOGIES CORP., a Delaware corporation ("IBEX Corp.") and TECHNOLOGIES IBEX R & D INC., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D") (IBEX, IBEX Pharma and IBEX R & D are collectively referred to as the "Vendors"), on the other hand. Any capitalized term used in this Assignment but not defined herein shall have the meaning assigned to such term in the Purchase Agreement.

         In consideration of the sale, pursuant to the Purchase Agreement, by the Vendors to BioMarin US of the Worldwide Assets, the BioMarin Group hereby assumes the Assumed Worldwide Liabilities pursuant to Section 2.4 and Section
2.6 of the Purchase Agreement. This Agreement is made and accepted subject to the provisions of the Purchase Agreement.

         For the consideration aforesaid, the BioMarin Group has covenanted, and by this Agreement does covenant, with the Vendors that the BioMarin Group and its successors and assigns, will execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the assumption of the Assumed Worldwide Liabilities.

         No Party may assign this Agreement or any part hereof without the prior written consent of the other Parties which may not be unreasonably withheld. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

         This Agreement shall be governed by the laws of the State of Delaware and the Parties hereby irrevocably attorn to the federal and state courts of the State of California sitting in San Francisco, California. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts with respect to such matters. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding in any of such courts or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, this Assumption Agreement has been duly executed and delivered by the duly authorized of officers of the BioMarin Group and the Vendors as of the date first written above.



THE BIOMARIN GROUP:                        VENDORS:

BIOMARIN PHARMACEUTICAL INC.               IBEX TECHNOLOGIES INC.

By:      ____________________________      By:      ____________________________
Name:    ____________________________      Name:    ____________________________
Title:   ____________________________      Title:   ____________________________

BIOMARIN ENZYMES INC.                      IBEX PHARMACEUTICALS INC.


By:      ____________________________      By:      ____________________________
Name:    ____________________________      Name:    ____________________________
Title:   ____________________________      Title:   ____________________________

                                           TECHNOLOGIES IBEX R & D INC.

                                           By:      ____________________________
                                           Name:    ____________________________
                                           Title:   ____________________________

                                           IBEX TECHNOLOGIES LLC

                                           By:      ____________________________
                                           Name:    ____________________________
                                           Title:   ____________________________

                                           IBEX TECHNOLOGIES CORP.

                                           By:      ____________________________
                                           Name:    ____________________________
                                           Title:   ____________________________

                         Schedule 11.1(e) - U.S. Opinion
                         -------------------------------


                                                                           DRAFT


October __, 2001                                                     32348.00003


IBEX Technologies Inc.                                 IBEX Pharmaceuticals Inc.
5485 Pare                                              5485 Pare
Montreal, Quebec H4P 1P7                               Montreal, Quebec H4P 1P7

IBEX Technologies LLC                                  IBEX Technologies Corp.
5485 Pare                                              5485 Pare
Montreal, Quebec H4P 1P7                               Montreal, Quebec H4P 1P7

Technologies IBEX R & D Inc.
5485 Pare
Montreal, Quebec H4P 1P7

Ladies and Gentlemen:

We have acted as special counsel to BioMarin Pharmaceutical Inc., a Delaware corporation ("Biomarin") and BioMarin Enzymes Inc., a Delaware corporation ("BioMarin Sub" and, together with BioMarin, the "BioMarin U.S. Group"), in connection with that certain United States Purchase Agreement ("U.S. Agreement") dated as of October ___, 2001, by and among BioMarin and BioMarin Sub, on the one hand, and IBEX Technologies Inc., a Canadian corporation ("IBEX"), IBEX Pharmaceuticals Inc., a Canadian corporation ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and Technologies IBEX R & D Inc., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D," together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group") on the other hand, and in connection with that certain Canadian Purchase Agreement ("Canadian Agreement" and, together with the U.S. Agreement, the "Agreements") dated as of October ___, 2001 by and among BioMarin and BioMarin Pharmaceutical Nova Scotia Company, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS"), on the one hand, and the members of the IBEX Group, on the other hand. The members of the BioMarin U.S. Group, BioMarin NS, and the members of the IBEX Group shall be referred to herein collectively from time to time as the "Parties." We have been asked to provide this opinion letter in accordance with the requirements set forth in Section [12.1(w)] of the U.S. Agreement and Section 11.1(f) of the Canadian Agreement. Capitalized terms used but not defined in this letter shall have the meanings ascribed to such terms in the applicable Agreement.

October __, 2001
Page 2


In connection with the foregoing, we have examined (i) the U.S. Agreement, (ii) the Canadian Agreement, (iii) the certificate of incorporation of each of BioMarin and BioMarin Sub, as amended through the date hereof, (iv) the bylaws of each of BioMarin and BioMarin Sub, each of which has been certified to us by an officer of each of BioMarin and BioMarin Sub, (v) certificates of officers of each of BioMarin and BioMarin Sub, (vi) certificates of public officials as we have deemed necessary or advisable, and (vii) such other documents, records, certificates and instruments as we have deemed necessary or advisable in order to render the opinions expressed herein.

In such examination and in rendering our opinion, we have assumed the authenticity of all original documents and company records submitted to us, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original, executed documents of all copies and photocopies submitted to us, the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (other than the Agreements), that there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of the U.S. Agreement or the Canadian Agreement, and that all parties will act in accordance with and will refrain from taking any action that is forbidden by either Agreement. As to various questions of fact material to this opinion, without investigation, we have relied upon statements or certificates of officers or authorized persons of each member of the BioMarin U.S. Group and of public officials and others, as well as the accuracy of representations and warranties made by the members of the BioMarin U.S. Group in the Agreements, and we assume compliance on the part of all the Parties with their covenants and agreements contained therein. We have also assumed that the offer, issuance or sale of securities under the Agreements will not be integrated for purposes of Rule 4350 of the Nasdaq listing requirements with the offer, issuance or sale of any securities to any investor consummated within the six months preceding the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the good standing certificates of each of the members of the BioMarin U.S. Group.

In rendering our opinions set forth in paragraph 7 below, we have not made any independent investigation of court records to determine whether any action, suit, arbitration, claim or proceeding has been filed and our opinions are based solely upon a written certificate provided to us by the Secretary of the Company.

As used in this letter, the expression "to our knowledge" or "of which we have knowledge" or phrases of like import with reference to matters of fact means that, after an examination of documents made available to us by members of the BioMarin U.S. Group and after inquiries of officers or authorized persons of the

October __, 2001
Page 3

BioMarin U.S. Group, we have no reason to believe that the opinions expressed herein are factually incorrect; but beyond that we have made no independent factual investigation for the purpose of rendering this opinion. Moreover, "knowledge" of this Firm is limited to the individual attorneys in the Firm who have represented the BioMarin U.S. Group in connection with the Agreements. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the BioMarin U.S. Group or the rendering of the opinions set forth below.

On the basis of the foregoing examinations and assumptions contained herein and in reliance thereon, and on all matters of fact that we deem relevant under the circumstances, and upon consideration of applicable law, subject to the qualifications herein stated, we are of the opinion that:

         1. Each of BioMarin and BioMarin Sub has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. Each of BioMarin and BioMarin Sub has all requisite corporate power and authority to enter into the Canadian Agreement, in the case of BioMarin, and the U.S. Agreement, in the case of BioMarin and BioMarin Sub, and to consummate the transactions contemplated thereby.

         3. Each of BioMarin and BioMarin Sub has duly executed each of the Agreements to which it is a party, and each of BioMarin and BioMarin Sub has taken all necessary corporate action to authorize and approve the execution, delivery and performance on its part of the Agreements executed by it and the consummation of the transactions contemplated thereby.

         4. Each of the Canadian Agreement and the U.S. Agreement constitutes the valid and binding obligation of BioMarin, enforceable against BioMarin in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other law relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The U.S. Agreement constitutes the valid and binding obligation of BioMarin Sub, enforceable against BioMarin Sub in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other law relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity

October __, 2001
Page 4

(regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. The BioMarin Canadian Transaction Shares and the BioMarin Worldwide Shares are duly authorized and, when issued in accordance with the Agreements, will be validly issued, fully paid and nonassessable, free and clear of all liens and restrictions, other than those imposed by Section 7.3 of the U.S. Agreement and Section 7.3 of the Canadian Agreement, the Securities Act and other applicable securities laws or those created or suffered by any member of the IBEX Group.

         6. The shares of common stock of BioMarin issuable upon exercise of the BioMarin Options are duly authorized and, when issued in accordance with the terms of the Certificate and the BioMarin Options, respectively, will be validly issued, fully paid and nonassessable and free and clear of all liens and restrictions, other than those created or suffered by any member of the IBEX Group or those imposed by the Securities Act or other applicable securities laws or either Agreement.

         7. To our knowledge, and without having performed any due diligence review with respect to either BioMarin or BioMarin Sub, there is no legal action, suit, arbitration or other legal proceeding pending against any member of the BioMarin U.S. Group before any court. To our knowledge, neither BioMarin nor BioMarin Sub is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any government agency or instrumentality listed on Attachment No. 1 hereto.

The opinions set forth above are subject to the following limitations and qualifications:

              A. Our opinions in paragraphs 1, 2 and 3 are limited to the Delaware General Corporate Law as it exists on the date hereof. With respect to our opinions in paragraphs 4, 5, 6, and 7 of our opinions are limited in all respects to the laws of the State of California and the United States of America as they exist on the date hereof. Except as set forth in this clause, we do not opine as to the applicability or effect of the laws of any other jurisdiction including, without limitation, Canadian law or the laws of Quebec or of any other Province of Canada, or any other laws of the State of Delaware. Our opinion on California law does not extend to municipal ordinances or laws of counties or other political subdivisions of such State.

              B. We call your attention to the fact that the U.S. Agreement states that it is governed by Delaware law and the Canadian Agreement states that it is governed by the laws of the Province of Quebec, and we are not rendering any opinion with respect to the laws of the Province of Quebec or the laws of the State of Delaware, except as expressly described in clause A above

October __, 2001
Page 5

with respect to Delaware General Corporate Law. We have not examined the question of what law would govern the interpretation, validity or enforcement of the Agreements and we express no opinion thereon. In addition, we express no opinion as to whether California law would govern the interpretation, validity or enforcement of the Agreements, and we have no reason to believe that California law would govern such matters.

              C. We express no opinion as to any federal or state securities, antitrust or unfair competition laws or regulations nor as to the effect of non-compliance by any member of the IBEX Group with any state or federal laws or regulations that are applicable to the transactions contemplated by the Agreements because of the nature of its businesses or the manner in which they are conducted.

              D. We express no opinion as to the enforceability of any covenant in either Agreement obligating BioMarin or BioMarin Sub to indemnify any person or entity, or having the same or substantially the same effect as indemnification.

              E. We express no opinion as to the enforceability of any provision in either Agreement regarding a party's ability or right to collect attorneys' fees and costs in an action involving such Agreement.

              F. We express no opinion as to any non-competition clause or covenant in any document or agreement to be delivered under the terms of either Agreement.

              G. Except as provided herein, we express no opinion with respect to the enforceability of any agreement, contract or instrument referred to, identified in or attached (whether as an exhibit, annex, schedule or otherwise) to either Agreement.

              H. We have assumed there is no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the U.S. Agreement, the Canadian Agreement or any of the transactions contemplated thereby.

              I. We express no opinion as to the effect of any provision of either Agreement which relates to waiving defenses or releasing or indemnifying a party against liability for its own wrongful or negligent acts, or where waivers or indemnifications are limited by applicable law or public policy.

              J. We express no opinion with respect to the enforceability of any provision in either Agreement to the effect that terms may not be waived or modified except in writing and advise you that such provisions may be limited under certain circumstances.

October __, 2001
Page 6

              K. We express no opinion as to the validity, effect or enforceability of any provision of either Agreement concerning choice of law, choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

This opinion letter deals only with the specified legal issues it explicitly addresses, and no opinion that is not explicitly addressed should be inferred from any matter stated in this letter.

This opinion is furnished to you by us as special counsel for BioMarin and BioMarin Sub in connection with the matters described in the first paragraph of this letter, and is solely for your benefit. This opinion may not be delivered to or relied upon by any other person or for any other purpose, and may not be referred to or quoted from, without our express prior written consent. This opinion is rendered to you as of the date hereof, and we assume no obligation to update you with respect to the matters set forth herein.

Very truly yours,

October __, 2001
Page 7



                                Attachment No. 1
                                ----------------

                Courts, Government Agencies and Instrumentalities

                                Schedule 11.1(f)
                                ----------------

                                LICENSE AGREEMENT
                                -----------------

         THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of ______________, 2001 (the "Effective Date"), by and among BioMarin Pharmaceutical Inc., having its principal place of business at 371 Bel Marin Keys Boulevard, Suite 210, Novato, California 94949, U.S.A. ("BioMarin Parent"), BioMarin Pharmaceutical Nova Scotia Company, having its principal place of business at __________________________ ("BioMarin NS"), BioMarin Enzymes Inc., having its principal place of business at 371 Bel Marin Keys Boulevard, Suite 210, Novato, California 94949, U.S.A. ("BioMarin US" and together with BioMarin Parent and BioMarin NS, "BioMarin"), and IBEX Pharmaceuticals Inc., having its principal place of business at 5485 Pare Street, Montreal, Quebec H4P 1P7, Canada ("IBEX Pharma" and together with its Affiliates (as defined below), "IBEX"). Each of BioMarin and IBEX may be referred to herein individually as a "Party" and collectively as the "Parties."

         WHEREAS, BioMarin NS, BioMarin Parent and IBEX have entered into a Canadian Asset Purchase Agreement dated as of October __, 2001 (the "Canadian Purchase Agreement"), whereby BioMarin has acquired the Patent Rights (as defined below) which are located in Canada;

         WHEREAS, BioMarin US, BioMarin Parent and IBEX have entered into a United States Asset Purchase Agreement dated as of October __, 2001 (the "U.S. Purchase Agreement" and together with the Canadian Purchase Agreement, the "Purchase Agreements"), whereby BioMarin has acquired the Patent Rights which are located in the rest of the world other than Canada; and

         WHEREAS, pursuant to the Purchase Agreements, the Parties have agreed to enter into this Agreement, whereby IBEX would license on an exclusive basis from BioMarin certain of the Patent Rights (as defined below) for certain uses;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, BioMarin and IBEX hereby agree as follows:


                             ARTICLE I - DEFINITIONS
                             -----------------------

              1.01 "Affiliate" means any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with one of the Parties hereto. "Controls" (including "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other business entity, whether through the ownership of voting securities, by contract or otherwise.

              1.02  "Agreement" means this License Agreement.

              1.03 "Assigned Patent Rights" means those Patent Rights included within IBEX Group Canadian Intellectual Property (as defined in the Canadian Purchase Agreement) and the IBEX Group Worldwide Intellectual Property (as defined in the U.S. Purchase Agreement) transferred from the IBEX Group to BioMarin under the Purchase Agreements.

              1.04 "Cell Lines" means the cell lines transferred from the IBEX Group to BioMarin under the Purchase Agreements.

              1.05 "Confidential Information" means any confidential or proprietary information which is provided by one Party to the other Party in accordance with or relating to the subject matter of this Agreement. Notwithstanding the foregoing, "Confidential Information" shall not include any information which:

                    (a) is or becomes known publicly through no fault of the Receiving Party;
                    (b) is obtained by the Receiving Party from a third party entitled to disclose it;
                    (c) is already known to the Receiving Party at the time of disclosure under this Agreement or under previous agreements between the Parties, including the Purchase Agreements; or
                    (d) is developed by the Receiving Party independent of any disclosure made hereunder or under previous agreements between the Parties, including the Purchase Agreements, which can be demonstrated by written or other documentary evidence.

                  For purposes of this Agreement, all information relating to any patent applications included within the Patent Rights and the use thereof shall be included in the definition of "Confidential Information." For purposes of this Agreement, specific information disclosed as a part of Confidential Information shall not be deemed to be in the public domain or in the prior possession of the Receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the Receiving Party.

              1.06 "Diagnostic and Research Reagent Field of Use" means diagnostic and research reagent uses only. For purposes of this Agreement, a "diagnostic use" shall mean a use which involves the testing of samples from patients, whether as part of a diagnostic test system or as a research reagent in a diagnostic laboratory procedure.

              1.07 "Diagnostic and Research Reagent Licensed Products" means Licensed Products in the Diagnostic and Research Reagent Field of Use.

              1.08 "Heparin Assay Patents" means the Patents relating to "The Heparinase Activated Clotting Time: A New Coagulation Test"; Inventors: Judah Folkman, Robert L. Hannon, Robert S. Langer, Jr., and Robert W. Thompson, consisting of M.I.T. Case No. 4176, US Patent No. 4795703 entitled "Heparin Assay", Austria Patent No. 75503 entitled "Heparin Assay", Belgium Patent No. 0259463 entitled "Heparin Assay", Canada Patent No. 1288673 entitled "Heparin Assay", Denmark Serial No. 5832/87 entitled "Heparin Assay" (Pending), EPC Patent No. 0259463 entitled "Heparin Assay", France Patent No. 0259463 entitled "Heparin Assay", Germany Patent No. P3778616.4 entitled "Heparin Assay", Italy Patent No. 0259463 entitled "Heparin Assay", Japan Patent No. 2632525 entitled "Heparin Assay", Luxembourg Patent No. 0259463 entitled "Heparin Assay", Netherlands Patent No. 0259463 entitled "Heparin Assay", Sweden Patent No. 0259463 entitled "Heparin Assay", Switzerland Patent No. 0259463 entitled "Heparin Assay", United Kingdom Patent No. 0259463 entitled "Heparin Assay", and any patents issued thereon and any continuations, continuations-in-part, divisions and substitutions of any such patents and all renewals, reissues and extensions of any such patents.

              1.09 "Licensed Product" means any product whose manufacture, use, offer for sale or sale would, but for this Agreement, infringe a Valid Claim in the country for which such product is manufactured, used, offered for sale or sold.

              1.10 "Limited Therapeutic Field of Use" means human therapeutic uses proposed by IBEX for human disease indications other than those indications being pursued by BioMarin at the time which IBEX proposes such use.

              1.11 "Limited Therapeutic Licensed Products" means Licensed Products in the Limited Therapeutic Field of Use which are permitted in accordance with Article III.

              1.12 "Limited Therapeutic Patent Rights" shall mean all subject matter claimed in the following:
              (a)   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX and any patent issued thereon and any continuations, continuations-in-part, divisions and substitutions of any such patent and all renewals, reissues and extensions of any such patent; and
              (b) Any foreign patents and/or applications that are counterparts of a patent described in subparagraph 1.12(a), including any patent or application that claims subject matter claimed in, or takes priority from, a patent described in subparagraph 1.12(a).

              1.13 "Patent Rights" shall mean patent applications, patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms, renewals, continuations, continuations-in-part, divisions, patents-of-addition, and/or reissues of any patent.

              1.14 "Valid Claim" shall mean a claim of an issued patent included within the Patent Rights, which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.


           ARTICLE II - DIAGNOSTIC AND RESEARCH REAGENT LICENSE GRANT
           ----------------------------------------------------------

              2.01 Subject to the terms and conditions of this Agreement, BioMarin hereby grants to IBEX Pharma and its subsidiaries an exclusive (except as to BioMarin and its Affiliates with respect to the research reagent field of use other than the Heparinase I enzyme research reagent), royalty-free worldwide license, with the right to sublicense, under the Assigned Patent Rights and the Cell Lines to make, use, offer to sell and sell Diagnostic and Research Reagent Licensed Products in the Diagnostic and Research Reagent Field of Use.

              2.02 Except as expressly provided in Article III with respect to Limited Therapeutic Licensed Products, IBEX shall have no rights under the Assigned Patent Rights or the Cell Lines hereunder outside the Diagnostic and Research Reagent Field of Use.


                 ARTICLE III - LIMITED THERAPEUTIC LICENSE GRANT
                 -----------------------------------------------

              3.01 Subject to the terms and conditions of this Article III and the remainder of this Agreement, BioMarin hereby grants to IBEX Pharma an exclusive (except as to BioMarin and its Affiliates), royalty-free (except as provided in Section 9.03) worldwide license, without the right to sublicense (except as provided in Section 9.03), under the Limited Therapeutic Patent Rights and the Cell Lines to make, use, offer to sell and sell up to three (3) Limited Therapeutic Licensed Products in the Limited Therapeutic Field of Use.

              3.02 IBEX Pharma shall have no right to any license under the Limited Therapeutic Patent Rights and the Cell Lines with respect to any Limited Therapeutic Licensed Product unless and until (a) IBEX Pharma notifies BioMarin of its intent to pursue a Limited Therapeutic Licensed Product and (b) BioMarin verifies that such Limited Therapeutic Licensed Product is in the Limited Therapeutic Field of Use (i.e., such Licensed Product is for a human disease indication other than any indication then being pursued by BioMarin at the time which IBEX proposes such use).

              3.03  The license granted by BioMarin to IBEX Pharma under this
Article III shall not extend to any of the Assigned Patent Rights other than the Limited Therapeutic Patent Rights.

                    ARTICLE IV - HEPARIN ASSAY LICENSE GRANT
                    ----------------------------------------

              4.01 Subject to the terms and conditions of this Agreement, BioMarin hereby grants to IBEX Pharma and its subsidiaries an exclusive, royalty-free worldwide license, with the right to sublicense, under the Heparin Assay Patents to make, use, offer to sell and sell Diagnostic and Research Reagent Licensed Products in the Diagnostic and Research Reagent Field of Use.


                           ARTICLE V - CONFIDENTIALITY
                           ---------------------------

              5.01 During the Term and for a period of five (5) years thereafter, BioMarin and IBEX each (in such capacity, the "Receiving Party") shall use their respective best efforts to protect the confidentiality of Confidential Information provided to it by the other Party (the "Disclosing Party") and shall not use such Confidential Information except for the purposes of this Agreement. The Receiving Party shall only disclose Confidential Information of the Disclosing Party to those of its employees with a need to know such information for purposes of performance of the Receiving Party's business as permitted under this Agreement. Such employees shall be bound by the duties of confidentiality set forth in this Article V, and the Receiving Party shall be responsible for any violation of this Article V by any such employee.

              5.02 Notwithstanding any other provisions in this Agreement, the Receiving Party may disclose Confidential Information to the extent required by any applicable law, regulation, or court or governmental order; provided that the Receiving Party gives the Disclosing Party reasonable advance written notice of any such disclosure or any request or demand for such disclosure.

              5.03 It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Article V by the Receiving Party, and that the Disclosing Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for such breach. Such remedies shall not be the exclusive remedies for a breach of this Article V but shall be in addition to all other remedies available at law or equity to the Disclosing Party.


     ARTICLE VI - REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNIFICATION
     -----------------------------------------------------------------------

              6.01  BioMarin represents and warrants that:
              (a) it has the right to enter into this Agreement, to fully comply with the terms and conditions of this Agreement, and to grant to IBEX the rights and licenses granted herein;
              (b) this Agreement is a legal and valid obligation binding upon BioMarin, enforceable against BioMarin in accordance with its terms;
              (c) the execution and delivery of this Agreement and the performance of its obligations hereunder do not and shall not conflict with any agreement to which BioMarin is a party or by which it is bound; and
              (d) the execution and delivery of this Agreement and the performance of its obligations hereunder do not require the consent of any third party.

              6.02  IBEX represents and warrants that:

              (a) it has the right to enter into this Agreement and to fully comply with the terms and conditions of this Agreement;
              (b) this Agreement is a legal and valid obligation binding upon IBEX, enforceable against IBEX in accordance with its terms;

              (c) the execution and delivery of this Agreement and the performance of its obligations hereunder do not and shall not conflict with any agreement to which IBEX is a party or by which it is bound; and
              (d) the execution and delivery of this Agreement and the performance of its obligations hereunder do not require the consent of any third party.


              6.03  Nothing in this Agreement shall be read or construed as:
              (a) a warranty or representation as to the commercial utility of the Licensed Products or any product based on the Assigned Patent Rights;
              (b) a warranty or representation that any pending application within the Assigned Patent Rights will mature into an issued patent;
              (c) a warranty or representation as to the validity or scope of any Assigned Patent Rights;
              (d) a warranty or representation that anything made, used, or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights or trademarks of third parties; or
              (e) an obligation on the part of BioMarin to bring or prosecute actions or suits against third parties for infringement.

              6.04 IBEX further warrants that any manufacture, use and/or sale of Licensed Product(s) by IBEX shall be in substantial compliance with all material laws, regulations, and necessary governmental permits and approvals that are applicable. IBEX covenants that it shall use commercially reasonable efforts to cause its sublicensees to agree to be in substantial compliance with all material laws, regulations and necessary governmental permits and approvals that are applicable.

              6.05 IBEX hereby covenants and agrees to never, anywhere in the world, institute any action or suit at law or in equity against BioMarin or its Affiliates to invalidate or otherwise challenge the validity or enforceability of any of the Assigned Patent Rights.

              6.06 IBEX hereby indemnifies and holds BioMarin and its Affiliates harmless from and against any damages, claims, actions, losses, liabilities and expenses (including without limitation legal fees and expenses) of any nature arising out of IBEX's making, using, selling or offering to sell Licensed Products.


                 ARTICLE VII - PATENT PROSECUTION & MAINTENANCE
                 ----------------------------------------------

              7.01 BioMarin shall have sole control over all prosecution and maintenance of the Assigned Patent Rights, using counsel selected by BioMarin.


            ARTICLE VIII - PATENT ENFORCEMENT AND THIRD PARTY PATENTS
            ---------------------------------------------------------

              8.01 BioMarin intends, but shall not be obligated, to protect its interests in any Assigned Patent Rights from infringement by third parties and to prosecute infringers or otherwise act to eliminate infringement when, in the sole judgement of BioMarin, such action is necessary, proper and justified. If within sixty (60) days after written request by IBEX, BioMarin elects not to enforce any of the Assigned Patent Rights against any third party, IBEX shall have the right, but not the obligation, upon the written approval of BioMarin to seek to enforce the Assigned Patent Rights against such third party. BioMarin shall have the right to reasonably withhold its approval of such enforcement of the Assigned Patent Rights if BioMarin believes that such enforcement would have an adverse impact upon the scope or the validity of the Assigned Patent Rights.

                  In the event that BioMarin approves IBEX's right to enforce the Assigned Patent Rights in accordance with this Section 8.01, IBEX shall consult with BioMarin and keep BioMarin regularly advised of IBEX's strategies, plans, progress and results of any such enforcement action, and IBEX shall bear all associated costs and expenses. IBEX shall not enter into any settlement action or agree to any settlement arrangement, or take any action that may negatively impact the Assigned Patent Rights, without the express prior written consent of BioMarin.

              8.02  IBEX will promptly notify BioMarin upon becoming aware of
(a) any third party claim or action against IBEX and/or BioMarin for infringement of third party Patent Rights through the making, using or selling Licensed Products or (b) any third party infringement of the Assigned Patent Rights, and provide BioMarin of evidence of the alleged infringement. BioMarin shall have the sole right and discretion with respect to preventing and/or causing the discontinuance of any infringement of the Assigned Patent Rights. IBEX agrees that it will, at BioMarin's request and expense, furnish such reasonable assistance as may be required to assist in preventing or discontinuing any such infringement.


                        ARTICLE IX - TERM AND TERMINATION
                        ---------------------------------

              9.01 This Agreement shall become effective as of the Effective Date and, unless earlier terminated, the Agreement shall remain in full force and effect until the last to expire of the patents within the Assigned Patent Rights (the "Term"). The license granted pursuant to Article II shall remain in full force and effect through the expiration of the Term. The license granted pursuant to Article III shall be effective for a period through the earlier to occur of (a) a Third Party Acquisition of IBEX or (b) five (5) years from the date of this Agreement; provided, however, that if prior to such Third Party Acquisition of IBEX or the expiration of such five year period, IBEX has entered into a license for a particular Limited Therapeutic Licensed Product in accordance with Article III, the license granted pursuant to Article III with respect to such Limited Therapeutic Licensed Product shall remain in full force and effect through the expiration of the Term.

              9.02 BioMarin shall have the right to terminate this Agreement in the event of material breach or default by IBEX if such breach or default has not been cured within thirty (30) calendar days after written notice of the breach to BioMarin.

              9.03 Immediately upon the consummation of a transaction (a "Third Party Transaction") whereby IBEX assigns, transfers or sublicenses all or a material portion of its rights under Article III hereunder to a third party, IBEX hereby acknowledges and agrees that BioMarin shall be entitled to fifty percent of all payments received by IBEX in connection with such Third Party Transaction (including without limitation up-front payments, license fees, royalties, shares of profits and milestone payments). In the case of a Third Party Transaction involving a merger, consolidation, share exchange, business combination or other similar transaction (a "Third Party Acquisition"), the calculation of payments in subsection (a) of the preceding sentence shall be made based upon the allocation of the purchase price in the Third Party Acquisition to the rights licensed to IBEX under Article III.

              9.04 IBEX shall have the right to terminate its license rights under this Agreement for any or no reason, effective upon ninety (90) days notice in writing to BioMarin. IBEX may so terminate with respect to the entire Agreement or with respect to one or more patent applications within the Assigned Patent Rights.

              9.05 At BioMarin's option, IBEX shall upon termination of this Agreement either return to BioMarin all Confidential Information of BioMarin's received by IBEX pursuant to this Agreement, or certify that such information has been destroyed. Notwithstanding the preceding, IBEX would be permitted to retain one copy of the BioMarin Confidential Information, solely for record purposes.

              9.06 Expiration or termination of this Agreement shall not discharge, affect or modify any rights or obligations which accrue or are incurred prior to the date of expiration or termination.

              9.07 Articles I, V, VI, IX, X and XI shall survive any expiration or termination of this Agreement.


                            ARTICLE X - ASSIGNABILITY
                            -------------------------

              10.01 Neither this Agreement nor the rights and obligations of either Party hereunder shall be assigned without the prior written consent of the other Party, which consent may be withheld in the other Party's sole discretion. Notwithstanding the foregoing, this Agreement may be assigned by either Party in connection with a Third Party Transaction, subject to the provisions of Section 8.03.

              10.02 All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Parties hereto and their respective successors.


                           ARTICLE XI - MISCELLANEOUS
                           --------------------------

              11.01 This Agreement shall be construed and interpreted, and the rights and obligations of the Parties shall be determined, in accordance with the laws of the State of Delaware, United States of America, without regard to the conflicts of laws principles thereof.

              11.02 No alteration or amendment of this Agreement shall be effective unless embodied in writing and executed by an authorized representative of each Party.

              11.03 All notices required to be given under this Agreement, and the payment of required fees and royalties, shall be made by first class air mail or express courier addressed to the respective Party at the address below, or by telefax to the numbers listed below (for notices), or to such changed address or telefax number as a Party may designate in writing to the other Party. Such notice, if received, shall be deemed to have been received, if by first class mail, on the fifth (5th) calendar day after posting; if by express courier, on the date of delivery by the courier; and if by telefax, upon transmission with electronic confirmation of receipt.

         If to IBEX:                IBEX Pharmaceuticals Inc.
                                    5485 Pare Street
                                    Montreal, Quebec  H4P 1P7, Canada
                                    Telefax #:  (514) 344-8827
                                    Attn:  President

         If to BioMarin:            BioMarin Pharmaceutical Inc.
                                    371 Bel Marin Keys Boulevard, Suite 210
                                    Novato CA  94949, U.S.A.
                                    Telefax #:  (415) 382-7889
                                    Attn:  Dr. Emil Kakkis

         with a copy to:            Paul, Hastings, Janofsky & Walker LLP
                                    555 S. Flower Street, 23rd Floor
                                    Los Angeles, CA  90071-2371, U.S.A.
                                    Telefax:  (213) 627-0705
                                    Attn:  Siobhan McBreen Burke, Esq.

              11.04 The Parties to this Agreement are independent contractors and not joint venturers or partners, and no agency, partnership, or power to obligate the other Party is created by this Agreement.

              11.05 If any of the provisions of this Agreement are or become in conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the Parties or the subject matter, those provisions shall be deleted and the remaining terms and conditions of this Agreement shall remain in full force and effect.

              11.06 This Agreement, together with the Purchase Agreements, constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous understandings and agreements, written or oral, which between the Parties hereto may have reached with respect to the subject matter.

              11.07 The parties have requested that this Agreement and all communications and documents relating thereto be expressed in the English language. Les parties ont exige que ce contrat ainsi que tous documents s'y rattachant soient rediges dans la langue anglaise.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement in duplicate originals.

                                     BIOMARIN:

                                     BIOMARIN PHARMACEUTICAL INC.

                                     By:________________________
                                     Title: ______________________
                                     Date: ______________________


                                     BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                     By:________________________
                                     Title: ______________________
                                     Date: ______________________


                                     BIOMARIN ENZYMES INC.

                                     By:________________________
                                     Title: ______________________
                                     Date: ______________________


                                     IBEX:

                                     IBEX PHARMACEUTICALS INC.

                                     By: ________________________
                                     Title: _______________________
                                     Date: ______________________


         The undersigned hereby guarantees the full and complete performance of this Agreement by IBEX Pharmaceuticals Inc.

                                     IBEX TECHNOLOGIES INC.

                                     By: ________________________
                                     Title: _______________________
                                     Date: ______________________

                                Schedule 12.1(a)
                                ----------------

                                   CERTIFICATE
                       RE: REPRESENTATIONS AND WARRANTIES

TO: BioMarin Pharmaceutical Inc. and BioMarin Pharmaceutical Nova Scotia Company (collectively, the "BioMarin Group")
                                      --------------

FROM: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group") ----------

RE: Canadian Asset Purchase Agreement dated as of October __, 2001 among the IBEX Group and the BioMarin Group

The members of the IBEX Group do hereby jointly and severally certify to the members of the BioMarin Group that the representations and warranties of the members of the IBEX Group made in the Canadian Asset Purchase Agreement are true, correct and accurate in all material respects (except where already qualified as to materiality) on the date hereof with the same force and effect, as if made on and as of the date hereof.


DATED at _________________________________ as of October __, 2001.



IBEX TECHNOLOGIES INC.                  IBEX PHARMACEUTICALS INC.

By:       __________________________    By:       ______________________________
Name:  _____________________________    Name:  _______________________________
Its:        ________________________    Its:        ____________________________

IBEX TECHNOLOGIES LLC                   IBEX TECHNOLOGIES CORP.

By:       __________________________    By:       ______________________________
Name:  _____________________________    Name:  _______________________________
Its:        ________________________    Its:        ____________________________

TECHNOLOGIES IBEX R&D INC.

By:       __________________________
Name:  _____________________________
Its:        ________________________

                                Schedule 12.1(c)
                                ----------------


                                   CERTIFICATE
                                 RE: CONDITIONS

TO: BioMarin Pharmaceutical Inc. and BioMarin Enzymes Inc. (collectively, the "BioMarin Group")
              --------------

FROM: IBEX Technologies Inc., IBEX Pharmaceuticals Inc., IBEX Technologies LLC, IBEX Technologies Corp. and Technologies IBEX R&D Inc. (collectively, the "IBEX Group")
                             ----------

RE: United States Asset Purchase Agreement dated as of October __, 2001 among the IBEX Group and the BioMarin Group

The members of the IBEX Group do hereby jointly and severally certify to the members of the BioMarin Group that all covenants and agreements agreed to be performed or caused to be performed by each member of the IBEX Group in the United States Asset Purchase Agreement on or before the Closing (as defined in the United States Asset Purchase Agreement) have been so performed.


DATED at ____________________________ as of October __, 2001.



IBEX TECHNOLOGIES INC.                    IBEX PHARMACEUTICALS INC.

By:       ____________________________    By:       ____________________________
Name:  _______________________________    Name:  _______________________________
Its:        __________________________    Its:        __________________________

IBEX TECHNOLOGIES LLC                     IBEX TECHNOLOGIES CORP.

By:       ____________________________    By:       ____________________________
Name:  _______________________________    Name:  _______________________________
Its:        __________________________    Its:        __________________________

TECHNOLOGIES IBEX R&D INC.

By:       ____________________________
Name:  _______________________________
Its:        __________________________

                               Schedule 12.1(k)(i)
                               -------------------


                 BILL OF SALE AND ASSIGNMENT OF INTEREST (U.S.)


                  KNOW ALL PERSONS BY THESE PRESENTS: Pursuant to that certain United States Asset Purchase Agreement (the "Purchase Agreement") dated as of ------------------ October __, 2001, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), BIOMARIN ENZYMES INC., a Delaware corporation ("BioMarin -------- --------- Sub"), on the one hand, and IBEX TECHNOLOGIES INC., a Canadian corporation ("IBEX"), IBEX PHARMACEUTICALS INC., a Canadian corporation ("IBEX Pharma"), IBEX ---- ----------- TECHNOLOGIES LLC, a Delaware limited liability company ("IBEX LLC"), IBEX TECHNOLOGIES CORP., a Delaware corporation ("IBEX Corp") and TECHNOLOGIES IBEX R & -------- --------- D INC., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R & D"), IBEX LLC and IBEX Corp. are collectively referred to as the ---------- U.S. Vendors. Any capitalized term used in this Bill of Sale and Assignment of Interest but not defined herein shall have the meaning assigned to such term in the Purchase Agreement.

                  For valuable consideration as set forth in the Purchase Agreement, receipt of which is hereby acknowledged, the U.S. Vendors hereby transfer, assign, convey and deliver to BioMarin Sub, good and marketable title, free and clear of and any all Encumbrances, the IBEX Pharma Worldwide Assets set forth in Section 2.1 of the Purchase Agreement and the IBEX LLC Worldwide Assets set forth in Section 2.3 of the Purchase Agreement.

                  This Bill of Sale and Assignment of Interest shall be binding upon the parties hereto and inure to the benefit of BioMarin Sub and the successors and assigns of BioMarin Sub.

                  This Bill of Sale and Assignment of Interest shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Bill of Sale and Assignment of Interest to be signed by its duly authorized representative as of the ____ day of October, 2001.

                                        U.S. VENDORS:


                                        IBEX TECHNOLOGIES LLC

                                        By:      ________________________
                                        Name:    ________________________
                                        Title:   ________________________

                                        IBEX TECHNOLOGIES CORP.

                                        By:      ________________________
                                        Name:    ________________________
                                        Title:   ________________________

                                        TECHNOLOGIES IBEX R & D INC.

                                        By:      ________________________
                                        Name:    ________________________
                                        Title:   ________________________

                    Schedule 12.1(k)(ii) - Patent Assignment
                    ----------------------------------------

                        PATENT ASSIGNMENT (UNITED STATES)
                        ---------------------------------


                  In consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt of which is hereby acknowledged, [INSERT NAME OF CORPORATE ASSIGNOR], the office address of which is 5485 Pare, Montreal, Quebec, H4P 1P7, CANADA:

                  Does hereby sell, assign and transfer to BIOMARIN ENZYMES INC., having a place of business at [INSERT BIOMARIN US ADDRESS], (the "Assignee") its successors, assigns and legal representatives, the entire right, title and interest for the United States, and all other countries and jurisdictions, in and to any and all inventions and improvements which are disclosed in the patents and patent applications listed in Schedule "A" and Schedule "B" hereto and all divisional, continuing, substitute, renewal, reissue, and all other applications for Letters Patent which have been or shall be filed in or elsewhere on any of said inventions and improvements; and in and to all original and reissued patents which have been or shall be issued in the United States or elsewhere on said inventions and improvements;

                  Does hereby agree that said Assignee may apply for and receive Letters Patent and re-issue patents for said inventions and improvements in its own name; and that, when requested, without charge to but at the expense of said Assignee, its successors, assigns and legal representatives, to carry out in good faith the intent and purpose of this assignment, the undersigned will execute all divisional, continuing, substitute, renewal, reissue, and all other patent applications on any and all said improvements; execute all rightful oaths, assignments, powers of attorney and other papers; communicate to said Assignee, its successors, assigns, and representatives, all facts known to the undersigned relating to said improvements and the history thereof; and generally do everything possible which said Assignee, its successors, assigns or representatives shall consider desirable for aiding in securing and maintaining proper patent protection for said improvements and for vesting title to said improvements and all applications for patents and all patents on said improvements, in said Assignee, its successors, assigns and legal representatives; and

                  Does hereby covenant with said Assignee, its successors, assigns and legal representatives that no assignment, grant, mortgage, license or other agreement affecting the rights and property herein conveyed has been made to others by the undersigned, and that full right to convey the same as herein expressed is possessed by the undersigned.

                  Executed at ___________________, _______________________ this
__________ day of __________________. , 2001.


                               [INSERT CORPORATE ASSIGNOR NAME]



                               Per:
                                    --------------------------------------------
                                    I have authority to bind the corporation.



                            NOTARIAL ACKNOWLEDGEMENT
                               PROVINCE OF QUEBEC


                                [TO BE INSERTED]

                SCHEDULE A: U.S. PATENTS AND PATENT APPLICATIONS
                ------------------------------------------------



Patent Number        Title                  Date Issued/Filing Date         Owner
-------------------- ---------------------- ------------------------------- ------------------------------

              SCHEDULE B: WORLDWIDE PATENTS AND PATENT APPLICATIONS
              -----------------------------------------------------



Patent Number        Title                  Date Issued/Filing Date         Owner
-------------------- ---------------------- ------------------------------- ------------------------------

                   Schedule 12.1(k)(ii) - Trademark Assignment
                   -------------------------------------------

                              TRADE-MARK ASSIGNMENT

         The undersigned, IBEX Technologies Inc., the full post office address of whose principal office or place of business is 5485 Pare, Montreal, Quebec, Canada, H4P 1P7, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby assign, transfer and set over unto Biomarin Enzymes Inc., the full post office address of whose principal office or place of business is [[address]], its entire right, interest and title in the United States trade marks and trade names listed in Schedule "A" attached hereto, and in the trade marks and trade names owned by the Undersigned which have been used or registered in countries other than the United States, as more particularly described in Schedule "B" hereto, together with the goodwill associated with such trade-marks, and trade names, the same to be held and enjoyed by the said Biomarin Enzymes Inc., its successors and assigns, as fully and completely as by this undersigned had the Assignment not been made.

         IN WITNESS WHEREOF IBEX Technologies Inc. has hereunto executed this Assignment at ______________________ this _____ day of _____________________
2001.

                                  IBEX TECHNOLOGIES INC.


                           By:
                                  ----------------------------------------------
                                  I have authority to bind the corporation. C/s

                           Title:
                                  ----------------------------------------------


                                 ACKNOWLEDGEMENT
                                 ---------------

         The undersigned, Biomarin Enzymes Inc., the full post office address of whose principal office or place of business is [[address]], hereby accepts the above Assignment and appoints Cassels Brock & Blackwell LLP, whose full post office address is Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2 as the firm to which any notice in respect of the trade-mark may be sent, and upon which service of any proceeding in respect of this Assignment or registration may be given or served with the same effect as if they had been given to or served upon it.

         EXECUTED at ______________________ this _____ day of
_____________________ 2001.

                                  BIOMARIN ENZYMES INC.


                           By:
                                  ----------------------------------------------
                                  I have authority to bind the corporation. C/s

                           Title:
                                  ----------------------------------------------

                          SCHEDULE "A" - UNITED STATES
                          ----------------------------


Trade Mark                      Registration/Application No.
------------------------------- ----------------------------------------------------------------------------------

                            SCHEDULE "B" - WORLDWIDE
                            ------------------------


Trade Mark                      Registration/Application No.
------------------------------- ----------------------------------------------------------------------------------

                                Schedule 12.1(l)
                                ----------------


                                 FORM OF CONSENT

                    (UNITED STATES ASSET PURCHASE AGREEMENT)

[IBEX Entity Letterhead]

[Addressee]
[Address]

October __, 2001

Re:  Worldwide Assigned Rights Consents
     ----------------------------------

Dear Sir or Madam:

                  IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and Technologies IBEX R&D Inc. ("IBEX R&D" and, together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group"), on the one hand, and BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Enzymes Inc. ("BioMarin Sub" and, together with BioMarin, the "BioMarin Group"), on the other hand, have entered into that certain United States Asset Purchase Agreement dated as of October __, 2001 (the "Purchase Agreement").

                  In accordance with the Purchase Agreement, the members of the IBEX Group desire to transfer and assign to the members of the BioMarin Group, and the members of the BioMarin Group desire to purchase and assume, certain rights and obligations of the IBEX Group, including that certain ______ Agreement by and between [name of IBEX entity] and [Addressee] (the "Assigned Agreement").

                  Accordingly, we are writing this letter requesting that you provide your written consent to the proposed transfer and assignment of the Assigned Agreement described above. Please indicate this consent by counter-signing this letter on the space provided below and returning one original executed copy to the IBEX Group at ____________. By counter-signing this letter, you further acknowledge and agree that all amounts due and payable to you under the Assigned Agreement have been paid in full as of the date of this letter.

                  The IBEX Group anticipates that the Closing Date for this assignment and assumption of the Assigned Agreement will occur on or about October __, 2001. Promptly upon consummation thereof, the IBEX Group will deliver a notice to you indicating completion of the transaction.

[Addressee]
October __, 2001
Page 2

                  If you have any questions concerning this consent, please contact _______ at _________. Thank you very much for your prompt attention to this matter.

                                    Very truly yours,


                                    IBEX Technologies Inc., for the IBEX Group


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------





ACKNOWLEDGED AND CONSENTED TO BY:



[Addressee]

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Date: _____________

                                Schedule 12.1(n)
                                ----------------

                            NON-COMPETITION AGREEMENT
                            -------------------------

                  This NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of this ____ day of October, 2001, by and among BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, a corporation incorporated under the laws of the Province of Nova Scotia ("BioMarin NS"), BIOMARIN ENZYMES INC., a Delaware corporation ("BioMarin US Sub", and, together with BioMarin and BioMarin NS, the "BioMarin Group"), on the one hand, and IBEX TECHNOLOGIES INC., a Canadian corporation ("IBEX"), IBEX PHARMACEUTICALS INC., a Canadian corporation ("IBEX Pharma"), TECHNOLOGIES IBEX R & D INC., a corporation incorporated under the laws of the Province of Quebec ("IBEX R & D"), IBEX TECHNOLOGIES LLC, a Delaware limited liability company ("IBEX LLC"), and IBEX TECHNOLOGIES CORP., a Delaware corporation ("IBEX Corp.") (IBEX, IBEX Pharma and IBEX R & D are collectively referred to herein as the "Canadian Vendors" and IBEX LLC and IBEX Corp. are collectively referred to as the "U.S. Vendors"), on the other hand, with reference to the following facts:

                                 R E C I T A L S

         A. IBEX, IBEX Pharma, IBEX R & D, IBEX LLC and IBEX Corp. (collectively, the "Members of the IBEX Group") and the BioMarin Group have entered into that certain Canadian Asset Purchase Agreement (the "Canadian Purchase Agreement"), dated as of October ___, 2001, pursuant to which the Canadian Vendors are selling certain Canadian assets pertaining to the operation of such Canadian Vendors' business in Canada, as more particularly described in the Canadian Purchase Agreement, to BioMarin NS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Canadian Purchase Agreement.

         B. The Members of the IBEX Group have entered into that certain United States Asset Purchase Agreement (the "United States Purchase Agreement"), dated as of October ___, 2001, pursuant to which the Members of the IBEX Group, in their capacity as the U.S. Vendors, are selling certain assets located worldwide, exclusive of Canada, pertaining to the operation of the U.S. Vendors' business worldwide, exclusive of Canada, as more particularly described in the United States Purchase Agreement, to BioMarin U.S. Sub. The Canadian Purchase Agreement and the United States Purchase Agreement are referred to herein as the "Purchase Agreements." Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreements.

                  As a condition to the purchase of the assets from the Canadian Vendors and the U.S. Vendors under the Purchase Agreements, the BioMarin Group has required that the IBEX Group enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

              1. Non-Competition. Each of the Members of the IBEX Group and their respective officers, directors, and affiliates (the "Vendor Group") hereby agrees that during the Term (as defined below) they will not, acting alone or as a member of a firm, corporation, partnership, limited liability company or other business entity (whether as an advisor, principal, employee, officer, director, consultant, independent contractor, agent, partner, 3% or greater equity holder or otherwise):

                     a. engage in, own, operate, maintain or finance any business or other enterprise directly or indirectly in competition with the IBEX Pharma Canadian Business (as defined in the Canadian Purchase Agreement) or the IBEX Group Worldwide Business (as defined in the United States Purchase Agreement) anywhere in the Territory (as defined below) (the "Prohibited Business"); or

                     b   recruit or otherwise solicit or induce any employee,
customer, subscriber or supplier of the BioMarin Group who operates as such anywhere in the Territory to terminate its employment with or arrangement for the provision of services by or to the BioMarin Group, or otherwise to cease any of its relationships with the BioMarin Group.

For purposes of this Agreement, "Term" shall mean the period commencing on the date hereof and continuing for a period of five (5) years thereafter and "Territory" shall mean all of the geographic territory in which BioMarin currently or hereafter operates its business (including its operation of the business formerly comprising the IBEX Pharma Canadian Business and the IBEX Group Worldwide Business).

                  The parties hereto acknowledge and agree that the operation of the Excluded Assets by any of the Members of the IBEX Group shall not constitute the Prohibited Business and shall not constitute a violation of the covenants contained in clause (a) above.

              2. Relief. Each of the Members of the IBEX Group acknowledges that the terms and conditions of this Agreement are reasonable and necessary to protect the legitimate interests of the BioMarin Group and that any violation of such terms or conditions would result in irreparable injury to the BioMarin Group. Each of the Members of the IBEX Group agrees that the members of the BioMarin Group do not have an adequate remedy at law for any breach or threatened breach or attempted breach of the covenants and agreements set forth in this Agreement and, accordingly, each of the Members of the IBEX Group agrees that the BioMarin Group may, in addition to other remedies that may be available under this Agreement, the Canadian Purchase Agreement, the United States

Purchase Agreement or at law, commence proceedings in equity for an injunction temporarily or permanently enjoining each of the Members of the IBEX Group from breaching or threatening or attempting any such breach of such covenants and agreements and each of the Members of the IBEX Group hereby consents to the issuance of such injunction.

              3. Severability. In the event that the provisions of this Agreement shall be determined by a court of competent jurisdiction to be overly broad by reason of the length of the period of time set forth therein or the size of the area affected thereby, such court may reduce such period of time or such area, or both, to a period of time or area which it deems reasonable under the circumstances. If any one or more provisions hereof are held to be invalid or unenforceable, the validity of the remaining provisions shall not be affected thereby.

              4. Representations and Warranties. Each of the Members of the IBEX Group hereby represents and warrants, jointly and severally, that each has the requisite power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder; the execution, delivery and performance of this Agreement by each of the Members of the IBEX Group has been duly authorized and approved by all necessary action; and this Agreement has been duly executed and delivered by each of the Members of the IBEX Group and constitutes the legal, valid and binding agreement of each of the Members of the IBEX Group enforceable in accordance with its terms.

              5.     Miscellaneous.
                     -------------

                     a. Notices. All notices and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given (i) if delivered personally, upon delivery, (ii) if delivered by registered or certified mail (return receipt requested), postage prepaid, upon the earlier of actual delivery or upon three
(3) days after being mailed, and (iii) if delivered by telecopy, upon confirmation of transmission by telecopy, in each case to the Members of the IBEX Group, or the BioMarin Group at the following address:

                  As to the Members of the IBEX Group:

                  IBEX Technologies Inc.
                  5485 Pare Street
                  Montreal, Quebec H4P 1P7, Canada

                  Attention: President
                  Facsimile:  (514) 875-6246
                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor
                  1170 Peel Street
                  Montreal, Quebec
                  H3B 4S8

                  Attention: Peter S. Martin
                  Facsimile:  (514) 397-4260

                  As to the BioMarin Group:

                  BioMarin Pharmaceutical, Inc.
                  371 Bel Marin Keys, Suite 210
                  Novato, California, U.S.A.  94949

                  Attention:  Raymond W. Anderson
                  Facsimile:  (415) 382-7889


                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California 90071-2371

                  Attention:  Siobhan McBreen Burke
                  Facsimile:  (213) 627-0705

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario, Canada

                  with a copy to:

                  Attention:  Mark Bennett
                  Facsimile Number:  (416) 350-6933


Any party may, by notice given hereunder, designate any further or different address to which subsequent notices or other communications shall be sent.

                     b. Adequate Consideration. Each of the Members of the IBEX Group and the BioMarin Group acknowledges and agrees that adequate consideration has been given for the covenants and agreements contained herein. Each of the Members of the IBEX Group hereby irrevocably waives all rights to challenge, object to or contest the adequacy of the consideration provided for the covenants and agreements contained herein.

                     c. Waiver of Breach. The waiver by any of the members of the BioMarin Group of a breach of any provision of this Agreement by any of the Members of the IBEX Group shall not operate or be construed as a waiver of any subsequent breach by such Member of the IBEX Group. No waiver of any term or provision of this Agreement, or any breach thereof, by any party hereto shall be deemed a waiver of such term or provision, or breach thereof, by any other party hereto.

                     d. Successors and Assigns. The provisions of this Agreement shall be binding upon the successors and permitted assigns of each party hereto; provided, however, that each of the Members of the IBEX Group shall not, directly or indirectly, transfer or assign any of their rights or obligations hereunder in whole or in part without the prior written consent of the other parties hereto, and any such transfer or assignment without said consent shall be void, ab initio.

                     e. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts of law) of the State of Delaware, United States of America.

                     f. Controversy; Venue. In the event of any controversy, claim or dispute among the parties arising out of or relating to this Agreement, such controversy, claim or dispute may be tried solely in the courts of the State of California for the County of San Francisco or in the United States Federal District Court for the Northern District of California, as any party may elect, and the parties hereto irrevocably consent to the exclusive jurisdiction and venue of such courts. The parties irrevocably waive any objection to such jurisdiction and irrevocably waive the right to seek dismissal or transfer on the grounds of lack of in personam jurisdiction, improper venue, forum non conveniens or similar grounds and agree that, in addition to any other manner permitted by law, service of process of any such court may be made upon the IBEX Group and the BioMarin Group by personal delivery, or by mailing certified or registered mail, return receipt requested, to the address set forth in Section 5(a) hereof.

                     g. Modification. This Agreement may be modified, changed, amended or supplemented only by a written agreement signed by all parties hereto.

                     h. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each party has caused this Non-Competition Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                    MEMBERS OF THE IBEX GROUP:

                                    IBEX TECHNOLOGIES INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    IBEX PHARMACEUTICALS INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    TECHNOLOGIES IBEX R & D INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    IBEX TECHNOLOGIES LLC

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                    IBEX TECHNOLOGIES CORP.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                       [Signatures continued on next page]

                                    BIOMARIN GROUP:

                                    BIOMARIN PHARMACEUTICAL INC.

                                    By:      _____________________________
                                    Name:    _____________________________
                                    Title:   _____________________________

                                    BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                    By:      _____________________________
                                    Name:    _____________________________
                                    Title:   _____________________________

                                    BIOMARIN ENZYMES INC.

                                    By:      ____________________________
                                    Name:    ____________________________
                                    Title:   ____________________________

                                Schedule 12.1(o)
                                ----------------

THIS TERMINATION AGREEMENT made as of the _________________ day of ____________________, 2001.

AMONG:

                BIOMARIN PHARMACEUTICAL INC.
                a corporation incorporated pursuant to the laws of Delaware

                ("BioMarin")

                                                             OF THE FIRST PART

                - and -

                BIOMARIN ENZYMES INC.
                a corporation incorporated pursuant to the laws of Delaware

                ("BioMarin US")

                                                            OF THE SECOND PART

                - and -

                BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY a corporation incorporated pursuant to the laws of Nova Scotia

                                                             OF THE THIRD PART

                - and -

                IBEX TECHNOLOGIES INC.
                a corporation incorporated pursuant to the laws of Canada

                ("IBEX")

                                                            OF THE FOURTH PART

                - and -

                IBEX PHARMACEUTICALS INC.
                a corporation incorporated pursuant to the laws of Canada

                ("IBEX Pharma")

                                                             OF THE FIFTH PART

                - and -

                IBEX TECHNOLOGIES LLC
                a limited liability company organized under the laws of Delaware

                ("IBEX LLC")

                                                             OF THE SIXTH PART
                - and -

                IBEX TECHNOLOGIES CORP.
                a corporation incorporated pursuant to the laws of Delaware

                ("IBEX Corp.")

                                                           OF THE SEVENTH PART


                - and -

                TECHNOLOGIES IBEX R&D INC.
                a corporation incorporated pursuant to the laws of the Province of Quebec

                ("IBEX R&D")

                                                            OF THE EIGHTH PART


WHEREAS the parties hereto, exclusive of BioMarin US executed and delivered a Canadian asset purchase agreement dated as of October o, 2001 (the
"Canadian Purchase Agreement");

AND WHEREAS the parties hereto, exclusive of BioMarin NS executed and delivered a U.S. asset purchase agreement dated as of October o, 2001 (the "U.S. Purchase Agreement");

AND WHEREAS one of the conditions set forth in each of the Canadian Purchase Agreement and the U.S. Purchase Agreement is the execution and delivery by the parties hereto of an agreement terminating all Contracts among the members of the IBEX Group and their Affiliates pertaining to, the Canadian Assets, the Worldwide Assets, the IBEX Pharma Canadian Business and the IBEX Group Worldwide Business and the parties hereto are therefore desirous of entering into this Agreement;

AND WHEREAS captalized terms not defined herein shall have the meanings ascribed thereto in the Canadian Purchase Agreement and the U.S. Purchase Agreement, as the case may be;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each Party), the Parties hereto do hereby covenant and agree as follows:

1.       GENERAL
         -------

1.1 Gender and Extended Meanings. In this Agreement words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case require and the verb shall be construed as agreeing with the required word and pronoun. For greater certainty and without limitation, in this Agreement the word "shall" has the same meaning as the word "will".

1.2 Section Headings. The division of this Agreement into sections is for the convenience of reference only and shall not effect the interpretation or construction of this Agreement.


2.       Termination Provision
         ---------------------

2.1 Termination. Each of the members of the IBEX Group, for and on their own behalf and on behalf of their respective Affiliates do hereby jointly and severally agree that without any further or other act or formality on the part of any Person, all Contracts among any of the members of the IBEX Group and/or their respective Affiliates pertaining to the Canadian Assets, the Worldwide Assets, the IBEX Pharma Canadian Business and/or the IBEX Group Worldwide Business including for greater certainty and without limitation, those set forth on Schedule 2.1(c) to the Canadian Purchase Agreement and Schedules 2.1(c) and 2.3(c) of the U.S. Purchase Agreement, ,shall be terminated and of no further force and effect and, subject to the Canadian Purchase Agreement and the U.S. Purchase Agreement, no rights or obligations with respect thereto shall exist from and after the date hereof to the exclusion specifically, of any and all confidentiality agreements that any of the members of the IBEX Group and their respective Affiliates may have executed and delivered with respect thereto.


3.       MISCELLANEOUS
         -------------

3.1 Notice. All notices, requests, demands or other communications by the Parties required or permitted to be given by one Party to another shall be given in writing by personal delivery, telecopy or by registered or certified mail, postage prepaid, addressed, telecopied or delivered to such other Party as follows:

         (a)      if to the members of the IBEX Group in c/o of:

                  5485 Pare
                  Montreal, Quebec
                  H4P 1P7

                  Attention:     President
                                 ----------
                  Fax No.:       (514) 344-8827
                  with a copy to:

                  McCarthy Tetrault
                  Le Windsor, 1170 rue Peel
                  Montreal, Quebec  H3B 4S8

                  Attention:     Peter S. Martin
                  Fax No.:       (514) 875-6246

         (b)      if to the members of the BioMarin Group, to:

                  371 Bel Marin Keys Boulevard, Suite 210
                  Novato, California
                  94949   USA

                  Attention:     Raymond W. Anderson
                  Fax No.:       (415) 382-7889


                  with a copy to:

                  Messrs. Cassels Brock & Blackwell LLP
                  Scotia Plaza, Suite 2100
                  40 King Street West
                  Toronto, Ontario   M5H 3C2

                  Attention:  Mark Bennett
                  Fax No.:  (416) 360-8877


                  with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  555 South Flower Street, 23rd Floor
                  Los Angeles, California
                  90071-2371  USA

                  Attention:  Siobhan Burke
                  Fax No.:  (213) 627-0705

or at such other address or telecopier number as may be given by any of them to the others in writing from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, if personally delivered, on the date telecopied (with receipt confirmed) if telecopied and received at or prior to 5:00 p.m. local time and, if not, on the next Business Day, and if mailed, on the date received as certified.

3.2 Further Assurances. The Parties shall sign such other papers, cause such meetings to be held, resolutions passed and by-laws enacted and exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Termination Agreement and every part hereof.

3.3 Laws. This Agreement shall be governed by the laws of the State of Delaware and the Parties hereby irrevocably attorn to the Courts of the State of California, sitting in San Francisco, California.

3.4 Time of the Essence. Time shall be of the essence of this Termination Agreement and of every part hereof and no extension nor variation of this Termination Agreement shall operate as a waiver of this provision.

3.5 Entire Agreement. This Termination Agreement constitutes the entire agreement among the Parties with respect to all of the matters herein. This Termination Agreement supersedes any and all agreements, understandings and representations made among the Parties prior to the date hereof. This Termination Agreement shall not be amended except by a memorandum in writing signed by all of the Parties and any amendment hereof shall be null and void and shall not be binding upon any Party which has not given its consent as aforesaid.

3.6 Assignment. No Party may assign this Termination Agreement or any part hereof without the prior written consent of the other Parties which may be unreasonably withheld. Subject to the foregoing, this Termination Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, but no other Person.

3.7 Invalidity. In the event that any of the covenants, representations and warranties or any portion of them contained in this Termination Agreement are unenforceable or are declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions thereof contained in this Termination Agreement and such unenforceable or invalid, covenant, representation and warranty or covenant or portion thereof shall be severable from the remainder of this Agreement.

3.8 Counterpart. This Termination Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

3.9 Language. The Parties acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

IN WITNESS WHEREOF the Parties have duly executed this Termination Agreement as of the date and year first above written.

                              BIOMARIN PHARMACEUTICAL INC.


                              Per:
                                   ---------------------------------------------


                              BIOMARIN ENZYMES INC.

                              Per:
                                   ---------------------------------------------


                              BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY


                              Per:
                                   ---------------------------------------------


                              IBEX TECHNOLOGIES INC.


                              Per:
                                   ---------------------------------------------


                              IBEX PHARMACEUTICALS INC.


                              Per:
                                   ---------------------------------------------


                              IBEX TECHNOLOGIES LLC


                              Per:
                                   ---------------------------------------------


                              IBEX TECHNOLOGIES CORP.


                              Per:
                                   ---------------------------------------------


                              TECHNOLOGIES IBEX R&D INC.


                              Per:
                                   ---------------------------------------------

                                Schedule 12.1(p)
                                ----------------


                 SERVICES, EQUIPMENT AND SPACE SHARING AGREEMENT

                  This SERVICES, EQUIPMENT AND SPACE SHARING AGREEMENT (this "Agreement") is entered into as of this __ day of October, 2001 by and among IBEX Technologies Inc., a Canadian corporation ("IBEX"), IBEX Pharmaceuticals Inc., a Canadian corporation ("IBEX Pharma"), IBEX Technologies LLC, a Delaware limited liability company ("IBEX LLC"), IBEX Technologies Corp., a Delaware corporation ("IBEX Corp.") and TECHNOLOGIES IBEX R&D TECHNOLOGIES INC., a corporation incorporated pursuant to the laws of the Province of Quebec ("IBEX R&D," and, together with IBEX, IBEX Pharma, IBEX LLC and IBEX Corp., the "IBEX Group"), on the one hand, and BIOMARIN PHARMACEUTICAL INC., a Delaware corporation ("BioMarin"), and BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY, a corporation incorporated pursuant to the laws of the Province of Nova Scotia ("BioMarin NS," and, together with BioMarin, "BioMarin Group"), on the other hand.


                                    RECITALS
                                    --------

                  A. WHEREAS, the IBEX Group and the BioMarin Group have entered into that certain Canadian Asset Purchase Agreement (the "Canadian Purchase Agreement") dated as of October __, 2001.

                  B. WHEREAS, the IBEX Group, BioMarin and BioMarin Enzymes Inc., a Delaware corporation, have entered into that certain United States Asset Purchase Agreement (the "U.S. Purchase Agreement") dated as of October __, 2001.

                  C. WHEREAS, in connection with the transactions contemplated by the Canadian Purchase Agreement and the U.S. Purchase Agreement, the IBEX Group and the BioMarin Group desire to share certain laboratory equipment and leased laboratory facilities.

                  D. WHEREAS, it is a covenant of the transactions contemplated by the Canadian Purchase Agreement that the IBEX Group and the BioMarin Group enter into this Agreement.

                                    AGREEMENT
                                    ---------

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Space.
              -----

              1.1 Allocated Space. During the Term, the IBEX Group shall grant the BioMarin Group exclusive and unrestricted access, occupancy and use of the allocated portion of the IBEX Group laboratory facilities located at 5485 Pare Street, Town of Mount Royal, Quebec (the "IBEX Facility") as set forth on Exhibit A attached hereto which sets forth the allocation method and the allocation percentage (the "Allocated Space"). The parties agree that, upon sixty (60) days' advance notice, the parties shall be able to adjust the amount of Allocated Space. Subject to the terms of this Agreement, the portions of the IBEX Facility other than the Allocated Space shall be intended for the nonexclusive, common and joint use and occupancy of the IBEX Group and the BioMarin Group.

              1.2 Third Party Consents. The IBEX Group shall obtain any and all consents, from the landlord for the IBEX Facility or otherwise, necessary for the access, occupancy and use of the IBEX Facility by the BioMarin Group pursuant to this Agreement.

Section 2.    Equipment.
              ---------

              2.1 Access. During the Term the IBEX Group shall grant the BioMarin Group at least fifty percent (50%) access to all general laboratory equipment and utilities, excluding diagnostic production equipment, in the IBEX Facility as set forth on Exhibit B attached hereto ("Lab Equipment"). Each party's employees shall be responsible for cleaning and maintaining any Lab Equipment used by them during the Term.

Section 3.    Employees.
              ---------

              3.1 BioMarin Employees' Access. The BioMarin Group shall have the right to employ all scientific and other personnel that it deems necessary to support its operations at the IBEX Facility, up to a maximum of twenty (20) employees. Employees and representatives of the BioMarin Group working at the IBEX Facility shall have the same access rights and privileges to the IBEX Facility and Lab Equipment as are available to the employees of the IBEX Group located at the IBEX Facility and using the Lab Equipment.

              3.2 IBEX Group Employees' Services. The IBEX Group shall make available to the BioMarin Group, as and when required by the BioMarin Group, the services of certain of their respective employees, at pre-set hourly rates, which employees and rates are set forth in Exhibit C attached hereto.

Section 4.    Intellectual Property; Confidentiality.
              --------------------------------------

              4.1 Trademarks, etc. Neither party shall use the other party's tradenames, trademarks or the names of the other party's employees without securing the prior written consent of the other party, which consent may be unreasonably withheld.

              4.2 Ownership. Each party retains sole ownership of its respective tradenames, trademarks, patents, and other intellectual property and no license thereto shall be deemed granted by either party to the other for such intellectual property owned by the parties prior to this Agreement and any such intellectual property as may be developed or discovered by either party during the Term.

              4.3 Confidential Information. During the Term and for a period of five (5) years thereafter each party shall keep confidential all proprietary or confidential information (the "Confidential Information") obtained from the other party or its representatives in connection with the other party and this Agreement. The term "Confidential Information" shall not include any information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving party or the representatives; (ii) becomes known to the receiving party or the representatives on a non-confidential basis from a source (other than the disclosing party) which is not known to the receiving party to be bound to the disclosing party by a legal, contractual or fiduciary obligation; (iii) was known to the receiving party or the representatives on or prior to the date hereof; or (iv) was independently discovered or developed by the receiving party without reference to any of the Confidential Information. If this Agreement is terminated, each party shall return to the other party all Confidential Information in its possession regarding the other party and all copies and extracts thereof or with the consent of the other party shall destroy all such Confidential Information and copies and extracts and shall deliver to the other party evidence of destruction of such Confidential Information and copies and extracts as such other party may reasonably request. For the purpose of this Section 4.3, the members of the BioMarin Group shall be one party and the members of the IBEX Group shall be one party.

Section 5.    Payment.
              -------

              5.1 Space Fee. The IBEX Group shall charge the BioMarin Group its share of the IBEX Group's monthly costs in operating the IBEX Facility (the "Space Fee"), which Space Fee and the underlying computations for the Space Fee are set forth in the Allocated Space on Exhibit D attached hereto. The parties agree that, upon sixty (60) days' advance notice, the parties shall be able to adjust the amount of the Space Fee based upon any adjustment in the Allocated Space. The BioMarin Group shall pay such amounts to IBEX within five (5) days following the end of the month for which such costs are incurred, and IBEX shall apply such payments to the payment of any rent due the landlord for the IBEX Facility. The IBEX Group covenants and agrees that it shall be solely responsible for paying any and all amounts due under the lease with the landlord of the IBEX Facility. The IBEX Group hereby indemnifies, and holds the BioMarin Group harmless, from and against any liabilities related to failure to pay such amounts.

              5.2 Equipment Fee. The BioMarin Group shall pay the IBEX Group a monthly fee (the "Equipment Fee") in the amount of fifty percent (50%) of the service and maintenance costs of the Lab Equipment that has been made available to the BioMarin Group in the preceding month. The BioMarin Group shall pay to IBEX the Equipment Fee at the same time as the Space Fee, and IBEX shall apply such payments to the payment of any amounts due the equipment lessor for the Lab Equipment. The IBEX Group covenants and agrees that it shall be solely responsible for paying any and all amounts due under the equipment lease with the equipment lessor for the Lab Equipment. The IBEX Group hereby indemnifies, and holds the BioMarin Group harmless, from and against any liabilities related to failure to pay such amounts.

              5.3 Services Fee. In consideration of any services provided in accordance with Section 3.2, the BioMarin Group will pay the IBEX Group the amounts calculated in accordance with Exhibit C (the "Services Fee"). Any such Services Fees shall be paid monthly within fifteen (15) days after receipt of an invoice from IBEX.

Section 6.    Term; Termination.
              -----------------

              6.1 Term. This Agreement shall be effective as of the date first set forth above and shall continue for an initial period of twelve (12) months (the "Term"), unless terminated earlier pursuant to this Section 6.

              6.2 Termination. This Agreement and the obligation of either party to perform or observe any of its covenants or agreements hereunder may be terminated at any time during the term hereof by the BioMarin Group upon delivery of sixty (60) days advance written notice of such termination by the BioMarin Group to the IBEX Group.

              6.3 Consequences of Termination. Upon termination of this Agreement pursuant to this Section 6, the IBEX Group shall be entitled to receive any and all Space Fees, Equipment Fees and Services Fees hereunder due the IBEX Group with respect to all periods up to the date of such termination.

Section 7.    General Provisions.
              ------------------

              7.1 Relationship of the Parties. The relationship of the parties hereto is not, and shall not be construed or interpreted to be, a partnership, joint venture or agency.

              7.2 Notice. All notices, requests and other communications to any party shall be in writing (including telecopy or similar writing) and shall be given,

                                    (a)  If to the BioMarin Group:

                                    371 Bel Marin Keys Boulevard, Suite 210
                                    Novato, California 94949, U.S.A.

                                    Attention:  Raymond W. Anderson
                                    Facsimile:  (415) 382-7889

                                    with a copy to:

                                    Messrs. Cassels Brock & Blackwell LLP
                                    Scotia Plaza, Suite 2100
                                    40 King West
                                    Toronto, Ontario M5H 3C2, Canada

                                    Attention: Mark Bennett
                                    Facsimile: (416) 350-6933

                                    with a copy to:

                                    Paul, Hastings, Janofsky & Walker LLP
                                    555 South Flower Street, 23rd Floor
                                    Los Angeles, California 90071-2371

                                    Attention:  Siobhan McBreen Burke
                                    Facsimile: (213) 627-0705

                                    (b)  If to the IBEX Group:

                                    IBEX Technologies Inc.
                                    5485 Pare Street
                                    Montreal, Quebec H4P 1P7, Canada

                                    Attention: President
                                    Facsimile:  (514) 875-6246

                                    with a copy to:

                                    McCarthy Tetrault
                                    Le Windsor, 1170 rue Peel
                                    Montreal, Quebec H313 4S8, Canada

                                    Attention:  Peter Martin
                                    Facsimile:  (514) 875-6246
              or to such other address or telecopier number as such party may hereafter specify for the purpose of notice to the other parties. Any such notice, request or other communication shall be deemed to have been given and received on the day on which it is delivered or telecopied (or, if such day is not a business day in the Province of Quebec or the United States of America or if the notice or other communication is not telecopied during business hours, at the place of receipt, on the next following business day); provided that if notice or other communication is given by telecopy, such notice or communication shall also be given by certified mail or by overnight courier.

              7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

              7.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              7.5 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Province of Quebec without giving effect to the principles of conflict of laws thereof, except the laws of the state of incorporation of a party shall govern its internal corporate affairs. The parties hereby consent to the jurisdiction of the courts of the Province of Quebec, sitting in the district of Montreal, for the resolution of all disputes arising out of or relating to this Agreement.

              7.6 Counterparts. This Agreement and any other agreement delivered pursuant hereto may be executed in two or more counterparts and by different parties in separate counterparts (including by facsimile). All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party (including by facsimile) and delivered to the other party.

              7.7 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be in effect as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable.

              7.8 Successors and Permitted Assigns. This Agreement shall be binding upon and enure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party may assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, this

Agreement is not intended to benefit and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties thereto and their permitted successors and assigns.

       [Signature Page To Services, Equipment and Space Sharing Agreement]

                  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

THE IBEX GROUP:                      THE BIOMARIN GROUP:

IBEX TECHNOLOGIES INC.               BIOMARIN PHARMACEUTICAL INC.
By:      ______________________
Name:    ______________________      By:      ______________________
Title:   ______________________      Name:    ______________________
                                     Title:   ______________________

IBEX PHARMACEUTICALS INC.            BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                                     By:      ______________________
By:      ______________________      Name:    ______________________
Name:    ______________________      Title:   ______________________
Title:   ______________________

IBEX TECHNOLOGIES LLC

By:      ______________________
Name:    ______________________
Title:   ______________________

IBEX TECHNOLOGIES CORP.

By:      ______________________
Name:    ______________________
Title:   ______________________

TECHNOLOGIES IBEX R & D INC.

By:      ______________________
Name:    ______________________
Title:   ______________________

                                Schedule 12.1(p)
                                ----------------

                                    EXHIBIT A
                                    ---------

                                 Allocated Space

US Schedule 12.1 (p) Exhibit A - Allocated Space                                                                                 1/2

------------------------------------------------------------------------------------------------------------------------------------
First (Lab) Floor
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   ALLOCATION METHOD                       ALLOCATION %
------------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL   Unit   Denom   IBEX   HSN      BM       IBEX    HSN     BM        IBEX   HSN    BM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Reception                                544    PP      19       7     4        8       37%     21%    42%        200    115   229
-----------------------------------------------------------------------------------------------------------------------------------
Stockroom                                190    PP       8       2     -        6       25%      0%    75%         48      0   143
-----------------------------------------------------------------------------------------------------------------------------------
Library                                  323    PP       8       2     -        6       25%      0%    75%         81      0   242
-----------------------------------------------------------------------------------------------------------------------------------
Stairs, corridors, washrooms, etc.      1908    PP       8       2     -        6       25%      0%    75%        477      0  1431
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: Common                       2965    NA      NA      NA    NA       NA        NA      NA     NA        806    115  2045
-----------------------------------------------------------------------------------------------------------------------------------
Fermentation laboratory                  475    TM     475    0.50     -     0.50       50%      0%    50%        238      0   238
-----------------------------------------------------------------------------------------------------------------------------------
Production laboratory                    240    TM     240    0.75     -     0.25      0.75      0%    25%        180      0    60
-----------------------------------------------------------------------------------------------------------------------------------
Shared water/services area               234    PP       8       2     -        6      0.25      0%    75%         59      0   176
-----------------------------------------------------------------------------------------------------------------------------------
Glassware storage                        240    PP       8       2     -        6      0.25    100%    75%         60      0   180
-----------------------------------------------------------------------------------------------------------------------------------
Shared equipment - freezers              696    #        6       4     -        2       67%      0%    33%        464      0   232
-----------------------------------------------------------------------------------------------------------------------------------
Machinery room (steam, compressor,
  chiller)                               155    PP       8       2     -        6       25%      0%    75%         39      0   116
-----------------------------------------------------------------------------------------------------------------------------------
Main lab                                2444    SF    2444    0.50     -     0.50      0.50      0%    50%       1222      0  1222
-----------------------------------------------------------------------------------------------------------------------------------
Radioactivity laboratory                  84    SF      84    0.25     -     0.75       25%      0%    75%         21      0    63
-----------------------------------------------------------------------------------------------------------------------------------
Cell Biology                             368    SF     368       -     -     1.00        0%      0%   100%          0      0   368
-----------------------------------------------------------------------------------------------------------------------------------
Darkroom                                  64    SF      64    1.00     -        -      100%      0%     0%         64      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: Lab Area                     5000    NA      NA      NA    NA       NA        NA      NA     NA       2346      0  2654
-----------------------------------------------------------------------------------------------------------------------------------
Denholm, Dr. Beth office north-east      127    SF     127       -     -     1.00        0%      0%   100%          0      0   127
-----------------------------------------------------------------------------------------------------------------------------------
Eggimann, Dr. Bernhard (office
  north-east)                            180    SF     180       -     -     1.00        0%      0%   100%          0      0   180
-----------------------------------------------------------------------------------------------------------------------------------
Shao, Dr. Z. Closed office (126) -
  main lab annex                          96    SF      96       -     -     1.00        0%      0%   100%          0      0    96
-----------------------------------------------------------------------------------------------------------------------------------
Production - closed office -
  north-west                              72    SF      72    1.00     -        -      100%      0%     0%         72      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Open Offices - production                131    SF     131    1.00     -        -      100%      0%     0%        131      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Open offices - main-west                 597    SF     597       -     -     1.00        0%      0%   100%          0      0   597
-----------------------------------------------------------------------------------------------------------------------------------
Open offices - main-east                 288    SF     288       -     -     1.00        0%      0%   100%          0      0   288
-----------------------------------------------------------------------------------------------------------------------------------
Spare Closed office (127/128) -
  main lab annex                         108    SF     108    1.00     -        -      100%      0%     0%        108      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare Closed office (129) -
  main lab annex                         108    SF     108    1.00     -        -      100%      0%     0%        108      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare - closed office - north-west        72    SF      72    1.00     -        -      100%      0%     0%         72      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare Head office north-east              90    SF      90    1.00     -        -      100%      0%     0%         90      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: Offices                      1869    NA    1869      NA    NA       NA        NA      NA     NA        581      0  1288
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: First Floor                  9834    NA    NA        NA    NA       NA        NA      NA     NA       3732    115  5987
------------------------------------------------------------------------------------------------------------------------------------

US Schedule 12.1 (p) Exhibit A - Allocated Space                                                                                 2/2

------------------------------------------------------------------------------------------------------------------------------------
Schedule X-(i)-Space Allocation Methodology: 5485 Pare Street, Town of Mount Royal, Quebec                  Sep-21-B
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Second Floor
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   ALLOCATION METHOD                       ALLOCATION %
------------------------------------------------------------------------------------------------------------------------------------
                                       TOTAL   Unit   Denom   IBEX   HSN      BM       IBEX    HSN     BM        IBEX   HSN    BM
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Stairs, open space                       530    PP      19       7     4        8       37%     21%    42%        195    112   223
-----------------------------------------------------------------------------------------------------------------------------------
Storage Area                            3770    PP      19       7     4        8       37%     21%    42%       1389    794  1587
-----------------------------------------------------------------------------------------------------------------------------------
Kitchen                                  480    PP      19       7     4        8       37%     21%    42%        177    101   202
-----------------------------------------------------------------------------------------------------------------------------------
Bathrooms, Electric,                    1300    PP      19       7     4        8       37%     21%    42%        479    274   547
-----------------------------------------------------------------------------------------------------------------------------------
Board Room                               540    PP      19       7     4        8       37%     21%    42%        199    114   227
-----------------------------------------------------------------------------------------------------------------------------------
Server                                   168    PP      19       7     4        8       37%     21%    42%         62     35    71
-----------------------------------------------------------------------------------------------------------------------------------
Baehr, Paul                              280    PP      1        1     -        -      100%      0%     0%        280      0     0
-----------------------------------------------------------------------------------------------------------------------------------
CFO (Vacant)                             294    PP      1        1     -        -      100%      0%     0%        294      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Bergeron, Claire                         168    PP      1        1     -        -      100%      0%     0%        168      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Delis, Claire                            168    PP      1        1     -        -      100%      0%     0%        168      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Galbraith, Susan                         120    PP      1        1     -        -      100%      0%     0%        120      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Filing cabinets                          150    PP      1        1     -        -      100%      0%     0%        150      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Hecht, T.                                528    PP      1        -     1        -        0%    100%     0%          0    528     0
-----------------------------------------------------------------------------------------------------------------------------------
Hecht, T (2)                              80    PP      1        -     1        -        0%    100%     0%          0     80     0
-----------------------------------------------------------------------------------------------------------------------------------
Hecht, R.                                196    PP      1        -     1        -        0%    100%     0%          0    196     0
-----------------------------------------------------------------------------------------------------------------------------------
Bienenstock, Harvey                      168    PP      1        -     1        -        0%    100%     0%          0    168     0
-----------------------------------------------------------------------------------------------------------------------------------
Gervais, Micheline                       120    PP      1        -     1        -        0%    100%     0%          0    120     0
-----------------------------------------------------------------------------------------------------------------------------------
Haemosan filing                           30    PP      1        -     1        -        0%    100%     0%          0     30     0
-----------------------------------------------------------------------------------------------------------------------------------
Heft, Robert                             280    PP      1        -     -        1        0%      0%   100%          0      0   280
-----------------------------------------------------------------------------------------------------------------------------------
Frampton, Donna                          120    PP      1        -     -        1        0%      0%   100%          0      0   120
-----------------------------------------------------------------------------------------------------------------------------------
Spare                                    120    PP      1        1     -        -      100%      0%     0%        120      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare modular                            168    PP      1        1     -        -      100%      0%     0%        168      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Spare modular                            100    PP      1        1     -        -      100%      0%     0%        100      0     0
-----------------------------------------------------------------------------------------------------------------------------------
Sub-total: 2nd Floor                    9878    NA      NA      NA    NA       NA        NA      NA     NA       4069   2551  3258
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total space usage                      19712    NA      NA      NA    NA       NA        NA      NA     NA       7801   2666  9245
-----------------------------------------------------------------------------------------------------------------------------------

                                Schedule 12.1(p)
                                ----------------

                                    EXHIBIT B
                                    ---------

                                  Lab Equipment

US Schedule 12.1 (p) Exhibit B- Shared Equipment-Sep-24                                             Page 1 of 3
---------------------------------------------------------------------------------------------------------------
Access to the Scheduled Equipment will be provided to BioMarin, for 50% of the time, as required, free of charge, (subject only to recovery of 50% of 3rd party maintenance contracts and repairs going forward) for the duration of the
BioMarin sublease of the Pare facility (to a maximum of 12 months).
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                            Leasehold/                          General
                                                              Service             DX              Lab
Equipment                                                    Equipment        Production        Equipment
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
autoclave Amsco                                                   X
autoclave Barnstead                                               X
Bedco Lab Hotte & Cabinet de solvents                             X
Bedcolab hood and cabinet                                         X
cabinet double                                                    X
cabinet glass sliding doors                                       X
Chilling water system                                             X
Compressor motor & pump                                           X
dishwasher                                                        X
dishwasher Labconco                                               X
drawers (16), sink and double cabin                               X
drawers (4)                                                       X
flow hood Laminar                                                 X
Klenzoid chemical pump                                            X
Nanopure - Elga Maxima                                            X
oven Fisher                                                       X
Price Pump for boiler water feed                                  X
Steam Boiler                                                      X
tissue hood                                                       X
tissue hood Nuaire                                                X
tissue hood Nuaire                                                X
UV Steriliser                                                     X
Vacuum Pump                                                       X
water pump                                                        X
water system Nanopure                                             X
---------------------------------------------------------------------------------------------------------------
analyzer for biochemistry                                                           X
Biofuge Haraeus instr. Baxter                                                       X
Biopilot - computer upgrade Unicorn                                                 X
Biopilot - unite de separation                                                      X
Biopilot & controller, screen, keyboard                                             X
biosample                                                                           X
cabinets (storage, beige)                                                           X
chairs (4)                                                                          X
circulator                                                                          X
conductivity meter                                                                  X
Diluter Gilson*                                                                     X
fermenter Biostat ED                                                                X
fermenter Chemap                                                                    X
fermenter table Chemap                                                              X
fraction collector                                                                  X
Freeze Dryer*                                                                       X
Freezer Baxter T30C-142299-UC-70 degrees C*                                         X
glucose meter                                                                       X
Homogenizer                                                                         X
incubator shaker                                                                    X
McIntosh Quadra 800                                                                 X
microscope Olympus BH-2                                                             X
mixer Fisher Vortex Genie                                                           X
pH meter                                                                            X
Prima 600 - Masspect                                                                X
pump Master Flex Easy Load                                                          X
refrigerator Viking                                                                 X
scale Sartorious                                                                    X
shelves (12)                                                                        X
spectrophotometer Beckman                                                           X
stirrer/hot plate                                                                   X
table                                                                               X
table (3)                                                                           X
table (moveable work table)                                                         X
ultrasonic bath                                                                     X
---------------------------------------------------------------------------------------------------------------
ACT machine Hemochron 800                                                                            X
ACT machine Medtronic                                                                                X
agitator magnetic - MR1                                                                              X
agitator magnetic - RTC                                                                              X
all chairs for Molecular                                                                             X
Bedco Lab Hotte & Cabinet d'acides                                                                   X
bench for 2 people (incl instruments)                                                                X
bench for lab                                                                                        X
bench for lab                                                                                        X
bench for lab                                                                                        X
beta counter and printer                                                                             X
Biocad,fraction collector, keyboard.screen, printer                                                  X
Biodot                                                                                               X
biofuge 15 benchtop                                                                                  X
Biopilot                                                                                             X
burner Olympus                                                                                       X
cabinet (2)                                                                                          X
cabinet steel                                                                                        X
cabinet steel                                                                                        X
cabinets industrial metal                                                                            X
camera system Polaroid                                                                               X
cell counter                                                                                         X
centrifuge #1                                                                                        X
centrifuge #2                                                                                        X
centrifuge (mini)                                                                                    X
centrifuge Baxter                                                                                    X

US Schedule 12.1 (p) Exhibit B- Shared Equipment-Sep-24                                             Page 2 of 3
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                            Leasehold/                          General
                                                              Service             DX              Lab
Equipment                                                    Equipment        Production        Equipment
---------------------------------------------------------------------------------------------------------------

centrifuge Baxter table top                                                                          X
centrifuge Beckman                                                                                   X
centrifuge Biofuge 15                                                                                X
centrifuge Biofuge Baxter 15                                                                         X
centrifuge IEC clinical                                                                              X
chairs (2)                                                                                           X
circulator Polystat - could be 1217 now                                                              X
circulator Waterbath Polystat                                                                        X
clinical rotator Fisher Scientific                                                                   X
clinical rotator Fisher Scientific                                                                   X
clinical rotator Fisher Scientific                                                                   X
coagulation timer MLA                                                                                X
conductivity meter                                                                                   X
conductivity meter Accumet                                                                           X
conductivity meter Horiba                                                                            X
container azote liquid                                                                               X
container radioactive                                                                                X
container radioactivity                                                                              X
container solid waste                                                                                X
Corning pH Meter                                                                                     X
Corning Stirrer/Hot Plate - 575 W                                                                    X
DNA sequencers                                                                                       X
dri-bath thermolyme                                                                                  X
dri-bath thermolyne                                                                                  X
dri-bath thermolyne                                                                                  X
dri-bath Thermolyne                                                                                  X
dry bath Boehel                                                                                      X
dry ice container                                                                                    X
Electrapette Matrix                                                                                  X
electric transferer                                                                                  X
electrophoresis box large protein                                                                    X
electrophoresis boxes                                                                                X
electrophoresis system BioRad                                                                        X
electrophoresis system Capillary Dionex                                                              X
Environmental Chamber                                                                                X
ESSC filtration                                                                                      X
evier de laboratoire (profond)                                                                       X
FIGE                                                                                                 X
filtration unit Watson Marlow pump                                                                   X
FPLC system                                                                                          X
FPLC system stand                                                                                    X
freezer                                                                                              X
freezer Coldstream                                                                                   X
freezer Danby                                                                                        X
freezer Forma Scientific -70 degrees C                                                               X
freezer Kenmore                                                                                      X
freezer Kenmore                                                                                      X
freezer Kenmore -20 degrees C                                                                        X
freezer Kenmore -20 degrees C                                                                        X
freezer REVCO -70 degrees C                                                                          X
fryer Moulinex                                                                                       X
Gamma counter                                                                                        X
garbage pail                                                                                         X
gel boxes                                                                                            X
gel boxes sequencing                                                                                 X
gel dryer Savant Slab                                                                                X
gel dryer Savant Slab & refrigerated condensation trap                                               X
haemoscope coagulation analyzer                                                                      X
heat sealer                                                                                          X
heater Baxter                                                                                        X
heater multi block                                                                                   X
heater multi block                                                                                   X
heater multi block                                                                                   X
heater multi block                                                                                   X
Hepcon HMS Medtronic Hemotec                                                                         X
homogenisateur Rannie & Charriot                                                                     X
HPLC 600S controller                                                                                 X
HPLC system                                                                                          X
HPLP                                                                                                 X
hybridization oven                                                                                   X
ice maker Scotsman                                                                                   X
imaging densitometer BioRad                                                                          X
incubator 30 degrees C                                                                               X
incubator 37 degrees C                                                                               X
incubator benchtop Bellco                                                                            X
incubator Nuaire                                                                                     X
incubator Nuaire                                                                                     X
incubator Precision                                                                                  X
incubator Precision gravity convection                                                               X
incubator Precision Scientific                                                                       X
Kratos Analytical Maldi-masspectrophotometer                                                         X
liquid waster vacuum                                                                                 X
micropump                                                                                            X
microscope Olympus                                                                                   X
microscope Olympus LH50A                                                                             X
microscope Olympus RS40X                                                                             X
microwave Magnasonic                                                                                 X
mini bead beater                                                                                     X
mixer Baxter/Fisher Vortex                                                                           X
mixer Fisher Vortex Genie                                                                            X
mixer Hematek Aliquot                                                                                X
mixer thermolyme                                                                                     X
mixer Vortex Fisher Genie 2                                                                          X
mixer vortex Fisher Genie 2                                                                          X

US Schedule 12.1 (p) Exhibit B- Shared Equipment-Sep-24                                             Page 3 of 3
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                            Leasehold/                          General
                                                              Service             DX              Lab
Equipment                                                    Equipment        Production        Equipment
---------------------------------------------------------------------------------------------------------------

mixers Baxter vortex                                                                                 X
paper cutter                                                                                         X
pH meter Corning                                                                                     X
pH meter Corning                                                                                     X
pH meter Corning                                                                                     X
pH meter Corning                                                                                     X
pH meter Fisher Scientific                                                                           X
Phastsystem                                                                                          X
pipettes electronic Eppendorf                                                                        X
plate reader (Molecular Devices)                                                                     X
plate reader Rid                                                                                     X
plate washer                                                                                         X
power supply                                                                                         X
power supply Bio Rad                                                                                 X
power supply BioRad                                                                                  X
power supply EC105                                                                                   X
printer HP Desk Writer C                                                                             X
printer Thermal                                                                                      X
pulsor BioRad Gene                                                                                   X
pump Cole Palmer                                                                                     X
pump Drives Masterflex                                                                               X
pump Masterflex                                                                                      X
pump Masterflex                                                                                      X
pump Pharmacia Vacu Gene                                                                             X
pump Watson Marlow                                                                                   X
recorder 102                                                                                         X
red light                                                                                            X
refrigerator Baxter Scientific rcu1386aba-sb                                                         X
refrigerator Kenmore                                                                                 X
refrigerator Kenmore                                                                                 X
refrigerator Kenmore -20 degrees C                                                                   X
refrigerator Kenmore 2-8 degrees C                                                                   X
refrigerator Kenmore 4 degrees C                                                                     X
refrigerator Kenmore -4 degrees C                                                                    X
refrigerator Kenmore -4 degrees C                                                                    X
refrigerator Kenmore enzymes                                                                         X
Sartorious Scale                                                                                     X
Sartorious Scale                                                                                     X
Sartorious Scale                                                                                     X
scale ATI Cahn                                                                                       X
scale Ohaus precision plus                                                                           X
scale Sartorious                                                                                     X
scale Sartorious                                                                                     X
scale Sartorious                                                                                     X
scale Sartorious                                                                                     X
sealer                                                                                               X
shaker                                                                                               X
shaker                                                                                               X
shaker (orbital)                                                                                     X
shaker bath                                                                                          X
shaker Lab-Line                                                                                      X
shelving Unit (5 shelves)                                                                            X
solid state MasterFlex Speed Control                                                                 X
sonic water bath                                                                                     X
sonicator                                                                                            X
sonicator                                                                                            X
spectrophotometer                                                                                    X
spectrophotometer Beckman                                                                            X
spectrophotometer Beckman                                                                            X
spectrophotometer Beckman UV                                                                         X
spectrophotometer HP Diode Array                                                                     X
speed vac (big)                                                                                      X
speed vac (small)                                                                                    X
stir plate Fisher Scientific                                                                         X
stirrer Corning                                                                                      X
stirrer Fisher                                                                                       X
stirrer magnetic Canlab                                                                              X
stirrer rotator                                                                                      X
stirrer/hot plate Corning                                                                            X
stirrer/hot plate Corning                                                                            X
stirrers magnetic                                                                                    X
storage box for fittings                                                                             X
table                                                                                                X
table                                                                                                X
table                                                                                                X
table                                                                                                X
table marble                                                                                         X
thermal reactor                                                                                      X
thermolyne TempiTronic                                                                               X
trans blot cell                                                                                      X
transluminator                                                                                       X
Ultra Centrifuge                                                                                     X
UV cord 52                                                                                           X
versa bath Fisher Scientific                                                                         X
water bath                                                                                           X
water bath                                                                                           X
water bath                                                                                           X
Water Bath Incubator                                                                                 X
water bath Polystat                                                                                  X
water bath Precision Scientific                                                                      X
water bath refrigerated                                                                              X
water bath refrigerator micro cooler                                                                 X
---------------------------------------------------------------------------------------------------------------

                                Schedule 12.1(p)
                                ----------------

                                    EXHIBIT C
                                    ---------

                                  Services Fee

US Schedule 12.1 (p) Exhibit C EmployeesServices                                                                           Page 1/1

IBEX will make available to BioMarin the service of the following IBEX employees for 12 months post signing.


----------------------------------------------------------------------------------------------------------------------------------
                                                                   Salary +       Including     Annual     Hourly        Max
Name                       Function                  Salary      Benefits (1)     Overheads     Hours       Rate        Avail
----------------------------------------------------------------------------------------------------------------------------------

XXXXXXXXXXXXXXXX           Administration               XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      25%
XXXXXXXXXXXXX              Purchasing                   XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      25%
XXXXXXXXXXXXXXXX           Payroll/Budgets              XXXXXXX        XXXXXXX        XXXXXXX       1770      XXXXXX      25%
XXXXXXXXXXXXXXXXXXXXX      Fermentation                 XXXXXX0        XXXXXX8        XXXXXXX       1770      XXXXXX      50%
XXXXXXXXXXXXXXXXX          Fermentation                 XXXXXXX        XXXXXXX       XXXXXXXX       1770      XXXXXX      50%
----------------------------------------------------------------------------------------------------------------------------------

(1) Current rate: Rates will be adjusted if compensation rises as a function of the normal course of business.


                                Schedule 12.1(p)
                                ----------------

                                    EXHIBIT D
                                    ---------

                                    Space Fee

US Schedule 12.1 (p) Exhibit D- Space Costs                                                                                 Page 1/2

                                                                                                         ---------------------------
                                            Total annual                         Cost / sq. ft.  Usage      BioMarin     BioMarin
                                                costs         Unit         Basis     or PP      Factor       Account    Cost/Sq. Ft
------------------------------------------------------------------------------------------------------------------------------------
Facility Costs:
Opex Rent and admin fees                     $128,994.69     Sq. ft.      19,712     $ 6.54     9,245     $ 60,498.98    $     6.54
Opex Monthly expense Charges                 $ 16,921.68     Sq. ft.      19,712     $ 0.86     9,245     $  7,936.33    $     0.86
Municipal Taxes                              $ 11,204.50     Sq. ft.      19,712     $ 0.57     9,245     $  5,254.95    $     0.57
Business and water tax                       $ 13,722.11     Sq. ft.      19,712     $ 0.70     9,245     $  6,435.72    $     0.70
Hydro                                        $ 39,964.72     Sq. ft.      19,712     $ 2.03     9,245     $ 18,743.60    $     2.03
Cleaning / Maintenance                       $ 14,495.00     Sq. ft.      19,712     $ 0.74     9,245     $  6,798.21    $     0.74
Property Insurance                           $ 15,840.00     Sq. ft.      19,712     $ 0.80     9,245     $  7,429.02    $     0.80
Securitas - Alarm monitoring                 $  1,920.79     Sq. ft.      19,712     $ 0.10     9,245     $    900.86    $     0.10
Kazmat - Ventillation Maintenance            $  2,267.80     Sq. ft.      19,712     $ 0.12     9,245     $  1,063.61    $     0.12
Inspections                                  $  1,194.00     Sq. ft.      19,712     $ 0.06     9,245     $    559.99    $     0.06
------------------------------------------------------------------------------------------------------------------------------------
Sub-total Building Costs                     $246,525.29     Sq. ft.      19,712    $ 12.51     9,245     $115,621.26    $    12.51
------------------------------------------------------------------------------------------------------------------------------------
Office Services:
Bell lines/Equipment Charges                 $  5,640.00     Sq. ft.      19,712     $ 0.29     9,245     $  2,645.18    $     0.29
Phone - voice                                $  1,050.24     Sq. ft.      19,712     $ 0.05     9,245     $    492.57    $     0.05
Long Distance rebate contract                $    684.00     Sq. ft.      19,712     $ 0.03     9,245     $    320.80    $     0.03
Canon 6050 Service agreement                 $    848.00     Sq. ft.      19,712     $ 0.04     9,245     $    397.72    $     0.04
Stamp machine and scale                      $  2,701.74     Sq. ft.      19,712     $ 0.14     9,245     $  1,267.13    $     0.14
Postage                                      $  5,170.00     Sq. ft.      19,712     $ 0.26     9,245     $  2,424.75    $     0.26
Intersan waste removal                       $  1,428.00     Sq. ft.      19,712     $ 0.07     9,245     $    669.74    $     0.07
------------------------------------------------------------------------------------------------------------------------------------
Sub-total: Office Services                   $ 17,521.98     Sq. ft.      19,712     $ 0.89     9,245     $  8,217.87    $     0.89
------------------------------------------------------------------------------------------------------------------------------------
Lab Service Charges:
Canon IR330 lease + service (downstairs)     $  7,498.40      Cost      $  7,498     $ 1.00       0.5     $  3,749.20    $ 7,498.40
Gaz Metropolitain                            $  2,184.04     Sq. ft.       2,184     $ 1.00     2,654     $  2,654.00    $     1.00
Megs - cylinder rental                       $  1,449.36      Cost      $  1,449     $ 1.00       0.5     $    724.68    $ 1,449.36
Service Contracts: BM Dedicated Equipment    $  1,475.00      Cost      $  1,475     $ 1.00       1.0     $  1,475.00    $ 1,475.00
Service Contracts: Shared Lab Equipment      $ 67,535.00      Cost      $ 67,535     $ 1.00       0.5     $ 33,767.50    $67,535.00
------------------------------------------------------------------------------------------------------------------------------------
Sub-total Lab Service Charges                $ 80,141.80     Sq. ft.       4,500     $ 5.00     2,654     $ 42,370.38    $    15.96
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total Annual Space Costs                     $344,189.07                                                  $166,209.51
------------------------------------------------------------------------------------------------------------------------------------

US Schedule 12.1 (p) Exhibit D- Space Costs                                                                                 Page 2/2


------------------------------------------------------------------------------------------------------------------------------------
Administrative Services:
Cafeteria (Coffee / tea / milk /
  bottled water)                             $  2,290.00  Per Person          19  $  120.53         8     $    964.21            NA
Conamex (IS) Service Fees                    $ 52,408.00  Per Person          19  $2,758.32         8     $ 22,066.53            NA
Fax Maintenance Agreement-Lab                $    448.60  Per Person          19  $   29.91         8     $    239.25            NA
Facility Management                          $ 16,750.00  Per Person          19  $  881.58         8     $  7,052.63            NA
Payroll Services                             $ 17,754.00  Per Person          19  $  934.42         8     $  7,475.37            NA
Receptionist Services                        $ 30,500.00  Per Person          19  $1,605.26         8     $ 12,842.11            NA
Videotron - Internet connection              $  7,800.00  Per Person          19  $  410.53         8     $  3,284.21            NA
------------------------------------------------------------------------------------------------------------------------------------
Sub-total: Administrative Services           $127,950.60                                                  $ 53,924.31            NA
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total                                        $472,139.67                                                  $220,133.82            NA
------------------------------------------------------------------------------------------------------------------------------------

                        Schedule 12.1(s) - Quebec Opinion
                        ---------------------------------

                                                         Draft:  October 6, 2001

                        [LETTERHEAD OF MCCARTHY TETRAULT]




                                                                         o, 2001
BIOMARIN PHARMACEUTICAL INC.
BIOMARIN ENZYMES INC.
371 BEL MARIN KEYS BLVD.
NOVATO, CALIFORNIA
94949

Dear Sirs:

We have acted as counsel to IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma") and Technologies IBEX R&D Inc. ("IBEX R&D") (IBEX, IBEX Pharma and IBEX R&D being collectively referred to herein as the "IBEX Canadian Companies") and IBEX Technologies LLC ("IBEX LLC") and IBEX Technologies Corp ("IBEX Corp") (the IBEX Canadian Companies and IBEX LLC and IBEX Corp. being collectively referred to herein as the "IBEX Group") in connection with the preparation, execution and delivery of a U.S. Asset Purchase Agreement dated as of o, 2001 (the "U.S. Agreement"), by and among the members of the IBEX Group and BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Enzymes Inc. ("BioMarin US") (collectively, the "BioMarin Group"). IBEX LLC and IBEX Corp are collectively referred to herein as the "IBEX US Companies".

This opinion is delivered to you pursuant to the U.S. Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the U.S. Agreement.

In connection with this opinion, we have examined originals or copies certified or authenticated to our satisfaction, of the following:

(a)      the U.S. Agreement;

(b) a license agreement dated as of o, 2001 among the members of the BioMarin Group and BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS"), IBEX and IBEX Pharma (the "License Agreement");

(c) a services, equipment and space sharing agreement dated as of o, 2001 among BioMarin and BioMarin NS and the members of the IBEX Group (the "Services Agreement");

(d) a Certificate of Good Standing of IBEX dated o, 2001 issued by Industry Canada (the "IBEX Good Standing Certificate");

(e) a Certificate of Good Standing of IBEX Pharma dated o, 2001 issued by Industry Canada (the "IBEX Pharma Good Standing Certificate");

(f) a Certificate of Good Standing of IBEX R&D dated o, 2001 issued by o (the "IBEX R&D Good Standing Certificate"); and

(g) a certificate of a senior officer of each member of the IBEX Group dated as of the date hereof, a copy of which is attached hereto (the "Officer's Certificate").

We have examined originals or copies, certified or identified to our satisfaction, of the constating documents and by-laws of each of the IBEX Canadian Companies and of such corporate records of each of the IBEX Canadian Companies, certificates of public officials, officers of each of the members of the IBEX Group and such other documents and have considered such questions of law and have made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and
(d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the members of the IBEX Group in the U.S. Agreement, the License Agreement and the Services Agreement (collectively, the "Documents") to which they are a party and we assume compliance on the part of all Parties with their covenants and agreements contained therein.

We are qualified to carry on the practice of law in the Province of Quebec only and we express no opinion as to any laws or matters governed by any laws, other than the laws of the Province of Quebec and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Province of Quebec and the federal laws of Canada applicable herein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the IBEX Good Standing Certificate, the IBEX Pharma Good Standing Certificate and the IBEX R&D Good Standing Certificate.

The phrase "to our knowledge" when used in this opinion is intended to indicate that, during the course of our representation of the members of the IBEX Group, no information that would give us actual knowledge (as at the date hereof) of the inaccuracy of such opinions has come to the attention of the lawyers advising the members of the IBEX Group.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1. Each of the IBEX Canadian Companies is duly incorporated under the laws of its respective jurisdiction of incorporation and has not been dissolved.

2. Each of the IBEX Canadian Companies has all necessary corporate power, authority and capacity to own, lease and operate its respective property and assets and to execute, deliver and perform the Documents to which they are a party. Each of the IBEX Canadian Companies has received all necessary corporate approvals in connection with the execution, delivery and performance of the Documents to which they are a party.

3. To our knowledge there are no outstanding options, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase, issuance, sale or transfer of any of the Worldwide Assets.

4. The execution, delivery and performance by each of the IBEX Canadian Companies of the Documents to which they are a party and the consummation of the Transaction will not; (i) violate, conflict with or result in the breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of any of the IBEX Canadian Companies; (ii) subject to the Bulk Sales Carve-Out, contravene any laws of the Province of Quebec; (iii) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which any of the IBEX Canadian Companies is subject; and (iv) to our knowledge, none of the Documents contravenes any indenture, agreement, instrument or understanding to which any of the IBEX Canadian Companies is a party or by which any of the IBEX Canadian Companies is bound.

5. The execution, delivery and performance by the IBEX US Companies of the Documents to which they are a party and the consummation of the Transaction will not; (i) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which either of the IBEX US Companies is subject; (ii) subject to the Bulk Sales Carve-Out, contravene any laws of the Province of Quebec; and (iii) to our knowledge, none of the Documents contravenes any indenture, agreement, instrument or understanding to which either of the IBEX US Companies is a party or by which either of the IBEX US Companies is bound.

6. Save and except as provided in the U.S. Agreement, no authorization, consent or approval of, or filing with or notice to; (i) any governmental agency or regulatory body; or (ii) to our knowledge, any court or other Person; is required to be obtained by any member of the IBEX Group in connection with the execution, delivery or performance of the Documents by each member of the IBEX Group that is a party thereto.

7. To our knowledge, save and except as provided in the U.S. Agreement, there is no action, suit litigation, arbitration or proceeding in progress or pending against or relating to any member of the IBEX Group nor are we aware of any judgment, decree, injunction or order of any court, government department, commission, agency or arbitration outstanding against any member of the IBEX Group.

This opinion is rendered solely for your benefit in connection with the Transaction and is not to be relied upon by any other Person or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein.

Yours very truly,

                         Schedule 12.1(s) - U.S. Opinion
                         -------------------------------

                                                         Draft:  October 5, 2001


                [US LEGAL OPINION ON LETTERHEAD OF U.S. COUNSEL]






                                                                         o, 2001
BIOMARIN PHARMACEUTICAL INC.
BIOMARIN ENZYMES INC.
371 BEL MARIN KEYS BLVD.
NOVATO, CALIFORNIA
94949

Dear Sirs:

We have acted as counsel to IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc. ("IBEX Pharma") and Technologies IBEX R&D Inc. ("IBEX R&D") (IBEX, IBEX Pharma and IBEX R&D being collectively referred to herein as the "IBEX Canadian Companies") and IBEX Technologies LLC ("IBEX LLC") and IBEX Technologies Corp ("IBEX Corp") (the IBEX Canadian Companies and IBEX LLC and IBEX Corp. being collectively referred to herein as the "IBEX Group" and IBEX LLC and IBEX Corp being collectively referred to herein as the "IBEX US Companies") in connection with the preparation, execution and delivery of a U.S. Asset Purchase Agreement dated as of o, 2001 (the "U.S. Agreement"), by and among the members of the IBEX Group and BioMarin Pharmaceutical Inc. ("BioMarin") and BioMarin Enzymes Inc. ("BioMarin US") (collectively, the "BioMarin Group").

This opinion is delivered to you pursuant to the U.S. Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the U.S. Agreement.

In connection with this opinion, we have examined originals or copies certified or authenticated to our satisfaction, of the following:

(a)      the U.S. Agreement;

(b) a license agreement dated as of o, 2001 among the members of the BioMarin Group and BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS"), IBEX and IBEX Pharma (the "License Agreement");

(c) a services, equipment and space sharing agreement dated as of o, 2001 among the members of the IBEX Group and BioMarin and BioMarin NS (the "Services Agreement");

(d) a Certificate of Good Standing of IBEX Corp. dated o, 2001 issued by o (the "IBEX Corp. Good Standing Certificate");

(e) a Certificate of Good Standing of IBEX LLC dated o, 2001 issued by o (the "IBEX LLC Good Standing Certificate"); and

(f) a certificate of a senior officer of each member of the IBEX Group dated as of the date hereof, a copy of which is attached hereto (the "Officer's Certificate").

We have examined originals or copies, certified or identified to our satisfaction, of the constating documents and by-laws of each of the IBEX US Companies and of such corporate records of each of the IBEX US Companies, certificates of public officials, officers of each of the members of the IBEX Group and such other documents and have considered such questions of law and have made such other investigations as we have deemed relevant or necessary as a basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of Persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents; (e) there has not been any mutual mistake of fact or misunderstanding, error, fear, lesion, fraud, duress, or undue influence; (f) there are no agreements or understandings among the Parties, written or oral and there is no usage of trade or course of prior dealing among the Parties that would, in either case, define, supplement, or qualify the terms of the U.S. Agreement or the License Agreement (collectively, the "Documents");
(g) the contracts, agreements, or instruments to which each of the members of the IBEX Group is a party or by which their properties are bound, specifically excluding the Documents and the Canadian Purchase Agreement will be enforced as written; (h) all Parties will act in accordance with, and will refrain from taking any action that is forbidden by, the Documents; (i) all Parties will act in accordance with the terms and conditions of the Documents; (j) each member of the BioMarin Group and BioMarin NS has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; (k) each of the Documents to which they are a party has been duly executed and delivered by each of the members of the BioMarin Group and BioMarin NS; (l) each of the Documents to which they are a party constitutes a valid and legally binding obligation of each of the members of the BioMarin Group and BioMarin NS; (m) each of the IBEX Canadian Companies has been duly incorporated and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each other jurisdiction in which the conduct of its respective business or the ownership of its respective properties makes such qualification necessary; and (n) each of the Documents and the Service Agreement has been duly executed and delivered by each of the IBEX Canadian Companies that is a party thereto.

As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the members of the IBEX Group in the Documents and we assume compliance on the part of all Parties with their covenants and agreements contained therein.

We are solicitors qualified to carry on the practice of law in o only and we express no opinion as to any laws or matters governed by any laws, other than the laws of o. The opinions herein are limited to the laws of o in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

In expressing the opinion set forth in paragraph 1 below, we have relied exclusively on the IBEX Corp. Good Standing Certificate and the IBEX LLC Good Standing Certificate.

The phrase "to our knowledge" when used in this opinion is intended to indicate that, during the course of our representation of the members of the IBEX Group, no information that would give us actual knowledge (as at the date hereof) of the inaccuracy of such opinions has come to the attention of the lawyers advising the members of the IBEX Group.

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1. Each of the IBEX US Companies is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has not been dissolved.

2. Each of the IBEX US Companies has all necessary corporate power, authority and capacity to own, lease and operate its respective property and assets and to execute, deliver and perform the U.S. Agreement and the Services Agreement . Each of the IBEX US Companies has received all necessary corporate approvals in connection with the execution, delivery and performance of the U.S. Agreement and the Services Agreement.

3. The execution, delivery and performance by each of the IBEX US Companies of the U.S. Agreement and the Services Agreement and the consummation of the Transaction will not; (i) violate, conflict with or result in the breach of any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of either of the IBEX US Companies; or (ii) contravene any laws of the State of Delaware; or
         (iii) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which either of the IBEX US Companies is subject; and (iv) to our knowledge, neither the U.S. Agreement nor the Services Agreement contravenes any indenture, agreement, instrument or understanding to which either of the IBEX US Companies is a party or by which either of the IBEX US Companies is bound.

4. The execution, delivery and performance by each of the IBEX Canadian Companies of the Documents to which they are a party and the consummation of the Transaction will not; (i) to our knowledge, contravene any order, writ, injunction or decree of any court or other governmental authority to which any of the IBEX Canadian Companies is subject; or (ii) contravene any laws of the State of Delaware; and
         (iii) to our knowledge, neither of the Documents contravenes any indenture, agreement, instrument or understanding to which any of the IBEX Canadian Companies is a party or by which any of the IBEX Canadian Companies is bound.

5. Save and except as provided in the U.S. Agreement, no authorization, consent or approval of, or filing with or notice to; (i) any governmental agency or regulatory body; or (ii) to our knowledge, any court or other Person; is required to be obtained by any member of the IBEX Group in connection with the execution, delivery or performance of the Documents by each member of the IBEX Group that is a party thereto.

6. Each of the U.S. Agreement and the Services Agreement has been duly executed and delivered by each of the IBEX US Companies.

7. Each of the Documents is a legal, valid and binding obligation of each member of the IBEX Group that is a party thereto, enforceable against each member of the IBEX Group that is a party thereto in accordance with its respective terms.

The opinion set forth in section 7 above is subject to the qualifications that:

         (i) Enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors' rights generally.

         (ii) Enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction and may not be awarded where damages are considered an adequate remedy.

         (iii) A provision purporting to allow severance of a provision or restricting its effect may not be enforceable if such severance or restriction would not accord with public policy or would involve a court in making a new contract for the parties.

         (iv) We express no opinion as to the validity of any provision in the Documents that purports to establish any evidentiary standard or purports to give or affect any right to notice.

         (v) We express no opinion as to any non-competition clause or covenant in any document or agreement to be delivered under the terms of the U.S. Agreement.

This opinion is rendered solely for your benefit in connection with the Transaction and is not to be relied upon by any other Person or otherwise furnished to third parties, used, circulated, quoted or relied upon, without our prior consent. This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein.

Yours very truly,

         Schedule 13.2 - Post-Closing Worldwide Assigned Rights Consents
         ---------------------------------------------------------------

All Contracts itemized on Schedule 5.1(s) other than Contracts to be assigned at Closing listed on Schedule 2.1(b) and 2.3(b) and Contracts which are identified as not being assignable in Schedule 5.1(s).

                     Schedule 15.2 - BioMarin Press Release
                     --------------------------------------





Press Release

Contacts:

Jeremy T. Price                                      Sharon Karlsberg
Financial and Investor Relations                     Director
BioMarin Pharmaceutical Inc.                         Feinstein Kean Healthcare
(415) 884-6777                                       (617) 577-8110


BioMarin To Acquire Enzyme Products From IBEX Technologies

 Neutralase(TM) to Enter Phase III Clinical Program for Coronary Artery Bypass
             Graft;Phenylase in Preclinical Development for Phenylketonuria

     Conference Call and Webcast to be Held Today at 4:15 PM EDT (2215 CET)

     Novato, California, October 10, 2001 - BioMarin Pharmaceutical Inc. (Nasdaq and SWX New Market: BMRN) today announced that it has reached a definitive agreement with IBEX Technologies Inc. (Toronto Stock Exchange: IBT) to acquire the rights to all IBEX pharmaceutical assets. IBEX's portfolio of enzyme therapeutics will complement BioMarin's existing pipeline of products for serious, life-threatening diseases and conditions.


     New Product Additions to the BioMarin Pipeline

     IBEX's lead product, NeutralaseTM, is an injectable heparinase that reverses the anticoagulation of blood by heparin and other new heparin-like anticoagulants. Neutralase is a carbohydrate-modifying enzyme that cleaves heparin, a glycosaminoglycan (GAG), in a manner similar to the activity of BioMarin's two enzyme replacement therapies: AldurazymeTM for the treatment of MPS I and rhASB for the treatment of MPS VI. Based on positive safety and efficacy data from IBEX's clinical trials of Neutralase, BioMarin plans to initiate a Phase III trial of Neutralase in Coronary Artery Bypass Graft (CABG) surgery in 2002.

     In addition, IBEX has an early development stage program for Phenylase, an orally active enzyme with the potential to treat Phenylketonuria (PKU), a genetic disease caused by an enzyme deficiency that can lead to progressive, severe, and irreversible mental retardation.


     Terms of the Agreement

     Under the terms of the agreement, BioMarin will acquire IBEX's pharmaceutical assets for US$10.5 million, with all but US$2 million payable in shares of BioMarin common stock.

     BioMarin will also make contingent payments of up to US$9.5 million to IBEX upon U.S. FDA approval of products acquired from IBEX.

     The boards of directors of BioMarin and IBEX have approved the transaction, which is subject to customary closing conditions. The transaction is expected to close in the fourth quarter of this year. Leerink Swann & Co. acted as financial advisor to BioMarin with regard to this transaction.

     Fredric D. Price, BioMarin's Chairman and Chief Executive Officer said, "Neutralase and Phenylase represent novel approaches to solving medically-important problems that affect hundreds of thousands of patients in North America and Europe. The acquisition of these promising compounds further expands BioMarin's portfolio of treatments developed through our enzyme and carbohydrate chemistry expertise.

     "Neutralase is a unique late-stage product with the potential to significantly reduce the serious problems associated with heparin reversal. With the addition of Neutralase, BioMarin will have five drug candidates in clinical trials next year: Aldurazyme, rhASB, Vibriolysin, Neutralase, and a fifth product that will advance from our internal development pipeline."

     Robert Heft, Ph.D., Co-founder, President, and Chief Operating Officer of IBEX, added, "BioMarin's expertise in enzyme research, production, quality control and assurance, process development, and clinical trials management will greatly enhance the ability to effectively advance Neutralase and Phenylase through their next stages of development. I am looking forward to assuming my new position as Vice President, Product Development at BioMarin and contributing, with my team here in Montreal, to BioMarin's success."


     Background on Neutralase and Phenylase Markets

     There are approximately 300,000 CABG procedures and 725,000 angioplasties each year in the United States that could potentially benefit from heparin reversal. Estimates for the European markets are projected to be as large as those in the U.S. In addition, preclinical studies have shown that Neutralase may be effective as a reversal agent for the low molecular weight heparins (LMWHs) that are used in many surgeries such as hip and knee replacements as well as for a new class of drugs, pentasaccharides, that are also being developed for these indications.

     Currently, protamine is the only product available for the reversal of heparin anticoagulation. Protamine has been known to cause significant problems during the reversal of heparin anticoagulation, but it has continued to be used in the absence of an appropriate alternative. According to numerous published articles, risks associated with protamine usage include: sudden decreases in blood pressure, depression of heart function, pulmonary hypertension, acute allergic reactions, complement activation, and strokes. IBEX's clinical trials have demonstrated that Neutralase adequately reverses heparin anticoagulation and improves blood pressure characteristics when compared to protamine. Additional data suggest that Neutralase may address other serious problems that have been linked to protamine usage as well.

     Jeffrey Borer, M.D., Chief, Division of Cardiovascular Pathophysiology, Weill Medical College of Cornell University, noted, "Protamine complications during heart surgery are well known, but currently there are no other heparin antidotes. In clinical testing during open heart surgery, Neutralase has demonstrated the potential of being an effective alternative to protamine without its unwanted hemodynamic complications."

     Jean-Francois Tanguay, M.D., Montreal Heart Institute, and principal investigator for IBEX's Phase II trial of Neutralase in angioplasty, commented, "Heparin reversal following angioplasty is uncommon because of the lack of a suitable drug. Initial clinical evaluation in patients undergoing angioplasty demonstrated that Neutralase has the ability to significantly reduce the time to sheath removal and the time required for safe patient ambulation."

     PKU affects approximately 50,000 patients in North America and Europe. There are no drugs currently approved for treatment of PKU, and patients are required to adhere to strict, protein avoiding diets. The special formulas and foods are estimated to cost more than $5,000 per patient per year over normal food requirements. Many patients over five to ten years of age have difficulty maintaining this dietary regimen, and their elevated phenylalanine levels lead to a variety of problems with brain function. Phenylase is an oral enzyme therapy that has the potential to reduce phenylalanine levels while allowing a less restricted, more palatable diet.

     Charles R. Scriver, M.D., Alva Professor of Human Genetics, McGill University, said, "Up to now, treatment of thousands of PKU patients has been accomplished by changing lifestyle, diet and the intake of protein and phenylalanine. Almost fifty years of dietary treatment reveal how arduous and difficult it is. Oral enzyme substitution therapy with Phenylase has been demonstrated in a PKU animal model. It is time to move Phenylase forward so that it can be studied and used in the human patient."

     BioMarin will host a conference call and webcast to discuss this acquisition today at 4:15 PM EDT (2215 CET). This event can be accessed on the BioMarin website at: http://investor.biomarinpharm.com.

                  Date: Wednesday, October 10, 2001

                  Time: 4:15 PM EDT (2215 CET)

                  U.S. & Canada Toll-free Dial in #: 1-800-997-8642

                  International Dial in #: 1-973-694-6836

                  Replay Toll-free Dial in #: 1-800-428-6051

                  Replay International Dial in #: 1-973-709-2089

                  Replay Code #: 212381







     Questions and Answers Related to the Transaction

     In order to provide comprehensive information to all investors regarding this transaction, BioMarin is taking this opportunity to present questions and answers related to this transaction on the accompanying pages.

     BioMarin specializes in the development and commercialization of therapeutic enzyme products to treat serious, life-threatening diseases and conditions.

     IBEX is a biopharmaceutical company developing enzyme-based therapeutics for a variety of applications, particularly cardiovascular disease and diseases of genetic origin.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., and the acquisition of the assets to be acquired from IBEX and the products of IBEX. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the completion of the acquisition, progress of BioMarin's product programs, including the ability to integrate the programs being acquired from IBEX, the actual results of the current and proposed clinical trials, actions of regulatory authorities, future availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undo reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

                          BioMarin Pharmaceutical Inc.

              QUESTIONS AND ANSWERS RELATING TO THE ACQUISITION OF

                 NEUTRALASE AND PHENYLASE FROM IBEX TECHNOLOGIES
--------------------------------------------------------------------------------

QUESTIONS ON NEUTRALASE


1. Question:  What kind of an enzyme is Neutralase and how does it work?

         Answer: Neutralase (heparinase I) is a carbohydrate-modifying enzyme that cleaves heparin at specific places important for anticoagulation. By cleaving heparin, Neutralase reverses heparin's anticoagulative effects. Importantly, Neutralase can also cleave and neutralize the anticoagulative effects of the new low molecular weight heparins (LMWHs) and the synthetic heparin-like pentasaccharide Arixtra(R) (fondaparinux sodium) from Sanofi-Synthelabo and Organon. We believe that no product other than Neutralase will have the capability of reversing all of these new products.


2. Question: How does Neutralase fit into BioMarin's pipeline of enzyme products?

         Answer: Like all of our existing products that treat genetic diseases, Neutralase is a carbohydrate-modifying enzyme. It cleaves heparin, a type of glycosaminoglycan or `GAG' (carbohydrate). Our two lead products - Aldurazyme for MPS I and rhASB for MPS VI - also cleave GAGs.


3. Question: What are the potential indications for Neutralase and what is its competition?

         Answer: Neutralase has the potential for use as a reversal agent for heparin anticoagulation in open-heart surgery such as coronary artery bypass graft (CABG) procedures, interventional cardiology procedures such as angioplasty, and whenever heparin or heparin-like anticoagulants need reversal. Protamine sulfate is the only agent currently available to reverse heparin and its use is associated with numerous side effects as detailed in question number four below. In addition, protamine cannot efficiently reverse the activity of low molecular weight heparins, heparinoids or Arixtra. Neutralase, on the other hand, has been shown to reverse these newer anticoagulation products in preliminary trials (Yang et al., 1986; Jeske and Fareed, 1999; Zmuda et al., 2000; Daud et al., 2001; Yu et al., 2000).

Protamine is used more than 2,000,000 times annually (Carr and Silverman, 1999) in the U.S. alone, and Neutralase could potentially be used to reverse heparin in all of these situations as well as in the other situations in which reversal of heparin is currently avoided due to protamine's side effects.

4. Question: What is protamine and what problems associated with its use complicate and limit its utility?

         Answer: Protamine is a positively charged polymer derived from salmon sperm that inactivates heparin by binding to it, forming large macromolecular complexes. Protamine has been known to cause significant problems during reversal of heparin anticoagulation, but it has continued to be used in the absence of an appropriate alternative (Carr and Silverman, 1999; Weiler et al., 1985; Weiler et al., 1990; Kimmel et al., 1998). Some of these known problems are detailed below:


     o Sudden decreases in blood pressure. Protamine is known to cause sudden decreases in blood pressure during administration for reversal of heparin during bypass surgery. This effect may be due to the large protamine-heparin complex that causes the release of mediators that dilate blood vessels and lower blood pressure. In addition, it may have a direct effect on decreasing cardiac function (Del Re et al., 1993; Carr and Silverman, 1999). Anesthesiologists must infuse protamine slowly and provide immediate blood pressure support in patients during heparin reversal after open-heart surgery in order to try to manage this common problem.

     o Increased pulmonary blood pressure (pulmonary hypertension). The reversal of heparin with protamine routinely induces sudden increases in pulmonary blood pressure (pulmonary hypertension) due to the release of mediators, such as thromboxane, which can put excess strain on the heart immediately following surgery and lead to catastrophic consequences (Morel et al., 1987; Lowenstein and Zapol, 1990; Carr and Silverman, 1999).

     o Acute allergic reactions. Most patients having acute allergic reactions to protamine have not had prior protamine exposure and have no known predisposing condition. Patients with prior exposure to protamine, such as diabetics using protamine-formulated insulin (also called NPH), can have acute anaphylaxis reactions during heparin reversal with protamine (Weiss et al., 1989; Porsche and Brenner, 1999). A study by Gupta et al 1986 found that 3% of all insulin dependent diabetics and 0.2% of all persons undergoing vascular surgery at their institution had anaphylactoid reactions to protamine and an associated overall mortality rate of 36%. Though less common, these allergic reactions can be severe.

     o Complement activation. The large protamine-heparin complexes formed after protamine administration can activate the classical complement pathway, a type of inflammatory immune response (Morel et al., 1987; Carr and Silverman, 1999). The activation of complement components and subsequent complement cascade has been associated with post-operative arrhythmias (Bruins et al., 2000). Indiscriminate activation of complement can cause tissue injury, as the complement cascade leads to the production of activated complement complexes that bind and attack tissues and release secondary mediators, such as thromboxane. These actions are associated with temporary organ dysfunction and morbidity after surgery.

     o        Platelet dysfunction and leukocyte sequestration.
              Protamine alters the function of platelets and leukocytes and associated cell surface receptor expression which leads to decreased or abnormal platelets and decreased leukocytes (Mochizuki et al., 1998; Ammar and Fisher, 1997).

     o        Strokes when used in carotid endarterectomy (CEA).
              Protamine is often avoided in vascular surgery because it can promote clot formation at the surgical site. Mauney et al (Mauney et al., 1995) published a report on a consecutive series of 348 patients undergoing carotid surgery and found a postoperative stroke rate of 2.6% when protamine was used versus no strokes without protamine.


5. Question: What are the most important results from the Neutralase Phase I and II clinical trials?

         Answer: The Phase I and Phase II clinical trials described below indicated that the drug was safe, well tolerated and effective at reversing anticoagulation by heparin in a dose-dependent fashion. The data show that Neutralase can reverse heparin anticoagulation with fewer decreases in systolic blood pressure and fewer increases in pulmonary blood pressure than protamine.

     o Results from use in CABG surgery. A Phase II study using a dose of 10 ug/kg or 15 ug/kg demonstrated successful reversal of heparin. This trial was initiated to assess a higher baseline dose of Neutralase and an improved regimen for re-administration more in line with current clinical practice. Seventeen hospitals in the U.S. and Germany participated in the first stage of the trial. The interim analysis was conducted after the first 94 patients undergoing CABG surgery were enrolled. In the study, patients were randomly assigned to one of three treatment arms - Neutralase 10 ug/kg, Neutralase 15 ug/kg, or protamine - in a double blind, controlled comparison of Neutralase to protamine. The study demonstrated adequate reversal with both the 10 ug/kg and 15 ug/kg doses of Neutralase and again reaffirmed the improved blood pressure characteristics of reversal with Neutralase over protamine. The data suggested that a similar but larger Phase III trial would meet its endpoint of no significant difference (difference of < 300 cc) in chest tube drainage.


     o Results from use in angioplasty. A Phase II trial in angioplasty demonstrated that the patients could complete the procedure faster (removal of the vascular sheath one and a half to two hours sooner) and ambulate three to four hours sooner (Tanguay et al., 2001).

6. Question: What happened to the first Phase III Neutralase trials initiated by IBEX

         Answer: An inadequate dose and dosing regimen were used in the first Phase III trial and led to inadequate reversal of heparin. An appropriate dose and dosing regimen have been determined based on the Phase II trial noted above and will be used in subsequent trials. Additional detail is provided below.

The initial Phase III trial in CABG showed that the dose used (7 ug/kg) and the dosing regimen were not sufficient to completely reverse heparin in comparison to protamine. In the first Phase III, the criterion for clinically successful reversal was an activated clotting time of less than 20 seconds. This criterion was not stringent enough and allowed some patients to receive an inadequate dose of Neutralase. In addition, the protocol did not take into account specific common practices in CABG such as the return of heparinized pump blood to the patient, which would necessarily require more reversal agent. The Phase III trial was stopped after 169 total patients were enrolled due to increased chest tube drainage and unfavorable re-operation rates compared with protamine. In spite of these dosing-related issues, the decreased incidence of blood pressure problems after reversal was observed with Neutralase in comparison to protamine.


7. Question: Which indication will BioMarin pursue first, why, and what other indications might it pursue?

         Answer: BioMarin plans to initiate a Phase III trial of Neutralase in the CABG indication first in 2002, because the use of Neutralase in CABG is the most advanced clinical development program. CABG is performed over 600,000 times in the U.S. and Europe each year and reversal of heparin is required in all procedures performed using heart-lung bypass.

Subsequent to initiating the Phase III trial related to CABG, BioMarin intends to pursue the use of Neutralase in angioplasty. Angioplasty is performed approximately 1.4 million times in the U.S. and Europe annually. Currently, heparin is used in angioplasty procedures to prevent thrombosis during or after the procedure. Protamine is avoided because it can cause thrombosis and blockage of the artery just opened. By avoiding protamine, the patient remains anticoagulated for hours after the procedure. The patient usually lies in bed with a sandbag on the groin waiting for the heparin to dissipate on its own before the sheath is removed and the patient can ambulate. Neutralase has been shown in a Phase II trial to safely reverse heparin and allow earlier sheath removal and earlier ambulation (Tanguay et al., 2001). Reversal with Neutralase retains some of the residual anti-thrombosis effect of heparin (known as anti-Xa activity), which is a further advantage of using Neutralase for this indication.

8. Question: In addition to reversing heparin, does Neutralase have the potential to reverse the new agents such as Low Molecular Weight Heparins (LMWHs) and Arixtra (the new pentasaccharide from Sanofi/Organon)?

         Answer: Neutralase is the only agent known to efficiently reverse these new heparin-like anti-clotting agents. Neutralase is able to inactivate these agents because it cleaves the recognition site for anti-thrombin III. The binding of anti-thrombin III to these agents is required for the inhibition of coagulation enzymes such as Factor IIa and Factor Xa. Neutralase can cleave Arixtra, the new pentasaccharide agent from Sanofi, into an inactive trimer and a dimer (Daud et al., 2001; Yu et al., 2000). Protamine does not work at all on Arixtra and works poorly on the other low molecular weight compounds. It has a relatively low affinity to bind these small heparin-like molecules


9. Question:  How is Neutralase manufactured?

         Answer: Neutralase is manufactured in large-scale batch culture of Flavobacterium heparinium in native or recombinant form. IBEX successfully manufactured clinical product through the use of a contract manufacturer at commercial 2,000 liter scale. BioMarin believes this manufacturing process will be further scaleable to larger commercial production levels.


10. Question:  What is the Neutralase intellectual property position?

         Answer: Neutralase is protected by a collection of patents regarding the heparinase enzyme, composition of matter, method of use, and methods of production.


QUESTIONS ON PHENYLASE


1. Question:  What kind of an enzyme is Phenylase and how does it work?

         Answer: Phenylase is a special stabilized microcrystalline form of the enzyme phenylalanine ammonia lyase (PAL). Phenylase is designed to destroy phenylalanine in the gut after oral administration. In doing so, it treats the phenylketonuria (PKU) patient by lowering blood phenylalanine levels, which are elevated in these patients.


2. Question:  What is the indication for Phenylase?

         Answer: Phenylase is being developed as an oral enzyme therapy for patients with PKU. PKU is a genetic disease in which the body cannot properly metabolize phenylalanine. The elevated levels of phenylalanine lead to brain damage and severe mental retardation if left untreated. There are about 50,000 patients in the US and Europe with PKU. Patients with PKU are diagnosed at birth by newborn screening and their phenylalanine levels are controlled by restrictive diet. With adequate control, brain damage can be avoided. Phenylase is currently in the preclinical stage of development.


3. Question: What do patients do today since there are no approved drugs on the market?

         Answer: The current standard of care for PKU is dietary control of phenylalanine intake. A phenlyalanine free diet is easy to maintain in babies on formula but is difficult and expensive later in life. Older patients use a special phenylalanine free formula as their main food item and supplement that with expensive special foods that are engineered to be low in phenylalanine. The special dietary foods are expensive, costing more than $5,000 per year, and are unpalatable for many patients. Most school age children, teenagers, and adults have difficulty maintaining the degree of control over phenylalanine intake recommended to achieve adequate protection of the brain. Teenagers and adults frequently go off the diet in spite of the fact that the phenylalanine control is now recommended for life (Phenylketonuria NIH consensus statement). Phenylase has the potential to provide a convenient oral medication that would allow patients to eat a normal diet and maintain a better degree of control of phenylalanine intake.


Reference List

Ammar,T. and Fisher,C.F. (1997). The effects of heparinase 1 and protamine on platelet reactivity. Anesthesiology 86, 1382-1386. Bruins,P., te,V.H., Eerenberg-Belmer,A.J., Yazdanbakhsh,A.P., de Beaumont,E.M., Eijsman,L., Trouwborst,A., and Hack,C.E. (2000). Heparin-protamine complexes and C-reactive protein induce activation of the classical complement pathway: studies in patients undergoing cardiac surgery and in vitro. Thromb. Haemost. 84, 237-243.

Carr,J.A. and Silverman,N. (1999). The heparin-protamine interaction. A review. J Cardiovasc. Surg. (Torino) 40, 659-666.

Daud,A.N., Ahsan,A., Iqbal,O., Walenga,J.M., Silver,P.J., Ahmad,S., and Fareed,J. (2001). Synthetic heparin pentasaccharide depolymerization by heparinase I: molecular and biological implications. Clin. Appl. Thromb. Hemost. 7, 58-64.

Del Re,M.R., Ayd,J.D., Schultheis,L.W., and Heitmiller,E.S. (1993). Protamine and left ventricular function: a transesophageal echocardiography study. Anesth. Analg. 77, 1098-1103.

Gupta,S.K., Veith,F.J., Ascer,E., Wengerter,K.R., Franco,C., Amar,D., el Gaweet,E.S., and Gupta,A. (1989). Anaphylactoid reactions to protamine: an often lethal complication in insulin-dependent diabetic patients undergoing vascular surgery. J Vasc. Surg. 9, 342-350.

Jeske,W. and Fareed,J. (1999). In vitro studies on the biochemistry and pharmacology of low molecular weight heparins. Semin. Thromb. Hemost. 25 Suppl 3, 27-33.

Kimmel,S.E., Sekeres,M.A., Berlin,J.A., Goldberg,L.R., and Strom,B.L. (1998). Adverse events after protamine administration in patients undergoing cardiopulmonary bypass: risks and predictors of under-reporting. J Clin. Epidemiol. 51, 1-10.

Lowenstein,E. and Zapol,W.M. (1990). Protamine reactions, explosive mediator release, and pulmonary vasoconstriction. Anesthesiology 73, 373-375.

Mauney,M.C., Buchanan,S.A., Lawrence,W.A., Bishop,A., Sinclair,K., Daniel,T.M., Tribble,C.G., and Kron,I.L. (1995). Stroke rate is markedly reduced after carotid endarterectomy by avoidance of protamine. J Vasc. Surg. 22, 264-269.

Mochizuki,T., Olson,P.J., Szlam,F., Ramsay,J.G., and Levy,J.H. (1998). Protamine reversal of heparin affects platelet aggregation and activated clotting time after cardiopulmonary bypass. Anesth. Analg. 87, 781-785.

Morel,D.R., Zapol,W.M., Thomas,S.J., Kitain,E.M., Robinson,D.R., Moss,J., Chenoweth,D.E., and Lowenstein,E. (1987). C5a and thromboxane generation associated with pulmonary vaso- and broncho-constriction during protamine reversal of heparin. Anesthesiology 66, 597-604.

Porsche,R. and Brenner,Z.R. (1999). Allergy to protamine sulfate. Heart Lung 28, 418-428.

Tanguay,J., Manika,A., Doucet,S., Bonan,R., Gosselin,G., Gregoire,J., Joyal,M., Cote,G., Crepeau,J., and deGuise,P. (2001). Heparinase-1 reversal of anticoagulation after percutaneous coronary interventions permits early sheath withdrawal. Eur. Heart J 22, 613.

Weiler,J.M., Freiman,P., Sharath,M.D., Metzger,W.J., Smith,J.M., Richerson,H.B., Ballas,Z.K., Halverson,P.C., Shulan,D.J., Matsuo,S., and . (1985). Serious adverse reactions to protamine sulfate: are alternatives needed? J Allergy Clin. Immunol. 75, 297-303.

Weiler,J.M., Gellhaus,M.A., Carter,J.G., Meng,R.L., Benson,P.M., Hottel,R.A., Schillig,K.B., Vegh,A.B., and Clarke,W.R. (1990). A prospective study of the risk of an immediate adverse reaction to protamine sulfate during cardiopulmonary bypass surgery. J Allergy Clin. Immunol. 85, 713-719.

Weiss,M.E., Nyhan,D., Peng,Z.K., Horrow,J.C., Lowenstein,E., Hirshman,C., and Adkinson,N.F., Jr. (1989). Association of protamine IgE and IgG antibodies with life-threatening reactions to intravenous protamine. N. Engl. J Med 320, 886-892.

Yang,V.C., Bernstein,H., Cooney,C.L., Kadam,J.C., and Langer,R. (1986). Removal of the anticoagulant activities of the low molecular weight heparin fractions and fragments with flavobacterial heparinase. Thromb. Res. 44, 599-610.

Yu,G., LeBrun,L., Gunay,N.S., Hoppensteadt,D., Walenga,J.M., Fareed,J., and Linhardt,R.J. (2000). Heparinase I acts on a synthetic heparin pentasaccharide corresponding to the antithrombin III binding site. Thromb. Res. 100, 549-556.

Zmuda,K., Neofotistos,D., and Ts'ao,C.H. (2000). Effects of unfractionated heparin, low-molecular-weight heparin, and heparinoid on thromboelastographic assay of blood coagulation. Am J Clin. Pathol. 113, 725-731.

                       Schedule 15.2 - IBEX Press Release
                             IBEX Technologies Inc.
                                                                 October 8, 2001
Press Release
For immediate release

        IBEX TO RECEIVE UP TO CAN$31 MILLION IN TRANSACTION WITH BIOMARIN

Montreal, October XX, 2001 - IBEX Technologies Inc. (Toronto, Symbol: IBT) announces that it will receive up to $31 million in a transaction with BioMarin Pharmaceutical Inc. (NASDAQ and Swiss SWX New Market, Symbol: BMRN) of Novato, CA, under which BioMarin acquires the rights to the IBEX line of therapeutic enzymes.

Under the terms of the agreement, BioMarin will acquire from IBEX the intellectual property and other assets associated with the IBEX therapeutic enzyme product candidates, including Neutralase(TM), Phenylase(TM) and Extravase(TM). In exchange, IBEX will receive CAN $16.3 upon closing (CAN $0.89 per share) made up of CAN $3 million in cash, CAN $13.3 million in BioMarin stock, and up to CAN $14.6 million in cash upon FDA approval of its lead drugs, Neutralase (CAN $9.1 million) and Phenylase (CAN $5.5 million), provided approval occurs within five years from the date of closing. Neutralase is presently in Phase III clinical trials and Phenylase is at the pre-clinical stage of development.

BioMarin (market cap US $428 million) develops enzyme therapies for serious, life-threatening diseases and conditions. Its lead product is AldurazymeTM for the treatment of MPS I, a lysosomal storage disorder. Phase III data is expected in the fourth quarter of 2001. BioMarin has a joint venture with Genzyme (GENZ:
NASDAQ) for the development and commercialization of Aldurazyme. BioMarin also has other products in or approaching clinical trials. For more information, visit the BioMarin's web page at www.biomarinpharm.com

"This transaction makes IBEX a stronger company", said IBEX Chairman and CEO, Paul Baehr. "It allows us to immediately realize value on our present technologies and to actively pursue new ones under consideration, Added Mr. Baehr, "We are pleased that our lead drugs, which have substantial market potential, will be further developed by a company with the expertise and resources of BioMarin", offering the potential for future payments when these products are approved ".

As part of the transaction Dr. Robert Heft , currently President of IBEX, will be joining BioMarin at the close of the transaction. "It is extremely encouraging that Dr. Heft has agreed to continue his development work on these therapeutic enzymes," stated Mr.
Baehr. "His expertise is key to achieving the potential of these programs."

Contemporaneous with the closing of this transaction the IBEX Board will be strengthened by the addition of Dr. John Gillard (formerly CEO, Apoptogen Inc. and VP Research BioChem Pharma) and Russell Allen, MBA (formerly VP Corporate Development & Strategic Planning, Ligand Pharmaceuticals). Both these new members will also serve on the Company's newly formed Technology Review Board.]

IBEX retains the diagnostic rights to its high-margin enzymes business (annualized 2001 sales of over CAN $0.6 million), plus certain therapeutics rights with respect to its oral protein protective technology in areas that are non-competitive with BioMarin. IBEX will continue to maintain its pilot microbial fermentation facility, its laboratories and office facilities in Montreal. IBEX will also provide certain lab and fermentation services to BioMarin.

As at April 30, 2001 (the last reporting date), IBEX reported CAN $6.6 million in net cash and marketable securities. At the close of the transaction, IBEX expects to have approximately CAN $22.0 million in net cash and marketable securities. The annualized IBEX burn rate as at April 30, 2001 was CAN $2.4 million

IBEX is a biopharmaceutical company which has been developing enzymes-based therapeutics and diagnostics for a variety of applications. For more information, visit the Company's web page at www.ibex.ca.



                                      -30-

For information:
Paul Baehr                                                   Nathalie Bourque
Chairman and Chief Executive Officer                         (514) 843-7171
(514) 344-4004

                                                                    EXHIBIT 10.3
                                                                    ------------

(...continued)







                 AMENDMENT TO CANADIAN ASSET PURCHASE AGREEMENT


         THIS AMENDMENT TO CANADIAN ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of October 31, 2001 (the "Effective Date"), by and among BioMarin Pharmaceutical Inc., ("BioMarin"), BioMarin Pharmaceutical Nova Scotia Company ("BioMarin NS" and together with BioMarin, the "BioMarin Group"), on the one hand, and IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc., ("IBEX Pharma"), IBEX Technologies LLC ("IBEX LLC"), IBEX Technologies Corp. ("IBEX Corp."), and Technologies IBEX R&D LLC ("IBEX R&D" and together with IBEX, IBEX Pharma, IBEX LLC, and IBEX Corp., the "IBEX Group"). Each member of the BioMarin Group and each member of the IBEX Group may be referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, the Parties have entered into a Canadian Asset Purchase Agreement dated October 9, 2001 (the "Agreement") (capitalized terms not otherwise defined herein shall have their respective meanings in the Agreement);

         WHEREAS, the Agreement provides for the payment of the Canadian Purchase Price by BioMarin to the Vendors in accordance with Section 3.2 thereto;

         WHEREAS, the members of the IBEX Group desire to amend the method of payment of the Canadian Purchase Price in accordance with the terms of this Amendment;

         NOW, THEREFORE, THIS AMENDMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the Parties do hereby covenant and agree as follows:

     1.  Amendment of Section 3.2 of Agreement.  Section 3.2 of the
Agreement is hereby amended in its entirety as follows: "The Canadian Purchase Price shall be paid by: (i) the assumption by BioMarin NS of the IBEX Pharma Canadian Assumed Liabilities; (ii) the delivery by BioMarin to IBEX Pharma of CDN$180,807 in cash, representing the portion of the Cash Payment (as defined in the U.S. Purchase Agreement) allocable to the Canadian Transaction; and (iii) the delivery on the Closing Date by BioMarin to IBEX Pharma of certificates representing 59,750 shares of BioMarin common stock."

     2. Effect of Amendment. Except to the extent expressly amended hereby, the Agreement shall remain in full force and effect.

     3. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. This Amendment may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

     4. Language. The Parties acknowledge and confirm that they have requested that this Amendment as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

         IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date and year first above written.

                             BIOMARIN PHARMACEUTICAL INC.

                             Per:  /s/Raymond W. Anderson
                                  ---------------------------------------------
                             Name:  Raymond W. Anderson
                             Title: Secretary


                             BIOMARIN PHARMACEUTICAL NOVA SCOTIA COMPANY

                             Per:  /s/Emil Kakkis
                                  ---------------------------------------------
                             Name:  Emil Kakkis
                             Title: President


                             IBEX TECHNOLOGIES INC.

                             Per:  /s/Paul Baehr
                                  ---------------------------------------------
                             Name:  Paul Baehr
                             Title: CEO


                             IBEX PHARMACEUTICALS INC.

                             Per:  /s/Paul Baehr
                                  ---------------------------------------------
                             Name:  Paul Baehr
                             Title: CEO


                             IBEX TECHNOLOGIES LLC

                             Per:  /s/Robert Heft

                                  ---------------------------------------------
                             Name:  Robert Heft
                             Title: President


                             IBEX TECHNOLOGIES CORP.

                             Per:  /s/Robert Heft
                                  ---------------------------------------------
                             Name:  Robert Heft
                             Title: President


                             TECHNOLOGIES IBEX R&D INC.

                             Per:  /s/Robert Heft
                                  ---------------------------------------------
                             Name:  Robert Heft
                             Title: President

                                                                    EXHIBIT 10.4
                                                                    ------------


(...continued)







               AMENDMENT TO UNITED STATES ASSET PURCHASE AGREEMENT


         THIS AMENDMENT TO UNITED STATES ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of October 31, 2001 (the "Effective Date"), by and among BioMarin Pharmaceutical Inc., ("BioMarin"), BioMarin Enzymes Inc. ("BioMarin US" and together with BioMarin, the "BioMarin Group"), on the one hand, and IBEX Technologies Inc. ("IBEX"), IBEX Pharmaceuticals Inc., ("IBEX Pharma"), IBEX Technologies LLC ("IBEX LLC"), IBEX Technologies Corp. ("IBEX Corp."), Technologies IBEX R&D LLC ("IBEX R&D"), and IBEX Technologies Delaware Corp. ("IBEX Newco" and together with IBEX, IBEX Pharma, IBEX LLC,
IBEX Corp. and IBEX R&D, the "IBEX Group"). Each member of the BioMarin Group and each member of the IBEX Group may be referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, the Parties (other than IBEX Newco) have entered into a United States Asset Purchase Agreement dated October 9, 2001 (the "Agreement") (capitalized terms not otherwise defined herein shall have their respective meanings in the Agreement);

         WHEREAS, the Agreement provides for the payment of the Worldwide Purchase Price by BioMarin to the Vendors in accordance with Section 3.2 thereto;

         WHEREAS, the members of the IBEX Group desire to amend the method of payment of the Worldwide Purchase Price in accordance with the terms of this Amendment;

         WHEREAS, the Parties wish to amend the Agreement to reflect the fact that IBEX Newco shall become a member of the IBEX Group, and shall agree to certain obligations and covenants as a member of the IBEX Group;

         NOW, THEREFORE, THIS AMENDMENT WITNESSETH that in consideration of the mutual covenants, agreements and premises herein contained and for other good and valuable consideration (the receipt and sufficiency whereof being hereby acknowledged by each party), the Parties do hereby covenant and agree as follows:

     1.  Amendment of Section 3.2 of Agreement. Section 3.2 of the
Agreement is hereby amended in its entirety as follows: "The Worldwide Purchase Price shall be paid by: (i) the assumption on the Closing Date by BioMarin US of the Assumed Worldwide Liabilities; (ii) the delivery on the Closing Date by BioMarin to IBEX Pharma of CDN$3,026,214 in cash, representing the portion of the Cash Payment allocable to the Worldwide Transaction; (iii) the delivery on the Closing Date by BioMarin to IBEX Corp. of certificates representing 165,000 shares of BioMarin common stock; and (iv) the delivery on December 3, 2001 by BioMarin to IBEX Newco of 589,897 shares of BioMarin common stock."

     2.  Amendment of Article 10 of Agreement. Article 10 of the
Agreement is hereby amended to include IBEX Newco as a member of the IBEX Group for all purposes of such Article 10. IBEX Newco hereby agrees to the indemnification obligations of the members of the IBEX Group set forth in such
Article 10.

     3.  Amendment of Section 12.1(n). Section 12.1(n) of the
Agreement is hereby amended to include IBEX Newco as a member of the IBEX Group for all purposes of such Section 12.1(n). IBEX Newco hereby agrees to the non-competition obligations of the members of the IBEX Group set forth in such
Section 12.1(n), and by execution of this Amendment hereby agrees to be bound by the non-competition obligations set forth in the non-competition agreement in the form set out in Schedule 12.1(n) to the Agreement.

     4.  Amendment of Section 14.5 of Agreement. Section 14.5 of the
Agreement is hereby amended to include IBEX Newco as a member of the IBEX Group for all purposes of such Section 14.5. IBEX Newco hereby agrees to the post-closing covenant with respect to a Capital Reorganization set forth in such
Section 14.5.

     5. Effect of Amendment. Except to the extent expressly amended hereby, the Agreement shall remain in full force and effect.

     6. Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein. This Amendment may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts when taken together shall constitute one and the same original agreement which shall be binding on the Parties.

     7. Language. The Parties acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confirment qu'elles ont convenu que la presente convention ainsi que tous les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

         IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date and year first above written.

                              BIOMARIN PHARMACEUTICAL INC.


                             Per:   /s/ Raymond W. Anderson
                                 ---------------------------------------------


                             BIOMARIN ENZYMES INC.


                             Per:   /s/ Raymond W. Anderson
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES INC.


                             Per:   /s/ Paul Baehr
                                 ---------------------------------------------


                             IBEX PHARMACEUTICALS INC.


                             Per:   /s/ Paul Baehr
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES LLC


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES CORP.


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             TECHNOLOGIES IBEX R&D INC.


                             Per:   /s/ Robert Heft
                                 ---------------------------------------------


                             IBEX TECHNOLOGIES DELAWARE CORP.


                             Per:   /s/Paul Baehr
                                 ---------------------------------------------

                                                                    EXHIBIT 23.2
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated February 20, 2001 included in BioMarin Pharmaceutical Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                                  /s/  Arthur Andersen LLP

San Francisco, California
November 6, 2001